                                       2000 Agreement

                                             between

                                   UNITED AIR LINES, INC.

                                                 and

                                     THE AIR LINE PILOTS

                                         in the service of

                                   UNITED AIR LINES, INC.

                                           represented by

                          THE AIR LINE PILOTS ASSOCIATION,

                                       INTERNATIONAL

                                       2000 Agreement

                                             between

                                   UNITED AIR LINES, INC.

                                                 and

                                     THE AIR LINE PILOTS

                                         in the service of

                                   UNITED AIR LINES, INC.

                                           represented by

                          THE AIR LINE PILOTS ASSOCIATION,

                                       INTERNATIONAL

                                           PREAMBLE

The pilots of United Airlines, as represented by the Air Line Pilots Association,

International and the Management of United Airlines share a mutual interest that our Company continue to be the world's premier air carrier. To this end, the

United Pilots and Management recognize their joint role in promoting safety in flight operations, providing a superior product to our customers, promoting career security, creating growth in United's flight operations, and maintaining industry-leading levels of pilot compensation, benefits and working conditions.

The United Pilots and Management, both as owners of the Company and as participants in a traditional employee/management relationship, seek to build and maintain open communications and mutual professional respect.

In support of this objective, United and the Association enter into this Industry

Leading Contract 2000.

THIS AGREEMENT is made and entered into in accordance with the provisions of the Railway Labor Act, as amended, by and between UNITED AIRLINES,

INC., (hereinafter referred to as the "Company") and the AIRLINE PILOTS in the service of UNITED AIRLINES, INC., as represented by the AIRLINE PILOTS

ASSOCIATION, INTERNATIONAL (hereinafter referred to as the "Association").

                                       WITNESSETH:

It is hereby mutually agreed:

                                    TABLE OF CONTENTS

SECTION                 PAGE

1                           Recognition, Scope and Career Security                   1

2                           Definitions                                                     31

3                           Compensation                                                37

4                           Expenses, Lodging and Transportation                   57

5                           Hours of Service                                             65

6                           Seniority                                                      93

7                           Reduction in Personnel                                     97

8                           Filling of Vacancies                                        101

9                           Training                                                     127

10                          Moving Expenses                                         143

11                          Vacations                                                  151

12                          Leave of Absence                                        161

13                          Sick Leave                                                165

14                          Physical Examinations                                  169

15                          Workmen's Compensation Benefits                   173

16                          Missing Benefits                                         175

17                          Grievances                                               179

18                          System Board of Adjustment                           187

19                          Crew Complement                                       195

20                          Allocation, Assignment and Scheduling of Flying   197

21                          General                                                   235

22                          Duration                                                   239

Letters                                                                           Date Signed

83-3     ALPA-PAC                                                                6/08/83

83-5     Voluntary Contributions - UAL Pilots

          Charitable Foundation, Inc.                                              7/12/83

84-1     Age 60                                                                     3/01/84

85-11   Charter Operation                                                         6/15/85

87-1     Resolution of Cockpit Conflicts                                          8/03/87

87-2     Unimatic Terminal                                                         8/04/87

89-2     Pilot Instructors                                                           11/20/89

90-1     Drug and Alcohol Testing                                                 1/03/90

91-2     International Agreement                                                   5/09/91

91-4     Pacific ETOPS                                                              5/09/91

91-10    Medical/Dental Plan Meet and Discuss                                  5/09/91

91-13    Future Amendments to Pension Plans                                   5/09/91

91-15    CRAF                                                                         5/09/91

91-16    MAC                                                                          5/09/91

91-19    Cessation of Work                                                          5/09/91

91-20    UP-PAC                                                                      5/09/91

91-23    CLR Seminar Training                                                      5/09/91

91-27    Dues Check-Off                                                             5/09/91

91-30    MEC Officer Displacement                                                 5/09/91

91-32    Age 59 Bypass                                                               5/09/91

91-33    Agency Shop                                                                 5/09/91

91-36    LAX B-737-300 and 757/767

           Equipment Domicile                                                         5/09/91

91-39    Company Personnel Policy                                                 5/09/91

91-42    Notice of Pending Furlough                                                 5/09/91

91-45    Definition of Activation Date                                               11/06/91

92-2      PAA Retiree Medical                                                        5/20/92

92-5      Grievance Mediation                                                        8/12/92

92-7      Reserve Standby Lines                                                     9/21/92

93-2      Trip Trade w/Open Flying                                                   4/29/93

93-4      Non-Disclosure Letter                                                       8/23/93

94-1      Job Security Protection                                                      7/12/94

94-9      Dispute Resolution and Hiring Standards                                 7/12/94

94-11    Shuttle Agreement                                                           8/19/94

94-12     Data Recorders                                                             11/01/94

94-17     Month End Absence Rule                                                 11/22/94

94-18     Contributions to the DAP                                                  12/15/94

94-19     ESOP Revisions                                                            12/23/94

95-10     75 Hour FAR                                                                  7/24/95

96-1      Schedule Flexibility                                                           2/12/96

96-10     International Training                                                         7/31/96

97-4      Allocation of Flying Protocol                                                  2/24/97

97-8      B-777 Crew Rest                                                                5/2/97

97-9      Open Flying for Flight Management                                          5/16/97

97-13     FOQA Update                                                                   9/24/97

98-1      DENTK Contract Training                                                       1/6/98

98-2      Standards Captain Job Share                                                 1/23/98

98-3      Management Pilot Definition                                                   1/23/98

98-6      Domicile Swap                                                                    2/2/98

98-8      Simulator Schedule Protocol                                                   4/30/98

98-13     B-777 Crew Rest Facility                                                      12/18/98

98-14     Honolulu Domicile                                                              12/18/98

99-6       B-747-400 Currency                                                             3/31/99

99-7       LCA Work Rules and Compensation                                          4/27/99

99-8       Widebody New Hire                                                             4/27/99

99-9       Job Share S/C Guideline Change                                             6/30/99

99-10      Captain Development Course                                                 8/16/99

99-11      Air Canada Letter                                                              10/22/99

99-12      PWM Downtown Hotel                                                        11/15/99

99-13      Crew Meal Expense Clarification                                            12/10/99

99-14      P.I. Compensation and Days Off                                             12/29/99

00-1       Natural Disaster Absence Policy                                                 1/7/00

00-2       Pay for ORD DC-10 Freighter/HazMat Training                               3/9/00

00-3       Re-award of 2000, 2001 Annual Vacation                                     3/27/00

00-4       Pre and Post Snap-Back                                                         4/14/00

00-5       Separate Vacation Bidding for HNL B747-400                               4/18/00

00-6       Professional Standards Letter                                                   5/15/00

00-7       3 Month reduction of Freezes                                                    5/31/00

00-8       Human Factors LAHSO Simulator Study                                       6/14/00

00-9       Contribution Lump Sum                                                           7/13/00

00-10      Recapitalization Agreement                                                     10/11/00

00-11      International Medical Study                                                      10/26/00

00-12      PBS Study                                                                         10/26/00

00-13      New Equipment Formula                                                         10/26/00

00-14      Labor Disputes                                                                     10/26/00

00-15      Cabotage                                                                           10/26/00

00-16      New Uniform                                                                        10/26/00

00-17      Life Event                                                                             10/26/00

00-18      Pension Modifications                                                              10/26/00

00-19      Life, Medical and Dental Insurance Modifications                               10/26/00

00-20      Scheduling Commitment                                                            10/26/00

00-21      Flights Scheduled in Excess of 16 Hours                                         10/26/00

00-22      Short-Term Disability                                                                10/26/00

00-23      570 Seniority Date                                                                   10/26/00

00-24      Year 2000 Training Commitments                                                  10/26/00

00-25       Trip Trade and Secondary Lines Modification Test                              10/26/00

00-26       Electronic Communication                                                          10/26/00

00-27       New Hire OMC Eligibility                                                            11/28/00

00-28       Anchorage Closing                                                                   11/28/00

00-29       Navigating Change Workshop                                                      12/00

00-30       Modifications to the Flight Safety Awareness Program                          12/14/00

00-31       Implementation of New Contract Provisions                                      12/15/00

01-1        777 Over 12-Hour Flights                                                            1/5/01

01-2        Chicago Honolulu Augmentation                                                    1/5/01

01-3        New Hire First Officer                                                                 1/12/01

01-4        Bump Notification and Training Notification Changes                            1/17/01

01-5        Annual Vacation Bidding for Pilots Surplussed Out

             of a Closing Domicile                                                                 1/17/01

Section 1-A                                                                          Page 1

Section 1

Recognition, Scope and Career Security

1-A- Recognition

The Air Line Pilots Association, International (the

"Association"), has furnished the Company evidence that a

majority of the airline pilots employed by the Company have

designated the Association to represent them and in their

behalf negotiate and conclude an agreement with the

Company as to hours of labor, wages and other employment

conditions covering the pilots in the employ of the Company

in accordance with the provisions of Title II of the Railway

Labor Act, as amended and the certification issued by the

National Mediation Board in Case No. R-3463.

1-B- Scope

The pilots on the Pilots' System Seniority List and/or Second

Officer Eligibility Seniority List (the "United Pilots") shall have the sole and exclusive right to perform and be trained to

perform Company Flying and operate Company Aircraft in

accordance with the terms and conditions of this agreement

or any other applicable agreement or agreements between

the Company and the Association (together, the

"Agreement").

1-B-1- Company Flying

Except as provided in paragraph 1-B-2, ''Company Flying''

includes without limitation all commercial flight operations of any sort whatsoever, whether revenue, nonrevenue,

scheduled or unscheduled, conducted (i) by the Company or

a Company Affiliate, or (ii) by the Company or a Company

Affiliate for other air carriers, or (iii) by an Entity managed by or under the Control of the Company or a Company Affiliate,

or (iv) by an Entity in which the Company or a Company

affiliate owns any Equity.

1-B-2- Exceptions to Company Flying

Company Flying does not include flight operations that are (i)

normally performed by the Company's engineering and test

pilots (other than ferry flights that are not diagnostic test flights), or (ii) conducted by a Feeder Carrier pursuant to

Page 2                                                                                Section 1-B-3

paragraph 1-C-1 below, or (iii) conducted by a Domestic Air

Carrier pursuant to paragraph 1-C-2 below, or (iv) conducted by a Foreign Air Carrier pursuant to paragraph 1-C-3 below

(including Foreign Air Carriers that are subject to paragraph

1-C-3-f below), or (v) conducted by an Air Carrier Purchaser during the operations following a Successorship Transaction

but before an Operational Merger that are subject to

paragraph 1-F below, or (vi) conducted by any other air

carrier in accordance with an Industry Standard Interline

Agreement.

1-B-3- Pilot Training Center

1-B-3-a- Neither the Company nor a Company Affiliate shall

enter into any sale, lease, transfer or disposition of (i) the

Denver pilot training center or any successor training

facility (the "Pilot Training Center") or (ii) pilot training equipment that prevents the Company from accomplishing

the Company's normal training requirements for United

pilots in the Pilot Training Center, provided that:

1-B-3-a-(1) The Company may enter into a sale-leaseback

transaction for financing purposes in which

the Company maintains operational control and

continues to utilize only employees of the Company or

the persons identified in paragraph 1-B-3-b-(1) and 1-

B-3-b-(2) below to conduct United Pilot training;

1-B-3-a-(2) The Company may sell, lease, transfer or

otherwise dispose of excess training center facilities to

the extent they are not reasonably necessary to

accomplish the Company's normal training

requirements for United Pilots within the Pilot Training

Center; and

1-B-3-a-(3) The Pilot Training Center may be sold to a

Successor in connection with a Successorship

Transaction (as defined in paragraph 1-D-1, below).

1-B-3-b- Neither the Company nor a Company Affiliate

shall enter into any agreement, or arrangement with any

person who is not employed by the Company to conduct or

supervise United pilot training or to utilize United training facilities to train other pilots, including without limitation all United pilot training historically performed at the Pilot

Training Center, except that the Company may continue to

1-B-3-b-(1) Use retired or disability retired United

pilots who perform the present duties of a flight

technical instructor in the Pilot Training Center as

Section 1-B-3-c                                                                      Page 3

consultants to the Company while under the

Company's supervision; and

1-B-3-b-(2) Permit aircraft manufacturers or other

qualified organizations to conduct initial training of

United flight training personnel on new aircraft

equipment types.

1-B-3-c- If the Company is in compliance with paragraph

1-B-3-a above, then the Company may from time to time

utilize United training personnel to train United pilots at

training facilities other than the Pilot Training Center, and may continue to permit employees of another air carrier to

utilize United training facilities to train pilots of that carrier.

1-B-4- Disposition of Aircraft or International Routes

1-B-4-a- Neither the Company nor a Company Affiliate

shall conclude a sale, lease, transfer or other disposition,

whether directly or indirectly, of Company Aircraft to an

Entity (the ''Purchaser'') that uses such aircraft to provide or receive passenger feed to or from the Company

pursuant to an agreement or an arrangement with the

Company or a Company Affiliate other than (i) as provided

in paragraph 1-C-1 below, or (ii) pursuant to an Industry

Standard Interline Agreement.

1-B-4-b- Neither the Company nor a Company Affiliate

shall conclude a sale, lease, transfer or other disposition,

whether directly or indirectly, of international routes

owned by the Company or a Company Affiliate to an Entity

(other than a Company Affiliate) that uses such

international routes to provide or receive passenger feed

to or from the Company pursuant to an agreement or an

arrangement with the Company or a Company Affiliate

other than pursuant to an Industry Standard Interline

Agreement.

1-C- Permitted Code Sharing, Marketing, Ownership and

Other Arrangements

1-C-1- Feeder Flying

The Company or a Company Affiliate may enter into code

sharing with Feeder Carriers in conformance with the

provisions of this paragraph C-1. The Company or a

Company Affiliate may create, acquire, Control, manage,

take an Equity interest in, enter into code sharing

arrangements with, or sell, lease or transfer aircraft to

Feeder Carriers that comply with the provisions of this

Page 4                                                                        Section 1-C-1

paragraph C-1 below, without the flight operations of such air carrier being considered Company Flying or the aircraft of

such air carrier being considered Company Aircraft.

1-C-1-a- Key Cities and Domicile Routes

1-C-1-a-(1) A Feeder Carrier shall not operate any

Feeder Flying Non-Stops between current or future

Company Key Cities without the prior written consent

of the Association.

1-C-1-a-(2) Without limiting paragraph a-(1), a Feeder

Carrier shall not operate Feeder Flying Round Trips

between current or future Company pilot domiciles or

between a current or future Company Key City and a

current or future Company pilot domicile unless the

Company demonstrates that a Company Round Trip

operating in that Market instead of the Feeder Carrier

Round Trip would not pass the Base Internal Rate of

Return Test ("BIRR Test").

1-C-1-a-(3) As an exception to the foregoing, Feeder

Carriers may operate in the IAD-LGA, IAD-EWR, and

IAD-JFK Markets provided that, in order to operate

Small Jets in such Markets, the Feeder Carriers do not

operate in excess of 38,200 actual block hours in those

Markets in any period of twelve consecutive months.

1-C-1-b- Connecting Operations

Feeder Carriers as a group shall schedule at least ninety

percent (90%) of their Feeder Flying Non-Stops into or out

of the following airports: IAD, DCA, MIA, LGA, EWR, JFK,

ORD, DEN, LAX, SFO, SEA, BOS, PDX, PHX, LAS, SJC,

SAN and any other airport that the parties later agree to

add to this list. Up to five percent (5%) of Feeder Flying

flights may be applied toward satisfying this requirement

even if such flights include multiple stops, as long as such flights (i) originate or terminate at one of the foregoing

airports, (ii) maintain a single flight number on a single

aircraft for all the legs of such flight to or from such

airport, and (iii) operate with scheduled intermediate stops of less than two (2) hours.

1-C-1-c- Feeder Flying Permitted Range

At least 80% of the Feeder Flying Non-Stops in any month

shall take place on routes of 850 nautical miles or less.

1-C-1-d- Feeder Carrier Ratio

In each calendar quarter Feeder Flying shall not exceed

the Feeder Carrier Ratio.

Section 1-C-1                                                                Page 5

1-C-1-e- Feeder Flying on Company Routes

1-C-1-e-(1) A Feeder Carrier shall not initiate a new

scheduled Feeder Flying Round Trip in any Market

operated by the Company at any time in the preceding

twenty-four (24) months, unless the Company

demonstrates that a Company Round Trip that may be

initiated in the Market instead of the Feeder Flying

Round Trip would not pass the BIRR Test.

1-C-1-e-(2) The Company shall not remove a

scheduled Company Round Trip from any Market

served by Feeder Flying unless the Company

demonstrates that the Round Trip to be removed would

not pass the BIRR Test in the absence of a Feeder

Flying Round Trip scheduled to depart within thirty (30)

minutes of the Company Round Trip.

1-C-1-f- Number of Small Jets in Feeder Flying

1-C-1-f-(1) In order to permit the operation of up to

sixty-five (65) Small Jets in Feeder Flying, the

Company will maintain in its Active Fleet no fewer than

four hundred fifty-one (451) Large-Gauge Narrowbody

Aircraft. For increases over the number sixty-five (65),

the base numbers will be four hundred and fifty-one

(451) Large-Gauge Narrowbody Aircraft and one

hundred forty-one (141) Widebody Aircraft.

1-C-1-f-(2) When the Company permits the operation

of Small Jets in Feeder Flying over the base number of

sixty-five (65), it will, at its option, either:

1-C-1-f-(2)-(a) Where the Active Large-Gauge

Narrowbody Fleet is at least four hundred fifty-one

(451), add to the Active Fleet one (1) Small-Gauge

Narrowbody for each net addition of one (1) such

Small Jets; or

1-C-1-f-(2)-(b) Increase the base Active Large-Gauge

Narrowbody Fleet of four hundred fifty-one

(451) by one (1) Large-Gauge Narrowbody Aircraft

for each net addition of three (3) such Small Jets; or

1-C-1-f-(2)-(c) Increase the base Active Widebody

Fleet of one hundred forty-one (141) by one (1)

Widebody Aircraft for each net addition of five (5)

such Small Jets.

1-C-1-f-(3) In addition to the Small Jets provided for in

paragraph 1-C-1-f-(1) and paragraph 1-C-1-f-(2)

above, the Company may permit an increase in Small

Page 6                                                                                Section1-C-1

Jets operated in Feeder Flying, without increasing

Active Fleet numbers by:

1-C-1-f-(3)-(a) Permitting Feeder Carriers to replace

on a one for one basis up to one hundred and fifty

(150) Turbo/Prop Aircraft in Feeder Flying service

on [DOS] and that are thereafter retired from Feeder

Flying; or

1-C-1-f-(3)-(b) Permitting the replacement of BAe-146

aircraft as provided in subparagraph (4) below.

1-C-1-f-(4) In addition to the Small Jets provided for in

paragraphs 1-C-1-f-(1) through (3) above, Feeder

Carrier Air Wisconsin Airlines Corp. ("AWAC") may

operate up to eighteen (18) aircraft with seating

capacity in excess of fifty (50) seats (the "AWAC

Quota"). Currently, the AWAC Quota is filled by BAe-146

aircraft with the following tail numbers: N463AP,

N179US, N181US, N183US, N606AW, N607AW,

N608AW, N609AW, N610AW, N611AW, N612AW,

N614AW, N615AW, N616AW, N290UE, N291UE,

N292UE, and N156TR. As needed, AWAC may replace

any aircraft within the AWAC Quota with: (i) any other

BAe-146 or AVRO 85 aircraft each with no more

passenger seats than were carried in the actual

operation of the replaced aircraft, or (ii) any other

aircraft with a maximum certificated seating capacity in

the United States of eighty-five (85) seats and a

maximum certificated gross takeoff weight in the United

States of up to ninety thousand (90,000) pounds, or (iii)

up to two Small Jets.

1-C-1-f-(5) In order to satisfy the requirements set forth

in this paragraph 1-C-1-f, including sub-paragraphs 1-

C-1-f-(1) through (3) above, the Narrowbody and

Widebody Aircraft in the Company's Active Fleet must

maintain the Average Utilization Rate.

1-C-1-g- Numbers of Pilots

The absolute number of captains plus first officers

employed by the Company shall not be reduced below

9592 captains plus first officers employed on Date of

Signing as a result of Feeder Flying under the terms of

this Agreement.

1-C-1-h- Feeder Carriers Conducting Operations for

Themselves and Other Carriers

1-C-1-h-(1) An air carrier that is acting as a Feeder

Carrier (other than a Company Affiliate) may also

Section 1-C-2                                                                        Page 7

operate jet aircraft with a maximum certificated seating

capacity in the United States of up to seventy (70)

seats and a maximum certificated gross takeoff weight

in the United States of up to eighty thousand (80,000)

pounds on its own behalf or pursuant to agreements

with air carriers other than the Company or Company

Affiliate;

1-C-1-h-(2) An Affiliate of a Feeder Carrier (other than

a Company Affiliate) may operate any size and weight

aircraft on its own behalf and pursuant to agreements

with other carriers.

1-C-1-i- Feeder Carrier Branding

1-C-1-i-(1) Feeder Carriers may not conduct

commercial flight operations under the name United

Airlines, United Shuttle, or other names used by the

Company except as provided in subparagraph (2)

below.

1-C-1-i-(2) Aircraft operated in Feeder Flying may bear

the Company's logo or aircraft livery only if such

aircraft bear the name United Express or similar name

connoting a connection with United Airlines (other than

the names United Airlines, United Shuttle or other

name used by the Company).

1-C-2- Other Domestic Code Sharing Agreements

1-C-2-a- The Company may enter into or maintain code

sharing with Domestic Air Carriers ("Domestic Code

Sharing Agreements") that permit such carriers to apply

the Company's designator code to their operations as long

as:

1-C-2-a-(1) The number of quarterly block hours

scheduled to be operated by such carriers utilizing the

Company's designator code does not exceed one

percent (1%) of the Company's total scheduled block

hours for the same quarter within the United States and

Territories; and

1-C-2-a-(2) Domestic Code Sharing Agreements do not

take place in any operations between any current or

future Company Key Cities or Company gateway

airports.

1-C-2-a-(3) Except as provided in paragraphs C-2-a-(1)

and (2) above and C-2-b below, the Company will not

enter into schedule coordination agreements with other

Domestic Air Carriers for the purpose of creating

Page 8                                                                                Section 1-C-2-b

greater schedule connectivity. Notwithstanding the

foregoing, the Company shall not be prevented from

participating in IATA Scheduling or Slot Conferences

nor from engaging in slot exchanges with Domestic Air

Carriers.

1-C-2-b- The restrictions contained in paragraph C-2-a

above shall not apply to (i) Feeder Flying, (ii) code-share

flying operated by Aloha Airlines, Inc. in the Hawaiian

Islands under the current United-Aloha agreement and

renewals thereof or (iii) code share flying operated by a

Domestic Air Carrier that replaces Aloha Airlines under a

similar agreement limited to the Hawaiian Islands,

provided that the replacement air carrier and any major

Domestic Air Carrier Parent it may have maintain their

headquarters, executive offices, and offices for senior

flight operations personnel within the State of Hawaii.

1-C-3- International Code Sharing Agreements

The Company may enter into or maintain code sharing

agreements with Foreign Air Carriers (''International Code

Sharing Agreements'') that permit such carriers to utilize the

Company's designator code with the Company on such

carriers' flight operations between the United States and

Territories and foreign points or between two foreign points

("International Flying") under the following terms and

conditions:

1-C-3-a- Protection for Company International Flying

Unless the Company obtains the approval of the

Association, it must demonstrate that implementation of

all International Code Sharing Agreements and renewals

thereof, does not cause a reduction in the then-current

total number of block hours of International Flying

performed by the Company. Such block hours will be

measured at the conclusion of the calendar quarter

following implementation of the International Code

Sharing Agreement and renewals thereafter.

1-C-3-b- Minimum Company International Flying

The Company shall schedule at least the following block

hours of Company International Flying in the following

years: 2000: 511,538; 2001: 542,373; 2002: 559,515;

2003 and thereafter: 576,300.

1-C-3-b-(1) If, in any rolling twelve (12) month period,

the Company operates fewer than ninety-five percent

(95%) of the total number of block hours required by

Section 1-C-3                                                                        Page 9

paragraph 1-C-3-b above, (measured by the monthly

averages determined by the annual requirements),

then the Company shall not expand total number of

block hours operated by other carriers pursuant to

International Code Sharing Agreements until the

Company maintains ninety-five percent (95%) of the

required number of scheduled block hours (measured

by the monthly averages determined by the annual

requirements) for the twelve (12) month period prior to

any such expansion.

1-C-3-b-(2) If, in any rolling twelve-month period the

Company operates fewer than ninety-five percent

(95%) of the total number of block hours required by

paragraph 1-C-3-b above, (measured by the monthly

averages determined by the annual requirements),

then the Company will review the ASM growth of the

Company and its international code sharing partners in

each Joint International Non-Stop Market contained

within an International Code Sharing Agreement. If the

ASM growth of the international code sharing partner in

the Joint International Non-Stop Market since the later

of the inception of the International Code Sharing

Agreement or the [DOS] is two or more times greater

than the Company's ASM growth in the same Joint

International Non-Stop Market, the Company will

further evaluate the Joint International Non-Stop

Market to determine if the addition of one or more

Company Round Trips instead of an existing

international code share partner flight in such Joint

International Market would pass the BIRR Test. If the

evaluation determines that the addition of one or more

Company Round Trips passes the BIRR Test, the

Company will add such Round Trip(s) as soon as

practical. Notwithstanding this paragraph, the

Company is not required to add a Round Trip to a Joint

International Market that it is barred from adding

unilaterally by virtue of an agreement that satisfies

paragraph 1-C-3-d below.

1-C-3-c- Protection Against Reduction of Company

Flights

Except as provided in paragraph 1-C-3-d below, the

Company shall not remove a scheduled Company Non-Stop

from a Joint International Non-Stop Market unless

the Company demonstrates that the Company Non-Stop to

be removed does not pass the BIRR Test.

Page 10                                                                              Section 1-C-3-d

1-C-3-d- Revenue Sharing With Foreign Air Carriers

The Company may enter into and maintain agreements with

Foreign Air Carriers where the Company has antitrust

immunity with such carriers, providing for a sharing of profits and losses, if the Company will maintain, throughout the

agreement, the ASM ratio no less favorable to the Company

than the one that exists among participating carriers at the inception of the agreement, of scheduled ASMs generated by

Round Trips in Markets covered by the agreement in which

all participating carriers have rights to fly (the "Covered

Markets"). The ratio shall be the number of scheduled ASMs

generated by Company Round Trips in the Covered Markets

at the inception of the agreement divided by the total number of scheduled ASMs generated by all Round Trips in the

Covered Markets operated by all parties to the agreement

(the "Company's ASM Share"). The manner in which the

Company Share is maintained shall be as follows:

1-C-3-d-(1) The Company's ASM Share at the

inception of the agreement shall be the base line ratio

(the "Base Line Ratio" or "BLR") for the duration of the

agreement. However, if the Company's ASM Share is

less than sixty-five percent (65%) divided by the

number of carriers in the agreement (the "Target BLR"),

it shall operate all new Round Trips in Covered Markets

until such time as the Company's Share equals or

exceeds the Target BLR.

1-C-3-d-(2) Annually, the Company will audit the total

number of scheduled ASMs generated by Round Trips

in Covered Markets.

1-C-3-d-(3) If, at the time of the annual audit, the

Company's ASM Share has fallen below the Target

BLR, it will take the necessary steps to return the

Company's Share to the Target BLR by the date of the

next annual audit.

1-C-3-d-(4) For determining all profits and losses

under the agreement:

1-C-3-d-(4)-(a) Total costs for all parties to the

agreement shall not include employment costs as

defined under DOT Form 41;

1-C-3-d-(4)-(b) Profits and losses that are subject to

sharing shall be those that are incremental to the

profits and losses prior to the applicable agreement.

On an annual basis, the Company's share of

incremental profits from flight operations under the

Section 1-C-3-d                                                                     Page 11

agreement shall not exceed the Company's ASM

Share.

1-C-3-e- Prohibition on Cabotage

Regardless of any future modification in legal rules

governing cabotage, Foreign Air Carriers that are parties

to International Code Sharing Agreements may not

operate any flights where the Foreign Air Carrier picks up

for hire at any point in the United States and Territories

passengers, property or mail destined for any other point

in the United States and Territories ("U.S. Flight") if the

U.S. Flight operates under the designator code of the

Company or a Company Affiliate. Further, such Foreign

Air Carrier shall be prohibited from placing its code on

Company Aircraft in any domestic market where the

Foreign Air Carrier operates a U.S. Flight.

1-C-3-f- Acquisition of Equity of Foreign Air Carriers

The Company or a Company Affiliate may acquire (i) up to

twenty percent (20%) of the total Equity in the form of

Common Equity and (ii) up to twenty percent (20%) of the

total Equity in a form or forms which are not Common

Equity, in each case, of any Foreign Air Carrier that is a

member of the Star Alliance or any successor multi-airline

network (the "Network") or of any other Foreign Air Carrier

that, as a condition of such investment, commits within six

months of the investment to become a member of the

Network, without such investment by itself causing the

flight operations of such air carrier to be considered

Company Flying, the aircraft of such air carrier to be

considered Company Aircraft or such Entity to be

considered a Company Affiliate. However, the Company or

its Affiliate, as the case may be, shall sell its Equity in a

Foreign Air Carrier as soon as practicable if that Foreign

Air Carrier ceases to be a member of the Network, or fails

to become a member of the Network within eighteen

months of the commitment to do so. In the event the

Company or a Company Affiliate acquires any Equity

pursuant to clause (ii) above, it will ensure that under no

circumstances, except in connection with the sale or other

transfer of such Equity other than to a Company Affiliate,

shall such non-Common Equity be exchanged or

exercised for, or converted into Common Equity whether

at the election of the Company or such Company Affiliate

or otherwise, without the prior written consent of the

Association.

Page 12                                                                              Section 1-C-4

1-C-4- Code Sharing Agreements - General

1-C-4-a- Except as provided in paragraph 1-C-1, 1-C-2,

and 1-C-3 above, neither the Company nor a Company

Affiliate shall enter into any agreement or arrangement

that permits any other air carrier to conduct commercial

flight operations:

1-C-4-a-(1) Under any designator code currently or in

the future used by the Company or a Company Affiliate,

or

1-C-4-a-(2) In any aircraft which bear the name, trade

name, logo, aircraft livery, trademarks or service marks

("Brand") currently or in the future used by the

Company or a Company Affiliate other than (i) a Brand

of Star Alliance (which may include the Company's

Brand) placed in an inferior position to the Brand of the

operating carrier so as to indicate that the flying under

that Brand is not being performed by the Company, or

(iii) a Brand of United Express or similar Feeder Carrier

Brand; or

1-C-4-a-(3) That utilize the Brand used by the

Company in a manner that holds out to the public that

such carrier's flying is being conducted by the

Company.

1-C-4-b- The Company and Company Affiliates may

enter into and maintain marketing agreements, revenue

sharing agreements and schedule coordination

agreements with other air carriers that do not contravene

the provisions of this Section 1-C. Notwithstanding the

foregoing sentence, agreements that provide for sharing

of profits and/or of profits and losses may only be entered

into with air carriers pursuant to and in accordance with

paragraph 1-C-3-d.

1-C-4-c- Nothing herein shall prevent the Company from

entering into, maintaining or implementing International

Code Sharing Agreements covering a route or routes that

the Company is unable to operate due to the loss of

operating authority (including but not limited to slots)

provided that the Company has made a good-faith effort to

retain the lost operating authority or slots. Further, the

Company shall not be required to add a Round Trip that it

is unable to operate due to the lack of operating authority

(including but not limited to slots) provided that the

Company has made a good-faith effort to obtain the

applicable operating authority or slots.

Section 1-C-5                                                                        Page 13

1-C-5- Block Space

The Company may enter into block space arrangements with

other carriers (i.e., the advance purchase or reservation of blocks of seats on other carriers for resale by the Company)

only

1-C-5-a- On flights which carry the Company's

designator code pursuant to paragraph 1-C-1, 1-C-2 and

1-C-3 above, provided that the Company may not enter

into a block space arrangement with a Foreign Air Carrier

for more than one hundred and seventy-five (175) seats

on any aircraft on which the space is blocked (seventy

(70) seats for operations to or from Mexico, Canada, the

Caribbean or Central America).

1-C-5-b- On a limited number of occasions where United

Vacations or Mileage Plus from time to time purchases

block seats in order to provide connecting service as part

of group vacation packages where such service or seats

on such service are not available from the Company; or

1-C-5-c- On other occasions, limited in number and

consistent with the Company's limited practices as of the

date of this Agreement, where the Company from time to

time purchases seats for connecting passengers over

routes on which the Company does not maintain operating

authority.

1-C-6- Cargo

When the Company ships cargo for hire, whether

independently or as part of a cooperative agreement with

other Entities, it shall endeavor to maximize the carriage of such cargo on Company Aircraft as opposed to on other

carriers. Further, when shipped by air between two points

served by the Company on a Non-Stop basis, the cargo will

be scheduled to be shipped on Company Aircraft. Further,

the Company and its Affiliates shall not share profits from

shipment of cargo by other Domestic Air Carriers except

Feeder Carriers.

1-D- Successorship

1-D-1- Successorship Transactions

The Company and its Affiliates shall require any successor,

assign, assignee, transferee, administrator, executor and/or trustee of the Company or of a Parent (a "Successor")

resulting from the transfer (in a single transaction or in multi-

Page 14                                                                              Section 1-D-1-a

step transactions) to the Successor of the ownership and/or

control of fifty (50%) percent or more of the Equity of the

Company or Parent or fifty percent (50%) of the value of the assets of the Company (a "Successorship Transaction") to

employ or cause the Company to continue to employ the

United Pilots in accordance with the provisions of the

Agreement and to assume and be bound by the Agreement,

provided:

1-D-1-a- In order for a Successor to be required to

employ or to cause the Company to continue to employ

any of the United Pilots in accordance with the provisions

of the Agreement at any air carrier other than the

Company, the Successor must be engaged in the

operation of an air carrier; however, if the Successorship

Transaction is for less than all or substantially all of the

Equity of the Company or a Parent, or assets of the

Company, the sections of the Agreement providing for

minimum numbers of pilots, aircraft, and flying shall be

modified and/or prorated to correspond to the size of the

Company airline operations disposed of to the Successor,

and

1-D-1-b- A Successor shall not include an Entity that is

(a) an IRS-qualified employee benefit plan of the

Company or a Parent or a trustee or other fiduciary of

such plan acting in its capacity as such, provided that the

plan is one in which (i) all United Pilots who meet the

general service requirements applicable to all participants

are entitled to participate; (ii) stock of the Company or

Company Affiliate allocated to accounts of participants is

voted (subject to the ERISA obligations of the trustees) in

accordance with the instructions of the participants if any

are given; and (iii) the trustee voting unallocated stock is a nationally recognized bank or financial institution or (b)

any similar plan or arrangement involving broad-based

participation by the Company's pilots. If stock in the plan

which is required to be voted in accordance with directions

of the participants is tendered to and purchased by an

Entity outside the plan (other than a plan that satisfies the foregoing sentence), such stock shall be deemed to be no

longer owned by the plan for purposes of this exemption.

1-D-2- Successorship Agreements

The Company and its Affiliates shall not conclude any

agreement for a Successorship Transaction unless the

Successor agrees in writing, as an irrevocable condition of

the Successorship Transaction, to assume and be bound by

Section 1-D-3                                                                        Page 15

the Agreement, to recognize the Association as the

representative of the Successor's pilots, and to guarantee

that the pilots on the United Pilots' System Seniority List will be employed by the Successor in accordance with the

provisions of the Agreement.

1-D-3- Air Carrier Successors

In the event of a Successorship Transaction in which the

Successor is an air carrier or Entity that Controls or is under the Control of an air carrier, the Successor shall provide the

Company's pilots with the seniority integration rights

provided in Sections 2, 3, and 13 of the Labor Protective

Provisions specified by the Civil Aeronautics Merger Board in the Allegheny-Mohawk merger ("Allegheny-Mohawk LPPs"),

except that the integration of the seniority lists of the

respective pilot groups shall be governed by Association

Merger Policy if both pre-transaction pilot groups are

represented by the Association.

1-E- Change of Control

1-E-1- Rights Agreement

In addition to all other rights, the Association shall be

provided protection as follows at the same time protection is provided to shareholders pursuant to any shareholder

agreement adopted by UAL Corporation that is substantially

similar to the Rights Agreement dated December 11, 1986, as

amended, between UAL Corporation and Morgan

Shareholder Services Trust Company (any such agreement

as the same may be amended, supplemented or otherwise

modified from time to time, a "Rights Agreement"). The

Association shall have the right, during the period described in this paragraph E-1, to serve a Section 6 notice to reopen the Agreement. For purposes hereof, the Association's right

to serve a Section 6 notice under this provision shall be

effective only during the time period the registered holders of then outstanding rights certificates issued pursuant to a

Rights Agreement may exercise rights to purchase shares of

stock of the Company or UAL Corporation pursuant to such

Rights Agreement.

1-E-2- Additional Rights

In the event of a Successorship Transaction, the Association shall, in addition to all other rights, thereupon have the right in its sole discretion, upon written notice to the Company

within 60 days of written notice following the closing of such

Page 16                                                                               Section 1-E-3

transaction, (a) to extend the duration of this Agreement for one, two or three years at the Association's option, past its amendable date with across-the-board wage increases of five

percent (5%) on the amendable date (i.e. September 1, 2004)

and each annual anniversary of the amendable date

thereafter (i.e., on September 1 as applicable); (b) to serve notice under Section 6 of the Railway Labor Act, as

amended, to reopen the Agreement without regard to Section

22 (Duration) of the Agreement; or (c) to exercise any

combination of the rights specified in this paragraph.

1-E-3- Competing Proposal

In the event the Company or its Parent receives a proposal (a

''Proposal'') for a transaction which would result in a

Successor if completed, and the Company or its Parent

determines to pursue or facilitate the Proposal, the Company or its Parent will in good faith seek to provide the Association with the opportunity to make a competing Proposal at such

time and under such circumstances as the Board of Directors

of UAL or the Company reasonably determines to be

consistent with its or their fiduciary duties.

1-F- Operations Following Successorship Transaction

If the acquiring Entity in a Successorship Transaction is an air carrier or Affiliate of an air carrier ("Air Carrier

Purchaser"):

1-F-1- The flight operations of the Company and Air Carrier

Purchaser shall remain separate until the implementation of

an integrated seniority list pursuant to paragraph 1-D-3

above and a single collective bargaining agreement (the

"Operational Merger Date"); and

1-F-2- All aircraft in the Company's Active Fleet and all

aircraft on firm order by the Company that are delivered to

the Company or the Air Carrier Purchaser shall be operated

by the United Pilots under the terms and conditions provided in the Agreement until the Operational Merger Date; and

1-F-3- Until the Operational Merger Date, in each month

following the Successorship Transaction the ratio of block

hours of Company Flying to block hours of flying by the Air

Carrier Purchaser shall equal or exceed the same ratio

determined for the twelve calendar months prior to the

Successorship Transaction.

Section 1-G                                                                           Page 17

1-G- Other Labor Protective Provisions

If the Company transfers to an Entity (the "Transferee") (by sale, lease or other transaction) or disposes of aircraft or route authority which produced fifteen percent (15%) or more of the Company's operating revenues, block hours, or ASMs

during the twelve (12) months immediately prior to the date of the agreement to transfer such aircraft or route authority (the

"Transaction Date"), net of revenues, block hours or ASMs

that are produced by aircraft or route authority that were

placed into service during the same period (any such

transfer, a ''Substantial Asset Sale''), then:

1-G-1- Offer of Employment to United Pilots

The Company shall require the Transferee to offer pilot

employment to eligible United Pilots. The eligibility criteria shall be determined by agreement between the Company and

the Association and shall be reasonably related to the assets transferred, the interests of the United Pilots and the

Company, and the nature and timing of the transaction

among other issues. If the Association and the Company are

unable to agree upon eligibility criteria that are consistent with the foregoing considerations, the System Board of

Adjustment shall determine such eligibility criteria pursuant to the expedited procedures set forth in paragraph 1-L-1

below (the ''Transferring Pilots''). The number of pilot

employment opportunities for Transferring Pilots shall be, as measured in the twelve (12) months prior to the Transaction

Date, the sum of (i) the average monthly pilot staffing actually utilized in the operation of the aircraft transferred to the

Transferee in connection with the Substantial Asset Sale plus

(ii) the average monthly pilot staffing actually utilized in the operation of the route authority transferred to the Transferee in connection with the Substantial Asset Sale to the extent

such pilot staffing is not included in the calculation of clause

(i) above. Offers of employment that are rejected by a United

Pilot shall in turn be offered to other United Pilots under the eligibility criteria determined under the first sentence of this subparagraph 1, until such opportunities have been

exhausted.

1-G-2- Seniority Integration

The Company shall require the Transferee to provide the

Transferring Pilots with the seniority integration rights

provided in Sections 2, 3, and 13 of the Allegheny-Mohawk

LPPs except that the integration of the Transferring Pilots

Page 18                                                                              Section 1-H

into the Transferee's seniority list shall be governed by

Association Merger Policy if both pre-transaction pilot groups are represented by the Association. The Company shall

require each Transferee to agree, and such Transferee shall

agree, to provide the seniority integration rights specified in the preceding sentence in connection with a Substantial

Asset Sale in a written document enforceable against the

Transferee by the Association and/or the Transferring Pilots.

1-H- General Furlough and Job Security Protection

1-H-1- Furlough Protection

United Pilots who have completed their probationary period

will not be furloughed. Regardless of any other provision of the Agreement, the Company may require a United Pilot who

would have been furloughed but for this paragraph to utilize his accrued unused vacation.

1-H-2- Active Status Protection

The total number of Captains, First Officers and Management

Pilots in active status under the Agreement (i.e., excluding

United Pilots on long-term sick leave or leave of absence) will not be reduced below 9458.

1-H-3- Fleet Size Guarantee

The Active Fleet of Large-Gauge Narrowbody Aircraft and of

Widebody Aircraft shall be no fewer than the following as of yearend for each of the following years: 2000: 571; 2001:

608; 2002: 625; 2003 and thereafter: 633.

1-H-4- Block Hours Guarantee

The Company shall schedule no fewer than the following

specified number of block hours of Company Flying in Large-Gauge

Narrowbody Aircraft and Widebody Aircraft in each of

the following calendar years: 2000: 2,188,166; 2001:

2,337,557; 2002: 2,418,125; 2003 and thereafter: 2,449,077.

1-H-5- Changed Circumstances

The following will govern the Company's obligations under

this Section 1-H in the event the Company experiences

changed economic circumstances beyond the Company's

control:

1-H-5-a- Substantial Economic Downturn

Section 1-H-5                                                                        Page 19

Although the Company is fully committed to maintaining the

Active Fleet and the minimum block hours guarantees

established in paragraph 1-H-3 (Fleet Size Guarantee) and 1-

H-4 (Block Hours Guarantee) above, the parties recognize

that a substantial economic downturn beyond the control of

the Company may require a reduction in its planned level of

flight operations as a matter of prudent business judgment in order to avoid a substantial decline in profitability (a

"Reduction"). Accordingly, the Company shall be permitted to reduce flight operations from the levels established in

paragraph 1-H-3 and 1-H-4 if it fully complies with each

element of the following review and approval process:

1-H-5-a-(1) The Company rationally projects, in an

exercise of the Company's rational business judgment

and customary forecasting practices, that the Company

will suffer a year-over-year reduction of at least thirty-three and one-third percent (33 1/3%) in its reported

pre-tax earnings (excluding extraordinary debits and

credits in accordance with GAAP) over the next twelve

(12) months if it does not initiate a Reduction (such

projection being referred to as the "Downturn

Projection"). The factors that might warrant a

Reduction include without limitation:

1-H-5-a-(1)-(a) Significant declines in the

Company's advance bookings or current ticketing;

1-H-5-a-(1)-(b) Significant declines in current or

forecast Company or industry revenues;

1-H-5-a-(1)-(c) Significant increases in current or

forecast unit costs;

1-H-5-a-(1)-(d) Significant current or forecast

competitive capacity changes; or

1-H-5-a-(1)-(e) Any other factor or combination of

factors that in the Company's rational business

judgment justifies the substantial year-over-year

projected decline in profitability described above.

1-H-5-a-(2) The Company presents its Downturn

Projection and supporting information and

documentation to the Association as early as

practicable in the Company's planning process but at

least forty-five (45) days before a Reduction. The

Company will provide the Association with every

reasonable opportunity to review the Downturn

Projection and to suggest ways of avoiding a

substantial decrease in profitability without a

Reduction. The Association will provide any comments

Page 20                                                                              Section 1-H-5

it may have on the Company's Downturn Projection

within 10 business days of the date it receives the

Downturn Projection and supporting information and

documentation from the Company.

1-H-5-a-(3) The Board of Directors of the Company's

Parent (the "Board") determines, at least 30 days

before a Reduction and through a formal resolution

following full review and debate that the Company must

initiate a Reduction in order to avoid the substantial

decrease in profitability described above.

1-H-5-a-(4) The Company and the Association jointly

select and brief a recognized expert of national

standing (the "Neutral Professional") in connection with

the following review process:

1-H-5-a-(4)-(a) If the Association disputes that the

Downturn Projection is based upon a rational

business judgment, the Association shall so inform

the Company within two business days of the

Board's determination. In that event, the Company

and the Association will immediately submit their

dispute to the Neutral Professional.

1-H-5-a-(4)-(b) The Neutral Professional will

determine within three days of submission whether

the Company failed to base the Downturn Projection

on a rational business judgment and shall inform

both the Company and the Association of the basis

for any determination that the Company failed to

base the Downtown Projection on an rational

business judgment (a "Downturn Rejection

Decision").

1-H-5-a-(4)-(c) If the Neutral Professional makes a

Downturn Rejection Decision, the Company may not

initiate a Reduction until the Board reconsiders and

takes a new vote on whether, in light of the Neutral

Professional's report, the Company must initiate a

Reduction in order to avoid the substantial decrease

in profitability described above.

1-H-5-a-(5) - While a Reduction remains in effect:

1-H-5-a-(5)-(a) The Company will provide the

Association any financial and operational

information that the Association reasonably

requests to monitor the Company's performance

and projections;

1-H-5-a-(5)-(b) The Company will meet with the

Association on a monthly basis to review the

Section 1-H-5                                                                        Page 21

Company's operational results, financial

performance, business plans and future projections

in order to discuss whether the Company would

continue to experience the substantial decrease in

profitability described above in the absence of the

Reduction; and

1-H-5-a-(5)-(c) The Board will review and re-evaluate

the reduction resolution at least every six

months in light of the Company's then-current

operational and financial performance and

projections.

1-H-5-b- Reduction Limits

If the Company fully complies with the review and

approval process described in paragraph 1-H-5-a above, it

may initiate a Reduction in accordance with the following:

1-H-5-b-(1) The Company may initiate the Reduction to

the extent necessary to eliminate flight operations that,

according to the Company's reasonable projections,

produce negative cash flow for the Company over the

projected period of reduced flight operations. As a

general rule, the Company will project cash flow based

on the difference between (i) the net forgone revenues

for the applicable flight operations (including segment

and beyond revenues and after adjusting for revenue

recapture on other Company operations, the resale of

beyond seats, competitive capacity adjustments and

pricing adjustments) and (ii) the actual system-wide

(both segment and beyond) flight operating expenses,

traffic related expenses, aircraft ownership costs

(excluding depreciation), infrastructure and overhead

costs, and cost of capital that are reasonably allocated

to the applicable flight operations.

1-H-5-b-(2) It is the intent of the Company that a

Reduction will be temporary in nature. At the

conclusion of the Reduction, the Company will resume

the levels set forth in paragraph 1-H-3 and 1-H-4 above

as soon as circumstances warrant; and

1-H-5-b-(3) During a Reduction, the Company will not

permit Feeder Carriers to:

1-H-5-b-(3)-(a) Operate more Small Jets in Feeder

Carrier Operations than were operated in the period

sixty to ninety (60-90) days before the Reduction

except for replacement aircraft permitted by

paragraph 1-C-1-f-(3) above and a maximum of six

(6) Small Jets that (i) are subject to firm and binding

Page 22                                                                              Section 1-H-5

orders at the commencement of the Reduction and

(ii) are placed into active service within twelve (12)

months of the commencement of the Reduction;

1-H-5-b-(3)-(b) Initiate a scheduled Small Jet

Round Trips in any Market operated by the

Company at any time during the twenty-four (24)

months preceding the Reduction unless the

Company demonstrates that increased Round Trips

initiated in the Market instead of the Small Jet

Round Trip would not pass the BIRR Test; or

1-H-5-b-(3)-(c) Increase the number of Small Jet

frequencies, Small Jet block hours or Small Jet

ASMs on any Route operated by the Company at

any time in the twenty-four (24) months preceding

the Reduction, unless the Feeder Carrier provided

Feeder Carrier Small Jet service on the Route for at

least six (6) months immediately prior to the

Reduction and the Company did not serve the Route

during that six-month period.

1-H-5-c- Pilot Protection during a Reduction

Any pilot who is surplussed pursuant to Section 8-K of the

Agreement during a Pay Protection Period who lacks the

seniority to hold an assignment in the same or a higher-paying pilot position (status and equipment) that he held

prior to the surplus notice, and who bumps into a lower-paying pilot assignment pursuant to Section 8-K of the

Agreement, will continue to be paid at the hourly pay rate

applicable to his pre-surplus assignment for all work

performed each month in his post-surplus assignment

until the earlier of:

1-H-5-c-(1) The date he is activated in an assignment

with an equal or greater hourly pay rate than his pre-surplus assignment;

1-H-5-c-(2) The date he passes up an opportunity to

bid for an available vacancy that his seniority would

permit him to be awarded with an hourly pay rate equal

to or greater than his pre-surplus assignment (in which

case pay protection will be discontinued on the first of

the month following the publication of the award which

caused him to lose his pay protection);

1-H-5-c-(3) The first of the month following the date he

retires, provided a pilot who reaches age sixty (60) and

bumps to a Second Officer Position will be pay

protected at the Second Officer rate; or

Section 1-H-5                                                                        Page 23

1-H-5-c-(4) Eighteen (18) months following the date he

is activated into a lower-paying pilot position in

connection with Section 8-K of the Agreement.

A Pay Protection Period means and includes any

period between (i) the first day of a month in which the

Company has failed to reach the minimum block hour

guarantee described in paragraph 1-H-4 and (ii) the

last day of the next occurring month by which the

Company has met the minimum block hour guarantee

described in paragraph 1-H-4 each month for the

preceding twelve (12) consecutive months.

1-H-5-d- Circumstances beyond the Company's

Control

In addition to the Company's ability to reduce flight

operations under the terms and conditions described in

paragraph 1-H-5-a (Substantial Economic Downturn) and

1-H-5-b (Reduction Limits) above, the commitments and

protections described in paragraph 1-H-1 (Furlough

Protection), 1-H-2 (Active Status Protection), 1-H-3 (Fleet

Size Guarantee), 1-H-4 (Block Hours Guarantee) and 1-H-5-

c (Pay Protection) above may be modified if and only to

the extent that the Company demonstrates that any such

modification is a direct result of a circumstance beyond

the Company's control. The phrase "circumstance beyond

the Company's control" means only a natural disaster, a

labor dispute within the Company involving a cessation of

work, the grounding of a substantial number of Company

Aircraft by a government agency, a reduction in flight

operations directly caused by a supplier's inability to

provide sufficient aircraft, fuel or other critical materials for the Company's operations, revocation of the

Company's operating certificate(s), a declared or

undeclared war emergency that causes the Company to

cease conducting a substantial portion of its flight

operations, compulsion by a domestic or foreign

government agency, or court or legislative action. For

purposes of clarification, the phrase "circumstance

beyond the Company's control" does not include any

economic or financial considerations including, but not

limited to, the price of fuel, aircraft or other supplies, the cost of labor, the level of revenues, the state of the

economy, the financial state of the Company, or the

relative profitability or unprofitability of the Company's

then-current operations in the absence of the

circumstances described in the preceding sentence.

Page 24                                                                              Section 1-I

1-I- Labor Disputes

1-I-1- The Agreement contains no contractual prohibition

whatsoever on the ability of ALPA and the United Pilots to

honor lawful picket lines.

1-I-2- ALPA and/or the United Pilots are not prohibited from:

1-I-2-a- Refusing to layover at a struck hotel or other

struck facility;

1-I-2-b- Refusing to deadhead on carriers whose

employees are engaged in a lawful strike, as long as

alternatives are reasonably available; and

1-I-2-c- Engaging in a concerted refusal, called by the

Association, to perform pilot work or services on flights

where the Company, pursuant to an agreement or

arrangement with another air carrier, is performing that air carrier's flying in response to a labor dispute and that air carrier's employees are engaged in a lawful strike.

1-J- Foreign Ownership and Domiciles

1-J-1- The Company shall continue to be a Domestic Air

Carrier subject to the Railway Labor Act, as amended.

1-J-2- The Company shall maintain its world headquarters,

executive offices, and offices for senior Flight Operations

personnel in the fifty United States.

1-J-3- Neither the Company nor any Affiliate (other than a

Feeder Carrier) shall open, establish or maintain any

additional pilot domicile other than a TDY domicile, outside the fifty United States without the consent of the Association.

1-K- Review Committee

1-K-1- A standing committee, consisting of two (2)

Association representatives and two (2) Company

representatives (plus additional representatives if deemed

appropriate by the Association and the Company) (the

"Related Carrier Review Committee" or "RCRC") shall be

maintained by the parties. The RCRC may establish such

subcommittees as it deems appropriate. The RCRC and its

subcommittees will meet as often as they deem necessary,

but no less than quarterly, in order to implement and monitor compliance with this Section 1.

Section 1-K-2                                                                      Page 25

1-K-2- The Company shall provide the RCRC, on a monthly

basis, all information necessary to monitor and enforce the

terms and conditions established in Section 1 of the

Agreement. When this information involves proprietary,

sensitive or confidential information concerning either the

Company or any other carrier, the RCRC will review such

information under a confidentiality agreement with the same

terms as the confidentiality agreement currently in effect

between the Company and the Association with such

modifications, if any, as are acceptable to the Association

and Company.

1-K-3- The RCRC shall review all new and modified

agreements concerning the Company's relationships with

other air carriers as governed by this Section 1 in order to ensure compliance with the terms of this Section 1. In

reviewing agreements with Feeder Carriers, the RCRC shall

make such recommendations to the Company as the RCRC

deems appropriate for the purpose of strengthening the

Company's contractual relationships with Feeder Carriers

and protecting the Company's feed.

1-K-4- The parties will utilize appropriate aspects of the

NPDM procedures currently utilized by the System Schedule

Committee in connection with a review of the Feeder Carriers aimed at ensuring that all Feeder Carriers maintain the

highest possible quality assurance and flight safety programs and provide a product that meets the Company's high quality

standards.

1-L- Remedies

1-L-1- A grievance filed by the Association alleging a

violation of Section 1 of the Agreement, shall, at the request of either party, bypass the initial steps of the grievance

process and shall be submitted and heard on an expedited

basis directly before the System Board of Adjustment sitting with a neutral arbitrator. The dispute shall be heard by the

System Board of Adjustment no later than fifteen (15) days

following the submission of the grievance to the System

Board and decided no later than twenty-one (21) days after

such submission, unless the parties agree otherwise in

writing.

Page 26                                                                              Section 1-L-2

1-L-2- If the System Board decides that the Company has

violated any part of Section 1, the System Board will direct the Company to comply with the Agreement and will fashion

an appropriate remedy for the harm caused by the

Company's failure to comply with the Agreement.

1-M- Definitions

The following definitions shall apply to the capitalized terms in Section 1 of the Agreement:

1-M-1- "Active Fleet" means the Narrowbody and Widebody

aircraft owned or leased by the Company or its Parent (other than aircraft carried on the Company's books as retired in

accordance with generally accepted accounting principles or

leased to a third party for more than thirty (30) days) and

reported as the Company's system fleet in the Company's

internal fleet planning documents, annual reports and public filings under the securities laws. For purposes of clarification,

the Company's Active Fleet in any month will be limited to the

Company's in-schedule aircraft plus, in accordance with the

Company's normal and historical practice as of the Effective

Date, a reasonable number of spare aircraft, aircraft

undergoing maintenance, aircraft undergoing reconfiguration,

and aircraft out of service on a short-term basis.

1-M-2- " Affiliate" of Entity A means, any other Entity which directly or indirectly Controls, is Controlled by or is under common Control with Entity A.

1-M-3- "Average Utilization Rate" means on average ten

(10) block hours per each Active Fleet Aircraft per day.

1-M-4- "Base Internal Rate of Return" or "BIRR" means the

discount rate at which the net present value of the stream of

Cash Flows generated by the Capital Resources measured

by the Company's customary methods and time periods,

equals zero:

1-M-4-a- "Cash Flow" means the after-tax difference

between:

1-M-4-a-(1) The actual or reasonably projected

revenues generated by operating the applicable Round

Trip (including the point to point segment revenues and

all beyond revenues not otherwise carried by the

Company's flight operations); and

1-M-4-a-(2) The fully allocated expenses incurred to

produce those revenues (including the actual or

Section 1-M-4-b                                                                     Page 27

reasonably projected cost of operating the Round Trip

and a reasonably allocated portion of the beyond

expenses attributable to the applicable Round Trip

including flight variable, overhead, ownership and

variable beyond traffic costs).

1-M-4-b- "Capital Resources" means the assets

necessary to operate the Round Trip consisting of the cost

of the aircraft and all supporting infrastructure such as

gates, slots, ground equipment, spare parts and spare

aircraft that are reasonably allocated to the Round Trip.

1-M-4-c- When measuring the rate of return of a Round

Trip, revenues and costs associated with connecting

traffic will be allocated to the Company Round Trip using

the established Company prorate method. Further, where

appropriate the revenues and costs for operating the

aircraft used in the Round Trip over the course of the

aircraft day or international flight cycle as applicable may be utilized as part of determining the Cash Flow for that

Round Trip. This would include applying the BIRR Test to

a Non-Stop where no Round Trip exists for the operation

to be measured.

1-M-5- "Base Internal Rate of Return Test" or "BIRR Test"

means a comparison of the BIRR to the Hurdle Rate. If the

BIRR is less than the Hurdle Rate on the operation to be

measured, the BIRR Test is failed.

1-M-6- "Company" means United Air Lines, Inc.

1-M-7- "Company Aircraft" includes all aircraft owned or

leased by the Company or a Company Affiliate. Company

Aircraft do not include aircraft that have been sold, leased or transferred in accordance with Section 1-B-4-a above.

1-M-8- "Control": Entity A shall be deemed to ''Control''

Entity B if Entity A, whether directly or indirectly,

1-M-8-a- owns securities that constitute, are exercisable

for or are exchangeable into thirty (30%) or more of (i)

Entity B's outstanding common stock or (ii) securities

entitled to vote on the election of directors of Entity B; or

otherwise owns thirty percent (30%) or more of the Equity

of Entity B; or

1-M-8-b- maintains the power, right, or authority--by

contract or otherwise--to direct, manage or direct the

management of all or substantially all of Entity B's

Page 28                                                                              Section 1-M-8-c

operations or provides all or substantially all of the

controlling management personnel of Entity B; or

1-M-8-c- maintains the power, right or authority to

appoint or prevent the appointment of a majority of Entity

B's Board of Directors or similar governing body; or

1-M-8-d- maintains the power, right or authority to

appoint a minority of Entity B's Board of Directors or

similar governing body, if such minority maintains the

power, right or authority to appoint or remove any of Entity

B's executive officers or any committee of Entity B's Board

of Directors or similar governing body, to approve a

material part of Entity B's business or operating plans or

to approve a substantial part of Entity B's debt or equity

offerings.

1-M-9- "Domestic Air Carrier" means an Air Carrier as

defined in 49 U.S.C. Section 40102(a)(2).

1-M-10- "Entity" means any business form of any kind

including without limitation any natural person, corporation,

company, unincorporated association, division, partnership,

group of Affiliated Entities acting in concert, trustee, trust,

receivership, debtor-in-possession, administrator or

executor.

1-M-11- "Equity" means: (i) common stock or other

securities that carry the right to vote for one or more

members of a board of directors or similar governing body, or shares or interests in a partnership or limited partnership

which shares or interests have general voting rights (all of the foregoing being collectively referred to as "Common

Equity") and (ii) securities that are then currently or in the future exchangeable into, exercisable for, or convertible into

Common Equity.

1-M-12- "Feeder Carrier" means a Domestic Air Carrier that,

when engaged in code sharing with the Company:

1-M-12-a- Does not operate any aircraft that utilizes an

engine with an external propeller ("Turbo/Prop Aircraft")

other than Turbo/Prop Aircraft that are certificated for

seventy-eight (78) or fewer seats and have a maximum

permitted gross takeoff weight of less than seventy-five

thousand (75,000) pounds; and

1-M-12-b- Does not operate any aircraft that utilizes a

turbine-driven engine without an external propeller ("Jet

Aircraft"), other than Small Jets.

Section 1-M-13                                                                    Page 29

1-M-13- "Feeder Flying" means flight operations conducted

by a Feeder Carrier pursuant to paragraph 1-C-1 and flight

operations conducted by AWAC under paragraph 1-C-1-f-(4).

1-M-14- "Feeder Carrier Ratio" means a relationship in any

calendar quarter between ASMs scheduled in Feeder Flying

and ASMs scheduled in the Company's Large-Gauge

Narrowbody flying, equal to 7.7 + (.09 x (SJ-21)), expressed as a percentage and rounded to the nearest one tenth of a

percent, where "SJ" is the average number of Small Jets

operated in Feeder Flying by Feeder Carriers as a group in

that calendar quarter.

1-M-15- "Foreign Air Carrier" means an air carrier that is not a Domestic Air Carrier.

1-M-16- "Gateway" (used with or without capitalization)

means an airport in the United States from which the

Company engages in non-stop flights to and from foreign

points.

1-M-17- "Key City" means DCA, MIA, LGA, EWR, JFK, and

SEA and any other city that is identified as a hub (currently

IAD, ORD, DEN, SFO and LAX) in the Company's Annual

Report on Form 10-K.

1-M-18- "Hurdle Rate" means the internal rate of return

established by the Company for allocating capital resources

for airline related expenditures.

1-M-19- "Industry Standard Interline Agreement" means an

agreement or other arrangement between two carriers or

among three or more carriers, such as the International Air

Transport Association's "Multilateral Interline Traffic

Agreements," establishing rights and obligations relating to the transportation of through passengers and/or through

shipments by the party carriers.

1-M-20- "Joint International Non-Stop Market" means a

Non-Stop Market in which parties to an International Code

Share Agreement may apply their respective designator

codes to each other's flight(s).

1-M-21- "Large-Gauge Narrowbody Aircraft" means solely

for the purposes of Section 1, the Company's B-737, A-319,

A-320, B-727 and B-757 aircraft plus any future aircraft with single aisle configuration and a certificated seating capacity in the United States of at least one hundred (100) seats.

1-M-22- "Market" means a pair of airports, e.g., ORD-MSP.

Page 30                                                                              Section 1-M-23

1-M-23- "Narrowbody Aircraft" means solely for the

purposes of Section 1 the Company's Small-Gauge and

Large-Gauge Narrowbody Aircraft.

1-M-24- "Non-Stop" means a flight in a Market that does not

include a scheduled intervening take off and landing.

1-M-25- ''Parent'' refers to UAL Corp. (''UAL'') or any other

Entity that has majority control of the Company, whether

directly or indirectly through the majority control of other

Entities that have majority control the Company.

1-M-26- "Round Trip" means a pair of flights to and from one city in a Market to the other, e.g. ORD-STL-ORD.

1-M-27- "Small-Gauge Narrowbody" means solely for the

purpose of Section 1 aircraft with seventy (70) to ninety-nine

(99) seats.

1-M-28- "Small Jets" means Jet Aircraft that are certificated in the United States of America for fifty (50) or fewer seats and a maximum permitted gross takeoff weight of less than

sixty thousand (60,000) pounds. If an FAA-certificated small jet aircraft type (e.g., an RJ-50-100) meets the requirements of this definition when first placed into operation by a Feeder

Carrier but is subsequently certificated for operation in the

United States with a maximum seating capacity in excess of

50 seats, the Small Jet aircraft type may continue to be

operated by any Feeder Carrier as long as all Feeder

Carriers operate such aircraft type with no more than 50

seats at all times.

1-M-29- "United States" when referring to geographical

extent means only the States of the United States of America and the District of Columbia.

1-M-30- "United States and Territories" means the United

States and its territories and possessions including but not limited to the Commonwealth of Puerto Rico.

1-M-31- "Widebody Aircraft" means, solely for the purpose

of Section 1, the Company's B-767, DC-10, B-777, B-747 and

B-747-400 aircraft and any future aircraft with a multiple-aisle seating configuration and with a maximum certificated gross

takeoff weight in the United States of no less than three

hundred twenty thousand pounds.

Section 2-A                                                                          Page 31

Section 2

Definitions

2-A- Pilot

"Pilot" means Captain, First Officer, International Relief Pilot and Second Officer on the United Air Lines Second Officer

Eligibility Seniority List, whether or not the pilot is assigned to the Company's Shuttle operation, and including those

Second Officers unable to perform pilot duties under FAR 121 who will also be referred to as "pilot" for purpose of this

Agreement.

2-B- Captain

"Captain" means a pilot who is in command of the aircraft and its crew members while on duty and who is responsible for

the manipulation of or who manipulates the controls of an

aircraft including take-off and landing of such aircraft, and who is properly qualified to serve as and holds a currently

effective airman's certificate authorizing him to serve as such pilot.

2-C- First Officer

"First Officer" means a pilot who is second in command and

any part of whose duty is to assist or relieve the Captain in the manipulation of the controls of an aircraft including take-off and landing of such aircraft, and who is properly qualified

to serve as and holds a currently effective airman's certificate authorizing him to serve as such First Officer. On aircraft

operated with a Captain and First Officer only, the First

Officer shall inspect the aircraft before flight.

2-D- International Relief Pilot

An "International Relief Pilot" is a pilot who shall be qualified to provide relief, on those flights on which he is required, at the Captain, First Officer and Second Officer stations. Such qualifications shall be established by the Company to permit him to accomplish:

2-D-1- Pre-flight, post-flight and en route First Officer

duties, not including take-off or landing of the aircraft.

2-D-2- All Second Officer duties.

Page 32                                                                              Section 2-D-3

2-D-3- Any other duties assigned to him by the Company or

the pilot in command.

2-D-4- An International Relief Pilot will be third in command on a flight on which he serves.

2-E- Second Officer

"Second Officer" means a pilot who is third in command (or

fourth in command in 4-man crew) whose duties as a member

of the flight crew are to assist the Captain, First Officer and

International Relief Pilot in the analysis, operation and

monitoring of the mechanical and electrical systems of the

aircraft, to relieve other flight crew members and to inspect the aircraft before flight and who is properly qualified to serve as and holds currently effective airman's certificates

authorizing him to serve as such Second Officer, including a

Commercial Pilot's License and Instrument Rating and Flight

Engineers certificate.

2-F- Lineholder

"Lineholder" means a Captain, First Officer, International

Relief Pilot or Second Officer who is assigned to a line of

flying (not including a secondary line) in his assigned status and equipment type for the month as a result of the

"Schedule Selection Procedure."

2-G- Reserve

"Reserve" means a Captain, First Officer, International Relief

Pilot or Second Officer who is not a lineholder.

2-H- Line of Flying

"Line of Flying" means a planned pattern of trip sequences

and intervening days off constructed so as to not exceed

eighty-one (81) hours of credited flight time.

2-I- Secondary Line

A "Secondary Line" is composed of flying which is

unassigned after the assignment of lines of flying for a month and which is then combined into a month's schedule for

assignment to reserve pilots.

Section 2-J                                                                          Page 33

2-J- Allocation of Flying

"Allocation of Flying" means the establishment of hours of

flying in an equipment type at a domicile.

2-K- Assignment of Flying

'Assignment of Flying" means the designation of specific trips to be flown in an equipment type from a domicile.

2-L- Pilot Status

"Status" means a pilot's assigned classification as either

Captain, First Officer, International Relief Pilot or Second

Officer.

2-M- Open Flying

"Open Flying" means trips and portions of trips which, after the schedule selection process, remain unassigned or

become unassigned due to any pilot absence.

2-N- Flight Time

"Flight Time" (block-to-block) means the time from the

moment an aircraft moves from the blocks, under its own

power or under tow, for the purpose of flight until the time the aircraft comes to rest at the unloading point at the next point of landing.

2-O- Month

"Month" means that for pilot scheduling and pay purposes the period from the first day of, to and including the last day of each of twelve (12) 30 or 31 day periods.

Prior to December 31, 2000, the Company will publish the

schedule of calendar months which will remain in effect for

the term of the Agreement. In leap year, the Company may

modify one (1) 30 day month to a 31 day month.

2-P- Domicile

"Domicile" means a geographical location designated by the

Company where pilots are based.

Page 34                                                                             Section 2-Q

2-Q- Pilot's Schedule

"Pilot's Schedule" means a monthly work assignment and

associated trip information which is published by the

Company and assigned to a pilot.

2-R- Trip or Trip Sequence

"Trip or Trip Sequence" is a series of flight segments, starting with the initial departure from the pilot's domicile and ending with the final arrival at the pilot's domicile, which are

combined as a package for preparation of pilot schedules or

for assignment to a pilot.

2-S- Hours Flown

"Hours Flown" means the actual flight time from block-to-block recorded cumulatively on a stop-to-stop basis.

2-T- Geographical Relocation of Assignments

"Geographical Relocation of Assignments" is that process

whereby pilot assignments at a domicile, associated with

flying which have been and can (based on available entries of the equipment at the domicile) continue to be flown by pilots at that domicile, are relocated to another domicile(s) from

which the flying can also be accomplished.

2-U-

"He", "Him", "His" - The masculine pronouns used herein

shall include the feminine unless specifically excluded.

2-V- Pilot Concurrence

In any assignment where the Agreement requires pilot

concurrence, pilot concurrence will be construed to mean

that the pilot will be advised his concurrence is required and he will accept or reject any offered options prior to being

scheduled for such assignment. The Company may request a

pilot, and the pilot may concur, to waive only those specific provisions of the Agreement which specify a waiver is

permissible.

2-W- Equipment Domicile

A domicile wherein pilots hold assignments in a designated

equipment type.

Section 2-X                                                                         Page 35

2-X- Student Pilot

A "Student Pilot" is an individual who reports to United

Airlines for initial training as a United Airlines flight officer in contemplation of continuing employment as a United Airlines

pilot. Student Pilots shall be employees and pilot seniority shall commence as of the first day of training per Section 6 of this Agreement.

2-Y- Only Reserve Available

A reserve pilot will be considered to be the only reserve

available if he falls within either of the following situations:

2-Y-1- Time-critical departure. A reserve can be assigned to an open flight as the only reserve available if (1) that

assignment can be made within his applicable duty and flight time limitations and (2) assigning another reserve would

cause the operation in question to be delayed, further

delayed or canceled.

2-Y-2- Planned coverage. A reserve can be assigned to an

open flight as only reserve available in order to avoid junior manning.

2-Y-3- In the event that it becomes necessary to use an

inbound reserve to cover an open trip and there is more than one reserve legal and available per a. above for coverage of the open trip, the reserve whose arrival time is closest to the report time but not less than thirty (30) minutes before the departure of the open trip will be considered the only reserve available for the assignment.

2-Z- Mainline

All of the Company's operations other than the Shuttle

operation as defined in Letter 00-XX.

Page 36                                                                             Section 2-Z

            This Page Intentionally Left Blank

Section 3-A                                                                        Page 37

Section 3

Compensation

3-A- Longevity For Pay Purposes

3-A-1- Longevity as a pilot with the Company shall                    Commencement

commence to accrue as of the date on which a pilot is first             of Longevity

released from technical training at DENTK (excluding IOE

preparation or any similar training) and shall continue to

accrue except as otherwise provided in sub-paragraphs 2

and 3 of this Paragraph. Longevity increases will be paid on the first of that month for longevity dates from the first

through the twentieth of the month, and on the first of the

following month for the longevity dates after the twentieth.

3-A-2- Pilots shall not accrue longevity as a pilot during any period that seniority ceases to accrue. Once longevity

commences, as provided by 3-A-1, above, pilots shall accrue

longevity as a pilot during any period that seniority accrues,

except that longevity shall not accrue during any period of

furlough according to the provisions of Section 7-E.

3-A-3- Any pilot who resigns from the service of the

Company or is discharged for just cause or loses seniority as provided in Paragraph 7-D of Section 7 shall forfeit all

longevity accrued to the date of such resignation or

discharge.

3-B- Hourly Rates

3-B-1- The hourly rates for Captains, First Officers,                        Hourly Rates

International Relief Pilots and Second Officers who are on

the Second Officers Seniority Eligibility List shall be as

follows. The hourly rates, overrides, and incentive pay

established in this Section 3 shall govern all aspects of pilot compensation.

Page 38                                                                               Section 3-B-1-a

3-B-1-a-

                                                 CAPTAINS

           B74-                             DC-10-                767/        A319/                 B300/

           400       B747       B777     F            DC10     757        A320      B727     500         B737

1st yr    280.18    266.27    247.57    240.88    219.05    202.88    193.73     182.56    172.41    170.74

2nd yr   280.18    266.27    248.98    242.87    220.86    204.43    195.34    184.22     173.90    172.23

3rd yr    280.18    266.27    250.27    244.67    222.50    206.05    196.93    185.80     175.44    173.77

4th yr    280.18    266.27    251.64    246.61    224.26    207.69    198.56    187.39     177.09    175.43

5th yr    280.18    266.27    253.07    248.61    226.09    209.33    200.21    189.07     178.75    177.10

6th yr    280.18    266.27    254.36    250.42    227.73    210.88    201.75    190.60     180.34    178.69

7th yr    280.93    266.97    255.77    252.14    229.29    212.28    203.22    192.17     181.93    180.29

8th yr    281.74    267.73    257.47    254.24    231.20    214.07    204.93    193.77     183.55    181.90

9th yr    282.42    268.40    258.89    255.98    232.78    215.48    206.37    195.24     184.93    183.28

10th yr   283.27    269.21    261.00    258.62    235.19    217.70    208.58    197.44     187.22    185.58

11th yr   283.95    269.85    262.99    261.19    237.52    220.05    210.80    199.64     189.38    187.74

12th yr   285.97    270.60    265.36    263.78    239.88    222.11    212.99    201.82     191.64    190.00.

                                        3-B-1-b- First Officers

3-B-1-b-(1) The following First Officer rates will apply

to individuals employed as a First Officer at any time

during the period April 13, 2000 up to, and including,

the date upon which this Agreement is signed (DOS).

These rates will apply for all retroactive pay

calculations, and a First Officer will continue to receive

pay after the DOS according to this table until he

receives his next longevity increase. (All First Officers

being paid according to the "12th yr" rates listed below

on DOS will continue to receive this hourly rate until

May 1, 2001). Upon reaching his next longevity date

after the DOS, the First Officer will be entitled to the

rates listed in 3-B-1-b-(2). If, however, the pilot's next

longevity date after DOS is on or after May 1, 2001, he

will receive pay according to the rates in effect as of

May 1, 2001. Additionally, if a pilot becomes eligible for

the rates listed in 3-B-1-b-(2), but such rate is less than

the rate he received prior to reaching his longevity

date, he will continue to be paid at the hourly rate he

received on the DOS:

Section 3-B-1-a                                                                     Page 39

           B74-                             DC-10-                767/        A319/                 B300/

           400       B747       B777     F            DC10     757        A320      B727     500         B737

1st yr      61.11      58.13     58.00      54.78     54.78     52.23      49.19     45.58     45.58       45.58

2nd yr    117.39    111.56    110.42    109.30     99.40     91.98      87.89      82.91     78.25      77.49

3rd yr    141.91    134.88    133.06    132.11    120.14    111.25    106.34    100.34     94.72       93.82

4th yr    165.81    157.57    155.16    154.38    140.40    131.07    124.88    117.30     111.74    110.70

5th yr    169.83    161.40    158.87    158.12    143.81    134.17    127.90    120.24     114.56    113.50

6th yr    178.85    170.00    163.99    162.03    147.35    137.49    131.11    123.32     117.59    116.52

7th yr    182.91    173.83    168.17    166.41    151.34    141.16    134.70    126.82     121.00    119.91

8th yr    187.04    177.75    172.03    170.34    154.91    144.51    137.89    129.82     123.89    122.77

9th yr    191.12    181.65    174.31    172.04    156.45    145.87    139.24    131.20     125.21    124.10

10th yr   193.82    184.23    177.02    174.83    159.00    148.24    141.59    133.46     127.51    126.39

11th yr   196.54    186.80    179.15    176.83    160.82    150.00    143.32    135.17     129.17    128.05

12th yr   199.27    189.38    181.28    178.85    162.65    151.70    145.00    136.85     130.89    129.77

3-B-1-b-(2) The following First Officer rates will apply

to First Officers who first begin to accrue longevity as

pilot after the DOS and as provided in 3-B-1-b-(1)

above:

           B74-                             DC-10-                767/        A319/                 B300/

           400       B747       B777     F            DC10     757        A320      B727     500         B737

1yr     45.58      45.58      45.58     45.58     45.58     45.58      45.58      45.58      45.58      45.58

2yr    116.84    111.03    103.83    101.28     92.10     85.25      81.46       76.82     72.52      71.82

3yr    168.11    159.76    150.16    146.80    133.50    123.63    118.16    111.48     105.26    104.26

4yr    176.79    168.01    158.79    155.61    141.51    131.05    125.29    118.24     111.74    110.70

5yr    179.46    170.54    162.09    159.24    144.81    134.07    128.23    121.10     114.49    113.43

6yr    182.68    173.61    165.84    163.27    148.48    137.50    131.54    124.27     117.58    116.51

7yr    186.40    177.14    169.71    167.30    152.14    140.85    134.84    127.50     120.71    119.62

8yr    190.17    180.72    173.79    171.61    156.06    144.49    138.33    130.80     123.89    122.78

9yr    191.20    181.71    175.27    173.30    157.59    145.88    139.71    132.18     125.20    124.08

10yr   192.48    182.93    177.35    175.73    159.81    147.93    141.73    134.16     127.22    126.10

11yr   193.65    184.04    179.36    178.13    161.99    150.08    143.77    136.15     129.16    128.04

12yr   195.32    184.82    181.24    180.16    163.84    151.70    145.47    137.84     130.89    129.77.

Page 40                                                                              Section 3-B-1-d

3-B-1-c- Second Officers

         B747     DC10-F   DC10     B727

1yr      45.58     45.58     45.58     45.58

2yr      79.40     77.72     70.68     58.95

3yr      89.99     88.09     80.10     66.89

4yr    131.25    128.49    116.85     97.63

5yr    134.87    132.02    120.05    100.40

6yr    145.05    135.22    122.97    102.92

7yr    148.95    137.67    125.19    104.92

8yr    152.86    139.07    126.47    106.00

9yr    155.86    140.27    127.56    106.99

10yr   158.38    141.73    128.89    108.20

11yr   161.94    143.13    130.16    109.40

12yr   165.80    144.55    131.45    110.59

3-B-1-d- The following International Overrides will be

paid for actual flight hours flown in the international

operation and will be in addition to any other hourly and/or incentive pay. First Officers who have been activated into

their assignments on or before date of signing (DOS) will

be paid the First Officer Monthly International Override or                   Incumbent First

the International Hourly Override for actual hours flown in                   Officer receives

the international operation, whichever is greater. A First                     greater of hourly

Officer who has been activated into his assignment on or                   or monthly

before the DOS will also continue to receive the greater of                  International

the First Officer Monthly International Override or the                        Override

International Hourly Override for actual hours flown in the

international operation if his next assignment after the

DOS is First Officer in the same equipment type at a

different domicile (lateral award). First Officers activated into their assignments after DOS will be paid the

International Hourly Override for actual hours flown in the

international operation.

Section 3-B-2                                                                        Page 41

FIRST OFFICER MONTHLY INTERNATIONAL OVERRIDE

                                      B-747-400                    $376.16

                                     B-747                          $358.02

                                     B-777                          $463.69

                                     DC-10                          $500.57

                                     B-767                           $409.11

                    International Hourly Override

                                      Captain                           $8.00/Hr.

                                     First Officer                        $6.00/Hr.

                                     Second Officer                     $4.00/Hr.

3-B-2- Effective May 1, 2001 the hourly rates for Captains,

First Officers, International Relief Pilots and Second Officers

who are on the Second Officers Seniority Eligibility List shall be as follows:

                              CAPTAINS

         B74-                             DC-10-                767/        A319/                 B300/

         400       B747       B777     F            DC10     757        A320      B727     500         B737

1yr    295.91    279.04    258.71    251.72    228.91    212.01    202.45     190.77    180.17    178.43

2yr    295.91    279.04    260.19    253.80    230.80    213.63    204.13    192.51     181.73    179.98

3yr    295.91    279.04    261.53    255.68    232.52    215.32    205.79    194.16     183.33    181.59

4yr    295.91    279.04    262.97    257.71    234.36    217.03    207.49    195.83     185.06    183.33

5yr    295.91    279.04    264.46    259.80    236.26    218.75    209.22    197.58     186.80    185.07

6yr    295.91    279.04    265.81    261.69    237.98    220.37    210.83    199.18     188.45    186.73

7yr    296.72    279.78    267.28    263.49    239.61    221.83    212.37    200.82     190.12    188.41

8yr    297.56    280.58    269.06    265.68    241.61    223.70    214.16    202.49     191.81    190.08

9yr    298.28    281.28    270.54    267.49    243.26    225.17    215.65    204.03     193.25    191.53

10yr  299.18    282.13    272.74    270.26    245.77    227.50    217.97    206.33     195.65    193.93

11yr  299.90    282.80    274.83    272.94    248.21    229.95    220.29    208.62     197.90    196.19

12yr  302.03    283.58    277.30    275.65    250.67    232.11    222.57    210.90     200.26    198.55

Page 42                                                                               Section 3-B-2

                                FIRST OFFICERS

         B74-                             DC-10-                767/        A319/                 B300/

         400       B747       B777     F            DC10     757        A320      B727     500         B737

1yr      47.63     47.63     47.63      47.63     47.63      47.63       47.63     47.63      47.63     47.63

2yr    123.40    116.36    108.50    105.83     96.24      89.08      85.12      80.28     75.78      75.05

3yr    177.55    167.43    156.92    153.41    139.51    129.19    123.47    116.50     110.00    108.95

4yr    186.72    176.08    165.93    162.61    147.88    136.95    130.93    123.57     116.77    115.68

5yr    189.53    178.73    169.39    166.40    151.33    140.11    134.00    126.55     119.64    118.54

6yr    192.94    181.94    173.31    170.62    155.16    143.68    137.46    129.86     122.87    121.75

7yr    196.87    185.64    177.34    174.82    158.98    147.19    140.91    133.24     126.15    125.01

8yr    200.85    189.39    181.61    179.33    163.08    151.00    144.56    136.68     129.47    128.31

9yr    201.93    190.43    183.15    181.09    164.69    152.44    146.00    138.13     130.83    129.67

10yr   203.29    191.71    185.33    183.64    167.00    154.58    148.11    140.20     132.94    131.78

11yr   204.53    192.87    187.43    186.14    169.28    156.83    150.24    142.28     134.97    133.80

12yr   206.29    193.69    189.40    188.27    171.21    158.53    152.02    144.04     136.78    135.61

                              SECOND OFFICERS

        B747     DC10-F   DC10     B727

1yr      47.63     47.63     47.63      47.63

2yr      83.21     81.22     73.86      61.61

3yr      94.31     92.05     83.71      69.90

4yr    137.55    134.27    122.10    102.02

5yr    141.35    137.96    125.46    104.92

6yr    152.01    141.31    128.50    107.56

7yr    156.10    143.86    130.83    109.64

8yr    160.19    145.33    132.16    110.77

9yr    163.34    146.59    133.30    111.81

10yr   165.98    148.11    134.69    113.07

11yr   169.71    149.57    136.02    114.32

12yr   173.75    151.05    137.37    115.57

Effective May 1, 2002 the hourly rates for Captains, First

Officers, International Relief Pilots and Second Officers who

are on the Second Officers Seniority Eligibility List shall be as follows:

Section 3-B-2                                                                        Page 43

                                 CAPTAINS

         B74-                             DC-10-                767/        A319/                 B300/

         400       B747       B777     F            DC10     757        A320      B727     500         B737

1yr    312.53    292.44    270.35    263.05    239.21    221.55    211.56     199.36    188.28    186.46

2yr    312.53    292.44    271.89    265.22    241.18    223.24    213.31    201.17     189.90    188.08

3yr    312.53    292.44    273.30    267.19    242.98    225.01    215.05    202.90     191.58    189.76

4yr    312.53    292.44    274.80    269.30    244.90    226.80    216.83    204.64     193.39    191.58

5yr    312.53    292.44    276.36    271.49    246.89    228.59    218.63    206.47     195.20    193.40

6yr    312.53    292.44    277.77    273.46    248.68    230.29    220.32    208.14     196.93    195.13

7yr    313.40    293.22    279.31    275.34    250.39    231.82    221.92    209.85     198.68    196.89

8yr    314.27    294.05    281.17    277.64    252.49    233.77    223.79    211.60     200.44    198.64

9yr    315.03    294.79    282.71    279.53    254.20    235.31    225.36    213.21     201.94    200.15

10yr   315.98    295.67    285.02    282.42    256.83    237.74    227.77    215.61     204.45    202.66

11yr   316.74    296.38    287.19    285.22    259.38    240.30    230.20    218.01     206.81    205.02

12yr   318.99    297.20    289.78    288.05    261.95    242.55    232.59    220.39     209.28    207.49

                                FIRST OFFICERS

         B74-                             DC-10-                767/        A319/                 B300/

         400       B747       B777     F            DC10     757        A320      B727     500         B737

1yr      49.77     49.77      49.77     49.77     49.77      49.77      49.77     49.77      49.77      49.77

2yr    130.33    121.95    113.38    110.60    100.58     93.09      88.95      83.89     79.19      78.43

3yr    187.52    175.47    163.98    160.31    145.79    135.01    129.03    121.74     114.95    113.86

4yr    197.21    184.53    173.40    169.93    154.53    143.11    136.82    129.13     122.03    120.89

5yr    200.18    187.31    177.01    173.89    158.13    146.41    140.03    132.24     125.03    123.87

6yr    203.77    190.67    181.10    178.30    162.14    150.15    143.65    135.71     128.40    127.23

7yr    207.94    194.55    185.32    182.69    166.14    153.81    147.25    139.24     131.82    130.63

8yr    212.13    198.48    189.79    187.40    170.42    157.79    151.06    142.83     135.29    134.08

9yr    213.27    199.57    191.40    189.24    172.10    159.30    125.57    144.34     136.72    135.50

10yr   214.71    200.91    193.67    191.90    174.52    161.54    154.77    146.51     138.92    137.71

11yr   216.01    202.13    195.87    194.52    176.90    163.89    157.00    148.68     141.04    139.82

12yr   217.87    202.99    197.92    196.74    178.91    165.66    158.86    150.52     142.94    141.71

Page 44                                                                              Section 3-B-2

                               SECOND OFFICERS

       B747     DC10-F    DC10        B727

1yr     49.77      49.77     49.77      49.77

2yr     87.21      84.87     77.18      64.38

3yr     98.84      96.19      87.48     73.04

4yr    144.15    140.31    127.60    106.61

5yr    148.13    144.16    131.10    109.64

6yr    159.31    147.67    134.29    112.40

7yr    163.59    150.34    136.71    114.57

8yr    167.88    151.87    138.11    115.75

9yr    171.19    153.18    139.30    116.84

10yr   173.95    154.77    140.75    118.15

11yr   177.86    156.30    142.14    119.47

12yr   182.10    157.85    143.55    120.77

Effective May 1, 2003 the hourly rates for Captains, First

Officers, International Relief Pilots and Second Officers who

are on the Second Officers Seniority Eligibility List shall be as follows:

                                      CAPTAINS

         B74-                             DC-10-                767/        A319/                 B300/

         400       B747       B777     F            DC10     757        A320      B727     500         B737

1yr    330.08    306.49    282.51    274.88    249.98    231.52    221.08     208.33    196.75    194.85

2yr    330.08    306.49    284.13    277.15    252.04    233.29    222.91    210.23     198.45    196.54

3yr    330.08    306.49    285.60    279.21    253.91    235.13    224.73    212.03     200.20    198.30

4yr    330.08    306.49    287.17    281.42    255.92    237.01    226.59    213.85     202.09    200.20

5yr    330.08    306.49    288.80    283.71    258.00    238.88    228.47    215.76     203.99    202.10

6yr    330.08    306.49    290.27    285.77    259.87    240.65    230.23    217.51     205.80    203.92

7yr    331.01    307.30    291.88    287.74    216.66    242.25    231.91    219.30     207.62    205.75

8yr    331.92    308.18    293.82    290.13    263.85    244.29    233.86    221.13     209.46    207.58

9yr    332.72    308.95    295.43    292.11    265.64    245.89    235.50    222.80     211.03    209.16

10yr   333.72    309.88    297.84    295.13    268.39    248.44    238.02    225.31     213.65    211.78

11yr   334.52    310.62    300.12    298.06    271.05    251.11    240.56    227.82     216.11    214.24

12yr   336.90    311.48    302.82    301.01    273.74    253.46    243.06    230.30     218.69    216.82

Section 3-B-2                                                                        Page 45

                             FIRST OFFICERS

         B74-                             DC-10-                767/        A319/                 B300/

         400       B747       B777     F            DC10     757        A320      B727     500         B737

1yr      52.01     52.01      52.01     52.01      52.01     52.01       52.01     52.01      52.01     52.01

2yr    137.64    127.81    118.48    115.57    105.10     97.28      92.95      87.66      82.75      81.96

3yr    198.05    183.89    171.36    167.53    152.35    141.08    134.84    127.22     120.12    118.98

4yr    208.28    193.40    181.20    177.58    161.49    149.55    142.98    134.94     127.52    126.33

5yr    211.42    196.31    184.97    181.72    165.25    153.00    146.34    138.19     130.65    129.44

6yr    215.21    199.83    189.25    186.32    169.44    156.91    150.11    141.81     134.18    132.95

7yr    219.62    203.90    193.66    190.91    173.61    160.73    153.87    145.50     137.75    136.51

8yr    224.04    208.02    198.33    195.84    178.09    164.89    157.86    149.26     141.38    140.11

9yr    225.25    209.16    200.01    197.76    179.84    166.47    159.43    150.84     142.87    141.60

10yr   226.76    210.56    202.38    200.54    182.37    168.81    161.74    153.10     145.18    143.90

11yr   228.14    211.84    204.68    203.27    184.86    171.27    164.06    155.38     147.39    146.11

12yr   230.10    212.74    206.83    205.59    186.96    173.12    166.01    157.30     149.37    148.09

                             SECOND OFFICERS

       B747      DC-10F   DC-10      B727

1yr     52.01      52.01     52.01      52.01

2yr     91.40      88.69     80.65      67.28

3yr    103.59    100.52      91.41     76.33

4yr    151.08    146.63    133.34    111.41

5yr    155.25    150.65    137.00    114.57

6yr    166.97    154.31    140.33    117.45

7yr    171.45    157.10    142.87    119.73

8yr    175.95    158.70    144.32    120.96

9yr    179.41    160.07    145.57    122.10

10yr   182.31    161.74    147.08    123.47

11yr   186.41    163.34    148.54    124.84

12yr   190.84    164.95    150.01    126.20

Effective May 1, 2004 the hourly rates for Captains, First

Officers, International Relief Pilots and Second Officers who

are on the Second Officers Seniority Eligibility List shall be as follows:

Page 46                                                                                 Section 3-B-2

                                 CAPTAINS

         B74-                             DC-10-                767/        A319/                 B300/

         400       B747       B777     F            DC10     757        A320      B727     500         B737

1yr    348.62    321.22    295.23    287.25    261.22    241.93    231.03     217.70    205.61    203.62

2yr    348.62    321.22    296.91    289.63    263.38    243.79    232.94    219.69     207.38    205.38

3yr    348.62    321.22    298.45    291.78    265.34    245.72    234.84    221.57     209.21    207.22

4yr    348.62    321.22    300.09    294.09    267.44    247.67    236.78    223.47     211.18    209.21

5yr    348.62    321.22    301.79    296.48    269.61    249.63    238.75    225.47     213.17    211.19

6yr    348.62    321.22    303.33    298.63    271.57    251.48    240.59    227.29     215.06    213.09

7yr    349.61    322.07    305.02    300.68    273.43    253.15    242.35    229.16     216.96    215.00

8yr    350.55    322.99    307.04    303.18    275.72    255.28    244.39    231.08     218.88    216.92

9yr    351.40    323.79    308.73    305.26    277.60    256.96    246.10    232.83     220.53    218.57

10yr   352.46    324.77    311.24    308.41    280.47    259.62    248.73    235.45     223.27    221.31

11yr   353.31    325.55    313.62    311.47    283.25    262.41    251.39    238.07     255.84    223.89

12yr   355.82    326.45    216.45    314.56    286.06    264.87    253.99    240.67     228.54    226.58

FIRST OFFICERS

         B74-                             DC-10-                767/        A319/                 B300/

         400       B747       B777     F            DC10     757        A320      B727     500         B737

1yr     54.35      54.35     54.35      54.35     54.35      54.35      54.35      54.35     54.35      54.35

2yr    145.37    133.95    123.81    120.77    109.83    101.66     97.14       91.61     86.48      85.65

3yr    209.17    192.73    179.07    175.07    159.20    147.43    140.90    132.94     125.53    124.33

4yr    219.98    202.69    189.36    185.57    168.75    156.28    149.41    141.01     133.26    132.01

5yr    223.29    205.74    193.30    189.89    172.69    159.89    152.92    144.41     136.53    135.27

6yr    227.30    209.44    197.77    194.71    177.06    163.97    156.87    148.20     140.22    138.94

7yr    231.97    213.70    202.38    199.50    181.43    167.96    160.80    152.05     143.95    142.66

8yr    236.62    218.02    207.25    204.65    186.11    172.31    164.96    155.98     147.75    146.42

9yr    237.90    219.21    209.01    206.66    187.93    173.96    166.61    157.63     149.30    147.97

10yr   239.50    220.68    211.49    209.56    190.58    176.41    169.02    159.99     151.71    150.38

11yr   240.96    222.02    213.89    212.42    193.17    178.98    171.45    162.37     154.02    152.69

12yr   243.03    222.96    216.13    214.84    195.38    180.91    173.48    164.38     156.09    154.75

Section 3-B-3                                                                        Page 47

SECOND OFFICERS

       B747     DC10-F     DC10       B727

1yr     54.35      54.35     54.35      54.35

2yr     95.79      92.68     84.28      70.30

3yr    108.57    105.04     95.53      79.76

4yr    158.34    153.23    139.34    116.42

5yr    162.71    157.43    143.17    119.73

6yr    174.99    161.26    146.64    122.74

7yr    179.69    164.17    149.30    125.12

8yr    184.40    165.84    150.82    126.41

9yr    188.03    167.28    152.12    127.59

10yr   191.07    169.01    153.70    129.03

11yr   195.36    170.69    155.22    130.46

12yr   200.02    172.38    156.76    131.88

3-B-3- The rates stipulated in Section 3-B-1 and 3-B-2

include the terrain pay differential heretofore paid by the

Company and as set forth in Decision 83 and such composite

rates shall be paid for all flying whether such flying is over flat or mountainous terrain, on or off the Company's air

routes and recognizes the application of the traditional base,

hourly, mileage and gross weight pay factors.

3-B-4- Minimum Guarantee

3-B-4-a- Each pilot shall be paid for not less than                          Minimum

seventy-five (75) hours of pay credit each month (seventy-seven          Guarantee 75

(77) hours in a flex month), unless he has an                                  hours (77 in a flex

unpaid absence during that month. Further, any pay credit                 month) for all

which exceeds eighty-five (85) hours in any month shall                    pilots with a

not be paid, but shall be placed in a "bank", as provided in                 maximum of 85

3-I, below.                                                                          hours pay per

                                                                                       month

3-B-4-b- A lineholder's salary each month shall be

determined as follows:

The Pay Credit Value of each pilot's assigned line shall be               Determination of

determined as provided in Section 5-G-3, after taking into                L/H's pay credit

consideration the effect of any carry-over trip from the                    value for the

prior month, including any reassignment accomplished                   month

under the provisions of Section 5-B-1-b. This pay credit

value may be increased and/or decreased due to (1)

Page 48                                                                         Section3-B-4-c

operational loss of flying, (2) reassignment, (3) voluntary

open flying and (4) credit produced by the Minimum

Schedule Provisions, Actual Credit Provisions or Actual

Flight Time Provisions of Section 5-G-3-e.

3-B-4-c- Lineholders assigned to a line of flying with a

flight time credit projection of less than seventy-five (75)

hours (seventy-seven (77) hours in a flex month) who trip

trade into a trip, or drop and subsequently pick up a trip,

the value of which is equal to or greater than the value of

the original trip shall not have his guarantee reduced

below seventy-five (75) hours (seventy-seven (77) hours

in a flex month).

3-B-4-d- Each reserve shall be paid for the greater of the

following:

3-B-4-d-(1) Seventy-five (75) pay credit hours, as

provided by "a" above, or

3-B-4-d-(2) The pay credit value of all trips flown in the                   Determination of

month as computed under the "Minimum Schedule                        reserve pay credit

Provisions, Actual Credit Provisions or Actual Flight                       value for the

Time Provisions'' of Section 5-G-3-e. Any pay credit                       month. Bank for

produced over eighty-five (85) hours shall not be paid                     reserves

in that month, but shall be placed in a ''bank'', as

described in ''3-I'', below.

3-B-4-d-(3) In a flex month, the seventy-five (75) pay                         Reserve minimum

credit hour minimum in Section 3-B-4-d-(1) above shall                       guarantee 77

be increased to seventy-seven (77) pay credit hours for                      hours in flex

all reserves in the fleet(s) that are designated for the                         month

flex month.

3-B-5- Monthly Line Guarantee

3-B-5-a- A lineholder shall be paid for the greater of the

following:

3-B-5-a-(1) Seventy-five (75) pay credit hours                                  Lineholder

(seventy-seven (77) hours in a flex month),                                     minimum

                                                                                        guarantee 77

3-B-5-a-(2) the Pay Credit Value of his schedule, as                         hours in flex

determined by 3-B-4 above, or                                                   month

3-B-5-a-(3) the Pay Credit Value of his schedule as                           Pay protection for

determined by 3-B-4 above, substituting the scheduled                       trips that depart

pay credit value of any trip pairing(s) in his line for                             on or after the

which he is available that is scheduled to depart on or                         20th

Section 3-B-5-b                                                                      Page 49

after the 20th day of the calendar month. This

projected line value is determined by adding the pay

credit already earned prior to the 20th day of the

calendar month to the scheduled Pay Credit Value of

the remaining trip pairing(s). The ''scheduled Pay

Credit Value'' of the remaining trip(s), for the purpose

of this provision is the Pay Credit Value of the trip(s) as

it existed prior to the 20th day of the calendar month.

3-B-5-b- In the event that a trip pairing is scheduled to

operate over the month end, the Pay Credit Value

protected under this provision is limited to that credit

which is scheduled to occur in the current month.

3-B-6- Any pay credit produced by the application of Section             One hour pay for

3-J of the International Supplement shall be in addition to all                fuel stops over

pay credit produced by the application of this Section 3-B.                   and above the

                                                                                        guarantee

3-B-7- Incentive Pay

In addition to the Monthly Pay Credit Value determined under the provisions of this Section 3, each lineholder and reserve will receive incentive pay over and above his Pay Credit

Value for the month under the following provisions:

3-B-7-a- Late Night Flying - Domestic trips that are

operated under the provisions of Section 5-G-1-f will

produce incentive pay in accordance with the following:

3-B-7-a-(1) Incentive pay for late night trips will be                           Pilots will receive

calculated based on the scheduled flight time of the trip                     incentive pay for

between the hours of 2300 and 0659 home domicile                        scheduled flight

time.                                                                                 time between

                                                                                       2300 and 0659

3-B-7-a-(2) Incentive pay will be credited to the pilot at                     actually flown

the time the trip departs on the initial segment of the

pairing. However, this incentive will not be paid if the

pilot subsequently removes himself from the trip prior

to departing on the Late Night Flight as defined in

Section 5-G-1-f-(1)-(b).

3-B-7-a-(3) The amount of incentive pay will be $15.00

for Captains, $10.00 for First Officers, and $5.00 for

Second Officers for each qualifying hour.

3-B-7-b- Operational Integrity

Page 50                                                                              Section 3-B-7-d

When a pilot reports for a trip under the provisions of                        If crew agrees to

Section 5-G-2-d, he shall receive five (5) hours of                            minimum rest at

incentive pay at his hourly rate, provided he reports for                     layover in order to

duty for the first segment following his rest period under                    make an on time

Section 5-G-2-d. In addition to this incentive pay, the pilot                 departure they will

shall receive pay and credit for the value of the original                    receive 5 hours of

scheduled ID or the pay and credit for the flying actually                   incentive pay

performed, whichever is greater.

3-B-7-c- Senior/Junior Man

A pilot who accepts an assignment under the provisions of

Section 20-H-14 shall receive incentive pay as follows:

3-B-7-c-(1) The pilot will be credited with incentive pay                    Pilot who accepts

equal to 50% of the pay credit value of the assigned                       assignment under

trip. However, the incentive pay will be reduced by the                    senior/junior man

difference in the value of the trip(s) dropped, if any,                        provision shall

compared to the value of the trip assigned. If incentive                    receive incentive

pay is reduced in accordance with the foregoing the                       pay up to 50% of

pilot's guarantee will be increased by the amount the                     the pay credit

incentive pay is reduced, not to exceed the pilot's flight                  value of the

pay credit projection before the assignment.                               assigned trip

3-B-7-c-(2) The flight pay credit projection of a pilot's

line of flying who accepts an assignment under Section

20-H-14 will be the value of his line immediately before

or immediately following the trip assignment and repair

of his line, if any, whichever is greater.

3-B-7-c-(3) The 50% incentive, adjusted for the

difference in trip value, if any, will be credited to the

pilot when he departs on the first segment of the trip

assigned to him under this provision.

3-B-7-d- Incentive pay will be separate and apart from

any other flight time credit and will not be subject to

reductions or offsets as provided for in any other section

of the Agreement.

3-B-7-e- Accrued incentive pay will be paid as a separate

line item on the pilot's monthly paycheck for the month in

which it is earned.

3-C- Unpaid absences

Unpaid absences shall reduce a pilot's salary as follows:

Section 3-C-1                                                                          Page 51

3-C-1- Lineholders

3-C-1-a- Pay credit hours which are reduced from those                     Unpaid absences

credited hours in excess of seventy-five (75) (seventy-seven                 for hours in

(77) hours in a flex month) shall be reduced on a                               excess of the

one-for-one basis; i.e., one (1) hour dropped shall reduce                     minimum

pay by one (1) hour.                                                                  guarantee

                                                                                          reduced on an

                                                                                          hour for hour

                                                                                          basis

3-C-1-b- A pilot who is scheduled for fewer than seventy-five                Formula for

(75) credit hours (seventy-seven (77) hours in a flex                            reduction of pay

month), whose pay is based on the seventy-five (75) hour                     for unpaid

guarantee (seventy-seven (77) hours in a flex month),                         absences for

shall have his pay reduced by the amount produced by                        hours less than

dividing the number of credit hours dropped by the number                   the minimum

of credit hours in the line before the drop and then                             guarantee

multiplying by his guarantee salary, e.g., a five (5) hour

drop from a seventy (70) hour line would reduce a

$5,000.00 salary by $357.00.

3-C-2- Reserves

Each standby day shall be worth four hours and ten minutes                Reserve standby

(4:10) of pay credit, not to exceed seventy-five (75) hours                   day worth 4:10

(seventy-seven (77) hours in a flex month) in any one (1)

month.

3-C-3- Prorating Pay

When it is necessary to adjust salary due to a rate change in              Mid-month hourly

mid-month, the value of each hour shall be determined as                 rate change

above and the pilot's salary shall be the composite produced by the number of hours at each rate..

3-D-

Pilots who are permitted to trade trip sequences shall have

their salaries adjusted by recalculating each pilot's salary to include the effect of the trade.

Page 52                                                                           Section 3-E

3-E-

3-E-1- A pilot who is permitted to drop a trip shall have his              ANP salary

salary reduced as in 3-C above. If he subsequently picks up             adjustment and

open flying, his salary will be restored on an hour for hour                restoration

basis calculated on the same basis as the reduction.                     procedures

3-E-2- In addition to the pick-up of open time, a pilot may              Restore ANP by

restore his salary by agreeing to stand by as a reserve on a            standing reserve

day suggested by the Company. The number of days of

availability will be declared by the pilot at the time he accepts the offer to standby and he shall be restored salary at the

rate of four hours and ten minutes (4:10) per standby day or the number of credit hours actually performed, if greater.

Pilots under this provision will be placed on the reserve list as number one.

3-F-

The monthly guarantee provided in this Section 3 shall not

apply to those pilots who are unable to fly because all or part of the Company's airplanes are not available for flight for

reasons other than those normally encountered in regular

scheduled operations, for such time that the affected pilots are unable to fly and the provisions of Section 3-C-1 and 3-C-2 shall apply.

3-G-

When in line operations a Captain, with his concurrence, is                Captain flying As

assigned to serve as a First Officer, his monthly salary shall               First Officer

continue to be paid at the rates applicable to his awarded

assignment.

3-H- Displacement

When Company officials whose names appear on the Pilot's             Partial trip

System Seniority List or pilots acting in a supervisory                     displacement

capacity or any pilot not actually assigned to airline flying, fly            requires 24-hour

any trip for which compensation is paid, the scheduled pilot             notification

shall not have his salary reduced. Further, the Company may

displace a pilot for an entire trip. If the Company desires to displace a pilot for a partial trip, the pilot must be given twenty-four (24) hour notification of the intended

displacement. If the pilot is not given a twenty-four (24) hour notification of the intended displacement he will not be

displaced without his concurrence. Additionally, an

augmenting First Officer who is displaced for any reason will

Section 3-I                                                                            Page 53

not be assigned to another First Officer position on the trip from which he was displaced without his concurrence.

3-I- Bank

If, in any given month, a pilot acquires pay credit in excess of                Hours in excess

eight-five (85) pay credit hours, that excess shall be held in                  of 85 put in bank

his ''bank'' and administered according to the following                       for pilots

provisions (for the application of this paragraph, the value of a "reserve availability day" shall be four hours and ten

minutes (4:10)):

3-I-1- The accounting for bank credits shall be in dollars.                 Bank balance

When entered into the bank, the hours and minutes earned              maintained in

shall be converted to dollars and cents at the pilot's current              dollars

rate of pay. Whenever bank credit is paid out or used for a

trip drop, the bank balance will be converted back to hours

and minutes at the pay rate applicable to the pilot at the time of the pay out.

3-I-2- A pilot's bank balance will be updated once each

month, showing his balance as of the first day of the pilot

schedule month, after his pay for the prior month has been

finalized. That balance shall be used in the computation

required by 3-I-4, below, to determine eligibility for bank

drops.

3-I-3- At the end of each month, if a pilot's earned pay credit           Available bank

in that month does not produce eighty-five (85) hours of pay,            trip used to cap

any bank balance available as of the last day of that month              pay to 85 hours

will be used to increase the pilot's pay up to eighty-five (85)             for lineholders

hours. Bank time paid in this manner will not be used as an             and reserves

offset for the monthly minimum guarantees.

3-I-4- Pilots will be required to reduce excess bank time               Bank trip drop and

accumulation by dropping trips, or reserve availability days,            reduction of

from their schedules. The pilot will receive pay for and                  reserve

accrued bank time will be reduced by the pay value of the trip         availability day

or reserve availability day(s) dropped, not including any pay           procedure

credit which would normally be credited to the following

month.

3-I-5- A pilot will be considered to be eligible for a bank drop         Bank trip drop and

in any month in which his bank balance is high enough to              reduction of

satisfy the following conditions: After month-end schedule             reserve day

adjustments are completed for the transition from the current          availability

month to the following month, the projected Pay Credit Value         eligibility

of the pilots schedules in both months will be examined and

the amount of bank time necessary to provide the pilot with

Page 54                                                                              Section 3-I -6

eight-five (85) hours of pay in both months will be forecast.

Next, that bank time needed to increase the pilot's pay to

eighty-five (85) hours in both months will be subtracted from the pilot's official bank balance as of the first of the current month. If there is sufficient bank time left to cover the entire

Pay Credit Value of any complete trip pairing, or reserve

availability day, originating in the following month's schedule,

the pilot is eligible for a bank drop in that following month.

3-I-6- Once a trip, or reserve availability day, is dropped for bank time, it will no longer be considered part of the pilot's schedule (except as provided in 3-I-6-a and 3-I-6-b, below)

and the pay credit value of the dropped trip, or reserve

availability day, shall be removed from his bank balance.

3-I-6-a- For the purpose of qualifying the pilot for open

flying under 20-H-3 and 20-H-5, the scheduled flight time

of the dropped trip will remain in the pilot's projection for the month in which the dropped trip originated.

3-I-6-b- For the application of Section 3-C-1, above, Pay

Credit Value of the dropped trip, or reserve availability

day, will be considered to remain in the pilot's line.

3-I-7- It is recognized that, due to the operational events

which may occur after a trip is dropped for bank time, a pilot may not have sufficient time in his bank to provide a full

eighty-five (85) hours of pay in any month.

3-I-8- In any month in which a pilot is eligible for a bank                     Trip drops and

drop, he will be required to drop a trip, or reserve availability                 reduction of

day, unless the Company defers the drop due to manpower                  reserve day

considerations. The Company may defer bank drops for two                 availability may be

consecutive months. A bank drop may not be deferred and is                deferred until the

required no later than the third consecutive month in which                   third month of

the pilot is eligible for a drop. If the Company defers the drop                 eligibility

in the first month that the pilot is eligible and the pilot is not eligible for a drop in the following month, or if the drop is deferred for two consecutive months and the pilot is not

eligible for a drop in the third month, then the next month in which the pilot is eligible will be considered the ''first month''

in which he is eligible for the purposes of this deferral

process and the pilot is again subject to a Company deferral,

as above.

Section 3-I-9                                                                         Page 55

3-I-9- The Company shall determine which trip sequence, or               Pilot may make

reserve availability day, will be dropped; however, in                          his desire for trip

anticipation of becoming eligible for a bank drop, a pilot may                or reserve

request in advance the trip, or reserve availability day, which                availability day

he wants to drop or the days off which he wants to acquire.                 drop known to

The pilot's request must be received by the Company within                Company. Final

48 hours after the publication of lineholder schedules for the                determination

month in which the drop is requested. (This procedure will be              made by

similar to that used to protect specific days off from a PC                   Company

assignment.) The Company will accommodate the pilot's

request within the constraints of available manpower,

however the Company will make the final determination

regarding the selection of trip, or reserve availability day, to be dropped.

3-I-10- Any remaining bank balance which a pilot has on the             Bank balance

date his pay begins for another assignment (excluding                     paid out on

activations which change only the pilot's domicile) will be                 December 16 or

paid to the pilot within 45 days of his activation. Further, all               when pilot

pilots' bank balances which exist as of the first of December              changes status or

each year will be paid to the pilots on the 16th of December.             equipment type

3-J- Call out

When a pilot at his home domicile is called to the airport to fly               Pilot receives 2

a scheduled flight or to deadhead to protect a scheduled                    hours pay credit

flight, and he does not fly or the pay credit value of the                      added to his

assignment, as performed, is less than two (2) hours, he shall             projection when

nonetheless be credited with 2 hours of pay credit. This sub-              called to airport

paragraph does not apply to training or instruction flights,                  and he does not

familiarization and route qualifying flights. Further, it does not             fly

apply to a pilot's completing his interrupted trip or to a pilot who flies a trip scheduled within two (2) hours of the time

called for such flying. In the case of a reserve pilot, the two

(2) hours credit shall have the same pay application as two

(2) hours of actual flying time.

Page 56                                                                                Section 3-J

           This Page Intentionally Left Blank

Section 4-A                                                                          Page 57

Section 4

Expenses, Lodging, and Transportation

4-A- Expenses

4-A-1- Effective April 12, 2000, pilots when on duty or on                Hourly Expense

flight assignment including qualifying flight duty shall receive             Allowance

Two Dollars ($2.00) per hour, prorated from the time he is

scheduled to report for duty or actually reports for duty,

whichever is later and shall continue until termination of duty or flight assignment upon return to his home domicile. This

$2.00 rate will be increased by ten (10) cents on May 1,

2001, May 1, 2002, May 1, 2003 and May 1, 2004.

4-A-2- It is understood that a meal will be boarded for each crew member on all flight segments scheduled for over four

(4) hours non-stop or when any portion of the on duty period,

exclusive of report and debrief exceeds five (5) consecutive hours with the scheduled time on the ground at any point,

one and one half (1-1/2) hours or less. A crew breakfast

always will be provided on the first scheduled segment

whenever the crew has a duty period scheduled to originate

between 0001 and 0800. A snack will be boarded in addition

to other required crew meals on any flight scheduled for five

(5) or more hours of flight time. Other than the crew meal

provided in this sub-paragraph, crew meals will not be

boarded on any flight unless requested by the System

Schedule Committee or Hotel Committee for all crews

assigned that trip sequence for the entire month.

When the Company boards meals at the request of the

System Schedule Committee or Hotel Committee, the

payment provided in sub-paragraph 1 above, will be reduced

by the cost of such meal to the Company. For the purpose of

this provision, the cost to the pilots when requesting a meal shall be as follows:

               Breakfast                  $2.00

               Lunch                      $4.25

               Dinner                     $4.25

               Snack                      $3.50

Page 58                                                                                  Section 4-A-3

4-A-3- In addition to the standard allowances set forth in

sub-paragraph 4-A-1 above, a pilot deadheading on

Company business in the cabin will be provided with the

normal meal service aboard such aircraft.

4-A-4- The Company will provide a supply of "energy" food

to be available for the pilot at his request on all flights. The type and location of this food will be reviewed with the

Association on a periodic basis.

4-B-

4-B-1-

4-B-1-a- Pilots when scheduled for layovers in excess of                   Hotel rooms

four (4) hours shall be furnished suitable single occupancy                  provided for

lodging in a quiet room in a suitable location. Rooms will                    layovers of 4

be located within fifteen (15) minutes normal driving time                   hours or more

from the airport and transportation will be provided within                  will be within 15

fifteen (15) minutes of the crew's scheduled or planned                     minutes driving

arrival time whichever is later.                                                   time

4-B-1-a-(1) Notwithstanding Paragraph B-1-a above,                       Hotel rooms may

whenever a pilot (including a reserve) is scheduled for                     be waived by the

any layover (block to block) in excess of four (4) hours,                    pilot for layovers

but no more than five (5) hours, the crew desk may                        between 4 and 5

contact the pilot prior to departure of the trip sequence                    hours

and request his waiver of the layover hotel room.

Lineholders may advise the crew desk of their

requirements on a monthly basis. If the room is not

available upon arrival for those pilots who have not

agreed to waive the room, the pilot may arrange for his

own room and be reimbursed as per Section 4-B-1-c-(

1) and 4-B-1-c-(2).

4-B-1-a-(2) Pilots when on layover of less than four (4)

hours shall be furnished suitable lounge facilities as

necessary to minimize fatigue. Such facilities shall be

reviewed periodically with the Association.

In the event the Company is unable to provide the                             Hotel room may

above lounge facilities at non-domicile airports, the                            be used in lieu of

Association may request and the Company will provide                       lounge at non-

mutually acceptable off airport facilities.                                          domicile locations

4-B-1-b- A Hotel/Transportation Representative(s) of the

pilots shall meet quarterly with representatives of the

Company or more frequently, if needed, to review the

suitability of layover and training lodging accommodations

Section 4-B-1-b                                                                      Page 59

and/or rest facilities and transportation for pilots. The

parties shall be guided by the current Hotel Protocol and

this Protocol may only be modified by the mutual

agreement of the Parties. It is the intent of the parties to this Agreement that the Hotel/Transportation

representative shall be given the opportunity to consult

with and make recommendations to the Company on the

suitability of accommodations and/or transportation within

the following limitations:

4-B-1-b-(1) Guidelines for the selection of hotels/

motels shall be established by agreement between the

Company and the Association Representatives. The

agreed upon guidelines and evaluation form will be

used as a criteria for determining hotels or motels used

for layovers. If changes or modifications are desired by

either party, conferences will be held between the

Company and Association Representatives, for the

purpose of concluding what these changes or

modifications shall be. If changes or modifications in

the criteria or evaluation form are mutually agreed

upon, these changes will be put into effect. Copies of

the evaluation form will be retained by the Company

and Association as long as the hotel/motel is used as a

layover facility.

4-B-1-b-(2) If a change in hotel/motel facilities is                                Hotel change

requested, the Company and the Association                                   request

Representative or their designees will within thirty (30)

days jointly inspect other available facilities before

making the change. Nothing herein would prevent prior

agreement on acceptable facilities or deleting from

such list at any time. Once a mutually acceptable

facility is located, the Company will change to that

facility within 60 days if the hotel is located within the

United States and within 90 days if the hotel is located

outside of the United States. If changes are made at

the request of the Association Representative, no

further changes from that hotel will be requested for a

minimum of one (1) year, except by mutual agreement.

4-B-1-b-(3) The selection by the Company of the hotel/                     Hotel dispute

motel and/or the transportation used to and from such                      resolution

facility will be from the list of available facilities which have been jointly approved. If no joint approval can be

reached, the Senior Vice President of Flight Operations

and the UAL-MEC Chairman shall meet to attempt to

reconcile such differences. If the Senior Vice President

Page 60                                                                             Section 4-B-1-c

of Flight Operations and the UAL-MEC Chairman

cannot reach agreement, the Company will make the

final determination.

4-B-1-b-(4) Prompt investigation will be made and

appropriate action taken by the Company to correct

any deterioration of service or facilities within thirty

(30) days of being reported by the Hotel/Motel

Transportation Representative.

4-B-1-b-(5) A Downtown Hotel shall be defined as a                           Definition of

hotel located within a city's core business district. The                         Downtown

Parties may choose to select a hotel outside a city's                           Location

core business district, but the Association reserves the

right to return to that city's core business district in

accordance with paragraph 4-B-1-b-(2) above

4-B-1-c-

4-B-1-c-(1) If the rooms provided by the Company are

not available, the pilot may obtain lodging and claim

reasonable actual lodging expense on the regular

Company expense account form supported by the hotel

receipt.

4-B-1-c-(2) Pilots when at other than their regular

layover station shall receive reasonable actual

expenses for lodging when supported by a receipt

unless suitable lodging as provided in Paragraph 4-B-1-

a of this Section is furnished by the Company.

4-B-2-                                                                            Hotel workers on

                                                                                    strike

4-B-2-a- If an employee work stoppage is encountered at

any layover facility, the Company will consult with the

hotel/motel transportation representative and, if

requested, attempt to relocate layover crews at another

mutually acceptable facility.

4-C-

4-C-1- Standard allowances provided in Paragraph 4-A of

this Section will be allowed automatically and lodging, as

provided in Paragraph 4-B of this Section, will be allowed

when a pilot lays over at any layover point in connection with flight duties other than qualifying flight duty. In applying this

Paragraph to reserve pilots, they shall be considered as

standing in the same place as the pilot in whose schedule the trip appears.

Section 4-C-2                                                                      Page 61

4-C-2- When a pilot is required to layover away from his                   Qualifying

domicile in connection with qualifying flight duty, and the cost               expenses

of the lodging and/or necessary transportation is not billed directly to the Company, he will be entitled to claim

reasonable actual lodging and/or transportation expenses on

a regular Company expense account form.

4-D- Transportation

4-D-1- When transportation provided by the Company at a                 Layover

layover point does not leave within thirty (30) minutes after                  transportation

actual block arrival, pilots may use any other available means              pick-up at airport

of ground transportation to their place of lodging and may

claim reimbursement for expenses for such transportation on

the regular Company expense account form and pilots shall

be reimbursed therefor.

4-D-2- Hotel pick up times will be arranged to have the pilots             Hotel pick-up

arrive at the airport in sufficient time to report for duty at their              times

assigned report time. Pick-up times will be adjusted with

regard to the time of day and day of week of planned travel

so that the pilot is not required to arrive excessively early for his scheduled report time.

4-D-3- In the event a pilot's trip sequence originates at one             Crosstown

airport and terminates at another airport at his home                      transportation

domicile, the pilot shall be furnished transportation one way between one airport and the other at his option. A pilot

assigned to a schedule involving this type of operation shall advise the Company prior to the start of the schedule, the

one direction he desires such transportation during the

period he is assigned to that schedule. When transportation

does not leave within (30) minutes of actual block arrival

such pilot may use any other available means of ground

transportation between one airport and the other and may

claim reimbursement for expenses for such transportation on

the regular Company expense account form and said pilot

shall be reimbursed therefor.

4-D-4- When a pilot is scheduled to originate and terminate             Doubletown

a trip sequence at an airport serving his domicile other than              mileage

the domicile airport, as defined in Section 5-G-1-a-(2), he                 allowance

shall receive for the actual performance of the scheduled trip a mileage allowance of twenty-nine cents (29) per mile or

Company policy, whichever is greater, for the round trip

Page 62                                                                             Section 4-D-5

driving distance between the domicile airport and the airport at which the trip originates and terminates. Further, he shall receive Fifteen Dollars ($15.00) per hour and the meal

allowance set forth in Paragraph 4-A-1, prorated, based on

the applicable time listed in Section 5-G-1-b-(3).

4-D-5- If transportation provided by the Company is reported               Unacceptable

to be unacceptable by the Hotel/Transportation Committee,                  layover

the Company and the Association representative or their                     transportation

designees will within thirty (30) days jointly inspect other available transportation before making the change. Once a

mutually acceptable mode of transportation is located, the

Company will change to that mode at the earliest possible

time. Nothing herein would prevent prior agreement on

acceptable transportation. If no joint approval can be

reached, the Senior Vice President of Flight Operations and

the UAL-MEC Chairman shall meet to attempt to reconcile

such differences. If the Senior Vice President of Flight

Operations and the UAL-MEC Chairman cannot reach

agreement, the Company will make the final determination.

4-E- Miscellaneous Assignments

4-E-1- When a pilot is away from his home domicile at                        TDY per diem

Company request for temporary flight duty, he will receive the standard allowances provided in Paragraph 4-A of this

Section from the time of the departure of the trip on which he deadheads to begin the assignment until the time of the

arrival of the trip on which he returns to his home domicile at the completion of the assignment, except that such expenses

will be discontinued during any period of days off during

which he returns to his home domicile or residence.

Additionally, the pilot will receive twenty-five dollars ($25.00)

per day for the entire duration of the TDY assignment. For

purposes of this paragraph, a TDY assignment begins one

day prior to the pilot's first required day on duty and ends one day after the completion of his last duty period. The pilot will be provided suitable single lodging accommodations paid for

by the Company or be reimbursed for reasonable actual hotel

expenses if he is required to secure his own

accommodations. The pilot shall also be furnished

transportation to and from his temporary domicile, plus

transportation between the lodgings and the airport or

expenses therefor if such transportation is not furnished by the Company. Such expenses shall be claimed on a regular

Company expense account form and must be submitted

within ten (10) days after incurring the expenses. The

Company will allow actual and necessary laundry and

Section 4-E-2                                                                         Page 63

cleaning expenses when temporary duty is for more than five

(5) consecutive days.

4-E-2- When pilots are away from their home domicile on

special assignment for the Company other than those

provided for in Paragraph 4-E-1 above, reasonable actual

expenses will be allowed for meals, transportation, laundry

and lodging when not provided by the Company. All such

expenses will be claimed on regular Company expense

account forms and must be submitted within ten (10) days

after incurring the expenses. Upon application, a pilot will be given an advance by the Company to cover such expense

while on special assignment and within five (5) days after

returning to his domicile or at the close of each week in the event a pilot is away for a period longer than one (1) week,

he shall submit an expense account for such advance in

accordance with Company regulations and if he has returned

to his domicile, such expense account shall be accompanied

by the balance of any money advanced and not accounted for

on such expense accounts.

4-E-3- When pilots perform special assignments at their

domiciles not directly associated with their duties at the

Company's request, they shall receive reasonable actual

expenses for transportation and/or meals. Such expense

shall be claimed in accordance with Company regulations on

Company expense account forms within ten (10) days after

incurring the expenses.

4-F-

In those cases wherein pilots are entitled to claim actual

reasonable expenses for meals and/or transportation, they

may claim up to fifteen per cent (15%) of such expenses to

cover gratuities.

4-G-

Expenses for the Charter Operation will be as provided in this

Section, except that pilots assigned to the International

Charter Operation shall receive, in addition to the expenses provided in this Section, Fifty Cents ($0.50) for each hour

away from home.

4-G-1- Should isolated cases of unusual expenses be

encountered by a pilot which the expense allowance will not

normally cover, the Company will reimburse the pilot for such

Page 64                                                                                Section 4-H

expenses upon receipt of a documented Company expense

form.

4-H-

Pilots shall be allowed actual reasonable cleaning expenses,                 Reimbursement of

when supported by a receipt from a commercial cleaner for                  cleaning

the cleaning of the following uniform items: jacket, vest,                      expenses

trousers, necktie, shirt and outer coat.

4-I-

4-I-1- In the event the Company makes a change to the pilot               Replacement

uniform and requires pilots to wear such new uniform item(s)                uniforms at

(and disallows the wearing of the old item(s), if a                              Company cost

replacement), the purchase cost of these new uniform item(s)

will be borne by the Company. This provision does not cover

the acquisition costs of routine replacements required by age and wear.

4-I-2- The cost of a new hire pilot's standard initial uniform issue will be borne by the Company. Contract Admin Home

Section 5-A                                                                         Page 65

Section 5

Hours of Service

5-A-

This Agreement contemplates that pilots shall devote their

entire professional flying service to the Company provided

that nothing in this Agreement shall be construed to prevent any pilot from affiliating or assuming duties with the military services of the United States.

5-B- Flight Time Limitations and Flexible Months

The Company may, at its option, designate any month as a                  Company may

flexible month (flex month) for which the normal monthly                     designate four

schedule and actual limits stated in this Section 5-B, and                    flex months per

where referenced throughout this Agreement, may be                        year

increased for any fleet by up to two (2) hours. The Company

may designate such flex months in no more than four (4)

months in any calendar year. The Company will notify ALPA

and the pilots of its intention to increase the monthly

schedule and actual limits in any fleet prior to the SSC

meeting at which the affected month's schedules are to be

reviewed. The Company may not increase the normal

monthly schedule and actual limits under this Section 5-B

when any pilot is on furlough.

5-B-1- Scheduling Provisions

5-B-1-a- Schedules published for preferencing shall                        Monthly schedule

contain no more than eighty-one (81) flight credit hours.                     limit 81 credit

Should the last trip in a prior month require adjustment to                   hours. With

an awarded schedule, the adjusted schedule shall be                       monthly SSC

limited to eighty-one (81) actual flight hours. The Local                     concurrence lines

Schedule Committee, with the concurrence of the SSC                   may exceed

and the Company, may authorize the construction of lines                schedule limit by

of flying in any equipment domicile to exceed the                           up to 30 minutes

applicable monthly schedule limit by up to thirty (30)

minutes, provided the extended monthly schedule limit

improves the quality of the affected lines.

5-B-1-b- If a pilot is scheduled to fly a trip sequence                     Month-end

originating in the prior month which is projected to                         conflict repair

interfere with or make him illegal for any part of his                        procedure

awarded schedule in the new month, he may be

reassigned by the Company to any flying for which he is

Page 66 Section                                                                5-B-2

legal in the new month. Under this provision, he may be

assigned up to eighty-one (81) actual hours and up to the

same number of calendar days for which he was originally

scheduled. Assignment of the replacement trip(s) shall be

subject to the following:

5-B-1-b-(1) Every reasonable effort will be made to                     Pilot may

comply with a pilot's request to retain certain                             designate certain

designated days off, provided his request is received                   days holy from

within forty-eight (48) hours of the publication of                         month-end repair

lineholder schedules. Additionally, during this forty-eight

(48) hour period, a pilot may indicate a desire for

a repair in the current month if possible, rather than in

the following month. This assignment shall be made

prior to the beginning of the subject month.

5-B-1-b-(2) In making repairs under this Paragraph,

consideration will be given to minimizing disruption to

the pilot's line(s), consistent with schedule efficiencies.

5-B-1-b-(3) A trip may be inserted into a line under

these provisions only if it does not create another

illegality within that line.

5-B-1-b-(4) New trip(s) may be substituted for trip(s) in

the previous month's line, with pilot concurrence.

5-B-2- Actual Performance Limits

5-B-2-a- Eighty-one (81) actual flight hours shall                           Actual monthly

constitute the monthly maximum, including the value of                    flight limitations

any inbound time produced by the completion of a trip

sequence which originated in the prior month; unless the

pilot volunteers to eighty-three (83) flight hours as

provided by 5-B-3, below. When a pilot is projected to

exceed eighty-one (81) hours of actual flight time, a trip or a portion of a trip will be removed from his schedule to

reduce his projected flight time to the actual monthly

maximum or less, or his projection prior to departing his

domicile, whichever is higher. The selection of the trip or

portion of a trip to be dropped will be subject to

concurrence between the pilot and the crew desk unless

concurrence cannot be reached, in which case a Flight

Manager will decide. Further, should the Local Schedule

Committee, with the concurrence of the SSC and the                    With SSC

Company, authorize the construction of lines of flying in                 concurrence

any equipment domicile to exceed the applicable monthly               actual limit may

schedule limit by up to thirty (30) minutes, as provided in                be exceeded by

above, the 81/83 hour maximums stated in this paragraph              up to 30 minutes

shall be increased by an amount equal to the time which

Section 5-B-2-b                                                                     Page 67

the scheduled lines of flying exceed the monthly schedule

limits.

5-B-2-b- A reserve shall be limited to seventy-five (75)                   Reserves limited

actual flight hours. A reserve may exceed the monthly                     to 75/81 actual

credit limit as long as his actual projection does not                       hours

exceed seventy-five (75) hours. However, a reserve may

fly up to eighty-one (81) actual flight hours provided his

flight pay credit does not exceed eighty-one (81) hours.

5-B-2-c- Notwithstanding the provisions of 5-B-2-a,                    Pilot will fly last

above, a lineholder may be required to continue to fly his               trip of month even

schedule even if he becomes projected over 81 hours (or              if projected over

83, if applicable), so long as he was projected at or below             81/83 as

81 hours (or 83, if applicable) before departing on his next            applicable due to

to last trip of the month. Further during the performance of           actual flying or

a pilot's last trip of the month, the limitations of 5-B-2-a               reassignment

above (with respect to a lineholder) and 5-B-2-b above

(with respect to a reserve) shall not apply and he may be

required to complete his schedule. A reserve pilot                    Reserve may be

involved in a reassignment under this provision shall not            reassigned over

be available to any greater extent than a lineholder and             75/77 hours if

may be assigned to exceed the limits in 5-B-2-b above             given the same

only when given the same assignment as the other                 assignment as

members of the disrupted crew.                                        other crew

                                                                             members

5-B-3- Operational Flexibility

Notwithstanding the 81 hour actual monthly flight time             Pilot may opt to

limitation of 5-B-1 and 5-B-2, above, a lineholder may             fly up to 83 actual

elect to fly up to 83 actual flight hours. A pilot may make          hours

this election at any time including during the line award

process, in which case any adjustment made necessary

by an inbound carry-over conflict can be repaired up to 83

actual flight hours.

5-B-3-a- A pilot who has not previously elected to fly over          Pilot may concur

81 hours may, with his concurrence, be reassigned under            to be reassigned

Section 20-F-1 and 20-F-2 to flying which exceeds 81                 up to 83 actual

flight hours, but in no event more than 83 actual flight                  hours

hours, unless it is his last trip of the month.

5-B-3-b- A pilot who at any time agrees to fly above 81

actual hours shall be considered available up to 83 hours

for the remainder of the relevant month.

Page 68                                                                                Section 5-B-3-c

5-B-3-c- This 83 flight hour flexibility provision shall be                       Open time pick up

applicable to all monthly flight time limitations; except for                      limited to 81

the pick up of open flying under the provisions of Section                      actual hours

20-H-3 and 20-H-5, which are limited to 81 flight hours.

5-B-3-d- This flexibility provision shall not be available at any time that any pilots are on furlough.

5-B-4- Reassignment Limitations

5-B-4-a- If a lineholder is assigned or reassigned under                     Reassignment

the provisions of Section 20-H or 20-I, he shall be limited,                    under 20-H and I

at the time of the assignment to eighty-one (81) actual                       are limited to a

flight hours or to his projection just prior to the                                  pilot's projection

reassignment, if higher. Should an assignment be given                    or 81 actual hours

which, at the time of that assignment, projects a pilot                        which ever is

above the applicable limit, he shall have a trip or a portion                  greater. Any

of a trip removed from his schedule upon his return to his                  assignment

domicile at the completion of the assignment, in order to                    projecting pilot

reduce his projection to or below the applicable limit. The                  above these limits

selection of the trip or portion of a trip to be dropped will                    must have his

be subject to concurrence between the pilot and the crew                   projection

desk unless concurrence cannot be reached, in which                      reduced upon

case a Flight Manager will decide.                                              returning home

5-B-5- A pilot on reserve part of the month and assigned to             Reserves with

a line of flying under Section 20 for some portion of the                    partial line

month shall, if such assignment results in a projection higher             assignment

than the actual monthly maximum at the time he starts flying             limited to 75

the line of flying, have a trip(s) or portion of a trip deleted                  actual hours

from the line of flying to produce a projection equal to or less than the actual monthly maximum. The monthly maximum for

this application shall be as provided in 5-B-2-b above.

5-B-6- Trips which originate in the current month and project into the following month shall have only that time scheduled prior to 2400 home domicile time of the last day of the month credited to the current month.

5-B-7- When a pilot has been on duty aloft in excess of eight             8 in 24 requires at

(8) hours in any consecutive twenty-four (24) hours, he shall,              least 12 hours

upon completion of his assigned flight or series of flights be                rest

given at least twelve (12) hours for rest before being

assigned any further duty with the Company.

Section 5-B-8                                                                            Page 69

5-B-8- A pilot shall not be scheduled for duty aloft for more                    No 2 for 1 rest

than eight (8) hours during any duty period. At the completion                  application

of each duty period a pilot shall be scheduled for a rest

period of no less than the applicable minimum provided by

Section 5-G-1-c. In the actual operation, the minimum rest

requirement shall be no less than (a) the actual rest period provided by Section 5-G-2-c below or (b) the rest period

prescribed by the applicable FAR, whichever is greater.

5-B-9- A pilot shall not be scheduled for duty aloft if his total                   30 in 7

flight time will exceed thirty (30) hours in any seven (7)

consecutive twenty-four (24) hour period.

5-B-10- If a pilot is projected to become illegal, under the                      Procedure for

provisions of Paragraph 5-B-7, 5-B-8 and/or 5-B-9 above, he                   correcting 8 in 24

shall continue to fly his assigned trip until he is actually                          problems

illegal except as provided below:

5-B-10-a- If a pilot is scheduled for a layover at a non-equipment domicile and is projected to be illegal to fly the

first leg of the next duty period, the Company may

designate any remaining portion of his trip sequence open

under Paragraph 20-H or 20-I and repair accordingly.

5-B-10-b- If a pilot is scheduled for a layover at a non-equipment domicile and is projected to be illegal for some

portion of his remaining trip after the layover, and the

remaining portion of his trip does not pass through an

equipment domicile prior to the point at which he is

projected to become illegal, the Company may designate

any remaining portion of his trip sequence open under

Paragraph 20-H or 20-I and repair accordingly.

5-B-10-c- In addition to the repairs provided in 5-B-10-a

and 5-B-10-b above, a pilot projected to become illegal

under this provision may be removed from any portion of

his sequence; or he may be reassigned to another pilot's

pairing (or portion thereof) if that pilot can be assigned the flying for which the subject pilot is illegal under the

provisions of Section 20-H or 20-I.

5-B-10-d- If a pilot becomes illegal, or is expected to                      No DHD between

become illegal, under the provisions of sub-paragraph 5-                   flight segments to

B-8 and/or 5-B-9 above to fly his entire scheduled trip                      satisfy 8 in 24

sequence, he will not be required to deadhead between                   legality

flight segments which he was scheduled to fly in one (1)

duty period. However, a pilot may be required to deadhead

Page 70                                                                               Section 5-B-11

on either the first or last flight segment(s) of any one (1)

duty period to become legal.

5-B-11- No pilot shall be assigned any duty with the                          Reserve released

Company during any rest period required by this Paragraph                  unless specifically

B. In the application of this sub-paragraph, a reserve pilot                     advised

upon completion of any assignment, will be specifically

advised if he is not released from duty and is not

commencing a rest period.

5-B-12- Duty aloft includes the entire period during which a pilot is assigned as a member of an airplane crew during

flight time.

5-B-13- Scheduled for duty aloft means the assignment of a

pilot on the basis of the flight time established in the

applicable Domicile Schedule Letter rather than the actual

flight time.

5-B-14- Relief from all duty for not less than twenty-four (24)

consecutive hours shall be provided for and given to a pilot at his home domicile at least once during any seven (7)

consecutive calendar days.

5-C- 8 in 24 Application

5-C-1- For qualifying purposes, a pilot shall not be required to fly as a pilot or as an observer crew member a combined

total flight time of more than eight (8) hours in any twenty-four

(24) hour period.

5-C-2- When the combined total actual flight time of a pilot                 8 in 24

as a pilot and as an observer crew member (deadhead time

as a passenger excluded) is more than eight (8) hours or is

scheduled for over eight (8) hours in any consecutive twenty-four

(24) hour period, such pilot for such combined total

actual flight time shall have a minimum rest period as

specified in Section 5-G-2-c.

5-D- Deadhead

5-D-1- Time spent as a passenger or as an Observer

Member of the Crew (OMC) shall not contribute to flight time under the provisions of this Agreement.

Section 5-D-2                                                                          Page 71

5-D-2- When a pilot assigned a line of flying is displaced

from or is required to deadhead or ride as observer on a flight because he has been displaced from the flight or a part

thereof to which he has previously been designated as a

member of the crew and he is unable to deadhead or ride as

observer member of the crew on the flight from which

displaced, he shall be permitted to deadhead or return as

observer member of the crew on any other flight in order that he may return to his domicile as soon as possible. This

Paragraph shall not apply when a pilot is removed from his

assigned trip as a result of the operation of the pilot's

schedule selection procedure, equipment substitution,

cancellation due to weather or equipment, moving to another

trip, or being removed from a trip due to the application of

Section 20-F, 20-G, 20-H and 20-I.

5-D-3- Pilots when deadheading over the Company's                    First Class DHD if

domestic routes shall be on non-revenue positive space                  available at time

(NRPS) or OMC at the pilot's option unless OMC provides the           of booking

only expedient method of transportation. Pilots will be

booked in first class if space is available at the time of

booking. If first class space is not available at the time of booking, pilots will be booked in business class. If business class space is not available at the time of booking, pilots will be booked in economy class and assigned a seat according

to the following order of preference: aisle seat, window seat,

middle seat.

5-D-4- Offline deadheading shall be First Class when

available on all flights scheduled for three (3) hours or more.

5-E-

5-E-1-

5-E-1-a- When a pilot assigned to a line of flying is on                       Sick leave

sick leave, his total allowable monthly flight time shall be                     adjustment for

reduced by the number of actual flight hours which the                        lineholders

pilot missed as a result of sick leave.

5-E-1-b- When a reserve pilot is on sick leave, his total                     Sick leave

allowable monthly flight time shall be reduced by four                         adjustment for

hours and ten minutes (4:10) for each duty day he was on                   reserves

sick leave, except as provided in Section 20-H-3 of this

Agreement.

5-E-2-

Page 72                                                                             Section5-E-2-a

5-E-2-a- When a pilot assigned a line of flying is on                       Vacation

vacation, his total allowable monthly flight time shall be                    adjustment for

reduced by the number of actual flight hours which the                     lineholders

pilot missed as a result of his vacation.

5-E-2-b- When a pilot serving as reserve is on vacation,                 Vacation

his total allowable monthly flight time shall be reduced by                 adjustment for

four hours and ten minutes (4:10) for each duty day he is                 reserves

on vacation.

5-F-

A pilot shall not be required to keep the Company advised of his whereabouts on his days off.

5-G- Duty Time

5-G-1- Preparation of Pilot's Schedule

The following on-duty provisions shall apply to the

preparation of pilot schedules and the preparation of initial pilot, including reserve pilot, assignments (other than trip pairings appearing in the Pilots' Schedules).

5-G-1-a-

5-G-1-a-(1) A pilot shall not be scheduled to be on duty

in excess of the following limitations, except that with

the concurrence of the System Schedule Committee,

duty periods up to fourteen (14) consecutive hours may

be scheduled:

5-G-1-a-(1)-(a)

For Duty Period

Starting                          Trip Preparation

0600-1329                       13 hours

1330-2359                       13 hours, reduced 1 min. for each 3 min.

                                    beyond 1330

2400-0414                       9 1/2 hours

0415-0559                       9 1/2 hours, increased 2 min. for each 1

                                   min. beyond 0415.

5-G-1-a-(1)-(b) When a duty period is scheduled to

end with a deadhead segment, the applicable duty

Section 5-G-1-b                                                                       Page 73

limits shall be one (1) hour greater than the times

indicated above.

5-G-1-a-(1)-(c) A pilot shall not be scheduled to be                              Duty period limit

on duty for more than ten (10) hours in any duty                                  after field layover

period following a layover scheduled for less than

ten (10) hours and forty-five (45) minutes free from

duty, except that if the duty period begins between

2301 and 0359, the on-duty period shall be

scheduled for not more than nine (9) hours.

5-G-1-a-(1)-(d) Determination of all on-duty periods

shall be based on home domicile time.

5-G-1-a-(1)-(e) When a pilot is scheduled into one                            Drive time for

airport and out of another airport serving the layover                         crosstown

point, the duty period will have the driving time                                 layovers shall be

shown in Section 5-G-1-b-(3) included in the duty                             included in the

time. This provision will not apply to downtown                                duty time

layovers in New York City, downtown layovers

between IAD and DCA, all downtown layovers

between OAK and SFO when scheduled for a

downtown San Francisco hotel.

5-G-1-a-(2) The domicile airports are LAX, SFO, SEA,                       Domicile airports

DEN, ORD, MIA/FLL, JFK/LGA, IAD/DCA, ANC, and

HNL. In the event a trip sequence is scheduled to

originate and terminate at an airport serving the

domicile other than these domicile airports, the

provisions of Section 4-D-4 shall apply.

5-G-1-b-

5-G-1-b-(1) Duty time on a scheduled basis shall                             Report and

include scheduled flight and ground time and a pilot                         debrief times

shall be considered to be on duty for one (1) hour

before the scheduled departure of his trip until fifteen

(15) minutes after the scheduled termination of the trip.                     Debrief increased

If the required reporting time exceeds one (1) hour,                         to 30 minutes if

such additional time shall be considered as duty time.                      crew must clear

If, due to their arrival from an international city, a crew                      customs

is required to clear customs at the completion of a trip

sequence, the 15 minute debriefing time shall be

increased to 30 minutes. This sub-paragraph shall not

apply in the application of Section 5-G-1-b-(3).

5-G-1-b-(2) Notwithstanding sub-paragraph 5-G-1-b-(

1) above, a pilot scheduled to fly a cargoliner shall be

considered to be on duty until thirty (30) minutes after

the scheduled termination of the trip. This cargoliner

Page 74                                                                               Section 5-G-1-c

debrief time shall remain 30 minutes unless the SSC

and the Company agree an increased time is

necessary at a particular airport. If the SSC and the

Company are unable to reach agreement, the issue will

be referred to the UAL-MEC Master Chairman and the

Senior Vice President of Flight Operations for

resolution.

5-G-1-b-(3) When a pilot's scheduled trip sequence                          Crosstown duty

originates out of one airport and terminates at another                       period extension

airport serving his domicile, the following times will be                       added to either

used to increase either the first or last duty period,                           first or last duty

depending on whether the time is provided at the                             period

beginning or end of the trip. Such times shall be

considered as scheduled deadhead time at one-half (1/

2) flight time credit for the application of Section 5-G-3-f.

LGA-JFK            :45                 LAX-ONT          2:15

EWR-LGA         1:30                 LAX-PMD         2:30

JFK-EWR          2:00                SFO-OAK         1:00

MDW-ORD        2:00                 SEA-BFI            :45

DCA-IAD          1:10                 MIA-FLL           1:45

DCA-BWI         1:10                 PBI-MIA            2:00

IAD-BWI          1:45                 SJC-SFO           1:00

LAX-BUR         1:15                 PBI-FLL            1:00

When a pilot is scheduled in accordance with Section

4-D-4 of this Agreement, the above times will be used

with the following exceptions: JFK/LGA-EWR 1:30;

MDW-ORD 1:45; MIA-FLL/PBI 2:00.

5-G-1-c- For the purpose of determining scheduled duty

time, a pilot's on-duty period cannot be broken by an off

duty period of less than:

5-G-1-c-(1) Nine (9) hours and thirty (30) minutes- in                      1 hour scheduled

case of relief from flight duty at a point where sleeping                      report may be

accommodations are provided within fifteen (15)                             reduced to :30 at

minutes normal driving time from the airport and                             non domiciles

transportation is provided within fifteen (15) minutes of

the scheduled arrival time of the trip. At non-domicile

locations, the Company may, on a monthly basis with

SSC concurrence, reduce the one (1) hour report time

.Section 5-G-1-d                                                                   Page 75

specified in Section 5-G-1-b-(1) to thirty (30) minutes in

order to provide the required period free of duty. Such

action, however, will not dilute the application or any of

the provisions of this Paragraph. Specifically, it will be

assumed that the pilot reported for duty one (1) hour

before departure.

5-G-1-c-(2) Twelve (12) hours and forty-five (45)

minutes - in case of relief from flight duty at a point

where sleeping accommodations are not provided as

specified in sub-paragraph (1) above.

5-G-1-c-(3) Twelve (12) hours and forty-five (45)                             Pilot will be

minutes - in case of relief from flight duty at the                              scheduled for

conclusion of a trip sequence at a scheduled or reserve                   12:45 rest at his

pilot's home domicile regardless of whether sleeping                       home domicile

accommodations are or are not available at the airport.

5-G-1-c-(4) Thirteen (13) hours and forty-five (45)                         Pilot will be

minutes - in case of relief from flight duty at the                            scheduled for

conclusion of a trip sequence at a scheduled or reserve                 13:45 rest at his

pilot's home domicile when the pilot is scheduled out of                  home domicile for

one airport and into another serving his home domicile                  scheduled

if not covered in sub-paragraph 5-G-1-b-(3) above.                      crosstown

5-G-1-c-(5) Fourteen (14) hours - in case of relief from                  Pilots scheduled

flight duty at the first rest following a duty period in                       to exceed 7:30

which the pilot is scheduled to exceed seven (7) hours                  flight time will

and thirty (30) minutes flight time in twenty-four (24)                     have 14 hours

consecutive hours.                                                            rest

5-G-1-c-(6) Notwithstanding the minimum free of duty                  Company and

times required in 5-G-1-c-(3) above, the Company and                 SSC may

Association System Schedule Committee may select                   schedule back to

specific trip pairings which, on a scheduled basis, may                 back trip pairings

be combined into lines of flying while providing thirty                   in lines with 30

(30) minutes less time between trips than required                     minutes less rest

above.

5-G-1-c-(7) The above off-duty periods may be                        Schedule

reduced by one (1) hour under this sub-paragraph c                  preparation time

when such off duty period extends to or beyond 0200                change

Standard Time on the designated day when the change

is made from Standard Time to Daylight Time.

5-G-1-d-

Page 76                                                                           Section 5-G-1-e

5-G-1-d-(1) Each schedule line for a full month that is                      Lines will have a

submitted for the schedule selection procedure, as                         minimum of 12

provided in Section 20-B and 20-C shall contain a                          days off in a 30

minimum of twelve (12) calendar days free of all duty at                   day month, 13

the home domicile in a thirty (30) day Month and                           days off in a 31

thirteen (13) calendar days free of all duty at the home                    day month and 14

domicile in a thirty-one (31) day Month [fourteen (14)                      days off for all

calendar days in all months for Shuttle pilots]. A                            months for shuttle

lineholder may voluntarily reduce the number of days

off in a thirty-one (31) day Month to not less than

twelve (12) calendar days free of all duty at the home                    L/H may be

domicile [thirteen (13) calendar days in all Months for a                  scheduled to be

Shuttle lineholder] to legally fly an inbound. For the                      released by 0100

purpose of this subparagraph d-(1) only, a day shall be                 and that day is

a "day free of all duty", if the lineholder is scheduled to                  still considered a

be released from duty before 0100 home domicile time.                 day off

5-G-1-d-(2) Shuttle lines of flying must average no less

than sixteen (16) days off per month for each status on

a systemwide basis.

5-G-1-e-

5-G-1-e-(1) Pilots functioning as reserves shall be                       Reserve lines will

scheduled for a minimum of twelve (12) calendar days                 have a minimum

free of duty in a thirty (30) day Month and for a                          of 12 days off in a

minimum of thirteen (13) calendar days free from duty                 30 day month, 13

in a thirty-one (31) day Month [fourteen (14) calendar                  days off in a 31

days free of duty in all months for Shuttle pilots] with                   day month and 14

the Company each month in patterns consisting of a                   days off in all

maximum of four (4) periods of not less than two (2)                   months for shuttle

days off. Reserve lines posted for preferencing shall

include all of those lines which will be awarded,

however, the actual lines awarded may not include all                  Construction and

of those posted. Additionally, the same line may be                     awarding of

awarded to more that one (1) pilot. The schedules                      posted reserve

posted for preferencing will include a variety of lines                    lines

sufficient to insure that the following specific day-off

patterns are awarded, depending upon the actual

number of pilots awarded reserve lines, to the extent

they are preferenced.

If 7 reserve lines, 1 line with weekends off.

If 14 reserve lines, 2 lines with weekends off.

If 21 reserve lines, 3 lines with weekends off.

Section 5-G-1-e                                                                        Page 77

If more than 21 reserve lines, one additional line with

weekends off for each additional 7 reserve lines;

except that these additional weekend off lines (above

the first 3 weekends off lines) shall have only three

weekends off whenever any part of the fourth weekend

falls within either the first four days or the last four

days of the schedule month.

If 10 reserve lines, 1 line with the first four days off. For each additional 10 reserve lines, 1 additional line with

the first four days off.

If 10 reserve lines, 1 line with the last four days off. For each additional 10 reserve lines, 1 additional line with

the last four days off.

These additional reserve lines will not be provided

when any part of a weekend falls on both the first four

days and last four days of the month.

5-G-1-e-(2) A pilot functioning as a reserve will not be

scheduled into a day(s) off.

5-G-1-e-(3) If as a result of the pilot's schedule

selection procedure a reserve has not been provided

with one (1) day off in a seven (7) day period, one (1)

day of other than a two (2) day off period may be used

to provide the required one (1) day off in a seven (7)

day period.

5-G-1-e-(4) The Company may assign a reserve an                            Additional day off

additional day off to insure legality of the transition into                        for reserves

the next month's schedule with the concurrence of the

reserve pilot.

5-G-1-e-(5) Reserve pilots may be permitted to                                  Trade reserve

mutually trade day(s) off periods, consistent with the                           days off

needs of the service so long as such trade does not

result in either pilot being scheduled for less than one

(1) day off in a seven (7) day period. Additionally, a

reserve pilot's scheduled days off may be rescheduled

with pilot concurrence.

5-G-1-e-(6)

5-G-1-e-(6)-(a) A pilot on reserve shall not be                                  Reserve early

required to report for duty to fly or deadhead on a                            release and early

trip which is scheduled to depart from his home                              report

domicile prior to 0700 local domicile time on the day

following his day(s) off, provided that the Company

may release a reserve from being available for

assignment at or before 1500 local domicile time on

Page 78                                                                              Section 5-G-1-e

the day preceding his scheduled day(s) off, and if so

released, the reserve pilot may be required to report

for duty to fly or deadhead on a trip which is

scheduled to depart from his home domicile at or

after 0600 local domicile time on the day following

his day(s) off. With pilot concurrence, the Company

may also assign a reserve pilot who is not released

from duty before 1500 local domicile time to a trip

scheduled to depart at or after 0600 local domicile

time on the day following his day(s) off.

5-G-1-e-(6)-(b) A reserve on call will be released

from duty at 1500 for purposes of this subparagraph

(6) if he has not been notified of an assignment or

notified to remain on duty by 1500 local domicile

time.

5-G-1-e-(6)-(c) A reserve on a designated rest

period extending beyond 1500 on a day prior to a

reserve day(s) off, if not previously given an

assignment following the designated rest period,

will automatically be released from duty nine (9)

hours prior to the completion of the designated rest

period.

5-G-1-e-(7) If a reserve pilot is assigned to a line of                            Restoration of

flying he shall receive the days off in such scheduled                          minimum days off

line for the period assigned in lieu of the days off                               for reserve

shown in his reserve line for the same period. In no                            assigned to line

event shall a reserve pilot assigned to a line of flying

for less than a full month be scheduled for less than

twelve/thirteen (12/13) calendar days off [fourteen (14)

calendar days off for Shuttle pilots]. Whenever a

reserve pilot is scheduled for less than the minimum of

twelve/thirteen (12/13) days off [fourteen (14) days off

for Shuttle pilots] when assigned to a line of flying for

less than a month, a trip(s) may be deleted or replaced

in the line of flying under the provisions of Section 20-F-

1, to provide the required days off. It is understood

that, on a voluntary basis, a Shuttle reserve pilot

assigned to a partial line of flying may require only

twelve (12) days off in the line of flying.

Section 5-G-1-e                                                                       Page 79

5-G-1-e-(8) In the application of Section 5-G-1-c-(3)                          Reserve

and 5-G-1-c-(4) to the scheduling of reserve pilots, the                      scheduled for

twelve (12) hours and forty-five (45) minutes or thirteen                     12:45 rest at

(13) hours and forty-five (45) minutes, as applicable,                         home---13:45

will be added to the end of the last duty period of the                         after crosstown

trip sequence at the time of the initial assignment. The                       operations

time so established is considered to be the time at

which the reserve is scheduled to be legal for his next                      Rest will be

reserve assignment. However, the provisions of                             reduced only by

Section 5-G-2-c will apply if the trip sequence is not                         the amount of

flown as scheduled, but the required rest (12:45 or                          time the reserve

13:45) will be reduced only by the amount of time the                      arrived later than

reserve arrived later than his scheduled arrival at                           his scheduled

home. The provisions of 5-G-2-c will also apply if the                      arrival at home

next assignment is made under the provisions of

Section 20-G-8. In no case will a reserve pilot receive

less rest than provided in Section 5-G-2-c.

5-G-1-f- Late Night and All Night Flying

5-G-1-f-(1) Definitions

5-G-1-f-(1)-(a) Window of Circadian Low ("WOCL")                          Late night and all

means 0100 through 0459 home domicile time                               night flying

                                                                                       scheduling

5-G-1-f-(1)-(b) Late Night Flight ("LNF") means a                            restrictions

flight any portion of which is scheduled to operate

between 0045 and 0600 (inclusive) home domicile

time.

5-G-1-f-(1)-(c) All Night Flight ("ANF") means a LNF

any portion of which is scheduled to operate during

the hours of 0230 and 0329 home domicile time.

5-G-1-f-(2) No pilot may be scheduled for duty in

consecutive WOCL periods.

5-G-1-f-(3) Within a pairing, a pilot shall have a

minimum of sixteen (16) hours and forty-five (45)

minutes free from duty prior to a duty period that

contains an ANF.

5-G-1-f-(4) After an ANF a duty break must be

scheduled before the pilot's next scheduled flight

segment.

5-G-1-f-(5) Any duty period that contains an ANF shall

meet the following requirements:

5-G-1-f-(5)-(a) A maximum of two (2) flight

segments, except no more than one (1) segment if

the ANF departs from an equipment domicile, and

Page 80                                                                               Section 5-G-2

5-G-1-f-(5)-(b) A maximum duty period of Nine (9)

hours and forty-five (45) minutes unless further

restricted by Section 5-G-1-a-(1)-(a) above, and

5-G-1-f-(5)-(c) If the duty period contains two (2)

flight segments, no more than one (1) hour and

forty-five (45) minutes ground time between flight

segments.

5-G-1-f-(6) Central and South American trip pairings                          Above night flying

that are specifically addressed by the current "doctors                        rules not

letter" are exempt from the provisions of this Section 5-                       applicable to

G-1-f.                                                                                  Central and South

                                                                                         America

5-G-2- Actual On-Duty Provisions

The following on-duty provisions shall apply to scheduled

pilots and reserve pilots in the actual performance of their duties, including any reassignments made after the pilot has reported for duty for his initially assigned trip sequence.

5-G-2-a- A pilot shall not be required to be on duty in

excess of the following limitations, except by agreement

between the pilot and a Flight Manager.

5-G-2-a-(1) As a result of a reassignment, a duty                           Actual duty time

period may not be planned to exceed the applicable                       limits including

schedule maximum in 5-G-1-a-(1) above, by more than                   reassignment

one (1) hour, without pilot concurrence.

(a) Additionally, a pilot shall not be reassigned to be on                   Actual duty time

duty for more than eleven (11) hours in any duty period                   limits for

following a layover scheduled for less than ten (10)                       reassignments

hours and forty-five (45) minutes free from duty.                           following a field

Between 2301 and 0359, the on-duty period shall not                    layover

be scheduled to exceed ten (10) hours.

(b) Should a pilot become involved in a reassignment                   Pilot reassigned

which produces a layover that, had it been scheduled,                  into a short field

would have subjected him to the provisions of 5-G-1-a-(1)-c,           layover shall have

above; such pilot shall be treated in the actual                           the more

operation as if he had been scheduled under 5-G-1-a-(1)-(c).         restrictive duty

Conversely, a pilot scheduled under 5-G-1-a-(1)-(c)                   limits following

who is reassigned so as to actually receive a                          the layover, and if

longer layover not subject to 5-G-1-a-(1)-(c) that pilot                reassigned into a

shall not be limited to the shorter duty period.                           longer layover

                                                                                those duty period

                                                                                restrictions shall

                                                                               not apply

Section 5-G-2-b                                                                      Page 81

5-G-2-a-(2) In the actual operation, a duty period may                      Actual duty limits

not exceed the applicable schedule limits as provided                      11/2 hour greater

in 5-G-1-a-(1) above by more than one and one-half                        than scheduled

(11/2) hours (or fourteen (14) hours total if less)                             with 14 hours max

without pilot concurrence.

5-G-2-a-(3) In the event a pilot is reassigned to

deadhead to a layover point or to his home domicile,

the actual limitations shall apply.

5-G-2-a-(4) Determination of all on-duty periods shall

be based on home domicile time.

5-G-2-b-

5-G-2-b-(1) Duty time on an actual basis shall include

actual flight and ground time and a pilot shall be

considered to be on duty for one (1) hour before the

scheduled departure of his trip until fifteen (15)

minutes after the termination of the trip. If the required

reporting time exceeds one (1) hour, such additional

time shall be considered as duty time. This

subparagraph shall not apply in the application of

Section 5-G-1-b-(3).

5-G-2-b-(2) Notwithstanding sub-paragraph 5-G-2-b-(

1) above, a pilot who flies a cargoliner at the

conclusion of a trip sequence shall be considered to be

on duty until thirty (30) minutes after the termination of

the trip. This cargoliner debrief time shall remain 30

minutes unless the SSC and the Company agree an

increased time is necessary at a particular airport. If

the SSC and the Company are unable to reach

agreement, the issue will be referred to the UAL-MEC

Master Chairman and the Senior Vice President of

Flight Operations for resolution.

5-G-2-b-(3) Notwithstanding the provisions of sub-paragraph

5-G-2-b-(1) above, the one (1) hour

reporting time may be reduced to not less than thirty

(30) minutes before departure of a trip on a daily basis

by request of the crew and with the concurrence of a

Flight Manager. This waiver applies only to reporting

time of one (1) hour which has not previously been

resolved under the provisions of Section 5-G-1-c-(1).

Such action, however, will not dilute the application of

any of the provisions of this Paragraph. Specifically, it

will be assumed that the pilot reported for duty one (1)

hour before departure.

Page 82                                                                               Section 5-G-2-c

5-G-2-b-(4) When a pilot's return trip terminates at an

airport serving his domicile other than the airport at

which his return trip was scheduled to terminate, the

pilot's on-duty period shall be extended in accordance

with Section 5-G-1-b-(3), based on the actual

termination airport or the scheduled termination airport,

whichever is greater, provided, that if in the actual

operation a pilot returns to the airport from which he

was scheduled to originate, the provisions of this

Paragraph shall not apply.

5-G-2-b-(5) When a pilot is scheduled into one airport

and out of another airport serving the layover point, the

duty period will have the driving time shown in Section

5-G-1-b-(3) included.

5-G-2-c- For the purpose of determining actual duty time,

a pilot's on-duty period cannot be broken by an actual off-duty period of less than:

5-G-2-c-(1) Nine (9) hours and fifteen (15) minutes -

in case of relief from flight duty at a point where

sleeping accommodations are provided within fifteen

(15) minutes normal driving time from the airport and

transportation is provided within fifteen (15) minutes of

the crews planned arrival time if later than the

scheduled arrival time. At non-domicile locations, the

Company may reduce the one (1) hour report time

specified in Section 5-G-1-b-(1) to thirty (30) minutes in

order to provide the required period free of duty. Such

action, however, will not dilute the application or any of

the provisions of this Paragraph. Specifically, it will be

assumed that the pilot reported for duty one (1) hour

before departure.

5-G-2-c-(2) Ten (10) hours and forty-five (45) minutes -In

case of relief from flight duty at a point where

sleeping accommodations are not provided as

specified in sub-paragraph 5-G-2-c-(1) above. At non-domicile locations the Company may, with pilot

concurrence, reduce the one (1) hour report time

specified in Section 5-G-1-b-(1) to thirty (30) minutes in

order to provide the required period free of duty. Such

action, however, will not dilute the application or any of

the provisions of this Paragraph. Specifically, it will be

assumed that the pilot reported for duty one (1) hour

before departure.

5-G-2-c-(3) Ten (10) hours and forty-five (45) minutes-

Section 5-G-2-c                                                                      Page 83

5-G-2-c-(3)-(a) In case of relief from flight duty at

the conclusion of an assigned trip sequence at a

scheduled pilot's home domicile regardless of

whether sleeping accommodations are or are not

available at the airport or when a pilot departs from

one airport and arrives at another airport serving his

domicile at the conclusion of an assigned trip

sequence.

5-G-2-c-(3)-(b) In case of relief from flight duty at

the conclusion of an assigned trip sequence at a

reserve pilot's home domicile regardless of whether

sleeping accommodations are or are not available at

the airport.

5-G-2-c-(3)-(c) In case of relief from flight duty

under the provisions of Section 20-F-1-a-(2) and

Section 20-F-1-b-(3) and 20-F-1-b-(4).

5-G-2-c-(4) Twelve (12) hours - in case of relief from                         12 hours rest after

flight duty at the first rest following a duty period in                            8 hours actual in

which the pilot exceeds eight (8) hours flight time in                          24

any consecutive twenty-four (24) hours.

5-G-2-c-(5) Notwithstanding the provisions of sub-paragraph               Minimum rest of 9

5-G-1-c-(1) and 5-G-1-c-(2) above, an on-duty                               hours at hotel

period cannot be broken by less than nine (9)

hours at the place where sleeping accommodations are

provided.

5-G-2-c-(6) The off duty periods required by 5-G-2-c-                     Time change

(1)-5-G-2-c-(2)-5-G-2-c-(3) above, may be reduced by

one (1) hour, but in no case less than the amount of

time necessary to provide eight (8) hours and thirty

(30) minutes at the place where sleeping

accommodations are provided, under this sub-paragraph

c when such off duty periods extend to or

beyond 0200 Standard Time on the designated day

when the change is made from Standard Time to

Daylight Time. This exception does not apply to the

required rest period for a reserve at his home domicile

as provided in Section 5-G-2-c-(3)-(b).

Page 84                                                                            Section 5-G-2-c

5-G-2-c-(7) Pairings which have been scheduled under                     Actual rest

the provisions of Paragraph 5-G-1-c-(6), shall require                       provisions

thirty (30) minutes less time free of duty in the actual                      reduced by :30

operation than the times provided in Paragraph 5-G-2-                   when Company

c-(3) above.                                                                      and SSC agree to

                                                                                  schedule back to

                                                                                 back pairing in lines.

5-G-2-d- Operational Integrity

The Company may initiate the following procedures                     Company may

whenever it is anticipated that a flight crew will be unable               request pilot to

to depart on-time following a scheduled layover. These                waive contractual

procedures only apply to a layover at a non-domicile                   rest at non-

location where timely replacement of the crew is not                   domicile location

possible:                                                                       for an ontime

                                                                                departure

5-G-2-d-(1) Notwithstanding the provisions of Section                 Minimum rest

5-G-2-c above and with pilot concurrence, the minimum

rest will be the greater of eight (8) hours or the rest

required by the FAR. Provided, however, that:

5-G-2-d-(1)-(a) Each pilot is notified prior to, or

immediately upon arrival at the layover station of

the Company's request to implement this provision,

and

5-G-2-d-(1)-(b) The layover hotel meets the field                    Field layover

layover requirements of Section 5-G-2-c-(1) above,                 required

and

5-G-2-d-(1)-(c) Transportation to the layover hotel                    Immediate

is immediately available upon arrival. If the                             transportation

transportation is not immediately available, the pilot                   required

may, at his option and after notifying the Company

upon his arrival at the hotel, revert to the actual

minimum layover under Section 5-G-2-c-(1) above.

5-G-2-d-(2) Prior to agreeing to rest under this Section

5-G-2-d, the pilot will be informed of the anticipated

duty following the rest period.

5-G-2-d-(3) Following any rest period under this                           Limitations on

Section 5-G-2-d, a pilot may fly up to four (4)                               duty period

scheduled flight hours and shall be relieved from duty                    following reduced

upon the earliest of:                                                            rest

5-G-2-d-(3)-(a) The first arrival at a domicile

location for his equipment type, or

Section 5-G-3                                                                           Page 85

5-G-2-d-(3)-(b) Completion of two (2) flight

segments, or

5-G-2-d-(3)-(c) Completion of six (6) hours on duty

5-G-2-d-(4) When a pilot is relieved from duty following                       After completion

a rest period under this Section 5-G-2-d, the pilot will                         of the duty period

be either:                                                                            following reduced

                                                                                       rest pilot will be

5-G-2-d-(4)-(a) Released from the balance of the                            released or given

trip, or                                                                              a minimum 14

                                                                                      ;hours rest

5-G-2-d-(4)-(b) Given a rest period extending

through 0459 home domicile time following release

from duty, and in no case shall this rest period be

less than fourteen (14) hours.

5-G-2-d-(5) If the pilot is given a rest under Section 5-

G-2-d-(4)-(b) above, after completing this rest and

provided he is notified prior to 1700 on the day

following the rest, the pilot may be:

5-G-2-d-(5)-(a) Assigned to join the balance of his                            If notified by 1700

original trip, or                                                                       following a 14

                                                                                        hour minimum

5-G-2-d-(5)-(b) Reassigned other flying under                                 rest a pilot may be

Section 20-F for which the pilot is legal, except that                         assigned the

such other flying shall be scheduled to return the                            balance of his

pilot to his home domicile no later than two (2)                              original trip,

hours after the scheduled arrival time of his original                         reassigned other

trip, or                                                                              flying under 20-F,

                                                                                     or released from

5-G-2-d-(5)-(c) Released from further duty, except                        further duty.

deadhead if necessary to return to his home

domicile.

5-G-2-d-(6) Following any rest period under this

subparagraph d, a reserve will not be available for any

assignment until he receives the required rest under

Section 5-G-2-d-(4)-(b) above.

5-G-2-d-(7) A pilot shall receive incentive pay in                         5 hour incentive

accordance with Section 3-B-7-b of the Agreement.                     pay

5-G-3- Minimum Scheduling and Actual Credit

Provisions

The following schedule and actual credit provisions shall              Flight time credit

apply to the construction of schedules for preferencing and in        provisions for

the actual operation and wherever this Agreement refers to          schedule and

"credit hours" or "pay credit." All duty assignments involving          actual operations

line flying duty will be considered as having the minimum

Page 86                                                                              Section 5-G-3-a

flight time credit applications set forth in this sub-paragraph

G-3.

5-G-3-a- Schedules shall contain a minimum of one (1)

hour's flight time credit for each two (2) hours of duty time scheduled between 0600 and 2159 and a minimum of one

(1) hour's flight time credit for each one and three-quarter

(1-3/4) hours of duty time scheduled between 2200 and

0559, prorated on a schedule or actual basis whichever is

greater.

5-G-3-b-

5-G-3-b-(1) For Mainline pilots, schedules shall contain                     M5H average

a minimum of five (5) hours of flight time credit,

averaged, for each on-duty period in multiple duty

period trip sequences or five (5) hours for one (1) duty

period trip sequences. In computing the five (5) hour

minimum, there shall not be included any on-duty

periods which do not involve line flying, and this

provision does not apply to publicity and courtesy

flights. The five (5) hour minimum shall not apply to

any duty period composed solely of deadheading.

5-G-3-b-(2) For Shuttle pilots, schedules shall contain                    Shuttle M5 1/2H

a minimum of five and one-half (5 1/2) hours of flight                      average

time credit, averaged, for each on-duty period in

multiple duty period trip sequences or five and one-half

(5 1/2) hours for one (1) duty period trip sequence. In

computing the five and one-half (5 1/2) hour minimum,

there shall not be included any on-duty periods which

do not involve line flying, and this provision does not

apply to publicity and courtesy flights. The five and

one-half (5 1/2) hour minimum shall not apply to any

duty period composed solely of deadheading.

5-G-3-c- Schedules shall contain a minimum of one (1)                 Trip Rig 1 for 31/2

hour's flight time credit for each three and one-half (3 1/2)

hours elapsed time away from his domicile, prorated on a

schedule or actual basis whichever is greater.

5-G-3-d- When a trip pairing does not provide the

minimum credit provided by sub-paragraph 5-G-3-a, 5-G-3-

b and 5-G-3-c above, the following shall apply:

5-G-3-d-(1) Credit time accrued as a result of the

application of the one (1) for two (2) and/or the one (1)

for one and three-quarters (1-3/4) on-duty formula

when applicable, shall for purposes of credit be added

Section 5-G-3-f                                                                  Page 87

to the end of the last flight in the on-duty period in

which such credit was accumulated.

5-G-3-d-(2) Credit time accrued as a result of the

application of the one (1) for three and one-half (3 1/2)

hours away-from-domicile formula and/or the minimum

five (5) hours average per duty period {five and one-half

(5 1/2) hours average per duty period for Shuttle

pilots}, shall, for purposes of credit, be added to the

end of the last flight in the away-from-domicile period

in which such credit was accumulated.

5-G-3-e- Minimum Schedule Provisions, Minimum

Actual Credit Provisions or Actual Flight Time

At the completion of each trip pairing, the pay credit value                 At the completion

of the pairing shall be considered to be the pay credit                      of the ID the pilot

value of the pairing as computed above, the pay credit                    will be paid the

value of the credit provisions applied in the actual                          greater of the

performance of the trip pairing, or the accumulated total                   credit value in the

flight time performed in that pairing, whichever is greater.                 schedule or the

A pilot will be entitled to accrue "actual flight time" once                   value of the duty

the flight has left the blocks for the purpose of flight,                       rigs applied in the

regardless of whether the segment is cancelled or                        actual operation

otherwise terminates at a location other than the                          or the actual flight

scheduled destination. The pilot will be entitled to the                     time performed

actual flight time accrual on the basis of his actual block to block time.

5-G-3-f- On a schedule or actual basis, whichever is

greater, deadheading shall provide full flight time credit

and shall be used to offset the minimum credit and actual

provisions provided above.

5-G-3-g- Trip sequences may be scheduled with up to                4 duty period

four (4) duty periods.                                                          sequences

5-G-4- When a pilot assigned to a line of flying is reassigned         Junior manned or

or junior manned, and the assignment interferes with his                reassigned

minimum calendar days off, as provided in sub-paragraph 5-           restoration of

G-1-d above, he shall be given additional calendar days free           minimum days off

of duty to restore him to his minimum calendar days free of

all duty at his domicile. Should a trip drop provide more than the required number of days off to restore the minimum to the pilot, he may be given a Section 20-F standby or flight

assignment on those "extra" days off. The day(s) on which

the pilot will be given such assignment will be by mutual

agreement; unless agreement cannot be reached, in which

Page 88                                                                                     Section 5-G-5

case a Flight Manager shall make the determination. A

lineholder pilot who picks up open flying under Section 20-H shall not reduce scheduled days off below twelve (12) for the month. If he flies into a day off as a result of an irregular operation, he is not subject to the provisions of this sub-paragraph.

Trips dropped under this provision will not affect

the pilot's minimum guarantee.

5-G-5- Reserve On Standby Status

5-G-5-a- When a pilot on reserve is called to the airport                 Reserve airport

on a standby basis without a specified flight assignment,                 standby

his duty time shall begin at the time he is scheduled to

report or actually reports, whichever is later. The time on

standby duty plus the scheduled time of the assigned

flight cannot exceed the schedule maximum set forth in

Paragraph 5-G-1-a.

5-G-5-b- A pilot on standby duty will receive five hours                  Flight time credit

(5:00) pay credit and have his total allowable monthly                     for reserve

flight time reduced by five hours (5:00) for each standby                 standby

assignment which does not result in a flight assignment.                 assignment

5-G-5-c- A pilot shall not be held on standby duty at the                Time limits on

airport in excess of four (4) hours and any assigned flight                standby

must be scheduled to depart no later than five (5) hours of               assignment

his report time. If a pilot is released from standby duty

without a flight assignment, he shall be entitled to legal

rest and may, at his option, revert to the bottom of the

FIFO list.

5-H-

The following provisions shall apply to trip pairings in which            Hawaii Special

at least two (2) segments involve flying to or from Hawaii:              Provisions

5-H-1- Flying to and from Hawaii may be assigned to any

domicile, provided no trip pairing exceeds four (4) duty

periods.

5-H-2- The provisions of Section 5-G-1-a-(1)-(a) and 5-G-2-

a-(1) shall apply to all duty periods except to duty periods scheduled under sub-paragraph 3 below. When a pilot is

scheduled for duty aloft in excess of eight (8) hours as

provided by sub-paragraph 3, the duty period will not be

scheduled for more than fourteen (14) hours, nor will a pilot so scheduled be required to remain on duty over sixteen (16)

hours without his concurrence.

Section 5-H-3                                                                              Page 89

5-H-3- Notwithstanding Section 5-B-8, non-stop flights may

be scheduled which exceed eight (8) hours flight time, but no more than twelve (12) hours, provided that such flight is the only flight segment in that duty period.

5-H-4- Notwithstanding Section 5-B-8, 5-G-1-c and 5-G-2-c,

trip pairings scheduled under this provision shall provide ten hours and forty-five minutes (10:45) free from duty after duty periods which contain eight (8) or fewer hours of flight time.

For duty periods which contain more than eight (8) hours of

flight time, the pilot shall have sixteen (16) hours free from duty following such period.

5-H-5- Notwithstanding Section 5-B-8, Mainland-Hawaii-Mainland         West Coast pilots

or Hawaii-Mainland-Hawaii flights may be                                       only may be

scheduled in one (1) duty period only if the first segment is                   scheduled for

scheduled to depart between 0759 and 1301 domicile time of                turn-arounds in a

the pilot so assigned. Trip pairings scheduled under this sub-paragraph    single duty period

may be assigned only to the LAX, SFO, SEA and

HNL domiciles; except coverage may be provided from any

domicile under the provisions of Paragraph 8-L-6.

5-H-6- For flying from Hawaii to the Mainland when the first scheduled Mainland landing is between 0259 and 1159 local

time, only one (1) landing will be scheduled in that duty

period.

5-H-7- Notwithstanding the provisions of Section 5-B-9, a

pilot involved in flying to or from the Mainland and Hawaii

may be scheduled to exceed thirty (30) hours in seven (7)

days provided that the segment that exceeds thirty (30) hours in seven (7) days is an overwater segment.

Page 90                                                                                  Section 5-H-7

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Section 6-A                                                                               Page 91

Section 6

Seniority

6-A- General

6-A-1- Pilot seniority shall accrue from the date of hire as a              Establishment of

student pilot with the Company, as defined by Section 2-X of              pilot seniority date

this Agreement, or with other companies whose operations

have been taken over by the Company prior to signing of this

Agreement. Seniority shall continue to accrue from such date and shall not cease to accrue or be lost except as provided in this Section and Section 7 and 12 of this Agreement. The

accrual of Pilot seniority is contingent upon the successful completion of initial training as a student pilot.

6-A-2- Seniority shall govern all pilots in the case of

promotion and demotion, their retention in case of reduction in force, their assignment or reassignment due to expansion

or reduction in schedules, their reemployment after release

due to reduction in force and their choice of vacancies,

provided that the pilot's qualifications are sufficient for the conduct of the operation. In the event that a pilot is

considered by the Company not to be sufficiently qualified,

the Company shall immediately furnish such pilot written

reasons therefor. This Section shall apply unless otherwise

specifically excepted by some other provision of this

Agreement.

6-B- Seniority Lists

Two official Flight Officer Seniority Lists shall be published               Company will

annually. One shall be called the Pilot Eligibility Seniority List            publish annually 2

and shall contain the names of all flight officers who are                  official lists. S/O

eligible to be awarded Captain, First Officer and International            Eligibility List and

Relief Pilot assignments. The second list shall be called the              the Pilot Eligibility

Second Officer Eligibility Seniority List and shall contain the              Seniority List

names of all flight officers who are eligible to be awarded

Second Officer assignments. The Second Officers Eligibility

Seniority List shall recognize the special rights of those who have been designated "Career Second Officers" under the

Letter of Agreement, dated June 11, 1963. Copies of the

United Air Lines Pilot Eligibility Seniority List and the Second

Officer Eligibility Seniority List will be brought up to date as of

July 1 of each year and shall be posted and considered the

official list. Each pilot shall be allowed a maximum period of

Page 92                                                                                  Section 6-C

sixty (60) days after the date of distribution by the Company of each list in which to protest any alleged omission or

incorrect listing affecting his seniority. A pilot who does not protest such alleged omission or incorrect listing within sixty

(60) days after the date of distribution by the Company of the list in which the alleged omission or incorrect listing initially appears, shall thereafter be precluded from protesting the

same except that when a pilot is on vacation, leave of

absence or sick leave, he shall protest any alleged omission or incorrect listing within sixty (60) days after returning to duty. All seniority protests arising from such revised lists shall be handled in accordance with the procedures outlined

in Section 17 of this Agreement, and, when so handled, the

result forthcoming therefrom shall be final and binding.

6-C- Period of Probation

Pilots shall be on probation for the twelve (12) months of               Probation is 12

service as a pilot employee of the Company (measured from          month and 165

the pilot's Pilot Longevity Date) and having performed 165            days of work

days of work for the Company. "Work" in this context, will

include pilot duty, reserve availability, training, instruction,

special assignment and all other flight duties for which

compensation is paid. Nothing in this Agreement shall be

construed to prevent the Company from releasing a pilot

during his period of probation regardless of his position on the System Seniority List.

6-D- Loss of Seniority

Any pilot who resigns from the service of the Company as a

pilot or is discharged as a pilot for just cause shall forfeit all pilot seniority accrued to the date of such resignation or

discharge.

6-E- Transfer to Non-Flying, Supervisory Duty or Special

Assignment

6-E-1- A pilot transferred to non-flying, supervisory duties or special assignment shall retain and continue to accrue

seniority.

6-E-2- When a pilot is transferred to non-flying, supervisory duty or special assignment on account of any physical

incapacity, or becomes sick or injured while on such non-flying,

supervisory duty or special assignment, he shall retain

and continue to accrue seniority during such period of

sickness or injury regardless of whether or not he is able to

Section 6-E-3                                                                      Page 93

maintain his airline pilot's certificate or certificates required for his pilot's status, until he is able to return to flying duty or is found to be unfit for such duty for a continuous period of seven (7) years, provided, however, that such period will be extended to ten (10) years if in the opinion of the Company's

Medical Director, the medical possibility exists for the pilot's ability to obtain his airline pilot's certificate or certificates required for his pilot's status within such extended period.

Any pilot who is not granted an extension to ten (10) years

may, at his option, have a review of such determination under the provisions of Paragraph 14-B, 14-C and 14-D of Section

14.

6-E-3- When a pilot engaged in non-flying, supervisory duty

or special assignments returns to flying duty, he shall assume his former assignment or, in the event he has bid another

assignment while on such duty, assume such new

assignment.

6-E-4- Any dispute arising hereunder concerning the

physical fitness of such pilot shall be settled in accordance with Section 14.

6-F-

A pilot, while assigned to supervisory or management duty, shall            Management

perform as Captain in line operations only if he holds a Captain bid and     pilots flying

shall perform as a First Officer in line operations only if he holds a

Captain, First Officer, or IRP bid. Management pilots shall serve in line operations on an equipment type assigned by the Company.

Page 94                                                                               Section 6-F

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Section 7-A                                                                            Page 95

Section 7

Reduction In Personnel

7-A-

7-A-1- Any reduction in pilot personnel shall be in the

reverse order of system seniority, except as provided in the

Letter of Agreement between the Company and the

Association, signed June 11, 1963. When it becomes

necessary to furlough pilots covered by this Agreement, at

least thirty (30) days, but not more than one hundred and

twenty (120) days, notice of such furlough shall be given all pilots affected; provided, however, that when there is no work because of an Act of God, labor dispute, or other

circumstances over which the Company has no control, pilots

covered by this Agreement may be furloughed without

advance notice. Such pilots furloughed due to reduction in

force shall be reemployed in the order of their seniority at the time of furlough.

7-A-2- Pilots returning to active service from furlough shall               Recalled pilots

be assigned, in accordance with their seniority and                          will receive travel

preference, to advertised but unfilled assignment vacancies                time

on the system as provided in Section 8-F-3-c. If the recalled pilot is assigned to a domicile other than that from which he was furloughed, he shall be allowed moving expenses and

travel time in accordance with Section 10 from his former

domicile to the domicile to which recalled. Additionally, pilots returning from furlough to the domicile from which they were furloughed will be allowed travel time from their residence

during furlough to their domicile as per Section 10-A-2.

7-B-

When a probationary pilot is furloughed, he shall be

furloughed in accordance with the provisions of this Section.

7-C-

A pilot who has been furloughed due to reduction in force

shall file his address in writing with the Personnel

Department of the Company and shall thereafter promptly

advise the Personnel Department in writing of any change in

address.

Page 96                                                                                Section 7-D

7-D-

A pilot shall not be entitled to recall as provided in Paragraph

7-A of this Section and shall forfeit all seniority if he does not comply with the requirements of Paragraph 7-C of this

Section or if he does not return to the service of the Company on or before the date specified in the notice offering re-employment,

which date shall be not less than thirty (30)

days, or if such pilot is outside the continental limits of the

United States forty-five (45) days, after notice to return is sent by registered mail, return receipt requested, or by

telegram to the last address filed with the Personnel

Department. Notice of intent to accept offer of recall from

furlough must be furnished to the Company by telegram or

registered letter within fourteen (14) days from the date of receipt of recall notice.

7-D-1- Notwithstanding Paragraph D above, a pilot who

accepts employment while on furlough which requires a

contractual commitment for a period not to exceed two (2)

years, shall be allowed to fulfill such obligation and shall be considered to be on personal leave of absence commencing

with the date of recall until fulfillment of such employment obligation, provided such pilot has received Company

concurrence prior to such contractual commitment.

7-E-

A pilot furloughed due to reduction in force who returns to                   Recall from

duty as provided in Paragraph 7-D of this Section shall be                   furlough

allowed, for seniority purposes, all time accrued prior to such furlough as well as all time within the period of furlough. All furloughs shall expire at the end of seven (7) years from the effective date of such furloughs and any accrued seniority

shall be forfeited; provided, however, that there shall be no change in the relative seniority position on the System

Seniority List as the result of any furloughs unless the pilot fails to exercise the privilege provided for in Paragraph 7-D of this Section. Reinstatement shall be subject to the furloughed pilot's passing a satisfactory physical examination and to his possessing the airman's certificate or certificates required for his pilot status at the time of reinstatement. After

reinstatement, pilots shall be required to serve any unexpired portion of their probationary period.

Section 7-F                                                                         Page 97

7-F-

7-F-1- A pilot who has one (1) or more years of service as a pilot and who is furloughed shall receive furlough pay

equivalent to the minimum monthly flight pay guarantee

based on the type of equipment flown his last full month prior to furlough for the period of time specified below, except that no furlough shall be paid where furloughs are caused by an

Act of God, labor dispute or other circumstances over which

the Company has no control.

If pilot has completed:                                                             Furlough Pay

1 yr of service                                    1/2 month furlough pay

2 yrs of service                                  1 month furlough pay

3 yrs of service                                  1 1/2 months furlough pay

4 yrs of service                                   2 months furlough pay

5 yrs of service                                   2 1/2 months furlough pay

6 yrs of service                                   3 months furlough pay

7 yrs of service                                   3 1/2 months furlough pay

8 yrs of service                                   4 months furlough pay

9 yrs of service                                  4 1/2 months furlough pay

7-F-2- A pilot eligible for furlough pay shall receive such pay starting at the time of furlough and such payments shall be at regular pay periods and continue until all furlough pay credit is exhausted, except that in no event shall any such payment be due after his effective date of recall by the Company.

7-F-3- A pilot recalled by the Company who is later                        Pay for multiple

furloughed shall again be entitled to furlough pay as provided             furlough

in Paragraph 7-F-1 of this Section.

7-F-4- The Company may offer furloughed pilots other jobs

in the Company on a voluntary basis. If a pilot volunteers to accept such job, he will only be eligible for that portion of his monthly furlough payment which exceeds the amount of his

monthly salary in the volunteer assignment..

7-G-

The Accident-Sickness-Dental Insurance of a pilot (and of his            Accident /

eligible dependents) who is furloughed due to a reduction in              sickness / dental

force will be continued while he is on furlough for a period of             - 90 days

ninety (90) days from the date of his furlough.

Page 98                                                                              Section 7-H

7-H-

A pilot who has received notice of furlough shall be exempt from           Pilot with furlough

the provisions of Section 8-F-3-a and 8-F-3-b and Section 8-K.            notice cannot be

Pilots who are declared surplus while other junior pilots in the             bumped

same domicile, status and equipment are exempted under this

provision shall be pay protected on a one-for-one basis for the period of this exemption. During this period those pilots

qualifying for pay protection shall continue to receive the salary of the equipment from which displaced.

Section 8-A                                                                          Page 99

Section 8

Filling Of Vacancies

8-A- Classification of Assignments

8-A-1- Pilot assignments at a domicile shall be classified in                Assignments

the status of Captain, First Officer, International Relief Pilot                 classified

and Second Officer, as applicable, in each of the following

equipment types: B-747-400, B-747, B-777, DC-10, B-767/B-757,

A-320/A-319, B-727, B-737-300/400/500, B-737 and all

Shuttle equipment.

8-A-2- The Company shall each month post on computer, in

Unimatic and in the Pilots' Bulletin Book at all domiciles an up-to-date list of all pilot assignments.

8-B- Manpower Requirements

The number of Captain, First Officer, International Relief Pilot             Minimum

and Second Officer assignments in each equipment type,                  manpower

                                                                                       requirements

Page 100                                                                          Section 8-B-1

when required, shall be determined by the following

procedure:

8-B-1- Scheduled hours

(including MAC) plus flight

time credit                                                                      81:00 = pilots

8-B-2- Reserve -

17% of item #1 (Captains)

15% of item #1 (First

Officers)

15% of item #1 (second

Officers)

12% of all Shuttle scheduled

hours and flight time credit                                                       = pilots

8-B-3- Charter & extra lift

hours                                                                          65:00= pilots

8-B-4- Sick leave man

months                                                                             = pilots

8-B-5- Vacation man months                                                  = pilots

8-B-6- Training man months

(including PC/PT)                                                                = pilots

TOTAL SYSTEM PILOT REQUIREMENTS

FOR 60 DAYS                                                                                     = pilots

Nothing herein shall prevent the Company from bidding or

maintaining additional assignments for reserve coverage by

equipment type in excess of the percentage set forth above.

8-C- Advertising of Vacancies

8-C-1-

8-C-1-a- Vacancies in Captain, First Officer, International                 Advertise within

Relief Pilot and Second Officer assignments shall exist                     30 days after

when, in accordance with Section 8-B, there is a need for                  vacancy exists

additional assignment for an anticipated period of sixty

(60) days or more. Vacancies shall be advertised at all

domiciles as far in advance as possible but not later than

thirty (30) days after such vacancy exists.

8-C-1-b- Vacancies which were not expected to exist

more than sixty (60) days, if existing at the end of sixty

(60) days, shall be reviewed with the System Schedule

Committee. Such vacancies shall be advertised within five

Section 8-C-2                                                                        Page 101

(5) days after such review unless it is mutually agreed that the vacancies will cease to exist within a reasonable

period.

8-C-2- All such vacancies shall be open to bid by the pilots eligible to bid under the provisions of Section 8-D. Vacancy bulletins shall state the number and status of primary

vacancies to be filled; the anticipated effective date of the assignment; the anticipated dates training is to start; the

equipment type involved; and the domicile at which the

vacancy exists. All vacancies posted together shall share a

common closing date and a common effective date, except

that DC-10 and B-727 Second Officer vacancies which are

posted at the same time as other vacancies, shall share the

same closing date, but may have an earlier advertised

effective date. If, as a result of this special Second Officer provision, a pilot has an opportunity to bid a vacancy which has an earlier effective date than an assignment previously

bid, he shall be eligible for such assignment, notwithstanding any prior freeze. Vacancy bulletins shall be posted not later than noon local time on the date of the bulletin and shall

close not sooner than noon local time on the tenth (10th) day following the date of the bulletin.

8-C-3- Bidding on Vacancies

8-C-3-a- During the time when primary vacancies are

posted for bid, bids will be accepted from eligible pilots for pilot assignments in all domiciles, status and equipment

types active on the airline. A pilot desiring a change in

domicile, status and/or equipment type should submit bids

for all assignments which he desires, in preference order,

at any time any vacancies are advertised.

8-C-3-b- In addition to the process described in a above,                Pilot may submit

pilots who desire to have their bids remain on file                          and maintain a

indefinitely for consideration in filling future vacancies                     permanent bid on

may submit "permanent bids." Permanent bids may                       file

require direct entry by the pilot into the Company's

computer system. A pilot may revise his permanent bid file

at any time, however, the bid on file at the close of each

bidding period shall be the pilot's official bid for those

vacancies.

8-C-3-c- The Company will implement within twelve (12)               Conditional

months of the date of the signing of the Agreement,                      Bidding

conditional bidding for all new equipment domiciles or for

Page 102                                                                            Section8-C-3-d

the splitting of an existing domicile (e.g. conversion from

Mainline to Shuttle).

8-C-3-d- Permanent bids as described above shall be                     Procedure for

considered as cancelled by one of the following:                             cancellation of

                                                                                       permanent bid

8-C-3-d-(1) Submission of a request to cancel the

permanent bid.

8-C-3-d-(2) Submission of a vacancy bid on any posted

primary vacancies.

8-C-3-d-(3) Being awarded a vacancy as a result of a                     Including both

bid.                                                                                permanent and

                                                                                    alternate

                                                                                    passover bids

8-C-4- Awarding of Vacancies

Upon closing of a vacancy bulletin, pilots shall be awarded

the number of assignments needed in each of the advertised

vacancies. At the same time, pilots shall be awarded

assignments, if needed, in domicile, status and equipment

types which have become available due to the assignment of

pilots to fill the advertised primary vacancies. Further, awards may be made to fill the vacancies resulting from all

subsequent awards. These secondary vacancies will not

have been advertised, but will share the same effective date as the primary vacancies.

8-C-5-

8-C-5-a- The most senior pilot bidding on an assignment

vacancy, unless excepted by Section 8-C-5-b below, shall

be awarded such assignment. The filling of all vacancies

shall be subject to Paragraph 6-A-2 of Section 6 and

Paragraph 8-D of this Section, provided that, for the

purpose of this Paragraph, the phrase "sufficiently

qualified" appearing in Paragraph 6-A-2 of Section 6

means the pilot's qualifications as an airline pilot,

exclusive of route and equipment qualification, provided

that if the pilot has been given the opportunity to so

qualify and has failed, he may be denied the assignment.

8-C-5-b- When a vacancy or vacancies occur in a status,

equipment type and domicile from which pilot(s) has been

displaced, under the provisions of Section 8-F and 8-K,

the displaced pilot(s) shall for a period of one hundred and twenty (120) days beyond the effective date of their

displacement be offered in order of seniority the

assignment(s) prior to the awarding of that assignment(s)

Section 8-C-6                                                                       Page 103

under the provisions of 8-C. This 120 day period is

measured from the effective date of the surplus to the

bulletin date of the vacancy.

8-C-6-

All vacancies will be advertised for bid and awards made not                6 months

more than six (6) months prior to the effective date of the                    advertised to

vacancy, except the Company may exceed this time limit if                  effective date

necessary to meet training requirements after review with the

System Schedule Committee.

8-D- Eligibility To Be Awarded Vacancies

In addition to the provisions stated in 8-C above, a pilot's                   Bidding

eligibility to vacancies shall be subject to the following                       restrictions

conditions:

8-D-1- A pilot occupying a Second Officer assignment and

any pilot in his first year of service is eligible to be awarded any other assignment.

8-D-2- A pilot occupying an International Relief Pilot

assignment is eligible to be awarded any other International

Relief Pilot assignment and any First Officer and any Captain assignment.

8-D-3- A pilot occupying a First Officer assignment is

eligible to be awarded any other First Officer assignment and any Captain assignment.

8-D-4- A pilot occupying a Captain assignment is eligible to be awarded any other Captain assignment.

8-D-5- In addition to the provisions of sub-paragraph 8-D-1,            Downbid in status

8-D-2, 8-D-3 and 8-D-4 above, a pilot holding an assignment

as a A-320/319, B-727, B-737-300/400/500, B-737 or Shuttle

B-737-300/400/500 Captain may bid and be awarded a

vacancy in a B-747-400, B-747 or a B777 First Officer

assignment and a pilot holding an assignment as a B-767/

757, A-320/319, B-727, B-737-300/400/500, B-737 or Shuttle

First Officer may bid and be awarded a vacancy in a B-747 or

DC-10 Second Officer assignment or an International Relief

Pilot (IRP) assignment. A pilot awarded an assignment under

the provisions of this sub-paragraph may be required to fill such assignment for a period of twenty-four (24) months

following the date on which he is activated in the assignment.

Further, a Captain who is awarded a First Officer assignment

Page 104                                                                           Section 8-D-6

under the provisions of this sub-paragraph shall be ineligible to bid and be awarded any Shuttle, B-737, B-737-300/400/

500, B-727, A-320/319, or B-767/757 Captain assignment

during that twenty-four (24) month bid restriction,

notwithstanding the provisions of 8-D-6-c, below.

8-D-6-

8-D-6-a- Notwithstanding the eligibility provisions of                     Bidding freezes

Section 8, Paragraph 8-D-1, 8-D-2, 8-D-3 and 8-D-4, when

a pilot is awarded an assignment through bidding, he may

be ineligible to bid and be awarded any other vacancy with

an effective date earlier than fourteen (14) months

(twenty-four (24) months, if scheduled training includes

more than twelve (12) days which contain training duty)

after the first day of the month following the month he was

awarded his bid. In determining the number of scheduled

training days for this application only, INS, overwater and/

or any other specialized training shall not be counted

when such qualification(s) is not required of all pilots

assigned to that equipment type and status.

8-D-6-b- The above bid restriction shall also apply to a                  Freeze

pilot who requires training upon being hired as a pilot or                  restrictions for

upon being recalled from furlough; except that the period                 recallees and new

of restriction shall begin upon the date the pilot is                          hires

assigned to training.

8-D-6-c- The above provision shall not restrict a pilot

from bidding up in status (i.e., Second Officer to

International Relief Pilot to First Officer to Captain) at any

time; however, a pilot who vacates an awarded

assignment by bidding up in status, may be ineligible to

bid and be awarded any other vacancy with an effective

date earlier than the fourteen (14) (twenty-four (24))

months provided above, plus the amount remaining

unfulfilled from his prior assignment. Notwithstanding the

above bidding restriction, a pilot who is awarded a

vacancy and subsequently receives another award to a

higher status prior to beginning training for the initial

vacancy award shall not incur any bidding restriction as a

result of the initial vacancy award.

Section 8-D-6-d                                                                   Page 105

8-D-6-d- A pilot who is not within a bid restriction period                  Pilot who is not

as provided by this sub-paragraph D-6 and who is                          serving a freeze

awarded a vacancy in his present status and equipment                   may be awarded a

type at another domicile will be entitled to reimbursement                 lateral with no

of moving expenses as provided in Section 8-E-2-b and                   freeze if he elects

may incur a fourteen (14) month bid restriction as                          not to take the

provided in Section 8-D-6-a. Such a bid restriction,                         paid move

however, will not be imposed until the pilot incurs an

expense associated with exercising his paid move

entitlement. Conversely, if the pilot does not seek

reimbursement from the Company for expenses

associated with his relocation, a bid restriction period will not be imposed. In the event a bid restriction is imposed,

the period of the bid restriction will run fourteen (14)

months from the first day of the schedule month following

the posting of the tentative award, regardless of when the

expense was first incurred. For the purpose of this

provision, the phrase "incurs an expense" shall not

include the moving provisions contained in Section 10-A-2-

a, and 10-A-2-c and the use of the applicable

authorized travel for the purposes of house-hunting.

8-D-7- A pilot who is ineligible to be awarded a vacancy in                   Pilot serving a

his present status and equipment type at another domicile                    freeze may be

because of the bid restrictions of 8-D-6 above, may                            awarded unlimited

nonetheless be awarded such vacancy under the following                   laterals with no

conditions:                                                                            additional freeze

                                                                                         or paid moves

8-D-7-a- If awarded, he shall receive no new paid move

nor travel time entitlement as a result of his new

assignments.

8-D-7-b- He shall continue to serve out the period of his

bid restriction associated with the assignment held prior to the lateral award, but shall incur no additional bid

restriction.

8-D-7-c- This provision shall be available to a pilot on an

unlimited basis.

8-D-8- .Only pilots who have met the basic prerequisite

piloting requirements for Air Line Transport Pilot Certificate,

including successful completion of the written examination

and notification to the Company of this completion, and who

have completed twelve (12) months of service as a United

First Officer shall be eligible to bid or bump to Captain

vacancies.

Page 106                                                                             Section 8-D-9

8-D-9- Only those pilots who are either active Second

Officers or have completed the FAA Flight Engineer turbo-jet written exam and have so notified the Company, shall be

eligible to bid or bump an International Relief Pilot vacancy.

8-D-10- Only those pilots who have successfully completed

the FAA Flight Engineer turbo-jet written exam or who

possess a valid Flight Engineer's certificate and have so

notified the Company may bid or bump to a Second Officer

vacancy.

8-E- Awarding of Vacancies

8-E-1- A successful bidder on a vacancy at his domicile

shall take over his new assignment on the date that the flying supporting such assignment actually begins or when training

is completed for such assignment, whichever is later. If the new assignment is planned to be activated prior to the first day of the pilot schedule month, he may exercise his seniority in his awarded assignment under Section 20-D. If, however,

the new assignment is activated at a time which precludes his exercising his seniority in his awarded assignment under the

Section 20-D, he will be assigned as a reserve in his awarded status and equipment type until the commencement of the

next schedule for which he exercises his seniority under the schedule selection procedure.

8-E-2-

8-E-2-a- A successful bidder on a vacancy which

required a change in domicile shall take over his new

assignment on the date that the flying supporting such

assignment actually begins or when training is completed

for such assignment, whichever is later. If the new

assignment is planned to be activated at a time which

permits his exercise of seniority in his awarded

assignment under Section 20-D, he shall be afforded such

opportunity. If, however, the new assignment is activated

at a time which precludes his exercising his seniority in his awarded assignment under Section 20-D, he will be

assigned as a reserve in his awarded status and

equipment type under the commencement of the next

schedule for which he exercises his seniority until the

schedule selection procedure.

8-E-2-b- A pilot who is awarded a vacancy at another                      Paid move

domicile shall be entitled to moving expenses upon                           application

Section 8-E-2-c                                                                      Page 107

activation of that vacancy, under the provisions of Section

10.

8-E-2-c- Should a pilot be activated into his new                             Salary proration

assignment during a schedule month, his salary shall be

prorated as provided in Section 3-C.

8-E-3- A pilot shall not be prevented by the Company from

taking over his awarded assignment in excess of ninety-two

(92) days after the awarded assignment is activated. If a pilot is prevented by the Company from taking over his new

assignment after it has been activated, he shall be

compensated as follows until he is released by the Company

to take over his new assignment:

8-E-3-a- He shall receive for the period involved a                       Salary proration

monthly salary based on the status and equipment type of

his awarded assignment, or what he actually earned,

whichever is greater; prorated, as provided by Section 3-C,

if the change is mid-month.

8-E-3-b- Further, if the successful bidder has been                           Expenses

prevented by the Company from taking over his new                          allowance for

assignment as specified in sub-paragraph 8-E-2 above, or                   delayed activation

after the awarded vacancy is activated, whichever is later,

in excess of forty-five (45) days, he shall receive an

expense allowance in accordance with Section 4-E-1 of

this Agreement until his awarded assignment is activated.

8-E-3-c- An awarded vacancy shall be considered to

have been activated at the domicile, for the application of

this sub-paragraph E-3, on a man-for-man basis if:

8-E-3-c-(1) A more junior pilot who was awarded such                   Man-for-man

assignment on the same vacancy bulletin as the                           application

affected pilot is activated into the same assignment; or

a pilot who was awarded such assignment on a

vacancy bulletin subsequent to the bulletin awarded

the affected pilot is activated into the same

assignment; or

8-E-3-c-(2) Subsequent to the advised effective date of

the assignment, temporary duty pilots are assigned to

the domicile in the status and equipment type of the

affected pilot's awarded assignment.

Note: Intent of "man-for-man" in this application:

In the event two assignments are to be activated, if 2nd

and 4th are activated then #2 triggers pay for #1 and

#4 triggers pay for #3.

Page 108                                                                              Section8-E-4

8-E-4- A successful bidder who has been prevented by the

Company from taking over his new assignment under the

provisions of sub-paragraph 8-E-3 and is then released to

take over such assignment at a time which precludes his

exercising his seniority in his awarded vacancy under the

schedule selection procedures (Section 20-B), will be

assigned as a reserve in his awarded status and equipment

type until the first of the month following his release; or, if a schedule selection procedure occurs as a result of a

schedule change during the month, until the effective date of such schedule change.

8-F- Insufficient Bidders

8-F-1- In the event there are insufficient bids received on a                 Assignment

Captain vacancy, the Company may fill such vacancy by                     insufficient

assigning the junior pilot at the domicile at which the vacancy               Captain bidders

exists who meets the requirements specified in Paragraph 8-

D-8 of this Section. If no junior pilot at the domicile meets these requirements then the Company may assign the junior

pilot on the system who meets these requirements. Pilots

transferred from one domicile to another under the provisions of this sub-paragraph shall be transferred in accordance with

Section 8 and receive moving expenses in accordance with

Section 10 and shall be given as much advance notice as

possible but not less than thirty (30) days to assume such

vacancy.

8-F-2- In the event there are insufficient bids received on a              Assignment

First Officer vacancy, the Company may, with not less than               insufficient First

thirty (30) days notice:                                                            Officer bidders

8-F-2-a- Fill such vacancy by assigning the junior pilot at

the domicile, or

8-F-2-b- Fill such vacancy by assigning any surplus

pilots who desire to move in order of seniority from the

domicile at which a surplus exists. If no pilots desire to

move, the Company may then move pilots from that

domicile to fill the unfilled vacancy in reverse order of

seniority. Pilots transferred from one domicile to another

under the provisions of this sub-paragraph shall be

transferred in accordance with Section 8 and receive

moving expenses in accordance with Section 10.

8-F-3- In the event there are insufficient bids received on an            Assignment

International Relief Pilot vacancy, the Company may, with not            insufficient IRP

less than thirty (30) days notice:                                                bidders

Section 8-F-3-a Page 109

8-F-3-a- Fill such vacancy by assigning the junior eligible

Second Officer at that domicile.

8-F-3-b- Fill such vacancy by assigning any surplus

eligible Second Officer who desires to move in order of

seniority from the domicile at which a surplus exists. If no eligible Second Officer desires to move, the Company

may then move any eligible Second Officer from that

domicile to fill the unfilled vacancy in reverse order of

seniority. Second Officers transferred from one domicile to

an-other under provisions of this sub-paragraph shall be

transferred in accordance with Section 8 and receive

moving expenses in accordance with Section 10.

8-F-4- In the event there are insufficient bids received on a              Assignment

Second Officer vacancy, the Company may, with not less than           insufficient

thirty (30) days notice:                                                           Second Officer

                                                                                    bidders

8-F-4-a- Fill such vacancy by assigning the most junior                  Exemption for

pilot at the domicile who is not exempted by the provisions               pilots with

of Section 7-H.                                                                   furlough notice

8-F-4-b- Fill such vacancy by the following procedure:

Implement the provisions of Section 8-K-1 to surplus

Second Officers in a domicile(s) and equipment type who

are not exempted by the provisions of Section 7-H. At the

same time, the Company may issue a conditional 8-K-1

surplus letter to an equivalent number of pilots, in each

domicile and equipment type, who are junior to the

originally surplused Second Officers and who may become

surplus as a result of their bumps. The Company will then

process all bumps which are necessary to relocate the

junior pilots into assignments where they will no longer be

surplus, according to their seniority and preferences. All

pilots who received conditional surplus notice will be

advised of his bump assignment or that he is not surplus

and his conditional notice is cancelled.

8-F-4-c- Fill such vacancy by assigning pilots being

recalled from furlough.

8-F-5- In the event a vacancy is not filled within three (3)                 Cancellation of

months of the date of the award bulletin, the vacancy shall be             unfilled vacancies

cancelled.

Page 110                                                                             Section 8-F-6

8-F-6- A surplus of pilots will be considered to exist at a

domicile when pilots who have been displaced from their

assignment have not exercised a bump or do not have

sufficient seniority to revert to another assignment at their domicile.

8-F-7- Notwithstanding the provisions of sub-paragraph 8-F-2,

8-F-3 and 8-F-4 of this Paragraph and Paragraph 8-C-1 of

Section 8, bulletined but unfilled Second Officer, IRP, and

First Officer vacancies and secondary vacancies in Second

Officer, IRP, and First Officer assignments may be used by

the Company for the assignment of newly hired but

unassigned pilots. This paragraph shall not be applicable

while pilots are on furlough.

8-G- Cancellation or Delay In Activation Of Assignment

8-G-1- In the event an awarded assignment is cancelled                 Bumping rights

prior to the effective date specified in the bulletin awarding                 after cancellation

the vacancy, the pilot awarded such assignment shall retain               of awarded

his present assignment and, if any pilot junior to him has                   assignment prior

been awarded a vacancy which, he could have bid and been              to effective date

awarded, had he not been restricted by the provisions of

Section 8-D-5 at the time his cancelled assignment was

awarded or during the period he held such assignment, he

may within twenty (20) days of notification of such

cancellation bump into the assignment status and equipment

type which the junior pilot was awarded. The pilot exercising such bump will be considered as though he had bid and been

awarded the vacancy awarded the pilot junior to him.

8-G-2- If the unactivated assignment is cancelled, on or                   Bumping rights

after the advertised effective date, the pilot shall have                      after cancellation

bumping rights as established in Paragraph 8-K-2, 8-K-4, 8-K-            of awarded

5, 8-K-6, 8-K-7 and 8-K-8 of this Section, and shall                         assignment after

exercise any bump within twenty (20) days of the date he is               effective date

notified of the cancellation of his awarded assignment. For

the purposes of Paragraph 8-K-4, the date of displacement

shall be the date that the pilot notifies the Company of his intent to bump. In the event the assignment is cancelled and the pilot exercises a bump, he shall continue to receive pay for the cancelled assignment, in accordance with Paragraph

8-E-3-a of this Section until he is activated in the assignment into which he has bumped.

Section 8-G-3                                                                        Page 111

8-G-3- If a pilot is awarded an assignment and such

assignment is not activated by the Company within sixty-two

(62) days (or two (2) schedule months, if earlier), including the effective date specified in the bulletin advertising the vacancy, and the assignment has not been cancelled, the

pilot shall be paid the greater salary of his current or awarded assignment until such time that the assignment is either

activated or cancelled. If the pilot exercises a bump, he shall continue to receive pay for the cancelled assignment, in

accordance with Paragraph 8-E-3-a of this Section until he is activated in the assignment into which he has bumped.

8-G-4- If at the end of ninety-two (92) days or (three (3)                  Bumping rights

schedule months, if earlier), including the effective date                   after 92 days

specified in the bulletin advertising the vacancy, such

assignment has not been cancelled or activated, a pilot may

at his option exercise bumping rights in accordance with

Paragraph 8-K-2, 8-K-4, 8-K-5, 8-K-6, 8-K-7 and 8-K-8 of this

Section or be eligible to bid any vacancy or continue to

receive compensation as provided in sub-paragraph 3 above.

Should the pilot bid or bump to another assignment under this provision, he shall continue to receive any delayed activation pay for which he has previously qualified until his activation into the new assignment.

8-H- Failure To Qualify For Awarded Assignment

In the event a pilot bids or bumps into a new assignment and fails to satisfactorily complete the training required to qualify him for such assignment, or fails to qualify on his new

assignment after completing the training required, he shall be considered as not having vacated his previous assignment,

and if his previous assignment no longer exists, he shall have bumping rights in accordance with Section 8-K unless action

has been taken by the Company under Section 6-A-2.

8-I- Order of Activation of Assignments

8-I-1- The order of activation of awarded assignments in a

status and equipment type at a domicile shall be in

chronological order of the award bulletins for such

assignments, notwithstanding the respective bulletined

effective dates of such vacancies or the relative seniority of the pilots awarded such assignments.

Page 112                                                                           Section 8-I -2

8-I-2- When awarded assignments are cancelled prior to

their activation, the order of cancellation of such assignments in a particular status and equipment type at a domicile shall be in reverse chronological order of the award bulletins for such assignments, notwithstanding the respective bulletined

effective dates of such vacancies or the relative seniority of the pilots awarded such assignments.

8-I-3- The date of acquiring an assignment shall be

considered that date which appears on the publication of the award bulletin. The date for pay purposes shall be

considered that date on which the pilot physically assumes

the duties of his new assignment; or, if prevented by the

Company from assuming his new duties, the date on which

he would have assumed the duties of his new assignment

had the Company not prevented him from doing so.

8-J- Reduction in Assignments

In the event there is a reduction in Captain assignments, the procedures specified in Section 20-A-2-c of the Agreement

shall be followed to determine at which domicile the

assignments shall be reduced. The number of Captain

assignments for each domicile in the affected equipment

shall be determined by the number of Captains assigned to

lines of flying for the full month at the time of publication of the pilots' schedules.

8-K- Displacement Rights

8-K-1- If the Company determines that an excess of                    Surplus

Captain, First Officer, International Relief Pilot or Second                notification

Officer assignments exists in an equipment type at a

domicile, the Company may give notice to the pilots affected

that they are surplus in their assignment, status and                     Time limits for

equipment type and will be displaced from their assignment             bumping

on a specified date. Such notice shall be given not less than thirty (30) days nor more than one hundred twenty-five (125)

days prior to the date of displacement. (Date of displacement is also known as "surplus" date.) Displacement of pilots will be made in inverse order of seniority, unless exempted by the application of Section 7-H. Any pilot who has been notified of the impending discontinuance of his assignment, must

exercise bumping rights as established in sub-paragraph 8-K-2 of this Paragraph and shall have until twenty (20) days after notification of specified date of the discontinuance to

exercise such bumping rights. Official notice will be conveyed through the pilot's Company mail box. If, however, a pilot's

Section 8-K-1-a                                                                       Page 113

schedule shows that he does not have any duty scheduled

within seven (7) days following the initiation of the notice, the

Company will make an effort to contact him by telephone. If

this attempt is unsuccessful, a letter will be sent by U.S. Mail to his home of record. A pilot exercising bumping rights shall be maintained in his present assignment until he assumes his new assignment, except as provided for in sub-paragraph 8-

K-4 of this Paragraph.

8-K-1-a- A pilot notified of his displacement under the                    Surplus

provisions of this Paragraph may have that displacement                  cancellation

cancelled should the surplus be reduced or cease to exist.

Such cancellations will be in seniority order.

8-K-1-b- If a surplus is declared by the Company, any                  Pilot who bids out

pilot who bids out of the surplus situation shall be entitled                of surplus

to a paid move and shall not receive any freeze. The                     situation paid

surplus will be reduced by the number of pilots who bid                  move no freeze

out of the surplus situation.

8-K-2-

8-K-2-a- A pilot who has bumping rights under the                      Pilots with

provisions of this Paragraph may bump into any status on               bumping rights

any equipment at any domicile where a pilot junior to him               cannot bump

(excluding pilots who remain surplus after the application               pilots with

of Section 8-K-3 below or pilots exempt from surplus                    furlough notice

under the provisions of Section 7-H) holds an assignment,

including an assignment awaiting activation, in such

status and equipment type. A pilot will exercise any of the

bumps provided for in this Paragraph by notice in writing

to the Company and shall begin his new assignment on

the effective date of his displacement or when training is

completed for such assignment, whichever is later;

however, the Company may utilize the provisions of

Paragraph 8-K-11 below when activating such pilot. If the

new assignment is planned to be activated prior to the first of the pilot schedule month, he may exercise his seniority

in his new assignment under Section 20-D. If, however,

the new assignment is activated at a time which precludes

his exercising his seniority in his new assignment under

Section 20-D, he will be assigned as a reserve in his new

status and equipment type until the commencement of the

next schedule for which he exercises his seniority under

the schedule selection procedure. If the new assignment

is at other than his present domicile, he shall be granted

time, to be taken at his option, allowed by the Company

Regulations, for traveling from his old domicile to his new

Page 114                                                                           Section 8-K-2-b

domicile. The pilot's applicable monthly salary will not be

reduced for such period of absence from duty.

8-K-2-b- Notwithstanding sub-paragraph 8-K-2-a above

and 8-K-4 and 8-K-8 below, when a surplus of pilots is

expected to exist for more than sixty (60) days, such

surplus may be temporarily assigned to another

equipment type in their current status and at their domicile for a period not to exceed one hundred and eighty-two

(182) days. Such assignments will be made on an "offer

and accept" basis of the qualified pilots and such pilots

shall be pay protected as provided in Paragraph 8-E-3 of

this Section until they are returned to their permanent

equipment or have been declared surplus as provided in

8-K-1 of this Paragraph.

8-K-3- Notwithstanding the provisions of 8-K-1 and 8-K-2                Voluntary surplus

above, any pilot holding an assignment in the same domicile,

status and equipment type as a pilot who has been given

surplus notice may, on a man-for-man basis, volunteer to

accept the surplus for a more junior surplus pilot. When

surplus notices are given, the Company will advertise for

volunteers, indicating the seniority range which will

determine the bumping rights of any volunteer(s). A volunteer shall submit his request indicating the domicile(s), status(s)

and equipment type(s) to which he wishes to bump and he

shall be accepted as a volunteer only if his bump can be

granted, based upon the seniority of the pilot he replaced on the surplus notice. Volunteers will be accepted in seniority order up to the number of the declared surplus notice as

adjusted by the provisions of Section 8-K-9 Such volunteers

will be entitled to a paid move under the provisions of Section

10-C. The number of pilots to be involuntarily surplused shall be reduced by one for each volunteer accepted.

8-K-4- If as a result of exercising bumping rights training is               Salary application

required, a pilot will remain in the status and equipment type               for bumping pilot

of his former assignment until such time as training is

completed or until he reports to his new assignment,

whichever is later. If training for the new assignment has not begun within thirty (30) days prior to the pilot's displacement date, as established in Paragraph 8-K-1 above, he shall be

paid, on his displacement date, his current salary or the

salary of the assignment to which he bumped, whichever is               TDY or 8-L-6

greater. The pilot will not receive such pay, however, if the                assignment up to

delay in training resulted from vacation, sick leave or a leave             60 days

of absence. If the equipment type from which displaced is no

Section 8-K-5                                                                          Page 115

longer being flown by that domicile, the displaced pilot will be available for either TDY or 8-L-6 assignments, at his option,

until he begins training for his new assignment or for sixty

(60) days, whichever is less. The pilot may choose either

option on a monthly basis.

8-K-5- If a pilot bumps into an assignment awaiting

activation and he cannot be utilized in his old assignment, he may be required to function in the highest status in any

equipment type for which he has been trained and which he

can be utilized at his present domicile until his new

assignment is activated. If he cannot be utilized at his

present domicile he may, notwithstanding Section 8-L-3, be

assigned to temporary duty in the status and equipment type

from which being displaced until his new assignment is

activated. During such temporary duty assignment, he will be provided with NRPS and OMC (Priority F) transportation to

and from his present domicile on his scheduled days off.

8-K-6- A pilot who bumps into an assignment awaiting

activation shall for the application of Section 8-1, be

considered as though he had bid and been awarded the

vacancy awarded the pilot junior to him.

8-K-7- A pilot exercising bumping rights under this                     Paid move for all

Paragraph which involve a change in domiciles shall be                  bumps

allowed moving expenses in accordance with Section 10.

8-K-8- If a pilot is a successful bidder or has exercised

bumping rights as specified in Section 8-K, he shall be given the opportunity to begin transition training in such equipment as soon as practicable but in no case later than six (6)

months from the date such pilot qualified under Section 8-E-3.

8-K-9- The number of pilots declared surplus in a domicile,               Surplus

status and equipment type shall be reduced by the number of             reductions with

pilots awarded vacancies during the twenty (20) day period                volunteers

after the notification of displacement.

While functioning in either of the above types of assignment,

such pilot shall be paid at the rates applicable to the

assignment from which he was displaced or the rates

applicable to the assignment in which he is functioning,

whichever is greater.

8-K-6- A pilot who bumps into an assignment awaiting

activation shall for the application of Section 8-I, be

considered as though he had bid and been awarded the

vacancy awarded the pilot junior to him.

Paid move for all

bumps

8-K-7- A pilot exercising bumping rights under this

Paragraph which involve a change in domiciles shall be

allowed moving expenses in accordance with Section 10.

8-K-8- If a pilot is a successful bidder or has exercised

bumping rights as specified in Section 8-K, he shall be given the opportunity to begin transition training in such equipment as soon as practicable but in no case later than six (6)

months from the date such pilot qualified under Section 8-E-3.

Surplus

reductions with

volunteers

8-K-9- The number of pilots declared surplus in a domicile,

status and equipment type shall be reduced by the number of

pilots awarded vacancies during the twenty (20) day period

after the notification of displacement.

Page 116                                                                       Section 8-K-10

Grandfather rights

8-K-10- Should pilots be declared surplus while junior pilots remain in the same domicile, status and equipment type because of the exemption provided under Section 7-H and should the anticipated furlough subsequently be cancelled, the pilots declared surplus shall be protected as follows:

8-K-10-a- All pilots previously exempted under Section 7-H shall be immediately declared surplus, or

8-K-10-b- Those pilots who had involuntarily bumped to

another assignment shall be immediately given the

opportunity in seniority order to return to their prior

assignment, provided further that the number of pilots

exercising this option shall not exceed the number of

pilots previously exempted under Section 7-H at that

domicile, status and equipment type. If the pilot has

moved under the provisions of Section 10 as the result of

his bump assignment and elected to return to his prior

assignment as the result of this sub-paragraph, he shall

again be entitled to a paid move under the provisions of

Section 10 back to the domicile of the prior assignment.

Bump activation

and restrictions

8-K-11- Notwithstanding the provisions of this Paragraph K,

the Company may activate a pilot in a bump assignment

earlier or later than specified above provided that:

8-K-11-a- No pilot will be activated into his bump

assignment more than fifteen (15) days prior to his date of displacement nor less than thirty (30) days after date of displacement as established in 8-K-1 above.

8-K-11-a-(1) When the activation is early into a higher paying assignment the pilot shall receive pay for his new assignment upon activation.

8-K-11-a-(2) When the activation is early into a lower paying assignment the pilot so activated shall continue to receive pay at his former rate until the date of his displacement under 8-K-1 above.

8-K-11-b- When the activation is delayed into a higher

paying assignment, the pilot so delayed shall begin

receiving pay at the higher rate, if on the effective date of his surplus he is trained for his bump assignment.

8-K-11-c- Within a given status, domicile and equipment type, when the activation is delayed into a lower paying assignment, the most senior pilot with the same surplus date who is already activated into a lower paying assignment, shall continue to receive pay at his former rate so long as the junior pilot does, unless the junior pilot.

Page 117                                                                         Section 8-L

is not trained due to vacation, sick leave or a leave of

absence. This application shall be on a man-for-man

basis.

8-L- Temporary Duty Assignments

Definition of TDY

and hotel

availability

8-L-1- The Company will provide a hotel room to any pilot

assigned TDY for the entire duration of the TDY assignment.

For purposes of this paragraph, a TDY assignment begins

one (1) day before the pilot's first required day on duty and ends one day after completion of his last duty period. Should the pilot return to his home domicile or residence during any period of days off, the Company may ask the pilot whether

the hotel room should be canceled. However, the Company

may only cancel the hotel room at the TDY location with pilot concurrence.

TDY assignments

pilots may bid

TDY

8-L-2- Selection of pilots for involuntary temporary duty

assignments shall be from pilots functioning as reserves in

the status and equipment type needed for the temporary duty

assignment. Temporary duty assignments shall not reduce

reserve coverage at a domicile below required levels in any

status or equipment type. Assignment of eligible reserves for temporary duty shall be in inverse order of their seniority at the domicile regardless of the reserve days off schedule,

except pilots may volunteer and be assigned temporary duty

in order of their seniority. Any pilot may volunteer for TDY at any domicile(s) as part of the monthly schedule preferencing procedure as follows:

Voluntary TDY

8-L-2-a- Pilots volunteering for TDY will preference and

be awarded local schedules, as provided by Section 20. In

addition, they will indicate to which domiciles they desire

to be sent and which reserve days off they prefer.

Voluntary TDY

8-L-2-b- To the extent that TDY is needed from the

domicile, the volunteers who are available for the full

month will be assigned in seniority order to the domiciles

they requested. Volunteer TDY assignments will be made

as early as practical and contact will be attempted at least three (3) days before the beginning of the TDY

assignment. When possible a volunteer for the full month

shall be assigned to the TDY domicile prior to

preferencing in order to allow the volunteer to exercise his seniority at the TDY domicile. However, all pilots who

have volunteered for TDY must contact the Company on

the next to the last day of the month prior to the month of.

Page 118                                                                      Section 8-L-2-c

TDY (if not contacted earlier) to determine if he has

received a TDY assignment. Such pilots must be available

to begin TDY on the first of the following month, if there is no conflict with his prior month's schedule.

Voluntary TDY

days off

8-L-2-c- Volunteer pilots assigned TDY will be assigned

reserve day off lines at the TDY domicile, taking into

consideration any day off request he may have submitted.

Reserve day off requests will be granted so long as the

pilot receives twelve (12) days off in a thirty (30) day

month (13 days off in a 31 day month) or fourteen (14)

days off for Shuttle pilots in the month and reserve

coverage at the TDY domicile is not adversely affected.

Time permitting, such volunteer pilots may also be

assigned any open lines which their seniority would entitle

them to under the provisions of Section 20. These

assignments will be made in seniority order. Reserve

pilots shall not be required to deadhead to or from the

TDY assignment on days off.

Reserve mov-up

to cover line

vacated by

volunteer TDY

and cancellation

of TDY 8-L-2-d- Lines of flying which are opened because the pilots awarded such lines have been sent TDY, will be

covered by moving up a reserve under the provisions of

Section 20-D-5, however, no further move-ups will be

incurred.

No move-up will be performed if the TDY volunteer is a

reserve at his domicile. Should a TDY assignment be

terminated early, the volunteer shall return to his awarded

line at his domicile.

Partial month TDY 8-L-2-e- TDY assignments required for partial months or after the beginning of the month shall be given to reserves

only. Such assignments shall be made to reserves who

have volunteered, to the extent available.

Assignment of

TDY 8-L-3- Temporary duty assignments shall be governed by

the following criteria:

Travel days count

as TDY 8-L-3-a- The length of a temporary duty assignment shall be measured by the number of full calendar days so

assigned, including days spent in traveling to and from the

temporary duty domicile but exclusive of days required for

any necessary qualification.

8-L-3-b- A reserve pilot who has accumulated a total of

thirty (30) days of temporary duty during the previous

twelve (12) month period shall not be required to remain

on temporary duty without his consent until all qualified

pilots on reserve duty at his domicile in his status and

Page 119                                                                    Section 8-L-3-c

equipment type have each accumulated thirty (30) days of

temporary duty during the previous twelve (12) months,

provided that said pilot shall not be assigned more than a

total of forty-five (45) days of temporary duty in such

twelve (12) month period without his consent.

8-L-3-c- A pilot may not be required to be on temporary

duty for more than fifteen (15) consecutive days for any

one such assignment, except that a pilot may volunteer to

remain on temporary duty; provided that if a pilot is the

only reserve pilot in his status, equipment type and

domicile who will not have accumulated thirty (30) days of

temporary duty at the conclusion of fifteen (15) day

assignment, he may be required to remain on temporary

duty in excess of thirty (30) days.

Assignment of

TDY 8-L-3-d- In the event a reserve pilot is to be assigned on temporary duty for a period of ten (10) days or more, he

shall be given notice of such assignment as far in advance

as possible but in no case less than three (3) calendar

days (seven (7) if such assignment commences

subsequent to the tenth (10th) of the month) prior to the

time he is required to depart from his home domicile for

the temporary duty assignment. Such assignment shall be

preferenced if time permits.

8-L-4- The term "reserve" as applied to pilots in this

Paragraph will mean a pilot who is not assigned to a

schedule at his home domicile. However, a reserve pilot who

is given a temporary assignment under the provisions of this

Paragraph may be required to complete such temporary

assignment regardless of any change in his status at his

home domicile.

8-L-5-

TDY 1 in 7 8-L-5-a- Pilots assigned to temporary duty, if functioning as a reserve while assigned to temporary duty for fifteen

(15) days or less, shall be provided with one (1) day off in each seven (7) days during the period of temporary duty.

11 to 15 day

assign 1 in 7 not

deducted from 12/

13

8-L-5-b- A pilot assigned to temporary duty for a period

of eleven (11) to fifteen (15) days shall have his days off

while on temporary duty scheduled so as to provide one

period of two (2) consecutive days off. If necessary, one

(1) additional day off will be granted for this purpose;

however, such additional day off, above the requirement

for one (1) day off in seven (7), will be subtracted from the.

Page 120                                                                     Section 8-L-5-c

days off owed to the pilot and will not be restored as

provided below.

Restoration of

days off

8-L-5-c- Those days off lost by the pilot while on

temporary duty will be restored to the pilot either

immediately before or immediately after the period of

temporary duty, at the option of the Company;

notwithstanding the possibility that such days off may be

restored in the month following the month in which the

temporary duty assignment took place.

Restoration of

days off for pilot

who is lineholder

in next month

No offset for 1 in

7

8-L-5-d- In the event that it is necessary to restore days

off to a pilot during a month when he is a lineholder such

days off will be restored on the first available days of

scheduled duty; provided that trip sequences will not be

split apart as a result of this application. Restoration of

days off will in all cases be deferred if such restoration

would conflict with or cause rescheduling of training. If

restoration of all lost days off cannot be completed within

one month following the month in which the temporary

duty was assigned, the remaining day off owed will be

added to the pilot's vacation. The day(s) off granted to

fulfill the one (1) day off in seven (7) requirement during

the period of temporary duty will not be used to offset the

number of scheduled days off lost during the temporary

duty assignment.

Involuntary TDY

pilot maintain

schedule day off.

Reschedule with

concurrence

8-L-5-e- If involuntarily assigned to temporary duty for

more than fifteen (15) days, the pilot shall retain the days off schedule assigned to him at his domicile and he shall

not be required to deadhead to or from the temporary duty

assignment on his days off. However, with pilot

concurrence, the pilot's days off may be rescheduled.

8-L-6-

Duty period

limitation for --

6 assignment up

to 5 duty periods

8-L-6-a- To avoid junior manning for a specific trip, a pilot available under the provisions of Section 20-F, or a

reserve pilot, may be assigned to cover such open one

way or round trip sequence originating at another point

provided it does not result in junior manning at his home

domicile and such assignment will not be considered as

temporary duty. Initial assignments under this provision

shall not be scheduled to exceed five (5) duty periods,

except for international trip assignments.

8-L-6-b- Notwithstanding Section 8-L-6-a above, a

lineholder signed up for open flying under Section 20-H-3

and 20-H-5 at the domicile designated by the Company to.

Page 121                                                                          Section 8-M

cover the Section 8-L-6 assignment, may at the

Company's option be offered the opportunity to cover such

open flying. Pilots so assigned shall be governed by all of

the provisions of sub-paragraph 8-L-6-a above.

8-M- Geographical Relocation of Assignments

In the event that the Company desires to geographically

relocate flying from a domicile and to the extent that the

number of assignments are relocated, the Company will offer

to the pilots in the status and equipment type affected at the domicile in the order of seniority, the opportunity to be

transferred to the new domicile(s). Such pilots shall be

allowed moving expenses in accordance with Section 10 of

this Agreement. The relocated assignments shall be

identified with and flown from the new domicile(s) and the

assignments involved shall not be open for award unless the

number of pilots desiring to transfer provides less than the total assignments required at the new domicile under the

provisions of Section 8-B. If an insufficient number of pilots elects to transfer, the balance of the assignments required at the new domicile in accordance with Section 8-B shall be

awarded systemized. To the extent that the number of

assignments are relocated a like number of assignments

shall be reduced at the old domicile.

8-N- Phase-Out of Equipment Type

When the Company desires to completely phaseout an

equipment type at a domicile, other than as covered in

Section 8-M, the provisions of Section 8-K shall be utilized for the displacement of the affected pilots; except that the opportunity for displacement shall be offered to the affected pilots in seniority order during each reduction in assignments associated with the complete phase-out of equipment type. If insufficient pilots voluntarily accept the displacement, the remainder of the displacements shall be accomplished under

Section 8-K in inverse order of seniority.

8-O- Closing Of A Domicile

8-O-1- In the event the Company desires to close a

domicile, the procedure set forth below shall be followed:

8-O-1-a- The Master Executive Council Chairman will be

so advised by the Company and will be afforded the

opportunity to consult with and make recommendations to.

Page 122                                                                      Section 8-O-1-b

the Company regarding the relocation of the affected

pilots.

8-O-1-b- At least ninety (90) days notice must be given to

the pilots affected by the move outlining the procedures to

be followed to accomplish the move and indicating the

domicile(s) to which the flying will be moved.

8-O-1-c- Pilot vacancies equal to the number of

assignments existing at the old domicile will be

established at the domicile(s) to which the flying is

transferred. During the ninety (90) day period specified in

paragraph b above, the pilots so affected will be given an

opportunity to indicate to which of the designated

domiciles they desire to be transferred or to bid on

vacancies which may be bulletined on the system,

notwithstanding any freezes that otherwise may be

applicable.

8-O-1-d- The Company will transfer the pilots to the new

domicile(s) in order of their seniority preference by status and equipment type.

8-O-1-e- The pilots affected shall retain the status and

equipment type held by them at the time of transfer and

such flying shall be identified with and flown from the new

domicile(s) and shall not be open for bidding.

8-O-1-f- Each pilot who is subject to the provisions of this sub-paragraph (O) shall be allowed NRPS transportation

between his former domicile and his new domicile until

such time that he moves his home to the new location

under Section 10, not to exceed one (1) year after the

effective date of the domicile closing. In addition, if such pilot has not moved his home to the new location within

one (1) year, he shall be allowed NRSA transportation

until he moves, not to exceed an additional one (1) year.

8-P- Vacating Assignments

8-P-1- A pilot may vacate an assignment only as provided

by this Section 8, or Section 6-E of this Agreement..

Page 123                                                                      Section 8-P-2

8-P-2- When a pilot desires to vacate a present or future

assignment, his request to vacate shall be considered jointly by the Company and the Association and in accordance with

their mutual agreement a decision may be rendered

permitting such pilot to vacate his assignment to take up a

different assignment at his domicile, to take up a like

assignment at a different domicile or to revert to his former assignment, and moving expenses shall not be allowed.

8-P-3- A pilot activated early in an awarded assignment

under the provisions of Paragraph P-2 above shall not trigger pay under Section 8-E for other pilots awarded a like

assignment.

8-Q- New Equipment Domicile

Opening a new

equipment

domicile

In the event the Company desires to open a new equipment

domicile(s), the procedure set forth below shall be followed:

8-Q-1- The Master Executive Council Chairman will be so

advised by the Company and will be afforded the opportunity

to consult with and make recommendations to the Company

regarding the staffing of the new equipment domicile(s).

Vacancy at new

equipment

domicile bid

systemwide

8-Q-2- All vacancies with advertised effective dates during

the first six (6) months after the first revenue trip has been flown shall be bid system wide unless the parties agree to an alternate method of staffing the new equipment domicile(s).

Pilots serving

freezes will be

eligible to bid

vacancies at new

equipment

domiciles

8-Q-3- Notwithstanding the fourteen/twenty-four (14/24)

month bidding restrictions of Paragraph 8-D-5 and 8-D-6, all pilots will be eligible to bid on all vacancies with advertised effective dates within six (6) months of the advertised effective date of the first vacancies bid at that new equipment domicile .

TDY or 8-L-6

assignment up to

60 days

8-Q-4- A pilot who has completed training and is awaiting

activation into a new equipment domicile will be available for either TDY or 8-L-6 assignments, at his option, for a period of up to 60 days or until revenue flying begins in the new equipment domicile whichever is less. The pilot may choose either option on a monthly basis.

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Page 124                                                                        Section 8-Q-4

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Page 125                                                                          Section 9-A

Section 9

Training

9-A- Classifications

The provisions of this Section shall apply to all training in which pilots are required to participate, by the Company, on a scheduled basis. This shall include but is not limited to initial,

upgrading and transition training, proficiency training,

proficiency checks, overwater training, navigation training,

requalification training and all training associated with

differences of an aircraft conducted at a local domicile, not included in transition training. It does not include special or miscellaneous training such as maintenance of currency on

equipment, audio visual package reviews, airport

qualification films, route qualifying not in connection with transition training or transfer to another domicile, Company meetings, seminars, etc. or training requested by the pilot on a voluntary basis.

9-B- Assignment

9-B-1- All training assignments will be made by the

Company in accordance with the following:

Notification

Transi t i on

Training

9-B-1-a- All pilots shall be notified as far in advance as

possible but in no case less than fourteen (14) days prior

to being scheduled to receive transition or extended

training of five (5) days or more. However, if a pilot is

returning to work from an absence and he needs

requalification or transition training, this fourteen (14) day minimum notification may be reduced to seven (7) days.

These minimum notification requirements may be further

reduced only with pilot concurrence. Official notice of

training assignments will be conveyed through the pilot's

Company mail box and by electronic notification. If,

however, a pilot's schedule shows that he does not have

any duty following the initiation of the notice, or that the pilot has not checked the electronic notification, the

Company will make an effort to contact him by telephone

within seven (7) days of the original notification. If this

attempt is unsuccessful, a letter will be sent by U.S. Mail

to his home of record. If a pilot volunteers for training with less than fourteen (14) days notice of a training

assignment of this type and does not have a scheduled.

Page 126                                                                      Section 9-B-1-b

calendar day off between the time of notification and the

time he is required to depart his domicile, he will be

provided with a calendar day off within seven (7) days

from departing his domicile.

9-B-1-b-

Notification of PC/

CQP/PT training

9-B-1-b-(1) Proficiency Checks, Continuing

Qualification Programs and Proficiency Training (PC/

CQP/PT), or training for periods of less than five (5)

days will be assigned after the posting of the pilot's

schedule preference awards but no later than nine (9)

days after the posting of the pilot's schedule at the

local domicile. This nine (9) day requirement excludes

secondary and floater lines. Domicile continuity shall

be maintained when assigning PC/CQP/PT's whenever

practicable. A pilot will be electronically notified at

least fifteen (15) days prior to the date he is scheduled

for a PC/CQP/PT assignment except under the

circumstances covered in Paragraph 9-G-3 below.

Within 48 hours after the monthly bid awards are

posted for the affected month, a pilot eligible for a PC/

CQP/PT may designate a period of seven (7)

consecutive holy days that he will not be available for a

PC/CQP/PT. In addition, a pilot may not be asked to

deadhead to or from any training during these seven

(7) consecutive holy days. WHQCM may deny this holy

day request if granting the request would result in the

pilot losing his qualification.

Minimum 21 day

notice of early

month PC/CQP/

PT

9-B-1-b-(2) The Company will not assign a pilot to a

PC/CQP/PT in an early month with less than twenty-one

(21) days notice of the PC/CQP/PT without the

pilot's concurrence.

Bidding

Procedure for PC/

CQP/PT

9-B-1-b-(3) The Parties are agreeable to develop a

process for bidding PC/CQP/PT slots under the

following conditions:

9-B-1-b-(3)-(a) Monthly requests for PC/CQP/PT

slots will close at the end of the 48 hour holy day

window.

9-B-1-b-(3)-(b) Bidding requests will be honored in

seniority order.

9-B-1-b-(3)-(c) The Company will award PC/CQP/

PT slots consistent with available manpower needs

(i.e., awards can not result in manpower surpluses

or deficits in any given domicile, fleet and seat).

Page 127                                                                     Section 9-B-1-c

Pilot subject to

Section 2--1

assignment if

training

assignment is

cancelled

9-B-1-c- When the Company cancels or terminates a

training assignment earlier than planned, the affected

lineholder pilot may be given a flying or standby

assignment under the provisions of Section 20-F-1 on

those days on which he had trips published in his awarded

schedule. Provided the pilot is not responsible for the

training cancellation, he will be paid for the value of the

trips in his original line or what he actually flies, whichever is greater. However, the Company will drop duty days as

necessary in order for the pilot to receive his minimum

days off per Section 5-G-1-d.

9-C- Compensation and Flight Time Considerations

9-C-1- Training Assignments Of Five (5) Days or More

9-C-1-a- When a pilot assigned to a line of flying is

assigned by the Company to training in accordance with

Paragraph 9-B-1-a above, he shall receive his monthly

pay and his total allowable monthly flight time shall be

reduced by the number of actual flight hours which the

pilot missed as a result of this training.

9-C-1-b- When a pilot assigned as a reserve is assigned

by the Company to training in accordance with Paragraph

9-B-1-a, he shall receive his monthly guarantee and his

total allowable monthly flight time shall be reduced by four hours and ten minutes (4:10) for each duty day missed as

shown in his assigned reserve line.

9-C-2- Training Assignments Of Less Than Five (5) Days

9-C-2-a- A pilot assigned to training in accordance with

Paragraph 9-B-1-b above, shall be paid his monthly pay or

guarantee as applicable as provided in Section 3 in

accordance with the following:

9-C-2-a-(1) When a pilot assigned a line of flying

attends training, his total allowable monthly flight time

shall be reduced by the number of actual flight hours

missed as a result of this training.

Reserve training

credit

9-C-2-a-(2) When a pilot functioning as a reserve

attends training, he shall have his total allowable

monthly flight time reduced by four hours and ten

minutes (4:10) for each duty day missed as shown in

his assigned reserve line.

Page 128                                                                      Section 9-C-2-b

Lineholder

minimum days off

9-C-2-b- When a pilot assigned a line of flying attends

training as specified in Paragraph 9-B-1-b above and such

assignment results in such pilot being scheduled for less

than the required minimum calendar days free of duty at

his home domicile for the month, said pilot shall be given

another day or days off, as the case may be, in lieu of the

scheduled day or days off in which he attended training in

order to bring his scheduled days off to the required

minimum calendar days free of duty at his home domicile

for the month, as provided in Section 5-G-1-d-(1).

9-C-2-b-(1) Whenever said pilot must drop a trip or

trips from his schedule to receive a day or days as

provided in sub-paragraph b above, his total allowable

monthly flight time shall be reduced by the number of

actual flight hours in the trip. Should he be required to

stand by on "extra" days as provided in Section 5-G-4,

the reduction above will only be the actual flight hours

in the trip on the days he did not stand by or fly under

Section 20-F.

Training credit

days for training

less than 5 days

9-C-2-c- When a pilot assigned a line of flying attends

training of less than five (5) days including PC/CQP/PT's

on days that he was not scheduled to fly other than

compensated for in Paragraph 9-C-2-b above, said pilot

shall receive a training credit day in accordance with the

following:

9-C-2-c-(1) For purposes of this sub-paragraph c, a

training credit day shall consist of any of the following:

(a) Any portion of a calendar day deadheading to or

from training;

(b) Any portion of a calendar day spent in any of the

applicable required types of training under this sub-paragraph

C-2;

(c) Any portion of a calendar day the pilot is available

for the applicable required types of training listed in

Paragraph 9-A above, but he is unable to complete

such training because of inoperative equipment or

because of the cancellation of any portion of the

scheduled training period.

9-C-2-c-(2) A pilot shall not receive a training credit

day for any day on which he was scheduled to fly nor

shall a pilot receive more than one (1) training credit

day for any calendar day in which a pilot deadheaded

to or from training on the same day he was scheduled

for training..Section 9-C-2-d Page 129

9-C-2-c-(3) Provided further, in the event that a pilot's

training assignment results in his gaining a day or days

off by reason of having to drop a portion of a round trip

on a day that he was not scheduled for training, such

gained day or days off will be deducted from any

training credit day(s) in the computation of the net

training credit days occasioned by such assignment.

9-C-2-c-(4) Provided further, in the event that a pilot

fails the training and requires additional days of

training, such additional days shall not be subject to

the provisions of this sub-paragraph.

9-C-2-d- Training days credit accumulated by a pilot in

accordance with sub-paragraph c above during the period

from December 1 to December 1 of each year will be

added to the scheduled vacation due said pilot in

accordance with Section 11, as shown in the Example:

Example:

Schedule vacation days due under

Section 11- 16 days

Training days' credit due- 4 days

Adjusted vacation- 20 days.

9-D- Transportation

9-D-1- A pilot assigned to training shall be furnished

Company non-revenue positive space (NRPS) or OMC

(Priority E) transportation at the option of the pilot, for all authorized travel to and from his point of residence, duty or assignment and the training location. OMC may be assigned

only with pilot concurrence. Authorized travel shall be travel in connection with the beginning, relocation or termination of a training assignment, travel at Company request, and such

other travel that may from time to time be authorized.

Transportation to /

from training

9-D-2- Non-revenue positive space (NRPS) or OMC (Priority

E) at the option of the pilot will be issued by the Training

Facility Administrative Office for travel to and from his point of residence, duty or assignment on a pilot's scheduled days off. It is the responsibility of the pilot to be available for scheduled training periods.

Page 130                                                                         Section 9-E

9-E- Expenses

9-E-1- The Company shall furnish suitable, single lodging

accommodations when required and standard allowances, as

provided in Section 4-A-1, from time of departure of the trip on which he deadheads to the training assignment until the

time of arrival of the trip on which he returns to his domicile.

In the event the Company cannot furnish lodging, reasonable

actual expenses supported by receipts plus standard

allowances will be paid. Transportation shall be furnished

between the lodgings and the training facility or expenses,

therefore, if such transportation is not furnished by the

Company. Such expenses shall be claimed on a regular

Company expense account form and must be submitted

within fourteen (14) days after incurring the expenses. The

Company will allow actual and necessary personal laundry

and cleaning expenses, when training away from the home

domicile is for more than five (5) consecutive days.

9-E-2- A pilot assigned to training at his home domicile or a pilot who elects to live at his home while in training shall be paid at the rates set forth in Section 4-A-1 from the time he reports to the Training Center for training until he is released from the Training Center. This will not apply to a pilot from the time he is released for days off during the training period,

until reporting for training following a day off period.

Expenses for

training at home

domicile

9-E-3- Pilots in Transition or Requalification Training at their home domicile may, at their option and in lieu of the lodging provisions herein, receive an allowance for transportation of fifteen Dollars ($15.00) per day for each day the pilot is

required to report for training. Such allowance shall be

claimed on a regular expense form and must be submitted

within fourteen (14) days after incurring the expenses.

9-F- Training Schedules

9-F-1- To the extent known and projected by DENTK

Planning and Scheduling Section, the training schedule will

be posted for the entire transition period, from the beginning through completion.

9-F-2- A pilot assigned to training shall not be on duty in

excess of the following limitations:

Duty period

restriction for

training

9-F-2-a- A pilot shall not be on duty for more than eight

(8) hours exclusive of a one (1) hour lunch break, in any

one (1) calendar day during Initial, Upgrading, Transition

Training, Proficiency Training and Checks, in the simulator

Page 131                                                                     Section 9-F-2-b

or aircraft or combination thereof. In addition, a pilot shall not be scheduled to exceed thirteen and one-half (13 1/2)

hours on duty in a combination of training and

deadheading to or from Denver and will not be required to

exceed fourteen and one-half (14 1/2) hours; except in the

case of a delay in training, he may be required to exceed

fourteen and one-half (14 1/2) hours to deadhead home in

order to be legal for his next scheduled trip.

Duty periods for

training

9-F-2-b- Formal classroom and crew training sessions

(excluding crew training sessions designed as briefings

immediately prior to simulator or cockpit procedure trainer

periods) shall begin no earlier than 0700 and terminate no

later than 2200.

Simulator training

hours

9-F-2-c- The training periods in the flight simulator or

cockpit procedures trainer, exclusive of brief and debrief,

will be conducted between the hours of 0600 and 2400

local time. These limits may be exceeded with pilot's

concurrence to make up for lost time due to mechanical

failures. Additionally, the above 2400 time may be

extended to 0200 when the scheduled training

requirements in a particular equipment type exceed the

capabilities at DENTK. The Company may only schedule a

pilot for training during the 2400 to 0200 time period

without his concurrence if no other time slots are legally

available. No checking will be done during this extended

training time.

9-F-2-d- The training periods in the flight simulator or

cockpit procedures trainer, exclusive of briefing and

debriefings, will be conducted between the hours of 0600

and 2400 local time, provided that with the pilot's

concurrence these limits may be exceeded to make up for

lost time due to mechanical failures. Additionally, the

above 2400 time limits may be extended to 0200 when the

scheduled training requirements in a particular equipment

type exceed the capabilities at DENTK. No checking will

be done during this extended training time.

9-F-2-e- Training periods for airplane flight training and

simulator flight training, or any combination thereof, shall not be scheduled to exceed four (4) hours of actual

aircraft and/or simulator time per day. A pilot scheduled in the simulator for a period in excess of two hours and thirty minutes (2:30) shall be permitted a short break for

physiological needs

Page 132                                                                      Section9-F-2-f

9-F-2-f- A pilot will not be scheduled for more than six (6)

hours of instruction in classroom, crew training sessions,

system procedures trainer or cockpit procedures trainer in

any one day.

9-F-2-g- Five (5) training days in any seven (7)

consecutive days shall be the maximum scheduled. With

pilot concurrence, this training may be extended, due to

unexpected circumstances, to six (6) consecutive days to

provide continuity in a particular training assignment. A

pilot will be scheduled for at least one two (2) consecutive days off period every two (2) weeks.

9-F-2-h- On rating or proficiency checks at DENTK, the

initial take-off or the final landing, with all engines normal,

may be accomplished in hours of darkness. When rating

rides or proficiency checks are conducted away from

DENTK, such flights may, by mutual agreement between

the pilot and check airman, be conducted during night

hours.

9-F-2-i- When a pilot has been assigned by the Company

to observe as a member of the crew in conjunction with

transition training, such period of time will be considered

an extension of his transition training period.

No simulator

checking prior to

0700 home

domicile time

9-F-2-j- The Company will not schedule a pilot for

simulator checking prior to 0700 pilot's home domicile

time. However, during Daylight Savings Time, the

Company may schedule Honolulu based pilots for

simulator checking beginning at 0600 pilot's home

domicile time.

9-F-3- Rest Provisions

9-F-3-a-

9-F-3-a-(1) The minimum rest period between any two

training duty assignments shall be twelve (12) hours off

duty.

9-F-3-a-(2) The minimum rest between any line

assignment and any training assignment (including

deadheading to or from training, if required) shall be

eighteen (18) hours free of all duty at the home

domicile.

Pilot scheduled

for 1 in 7 during

training of less

than 5 days

9-F-3-b- A pilot scheduled for training of less than five

(5) days shall be scheduled for not less than one (1)

calendar day off in each seven (7) days; except that, if

such seven (7) days contains a combination of line flying.

Page 133                                                                    Section 9-F-3-c

and training, he may be scheduled for and perform seven

(7) consecutive days of such combined duty, if the seventh

(7th) day of duty is necessary to complete an assignment

in progress.

Days off after

training

9-F-3-c- Upon completion of scheduled training of more

than seven (7) days, a pilot will be given not less than

three (3) calendar days free of all duty at his home

domicile, provided he is not scheduled for such time off in

his line of flying or as a reserve. Such three (3) days off

may be provided immediately upon completion of formal

training at DENTK or upon completion of IOE, at the pilot's

option. The pilot shall indicate his desire as to the

placement of such three (3) days off within forty-eight (48)

hours of receiving his training schedule. If the pilot makes no choice, the placement of the days off with respect to

the IOE will be determined by the company.

Scheduling of

pilot for IOE

9-F-3-d- Notwithstanding the four (4) duty period

restriction for scheduling of domestic trip sequences

provided in Section 5-G-3-g, the Company may assign a

pilot to a series of flights exceeding the four (4) duty

period limit to accomplish his Initial Operating Experience

(I.O.E.). This assignment shall be accomplished as a part

of his training assignment under the provisions of Section

9, but I.O.E. shall not be subject to the provisions of 9-F-2

(duty limits while in training) or 9-F-3-a (rest requirements while in training at DENTK and deadheading to and from

DENTK). Additionally, notwithstanding the limitation of

seventy-five (75) actual flight hours per month for

reserves in Section 5-B-2-b, the Company may assign

additional flying for the purpose of completing I.O.E. up to eighty-one (81) actual hours in a month (eighty-three (83)

actual hours in a flex month) in the domestic operation

and up to eighty-five (85) actual hours in a month in the

international operation. In this event, the pilot's pay shall include the amount due him for training, as provided by

the application of Section 9-C-1, plus the value of his

performance thereafter.

9-F-3-e- A pilot will not be assigned to training or to

deadhead on December 25th or January 1st.

9-G- General

9-G-1-

Training

Committee

9-G-1-a- The Company shall establish such training

policies as are necessary to insure compliance with this.

Page 134                                                               Section 9-G-1-b

Agreement and to accomplish the necessary training

requirements of the Company. A Training Committee

composed of representatives of the Company and

representatives of the pilots shall be established. The

Training Committee shall meet quarterly unless the parties

agree to meet less frequently, or at any other time the

parties mutually agree. It is the intent of the parties to this

Agreement that this Training Committee shall provide the

pilots with the opportunity to consult with and make

recommendations to the Company on training policies or

changes, training programs or changes, or any other

matters affecting pilot training. In the event that the

Training Committee and the Company are unable to

resolve issues of training, these issues will be referred to the Vice President of Training, the Senior Vice President

of Flight Operations and the Master Chairman for

resolution.

ALPA observer on

check ride

9-G-1-b- The parties agree that it is in the best interest of the Company, the Association and the pilot in training for

the ALPA Training Committee to be notified any time an

individual pilot is having training difficulties or is

scheduled for other than a routine check by DENTK. If

requested by the pilot, a UAL pilot representative of ALPA

may be present in the cockpit as an observer on any

check other than a routine check.

Additionally, the Company agrees to handle pilots who

continue to experience training difficulties as per past

practice.

9-G-2- The Company will make every reasonable effort to

provide Pilot Instructor continuity throughout simulator and airplane training. In unusual circumstances, special

consideration shall be given when a pilot requests a specific

Pilot Instructor.

PC/PT fil-in time

credit and duty

restrictions

9-G-3- If a pilot is assigned to a flight simulator period as a fill-in crew member and such assignment is in addition to his regularly assigned PC/CQP/PT periods, the Company will not

require that he participate in the oral portion of the

examination. If his performance requires additional training,

such training will be provided to a satisfactory level of

proficiency and no checking events will be scheduled. If the fill-in crewmember is a reserve, he shall have his total

allowable monthly flight time reduced by four hours and ten

minutes (4:10) for each day assigned as a fill-in. A pilot so assigned shall not be scheduled to be on duty, including.

Page 135                                                                Section 9-G-3-a

deadheading to and from the training location, in excess of

thirteen and one-half (13 1/2) hours; and shall not be

required to remain on duty in excess of fourteen and one-half

(14 1/2) hours without his concurrence except in the case of a delay in a PC/CQP/PT, he may be required to exceed

fourteen and one-half (14 1/2) hours to deadhead home in

order to be legal for his next scheduled trip.

Selection of PC/

CQP/PT fill-in

9-G-3-a- Once the Company has determined that a pilot

is needed as a "fill-in" in order to provide a complete crew for a PC/CQP/PT, the Company may select a reserve for

the fill-in assignment, according to the provisions of

Section 20-J-1-b-(5); or, at its option, the Company may

elect to make the fill-in assignment available to a

lineholder who is signed up for "open flying".

Procedure for

lineholder pickup

of PC/CQP/PT fill-in

assignments

9-G-3-b- If the Company makes the assignment available

to lineholders, the following will be the domicile

preference order, regardless of each lineholder's own

pick-up priority under Section 20-H:

9-G-3-b-(1) Lineholders based at DEN.

9-G-3-b-(2) Lineholders based at the same domicile as

either the Captain or the First Officer assigned the PC/

CQP/PT.

9-G-3-b-(3) Lineholders based at any other domicile on

the system, at the Company's option.

9-G-3-c- Within each domicile, lineholders signed up for

open flying will compete among themselves for fill-in

assignments according to the usual 20-H priority rules.

5 hours per duty

period for fill-in

assignments

9-G-3-d- A lineholder who performs a fill-in assignment

will receive five (5) hours for each duty day that he

performs fill-in duties (not including periods consisting

entirely of deadhead) which will be added to both his

actual monthly projection and to the pay credit value of his assigned line. The pilot's actual monthly projection

remains limited to the actual monthly limit established by

the Agreement. All pay credit in excess of 85 hours will be

administered in accordance with Section 3-I.

9-G-4- A fully qualified crew complement of Captain, First

Officer and Second Officer, where required, whose name

appears on the United Air Lines Pilots Seniority List and/or

Second Officer Seniority Eligibility List shall be utilized in accordance with United Air Lines' Standard Operating

Procedures during flight simulator proficiency checks. No

pilot will be assigned as a Captain fill-in unless that pilot.

Page 136                                                                   Section 9-G-5

holds an ATP for that aircraft and has accumulated at least

100 hours of experience in that aircraft since IOE. On those equipment types where augmentation is required, the use of

two (2) ATP rated First Officers shall fulfill the requirement of a fully qualified crew complement.

9-G-5- No pilot will be required to take a proficiency check in a simulator that is not functioning so as to simulate the flight and operating characteristics of the represented aircraft.

Adequate time for a pilot to adapt himself to the particular flying characteristics of the flight simulator shall be given before the proficiency check is given in the flight simulator.

9-G-6- If a pilot's performance on a proficiency check in the flight simulator is considered to be unsatisfactory, he shall always have the opportunity to take a proficiency check,

without prejudice in an aircraft in which he is currently

qualified.

9-G-7- No pilot will be evaluated on a maneuver during a

proficiency check that is not prescribed in the United Air

Lines proficiency check as approved by the FAA.

9-G-8- Proficiency checks in the flight simulator shall be

given as nearly as possible as an extension of flight simulator training and shall not be given prior to such training.

9-G-9- United Air Lines pilots will normally take precedence over any outside contract training for the most desirable

training periods. For this purpose, the consideration for

assignments will be in the following order:

1st 0800 to 1800

2nd 1801 to 2400

3rd 0001 to 0759

9-G-10- Training time shall not be considered as flight time for daily, weekly, monthly, quarterly or annual flight time

limitations.

No record kept for

voluntary training

9-G-11- Voluntary use of synthetic training devices such as

cockpit procedures trainers and simulators is not included in the pro-visions of this Section. No record of a pilot's

performance will be maintained by the Company for voluntary

training nor will the log books and records of simulator

utilization indicate the pilot by name..

Page 137                                                                    Section 9-G-12

Requalification

training available

to pilot at his

option

9-G-12- A pilot awarded an assignment who has completed

transition training as a Captain in an equipment type other

than a type which he has been flying as a First Officer and is required by the Company to return to his previous status or

equipment type before being activated in his new assignment

may at his option receive the training he deems necessary,

including a requalification course to requalify in the previous equipment and/or the new equipment.

9-G-13- When training and/or checking is conducted in an

aircraft in flight, such training and checking will be subject to the following additional restrictions:

9-G-13-a- Maneuvers requiring a visual horizon:

9-G-13-a-(1) Emergency descent.

9-G-13-a-(2) Simulated engine failure on take off.

9-G-13-a-(3) Approaches conducted at 50% or less

power available.

9-G-13-a-(4) Maneuver to land (circling approach).

9-G-13-a-(5) Zero degree flap approach.

9-G-13-a-(6) Approach to stall.

9-G-13-a-(7) Intentional Dutch Roll.

Route or

equipment

qualifying is an

extension of

training

9-G-14- When a pilot is route or equipment qualifying in

conjunction with transition training or as a result of bidding or bumping such qualifying shall be considered an extension of

training and the provisions of Section 9-F-3-c shall apply.

9-G-15- Initial Operating Experience (IOE)

IOE Check

Airman

compensation

9-G-15-a- Initial Operating Experience (IOE) for Captains

and First Officers may be conducted by designated line

Captain Check Airmen functioning on their assigned trips.

In any month that the Check Airman is utilized in this

capacity, he shall receive his normal salary plus a Four

Hundred Dollar ($400.00) override to cover up to three (3)

duty periods in which he so functions. For each

subsequent duty period in such capacity, he shall receive

an additional One Hundred Dollars ($100.00) override. In

no case will his pay as an LCA be less than nine percent

(9%) of his hourly pay for the monthly hours performed as

an LCA.

Override for

Second Officer

Check Airman

9-G-15-b- Initial Operating Experience (IOE) for Second

Officers may be conducted by designated line Second

Officer Check Airmen functioning on their assigned trips..

Page 138                                                                   Section 9-G-15-c

In any month that the Check Airman is utilized in this

capacity, he shall receive his normal salary plus a Three

Hundred Dollar ($300.00) override to cover up to three (3)

duty periods in which he so functions. For each

subsequent duty period in such capacity, he shall receive

an additional Seventy-five ($75.00) override. In no case

will his pay as an LCA be less than nine percent (9%) of

his hourly pay for the monthly hours performed as an LCA.

Enroute check

provisions

9-G-15-c- Captains and Second Officers who have been

designated as line check airmen under this provision may

also perform en route checks as follows:

9-G-15-c-(1) The following conditions will apply to the

pilot being checked.

(a) He shall be checked on his own trip unless with

pilot concurrence other arrangements are made.

(b) In no event will he be scheduled for more duty

periods than were in his original schedule, without his

concurrence.

(c) His monthly pay shall not be affected by any

changes made to accommodate an en route check.

(d) If a lineholder, he shall not be requested to per-form

as a reserve or to accept standby assignments as

a result of changes made to accommodate an en route

check.

(e) All Section 5 limitations shall apply to his

assignment.

9-G-15-c-(2) Further, the following conditions will apply

to check airmen:

(a) He shall receive hard hour credit for all hours flown

in conjunction with an en route check.

(b) He shall not exceed the number of originally

scheduled duty periods without his concurrence.

(c) All Section 5 limitations shall apply.

9-G-16- Route qualifying required prior to assignment to

duty as a Captain shall be as specified in the applicable

portion of Flight Regulations-Operational, Series 25-2 and no

other qualifying trips will be required..

Page 139                                                                    Section 9-G-17

9-G-17- When changes or additions are made to the

applicable portion of Flight Regulations-Operational, Series

25-2, as specified in sub-paragraph 9-G-16 above to which

the Association objects, a hearing will be granted by the

Senior Vice President-Flight Operations within thirty (30)

days at the request of the Association for the purpose of

determining whether such changes or additions should be

continued.

FANS Training

9-G-18- The Company will provide three (3) hours of pay to

lineholder pilots who participate in the FANS training when

that training is conducted as "stand alone" training at the

pilot's home domicile. This pay will not be banked, but will instead be paid in addition to the compensation that

otherwise would be paid in the subject month, even when the

pilot's total pay exceeds the normal monthly pay maximum.

Reserve pilots will be assigned FANS training only on reserve work days and will receive no additional compensation since

reserve work days are already compensated.

Home Study

Program

9-G-19- Should the Company implement a Home Study

program to replace the first part of transition training now conducted at DENTK, the program shall be administered as

follows:

9-G-19-a- The Company may offer a pilot the Home

Study program, however, his participation will be

voluntary.

9-G-19-b- Pilots receiving assignments, through bidding

or bumping, in equipment types included in the Home

Study program must indicate their desire to participate in

the program within ten (10) days of receiving such award.

Those pilots who participate will continue in line

operations until commencing their training assignment at

DENTK. Participants will receive 4:10 of pay for each

reduction of one (1) day of training, at their current rate,

over and above their line guarantees or line value,

whichever is greater.

9-G-19-c- The pilot must demonstrate satisfactory

completion of the Home Study course by a specified date

to receive this additional pay.

9-G-19-d- The Home Study course materials will be sent

to the pilot upon his notifying the Company of his desire to participate in the program. The same course materials will

be available at each domicile..

Page 140                                                                    Section 9-G-19-e

9-G-19-e- Pilots not participating will receive the full

ground school training as traditionally performed at

DENTK.

9-G-19-f- The Home Study program will continue on a

test basis for a period of six (6) months from the

implementation date of the program. The results and

quality will be monitored by the Company and the UAL/

MEC Training Committee to determine its effectiveness,

need for modifications and/or acceptability. If determined

effective the program may be continued by mutual

agreement.

9-H-

Nothing herein shall restrict deviation from the rules by

mutual agreement between the pilot and the Company where

such deviation will aid or benefit the pilot in completing any training requirement.

9-I-

All pilots assigned to equipment domiciles with DSL

scheduled overwater flying shall, at their option, be overwater and INS qualified within six (6) months. Initial and recurrent training shall be accomplished under the provisions of this

Section.

9-J-

Second Officer

PAC time

In order to continue the mutual objective of providing a pilot qualified crew concept, each Second Officer transition

training which requires a certification will include at least two

(2) hours of pilot-at-control time in the aircraft or in an FAA approved simulator with visual projection.

9-K-

New Training

Should a new training requirement be instituted which will initially require more than four hours of training and which has a specific, required completion date, the parties will meet to discuss and agree upon (1) whether pilots who participate should be compensated and, if so (2) what form compensation should take. This commitment to negotiate on compensation under these conditions does not constitute a waiver of the Company's rights to require pilots to participate in such training under the present provisions of the Agreement prior to reaching agreement on the issue of compensation..

Page 141                                                                       Section 10-A

Section 10

Moving Expenses

10-A-

Company paid moves, related personal transportation and

travel time, when provided by this Agreement, shall be

subject to the conditions of this Section 10.

O-line

transportation to

relocate pilot's

residence due to

domicile transfer

10-A-1- Any pilot whose domicile has changed as a result of

the application of this Agreement (with or without a related

Company paid move) and who does actually relocate his

primary residence as a result of that domicile transfer, shall be furnished on-line air transportation from his old residence to his new residence (or between the nearest on-line cities)

for himself and his immediate family, to the extent permitted by law. Such transportation shall be available for the purpose of locating the pilot and his family at his new residence. This transportation shall also be available (1) to a pilot newly hired in order to locate at his first assigned domicile and (2) to a pilot upon recall from furlough to locate at the domicile to which he is being returned, regardless of whether he is or is not returned to the domicile from which he was furloughed.

Travel time for

domicile transfer

when not moving

household goods

10-A-2- Any pilot whose domicile has changed as a result of

either a lateral or transition vacancy award and who chooses not to move his household goods will be entitled to the

following:

10-A-2-a- Three (3) transfer days to be used after the

posting of the final bid award, but no later than ninety (90)

days after activation. However, if the pilot chooses to drive one (1) automobile, he will receive the greater of three (3)

transfer days or the number of travel days equal to the

distance between the pilot's old domicile and his new

domicile divided by 400. Remainders over 100 will provide

an extra travel day.

Enroute driving

expenses

10-A-2-b- Reimbursement of reasonable enroute driving

expenses for mileage, meals (not to exceed $30 per day),

hotel and laundry. With the exception of meals, these

expenses must be supported by receipts. Receipts for

enroute expenses must coincide with the travel days the

pilot has requested from the Company. Mileage will be.

Page 142                                                                   Section 10-A-2-c

reimbursed at the rate of twenty-nine cents ($0.29) per

mile or Company policy, whichever is greater.

Shipment of

automobile

10-A-2-c- For the pilot who does not choose to drive an

automobile, the Company will ship one (1) automobile to

the pilot's new domicile location from his primary

residence or old domicile location. Shipment of an

automobile will not be available if the mileage between the

pilot's old domicile and his new domicile is less than 500

miles.

Freezes for

training of 12

days or more

10-A-2-d- Paragraph 10-A-2-a, 10-A-2-b and 10-A-2-c

will not trigger a fourteen (14) month bidding freeze.

However, if a pilot requires training of more than twelve

(12) days as a result of his vacancy award, the

appropriate freeze will be imposed.

Notification of

travel time

10-A-2-e- As long as the pilot complies with the time limit

stated in Paragraph 10-A-2-a above, the pilot may take

travel or transfer days ("travel time") at his option

provided he informs the Company at least seven (7) days

prior to when he intends to take the time. Notwithstanding

the pilot option provided above, if the travel time desired

results in a trip(s) drop on New Year's Day, Memorial Day,

Easter, Fourth of July, Labor Day, Thanksgiving Day or

Christmas or the day on either side, Company

concurrence is required. Entitlement to travel time will be

based solely upon a change in domiciles. The pilot's

monthly salary will not be reduced for such period of

absence from duty.

Use of travel time

to cover I.D.'s

10-A-2-f- A pilot using travel time will not be required to

use vacation days if the number of travel/transfer days is

insufficient to totally cover all flying being dropped. If the

Company could reasonably deadhead the pilot to work a

portion of a trip I.D. not covered by travel/transfer days,

he may request the use of vacation days and opt out of

working this partial trip I.D.

Travel time for

new hire pilots

10-A-2-g- New Hire pilots and any pilot returning from

furlough shall be entitled to three (3) travel/transfer days if they are initially assigned to the Denver domicile or five

(5) travel/transfer days if initially assigned to either

Anchorage or Honolulu. If assigned to a domicile other

than Denver, Anchorage or Honolulu, the travel time

entitlement will continue to be determined based on the

distance between DENTK and the domicile to which the

pilot is assigned..

Page 143                                                                    Section 10-A-3

Travel time for

domicile transfer

when moving

household goods

10-A-3- A pilot who is eligible for a paid move and chooses

to move household goods from his old primary residence will

be entitled to the following:

10-A-3-a- Three (3) transfer days or, if the pilot chooses

to drive an automobile, he will receive the greater of three

(3) transfer days or the number of travel days equal to the

distance between the pilot's old domicile and his new

domicile divided by 400. Remainders over 100 will provide

an extra travel day.

Enroute driving

expenses

10-A-3-b- Reimbursement of reasonable enroute driving

expenses (mileage, meals, hotels and laundry) for one

enroute trip. With the exception of meals (reimbursed up

to $30 per day), these expenses must be supported by

receipts. Receipts for enroute expenses must coincide

with the travel days the pilot has requested from the

Company. Mileage will be reimbursed at the rate of

twenty-nine cents ($0.29) per mile or Company policy,

whichever is greater, for up to two (2) automobiles.

Shipment of

second

automobile

10-A-3-c- The option of driving one (1) automobile from

his old primary residence or old domicile location to a new

residence or his new domicile location and shipping a

second automobile from his old primary residence or his

old domicile location to a new residence or new domicile

location.

Shipment of two

automobiles

10-A-3-d- In lieu of enroute expenses and travel days,

the pilot has the option of shipping two (2) automobiles

from his old primary residence or old domicile location to

his new residence or he may ship one (1) automobile to

his new residence and another to his new domicile

location. If the pilot ships two (2) automobiles, he is still entitled to three (3) transfer days.

Notification of

travel time

10-A-3-e- The pilot may take travel or transfer days

("travel time") provided for in 10-A-3-a above at his option so long as he informs the Company at least seven (7)

days prior to when he intends to take the time.

Notwithstanding the pilot option provided above, if the

travel time desired results in a trip(s) drop on New Year's

Day, Memorial Day, Easter, Fourth of July, Labor Day,

Thanksgiving Day or Christmas or the day on either side,

Company concurrence is required. Entitlement to travel

time will be based solely upon a change in domiciles. The

pilot's monthly salary will not be reduced for such period

of absence from duty..

Page 144                                                                                  ;Section10-A-3-f

Use of travel time

to cover I.D.'s

10-A-3-f- A pilot using travel time will not be required to

use vacation days if the number of travel/transfer days is

insufficient to totally cover all flying being dropped. If the

Company could reasonably deadhead the pilot to work a

portion of a trip I.D. not covered by travel/transfer days,

he may, with his concurrence, request the use of vacation

days and opt out of working this partial trip I.D.

Triggering events

for paid move

entitlement and

freeze purposes

10-A-3-g- When a pilot exercises his paid move

entitlement, he will incur the appropriate freeze. The

phrase "exercises his paid move entitlement" includes the

use of NRPS/NRSA commuting tickets, making

arrangements with a mover, requesting reimbursement for

mortgage maintenance costs, lease termination costs,

temporary living expenses or other covered miscellaneous

expenses associated with the move. The phrase does not

include the use of the applicable authorized travel for the

purpose of house-hunting.

10-A-3-h- Pilots transferring from any mainland domicile

or Honolulu domicile to Anchorage or from Anchorage to

any mainland or Honolulu domicile will be entitled to five

(5) travel days.

10-B-

Moving expenses when provided by this Agreement, shall be

available only:

Procedure for

authorization of

moving expenses

10-B-1- After the pilot has received notice of his activation in the assignment which entitled him to the paid move; unless he has requested and received advance permission to move

earlier; and

10-B-2- After the pilot has informed the Company of the

location from which his household goods will be picked up by completing Company Form UFO 4324. This location must be

the pilot's primary residence, and the pilot is required to

coordinate his move arrangements through the United

Purchasing Department. The Company will not provide

reimbursement for expenses incurred with a mover with

whom the pilot has made his own arrangements; and

Minimum

requirement for

paid move 50

miles

10-B-3- If the distance of the move (the distance between

the pilot's old primary residence and his new primary

residence) is at least fifty (50) miles..

Page 145                                                                      Section 10-C

10-C-

Company paid

move policy

10-C-1-

10-C-1-a- Company paid moves, when provided by this

Agreement, shall be subject to Company policy regarding

non-management moves as outlined in the Pilot Transfer

and Moving Handbook dated April 12, 2000. In case of

conflicts between the Pilot Transfer and Moving Handbook

and the Pilot Agreement, the Pilot Agreement shall

govern. No revisions to this booklet will be made without

agreement with ALPA. (Future editions of the pilot move

booklet will be dated for reference.)

10-C-1-b- Moves paid under this provision shall be based

upon an entitlement computed on the distance between

the domicile at which the pilot was based, when he

received the assignment which provided him with a paid

move entitlement and the domicile associated with that

new assignment.

Paid move

normally

completed within

12 months unless

extenuating

circumstances

10-C-1-c- A pilot should complete his paid move within

twelve (12) months of his activation. If the pilot is unable to complete his move within this twelve (12) month period,

he will inform the Company of his need for an extension

and provide a reason for this request.

Auto mileage

allowance

10-C-1-d- The Company shall calculate mileage

reimbursement based on the most direct AAA mileage

from point of origin at former domicile, to point of

destination at the new domicile, or to point of destination

at the new residence location, if less, plus garage storage

expenses while in transit. A pilot is eligible for mileage

reimbursement as provided in Section 10-A-2 and 10-A-3

only if he owned the automobile(s) on the date of

activation at the new domicile and he actually drives the

automobile(s) to the new domicile or residence location.

10-C-1-e- While waiting for their car(s) to arrive, the

Company will reimburse the cost of a rental car for pilots

who ship their car(s) to or from either Anchorage or

Honolulu.

10-C-1-f- A paid move from Alaska to any point in the 48

contiguous states will be available to any pilot who (1)

retires (including early and medical retirement) while

based in Anchorage and (2) who has an established

residence in Alaska. Notwithstanding the provisions of.

Page 146 Section 10-C-2

Section 10-C-3 of the Agreement, this move entitlement

shall apply only to a move from Alaska to the mainland.

10-C-2- Should a pilot receive a second paid move

entitlement prior to his using an earlier entitlement, he shall be entitled only to one (1) Company paid move; however, the

paid mileage available for the transportation of automobile(s)

and household goods will be added during the period wherein

the two entitlements overlap.

Offset paid move

10-C-3- In the application of this paid move provision, the

locations of the old and new residences shall not affect the entitlement, except that the pilot shall bear the added

expense incurred should the actual distance moved exceed

the mileage to which he is entitled. In determining the amount to be paid by the pilot, the line haul allowance for moving

household goods will be computed by multiplying the "line

haul weight rate" for the move initially acquired by the weight of the move actually accomplished.

Pilot forfeits

unused paid move

if he is awarded a

subsequent

vacancy in his

original domicile

10-C-4- Notwithstanding the provisions of 10-C-2 and 10-C-3

above, should a pilot receive another assignment which is

located at the domicile from which his first entitlement

originated, prior to using the entitlement associated with that first reassignment, he shall receive no new paid move

entitlement and shall also forfeit the first entitlement.

Example: A pilot who has an unused entitlement between

ORD and DEN as a result of a bid to DEN which was

activated within the paid move entitlement period would lose that entitlement and would receive no new entitlement if he

bid back to ORD and was activated before the expiration of

the paid move entitlement period associated with the original

ORD-DEN entitlement.

10-C-5- In the event a pilot incurs and is reimbursed for

expenses associated with house hunting and he

subsequently does not take his paid move entitlement, he

shall not be required to repay the Company for any expense

money received.

10-D-

Household effects

may be shipped

NRSA freight

Pilots entitled to transfer expenses under Paragraph 10-A-2

and 10-A-3 of this Section shall be allowed to ship household effects via NRSA freight. Shipping items via NRSA freight will not result in a freeze as stated in 10-A-3-g above..

Page 147                                                                        Section 10-E

10-E-

New hire pilots may ship up to 2000 pounds via NRSA freight.

10-F-

NRPS/NRSA

transportation

A pilot shall be allowed NRPS transportation between his

former domicile or on-line residence and his new domicile

until such time that he moves his home to the new location,

not to exceed six (6) months after the effective date of his new assignment. In addition, if such pilot has not moved his home to the new location within six (6) months, he shall be

allowed NRSA transportation until he moves, not to exceed

an additional six (6) months. If a pilot has used this NRPS/

NRSA travel entitlement, and he subsequently receives

another assignment which is located at the domicile from

which his first move entitlement originated, the Company will continue to provide NRPS/NRSA transportation until the pilot is activated into his subsequent assignment.

10-G- Miscellaneous Allowance

Miscellaneous

moving expenses

In order to reimburse employees, who are eligible for a

Company paid move, for miscellaneous expenses not

otherwise covered by the provisions of this Section, an

allowance of up to Three Thousand Dollars ($3,000.00) will

be available, subject to submission of evidence of actual

expenditure.

10-G-1- The types of expenses the Company would include

as being reimbursable are as follows:

10-G-1-a- Installation of telephone equipment

comparable to old residence.

10-G-1-b- Unexpired portion of auto registration fees.

10-G-1-c- Driver's license fees (for all family members).

10-G-1-d- Single payment of non-recurring sales, use,

excise or title tax on automobile(s) brought into a State

imposing such taxes.

10-G-1-e- Baby sitting, when expenses are necessitated by the move.

10-G-1-f- Alteration and/or installation of drapes and

carpeting to fit the new residence if the drapes or

carpeting were the ones used in the old residence and

they were not included in the Fair Market Value (FMV) of the house..

Page 148                                                                   Section 10-G-1-g

10-G-1-g- Retuning of a piano.

10-G-1-h- Commercial shipment of an automobile if

United Air Freight is not available and shipment has been approved by employee's Division (arrange shipment through EXOJF).

10-G-1-i- Installation of TV antenna if employee moved it from old residence.

This list is for example purposes only and it is not intended to exclude other reasonable expenses which an employee might

incur solely as a result of the move.

10-H- Federal Income Tax Liability

The Company will provide a federal income tax liability

reimbursement as a result of the Company paid transfer and

moving expense.

At the end of each year, the employee will be provided a

facsimile of Federal Form #4782 listing all transfer and

moving expenses paid to or on the employee's behalf. In

addition, EXOPZ will provide an IBM listing of the breakdown between deductible and non-deductible expenses, showing

the calculation of the tax override on the non-deductible

portion..

Page 149                                                                      Section 11-A

Section 11

Vacations

11-A-

Newly employed pilots will accrue one and one-sixth (1 1/6)

days of vacation for each full calendar month of continuous

employment with the Company during the remainder of the

vacation year after date of their initial employment, provided that the first vacation for pilots initially employed on or after

May 1 of any year will not be due or payable except between

May 1 and April 30 of the next succeeding vacation year.

11-B-

Yearly vacation

accrual

11-B-1-

11-B-1-a- After the provisions of Paragraph 11-A of this

Section have been complied with, pilots shall receive

sixteen (16) days vacation each year provided

employment has been continuous. Commencing in the

vacation year following the completion of continuous

service shown below, pilots will receive vacation in the

following schedule:

Years of Service                  Vacation Days Each Year

Five (5)                                   Twenty-Three (23)

Twelve (12)                                         Thirty (30)

Twenty (20)                                Thirty-Seven (37)

Twenty-Five (25)                             Forty-Four (44).

11-B-1-b- Pilots on a leave of absence or leaves of

absence in excess of thirty (30) calendar days except in

the case of sickness or injury on the job shall have their

vacation reduced by one-twelfth (1/12) for each full month

that they are on leave of absence in excess of thirty (30)

days.

11-B-2-

2 splits for 16

days vacation

11-B-2-a- A pilot entitled to sixteen (16) calendar days or

more vacation in a vacation year, (including vacation

credit days applied under the provisions of Section 9-C-2-

d may elect, under Section 11-D or Section 11-E-1, to split

Page 150                                                                   Section 11-B-2-b

his vacation into not more that two (2) periods during a

vacation year, provided that one period is not less than

ten (10) days.

3 splits for 30

days vacation

11-B-2-b- A pilot entitled to thirty (30) calendar days or

more vacation in a vacation year, (including vacation

credit days applied under the provisions of Section 9-C-2-

d may elect, under Section 11-D or Section 11-E-1, to split

his vacation into not more than three (3) periods during a

vacation year, provided that no period is less than ten (10)

days.

For the purpose of awarding vacations, all pilots, in each

status and equipment type at each domicile, shall be afforded the opportunity to be awarded their primary and secondary

preferences of vacation periods before tertiary vacations are awarded to those pilots who preference for tertiary vacations.

Moving vacation

to fly trip

11-B-3- Scheduled days off immediately preceding or

following the scheduled vacation may be taken as part of the vacation if a pilot so desires, however, where a pilot is

entitled to an adjusted vacation due to training days' credit,

this sub-paragraph shall apply after the training days' credit earned are added to the scheduled vacation as specified in

Paragraph 11-B-1 and 11-B-2 of this Section. It is further

agreed that where a pilot's regular or adjusted vacation starts or ends between a scheduled outbound and return trip said pilot may, at his option, move the period of his vacation either forward or backward in order to fly a said scheduled round trip, provided that in no case shall a MAC pilot move his vacation period to extend into the following month.

11-C-

Vacation pay

11-C-1- A pilot assigned to a line of flying shall receive

during his vacation period, his salary, as provided by Section

3. In addition, he shall be considered on vacation for a

scheduled outbound preceding or a scheduled return

following his vacation period.

11-C-2- A reserve pilot shall receive during his vacation

period his salary as provided by Section 3.

11-D- Vacation Year Preferencing and Assignment of

Vacations

Annual vacation

allocation

percentages

11-D-1- Based on pilot assignments shown on the January 1

Domicile Roster and in sufficient time to permit the

preferencing and awarding of vacations prior to February 1.

Page 151                                                                     Section 11-D-2

for the prospective vacation year, the Company will post the planned vacation allocation by status, equipment type and

domicile for each month of the vacation year. Such allocation shall provide not less than seven per cent (7%) per month of the total vacation liability for the vacation year in each status,

equipment type and domicile for nine (9) months of the

vacation year and not less than six percent (6%) per month of the total vacation liability for the vacation year in each status,

equipment type and domicile for the remaining three (3)

months of the vacation year.

Split vacation

designation

11-D-2- All pilots will be eligible to preference the above

allocated vacation periods based on their status, equipment

type and domicile assignment as shown on the January 1

Domicile Roster. Notwithstanding this provision, pilots who

are surplussed as a result of an equipment domicile closing

who are awarded a bump but are not on the domicile roster at their new assignment as of January 1, will be permitted to bid their annual vacation during the annual vacation bidding

period at their bump assignment.

Pilots who elect to split their vacation will designate their preference as being for a primary, secondary or tertiary

assignment. Not less than the minimum percent per month of

the total vacation liability for the vacation year in each status and equipment type at each domicile shall, as of February 1,

be awarded in order of seniority based on the pilot's

preference.

11-D-3- Pilots awarded vacation periods in accordance with

sub-paragraph 11-D-1 and 11-D-2 above shall be notified of

their vacation assignment not later than February 1

preceding the vacation year in which the vacation is

assigned.

11-D-4- A pilot assigned a vacation period under the

procedures of this Paragraph D shall take such vacation as

assigned unless changed in accordance with the following:

11-D-4-a- A pilot preferences and is awarded a different

vacation period in accordance with the vacation

preferencing procedures of Paragraph 11-E-1 below,

which is prior to the vacation period he was awarded

under the procedures of this Paragraph D.

11-D-4-b- Prior to taking his assigned vacation period, he

is activated in a different status, equipment type or

domicile than that to which he was assigned on January 1.

Under these circumstances, the Company may cancel the.

Page 152                                                                         Section 11-E

vacation assigned to him under this Paragraph D and

reassign him to a different vacation period in accordance

with Paragraph 11-E below.

11-E- Monthly Preferencing and Assignment of Vacations

11-E-1- Voluntary Assignments

Monthly vacation

11-E-1-a- Vacation periods allocated in each month shall

become firm sixty (60) days prior to the first (1st) of each month.

11-E-1-b- Eligibility of pilots to preference a vacation

period in a given status and equipment type for the month,

shall be based on their status and equipment type

assignment as shown in the Domicile Roster published for

the month preceding.

Seniority controls

vacation

assignments

11-E-1-c- Preference of vacation periods for the month in

which eligible pilots shall take their vacation shall be

granted in order of seniority in each status and equipment

type at each domicile. Pilots who elect to split their

vacation will designate their preference as being for a

primary, secondary or tertiary assignment.

Pilots desiring to take their entire vacation as one

continuous assignment shall be awarded such vacation

even though the last part of one month and the first part of the following month are involved, provided unassigned

vacations are allocated in both months, and the pilot is

eligible to be assigned a vacation in both months and the

pilot's seniority entitles him to be assigned a vacation in

the month his vacation starts.

11-E-1-d- Each pilot assigned a vacation in accordance

with his preference shall be notified of the date of his

vacation assignment not less than sixty (60) days before

the first (1st) day of the month in which his vacation period falls. The pilot shall not be required to take his vacation

unless such notice is given. Once a pilot has been

assigned and notified of a vacation period in accordance

with this Paragraph, such vacation assignment shall not

be changed without said pilot's concurrence except when

such pilot changes status, equipment type and/or

domicile, under Section 8, prior to or coincidental with his assigned vacation period.

11-E-1-e- Any vacation periods created and available

within sixty (60) days of the vacation period shall be

offered to eligible pilots in the status and equipment type.

Page 153                                                                    Section 11-E-2

in order of their seniority and may be assigned with the

pilots' concurrence with less than sixty (60) days notice

required in sub-paragraph d above.

11-E-2- Involuntary Assignments

Involuntary

vacation

assignments

10 days minimum

11-E-2-a- In the event there are insufficient preferences

submitted for posted vacation periods in a status and

equipment type at a domicile, the Company may assign

pilots to such vacation periods in reverse order of

seniority of the eligible pilots in each status and

equipment type. Involuntarily assigned vacation periods

shall be for ten (10) calendar days or the amount specified

by the pilot unless (1) the balance of a pilot's vacation is less than ten (10) days, or (2) this period is the final split available to him under the provisions of Section 11-B-2; in

which cases the balance of his vacation will be assigned.

In no event shall a pilot receive more vacation periods

than available to him under the provisions of Section 11-B-

2. Vacation periods assigned to pilots involuntarily shall

be considered to carry the lowest vacation priority which

the affected pilot has remaining unused in the current

vacation year.

Eligibility for

involuntary

vacations

Pilot in last year

will not be given

involuntary

vacation

11-E-2-b-

11-E-2-b-(1) Eligibility of pilots to be involuntarily

assigned a vacation period in a given status and

equipment type at a domicile in a given month shall be

based on their status and equipment type assigned at

the domicile as shown in the Domicile Roster published

for the month preceding the month in which the

involuntary assignment is to be made. A pilot who has

a vacation (voluntary or involuntary) will be ineligible

for involuntary assignment to a vacation in the same

calendar month. A pilot who has a vacation (voluntary

or involuntary) will be ineligible for involuntary

assignment to a vacation in an adjoining calendar

month unless there are no other pilots eligible for

assignment. These restrictions shall not be applicable

in the last two (2) months of the vacation year. A pilot

will be ineligible for assignment under Section 11-E-2-a

in a given vacation year if his retirement date falls

within that vacation year..

Page 154                                                                   Section11-E-2-c

Written notice of

intent to retire

prevents

involuntary

vacation

11-E-2-b-(2) A pilot who plans to retire on a date that is

not within the vacation year in which he will each

normal retirement age (age 60) may make himself

ineligible for involuntary vacation assignments during

the vacation year in which he plans to retire by giving

the Company written notice of his planned retirement

date. Such notice must be provided to the Company on

or before December 1 of the year which is prior to the

beginning of the vacation year in which he plans to

retire. (e.g. if the pilot plans to retire in the vacation

year that runs from May 1, 2001 through April 30, 2002;

then his notice must be submitted to the Company not

later than December 1, 2000.) In the event the pilot

rescinds his intent to retire, he will do so by notifying

the Company in writing and his unassigned vacation

will be assigned at the discretion of the Company

Notification of

involuntary

vacation

11-E-2-c- Each pilot involuntarily assigned a vacation

shall be notified of the date of his vacation assignment not less than sixty (60) days before the first of the month in

which the vacation falls, except that any vacation periods

created and available within sixty (60) days of a vacation

period which are not voluntarily accepted by pilots under

the provisions of sub-paragraph 11-E-1-e above, may be

assigned to eligible pilots in inverse order of seniority in the status and equipment type, provided they are given

not less than forty-five (45) days notice prior to the start of their vacation periods and provided further that no such

notice shall be provided after schedule preferencing has

closed for the month in which the vacation falls. Once a

pilot has been assigned and notified of a vacation period

in accordance with this Paragraph, such vacation

assignment shall not be changed without said pilot's

concurrence, provided that when a pilot who has been

awarded a vacation assignment changes status,

equipment type and/or domicile, under Section 8, prior to

or coincidental with his assigned vacation period, the

Company may require the pilot to forfeit that vacation

assignment.

11-E-3-

Vacation conflicts

with transition

training

11-E-3-a- Notwithstanding the provisions of Paragraph

11-D and 11-E of this Section, a pilot awarded a voluntary

or involuntary vacation that conflicts with required

transition training associated with an awarded

assignment, may have the vacation cancelled and

rescheduled in order to attend such training..

Page 155                                                                 Section 11-E-3-b

Pilot may agree to

defer vacation

into next year if

his activation is in

last 3 months of

vacation year

11-E-3-b- In the event that a pilot is planned to be

activated into a new assignment during the last three (3)

months of the vacation year, with pilot concurrence, the

Company may defer any awarded vacation scheduled to

occur after his activation, until the following vacation year.

11-E-3-c-

Pilot ineligible for

vacation for two

months following

training

11-E-3-c-(1) A pilot who is scheduled to be trained as a

result of an awarded assignment will not be awarded

nor assigned to a monthly vacation that would be

scheduled to begin during either of the next two

schedule months following the month in which the pilot

is scheduled to complete his training at DENTK.

11-E-3-c-(2) Should the application of the provisions of

the above paragraph result in the Company being

unable to assign all of a pilot's current year's vacation

within that current vacation year, any unassigned

vacation will be deferred to the following vacation year

and thereafter will be administered under the

provisions of Section 11-F.

11-F- Vacation Deferral

Pilot may defer

vacation from last

two quarters into

next vacation year

at Company

request

11-F-1- In addition to the preference and assignment

provisions in 11-D and 11-E, above, during the monthly

preferencing for vacations in the last quarter of the vacation year, a pilot may indicate a preference to defer his remaining assigned and/or unassigned vacation into the following

vacation year. Deferred vacation must qualify as a full

vacation "split" in the current vacation year. The Company

will determine the domiciles, equipment types and statuses

and the amount (if any) in which deferrals are required.

Successful volunteers will be notified of their deferral at the time vacations are published for each month of the quarter. In the event deferrals become available after the vacations are awarded, volunteers may be offered those deferrals when

they become available.

11-F-2- Vacations deferred into the following vacation year

under any of the provisions of this Section 11 shall become

part of the pilot's total vacation due in the following vacation year and will be preferenced and assigned as regular monthly vacations. Further, if ten (10) or more days of vacation have been deferred from any single vacation year, the pilot shall.

Page 156                                                                       Section 11-G

be eligible to be awarded one (1) or more additional vacation periods ("splits") in the new vacation year, in addition to the periods already available to him under the provisions of

Section 11-B-2 in the year into which vacation has been

deferred, as follows:

Additional split for

deferred vacation

for next year

In order to be eligible to be awarded additional vacation

periods during the year into which vacation has been

deferred, the deferred vacation alone must be able to qualify as one (1) or more legal vacation periods, under either or 11-B-2-b, whichever provision is applicable to the pilot in question. In order for deferred vacation to qualify for

additional splits, the pilot must have unused vacation that

entitles him to a split opportunity for which he was entitled in the year from which vacation is being deferred. Additionally,

the deferred vacation must total enough days to comply with

the minimum length requirement for each vacation period.

Due to the advance notice requirements for awarded

vacations, it is recognized that deferred vacation time may

not be available to be preferenced in the first months of the new vacation year.

11-G-

Company may

offer deferral of

vacation from 1st

and 2nd quarter to

the remaining

months of

vacation year

Notwithstanding the provisions of this Section 11, the

Company may offer and individual pilots may accept, on a

voluntary basis, the deferral of assigned vacations in the first

(1st) and second (2nd) vacation quarters to the remaining

months of the vacation year. The acceptance of the Company

offer to the pilots will be recognized in seniority order from among the pilots affected. Pilots accepting deferral of their assigned vacation shall be assigned their remaining vacation entitlement in accordance with their seniority and the

provisions of Section 11-E during the remaining months of

the vacation year.

11-H-

Any pilot who leaves the service of the Company shall be

paid for all accrued but unused vacation credit for the

preceding vacation year in addition to any other

compensation due him at the date of termination of

employment. In addition, any pilot having a full year or more of service with the Company at the time of leaving the

Company's service will be paid for all accrued vacation credit in the current vacation year up to the end of the month

preceding the separation, if:.

Page 157                                                                     Section 11-H-1

11-H-1- He gives the Company at least ten (10) calendar

days notice of intent to resign, and

11-H-2- He is not discharged for just cause.

11-I-

Pilots who are furloughed in a reduction in force will be

granted vacation pay for all vacation time accrued to the end of the month preceding their furlough.

11-J- Vacation Trip Drop

The Company may also liquidate vacation as follows:

Vacation trip drop

Procedures

11-J-1- At the discretion of the Company, based upon its

evaluation of available manpower, a pilot may be allowed to

drop a trip(s) with pay and reduce his available vacation from his next year's accrual. Next year's accrual is that vacation earned in the current year to be taken in the following year;

except that trips dropped between December 1 and May 1

shall be reduced from vacation earned in the following

vacation year.

11-J-2- Such trip drop will be requested in the same manner

as ANP is currently administered (see Paragraph 11-J-4 of

this Agreement). The decision to use vacation days for the

trip drop must be made by the pilot at the time the request is granted.

11-J-3- Vacation days used will correspond to trip days

dropped, not to duty periods dropped.

11-J-4- Requests will be considered, on a first-come-first-served basis; however, it is recognized that, because of better ability to forecast on a short-range basis, as well as changing requirements, later requests may be granted after

earlier requests were denied.

11-J-5- A vacation drop(s) may be allowed which exceed the

pilot's vacation accrual as of the time of the drop; however,

should the pilot later leave the Company before earning

enough vacation to cover this drop(s), the value of the

drop(s) will be deducted from his last paycheck and/or from

other monies owed the pilot by the Company..

Page 158                                                                      Section 11-J-5

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Page 159                                                                      Section 12-A

Section 12

Leave of Absence

12-A-

Maximum LOA 3

Years

When the requirements of the service will permit, a pilot may be granted a leave of absence up to a maximum of three (3)

years for any reason deemed adequate by the Company.

When such leave(s) are granted, the pilot shall retain and

continue to accrue seniority during such leave(s), provided,

however, that he shall not accrue any greater seniority nor

shall his relative seniority position be different than it would have been had he not been granted such leave; and,

provided, further, that the pilot maintains his airline pilot's certificate or certificates. If, during such leave(s), a pilot shall permit his certificate or certificates to lapse, his seniority shall accrue only to the date of lapse. A pilot returning from an authorized leave or extension thereof shall be permitted to resume his assignment at the domicile to which he was

based immediately prior to the beginning of such leave or, in the event his assignment has been moved, to follow the

assignment or, if a pilot while on leave has successfully

exercised bidding rights, he shall assume the new duties

resulting from such award and periods of absence shall not

apply to the time limits prescribed in Section 8-E.

12-B-

When leaves are granted on account of sickness or injury, a

pilot shall retain and continue to accrue seniority and

longevity, irrespective of whether or not he is able to maintain his airline pilot's certificate or certificates, until he is able to return to flight duty or is found to be unfit for such duty for a continuous period of seven (7) years (ten (10) years, if

extended as provided in Paragraph 6-E-2 of Section 6). A

pilot shall retain full bidding rights while on such leave.

12-C-

A pilot returning from leave occasioned by sickness or injury shall be permitted to resume his assignment at the domicile

at which he was based immediately prior to the beginning of

such leave or, in the event his assignment has been moved,

to follow the assignment or, if such pilot while on leave has.

Page 160                                                                         Section 12-D

successfully exercised bidding rights, he shall assume the

new duties resulting from such award.

12-D-

Leaves for active

military duty

A pilot ordered to enter active military duty during a period of national emergency or pursuant to law or a pilot classified as

1-A under the Selective Service Act who is unable to obtain a deferment and chooses to enlist for military duty in the Armed

Forces, shall retain and continue to accrue seniority,

provided, however, that pilots so ordered to enter military

service shall continue to accrue seniority only during the

period in which they are on Armed Forces duty plus ninety

(90) days and in no case will any such pilot accrue seniority for a period exceeding five (5) years plus ninety (90) days,

unless otherwise provided by law; provided, further that any such pilot shall not accrue any greater seniority nor shall his relative seniority position be different than it would have been had he not entered such military duty.

12-E-

Any dispute arising hereunder concerning the physical fitness of a pilot shall be settled in accordance with Section 14.

12-F-

4 year leave for

ALPA position

A pilot shall be granted a leave of absence for a period not to exceed four (4) years to accept a position with the

Association or to perform any duties relating to council

activities and will continue to accrue seniority while on leave of absence, provided that during such period the pilot

maintains his airline pilot's certificate or certificates and provided, further, that the Company shall not be obligated to grant such leave to more than two (2) pilots concurrently.

12-G-

A pilot shall be granted a leave of absence to accept a

salaried position as an officer with the Association and will continue to accrue seniority while on such leave of absence,

provided that during such period, the pilot maintains his

airline pilot's certificate or certificates and, provided further,

that the Company shall not be obligated to grant such leave

to more than two (2) pilots concurrently..

Page 161                                                                      Section 12-H

12-H-

Movement of

vacation under

FMLA policy for

birth or adoption

12-H-1- When a pilot takes parental leave pursuant to the

terms of the Pilot Family Medical Leave Policy for the Birth or

Adoption of a Child, the pilot will have the ability to choose current year's vacation or next year's vacation to cover the absence. Should the pilot chose to move a current year

vacation, he will be allowed to move this vacation from a

month when he ca fly to a period associated with the

upcoming required absence, and the vacation must then be

liquidated during that period. He must notify his Flight Office in writing at least 45 days prior to the month in which the

vacation is scheduled or the month in which he desires to

take the vacation, whichever is earlier. If the planned

absence unexpectedly becomes unnecessary or otherwise

terminates prior to the liquidation of the deferred vacation,

the remaining deferred vacation will be liquidated per the

Agreement. Vacation as described herein can be deferred

into a subsequent vacation year provided the planned

absence is projected into that period.

Returning home

to begin parental

leave

12-H-2- If a pilot is working a trip and it becomes necessary for him to return home to begin the planned parental leave,

he will be provided NRPS travel to his home.

Contract Admin Home

Instruction Page

Agreement Table of Contents

Interpretations Table of Contents.

Page 162                                                                     Section 12-H-2

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Page 163                                                                     Section 13-A

Section 13

Sick Leave

13-A-

No-occupational

sick leave accrual

1,250 hours

13-A-1- Pilots will be credited, for non-occupational sick

leave purposes, with six (6) hours of sick leave credit for

each month of employment which entitles him to the accrual

of longevity as a pilot up to a maximum of one thousand two

hundred fifty (1,250) hours.

13-A-2-

Negative sick

leave bank for 1st

year pilot

13-A-2-a- During a pilot's first year of service he may be

paid no more than sixty (60) hours from a negative sick

leave bank. These hours will be debited against sick hours

accrued as stated in paragraph A.1 above.

Sick leave

restoration for 1st

year pilot

13-A-2-b- During a pilot's first year of service, if he

makes up the days missed, if on reserve, or picks up and

performs open flying equivalent to the actual flight hours

lost, if a lineholder, his sick leave account will be restored by the number of credit hours flown.

13-A-3- Sick leave with pay in case of actual sickness will

be granted up to the number of hours of sick leave credited to the pilot at the time, as follows:

Sick leave

account reduced

by actual hours

for lineholders

13-A-3-a- The accumulated sick leave credit of a pilot

assigned to a line of flying will be charged with the number of actual flight hours which he missed due to sick leave.

Sick leave

reduction for

reserves

13-A-3-b- The accumulated sick leave credit of a pilot on

reserve will be charged with four hours and ten minutes

(4:10) for each duty day missed due to sick leave; not to

exceed seventy-five (75) hours in any single month. A

reserve pilot will not be charged for the day he calls off

sick leave provided he calls off before twelve (12 noon)

local domicile time. If the reserve is required to obtain

medical clearance and is unable to call off sick prior to 12 noon, he will not be charged for that day..

Page 164                                                                     Section 13-A-4

Reduced sick

leave for full

month

13-A-4- A pilot who is granted sick leave with pay for the

entire month, may request payment of 2/3rds salary in lieu of the amount specified in sub-paragraph 3-a and b above.

Such pilot's accumulated sick leave credit would be reduced

by fifty (50) hours for that month. To exercise this option, a pilot must notify the Company in writing within one (1) day

after the end of the month in which he was granted the full

month sick leave with pay.

Reaccrual of sick

Leave

13-A-5- A pilot who has two hundred and fifty (250) or more

hours in his sick leave account as of the date of illness, will reaccrue, at the rate of seven (7) hours per month until such time as his sick leave account is restored to the level prior to the illness.

13-A-6- Sick leave with pay will be granted only in cases of actual sickness. The Company may require a doctor's

certificate before paying such sick leave. Dental and doctor appointments will not be considered as a basis for paid sick leave unless it can be shown that the dentist or doctor in

question does not maintain office hours outside the pilot's

scheduled work time or on his days off. Sick leave with pay

will not be granted while a pilot is on a leave of absence.

13-B- Occupational Illness or Injury Leave

Occupational 500

Hours

No-

Occupational may

be used if needed

13-B-1- Pilots with one or more years of active service shall be credited with sixty (60) hours of occupational illness or injury leave credit. Thereafter, pilots shall accrue six (6)

hours of occupational illness or injury for each month of

active service to a maximum of five hundred (500) hours.

This accrual will be in addition to non-occupational sick leave and may be used for absence resulting from occupational

illness or injury only. After exhausting this occupational

illness or injury leave, the pilot may use his non-occupational sick leave credits. He may not, however, use occupational

illness or injury leave for non-occupational illness or injury under any circumstances. When a pilot on occupational

illness or injury exhausts his occupational leave and uses

non-occupational leave, his ensuing accrual of occupational

injury leave shall be credited to his non-occupational sick

leave until such time as he has replaced all non-occupational sick leave which was used for his occupational illness or

injury..

Page 165                                                                    Section 13-B-2

Reaccrual of sick

Leave

13-B-2- A pilot who has two hundred and fifty (250) or more

hours in his occupational sick leave account as of the date of illness, will reaccrue, at the rate of seven (7) hours per month until such time as his sick leave account is restored to the level prior to the illness.

13-B-3- When it is necessary for a pilot to be absent from

work because of occupational injury or illness, he must

request payment for occupational illness or injury leave in

writing not later than the pay period following his return to service on a form provided by the Company. A doctor's

certificate may be required before granting pay for this

purpose. In the event he receives Workmen's Compensation

because of such absence, he shall turn over such

compensation to the Company and shall have his sick leave

or occupational illness or injury credit used in connection with such injury or illness restored to the extent that the

compensation offsets the pay granted. Credits will be

restored only in units of one (1) hour.

13-C-

Procedure for

receiving

occupational

injury/illness

payments

All credit for non-occupational sick leave and for occupational illness or injury leave will be cancelled if employment ceases for any purpose, and no payment for any such accumulated

credit will be made at any time. Non-occupational sick leave and occupational illness or injury leave will not accrue while a pilot is on leave of absence.

13-D-

Each pilot's current accrual of occupational and non-

occupational sick leave will be computed and included with

one paycheck each month.

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Page 166                                                                      Section 13-D

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Page 167                                                                       Section 14-A

Section 14

Physical Examinations

14-A-

Reimbursement of

FAA physical

expenses under

the traditional

medical plan

14-A-1- A pilot shall be notified in writing as to his failure to pass such physical examination required by the Company.

The pilot shall, at his request, be furnished with copies of all medical tests, x-rays and any other documentation or

information which was utilized to determine the pilot's

inability to pass the Company physical examination. The

above shall be provided at no cost to the pilot. Additionally,

two (2) FAA physicals per year for Captains and International

First Officers and one (1) FAA physical per year for all other pilots will be covered expenses under the Medical Plan.

These FAA physical expenses will be reimbursed at 80% up

to a maximum medical plan reimbursement of $100 per

physical after the pilot has met the medical plan deductible.

Availability of

medical records

14-A-2- All information contained in or related to a pilot's medical file shall be kept confidential and not released to

anyone except by the pilot's specific written consent. When

required by a court order or other legal requirement to

release information, the pilot will be notified of such action.

Should action be taken under 14-B below, all medical records pertinent to the case will be made available to the doctors

involved.

14-B-

Any pilot hereunder who fails to pass a Company physical

may, at his option, have a review of his case in the following manner:

Second opinion

and neutral

evaluation of

medical problems

14-B-1- He may employ a qualified medical examiner of his

own choosing, at his own expense, for the purpose of

conducting a physical examination for the same purpose as

the physical examination made by the medical examiner

employed by the Company, provided that he communicate, in

writing, to his Flight Manager the name of the medical

examiner he has chosen..

Page 168                                                                     Section 14-B-2

14-B-2- A copy of the findings of the medical examiner

chosen by the pilot, recorded on a pertinent form furnished by the Company with such supplementary attachments as the

medical examiner may deem pertinent to a true evaluation of

the examinee's physical fitness and qualification for flying duty, shall be furnished to the Company. In the event that

such findings verify the findings of the medical examiner

employed by the Company, no further medical review of the

case shall be afforded.

14-B-3- In the event that the findings of the medical

examiner chosen by the pilot shall disagree with the findings of the medical examiner employed by the Company, the

Company will, at the written request of the pilot, ask for the two medical examiners to agree upon and appoint a third

qualified and disinterested medical examiner, preferably a

specialist in Aviation Medicine, for the purpose of making a further physical examination of the employee.

14-B-4- Such three (3) doctors, one representing the

Company, one representing the pilot affected and one the

disinterested doctor approved by the Company doctor and

the pilot's doctor, shall constitute a board of three (3), the majority opinion of which shall decide whether the pilot is

physically qualified for flying duty.

14-B-5- The expenses of the employment of the third

medical examiner shall be borne one-half (1/2) by the pilot

and one-half (1/2) by the Company. Copies of the board's

report shall be furnished to the Company and to the pilot.

Return of sick

leave improperly

charged

14-B-6- In the event a third medical examiner is utilized who finds the pilot physically qualified for flying duty, he shall be returned to flying status in the position he left or have the option of bumping to any position his seniority would have

allowed him to be awarded on any bid that was posted and

awarded subsequent to his failure to pass a Company

physical examination and shall be paid for time lost in an

amount which he would ordinarily have earned had he been

continued in service. Any sick leave reduced from the pilot's account due to his failure to pass a Company physical shall

be returned to his account if he is returned to flying duty.

Procedure for

pilot initiated

medical

evaluation

14-B-7- This same procedure may be used should there be

disagreement between a pilot and the Company wherein the

pilot believes himself permanently unfit for flight duty and the

Medical Department of the Company does not agree.

Page 169                                                                    Section 14-B-8

14-B-8- A pilot who has exhausted his non-occupational sick

leave bank and who initiates medical arbitration will be paid until the arbitration is concluded. The pilot will receive a monthly salary equal to the monthly lineholder guarantee for the position (status and equipment type) he holds, provided

this compensation will be refunded if the Company prevails in the medical arbitration.

14-C-

In the event a pilot fails to pass a Company physical

examination but is able to pass an FAA 1st class physical

examination, the procedures set forth in Paragraph 14-B may

be initiated by said pilot.

14-D-

In the event a pilot cannot pass an FAA 1st class physical

examination, but can pass an FAA 2nd class physical

examination and reasonable medical judgment indicated that

he may obtain an FAA 1st class medical certificate in the

future, the Company shall utilize the pilot in the highest

position to which he elects to bid or bump and for which he is medically qualified to fly. The procedures of Paragraph 14-B may be initiated by a pilot in the event of any dispute under this Paragraph D.

14-E-

Pilot physicals at

any UAL medical

facility

A pilot may take his Company physical at other than his home domicile, provided he gives his domicile Medical Department

sufficient notice to have his medical records transferred to the domicile conducting the Company physical. Any pilot

required to travel out of domicile to take a Company physical,

due to lack of Company medical facilities (or designated

alternate) at his location, will be provided expenses in

accordance with Section 4-A-1 and hotel accommodations, if

necessary. Should the United Corporate Medical Department

permanently cease operations, each United pilot shall be

entitled to up to $50.00 annually for a FAA required EKG.

14-F-

PSA test When taken in conjunction with a Company physical, the Company will offer any pilot age 50 or over an optional PSA test at no charge to the pilot. Should the pilot choose not to request a PSA test as part of his annual company physical, an annual PSA test for men age 50 and over will be a.

Page 170                                                                            Section 14-G

covered expense under the medical plan. This expense will

be reimbursed at 80% regardless of whether the pilot has met the deductible.

14-G-

PAP t est An annual cervical cytology screening will be a covered expense under the medical plan. This expense will be reimbursed at 80%, up to a maximum medical plan

reimbursement of $150, regardless of whether the pilot has

met the deductible.

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Page 171                                                                         Section 15-A

Section 15

15-A-

Pilots should

apply for

additional sick

leave to qualify

for workman's

comp

If a pilot has complied with the provisions of Section 13-B

and it has been determined by the Company, or by the

governing legal requirements, that the pilot is entitled to

Worker's Compensation Benefits, the Company shall provide

such benefits as follows: Without prejudice to any alternative rights to file a claim which may accrue in another jurisdiction,

the Company and Association have agreed that the Company

will consider all pilots to be eligible to file for Workmen's

Compensation Benefits in the State of Illinois, due to the

Company's headquarters, which is the pilots' base of

employment, being located in Illinois. This provision shall

apply to all pilots, whether scheduled in domestic or

international operations.

15-B-

The monetary benefits so paid shall be in addition to any

monetary benefits paid pursuant to the provisions of

Paragraph 16-A of Section 16 and will be paid to the

beneficiaries prescribed by the applicable law as herein

provided.

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Page 172                                                                           Section 15-B

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Page 173                                                                           Section 16-A

Section 16

Missing Benefits

16-A-

Pay while missing

Seniority while

Missing

When any pilot in the service of the Company becomes

missing or kidnapped while engaged in operations for the

Company, he shall be allowed compensation as set forth in

Section 3-B for a period of one (1) year after the date of

either of the above or until the date that death is established,

whichever first occurs. If, upon expiration of such one (1)

year period, any such pilot is still missing or if prior to that time death is established, the Company shall pay or cause to be paid the death benefits provided for in Paragraph 15-A-1

and 2 of Section 15, whichever is applicable. Pilots shall

maintain and continue to accrue seniority and longevity for

pay purposes during the period they are missing.

16-B-

The monthly compensation allowable under Paragraph 16-A

of this Section to a pilot who is missing or kidnapped shall be credited to such pilot on the books of the Company and shall be disbursed by the Company in accordance with written

directions from him. The Company shall require each pilot

hereafter employed by the Company to execute and deliver to

the Company prior to such employment a written direction in

the form set forth herein. The Company shall, within thirty

(30) days after the signing of this Agreement, notify all pilots of the provisions of this Section of the contract and furnish all pilots a copy of the form hereinafter set forth to be completed by the pilot and filed with the Company. Any payments due to any pilot under this Section which are not covered by a

written direction as herein provided shall be held by the

Company for such pilot and, in the event of his death, shall be paid to the legal representatives of his estate. The

direction referred to shall be in substantially the following form:

"To United Air Lines, Inc.

Date:__________________________" "You are herein

directed to pay all monthly compensation allowable to me

under Paragraph A of Section 16 of that certain Agreement

between United Air Lines, Inc., and the Air Line Pilots in the.

Page 174                                                                            Section 16-C

service of United Air Lines, Inc., as represented by the Air

Line Pilots Association, International, dated as follows:

$________________per month

to_______________________________________________

_________________________________________________

                          (address)

              as long as living, and thereafter to

_________________________________________________

                           (name)

_________________________________________________

                          (address)

as long as living."

"The balance, if any, and any amounts accruing after the

death of all persons named in the above designations shall

be held for me, or in the event of my death before receipt

thereof, shall be paid to the legal representatives of my

estate."

"The foregoing direction may be modified from time to time by letter signed by the undersigned and any such modification

shall become effective upon receipt of such letter by you."

"Payments made by the Company pursuant to this direction

shall fully release the Company from the obligation of making any further payment with respect thereto."

_________________________________________________

                         (pilot's signature)

16-C-

A pilot who is imprisoned in a foreign country for an action that is related to his duties for the Company shall be eligible for the compensation set forth in Section 16-A above. In the event a pilot is kidnapped or wrongfully imprisoned while

engaged in the service of the Company, the Company, in

conjunction with the Association, will diligently work to enlist the active assistance of governments and governmental

agencies in an effort to gain the release of the pilot(s).

If a pilot is not returned home within one year, both the

Company and Association agree to meet and review the.

Page 175                                                                       Section 16-D

individual circumstances of the case and review applicable

benefits to the pilot's family..

Page 176                                                                       Section 16-D

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Page 177                                                                       Section 17-A

Section 17

Grievances

17-A- Non-Disciplinary Grievances

180 day limit for

filling no-

discipline

grievance

Any pilot or group of pilots, including probationary pilots,

covered by this Agreement who have a grievance concerning

any action of the Company affecting them, except matters

involving discipline or discharge, shall have such grievance considered in accordance with the following procedures

provided such grievance is filed within one hundred and

eighty (180) days after the pilot(s) reasonably would have

had knowledge of the facts upon which the grievance is

based. This does not preclude claims for adjustment arising

out of bookkeeping errors beyond one hundred and eighty

(180) days.

17-A-1- A written request for a hearing setting forth a

detailed statement of the known facts out of which the

grievance arose and a request for relief shall be filed with his or their Manager/Director of Flight Operations.

17-A-2- A hearing shall be held within not less than ten (10)

days nor more than twenty (20) calendar days after receipt of such written request by the Manager/Director of Flight

Operations or his designee and within fifteen (15) calendar

days after the close of the hearing of the Manager/Director of

Flight Operations or his designee shall announce his decision in writing. All notices of hearings and decisions reached

therein shall be in writing to the signator of the grievance,

with copies to the grievant(s), to the Legal Department of the

Association (staff attorney), the Local Executive Council

Chairman, Local Grievance Chairman, MEC Grievance

Chairman and the MEC Chairman.

17-A-3- If an appeal is desired such appeal shall be made in writing to the Senior Vice President-Flight Operations, with a copy to the Manager/Director of Flight Operations provided

such appeal is filed within thirty (30) calendar days after the date the decision was received by the grievant(s).

17-A-4- Such appeal hearing shall be held within fifteen (15)

calendar days after the receipt of the written appeal by the

Senior Vice President-Flight Operations. Within fifteen (15)

calendar days after the close of such appeal hearing, the

Senior Vice President-Flight Operations or his designee shall.

Page 178                                                                         Section 17-A-5

announce his decision in writing to the grievant(s) and furnish a copy to the Legal Department of the Association (staff

attorney), the Local Executive Council Chairman, Local

Grievance Chairman, MEC Grievance Chairman and the MEC

Chairman.

17-A-5- Further appeal, if made, shall be to the "United Air

Lines Pilots' System Board of Adjustment" as provided for in

Section 18 of this Agreement, provided such appeal is made

within sixty (60) calendar days from the date of receipt by the

Legal Department of the Association (staff attorney) of the

decision of the Senior Vice President-Flight Operations or his

designee, except as provided in 17-A-6 below.

Extension of 60

day time limit for

submission of

no-disciplinary

grievance to

System Board to

allow U-MEC

review panel to

review grievance

17-A-6- The sixty (60) day time period for the submission of non-disciplinary grievances to the Pilots' System Board of

Adjustment, pursuant to Section 17-A-5 and 18 of the

collective bargaining agreement, will be extended for any

grievance under review by the UAL-MEC Grievance Review

Panel until thirty (30) days after a determination by such

panel on submission of such grievance to the System Board

or until sixty (60) days after entry of a final judgment

(including appeals) in any legal proceedings resulting from a determination not to submit any such grievance to the

System Board, whichever occurs later.

The Association will advise the Company of a grievance

pending before the UAL-MEC Grievance Review Panel within

the sixty (60) day time period established under Section 17-

A-5 of the agreement and will advise the Company of any

legal proceedings within sixty (60) days after

commencement. Should the disposition of the case result in a judgment which includes recognition of an accrued liability by the Company, such liability shall not continue to accrue

during the period from the date the notice of review was filed until the date the appeal was filed. Furthermore, the

members of the System Board of Adjustment (including the

neutral in five member Board proceedings) shall not be

advised that any such grievance was considered by the UAL-MEC

Grievance Review Panel or of any determination by

such panel or of subsequent legal proceedings and shall not

consider any such matters in hearing and deciding any such

grievance.

Page 179                                                                       Section 17-A-7

17-A-7- Grievances Filed By The MEC Chairman

Right to request

hearing

MEC Chairman

may file for future

relief

The MEC Chairman or his designee may by written request

ask for a review by the Senior Vice President-Flight

Operations of any alleged misapplication or misinterpretation of this Agreement which is not at the time the subject of a

grievance. The relief sought shall be limited to a change in future application or interpretation of the Agreement. The

Senior Vice President-Flight Operations/designee shall have

twenty (20) days after receipt of the request for review in

which to investigate and issue a decision; unless a hearing is requested by either party, in which case the decision shall be due fifteen (15) days after the hearing. If the decision is not satisfactory, further appeal may be made in writing by the

President of the Association to the "United Air Lines Pilots'

System Board of Adjustment" as provided for in Section 18 of the Agreement, provided such appeal is made within thirty

(30) calendar days from the receipt by the Legal Department

of the Association (staff attorney) of the decision of the

Senior Vice President-Flight Operations. It is understood

such right under this sub-paragraph shall not apply to

hypothetical cases or situations.

17-B- Discipline and Discharge

17-B-1-

Copy of letter of

charge sent to the

Association

17-B-1-a- Before a pilot is disciplined or discharged,

such pilot shall be notified in writing by the Company of

the precise charge or charges against him. The Letter of

Charge shall include the following statement: "A copy of

this letter has been sent to the Association. If you desire

Association representation, you must contact your local

Association representative."

Such pilot shall be given at least ten (10) days to secure

the presence of witnesses and gather evidence and shall

have the right to be represented by counsel, an employee

of the Company or his duly accredited Association

representative(s). A hearing shall be held by the Manager/

Director of Flight Operations or his designee within fifteen

(15) calendar days after the issuance of the charge;

unless the pilot, through no fault of his own, did not

receive the charge in time to have had the ten (10) days

required above; in which case the hearing will be

rescheduled, if requested, to provide the required ten (10)

days.

Page 180                                                                         Section 17-B-1-b

17-B-1-b- Within fifteen (15) calendar days after the

close of the hearing, a decision shall be announced in

writing and a copy shall be furnished to the Legal

Department of the Association (staff attorney), the Local

Executive Council Chairman, Local Grievance Chairman,

MEC Grievance Chairman and the MEC Chairman, unless

the grievant specifically requests that such copies not be

sent.

17-B-1-c- During the course of the investigation

conducted in accordance with Paragraph 17-B-1 above,

the Company may hold the pilot out of service. While held

out of service, the pilot shall continue to receive pay until the effective date of the written decision determining the

action to be taken.

Any extension of time limits granted at the request of the

pilot shall be on a without pay basis for the period of the

extension. The pilot shall continue to receive full pay and

benefits during any extension granted at the request of the

Company.

Automatic appeal

of termination to

S.V.P. Flight

Operations

17-B-2- If the pilot is dissatisfied with any discipline

(excluding termination of employment) and desires to appeal,

he shall within thirty (30) calendar days after receiving such decision make a written appeal to the Senior Vice President-Flight

Operations. If the discipline imposed includes

termination of employment, that discipline will be considered to be appealed to the Senior Vice President-Flight

Operations, as above, without specific appeal action being

required; unless the affected pilot specifically requests that such appeal not be made.

17-B-3- The Senior Vice President-Flight Operations or his

designee shall hear such appeal within fifteen (15) calendar days after receipt of the pilot's written request therefor.

Decision to

terminate shall be

copied to System

Board and case

will be docketed

for appeal

17-B-4- Within fifteen (15) calendar days after hearing such appeal, the Senior Vice President-Flight Operations or his

designee shall announce his decision in writing to the pilot and, unless otherwise requested, furnish a copy to the Legal

Department of the Association (staff attorney), the Local

Executive Council Chairman, Local Grievance Chairman,

MEC Grievance Chairman and the MEC Chairman. If such

decision involves termination of employment, that decision

shall be copied to the Pilot System Board of Adjustment and

shall be considered by the Board as a request to docket the

case, on appeal; unless the affected pilot specifically

requests that such appeal not be filed.

Page 181                                                                       Section 17-B-5

17-B-5- Further appeal by the grievant(s), if made, shall be to the "United Air Lines Pilots' System Board of Adjustment"

as provided for in Section 18 of this Agreement, provided

such appeal is made within sixty (60) days from the date of

receipt by the grievant(s) of the decision of the Senior Vice

President-Flight Operations or his designee. If the case

involved termination of employment, appeal will be

automatic, as described in B-4 above.

17-B-6- Nothing in this Section shall be construed as

extending the rights of this Paragraph B to a pilot during his probationary period.

17-C- General

17-C-1- The time limits set forth in Paragraph 17-A and 17-B of this Section may be extended by mutual agreement of the

Company and the grievant or the Association.

17-C-2- If any decision of the Company under the provisions

of this Section is not appealed by the grievant(s) within the time limits prescribed herein for such appeal or any extension mutually agreed upon, the decision of the Company shall be

final and binding. If any hearing or decision required of the

Company under the provisions of this Section is not provided within the time limits herein, or any extension mutually

agreed upon, the grievant(s) shall consider the request

denied and may appeal it to the next step of the grievance

procedure.

Any grievance appealed to the Senior Vice President-Flight

Operations may not be remanded to the preceding step

without the concurrence of the grievant.

17-C-3- Nothing in this Section shall be construed to prevent the Company from holding a pilot out of service pending an

investigation and hearing and appeal therefrom.

17-C-4-

17-C-4-a- If, as a result of any hearing or appeals

therefrom, a pilot is exonerated, he shall be made whole

for any and all pay and benefits and shall, if he has been

held out of service, be reinstated without loss of seniority.

17-C-4-b- If, as a result of any hearing or appeals

therefrom, a pilot is exonerated, all personnel records

shall be cleared of the charges.

Page 182                                                                             Section 17-C-5

17-C-5- When it is mutually agreed that a stenographic

report is to be taken of a hearing in whole or in part, the cost will be borne equally by both parties to the dispute. When it is not mutually agreed that a stenographic report of the

proceedings be taken and such stenographic record of the

hearing is made by either of the parties to the dispute, a copy shall be furnished to the other party to the dispute upon

request, provided that the cost of such written record so

requested shall be borne equally by both parties to the

dispute.

Time limit

determined by

date of postmark

17-C-6- The filing of all grievances, decisions and appeals

thereof and notification in writing shall be accomplished by personal delivery or by depositing such notice in the U. S.

Mail, postage prepaid, Certified Mail, addressed to the last known address of the party to whom the notice is being given and shall be deemed as being "filed" on the date of personal delivery or the date of postmark.

17-C-7- Grievants, witnesses and representatives who are

employees of the Company shall receive free transportation

over the lines of the Company from the point of residence,

duty or assignment to the point of hearing and return to the extent permitted by law.

Also, grievants, witnesses and their representatives who are employees may be granted a leave of absence, subject to the

needs of the service, and the necessary transportation

(NRPS) on the Company line for the purpose of investigating

and gathering evidence associated with the grievance to the

extent permitted by law.

17-C-8- When a pilot is chosen to act as representative of or a witness for another pilot, such pilot shall be given leave of absence for a time sufficient to permit him to appear as such representative or witness.

17-C-9- If more than one (1) management representative is

present (including the Flight Manager) at an investigation

hearing or conference with a pilot concerning a matter which may result in disciplinary action, such pilot will be advised by the Company of his right to have a representative of his

choice present, provided such representative will be

available within a reasonable period of time not to exceed

twenty-four (24) hours. Further, when a pilot is requested to appear at such investigation hearing or conference, he shall be advised of the nature of the subject to be discussed..

Page 183                                                                        Section 17-C-10

Clearing record (2

years) (3 years)

17-C-10- The Company shall consider any disciplinary

action taken against a pilot as cleared from the pilot's record after a two (2) year period of active service (three (3) years in the case of discipline resulting from flying proficiency) from the date of issuance if no further discipline has been imposed during that period. The pilot's record may be cleared earlier,

when, in the judgment of the Company, his performance

warrants such action.

Copy of material

placed in file

17-C-11- A pilot will be furnished a copy of any information which is placed in his personnel file that may be used in the evaluation of his performance and/or employment

relationship.

Access to material

17-C-12- A pilot or his authorized representative shall have access to all relevant grievance related material at such time as there is an active grievance on file that could result in discipline or discharge.

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Page 184                                                                            Section 17-C-12

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Page 185                                                                            Section 18-A

Section 18

System Board Of Adjustment

18-A-

In compliance with Section 204, Title II, of the Railway Labor

Act, as amended, there is hereby established a System

Board of Adjustment, and shall be known as the "United Air

Lines Pilots System Board of Adjustment" hereinafter

referred to as the "Board."

The Board's purpose shall be to adjust and decide disputes

which may arise under the terms of the Pilots Agreement

when such disputes have been properly submitted to the

Board.

18-B- Composition of the Board

Composition of

Board

3 alternates

18-B-1- The Board shall consist of four (4) members, two (2)

of whom shall be selected and appointed by the Association

and two (2) of whom shall be selected and appointed by the

Company, and such appointees shall be known as "Board

Members." In addition, the Association and the Company

shall each designate three (3) alternates, and in the event of the unavailability of a Board Member, the respective party

shall designate the alternate to act as a Board Member in

place of the absent Board Member.

18-B-2- The two (2) Board Members appointed by the

Company, and the two (2) Board Members appointed by the

Association and their alternates shall serve for one year from the date of their appointment, and, thereafter, until their

successors have been duly appointed. Vacancies shall be

filled in the same manner as is provided herein for the

selection and appointment of the original Board Members and

the original alternates.

18-B-3- The Board Members shall select a Chairman and a

Vice Chairman, both of whom shall be members of the Board.

The term of office of Chairman and Vice Chairman shall be

one (1) year. Thereafter, from year to year, the Board shall designate one of its members to act as Chairman and one to

act as Vice Chairman for one (1) year terms.

Page 186                                                                       Section 18-B-4

18-B-4- The office of Chairman shall be filled and held

alternately by the Board Member appointed by the

Association and by a Board Member appointed by the

Company. When a Board Member appointed by the

Association is Chairman, a Board Member appointed by the

Company shall be Vice Chairman, and vice versa. Subject to

the provisions of Paragraph 18-F, the aforesaid Chairman, or,

in his absence the Vice Chairman, shall preside at meetings

of the Board and at hearings. Both shall have a vote in

connection with all actions taken by the Board.

2 monthly

meetings

18-B-5- The Board shall meet twice monthly in the city

where the general offices of the Company are maintained,

(unless a different place of meeting is agreed upon by the

Company and the Association) provided that at such times

there are cases filed with the Board for their consideration.

18-C- Jurisdiction of the Board

18-C-1- The Board shall have jurisdiction over disputes

between any employee covered by the Pilots Agreement and

the Company growing out of grievances or out of

interpretation or application of any of the terms of the Pilots

Agreement. The jurisdiction of the Board shall not extend to proposed changes in hours of employment, rates of

compensation or working conditions covered by existing

agreements between the parties hereto, or as subsequently

executed.

18-C-2- The Board shall consider any dispute properly

submitted to it by the President of the Association or by the

Senior Vice President-Flight Operations, when such dispute

has not been previously settled in accordance with the terms provided for in Section 17.

18-D- Proceedings Before The Board

18-D-1- All disputes properly submitted to the Board for

consideration shall be addressed to the Members of the

Board, including all papers and exhibits in connection

therewith. Each case submitted shall show:

18-D-1-a- Question or questions at issue.

18-D-1-b- Statement of facts.

18-D-1-c- Position of employee or employees.

When desired, joint submissions may be made, but either

party may submit the dispute and its position to the Board.

Page 187                                                                             Section 18-D-2

No matter shall be considered by the Board which has not

first been handled in accordance with the provisions of

Section 17 including the rendering of a decision thereon

by the Senior Vice President-Flight Operations.

18-D-2- Upon receipt of notice of the submission of a

dispute, the Chairman shall set a date for hearing, which

shall be at the time of the next regular meeting of the Board,

as provided in Paragraph 18-B-5 of this Section, or, if at least two (2) Board Members consider the matter of sufficient

urgency and importance, then at such earlier date and at

such place as the Chairman and Vice Chairman shall agree

upon, but not more than fifteen (15) days after such request for meeting is made by at least two (2) of said Board

Members, and the Chairman shall give the necessary notices

in writing of such meeting to the Board Members and to the

parties to the dispute.

18-D-3- Employees covered by this Agreement may be

represented at Board hearings by such person or persons as

they may choose and designate, and the Company may be

represented by such person or persons as it may choose and

designate. Evidence may be presented either orally, or in

writing, or both.

18-D-4- On request of any individual Board Member, the

Board may, by majority vote, or shall, at the request of the two (2) Board Members appointed either by the Company or

the Association, summon any witnesses who are employed

by the Company, and who may be deemed necessary by the

parties to the dispute, or by either party, or by the Board

itself, or by the two (2) Board Members appointed either by

the Company or the Association.

18-D-5- The number of witnesses summoned at any one

time shall not be greater than the number which can be

spared from the operation without extreme interference with

the services of the Company.

18-D-6- Unless and until the provisions of Paragraph 18-F of this Section become applicable, the Board, composed of two

(2) Board Members appointed by the Company and two (2)

Board Members appointed by the Association, or their

respective alternates, shall be competent to hear the

disputes properly submitted to it and to decide said disputes.

Page 188                                                                             Section 18-E

properly submitted to it and to decide said disputes by

majority vote. Decisions of the Board so composed shall be

final and binding upon the parties hereto and shall be

rendered no later than forty-five (45) days after the close of the hearing.

18-E- The Panel of Referees

15 referees

18-E-1- The Company and the Association shall, by mutual

agreement, establish a panel of potential neutral referees

who will serve individually as the neutral and presiding

member of the Board when a referee is either required or

requested under the provisions of Paragraph 18-F of this

Section. The scheduling of these referees shall be by the

mutual agreement of the parties.

18-E-2- At as early a date as practicable after the selection of the panel of referees referred to above, and upon the

request of either party, the first named referee shall meet

with representatives of the Company and representatives of

the Association for the purpose of reviewing and streamlining the System Board procedures which are not contained within

this Agreement but have been developed by the Board. The

basis for such review and modification shall be simplicity,

expedition and fairness. The referee shall be em-powered to

make the final decision in such review and modification.

In any event, when a referee sits as a member of the Board

pursuant to Paragraph 18-F of this Section, he shall have the right to modify such procedures for the purpose of that

hearing.

18-E-3- Either the Company or the Association by four (4)

month's written notice to the other may, without cause,

remove any of the named referees. In such event, the referee so removed shall complete matters, if any, pending before

him pursuant to Paragraph 18-F of this Section, and the

remaining referee or referees shall serve in the relative order as originally designated. When a referee is removed,

pursuant to this Paragraph, the parties shall meet to select a replacement as soon thereafter as practicable.

18-F- Procedure in Event of Deadlock

18-F-1- Within ten (10) days after the submission of a

dispute to the Board pursuant to Paragraph 18-D-1 of this

Section, either the Association or the Company may by

written notice to the other, state its desire that the dispute be.

Page 189                                                                          Section 18-F-2

heard by a five (5) member Board consisting of the two (2)

Board Members appointed by the Association and two (2)

Board Members appointed by the Company, or their

respective alternates, and a member of the panel of potential referees established pursuant to Paragraph E of this Section.

In such case, the referee shall be selected in accordance

with Paragraph 18-E of this Section.

18-F-2- Where the hearing in a dispute properly submitted to the Board has commenced before the Board, and where the

Board is then composed solely of the two (2) Board Members

appointed by the Company and the two (2) Board Members

appointed by the Association, or their respective alternates,

and where the Board is unable by majority vote to decide an

issue before it relative to the dispute being heard, the Board shall declare itself deadlocked and it shall select a referee from the panel established pursuant to the subject in the

order specified in Paragraph E of this Section. In the event the Board has failed to decide such issue or declare itself

deadlocked within forty-five (45) days after the issue has

been heard by the Board, then the Board shall be deemed to

be deadlocked for the purpose of this Paragraph and shall

select a referee as herein provided. The referee so selected shall thereupon join the Board as a member and as the

Chairman thereof in the subsequent consideration and

disposition of the matter over which the Company and

Association Board Members deadlocked and in the

subsequent hearing, consideration and disposition of the

dispute then being heard.

18-F-3- When composed of five (5) members as a result of

the procedures set forth in Paragraph 18-F-1 or 18-F-2, the

Board shall be competent to hear the dispute properly

submitted to it and to decide said dispute by majority vote.

Decisions of the Board so composed shall be final and

binding on the parties and shall be rendered no later than

forty-five (45) days after the close of the hearing.

18-F-4- Where the hearing in a dispute properly submitted to the Board has concluded, and where the Board is then

composed solely of the two (2) Board Members appointed by

the Company and two (2) Board Members appointed by the

Association, or their respective alternates, and where the

Board is unable by majority vote to decide the dispute, the

Board shall declare itself deadlocked and it shall select a

referee from the panel established pursuant to Paragraph 18-

E of this Section. In the event the Board has failed to render a decision or declare itself deadlocked within the forty-five.

Page 190                                                                     Section 18-F-5

(45) day period provided in Paragraph 18-D of this Section,

then the Board shall be deemed to be deadlocked for the

purpose of this Paragraph and shall select a referee as

herein provided. The referee so selected shall thereupon join the Board as a Board Member and as the Chairman thereof in

the sub-sequent consideration and disposition of the dispute.

18-F-5- Within forty-five (45) days after the selection of the referee as provided in the preceding Paragraph, the five (5)

member Board shall consider and review the prior record in

the dispute, and it may call such witnesses and receive such evidence as it may deem necessary. Either party may make

written request to the Board for the privilege of presenting witnesses or documentary evidence, and the Board may in its

discretion permit such presentation.

18-F-6- When composed of five (5) members as a result of

the procedure set forth in Paragraph 18-F-4 above, the Board shall be competent to decide said dispute by majority vote.

Decisions of the Board so composed shall be final and

binding on the parties and shall be rendered no later than

forty-five (45) days after the Board has considered and

reviewed the prior record in the dispute and/or has received such additional evidence as deemed necessary, whichever is

later.

18-G-

In the event the Board is unable to comply with the time limits specified in Paragraph 18-D and 18-F above, the Chairman of

the Board shall prior to the expiration of forty-five (45) days notify both parties in writing of the reasons the Board is

unable to comply with the time limits, and give a date as to when a decision will be rendered.

18-H- General

18-H-1- The expenses and reasonable compensation of the

referees selected as provided herein shall be borne equally

by the Company and the Association.

18-H-2- The time limits specified in this Section may be

extended by mutual agreement of the Company and

Association..

Page 191                                                                         Section 18-H-3

18-H-3- Nothing herein shall be construed to limit, restrict or abridge the rights or privileges accorded either to the

employees or to the employer, or to their duly accredited

representatives, under the provisions of the Railway Labor

Act, as amended.

18-H-4- The Board shall for a minimum period of five (5)

years maintain a complete record of all matters submitted to it for its consideration and of all their findings and decisions.

18-H-5- The Company and the Association will assume the

compensation, travel expense and other expenses of the

Board Members selected by them.

18-H-6- Each of the parties hereto will assume the

compensation, travel expense and other expenses of the

witnesses called or summoned by it. Grievants, witnesses

and representatives who are employees of the Company

shall receive free transportation (NRPS) over the lines of the

Company from the point of residence, duty or assignment to

the point at which they must appear as witnesses and return,

to the extent permitted by law.

18-H-7- The Chairman and the Vice Chairman designated

pursuant to Paragraph 18-B-4, acting jointly, shall have the authority to incur such other expenses as in their judgment

may be deemed necessary for the proper conduct of the

business of the Board and such expenses shall be borne

one-half by each of the parties hereto. Board Members who

are employees of the Company shall be granted necessary

leaves of absence for the performance of their duties as

Board Members. So far as space is available, Board

Members shall be furnished free transportation over the lines of the Company, for purpose of attending meetings of the

Board, to the extent permitted by law.

18-H-8- It is understood and agreed that each and every

Board Member shall be free to discharge his duty in an

independent manner, without fear that his individual relation with the Company or with the employees may be affected in

any manner by any action taken by him in good faith in his

capacity as a Board Member.

18-H-9- The Board shall have the authority for the

administration and interpretation of this Section of the

Agreement. In the event the Board cannot agree on the

administration or interpretation of this Section, they shall refer the matter to the first named referee or his designee..

Page 192                                                                          Section 18-H-10

18-H-10- In the event a member of the panel of referees is

more than thirty (30) days overdue beyond the time limits

specified in Paragraph 18-D and 18-F above in the rendering

of a decision, he shall not be considered eligible for

assignment of additional cases until such decision is

rendered (except by mutual agreement between the

Company and the Association).

Page 193                                                                           Section 19-A

Section 19

Crew Complement

19-A-

The Company agrees that no United Air Lines B-747, DC-10

and B-727 aircraft shall be operated in scheduled commercial operations, including courtesy, publicity, charter or ferry

flights, unless the minimum crew on such aircraft consists of three (3) pilots from the Pilots' System Seniority List. The

Second Officer shall possess a currently effective commercial license and instrument rating and shall have completed the

course of training consistent with the Flight Operations

Administration policy in effect August 22, 1970.

19-B-

Two (2) pilot crew

on specific aircraft

The Company agrees that no United Airlines B-747-400, B-777, B-767/757, A-320/319, B737-300/400/500, or B-737

shall be operated in scheduled commercial operation,

including courtesy, publicity, charter, or ferry flights, unless the minimum crew on such aircraft consists of two (2) pilots from the Pilot's System Seniority List.

Contract Admin Home

Instruction Page

Agreement Table of Contents

Interpretations Table of Contents.

Page 194                                                                                Section 19-B

This Page Intentionally Left Blank.

Page 195                                                                              Section 20-A

Section 20

Allocation, Assignment and Scheduling of Flying

20-A-

20-A-1- Flight Crew Resources shall be responsible for

allocation of hours, assignment to allocation, construction of trip pairings, duty period assignment, assignment to

domicile(s) of all trips (including charters) and lines of flying and all known open flying in accordance with the provisions

of this Agreement.

20-A-1-a- No revision of such pairings, duty period

assignment or assignment to domicile(s) of trip(s) may be

made unless approved by Flight Crew Resources and

discussed with the System Schedule Committee.

20-A-1-b- No revision of the manpower requirement

levels established in the lines of flying may be made

unless approved by Flight Crew Resources and discussed

with the System Schedule Committee.

20-A-2- System Scheduling Committee

System Schedule

Committee

Composition

SSC duties

Equipment to

seniority and

allocation of flying

A System Schedule Committee (SSC) shall be composed of

four (4) pilot representatives, inclusive of one (1) Shuttle representative, one of which will be designated as Chairman.

These pilots may also be Local Schedule Representatives.

Each month the System Schedule Committee members shall

meet with the designated Company representatives in order

to provide the pilots the opportunity to review and make

recommendations to the Company regarding the DSL's, the

allocation and assignment of flying and the construction of

lines of flying. In addition, a minimum of one (1) scheduling representative from each domicile will be given the

opportunity to review the construction of lines of flying and to select the Operating Experience ("OE") lines for that domicile in accordance with the provisions of Section 20-E of the

Agreement. Each month, the Company shall propose meeting

dates which coincide with the period in the construction of

schedules at which time the pilot recommendations can be

best considered. Meetings may be on different dates for

some or all fleets. Additional meetings may be held by mutual agreement. It is the intent of the parties of this Agreement that this System Scheduling Committee shall provide pilots.

Page 196                                                                           Section 20-A-2-a

with the opportunity to consult with and make

recommendations to the Company on the allocation of flying,

assignment and reduction of flying to pilot domiciles in

accordance with the ''equipment to seniority'' concept as

outlined below. ''Equipment to seniority'' shall mean that

within the limits of flying hours available to a domicile by equipment type, the more senior pilots shall be given the

opportunity to fly equipment in the following order: B-747-

400, B-747, B-777, DC-10, B-767/757, A-320/319, B-727, B-737-300/400/500 and B-737, so long as efficient utilization of pilots and stability of pilot employment at the domiciles are achieved and economy of operations and working conditions

are not unreasonably affected.

20-A-2-a- Pilot Domiciles. The geographical location of a

pilot domicile(s) and designation of equipment type to be

flown from each domicile(s) shall be determined by the

Company after discussions with the System Schedule

Committee.

20-A-2-b- Allocation of Flying. The "equipment to

seniority" concept shall be used considering the seniority

of those pilots not holding an assignment in the equipment

group as specified in Paragraph 20-A-2 above for which

flying is being allocated, or an assignment in a higher

paying equipment. The seniority of Captains who could

have held an assignment at their domicile in the

equipment group as specified in Paragraph 20-A-2 above

shall not be considered in the allocation.

20-A-2-c- Reduction of Flying. The "equipment to

seniority" concept shall be used considering those

Captains in the equipment type in which the flying is being

reduced independently of other equipment types.

20-A-2-d- Assignment or Reassignment of Lines of

Flying to Domicile. The "equipment to seniority" concept

shall be used considering the available Captains

necessary to cover the lines of flying, vacations and a

minimum of seventeen per cent (17%) reserve coverage in

support of those lines of flying in each equipment type

independently of other equipment types.

20-A-2-e- In the event unforeseen circumstances arise

which would necessitate discussions with the SSC in

compliance with the provisions of this Section, the

Company will communicate with the SSC via conference

call prior to taking any actions..

Page 197                                                                        Section 20-A-2-f

Sharing of

Information

20-A-2-f- All information pertinent to the allocation,

assignment, and scheduling of flying shall be provided to

the System Schedule Committee on a timely basis. It is

understood by the parties that some information may be

identified by the Company as "privileged". The SSC and

the MEC Officers agree to keep this information

confidential until informed otherwise by the Company.

SSC and

computer lines of

flying

20-A-2-g- The Company and the System Schedule

Committee shall continue efforts to develop and improve

computer programs to provide for more efficient

scheduling of pilots. It is agreed and understood that

mutual agreement between the Company and the System

Schedule Committee must be reached prior to the

implementation of any such program.

SSC trip drops

20-A-2-h- When System Schedule Committee Meetings

are held, pilot trip drops required will be on a

displacement basis.

20-A-2-i- In the event unresolved scheduling problems

arise, the System Schedule Committee may appeal the

matter to the Senior Vice President-Flight Operations.

20-B- Publication of Schedules

20-B-1- Pilots schedules shall be posted for preferencing as follows:

Posting of

monthly

schedules

20-B-1-a- Unless agreed to otherwise by the Company

and the System Schedule Committee lines of flying will be

posted for preferencing for a minimum of seven (7) days.

20-B-1-b- Typical reserve lines, showing patterns of days

off which comply with Section 5, will be posted for the

same period. No reserve lines will be awarded which have

not been posted, except for floater reserves, as provided

below.

20-B-1-c- Preferencing will close not later than the 18th

of the month prior to the subject month, unless a later date is established by mutual agreement with the System

Schedule Committee. Lineholder awards will be published

by the 20th or the end of the 2nd day after closing,

whichever is later, and secondary lines and reserve lines

will be published by the 24th, or the end of the 6th day

after closing, whichever is later.

20-B-1-d- All monthly pilot schedules shall be posted for

preferencing and awarded by this process, except that.

Page 198                                                                      Section 20-B-1-e

modification to the process may be made in exceptional

cases by mutual agreement with the System Schedule

Committee.

Pilot failing to

preference will be

considered for

mov-ups

20-B-1-e- Unless otherwise agreed to locally, a pilot who

fails to express a preference for assignment under the

"schedule selection procedure" shall be assigned to the

numerically lowest number schedule line (i.e., one is less

than six) or reserve day off line, as applicable, which

remains unassigned in his status and equipment type after

all pilots senior to him have been assigned.

20-B-1-f- After completion of the pilot's schedule

selection procedure, pilots shall be assigned to a

schedule within their status and equipment type in

accordance with their seniority subject to Paragraph 6-A

of Section 6 of this Agreement. Any pilot may preference a

secondary line or reserve assignment for the month.

SSC will be

consulted for

recommendation

in handling

changes to

planned flying too

late for inclusion

in pilot's

schedules

20-B-1-g- In the event changes to the airline's planned

flying occur too late to be included in the pilots' schedules and such changes result in the need to modify a pilot's

assigned line(s); the Company shall offer the System

Schedule Committee the opportunity to consult with and

make recommendations regarding the appropriate manner

to accomplish the necessary modifications.

20-C-

20-C-1- Lines of Flying

Line construction

Parameters

Scheduled lines of flying will consist of a trip pairing repeated in sequence unless efficient pilot utilization requires mixing of pairings within a line according to the following guidelines.

The line descriptions listed in sub-paragraphs a through d

below, are intended to be in order of desirability. It is

recognized that it is desirable to build the maximum number

of lines in each consecutive step.

20-C-1-a- Pure lines (same ID).

20-C-1-b- Pure with 1 or 2 fillers of like departure and

layovers.

20-C-1-c- Pure with 1 or 2 fillers of unlike departure and

layovers.

20-C-1-d- Homogenization.

20-C-1-d-(1) Like departure and layovers.

20-C-1-d-(2) Like departure with different layovers.

Page 199                                                                     Section 20-C-1-e

20-C-1-d-(3) Like departure with similar routing and

direction.

20-C-1-d-(4) Like departure with any routing or

direction.

20-C-1-d-(5) Departure within 6 hours.

20-C-1-d-(6) Departure within 8 hours.

20-C-1-d-(7) Departure within 10 hours.

20-C-1-d-(8) Departure over 10 hours.

Homogenization

20-C-1-e- It is recognized that a planned schedule

change during a schedule month will result in increased

mixing of pairings in order to maintain a relatively even

distribution of flying in each line for the entire month.

20-C-1-f- Lines of flying submitted for preferencing shall

provide reasonable expectancy of schedule reliability and

shall comply with FARs and the provisions of this

Agreement and shall be scheduled for not more than

eighty-one (81) pay credit hours (up to eighty-three (83)

pay credit hours in a flex month). Lines of flying will not

reflect hours after 2400 on the last day of the month, for a trip operating over month end nor the return trips on the

first of a month.

20-C-1-g- If an individual trip pairing repeated in

sequence will not provide the minimum calendar days off

specified in Section 5-G-1-d, an additional trip or trips may be substituted in the line to provide such minimum

calendar days off.

20-C-1-h- All night flying will be built into a minimum

number of lines even if this results in some lines being

built under guarantee. Pairings with ANF's will not be used

to fill non all-night primary lines.

20-C-2- Secondary Lines

Flying which remains open after the awarding of the lines of flying, due to the planned absence of the lineholder and/or

flying which was not awarded as part of a line, may be

combined into secondary lines. Secondary line construction

shall take into consideration the schedule criteria

preferences submitted by those pilots awarded secondary

lines.

Page 200                                                                         Section 20-C-3

20-C-3- Reserve Lines

Reserve lines with

days off patterns

will be available

for preferencing

The approximate number of reserve lines needed in each

status, fleet and domicile will be posted for preferencing.

Available reserve lines shall consist of a pattern of available days on and days off, as specified in Section 5-G-1-e. For

Mainline reserve pilots, these lines will be constructed with a minimum of twelve (12) days off in a thirty (30) day month

and thirteen (13) days off in a thirty-one (31) day month. For

Shuttle reserve pilots, these lines will be constructed with a minimum of fourteen (14) days off.

20-C-4- Floater Reserve Lines

Floater reserve

line may be

preferenced, day

off will be

determined

Floater reserve lines will have no posted day off pattern, but will have the minimum of twelve (12) days off in a thirty (30)

day month and thirteen (13) days off in a thirty-one (31) day month (fourteen (14) days off for Shuttle pilots) determined by the Company after awarding the lines and evaluating their coverage requirements. Floater reserve lines will not be

posted, but may be preferenced and awarded, as provided in

Section 20-D-3.

20-D- Preferencing and Awarding

Monthly bid

Awards

20-D-1- During monthly schedule preferencing, a pilot will

have the opportunity to indicate to the Company which lines

of flying, including secondary lines, and/or reserve lines he desires. He may also indicate his desire to be awarded a

floater reserve line. A line of flying or reserve line which is open for a full schedule month due to the planned absence of the initially assigned pilot, will be assigned to the next

eligible pilot(s) so preferencing who is available for the full month, as part of the line awarding process. If a pilot

preferences secondary lines, he may also indicate which of

the schedule characteristics he considers most desirable. A

pilot will not be awarded a secondary line if he is not planned to be available for the full month. "Available for the full

month" as used herein means a pilot who, at the time monthly line awards are made, is not planned to be absent for any

reason except (1) training of under five (5) days; (2) ALPA

duty; (3) no more than one weekend (or equivalent) military

absence or (4) Company requested absence. Lines of flying

open for the month which are not filled by preferencing may

be filled in inverse order of seniority by assignment of regular reserve pilots in the status and equipment type involved. A

reserve pilot shall not be eligible to be assigned in inverse.

Page 201                                                                       Section 20-D-2

seniority order unless he is available for the full month, as defined above.

20-D-2- Preferencing for secondary lines will be

accomplished as follows:

Awarding

secondary lines

20-D-2-a- Advertised secondary lines shall be

preferenced by specific line number. The seniority of the

pilot awarded a secondary line shall determine the order

of accommodation in the assignment of specific trips to

such line. The Company will initiate a test of posting and

bidding or PBS selection of secondary lines with the B737-200 fleet. The results of this test will be jointly evaluated to be used in the development of a process to more

efficiently conduct the bidding and awarding of secondary

lines.

Preferencing

unadvertised

secondary lines

20-D-2-b- Should the amount of open flying available for

secondary lines be sufficient to build more secondary lines

than were available for preferencing, such added

secondary lines will be awarded to pilots who preferenced

unadvertised secondary lines. The "999" preference shall

be used only to indicate a desire to be awarded an

unadvertised secondary line. A "999" preference must be

used along with preferences by number for all advertised

secondary lines in order for a pilot to be eligible for

assignment to all secondary lines. If an insufficient

number of pilots preference these unadvertised

secondaries, those pairings will revert to open flying and

no pilot will be involuntarily assigned to such added

secondary lines.

Secondary line

criteria

SSC participation

20-D-2-c- Each pilot who preferences a secondary line

will be required to submit a list of schedule characteristics which he considers desirable. Secondary lines will be

constructed for each pilot awarded a secondary line taking

into consideration his prior schedule and the criteria he

has submitted. Lines will be constructed and awarded in

seniority order. The secondary line bidding and awarding

process will be administered with the direct participation

of The System Schedule Committee. In the event the

parties agree that additional pilots are required to assist in the process, ALPA and the Company will agree to the

number of pilots required and the trip drops which will be

allowed. Additionally, the Company will maintain

administrative control of the process including the

allocation of Crew Management Resources.

Page 202                                                                            Section 20-D-2-d

20-D-2-d- A pilot will not be awarded a secondary line if

he is not planned to be available for the full month, as

defined above.

20-D-2-e- Prior to releasing the content of a secondary

line to the pilot awarded that line, any assignment

revision, necessary to resolve conflicts with his prior

month's flying, will be accomplished.

Preference floater

reserve lines

20-D-3- Floater reserve lines will be available for

preferencing and may be awarded up to a maximum of twenty

percent (20%) (or six (6) lines, whichever is less) of the

reserves in each domicile, equipment and status.

Notwithstanding the 20% above, in no case will the Company

have less than one (1) floater reserve line in each domicile equipment and status. Those pilots awarded floater reserve

lines will have the opportunity to request a day off pattern from the crew desk and where possible their request will be

honored. A pilot initially awarded or assigned to a floater line shall not be eligible to be moved up to any other line. A pilot initially assigned to a floater reserve line during the line award process will be ineligible to be involuntarily assigned

(junior manned) to another open line unless all of the

following conditions are met:

20-D-3-a- The open line is a basic line of flying.

20-D-3-b- The pilot is available for the entire month, and

20-D-3-c- There is an available replacement pilot for the

vacated floater line. Such available replacement must also

be available for the full month.

20-D-4- Those pilots not having an awarded line at the

completion of the awarding process will be awarded the

highest numbered reserve line or lines as necessary in

inverse order of seniority.

Reserve mov-up

to full lines

20-D-5- Full lines which become available after the

completion of the monthly line awarding process may be

assigned to reserve pilots according to their monthly

preferences and seniority; except that any reserve who

desires to remain a reserve may, within forty-eight (48) hours after the completion of the initial awards, advise the

Company that he desires to keep his reserve assignment; in

which case he shall not be moved up under this provision. To be eligible to be moved up, a pilot must be available for a full month, as defined above.

Page 203                                                                      Section 20-D-6

Reserve mov-up

to partial lines

20-D-6- If, at any time, a partial line becomes available,

such partial line may be offered to reserve pilots who are

available for all of the flying, in seniority order. Trips

remaining unassigned after following the above procedure

will be assigned in accordance with Section 20-H.

Reassignment as

a result of

schedule error

20-D-7- Should a pilot's schedule be published which

contains an error which results in a pilot losing flying, he may be given, when the error is discovered, an assignment under

Section 20-F-1. The pilot's scheduled pay credit will be the greater of his original line of flying or his new line of flying assigned under this provision.

20-D-8-

20-D-8-a- If a pilot is awarded a line of flying which

requires overwater or INS qualifications and he is not so

qualified, he will be assigned the appropriate training so

as to be qualified whenever possible, in sufficient time to

allow him to fly his first trip sequence which requires such qualification.

Reserve will

receive necessary

training to be

qualifier for

overwater and

INS.

20-D-8-b- A pilot assigned a reserve line in an equipment

type and status and in an equipment domicile which has

trip sequences that require overwater or INS

qualifications, and he is not so qualified, he will be

assigned the appropriate training so as to be qualified

whenever possible.

Maintaining

special

qualification

20-D-8-c- Once a pilot is qualified, he shall be required

to maintain his qualification while holding an assignment

in an equipment domicile in which there are schedules

which require such qualification. Should the pilot be

assigned to an equipment domicile in which there is no

scheduled flying which requires such qualifications, he

may be required to maintain his overwater qualification.

Any pilot who is already qualified may, at his option, retain his qualification even if the Company does not require it.

20-D-9- A pilot's schedule assignment is an individual

assignment. Each pilot will fly his assigned trip sequence

unless deviation is permitted or required by the Company or

the application of this Agreement.

20-D-10- Trip segments, round trips or series of trips shall not be split apart from the configuration shown in the

Domicile Schedule Letter if so doing increases the manpower

requirement unless, the Company deems it necessary to

accomplish coverage.

Page 204                                                                             Section 20-E

20-E- Operational Experience Lines

Notwithstanding the provisions of Section 6-A-2 and Section

20-B-1-f, initial Captains and initial First Officers will be assigned designated Operating Experience ("OE") lines upon

completion of DENTK training. The Local Schedule

Committee(s) at the domicile(s) where such lines of flying will be assigned will select these designated "OE" lines each

month as part of the schedule preparation process. The "OE"

lines may include Initial Operating Experience (IOE) and

continue for the balance of the month in which training is

completed and for the subsequent month. Such designated

"OE" lines for this subsequent month will be assigned in

Seniority order. Lineholders preferencing such "OE" Lines will be restricted as follows:

LSC Designates

"OE" lines

20-E-1- The designated ''OE'' lines will be appropriately

identified by the Local Schedule Committee as to Captain or

First Officer ''OE'' lines at the time of posting or preferencing.

Original lineholder

reverts to reserve

when trips are

taken for OE

20-E-2- A pilot awarded a designated ''OE'' line of a like

status will revert to reserve only on the days he would have flown in that line, not including shaded days, and will not be available for involuntary TDY. The original lineholder may be required to fly such portion of the line not required for OE training. Such pilots will be given as much notice of their

reserve assignments as practical, with the understanding that early notice is preferable to strict FIFO compliance. Upon

arriving from a trip or returning from days off, the pilot may, at his request, be placed at the top of the FIFO list. Additionally,

the following provisions shall apply to those equipment

domiciles that have international lines of flying:

20-E-2-a- In equipment domiciles that have only

international trips, pilots originally assigned to OE lines

will be subject to the international rules for reserve

assignments.

20-E-2-b- In equipment domiciles which have both

international and domestic trips, 50% of the OE lines in

each pilot status will be identified and advertised as lines in which the originally assigned pilot will not be subject to assignments that are scheduled into his days off per

domestic reserve rules. Those pilots originally assigned to

the remaining 50% of the OE lines may be subject to

assignments as reserves into their schedule days off, as

provided under the international reserve rules. The.

Page 205                                                                    Section 20-E-2-c

Company will designate the lines at the time of

preferencing. If an odd number of OE lines exist, the odd

line will be identified as a domestic reserve line for days

off consideration. If only one OE line is available for

preferencing, it will be identified as international for

assignment purposes.

Original lineholder

may designate 6/7

HDO's

20-E-2-c- A pilot who is subject to assignment as a

reserve into his scheduled days off (International rules)

may designate any block of RDO's in this scheduled line

as holy days off (HDO's). This block may be up to a total

of six (6) consecutive days off (seven (7) consecutive

days off in a 31 day month). If the selected block does not

contain six/seven (6/7) HDO's, the pilot may move days

from any other block of RDO's in order to bring the total in the designated block to six/seven (6/7). The RDO's moved

must come from the front or back of selected block(s) of

RDO's

20-E-2-d- A pilot who is subject to assignment as a

reserve into scheduled days off (International rules) but

who may be removed from only part of the OE line, will

still designate a block of six/seven (6/7) days as HDO's as

though he would be on reserve for the entire month. This

designation must be made prior to the beginning of the OE

month. The pilot will fly the published line trips unless

removed, at which point he will pick up the remaining days

off sequence in the line.

20-E-2-e- The Company will not assign an international

trip assignment to an OE reserve that disrupts his RDO

unless he is the only reserve available for the assignment.

20-E-2-f- If an OE reserve is worked into one or more of

his RDO's, he shall have the days off restored in

accordance with Section 3-E-7 of the International

Supplement.

20-E-3- At the time of preferencing, a pilot preferencing an

"OE" line shall have the opportunity to indicate whether he

prefers to fly the line (as opposed to being removed from the line under this provision). Such preference will be taken into consideration in seniority order when "OE" lines are assigned to newly transitioned pilots.

Page 206                                                                        Section20-E-4

Pay for giving up

of line

20-E-4- A Pilot awarded an "OE" line who is removed from

all or part of the line will be paid his line value including legal inbounds plus three (3) hours override or eighty-four (84)

hours (up to eighty-six (86) hours in a flex month), whichever is greater, for relinquishing his line. In the event of a full line move-up only the pilot inconvenienced as per paragraph 20-

E-2 above will receive the pay provisions of this paragraph.

Must have 100

hours to be

awarded OE line

20-E-5- First Officers preferencing a Captain "OE" line and

Captains preferencing a First Officer "OE" line must have

completed a minimum of one hundred (100) hours in that

assignment to be eligible to be awarded such "OE" lines.

20-E-6-

20-E-6-a- If a Captain is senior enough to be awarded a

primary line of flying through preferencing upon his

activation into his initial Captain assignment, and if he

does preference and is awarded such a line, that line shall

become his "OE" line.

20-E-6-b- If a First Officer is senior enough to be

awarded a primary line of flying through preferencing upon

his activation into his initial First Officer assignment, and if he does preference and is awarded such a line, that line

shall become his "OE" line providing that the Captain

holding the line has completed a minimum of 100 hours in

that assignment.

20-E-7- A pilot who has completed any transition training

may, with his concurrence, for the remainder of the month

and the next full calendar month, be assigned out of reserve

FIFO order open trips with a Captain or First Officer, as

appropriate, who has a minimum of one hundred (100) hours

in type.

20-E-8- Whenever a pilot, who has been removed from his

line, is available without disruption to an assignment(s)

already given, the Company will attempt to return the pilot to the trip(s) in his original line if the trip(s) is not needed for

"OE".

Pick-up of flying

by displaced OE

lineholder

20-E-9- When a pilot is removed from all or part of his line under this paragraph, the Company will make available to the pilot, until 28 hours prior to the first day of each reserve period, known open flying which is available on those days

the pilot converts to reserve status and also flying which

becomes open during the pilot's reserve available days. The

pilot may pick up such open flying as follows:.

Page 207                                                                         Section 20-E-9-a

20-E-9-a- If the pilot desires to pick up open flying which

would be scheduled during this current period of work

days, or if he is on days off at the time of the transaction and desires to pick up open flying scheduled during his

next period of work days, he will be allowed to pick up:

20-E-9-a-(1) Any trip that begins on the first day of

availability after scheduled days off, or

20-E-9-a-(2) Any trip or combination of trips that

completely fills all available work days in that period of

availability, or

20-E-9-a-(3) Any trip that ends on the last day of

availability (except that a pilot qualified and available

to be assigned under international reserve rules must

have OPBCM concurrence), or

20-E-9-a-(4) With OPBCM concurrence, a combination

of trips, one beginning on the first day of availability

and another ending on the last day which together do

not fill all available work days.

This provision shall not prevent the Company from assigning the pilot a reserve assignment(s) pursuant to paragraph 2 above, on all remaining unassigned reserve work days.

20-E-9-b- If the pilot is picking up open flying to place in a period of available work days that are in the future,

beyond the periods described above, he may fill those

blocks of available work days in any order; however, he

must pick up enough open flying to fill all available work

days in a selected block.

Displaced pilot

OE reserve

assignments over

month-end

20-E-10- The following rules will apply to reserve

assignments over month end whenever an OE reserve pilot is

involved.

20-E-10-a- Such assignments will first be given to regular

reserves.

20-E-10-b- Such assignment will next be given to eligible

OE reserve pilots for whom the assignment will not cause

a repair in the subsequent month. (It will remain the pilot's option to exceed the allowable scheduling cap.)

20-E-10-c- Such assignments will lastly be given to

eligible OE reserve pilots for whom a repair is required in

the subsequent month. The assignment in this case may

extend into the subsequent month only for a number of

days no greater than the original days of carry over of the

last trip scheduled in the original OE line of flying.

Page 208                                                                          Section 20-E-11

Trip trading by

pilots on OE lines

20-E-11- The following rules will apply to pilots assigned OE lines when trip trading with open flying.

20-E-11-a- A newly qualified pilot who is assigned an OE

line for consolidation of training will not be permitted by

OPBCM to trade, pick-up or drop trips in that line.

20-E-11-b- The pilot assigned to the "companion" line;

i.e. the assigned Captain on a First Officer OE line or the

assigned First Officer on a Captain OE line, will not be

subject to any special restrictions on their trading,

dropping or picking up trips.

20-E-11-c- If a pilot awarded an OE line is not removed

from his awarded line prior to the beginning of the OE

month, he will be permitted to trade, pick up or drop trips

only if the changes do not affect the line after the date on which he is planned to be removed from that line. For this

purpose, the pilot will be advised by OPBCM of the date

that he is planned to be removed from the awarded line,

upon his inquiry.

20-E-12- If, due to unforeseen circumstances, the

designated "OE" lines for a month are insufficient for all pilots requiring "OE", those pilots not assigned an "OE" line may be assigned out of reserve FIFO order open trips with a Captain or First Officer, as appropriate, who has a minimum of one

hundred (100) hours in type. Each initial assignment made to reserves under this paragraph will either be (1) a complete

published sequence or (2) a portion of a single published

sequence or (3) any sequence to which a complete crew is

assigned as a unit.

20-E-13- A pilot who has completed transition training and

is not senior enough to be awarded a line of flying under

paragraph 20-E-6 above, need not be assigned to an "OE"

line if he has a known absence and/or the pilot has not

completed his IOE on or before the 15th of the month. In

either circumstance, the pilot may be assigned trips as

described in Paragraph 20-E-10, above.

20-F- Assignment or Reassignment

Assignment limitations contained in this Paragraph are

waivable with pilot concurrence.

20-F-1- At Home Domicile

When a pilot assigned to a line of flying, loses at his home domicile a trip sequence or originating portion thereof which.

Page 209                                                                       Section 20-F-1-a

appeared in his assigned line of flying due to illegality, being out of position, cancellation, consolidation or equipment

substitution, he may be assigned or reassigned by the

Company as follows:

Loss of

assignment prior

to report at home

domicile

suspension of

UAL operation

20-F-1-a- If he is advised of the loss of his assigned

flying prior to reporting to the airport for such flying, the

Company shall at that time exercise one of the following;

except that if the loss of his assigned flying is due to the suspension of United's operations at the domicile the

Company shall exercise one of the following within two (2)

hours after operations are resumed:

20-F-1-a-(1) He may be required to deadhead to any

point to connect with the remainder of his scheduled

assignment.

Telephone

available 4 hours

prior to original

departure

20-F-1-a-(2) Require him to be telephone available for

a period not to exceed four (4) hours for a potential

flight assignment; such four (4) hour period shall be

subsequent to the legal rest and within the period of

the trip sequence which he lost, except that the period

may start up to four (4) hours prior to the scheduled

departure of the trip lost.

20-F-1-a-(3) Give him a flight assignment (possibly

including deadheading to accomplish the balance of his

assigned trip) which falls within the limitations

specified in Section 5-G-1-a-(1); including assignment

under Section 8-L-6.

Reassignment

cannot depart

prior to 1800 or 3

hours earlier than

original departure

time

20-F-1-a-(4) Any flight assignment given under this

Paragraph F-1 including deadheading, cannot be

scheduled to depart prior to 1800 or three (3) hours

before the pilot's originally scheduled departure,

whichever is earlier.

20-F-1-a-(5) Require him to report to the airport for a

four (4) hour standby assignment and potential flight

assignment; such four (4) hour standby assignment to

commence at the scheduled departure time of the trip

sequence he has lost. Any flight assignment given the

pilot during this four (4) hour standby period must fall

within the limitations specified in sub-paragraph 20-F-1-

c below, based on his duty time for the standby

assignment.

20-F-1-a-(6) Relieve him from responsibility for

assignment under the provisions of this Paragraph F.

Page 210                                                                         Section 20-F-1-b

Loss of

assignment after

report to home

domicile

20-F-1-b- If he is advised of the loss of his assigned

flying after reporting to the airport, the Company shall

exercise one of the following within two (2) hours of the

time he was advised of the loss of his assigned flying;

except that if the loss of his assigned flying is due to the suspension of United's operations at the domicile, the pilot may be released from duty and the Company shall

exercise one of the following within two (2) hours after

operations are resumed.

20-F-1-b-(1) He may be required to deadhead to any

point to connect the remainder of his scheduled

assignment.

20-F-1-b-(2) He may be reassigned other flying within

that duty period which falls within the limitations

specified in sub-paragraph 1-c below (including

deadheading to accomplish the balance of his assigned

trip).

20-F-1-b-(3) He may be reassigned other flying which

falls within the limitations specified in Section 5-G-1-a-(

1) after being given a legal rest; including assignment

under Section 8-L-6.

20-F-1-b-(4) Require him to be telephone available for

a period not to exceed four (4) hours for a potential

flight assignment; such four (4) hour period shall not

commence prior to his receiving a legal rest

subsequent to being released from duty.

20-F-1-b-(5) Relieve him from responsibility for

assignment under the provisions of this Paragraph F.

20-F-1-c- Any reassignment given a pilot under the

provisions of sub-paragraph 20-F-1-a or 20-F-1-b above

must comply with all of the following limitations:

20-F-1-c-(1) The pilot's total scheduled on duty period

must comply with reassignment provisions of Section

5-G-2-a-(1).

20-F-1-c-(2) Any reassignment cannot be scheduled to

interfere with the next scheduled calendar day off

appearing in the pilot's assigned line of flying.

Optional hotel

when

reassignment is 2

turnarounds vs.

mult-duty period

assignment

20-F-1-c-(3) If a reassignment produces an additional

"layover(s)" at the pilot's domicile during the period of

his original assignment, the pilot shall, upon request,

be provided a local hotel room.

20-F-1-c-(4) If the reassignment given is scheduled to

interfere with the outbound portion of the next trip.

Page 211                                                                      Section 20-F-1-d

sequence appearing in the pilot's assigned line of

flying, the loss of such next trip sequence shall not

subject him to reassignment under this Paragraph F,

except that the pilot may be positioned to fly a portion

of his scheduled trip.

20-F-1-c-(5) If the reassignment given was not

scheduled to interfere with the outbound portion of his

next trip sequence, but if the actual operation does

interfere, the loss of such trip sequence shall not

subject him to reassignment under this Paragraph F,

except that the pilot may be positioned to fly a portion

of his scheduled trip.

20-F-1-d-

20-F-1-d-(1) If a pilot is assigned a telephone

availability or standby period and no assignment is

made, the pilot is relieved of responsibility under this

Paragraph F-1.

20-F-1-d-(2) Once a pilot is reassigned flying as

provided in this Paragraph F-1 a subsequent loss of

that flying will not subject him to further assignment

under this Paragraph 20-F-1, except that the pilot may

be required to complete a portion of his original

scheduled trip sequence which is operating and for

which he is legal.

20-F-2- Away From Home Domicile

Loss of

assignment after

leaving home

domicile and

reassignment

provisions

Return home

within 16 hours / 8

hours into day off

Complete original

Schedule

When a pilot assigned to a line of flying or a reserve assigned a trip pairing loses any portion of an assigned trip pairing beyond the originating segment, he may be reassigned to

other known open flying, including deadheading to such

flying, provided such trip or trips is scheduled to return him to his home domicile within sixteen (16) hours of his originally scheduled arrival at his home domicile and provided further

such assignment does not extend more than eight (8) hours

into a pilot's calendar day off. A pilot reassigned other known open flying due to the loss of a portion of his scheduled flying may subsequently be required to complete a portion of his

original scheduled trip sequence which is operating and for

which he is legal.

Reassignment

away from home

due to weather

20-F-2-a- In the event, that due to weather, a pilot cannot

return to his domicile at the end of the last scheduled duty period of a trip sequence and is, therefore, required to

layover at an airport other than an airport serving his

domicile as listed in Section 5-G-1-b-(3); he may.

Page 212                                                                        Section 20-F-2-b

subsequently be assigned to any known open flying which

will expediently return him to his domicile, notwithstanding the sixteen (16) and eight (8) hour time limits contained in

Section 20-F-2 above. In no case, however, will such pilot

be reassigned flying which would return him to his

domicile more than eighteen (18) hours later than his

scheduled return, without his concurrence.

20-F-2-b- A pilot who is required to remain at a non-crew

domicile location to protect equipment that is

unserviceable for mechanical reasons will be assigned to

fly the equipment to the location where it is to be utilized.

Under this provision, return of the pilot to his domicile

must not exceed by more than twenty-four (24) hours the

time which his assignment when he left his home domicile

was scheduled to return him to his home domicile.

Cessation of UAL

operations and

reassignment to

expedite return

home

20-F-2-c- Notwithstanding sub-paragraph 2-b above, a

pilot who has lost all or portion of a trip(s) he was

scheduled to fly and is unable to return to his domicile as

a result of the cessation of United operations, either at his domicile or at the airport at which he lost his scheduled

flying, may, when operations are resumed, be reassigned

to other known open flying which will expediently return

him to his domicile, otherwise, he may be assigned to

deadhead to his domicile.

Charter and ferry

Reassignment

20-F-2-d- Any pilot assigned a charter or ferry trip

sequence that requires a subsequent revision may be

required to complete the revised itinerary to an on-line

station where relief can be provided. Any such revised

assignment must be scheduled in accordance with the

provisions of Section 5 and must return the pilot to his

home domicile within sixteen (16) hours of his originally

scheduled arrival time and provided further such

assignment does not extend more than eight (8) hours into

a pilot's calendar day off.

20-F-2-e- If the reassignment given above interferes with

the pilot's next scheduled trip sequence, the loss of such

next scheduled trip sequence shall not subject him to

reassignment under Paragraph 20-F-1-a or 20-F-1-b,

except that the pilot may be positioned to fly a portion of

his scheduled trip.

20-F-3- Trip pairings which are scheduled to operate over a

month-end from "Month A" into "Month B" may be revised at

any time prior to the closing of schedule preferencing for

"Month B".

Page 213                                                                          Section 20-F-4

Notice for trips

over mont-end

Complete information on these revisions will be made public

and will be available at all domiciles so that pilots may

consider the effect of the changes when preferencing

schedules for the following month. Any month-end pairing

revisions which are not available at each domicile prior to

1200 noon (local time) on the day before schedules close

must be made under the provisions of Section 20-F-1. (In the event that a month-end pairing becomes involved in a change

under Section 20-F-4 below, that change shall not be subject to the provisions of this sub-paragraph, but shall be subject only to the provisions of Section 20-F-4).

Schedule changes

after posting

20-F-4- Notwithstanding the provisions of 20-F-1, 20-F-2,

and 20-F-3 above, when a trip sequence(s) is (are) cancelled or modified as a result of a change made to the applicable

airline system schedule after pilot schedules are posted for preferencing, the schedules may be awarded as posted and

the affected pilots may be assigned other flying as follows:

Changes to

minimum number

of lines

20-F-4-a- The changes to lines of flying will be limited to

the fewest number of lines consistent with efficient

scheduling and those affected pilots will be notified as

soon as possible after the changes are made.

Same days

20-F-4-b- The primary effort will be to assign the revised

pairing on the same day(s) the pilot(s) was scheduled to

fly. No revised lines may exceed the applicable monthly

flight time cap provided in Section 5.

Pilot hotel option

at home domicile

20-F-4-c- If a reassignment produces an additional

"layovers" at the pilot's domicile during the period of his

original assignment, the pilot shall, upon request, be

provided a local hotel room.

Telephone

Availability

Assigned on work

days not

previously

reassigned

20-F-4-d- A pilot who is assigned a line with fewer duty

periods than were contained in his original line may, at the time of initial notification of the revision, be given Section

20-F-1-a-(2) assignments on days he was originally

scheduled to fly. The Company will make such

assignments available as far in advance as possible.

Lineholder

reassigned to

reserve

20-F-4-e- Should the schedule change result in a

reduction of flying at the domicile equivalent to one line of flying or more, any pilot who loses all of his flying may be assigned a reserve line which will retain the days off he

had in his original line. Such reserve shall be put on the

FIFO list ahead of all other reserves after each day off and.

Page 214                                                                           Section 20-F-4-f

shall be available for assignment during the first

assignment period each day.

SSC consultation

20-F-4-f- The System Schedule Committee shall be

afforded the opportunity to consult with and make

recommendations on schedule revisions made under the

provisions of this Paragraph 20-F-4.

More than 5% of

the lines changed

20-F-4-g- No more than five percent (5%) of pilot

schedules will be subject to reassignment under this

provision in any one month. Should an occasion arise

which requires revision to more than five percent (5%) of

schedules, all reassignments must be made under the

provisions of Section 20-F-1.

SSC consultation

20-F-4-h- Notwithstanding the five percent (5%) limit

above, in the event of a major disruption to service

outside of the Company's control (such as that created by

the 1981 Air Traffic Controller's strike), the Company may

revise schedules to the extent necessary to maintain the

highest level of service possible. In such event, the

Company will work closely with the pilot members of the

System Schedule Committee to insure that passenger

schedule integrity is maintained without imposing

unnecessary disruption on pilots' schedules.

20-G- Open Flying

20-G-1- Pilots who desire open flying shall advise the

Company. The following information will be furnished by the

pilot: his status and equipment type, priority rating, days

available for open trip(s), as well as the amount of flight time desired. A pilot shall request the Company to remove his

name when he no longer desires open flying.

20-G-2- Open flying being covered will be described by the

system crew scheduler at the time of assignment. If such

assignment is revised at any time prior to initial scheduled departure of that assignment, the crew scheduler will notify the pilot involved as soon as possible.

May combine

open trips

assignment

20-G-3- In the assignment of open flying, trips may be

combined with other open trips at any location at the time of original assignment..

Page 215                                                                        Section 20-G-4

Open trips

assignment up to

28 hours

Early assignment

20-G-4- An open trip shall be considered to be still open

until twenty-eight (28) hours before scheduled departure, or until assigned to a pilot, whichever is later; except that an open trip may be assigned to a PI at any time. An open trip

may be assigned at any time during the twenty-eight (28)

hour period preceding scheduled departure time, however, it

shall be considered desirable to assign such trips as soon as practicable. When there is an open trip scheduled to depart,

or be assigned during normal rest hours (in general from

2100-0600 local time), the pilot who will be assigned the trip shall be assigned twelve (12) hours or more prior to its

scheduled departure, when possible.

20-G-4-a- If, because of irregular operations, an

assigned pilot, when away from his home domicile is in

position to fly his regularly scheduled trip after it has been assigned as an open trip, he will be entitled to return to

that trip, unless he is involved with a conflicting

assignment and such assignment cannot be covered by

the pilot assigned his scheduled trip.

Lineholder must

advise crew desk

14 hours prior to

trip departure in

returning from

sick leave

20-G-4-b- Notwithstanding the twenty-eight (28) hour

provision of this sub-paragraph G-4, a pilot assigned to fly a schedule who has been on sick leave shall be entitled to

fly his scheduled trip only if he advises the crew desk

fourteen (14) or more hours prior to the scheduled

departure of the trip that he has obtained or plans to

obtain his return to work medical release.

20-G-5- If it becomes apparent that an inbound crew cannot

make their connection with time to provide for adequate

preparation, a crew may be called for protection of the trip.

20-G-5-a- Once a crew has been called for such

protection, such crew will fly the protected trip if sufficient time, as outlined below, does not exist. In the event a

sufficient time interval has developed to allow the original crew to make their connection, it will be the prerogative of the original crew to fly their scheduled trip, unless a

legality problem has been created.

20-G-5-b- Every effort will be made to advise the inbound

crew of the plan regarding protection. (Note: "Sufficient

time" as outlined herein shall mean not less than thirty

(30) minutes.).

Page 216                                                                             Section 20-G-6

20-G-6- Assignment of pilots to trips will be made based on

the scheduled or planned departure times of the trips at the time of the assignment. Subsequent changes in departure

time of trips will not change assignments unless additional

irregularities in crew assignments will result.

20-G-7- A pilot who is deadheaded to another station to fly a particular trip, included under Section 8-L-6-a of the Pilots'

Agreement, will be assigned that trip at the time of leaving his home domicile. A pilot assigned a trip under Section 8-L-6-

b shall be considered assigned upon notification of the

assignment.

Minimum rest at

home prior to

junior manning

Specific release

from duty to

commence rest

20-G-8- A pilot may not be given an assignment as junior

man available or as the only reserve available with less than ten hours and forty-five minutes (10:45) free from duty at his home domicile; except, a pilot may be given an assignment

as junior man available or as the only reserve available as

part of a previously scheduled duty period, provided such

assignment can be made within the limitations of the

previously scheduled duty period. A pilot who is given an

assignment as the only reserve available as part of a

previously scheduled duty period will not be given a

subsequent assignment under the provisions of this sub-paragraph, without his concurrence, and must be given legal rest at his home domicile following the assignment. In the

application of this sub-paragraph, a pilot, upon completion of an assignment, will be specifically advised if he is not

released from duty and is not commencing a rest period.

20-G-9- When a trip terminates at other than the scheduled

airport serving a metropolitan area (i.e., JFK/EWR/LGA, BWI/

IAD/ DCA, ORD/MDW, SEA/BFI, SFO/SJC/OAK, LAX/ONT/

BUR, MIA/PBI/FLL) and:

20-G-9-a- Movement of the equipment to the scheduled

airport is expected within three (3) hours of arrival at the alternate or positioning of the equipment at the alternate

airport is desired after unloading, the inbound crew will be assigned to accomplish such movement or positioning

unless the crew scheduler, knowing that such assignment

will cause the inbound crew to be illegal for their turn trip,

or illegal for their next assigned trip, can specifically

release the inbound crew. Duty time limitations specified

in Section 5-G-2-a-(1) shall not be exceeded.

20-G-9-b- Movement of the equipment to the scheduled

airport is expected beyond three (3) hours of arrival at the alternate airport, the inbound crew will be released as.

Page 217                                                                     Section 20-G-10

soon as possible after any necessary equipment

positioning at the alternate airport and protection for

moving the airplane to the scheduled airport will be

accomplished in accordance with open trip coverage at

the domicile.

20-G-10- Charter Flying

20-G-10-a- Notwithstanding the provisions of Section 20-

H, a particular pilot(s) may, on a voluntary basis, be

assigned by the Company to a charter in order to comply

with the needs and desires of the charterer.

Restoration of

days off

20-G-10-b- If a pilot assigned a charter under sub-paragraph 20-G-10-a above is a lineholder, and if the charter assignment results in a loss of days off below the

minimum days off, the number of days needed to restore

the minimum days off will be provided in the current

month, if possible, or if not possible, in the following

month.

20-H- Open Trip Coverage At Domiciles

All open trips occurring at or assigned to a pilot domicile will be covered in the following order:

20-H-1- Open flying may be assigned to a pilot who has lost

his scheduled flying in accordance with Paragraph 20-F of

this Section.

Mak-up of ALPA

flight pay loss

20-H-2- Open flying will be offered to those pilots who have dropped flying to attend an MEC meeting or a meeting scheduled with the Company which was later cancelled or rescheduled. This provision shall be used to offset billings to the Association for the dropped trip(s) when the pilot is not returned to the trip originally dropped for ALPA business.

Mak-up for ANP

20-H-3- Open flying will be offered to home assigned pilots

in the status and equipment type involved who have

voluntarily dropped trips for personal reasons or are picking up time for the application of Section 13-A-2, in the following manner:

20-H-3-a- The flying will be offered in seniority order to

the pilots who request it.

20-H-3-b- Such flying will not be offered to a pilot if it will disrupt his assigned schedule for the current or

succeeding month or project him over eighty-one (81)

actual hours (over to eighty-three (83) actual hours in a.

Page 218                                                                        Section20-H-4

flex month) in either month or reduce him below twelve

(12) days off in a thirty (30) day month or thirteen (13)

days off in a thirty-one (31) day month, (fourteen (14) days off for Shuttle) in either month.

20-H-4-

Mak-up for

ALPA flight pay

Loss

20-H-4-a- Open flying will be offered to those pilots who

have dropped flying for ALPA duties. Such open flying

picked up shall be used to offset billings to the

Association.

PI open flying

20-H-4-b- Open flying may be offered to Pilot Instructors

picking up open flying under the provisions of Letter of

Agreement 89-2.

20-H-4-c- Open flying will be offered in seniority order to

pilots requesting it under this subparagraph.

20-H-5-

Pic-up of

additional monthly

flying

Open flying may be offered to home assigned lineholder

pilots in the status and equipment type involved who have

indicated a desire to volunteer for open flying in order to

increase their pay projection. Flying shall be offered in

seniority order among those requesting it. Assignment under

this provisions shall not project the pilot over eighty-one (81)

actual flight hours (over to eighty-three (83) actual flight hours in a flex month) in the current or succeeding month nor reduce him below twelve (12) days off in a thirty (30) day

month or thirteen (13) days off in a thirty-one (31) day month,

(fourteen (14) days off for Shuttle) in either month.

20-H-6- Open flying may be offered to flight management

personnel who are on the Pilots' System Seniority List.

Management flying under this provision shall not be on a

displacement basis.

20-H-7- Open flying may be assigned to a reserve who is on

standby basis in accordance with Section 5-G-5 of this

Agreement.

--6

reassignment to

prevent double

deadhead

20-H-8- Open flying may be assigned to a visiting reserve

pilot, in the status and equipment type involved, who is not assigned to fly a return trip and the assignment is scheduled to return the pilot to his home domicile without exceeding the limitations specified in Paragraph 20-F of this Section. Pilots assigned under Section 8-L-6 may be reassigned under this

priority to prevent a double deadhead.

Page 219                                                                        Section 20-H-9

Misconnecting of

inbound crew

reassignment

Return home

within 16 hours or

8 hours into day

off

20-H-9- If the open trip is created because an inbound crew

will not connect to their assigned sequence because of

delays, illegality or cancellation, coverage of their trip may be provided by assigning it to another crew for whose flying the misconnecting crew is legal. The assignment must also

return him to his home domicile within sixteen (16) hours of his originally scheduled arrival time and must not extend

more than eight (8) hours into his day off, except with pilot concurrence or as otherwise provided in Paragraph 20-F-2 of

this Section.

Misconnected

trade rules

Following is the order of consideration under this Paragraph:

20-H-9-a- Trade with any crew who can accomplish the

flying without impact on their remaining scheduled trip

sequences.

20-H-9-b- Trade with any crew to avoid a delay or further

delay in the departure of the open trip, provided reserve

coverage would cause a greater delay.

Home reserve

Assignment

20-H-10- Open flying will be assigned to home reserve pilots in the status and equipment type involved.

Open flying may

be assigned to

reserves under -

-6

20-H-11- Open flying may be assigned to a reserve pilot in

equipment type and status from another domicile under the

provisions of Section 8-L-6.

20-H-12- Open flying may be assigned to home reserve

pilots in the status and equipment type involved who have

previously been assigned, if the planned departure time of

the open flying being covered is earlier than the planned

departure time of the originally assigned trip. In the

application of this Paragraph, the reserve pilot who is legal and who is assigned to the latest departure will be moved up and assigned to the unanticipated earlier departure.

20-H-13- Open flying will be assigned to visiting reserve

pilots in the status and equipment type involved who are not assigned to fly a return trip.

Senior/Junior

Manning

20-H-14-

20-H-14-a- Open flying may be assigned in the following

order to pilots at the domicile in the status and equipment

type involved who are available and qualified. No pilot will be obligated to accept any flying offered under this

provision.

Page 220                                                                        Section 20-H-14-b

20-H-14-a-(1) Trips will be offered in seniority order to

pilots who have indicated to OPBCM that they desire to

be notified of open flying and:

20-H-14-a-(1)-(a) Whose schedules will be legal

after the trip is assigned, or

Senior manning

schedule

adjustment

Limitation of duty

period plus 1 for

trip drop

20-H-14-a-(1)-(b) Whose schedules can be made

legal after the trip is assigned with a trip drop(s)

where the total number of duty periods dropped

does not exceed the number of duty periods added

by more than one. If there is a choice of trips with

an equal number of duty periods that can be

dropped to make the line legal, the trip(s) to be

dropped will be mutually agreed upon by the pilot

and the crew scheduler. If agreement cannot be

reached, the offer of open flying will be withdrawn.

Junior manning

schedule

adjustment

20-H-14-a-(2) Trips will be offered, in inverse order of

seniority, to pilots whose schedules are legal, or can be

made legal, in accordance with the provisions of sub-paragraphs

(1)-(a) and (b) above.

Mutual agreement

for senior

manning drop

No limitation on

duty period for trip

drop

20-H-14-a-(3) Notwithstanding the provisions of sub-paragraphs

(1)-(a) and (b) above, trips will be offered

in seniority order to pilots who have indicated to

OPBCM that they desire to be notified of open flying

and whose schedules can be made legal after the trip

is assigned. If there is a choice of trips that can be

dropped to make the line legal, the trip(s) to be

dropped will be mutually agreed upon by the pilot and

the crew scheduler. If agreement cannot be reached,

the offer of open flying will be withdrawn.

20-H-14-a-(4) Notwithstanding the provisions of sub-paragraph

20-H-14-a-(1)-(a) and 20-H-14-a-(1)-(b)

above, trips will be offered in inverse order of seniority

to pilots whose schedules can be made legal after the

trip is assigned.

Sr/Jr manning pay

credit

20-H-14-b- The flight pay credit projection of a pilot's line of flying who accepts a trip under this provision will be the value of his line immediately before or immediately

following the trip assignment and repair of his line, if any,

whichever is greater. Additionally, the pilot's actual

projection will be adjusted to reflect the value of his actual hours flown.

Page 221                                                                       Section 20-H-14-c

Incentive Pay

20-H-14-c- A pilot who accepts and actually departs on

an assignment under this provision will receive incentive

pay in accordance with Section 3-B-7-c of the Agreement.

20-H-14-d- A pilot who is assigned a trip with a planned

departure time within nine (9) hours of the planned

departure time of the trip to be covered shall not be

considered to be available under this provision. If no pilots are available in this category, the assignment will be made

to the most junior pilot in the status and equipment type

involved regardless of the planned departure time of his

next scheduled trip.

NOTE: A pilot is not available if his monthly projection

cannot be reduced below eighty-one (81) actual hours

(below eighty-three (83) actual hours in a flex month) (or

his projection, if higher) or his monthly minimum days off

cannot be restored. Additionally, a Shuttle pilot is not

available if his schedule cannot be restored to at least 14

days off.

20-H-15- With pilot concurrence, open flying may be

assigned to a pilot who is legal, qualified and in position, or who can be positioned, to accomplish the desired operation

in a timely manner.

20-H-16- Should a lineholder be required to take sick leave

for a trip which he has been assigned under the provisions of this Section 20-H, he shall be eligible for paid sick leave for that trip under the same provisions and conditions as if the trip were part of his scheduled line at the time it was

awarded.

20-I- Open Trip Coverage At Non-Domiciles

All open trips at non-domiciles will be covered in the following order:

20-I-1- Open flying may be assigned to a pilot who has lost

his scheduled or assigned flight(s), providing such

assignment will position him to continue his assigned

scheduled sequence of trips or return him to his home

domicile within the limitations of Paragraph 20-F-2 of this

Section.

Page 222                                                                            Section 20-I-2

20-I-2- Open flying may be assigned to a pilot at that

location or at some other location who was not assigned to fly a return trip, if the assignment is scheduled to return the pilot to his home domicile without exceeding the limitations of

Paragraph 20-F-2 of this Section. Home domicile for a

Section 8-L-6 assigned pilot is his actual domicile and not the domicile from which the trip sequence was scheduled to

originate.

Open trip

coverage at no-

domicile

20-I-3- If the open trip is created because an inbound crew

will not connect their assigned sequence because of delays,

illegality or cancellation, coverage of their trip may be

provided by assigning it to another crew, for whose flying the misconnecting crew is legal. Any assignment under this

provision must not interfere with either crew's next scheduled sequence of trips out of their home domicile and must return the pilots involved to their home domicile within sixteen (16)

hours of their originally scheduled arrival time and must not extend more than eight (8) hours into a scheduled day off

except as provided in Paragraph 20-F-2 of this Section.

Following is the order of consideration under this Paragraph:

20-I-3-a- Trade with a crew from the same domicile as

the misconnecting crew.

20-I-3-b- Trade with a crew from some other domicile.

20-I-4- If time permits deadheading on-line, assign the open trip to a domicile for coverage.

20-I-5- Assign the open flying to a pilot who can accomplish the operation without any disruption of his assigned flying

sequence other than deadheading or rest periods.

Only man

qualified at no-

domiciles

20-I-6- Open flying may be assigned to a pilot who is the

only man legal, qualified and in position, or who can be

positioned, to accomplish the desired operation. Without pilot concurrence, assignment under this sub-paragraph 6 must

not delay the pilot's return to his home domicile more than

sixteen (16) hours beyond the time his assignment when he

left his home domicile would normally return him to his home domicile or more than eight (8) hours into his next scheduled day off except as provided in Paragraph 20-F-2 of this

Section.

20-J- Scheduling of Reserve Crews

20-J-1- General.

Page 223                                                                        Section 20-J-1-b

20-J-1-a- Standby Lists

20-J-1-a-(1) Reserves shall be placed on a one (1) day,

two (2) day, three (3) day, or four (4) or more day

availability list in accordance with the number of days

available for reserve assignment remaining before their

next scheduled unavailable days.

Legal rest for

reserve who

reports but does

not fly

Option to remain

at top or bottom of

list

20-J-1-a-(2) A reserve who reports for an assignment

but does not fly and is released will be entitled to a

legal rest and may at his option remain at the top or

revert to the bottom of the appropriate list.

20-J-1-b-

20-J-1-b-(1) Reserve crew members will be assigned

open flying or standby on a first-in first-out rotation with other reserves in their status and equipment type in the

following manner:

Duty Period                       Periods Available

                    1             2                   3         4 or more

1                   X            O                  O              O

2                   X            X                  O              O

3                   X            X                  X              O

4 or more         X            X                 X               X

Position a reserve

to fly his line

20-J-1-b-(2) If reserve coverage is available, reserve

rotation will be modified to permit a pilot currently

assigned as a reserve to be in position to legally fly the

initial trip in his awarded line, unless such positioning

will cause interruption of a lineholder's schedule or a

reserve's time off pattern.

Reserve route

check and FIFO

modification

20-J-1-b-(3) Provided the pilot receives at least forty-eight (48) hours notice, reserve rotation may be modified to enable a reserve pilot to accomplish an en

route check by a check airman. With pilot concurrence,

the forty-eight (48) hour notice requirement may be

waived.

Reserve on TDY

may request top

of FIFO list

20-J-1-b-(4) Reserve rotation may be modified to allow

a reserve pilot assigned under Section 8-L-5 to

voluntarily be placed at the top of the appropriate FIFO

list upon reporting for his temporary duty assignment

and upon returning from any flight assignment during

the temporary duty period.

Page 224                                                                      Section 20-J-1-c

Procedure for

assigning reserve

as PC fil-ins

20-J-1-b-(5) Notwithstanding the provisions of

Paragraph 20-J-1-b-(1) above, when a line reserve fill-in for PC/PT's is required, such fill-in will be selected as follows:

20-J-1-b-(5)-(a) A reserve will be sent from the

same domicile as the rest of the crew, if available,

without jeopardizing other coverage. Otherwise, a

reserve will be sent from any other domicile where

adequate coverage is available, giving

consideration to maintaining an equitable

distribution among domiciles.

20-J-1-b-(5)-(b) No reserve will be assigned to

more than one (1) fill-in during any single month,

unless all other available reserves at that domicile

have already received one or more such

assignments.

20-J-1-b-(5)-(c) No reserve will be given more than

three (3) fill-in assignments during any consecutive

six (6) month period, if the reserve advises the

Company of this fact at the time of assignment;

unless no other reserve with fewer assignments is

available on the system.

20-J-1-c- In the event that a reserve pilot deadheads to

his home domicile on a trip being flown by another reserve

pilot of the same domicile who has the same number of

days available, the deadheading pilot shall take his

position on the first-in, first-out list ahead of the pilot flying the trip.

20-J-1-c-(1) When a pilot returns to reserve

assignment from a schedule assignment, he shall, for

the purpose of determining his first-in, first-out

position, be considered to have arrived exactly at

midnight beginning the day when the reserve

assignment began and will be available for duty. In the

event more than one pilot becomes available for

reserve at the same time, their relative position on the

first-in, first-out list shall be determined by their arrival time at home after their last flying assignment. In any

case, a pilot beginning a reserve assignment will take a

position on the appropriate first-in, first-out list behind

any continuing reserve who is already positioned.

Page 225                                                                     Section 20-J-1-d

0600 departure

following

vacation, leave or

training

Return from sick

leave training of 4

days or less

20-J-1-c-(2) A pilot on reserve shall not be required to

report for duty to fly or deadhead on a trip which is

scheduled to depart from his home domicile prior to

0600 local domicile time on the day following his

vacation, leave or training of five (5) days or more. A

reserve returning from sick leave will resume his

reserve assignment upon release for duty by the

Medical Department. A reserve involved in training

assignments of four (4) days or less will be available

after any required rest periods.

20-J-1-d- A reserve will progress normally through the

first-in, first-out rotation until he reaches first-up on the appropriate list, at which point he will remain until he

reports for a flying assignment or a standby protection

assignment or goes on a days-off period. A reserve pilot

returning from a days-off, sick leave, training or vacation

or a reserve returning from a line assignment or

Association business, will enter the appropriate list behind other available reserves already on that list.

20-J-1-e- A reserve pilot who has been assigned a trip

may be removed at any time prior to three (3) hours before

the scheduled departure of the trip for the assignment of a

pilot under the provisions of Paragraph 20-F-1.

20-J-1-f- A reserve pilot may maintain his position on the

first-in, first-out list, or at his option, revert to the bottom of the first-in, first-out list when:

20-J-1-f-(1) He is displaced.

20-J-1-f-(2) He is a reserve covered by Section 5-G-5-

c

20-J-2- Reserve System Options:

The following options will be available to a pilot while on

reserve status:

Traditional - FIFO

20-J-2-a- Traditional Option: A reserve who does not

contact OPBCM to elect one of the other options available

under this Paragraph 2 will be a Traditional reserve. A

Traditional reserve will progress normally through the first-in, first-out list until he receives an assignment in accordance with the provisions of sub-paragraph 20-J-1-d

above.

20-J-2-b- Active Option

Page 226                                                                        Section 20-J-2-c

Active - top of list

20-J-2-b-(1) A reserve may volunteer to go to the top

of the FIFO list. A reserve who elects this option will be

given an assignment just as though he had progressed

through the FIFO list in accordance with Paragraph 20-J-1-d above.

20-J-2-b-(2) A reserve's position on the FIFO list under

this option will be determined by the time the reserve

blocked in from his last assignment, i.e., a reserve who

blocked in at 1700 will go ahead of a reserve who

blocked in at 1800 regardless of when the individual

pilots volunteer to go to the top of the FIFO list. This

block in time rule (block in time of last flight

assignment) also applies to a reserve coming off days

off.

20-J-2-b-(3) A reserve who volunteers to go to the top

of the FIFO list under this provision and who

subsequently does not receive an assignment by 2359

of the day before his last day of availability shall revert

to the position on the FIFO list he would have been if

he had not volunteered to go to the top of the list.

Aggressive -

pick-up

20-J-2-c- Aggressive Option: A reserve may volunteer for

an assignment on a first-come first-served basis pursuant

to the following provisions:

28/24 window

20-J-2-c-(1) All flying that is known to be open more

than twenty-eight (28) hours before the scheduled

departure time of the trip will be available for pick-up

between twenty-eight (28) hours and twenty-four (24)

hours before the scheduled departure time of the trip.

28 and 12 - 4 hour

window

20-J-2-c-(2) Flying that becomes open between

twenty-eight (28) hours and twelve (12) hours before

the scheduled departure time of the trip will be

available for pick-up for a period of four (4) hours after

the trip opened up or until twelve (12) hours before

scheduled departure time, whichever is earlier.

Pick-up resulting

from sick leave

between 14 and

12 hours

20-J-2-c-(3) Trips that become open as a result of

short term sick leave will be available for pick-up as

follows:

20-J-2-c-(3)-(a) The initial trip for which a lineholder

places himself on sick leave will be available for

pick-up for a period of up to four (4) hours beginning

at the time the trip becomes open but ending not

later than twelve (12) hours before the scheduled.

Page 227                                                                        Section 20-J-2-c

departure time of the trip.

20-J-2-c-(3)-(b) Any subsequent trip(s) for which

the lineholder remains on sick leave will be

available for pick-up not earlier than fourteen (14)

hours and not later than twelve (12) hours before

the scheduled departure time of the trip.

Silo concept

20-J-2-c-(4) A reserve may pick up a trip that has the

same number of days, or the same number minus one,

as the number of days of availability before his next

scheduled unavailable days (Silo concept - length of

assigned ID must be not less than days of availability

minus one). With OPBCM concurrence, a reserve may

pick up a trip that is not within his silo.

Subsequent

illegal projection

20-J-2-c-(5) A reserve may pick up a trip for which he

is projected to be legal while he is flying a current

assignment. If he subsequently is projected to become

illegal for the trip that he picked up, the trip will be

placed back in open flying and will be picked up by or

assigned to another pilot in accordance with the

provisions of this Paragraph J-2.

20-J-2-c-(6) A reserve may, with OPBCM concurrence,

move an RDO(s) to pick up a trip.

20-J-2-d- Voluntary Short Call Out Option

Short call for trips

within 5 hours

20-J-2-d-(1) A reserve may volunteer to go on a Short

Call Out List, on a duty period by duty period basis, for

assignment to trips that become open five (5) hours or

less before the scheduled departure time of the trip.

20-J-2-d-(2) Notwithstanding their relative positions on

the FIFO list, a reserve on the Voluntary Short Call Out

list will be assigned to a trip that opens up five (5)

hours or less before the scheduled departure time of

the trip ahead of pilots who have elected the Active or

Traditional options.

Remain on short

call list until

midnight or end of

rest period

Reversion to

traditional option

20-J-2-d-(3) A reserve who volunteers to be on the

Short Call Out list will remain on that list until midnight

of the day on which he volunteered or at the end of his

designated rest period, whichever is earlier, at which

time he will revert to the Traditional option.

20-J-2-d-(4) A reserve will remain in his original

position on the FIFO list during the time he is a Short.

Page 228                                                                           Section 20-J-3

Call Out reserve and after he falls off the Short Call

Out list unless he has elected the Active option.

Short call reserve

remains on

traditional FIFO

for trips grater

than 5 hours out

20-J-2-d-(5) Notwithstanding the provisions of this sub-paragraph J-2-d, the Company may assign a trip to a

Short Call Out reserve more than five (5) hours before

the scheduled departure time of the trip in accordance

with the provisions of sub-paragraph 20-J-1-d above.

20-J-3- Reserve Rest

Designated rest periods will be determined as follows:

Base rest period

20-J-3-a- The company may designate up to four (4)

base rest periods per day in each fleet/seat/domicile for

monthly preferencing. Reserves will be awarded a base

rest period which will continue on a day by day basis

unless changed as a result of the application of the

provisions of sub-paragraph 20-J-3-b, paragraph 20-J-3-d

and paragraph 20-J-3-e below.

20-J-3-b- A reserve shall return to his original base rest

period following an assignment, RDOs and other known

absences except sick leave where the following provisions

shall apply:

20-J-3-b-(1) Returning from sick leave not requiring a

medical clearance - the nine (9) hours immediately

preceding the time the reserve calls off sick leave shall

be considered to be his designated rest period. If the

reserve is not assigned to an ID that day with a

scheduled departure time prior to the start of his base

rest period then he will return to his base rest period.

20-J-3-b-(2) Returning from sick leave requiring a

medical clearance - the reserve shall have a default

designated rest period from 1800 of the day he

received his medical clearance until 0300 of the

following day.

20-J-3-c- A reserve shall also return to his original base

rest period following an assignment unless he receives a

subsequent assignment that has a check in time before

the beginning of his base rest period. Notwithstanding

this provision, however, a pilot may pick up a trip under

the provisions of Section 20-J-2-c that has a check in time

after the beginning of his base rest period.

Page 229                                                                     Section 20-J-3-d

Last 9 hours prior

to checking in is

designated rest

20-J-3-d- When given a flight assignment the last nine

(9) hours in the period following the receipt of the

assignment prior to check in time will be the reserve's

designated rest period.

Last 9 hours of

contractual rest

will be designated

rest

20-J-3-e- A reserve returning from an assignment may,

within four (4) hours after his scheduled arrival time,

designate the last nine (9) hours of his contractual rest to be his FAA required rest period for the purpose of being a

voluntary short call-out reserve under Section 20-J-2-d

following his rest period.

20-J-4- Reserve Assignments

Reserves shall be assigned known open flying in accordance

with the following:

Note: As contained herein, "Available for assignment" is that time following the Aggressive Pick-up window under

Paragraph 20-J-2-c-(1), Paragraph 20-J-2-c-(2), and

Paragraph 20-J-2-c-(3) above.

0700- 2300

20-J-4-a- Trips that becomes available for assignment

between the hours of 0700 and 2300:

20-J-4-a-(1) A trip that becomes available for

assignment twenty-four (24) hours before the

scheduled departure time of the trip will be assigned at

that time.

20-J-4-a-(2) A trip that becomes available for

assignment between twenty-four (24) hours and twelve

(12) hours before the scheduled departure time of the

trip will be assigned as soon as it is available.

20-J-4-a-(3) A trip that becomes open less than twelve

(12) hours before the scheduled departure time of the

trip will be assigned as soon as it is known to be open.

2301 - 0659

20-J-4-b- Trips that becomes available for assignment

between the hours of 2301 and 0659:

20-J-4-b-(1) A trip that becomes available for

assignment twenty-four (24) hours before the

scheduled departure time of the trip will be assigned at

that time but the reserve will not be notified of the

assignment until 0700.

20-J-4-b-(2) A trip that becomes available for

assignment between twenty-four (24) hours and twelve

(12) hours before the scheduled departure time of the

trip will be assigned twelve (12) hours before the.

Page 230                                                                      Section 20-J-4-c

scheduled departure time of the trip or at 0700,

whichever is earlier.

20-J-4-b-(3) A trip that becomes open less than twelve

(12) hours before the scheduled departure time of the

trip will be assigned so as to provide the reserve with a

reasonable amount of time to report for the trip or at

0700, whichever is earlier, unless waiting to make the

assignment would cause an otherwise available

reserve to become illegal for the assignment

20-J-4-c- In the application of sub-paragraph 20-J-4-a

and paragraph 20-J-4-b above the following shall apply:

20-J-4-c-(1) Assignments will be made to the first

reserve, in first-in, first-out order, who is legal for the

assignment notwithstanding the fact that waiting to

make the assignment would result in assigning the trip

to a reserve who is closer to the top of the list.

If no reserves are

available,

Company may

wait to assign

20-J-4-c-(2) If no reserves are legal for an assignment

at the time a trip becomes open or available for

assignment (including those reserves on required rest)

the Company may wait to make the assignment to a

reserve who subsequently will become legal for the

assignment.

Company call

during designated

rest period

20-J-5- The Company will not call a reserve during his

designated rest period unless no other reserves are available for the assignment. A reserve will not be required to answer his phone or accept any assignment offered during his

designated rest period.

Non-augmented

international

flying under

domestic rules

treated as

domestic

20-J-6- All non-augmented international flying operated

under domestic contract rules, except that flying conducted

under Section 5-H of the Agreement, will, for the purposes of the required rest rule, be treated as domestic flying.

Conversion of

reserve to

international

standby

20-J-7- In those domicile/fleets that operate both domestic

and augmented international flights, the Company may

convert a reserve to a twenty-four (24) hour international

standby if that reserve is the only reserve available to cover an anticipated open international trip in his domicile. In this case the reserve will not be assigned to any domestic trips. If an international assignment is not made, and he is no longer the only reserve available, he will be returned to his normal designated rest period.

Page 231                                                                        Section 20-J-8

20-J-8-

No double all-nighter

without

pilot concurrence

20-J-8-a- A reserve returning on a trip which contains a

last segment that is scheduled to arrive at his home

domicile between the hours of 0045 and 0600 will not be

assigned to another trip the last segment of which is

scheduled to arrive between the hours of 0045 and 0600

the following day, without his concurrence.

20-J-8-b- Should a pilot be assigned an all nighter (a

segment within the first duty period of a trip pairing that

arrives between 0200 and 0600 local domicile time) and

said pilot does not receive his original awarded rest period between the time the trip pairing is assigned and check-in

of the trip; this pilot will immediately return to his original awarded rest period upon completion of the trip pairing.

20-J-9- The Company will make known reserves' base and

designated rest periods in UNIMATIC and on the VRU. Any

change to a reserve's designated rest period will be

communicated to the reserve by OPBCM by telephone.

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Page 232                                                                          Section 20-J-9

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Page 233                                                                          Section 21-A

Section 21

General

21-A-

A pilot shall not be required to pay for the use of any

Company equipment used in personnel training required by

the Company.

21-B-

A single master personnel file shall be maintained on each

pilot in the employ of the Company in his Flight Manager's

office and shall contain all progress reports, all written orders issued to him affecting a change of station or status, copies of all reports and orders issued concerning his pilot status, all summary records of practice, training and flight checks, and any other supervisory reports involving said pilot. A single training file may be maintained on each pilot at the Denver

Training Center and shall contain all records associated with training and flight checks, including grades received on all examinations and instructor evaluations involving said pilot.

All orders to pilots assigning them to special duties or to

different stations shall be in writing. A pilot's personnel file and training file shall be open on request for inspection by said pilot. Nothing herein shall prevent the Company from

maintaining duplicate files.

21-C-

Any change or alteration to the pilot uniform must be with the concurrence of the Uniform Committee.

21-D-

Publishing of the

Contract

A convenient booklet containing this Agreement and all

associated documents including Letters of Agreement will be

furnished to the pilots by the Company no later than ninety

(90) days after the signing of this Agreement. Copies of all additional supplemental amendments or agreements, on the

same paper size and format as the Basic Agreement, will be

furnished to all pilots within forty-five (45) days after signing.

The revisions and additions will be numbered and dated for

record keeping.

Page 234                                                                         Section 21-E

21-E-

Maintaining

present pass

policy

Additional pass

privileges

extended to other

employees, pilots

also obtain

21-E-1- It is agreed that the pass transportation regulations as established by Company policy, in effect as of April 12,

2000, will apply to pilots and will not be changed or

discontinued during the term of this Agreement without first advising the Association the reason therefor and affording

the Association an opportunity to confer with the Company. It is further understood that any additional pass entitlements

extended to other employees during the term of this

Agreement will also be extended to pilots, widows and/or

their dependents.

21-E-2- A pilot who has ten (10) years of service with the

Company prior to being permanently grounded will be

considered as a retired employee for pass travel privileges.

21-F-

If requested by the pilot, a UAL pilot representative of ALPA may be present in the cockpit as an observer on any check

other than a routine check.

21-G-

With adequate notice, the Company shall honor all requests

from the President's Department of the Association for

release of MEC members and MEC standing committee

members. Other pilots, with adequate notice, will be released for Association business consistent with the needs of the

service.

21-H-

There shall be no discrimination between employees covered

by the Agreement because of race, creed, color, sex or

national origin.

21-I-

Parking at no-

pilot domiciles

21-I-1- In the event parking facilities are not available for employees at the airport location, the Company will assume

the monthly parking charges up to a maximum of thirty-five

Dollars ($35.00) per month. This provision does not apply to original or replacement charges for employees for parking

decals, stickers, gate keys or similar items. It is understood that a pilot may park his car at either his domicile or some other Company station location, if parking space is available,

Page 235                                                                       Section 21-I-2

in which case the Company shall be obligated to assume only

the expense of one location.

21-I-2- If a pilot is scheduled to fly or deadhead from an

airport serving his domicile and parking is not provided for his automobile, public facilities may be used and charges will be paid by the Company. Such charges shall be submitted within

ten (10) days on the Company expense forms and will be

supported by a receipt.

21-J-

The Company shall indemnify a pilot or his estate and

provide defense against any claims, whether by third parties or by fellow employees, arising out of such pilot's

performance of his duties with the Company as a pilot unless such claims arise from the willful misconduct of the pilot.

21-K-

Cockpit jumpseat

21-K-1- The parties agree that the Company will maintain

the new cockpit jumpseat policy established June 15, 1989

which provides that the United cockpit jumpseat may be

granted to other Part 121 air carrier pilots where a reciprocal cockpit jumpseat agreement is in effect. The Company has

sole discretion in establishing reasonable procedures to

administer this policy.

21-K-2- The Company will install a second jumpseat on B-737-300/500 and B-757 aircraft when the aircraft go through heavy maintenance.

21-K-3- Provided seats are available in the cabin, a United

Airlines pilot may travel on OMC authority even if the cockpit jumpseat(s) are occupied. The pilot will be boarded in the

cabin on OMC authority only after all other stand-by

passengers (revenue and non-revenue) have been boarded.

In the event the Company implements a policy of service-charge-waived employee pass travel, this provision will expire.

Weight restricted

Flight

21-K-4- A United Airlines pilot will be allowed to travel on

OMC authority and occupy the cockpit jumpseat(s) on a

weight restricted flight.

21-L- Mailing of Paychecks

21-L-1- The Company will mail paychecks in accordance

with the following procedures:

Page 236                                                                      Section 21-L-1-a

21-L-1-a- The paychecks will be mailed the day before

their due date.

21-L-1-b- The paychecks will be mailed to the pilot's UG-100 address.

21-L-1-c- Each pilot may elect four times a year, during a

designated sign-up period, to have his paycheck sent to

his UG-100 address. Once having selected the mailing

option, the service will continue until the pilot requests

that it be terminated. If a pilot fails to select paycheck

mailing, his check will be sent to his domicile office for

pick-up. A pilot may discontinue this check-mailing service

at any time by having his Manager notify EXOPZ.

21-L-1-d- The Company shall charge a fee of $6.00 per

year to cover the cost of this service. The service year

shall run from April 1 to March 31.

21-L-2- In the event the Company incurs additional

administrative costs due to increased requests for stop

payments, incorrect addresses, etc., the Company may

terminate this procedure, after discussion with the

Association.

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Page 237                                                                               Section 22-A

Section 22

Duration

22-A-

22-A-1- This Agreement shall cancel all Agreements,

Supplemental Agreements, Amendments, Letters of

Understanding and similar related documents executed

between the Company and the Air Line Pilots Association

prior to the signing of this Agreement with the exception of those listed in sub-paragraph 2 below and:

Letter Number                                                         Date Signed

Letter of Understanding (including

Appendix A attached) establishing and

implementing the official integrated

seniority list                                                        11/13/62

Letter of Agreement                                               6/11/63

Letter from Mr. C.M. Mason to Mr. C.H. Ruby

on the Use of the Jump Seat                           3/21/68

Letter from Mr. P.A. Wood to Mr. C.H. Ruby   8/22/70

Letter from Mr. C.E. Luther to Mr.

J.J. O'Donnell relating to Airborne

Information System                                          12/01/72

90-2 Company Date of Birth                               12/20/90

91-21 570                                                                    5/09/99

91-29 Panel of Arbitration Referees                     5/09/91

91-54 Labor Protective Provisions                     11/11/91

91-55 "Class of '85"                                               12/06/91

92-4 PAA-Latin America                                      6/30/92

Clarification of Section 1-C-3-c                 10/26/00

22-A-2- The following listed Agreements, Supplemental

Agreements, Amendments, Letters of Understanding and

similar related documents executed between the Company

and the Air Line Pilots Association shall remain in effect for the duration of this Agreement as specified in Paragraph D

below.

Letters                                                                     Date Signed

83-3 ALPA-PAC                                                        6/08/83

83-5 Voluntary Contributions - UAL Pilots

Charitable Foundation, Inc.                          7/12/83

84-1 Age 60                                                               3/01/84

Page 238                                                                        Section 22-A-2

85-11 Charter Operation                                       6/15/85

87-1 Resolution of Cockpit Conflicts               8/03/87

87-2 Unimatic Terminal                                     8/04/87

89-2 Pilot Instructors                                         11/20/89

90-1 Drug and Alcohol Testing                        1/03/90

91-2 International Agreement                           5/09/91

91-4 Pacific ETOPS                                            5/09/91

91-10 Medical/Dental Plan Meet and Discuss  5/09/91

91-13 Future Amendments to Pension Plans   5/09/91

91-15 CRAF                                                           5/09/91

91-16 MAC                                                            5/09/91

91-19 Cessation of Work                                    5/09/91

91-20 UP-PAC                                                      5/09/91

91-23 CLR Seminar Training                             5/09/91

91-27 Dues Check-Off                                         5/09/91

91-30 MEC Officer Displacement                     5/09/91

91-32 Age 59 Bypass                                            5/09/91

91-33 Agency Shop                                               5/09/91

91-36 LAX B-737-300 and 757/767 Equipment

97-9	Open Flying for Flight Management	5/16/97
97-13	FOQA Update	9/24/97
98-1	DENTK Contract Training	1/6/98
98-2	Standards Captain Job Share	1/23/98
98-3	Management Pilot Definition	1/23/98
98-6	Domicile Swap	2/2/98
98-8	Simulator Schedule Protocol	4/30/98
98-13	B-777 Crew Rest Facility	12/18/98
98-14	Honolulu Domicile	12/18/98
99-6	B-747-400 Currency	3/31/99
99-7	LCA Work Rules and Compensation	4/27/99
99-8	Widebody New Hire	4/27/99
99-9	Job Share S/C Guideline Change	6/30/99
99-10	Captain Development Course	8/16/99
99-11	Air Canada Letter	10/22/99
99-12	PWM Downtown Hotel	11/15/99
99-13	Crew Mean Expense Clarification	12/10/99
99-14	P.I. Compensation and Days off	12/29/99
00-1	Natural Disaster Absence Policy	1/7/00
00-2	Pay for ORD DC-10 Freighter/HazMat Training	3/9/00
00-3	Re-award of 2000 Annual Vacation	3/27/00
00-4	Pre and Post Snap-Back	4/14/00
00-5	Separate Vacation Bidding for HNL B747-400	4/18/00
00-6	Professional Standards Letter	5/15/00
00-7	3 Month reduction of Freezes	5/31/00
00-8	Human Factors LAHSO Simulator Study	6/14/00
00-9	Contribution Lump Sum	7/13/00
00-10	Recapitalization Agreement	10/11/00
00-11	International Medical Study	10/26/00
00-12	PBS Study	10/26/00
00-13	New Equipment Formula	10/26/00
00-14	Labor Disputes	10/26/00
00-15	Cabotage	10/26/00
00-16	New Uniform	10/26/00
00-17	Life Event	10/26/00
00-18	Pension Modification	10/26/00
00-19	Life, Medical and Dental Insurance Modifications	10/26/00
00-20	Scheduling Commitment	10/26/00
00-21	Flights Scheduled in Excess of 16 Hours	10/26/00
00-22	Short-Term Disability	10/26/00

00-23	570 Seniority Date	10/26/00
00-24	Year 2000 Training Commitments	10/26/00
00-25	Trip Trade and Secondary Lines Modification Test	10/26/00
00-26	Electronic Communication	10/26/00
00-27	New Hire OMC Eligibility	11/28/00
00-28	Anchorage Closing	11/28/00
00-29	Navigating Change Workshop	12/00
00-30	Modifications to the Flight Safety Awareness Program	12/14/00
00-31	Implementation of New Contract Provisions	12/15/00
01-1	777 Over 12-Hour Flights	1/5/01
01-2	Chicago Honolulu Augmentations	1/5/01
01-3	New Hire First Officer	1/12/01
01-4	Bump Notification and Training Notification Charges	1/17/01
01-5	Annual Vacation Bidding for Pilots Surplussed Out of a Closing Domicile	1/17/01

22-B- Notwithstanding Paragraph A above, the following

Letters of Agreement, which address retirement and insurance issues, remain in effect to the extent that each is not modified by one or more of the subsequent Letters listed herein or by the

2000 Pilot Agreement:

Letters                                                                      Date Signed
81-3	AS & D Supplemental	8/14/81
83-5	Preexisting Conditions Restrictions	5/27/82
82-8	Pension Plan	06/24/82
83-1	Pension Plan Program Modifications	02/24/83
83-6	Pension Plan Program Modifications	07/12/83
83-7	Pension Plan Modifications	08/01/83
84-2	S & P 500 Index	09/10/84
85-10	Pension Program Modifications	06/15/85
86-2	Pension Agreement	10/16/86
89-1	A & B Plan Amendments per Settlement of Civil Action Nos. 84C5013 and 85C3755 Letter of Agreement to Revise Certain Aspects of the Pilots' Directed Account	05/23/89
	Retirement Income Plan	06/02/88

	Letter of Agreement to Revise Certain Aspects of the Pilots' Directed Account Retirement Income Plan	02/08/90
91-1	Adoption of the 5th and 6th Amendment To DAP	02/12/91
91-9	Relating to Medical, Dental and Flexible Spending Account	05/09/91
91-11	Relating to Pension Program Modifications	05/09/91
91-12	Relating to Maximum Qualified Plan Eligible Compensation	05/09/91
92-8	Relating to the Pilot Disability Income Plan	12/21/92 revised 12/17/97
93-1	Relating to Partial Periodic Distribution From the DAP	03/01/93 revised 03/11/93
94-4

Benefit Calculations

The Employee Stock Ownership Plan ("ESOP")

And Related ESOP Documentation Adopted in

Connection with the 1994 ESOP Transaction

United Air Lines, Inc. Pilots' Fixed Benefit

Retirement Plan as amended through the 20th

Amendment

Relating to Student Pilot Benefits

7/12/94 12/21/95 05/02/97
97-13	Definition of Earnings for Permanently Grounded Pilots Relating to Retiree Medical Mediation Settlement	08/12/97 10/31/97
99-1	Relating to Medical Coverage for Permanently Grounded Pilots and Eligible Dependents	01/22/99
99-2	Relating to Medical Coverage for Deceased Pilots' Surviving Eligible Dependents	01/22/99 revised, 05/07/99

United Air Lines, Inc. Pilots' Directed Account

Retirement Income Plan as amended and restated effective as of September 1, 1982, as amended through

The 14th Amendment thereto

The Administrative Employee Waiver

9/22/99 10/28/99

The Payment of ESOP Divided and Dividend Equivalents	10/29/99
UAL Corporation Supplemental ESOP as amended through the 9th Amendment	10/29/99
UAL Corporation ESOP as amended through the 10th Amendment	4/28/00
Relating to Domestic Partner Benefits	xx/xx/xx

22-C- The Agreement shall become effective as of April 12,

2000, except as provided in Letter 00-XX (Implementation

Schedule).

22-D- This Agreement shall continue in full force and effect until September 1, 2004 and shall renew itself without change each succeeding September 1 thereafter, unless written notice of intended change is served in accordance with Section 6, Title

I, of the Railway Labor Act, as amended (the "Act"), by either party at least two hundred seventy (270) days prior to

September 1, 2004 or any year thereafter upon written notice of either party thereto. In the event a new tentative collective bargaining agreement has not been concluded by June 1, 2004

(or June 1 of any year thereafter if applicable), and the services of the National Mediation Board (the "Board") have not

previously been invoked, the parties will no later than June 1,

2004 (or June 1 of any year thereafter if applicable) jointly invoke the services of the Board under Section 5 of the Act and jointly request that the Board release the parties no later than

September 1, 2004 (or September 1 of any year thereafter if

applicable).

IN WITNESS WHEREOF, the parties have signed this Agreement this

26th day of October, 2000.

WITNESS:                                            FOR UNITED AIR LINES, INC.
/s/ Ed Del Genio

/s/ Charles H. Vanderheiden	/s/ William P. Hobgood William P. Hobgood Senior Vice President
/s/ Peter R. Davis

/s/ Robert C. Sannwald

/s/ Thomas M. Sullivan

WITNESS:	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.
/S/ J. Stephen Smith

/s/ Larry D. Schulte	/s/ Duane E. Woerth Duane E. Woerth, President Air Line Pilots Association, International
/s/ Steven L. Senegal

/s/ Hal E. Stepinsky
/s/ F.C. Dubinsky F.C. Dubinsky, Chairman UAL-MEC
/s/ Wendy J. Morse

                 This Page Intentionally Left Blank.

ALPA-PAC
AGREEMENT
between
UNITED AIR LINES, INC.
and
THE AIR LINE PILOTS
in the service of
UNITED AIR LINES, INC.
as represented by
THE AIR LINE PILOTS ASSOCIATION, INTERNATIONAL

THIS AGREEMENT is made and entered into in accordance with the provisions of the Railway Labor Act, as amended, by and between UNITED AIR LINES,INC.

(hereinafter referred to as the "Company") and the AIR LINE PILOTS

ASSOCIATION, INTERNATIONAL (hereinafter referred to as the "Association").

W I T N E S S E T H:

It is mutually agreed:

A. The Company agrees to deduct a monthly contribution to the Air Line Pilots

Association Political Action Committee (referred to herein as "ALPA-PAC") from the pay of each pilot who voluntarily authorizes such contributions on the forms provided for that purpose by ALPA-PAC (referred to herein as "Check-Off

Forms").

B. The language of those forms shall be as follows:

TO: United Air Lines, Inc.

I hereby authorize and direct the Company named above to deduct

$_______________of my gross earnings per month and to remit that amount to the Air Line Pilots Association Political Action Committee (ALPA-PAC).

This authorization is voluntarily made based on my specific understanding that:

The signing of this authorization card and the making of these voluntary contributions are not conditions of membership in the Union or of employment by my employer;

Any guideline amount suggested by ALPA-PAC or its representatives is only a suggestion and I may contribute more or less and will not be favored or disadvantaged by the Union for doing so;

I may refuse to contribute without reprisal; and

ALPA-PAC, which is connected with the Air Line Pilots Association, International,

Use the money it receives solely for making contributions to and expenditures for candidates for federal elected offices.

This authorization shall remain in full force and effect until revoked in writing by me, pursuant to the provisions of the Agreement between United Air Lines, Inc.

and the Air Line Pilots Association, International.

I further certify that I am either a United States citizen or a foreign national lawfully admitted to the United States for permanent residence as defined by section 101(s) (20) of the Immigration and Nationality Act (8 U.S.C. 1101(s) (20)).

Name __________________________

File Number _____________________

Signature _______________________

Date____________________________

C. All Check-Off Forms will be submitted through the Chairman of the Master

Executive Council of the Association who will forward the original signed copy to the Payroll Accounting Manager, Executive Offices, Chicago, Illinois. A properly executed Check-Off Form, filed before the 15th of any month, will become effective the 1st of the month following its receipt by the Payroll Section of the

Accounting Department, Chicago, Illinois. Illegible or improperly executed forms will be returned to the Chairman of the Master Executive Council of the

Association.

D. Any notice of revocation as set forth in the Check-Off Form must be in writing,

signed by the employee and delivered by certified mail, addressed to the Payroll

Accounting Manager, United Air Lines, Inc., P.O. Box 66100, Chicago, Illinois

60666, with a copy to the Chairman of the Master Executive Council as soon as processed through Company payroll procedures. Check-Off Form and notices so received by the Company will be stamp-dated on the date received and will constitute notice to the Company of the date received and not when mailed.

E. Deduction of a pilot's contribution shall be made each month provided there is a sufficient balance due the pilot at the time after all other deductions authorized by the pilot or required by law (including money claims of the Company and the

Credit Union) have been satisfied. Within a reasonable time after the second regular paycheck issued each month, the Company will remit to ALPA-PAC a check in payment of all contributions collected for that month pursuant to outstanding and unrevoked Check-Off Forms, together with a list of the names of those pilots for whom contributions were deducted and the amount deducted for each such pilot.

F. A pilot who has executed a Check-Off Form and (1) who resigns from the

Company; (2) who is laid off; or is (3) otherwise terminated from the employ of the Company shall be deemed to have automatically revoked his assignment as of the date of such action and if he (1) is rehired; (2) is recalled; or (3)

reemployed, further deductions of ALPA-PAC contributions will be made only upon execution and receipt of another Check-Off Form.

G. It will be the Association's responsibility to verify apparent errors in deduction of ALPA-PAC contributions before contacting the Company Payroll Accounting

Manager.

H. United Air Lines, Inc. shall be held harmless and indemnified by the

Association for any claims which may be made by the pilot or pilots by virtue of the wrongful application and misapplication of any of the terms of this Section.

I. The Association shall pay the Company the reasonable costs incurred in implementing and maintaining this Section.

J. The Association hereby certifies to the Company that:

    J-1- No assignment and authorization will be transmitted to the Company hereunder which was obtained by the Association under the twice-yearly solicitation provisions of Section 441b.(b)(4)(B) of Title 2 of the United States

    Code;

    J-2- All funds transmitted to the League hereunder shall be used solely in connection with federal elections.

IN WITNESS WHEREOF, the parties have signed this Agreement this 8th day of

June, 1983.
FOR UNITED AIR LINES, INC.
WITNESS: /s/ C.W. Thomson	/s/ D. L. Pringle David L. Pringle Vice President Industrial Relations

WITNESS:

/s/ R.D. Hall
/s/ J.R. Brace
/s/ W.C. Brashear
/s/ D.A. Clark	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.
/s/ H.E. Stepinsky /s/ John P. Ferg	/s/ Henry A. Duffy Henry A. Duffy, President Air Line Pilots Association, International

Voluntary Contributions UAL Pilots Charitable Foundation, Inc.

AGREEMENT

between

UNITED AIR LINES, INC.

and

THE AIR LINE PILOTS

in the service of

UNITED AIR LINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

THIS AGREEMENT is made and entered into in accordance with the provisions of the Railway Labor Act, as amended, by and between UNITED AIR LINES,

INC. (hereinafter referred to as the "Company") and the AIR LINE PILOTS

ASSOCIATION, INTERNATIONAL (hereinafter referred to as the "Association").

W I T N E S S E T H:

It is mutually agreed:

During the life of this Pilot Agreement, the Company will deduct from the pay of each pilot the dollar amount authorized by the pilot and such deduction shall constitute a contribution to the United Airlines Pilot's Charitable Foundation, Inc.

provided that such pilot voluntarily executes the following agreed upon form which will be prepared and furnished by the Association and will be known as the

United Airlines Pilots' Charitable Foundation "Check-Off Form":

ASSIGNMENT AND AUTHORIZATION FOR VOLUNTARY CONTRIBUTIONS

TO THE UNITED AIR LINES PILOTS' CHARITABLE FOUNDATION, INC.

I, ________________________________, hereby authorize and direct United Air

Lines, Inc. to deduct $________per month of my gross earnings as a contribution

To the United Airlines Pilots' Charitable Foundation, Inc. Such amount so deducted is hereby assigned to the United Airlines Pilots' Charitable Foundation,

Inc. This assignment and authorization may be revoked by me in writing at any time. A copy of any such revocation will be sent to the Chairman of the Master

Executive Council.

Signature of Employee _______________________________________

Street Address _____________________________________________

City ______________________________________________________

File Number ________________________________________________

Organization (Domicile)_______________________________________

B. All Check-Off Forms will be submitted through the Chairman of the Master

Executive Council who will forward the original signed copy to the Payroll

Accounting Manager, Executive Offices, Chicago, Illinois. A properly executed

Check-Off Form, filed before the 15th of the month, will become effective the 1st of the month following its receipt by the Payroll Section of the Accounting

Department, Chicago, Illinois. Illegible or improperly executed forms will be returned to the Chairman of the Master Executive Council of the Association.

C. Any notice of revocation as set forth in the Check-Off Form must be in writing,

signed by the employee, and delivered by certified mail, addressed to the Payroll

Accounting Manager, United Air Lines, Inc., P. O. Box 66100, Chicago, Illinois

60666, with a copy to the Chairman of the Master Executive Council as soon as processed through Company payroll procedures. Check-Off Form and notices so received by the Company will be stamp-dated on the date received and will constitute notice to the Company of the date received and not when mailed.

D. Deduction of the contributions shall be made from all paychecks issued each

Month provided there is a sufficient balance due the employee at the time after all other deductions authorized by the employee or required by law (including money claims of the Company and the Credit Union) have been satisfied. Within a reasonable time after the second regular paycheck issued each month, the

Company will remit to the United Airlines Pilots' Charitable Foundation, Inc. a

check in payment of contributions collected for that month pursuant to outstanding and unrevoked Check-Off Forms.

E. An employee who has executed a Check-Off Form and who has been (1)

transferred or promoted to a job not covered by the Agreement; (2) who resigns from the Company; (3) who is laid off; or is (4) otherwise terminated from the employ of the Company shall be deemed to have automatically revoked his assignment as of the date of such action and if he (1) transfers back or returns to a job covered by the Agreement; (2) is rehired; (3) is recalled; or (4) reemployed,

further deductions of Association dues will be made only upon execution and receipt of another Check-Off Form.

F. United Air Lines, Inc. shall be held harmless and indemnified by the

Association for any claims which may be made by the employee or employees by virtue of the wrongful application and misapplication of any of the terms of this

Agreement.

G. This Agreement shall become effective as of the date of signing and shall be subject to changes in the same manner as specified in Section 22 of the Pilots'

Employment Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement this 12th day of July, 1983.

WITNESS:
/s/ Charles W. Thomson

/s/ D.L. Seay	FOR UNITED AIR LINES, INC.
/s/Joseph A. Hertrich	/s/ David L. Pringle David L. Pringle Vice President Industrial Relations

/s/ G.L. Andrews

/s/ M.L. Gerkin

WITNESS:

/s/ R.D. Hall

/s/ J. R. Brace

/s/ W.C. Brashear	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.

/s/ D.A. Clark

/s/ H.E. Stepinsky	/s/ Henry A. Duffy Henry A. Duffy, President Air Line Pilots Association, International

/s/ J.P. Ferg

Age 60

AGREEMENT

between

UNITED AIR LINES, INC.

and

THE AIR LINE PILOTS

in the service of

UNITED AIR LINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of the Railway Labor Act, as amended, by and between UNITED

AIR LINES, INC. (hereinafter referred to as the "Company") and the AIR LINE

PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as the

"Association").

W I T N E S S E T H:

It is mutually agreed:

In accordance with the provisions of the Letter of Agreement, dated June 27,

1979, which appears on pages 157-158 of the 1981 Pilot Agreement, and as directed by order of the United States District Court, dated May 31, 1983, the parties have met and have agreed upon the following modifications to the

Agreement.  This Agreement replaced the Letter of Agreement, dated January

19, 1983.

    A-1- Second Officers shall be permitted to work beyond age 60.

    A-2- Any Captain or First Officer or International Relief Pilot shall be eligible to bump, in accordance with his seniority, a Second Officer assignment which he intends to assume upon reaching age 60. This bump must be made not less than ninety (90) days prior to his 60th birthday.

    A-3- Captains or First Officers or International Relief Pilots exercising a bump in accordance with Paragraph A-2 above, must first provide the Company with evidence that he possesses a valid Flight Engineer's certificate or that he has satisfactorily passed the written portion of the FAA Flight Engineer Turbojet

    Exam prior to or at the time he exercises his bump.

    A-4- Pilots who bump into an assignment under the provisions of Paragraph

    A-2 above, shall not be activated into a Second Officer's assignment prior to reaching age 60.

A-5- One (1) year prior to age 60, all active pilots shall be required to sign a statement of intent to inform the Company of his retirement or non-retirement plan upon reaching the normal retirement age. Any pilot who fails to submit a statement of intent will be treated as if he intends to continue working beyond age 60.  Such pilot shall be eligible for involuntary vacation assignments under the provisions of Section 11-E-1 of the Agreement. A pilot who has indicated the intention of retiring at age 60 and who, within the year prior to reaching age 60,

changes his mind, shall have any accrued vacation due in the current vacation year liquidated under the provisions of Section 11 of the Agreement to the extent possible in that vacation year.  Such pilot shall be eligible for the application of this provision of Section 11-E-3 of the Agreement even if it increases the amount of unliquidated vacation.  Any vacation not liquidated shall be paid to him at his current rates at the end of that vacation year.  Once a pilot reaches age 60, he shall no longer be entitled to defer liquidation of accrued vacation.

A-6- Any flight officer utilizing the provisions of this Letter of Agreement shall be paid at the rate of pay associated with the assignment held at age 60 until the first of the scheduled month following his 60th birthday, or upon activation of a

Second Officer assignment whichever occurs first.  Thereafter, he shall be paid at the appropriate Second Officer rate as specified in Section of the Agreement.

    A-6-a- Any Captain who is receiving B-747 or DC-10 Captain pay under the provisions of the Letter of Agreement, dated August 14, 1981, which appears on page 167-169 of the 1981 Pilot Agreement, shall become ineligible for such pay upon being activated into an assignment awarded under the provisions of

    Paragraph A-2 (effective 9/23/89 B-747-400 added to this paragraph).

    A-6-b- Any pilot receiving B-737 Captain pay under the provisions of the TCA

    Letter of Agreement, dated June 23, 1982, shall lose such pay should he become ineligible to hold a Captain or First Officer assignment.

A-7- Should a reduction in force become necessary, any flight officer who is surplusage under the provisions of Section 8 of the Agreement who cannot qualify for another assignment under the provisions of Section 8-K-2-a shall be furloughed, notwithstanding the provisions of Section 7 of the Agreement.

A-8- Two official Flight Officer Seniority Lists shall be published annually. One shall be called the Pilot Eligibility Seniority List and shall contain the names of all flight officers who are eligible to be awarded Captain and First Officer assignments.  The second list shall be called the Second Officer Eligibility

Seniority List and shall contain the names of all flight officers who are eligible to be awarded Second Officer assignments.

The Second Officer Eligibility Seniority List shall recognize the special rights of those who have been designated "Career Second Officers" under the Letter of Agreement, dated June 11, 1963.

A-9- The provisions of this Letter of Agreement were implemented by

Agreement on June 10, 1983 and shall, thereafter, run concurrently with the 1981

Pilot Agreement; however, should the FAA establish a retirement age requirement for Second Officers or should the jury decision in the Age 60 suit be reversed upon appeal, the provisions of this Letter of Agreement shall terminate and the parties shall meet immediately to determine the appropriate action.

A-10- Should any government action alter the age requirements for continued

employment as a flight deck crew member, the parties will meet promptly to modify the Agreement to conform to said action.

IN WITNESS WHEREOF, the parties have signed this Letter of Agreement this

1st day of March, 1984.
FOR UNITED AIR LINES, INC.
WITNESS:	/s/ David L. Pringle David L. Pringle Vice President Industrial Relations
/s/ Charles W. Thomson
WITNESS:
/s/ W.C. Brashear
/s/ J.R. Brace
/s/ D.A. Clark	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.
/s/ W. H. Nelson
/s/ H.E. Stepinsky	/s/ Henry A. Duffy Henry A. Duffy, President Air Line Pilots Association, International
/s/ R.D. Hall

Revised as of this 36th day of October, 2000.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

/s/ F.C. Dubinsky

Captain F.C. Dubinsky

Chairman

UAL/ALPA Master Executive Council

Charter Operation

CHARTER

SUPPLEMENTAL AGREEMENT

between

UNITED AIR LINES, INC.

and

THE AIR LINE PILOTS

in the service of

UNITED AIR LINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

THIS SUPPLEMENTAL AGREEMENT is made and entered into in accordance

With the provisions of Title II of the Railway Labor Act, as amended, by and between UNITED AIR LINES, INC. (hereinafter referred to as the "Company") and the AIR LINE PILOTS in the service of UNITED AIR LINES, INC. as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL

(hereinafter referred to as the "Association").

W I T N E S S E T H:

WHEREAS, the Company and the Association desire to supplement their Pilots'

Employment Agreement, June 15, 1985 (hereinafter referred to as the

"Agreement") by providing certain rates of compensation, rules and working conditions with respect to the Company's Charter Operation.

NOW, THEREFORE, is understood and agreed that:

Domestic Charters

Due to operational and pilot scheduling problems associated with domestic charters, pilots involved in the domestic charter operation shall be scheduled in accordance with the provisions of Section 5 of the Agreement with the exception of Section 5-G-1- a, 5-G-2-a and 5-H-5.

    A-1- For scheduling purposes, an on-duty period of thirteen hours and thirty minutes (13:30) will be the maximum.

    A-2- Pilots in the actual performance of their assignment will have a maximum on-duty period of fifteen (15) hours, which may be exceeded with pilot concurrence.

    A-3- The provisions of Paragraphs A-1 and A-2 above shall apply only to those duty periods which contain a domestic charter segment. A duty period which contains both a domestic charter segment and a regularly scheduled line segment shall be scheduled under the provisions of the Agreement.

    A-4- Notwithstanding Paragraph A-1 above, the provisions of Section 5-G-1-

    a-(1)-(b) of the Agreement are applicable to any duty period scheduled under this Supplemental Agreement when such application will provide a greater duty time.

    A-5- Notwithstanding Paragraph 5-B-3 of the Agreement, Mainland-Hawaii-

    Mainland or Hawaii-Mainland-Hawaii charter flights may be scheduled in one duty period.

International Charters

Notwithstanding the provisions of Section 5-B-2, 5-B-3, 5-B-4 and 5-B-8, 5-G-1-a and 5-G-2-a and 20-J, operations which involve an international charter segment may be conducted under the following provisions.

    B-1- Trip sequences which include an international charter segment(s) may

    Be scheduled under the provisions of Paragraph A above at Company option.

    B-2- Duty periods which include an international charter segment(s) shall not be scheduled to exceed fourteen (14) hours on duty, and in the actual operation, may not exceed sixteen (16) hours without pilot concurrence.

    B-3- Duty periods which include an international flight segment(s) may be scheduled with up to twelve (12) hours of flight time, as follows:

        B-3-a- One (1) flight segment may be scheduled up to twelve (12) flight hours.

        B-3-b- Two (2) flight segments may be scheduled up to a total of eleven

        (11) hours.

        B-3-c- Three (3) flight segments may be scheduled up to a total of ten (10)

        hours.

    B-4- Duty periods composed of deadhead and/or ferry segments only,

    which immediately precede or follow a duty period containing an international charter segment(s) may be scheduled in accordance with

    Paragraphs B-2 and B-3 above.

    B-5- Notwithstanding Paragraph B-2 above, the provisions of Section 5-G-1-

    a-(1)-(b) of the Agreement are applicable to any duty period scheduled under this Supplemental Agreement when such application will provide a greater duty time.

    B-6- A pilot shall be considered to be on duty from one (1) hour before the scheduled departure of his trip until fifteen (15) minutes after the actual termination of his trip unless a customs check is involved at the end of the duty period, in which case he shall be on duty until thirty (30) minutes after the actual termination of the last flight segment in that duty period. If the required reporting time exceeds one (1) hour, such time shall be considered as duty time. This Paragraph shall not apply in the application of Paragraph 5-G-1-b-

of the Agreement.

    B-7- Duty periods scheduled under Paragraph B of this Supplemental

    Agreement and which contain eight (8) or fewer hours of flight time shall provide rest breaks in accordance with Section 5-G-1-c and 5-G-2-c of the

    Agreement.

    B-8- Duty periods scheduled under Paragraph B of this Supplemental

    Agreement and which contain more than eight (8) hours of flight time shall provide a minimum of twelve hours and forty-five minutes (12:45) free from duty.

    B-9- Notwithstanding Paragraphs 7 and 8 above, a pilot who has flown twenty (20) or more hours during any consecutive forty-eight (48) hours or twenty-four (24) or more hours during any seventy-two (72) consecutive hours will be provided eighteen (18) hours free from duty.

    B-10- Notwithstanding Paragraphs B-2, B-3 and B-4 above, if a duty period contains a regularly scheduled line segment, then Section 5 of the Agreement shall apply to that duty period.

    B-11- The Company may designate certain equipment domiciles to which it expects to assign international charter flying. Pilots at these domiciles will be advised of the potential existence of charter assignments and may indicate their availability for such assignments. Those pilots who have volunteered and who are on reserve will be required to maintain current passports, other documents and inoculations as required by the Company. The Company will not limit the number of volunteers in a designated equipment domicile,

    however, should insufficient pilots volunteer, the Company may designate additional pilots, as required, in inverse seniority order.

    B-12- Open international charter pairings may be assigned to qualified reserve pilots as follows:

        B-12-a- Assign to first (1st) available reserve in FIFO, without interference with day(s) off.

        B-12-b- Offer to available reserves who would require a day off change, in seniority order.

        B-12-c- Assign to an available reserve who requires the fewest number of days off changed, in inverse seniority order.  In the application of this provision, days off will be restored in the current month, if possible, but may be restored in a following month, if necessary. Such day off restoration will not be deferred beyond the first month in which it is possible to restore the day(s) off.

C. Non-Critical MAC Operations

Non-critical MAC may be flown under the applicable section of this Supplement

Agreement or under the provisions of the Agreement if they can be so scheduled.

D. Charter Line of Flying

    D-1- Pairings containing Domestic Charter flying and/or Domestic Non-

    Critical MAC flying which are subject to the provisions of the Supplemental

    Agreement, may be placed in lines of flying when sufficient flying time exists to construct lines.

        D-1-a- Such lines of flying will be constructed to the monthly maximum of credited time in effect for the equipment type for that schedule month.

        D-1-b- One scheduled DSL pairing may be inserted into such line of flying for the purpose of maximizing the time within the line.

        D-1-c- Lines of flying constructed under this paragraph shall comply with all applicable provisions of Section 20 of the Agreement.

    D-2- Pairings containing International Charter flying and/or International Non-

    Critical MAC flying will be placed in lines of flying when sufficient flying time

    Exists to construct lines under the provisions of Section 20 of the Agreement.

        D-2-a- Such lines of flying will be constructed to the monthly maximum of credited time in effect for the equipment type for that schedule month.

        D-2-b- One Domestic Charter pairing or one scheduled DSL pairing may be inserted in this line(s) for the purpose of maximizing the time within the line.

        D-2-c- Lines of flying constructed under the provisions of this paragraph D-

         2 may contain "buffer" days, in addition to the trip pairings and days off.

         Such buffer days shall be used to protect the charter assignment, as described below.

             D-2-c-(1)- Buffer days may be scheduled between trip days and days off for the purpose of allowing the trip pairing scheduled within that period to depart or arrive earlier or later than originally shown without impacting upon the assigned flight officer's obligation to fly the trip.

            D-2-c-(2)- Lines will be constructed to the monthly maximum of credited time in effect for that schedule month in the assigned equipment type.

D-3- Lines of flying constructed under this provision shall be clearly identified and made available for preferencing in accordance with Paragraph 20-D of the

Agreement at the same time as other lines of flying for the equipment type and domicile involved.

D-4- Line(s) of flying constructed under these provisions shall be awarded in accordance with Section 20-D of the Agreement, except that the flying contained in a line which is not awarded during the initial award process shall revert to open flying.

D-5- A pilot awarded a line of Domestic Charter and/or Domestic Non-Critical

MAC flying shall be treated as a lineholder in accordance with the applicable paragraphs of Section 20 of the Agreement.

D-6- A pilot awarded a line of International Charter and/or International Non-

Critical MAC flying will be treated as a lineholder during the assigned schedule month with the following exceptions:

    D-6-a- Any change in departure or arrival times of the trip segments in the assigned pairings which changes the day(s) on which the pairing operates shall not affect the pilot's responsibility to fly the pairings, provided the change does not extend the trip into the pilot's day-off pattern.

    D-6-b- If a pilot is relieved of responsibility for a pairing that was in his assigned line of flying as a result of a cancellation, or a change which now projects the trip into the pilot's day-off pattern, or a consolidation of two or more changed pairings, the pilot may be assigned to open flying or reserve duty during the period of days between the day-off periods associated with the cancelled pairing in the following order:

        D-6-b-(1)- An International Charter and/or International Non-Critical MAC

        pairing.

        D-6-b-(2)- A Domestic Charter and/or Domestic Non-Critical MAC pairing.

        D-6-b-(3)- A regular scheduled pairing.

        D-6-b-(4)- Reserve standby.

    D-6-c- To insure pilot notification of any changes to his scheduled flying, the lineholders awarded this International line(s) of flying will be required to be telephone available between 1800 and 2000 CST (CDT) on the evening of the last day off prior to each assignment period. The pilot will also be responsible for keeping System Crew Scheduling advised of his whereabouts during the days between his day-off pattern when he is not scheduled to fly.

    D-6-d- If a pilot is assigned training of less than five (5) days on days-off, or on buffer days, he will be governed by the provisions of Paragraph 9-C of the

    Agreement.

E. Should unusual circumstances require, charter assignments which comply only with the appropriate FARs, may be made to pilots who volunteer for the specific assignment. When any such assignments are contemplated, the MEC

Chairman will be advised.

F. Qualified lineholder pilots may be assigned domestic charter or international charter pairings under the provisions of Section 20-G-10 and Section 20-H of the

Agreement.

G. It is understood that, at the Company's option, the provisions of this

Supplemental Agreement may be used to schedule pilots for any domestic or international charter operations, notwithstanding the provisions of the Basic

Agreement, the International Supplement and the U2 Supplement. In the event an international operation scheduled under the provisions of this Supplement produces a "Sunrise Service" schedule, the provisions of the Settlement Letter for SB 93-9, dated July 30, 1993 shall be implemented.

IN WITNESS WHEREOF, the parties have signed this Supplemental Agreement this 15th day of June, 1985.

WITNESS:
/s/ C.W. Thomson

/s/ J.R. Samolis	FOR UNITED AIR LINES, INC.

/s/ R. Gangwal /s/ G.L. Andrews	/s/ D.L. Pringle David L. Pringle Vice President Employee Relations

/s/ D. F. Rensvold

WITNESS:

/s/ W.C. Brashear

/s/ J.R. Brace	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.
/s/ D.A. Clark

/s/ W.A. Nelson	/s/ H.A. Duffy Henry A. Duffy President Air Line Pilots Association, International
/s/ H.E. Stepinsky

/s/ R.D. Hall

Revised as of July 12, 1994.

/s/ John R. Samolis

John R. Samolis

Vice President Employee Relations

/s/ Roger D. Hall

Roger D. Hall, Chairman

UAL/ALPA Master Executive Council

Resolution of Cockpit Conflicts

UNITED AIRLINES

LETTER OF AGREEMENT

Dear Fellow Pilots:

In the interest of providing the highest standards of professionalism and safety among the pilots of United Airlines...and to insure that all pilots are treated fairly,

consistently and effectively...the Company and the Association have agreed to the following procedure for the resolution of cockpit conflicts.  United Airlines traditional authority and responsibilities regarding proficiency and air safety shall not in any way be altered by the terms of this letter.

1. When a professional standards problem arises, whatever the source, which precipitates a cockpit conflict, and is brought to the attention of the Association by a pilot, the Association will act as follows:

    1-a- The individuals involved will be encouraged to discuss the matter privately in a forthright and reasoned manner, in an attempt to settle their dispute.

    1-b- Failing this, the local Professional Standards Committee members will elicit both sides of the story, generally by telephone, and counsel both parties at a peer level; (e.g.) a Captain committee member will call a Captain involved, a

First Officer committee member will call a First Officer involved, and a Second

Officer member will call a Second Officer involved. Again, agreement to resolve the dispute will be sought.

    1-c- Should this fail, the pilots involved will be invited to a Local Professional

Standards Committee meeting.  After each pilot has had the opportunity to present his or her view of the matter, the committee will seek a commitment from the parties to end the conflict and work together in the future constructively and without dissension.

    1-d- Should one of the pilots refuse to participate the Association will advise the Company of the conflict and request the Company to encourage all involved parties to attend the Professional Standards Committee meeting.

2. When a Professional Standards problem (as defined above) is brought to the attention of the Company in the first instance, at management's discretion, the

Company will refer that issue and the parties involved to the Local Professional

Standards Committee.  Each pilot will be encouraged to attend the committee's meeting to settle their dispute in a reasoned, no-fault manner.

Successful resolution of a problem will produce a committee report to the

Company that states the matter is resolved. Lack of successful resolution will produce a report to the Company that the Local Professional Standards

Committee is unable to be of assistance.  Complete confidentiality regarding the committee's meeting will be maintained and further, the Company agrees not to cite a pilot's involvement with the Professional Standards Committee in any subsequent disciplinary proceeding.

Should successful resolution of a problem not be attained within 30-day time period, the Company will then be free to take whatever action it deems necessary to resolve the issue within the framework of the agreement.

Either party to this agreement reserves the right to cancel it upon giving a 30

Days written notice.  Accepted and agreed to this 3rd day of August, 1987.

/s/ L. W. Barry                                     /s/ F.C. Dubinsky

Lloyd W. Barry                                                F.C. Dubinsky, Chairman

Senior Vice President                                        Master Executive Council

Flight Operations                                             Air Line Pilots Association

United Airlines, Inc.

Unimatic Terminal

UNITED AIRLINES

August 4, 1987

Captain F. C. Dubinsky, Chairman

UAL/ALPA Master Executive Council

Air Line Pilots Association, International

10700 W. Higgins Road, Suite 200

Rosemont, IL 60018

Dear Captain Dubinsky:

Recent discussion between the parties have resulted in the following understanding:

United will install a Unimatic terminal with an associated printer in the MEC office for the use of MEC representatives and staff. This terminal will be authorized Mode 41 access and will be used in the same manner and for the same purpose as the "public" pilot sets located at each domicile.

This terminal is being provided to the UAL-MEC by the Company in recognition of the mutual benefits which it can provide; however it may be removed if the Company concludes that the presence of an Unimatic terminal in the MEC office may compromise United's computer and/or Corporate security or for any other reason may no longer be mutually beneficial.

The direct cost of operating this terminal will be borne by the Association,

however the Company will retain ownership and perform all required maintenance of the equipment.

It is understood that this agreement shall establish no precedent and will not be cited in the future for any purpose.  If this accurately reflects our understanding, please sign and return two (2) copies of this letter for our files.

Very truly yours,

/s/ S. E. Tallent

Stephen E. Tallent

Special Labor Counsel

Accepted and agreed to this

4th day of August, 1987.

/s/ F. C. Dubinsky

F. C. Dubinsky, Chairman

UAL/ALPA Master Executive Council

Pilot Instructors

LETTER OF AGREEMENT

between

UNITED AIR LINES, INC.

and

THE AIR LINE PILOTS

in the service of

UNITED AIR LINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended, by and between

UNITED AIR LINES, INC. (hereinafter referred to as the "Company") and the AIR

LINE PILOTS in the service of UNITED AIR LINES, INC. as represented by the

AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as the "Association").

W I T N E S S E T H:

WHEREAS, for the purpose of improving the training environment and the efficiency of operation while maintaining the highest quality training, the training staff organization will be revised and the training related responsibilities will be assigned to the new management position of Standards Captain and the new non-management position of Pilot Instructor, and

WHEREAS, it is the intent of the parties that the position of Training Check

Airman (TCA) be phased out and those duties will be assumed by the new positions of Standards Captains and Pilot Instructors, and

WHEREAS, the Association represents the interest of the line pilots who will

Function as Pilot Instructors,

THEREFORE BE IT RESOLVED, it is mutually agreed:

The Pilot Instructors will be pilots represented by the Association with line seniority numbers.

    1-a- Pilots selected must have the highest qualifications.

    1-b- The Association will be advised of and have an opportunity to make recommendations concerning the required qualifications and the selection process.

    1-c- A pilot selected to be a Pilot Instructor will be required to complete the following minimum actual line experience which may consist of either First

    Officer or Second Officer flying, as appropriate:

        1-c-1- Initial PI (new hire pilot):

        The pilot will be required to have 3 months line experience on the airplane on which he will instruct, prior to serving as a PI.

        1-c-2- Initial PI (current line pilot):

            A-3-b-(1)- If the pilot will be a PI on the same airplane on which he is serving on the line, no additional line experience is required prior to his serving as a PI.

            A-3-b-(2)- If the pilot will be a PI on an airplane different from the airplane on which he is serving on the line, he will be required to have 75 hours (including IOE) on the airplane on which he will instruct, prior to serving as a PI.

        1-c-3- Current or former PI:

           A-3-c-(1)- If the equipment change for the PI is from a 3-pilot airplane to a 2-pilot glass cockpit airplane and the PI has no previous glass cockpit experience, he will be required to have 75 hours (including IOE) on the airplane on which he will be instructing, prior to serving as a PI on that airplane.

           A-3-c-(2)- If the equipment change for the PI is from a 3-pilot airplane to a 2-pilot non-glass cockpit and the Pi has no previous 2-pilot crew experience, he will be required to have 50 hours (including IOE) on the airplane on which he will be instructing, prior to serving as a PI on that airplane.

           A-3-c-(3)- If the equipment change for the PI is from a non-international airplane to an international airplane and the PI has no previous international experience, he will be required to have 75 hours (including

           IOE) on the airplane on which he will be instructing, prior to serving as a

           PI on that airplane.

           This line of flying under sub-paragraph (1), (2), and (3) above will be in the aircraft in which the individual will be initially instructing. Such flying shall be performed as a reserve (at the Pilot Instructor's request, he may remain number one (1) on the FIFO list) or, should the Company desire the individual to fly specific trips during this three (3) month period, such flying shall be on a displacement basis.

2.

    2-a- The Pilot Instructor will perform the following duties and assignments:

        2-a-1- Conduct instruction in the simulator for Captains, First Officers,

        Second Officers and International Relief Pilots. This instruction will include transition training, Proficiency Check warm-up and requalification training.

        2-a-2- Conduct First Officer certification checks.

        2-a-3- Conduct Second Officer certification checks.

        2-a-4- Conduct BIRC instruction.

    2-b- Additionally, a Pilot Instructor may perform the following duties and assignments in his assigned equipment:

        2-b-1- Serve as a fill-in crew member for transition training.

        2-b-2- Serve as a fill-in crew member for Proficiency Check warm-up (2nd day).

        2-b-3- Serve as a fill-in crew member for Proficiency checks when he is the only pilot available.

        2-b-4- Serve as a Second Officer in the aircraft under the following conditions:

            B-2-d-(1)- Only Pilot Instructors who volunteer for such assignments will be eligible to be assigned to line Second Officer flying.

            B-2-d-(2)- Prior to performing the assignment, the Pilot Instructor will receive whatever refresher training he deems necessary.

            B-2-d-(3)- Such line flying as a Second Officer will not replace nor offset the line flying required under the terms of this Agreement.

           B-2-d-(4)- No action will be taken against a Pilot Instructor who declines a Second Officer flight assignment.

        2-b-5- Perform Ground School instruction as assigned.

        2-b-6- Be assigned special projects as needed.

3. Pilot Instructors will be required to bid and hold a line assignment in addition to their TK assignment.

4.

    4-a- Pilot Instructors will maintain line familiarity in the equipment to which they are assigned as a P.I. through annual open flying on the line as a First

    Officer for a minimum of 24 duty periods and up to 36 duty periods.  Open flying will be offered to Pilot Instructors who request it under Section .

    Additionally, Pilot Instructors may trade into and pick up open Shuttle and

    Mainline trips immediately after all pilots are accommodated as the result of the trip trade monthly rundown.  They may not be assigned or pick up additional flying until 1200 on the day prior to departure.  Pilot Instructors who request additional flying beyond the open flying maximum, above, may on their scheduled days off be scheduled for unlimited line flying on a displacement basis.

    4-b- To effect an efficient policy for Pilot Instructor pick up of open flying that provides for a wide range of experience by flying from various domiciles and minimizes the overuse of the Denver domicile assigned open flying, the following guidelines have been established:

        4-b-1- P.I.'s in conjunction with Crew Management (CM) will to the extent possible be assigned open flying from all domiciles.

        4-b-2- On P.I. work days open flying in Denver may be picked up by P.I.'s on a pro-rata basis as the assigned Denver flying relates to system flying in the fleet. Notwithstanding the above limitation, if there is no Denver pilot in that particular fleet and seat requesting 20-H-3 12 hours or less prior to scheduled departure of an I.D., a P.I. may pick up this open flying as an exception to the proportional limitation.

        4-b-3- P.I. deadheading to and from a domicile will not be considered a duty period as defined by the 36 duty period annual limitation.

        4-b-4- Duty periods which consist entirely of deadheading will not count toward satisfying the minimum 24 duty period requirement.

        4-b-5- Any combination of P.I. duties and flying duties performed within a single duty period must conform to the Section 5-G duty period time limitations.  For scheduling purposes, this requirement is not waivable.

5. The rate of pay for pilot instructors shall be determined as follows:

    5-a- The rate of pay for a pilot in years 1 through 5 of pilot longevity who is permanently assigned as a pilot instructor shall be not less than the 81 hour salary for the line assignment which he holds, plus 15%; but not more than the

    81 hour salary for B-747 First Officer at the 6th year of longevity.  The

    Company may determine that the override percentage for all pilot instructors in years 1 through 5 will be greater than 15%, but in no case will it produce greater earnings than the 81 hour salary for B-747 First Officer at the 6th year of longevity.

    A pilot instructor beyond the 5th year of pilot longevity shall be paid the 81 hour salary for his line assignment or the 81 hour salary for 747 First Officer at the 6th year, whichever is less.

    5-b- Pilot Instructors shall begin receiving PI pay in accordance with the following:

        5-b-1- Pilots who will be instructing as PIs in the equipment type for which they are currently trained will begin receiving Pilot Instructor pay upon reporting to the Flight Center.

        5-b-2- Pilots who require transition training for the equipment in which they will be instructing will begin receiving PI pay upon beginning their IOE after completing the required transition training, or 45 days after reporting to

        DENTK, whichever is earlier, provided they successfully complete the training necessary to become a PIlot Instructor.

    5-c- When a Pilot Instructor leaves the Flight Center to return to his line of flying assignment his Pilot Instructor pay shall continue until he begins IOE for his line assignment, at which time he shall be paid at the rate associated with his line assignment.

6. Pilot Instructor schedules shall have a minimum of twelve (12) calendar days free of duty per month. For trainee/instructor continuity, Pilot Instructors shall be allowed, at their option, to trade their days off; however, in no event shall a Pilot

Instructor receive less than twelve (12) actual calendar days free of duty during the month.

7. Pilot Instructors will accrue, preference and liquidate vacations as per Section

11 of the Agreement.

8. When a pilot transfers from and to his Pilot Instructor assignment he will be entitled to a pilot paid move, in accordance with the provisions of Section 10 of the Agreement, except when the line assignment is DENFO.

9. The provisions of Section 1, 2, 4, 6, 7, 8, 11, 12, 13, 14, 15, 16, 17, 18, 19, 21

and 22 of the Agreement shall apply to Pilot Instructors. The provisions of

Section 9 shall apply when the Pilot Instructor is functioning as a trainee.  The provisions of Section 5 and 20 shall apply during any line flying. All pilot benefits shall apply to Pilot Instructors.

10. Vacations

Vacations for PI's will be bid and awarded according to Section 11 of the

Agreement between ALPA and United Airlines. The vacation year PI's is from

May 1 to April 30.  Newly employed PI's accrue one day of vacation for each full calendar month of continuous employment with the Company during the remainder of the vacation year after the date of their initial employment, provided that the first vacation for PI's initially employed on or after May 1 of any year will not be due or payable except between May 1 and April 30 of the succeeding vacation year. After these provisions have been complied with, a PI will receive sixteen vacation days each year, provided his/her employment has been continuous.  Beginning in the vacation year following the year in which a PI completes the continuous service shown below, s/he will be entitled to the following number of vacation days:

                                  ______________________

                                     Years of       Vacation

                                      Service          Days

                                 _______________________

                                           5                 23

                                          12                30

                                          20                37

                                          25                44

                                 _______________________

In order to insure that a PI receives a total number of days off in a given month that approximates what a line pilot could expect, the following maximum number of regular days off (RDO's) can be scheduled as part of a vacation period:

       __________________________________________________________

Days________________________________________________________________
1	0	16	3
2	0	17	5
3	0	18	5
4	0	19	6
5	0	20	6
6	0	21	6
7	0	22	6
8	1	23	6
9	1	24	6
10	2	25	7
11	2	26	8
12	3	27	9
13	3	28	10
14	3	29	11
15	3	30	12

This maximum number of RDO's which can be assigned to a PI's vacation period applies to all vacation awards, including annual awards, monthly awards, and involuntary assignments.

In addition, a PI may request specific days off prior to or following a vacation period, up to and including the full allocation of monthly RDO's remaining.  The

DENTK Scheduling Office will honor that request if at all possible.  PI requests will be honored based on line pilot seniority.

Annual Preferencing: Vacation bid books are located in the Scheduling Office and are arranged in order of seniority. Vacations are awarded in order of seniority within each fleet based on the PI's preference.

All PI's will be eligible to preference the allocated vacation periods for the following year based on their equipment type as of January 1.  If you're entitled to

16 calendar says or more of vacation, you may elect to split your vacation into not more than two periods during the vacation year, provided that no period is less than 10 days. if you elect to split your vacation, you'll need to designate your preference as being for a primary, secondary, or tertiary assignment.  You'll be afforded the opportunity to be awarded your primary and secondary vacation periods before and tertiary vacations are awarded.

Monthly Preferencing: PI's may elect to bid for vacation periods on a monthly basis.  Vacations are awarded in seniority order within each Fleet.  PI's awarded a vacation will be notified of the award not less than 60 days before the first day of the month in which the vacation period falls.  If you don't receive this notice,

you won't be required to take this vacation award.  Any vacation periods created and available within 60 days of the vacation period will be offered in order of seniority and may be assigned with your concurrence with less than 60 days notice.

Involuntary Assignments: In the event that there are insufficient preferences submitted for posted vacation periods, involuntary vacations may be assigned in reverse order of seniority.  Involuntary assignment vacations shall be for a minimum of ten days or the balance of your vacation credit (if less than ten days).

You must be notified of the date of the involuntary assignment at least 60 days before the first day of the month in which the vacation period falls, except that any vacation periods created and available within 60 days of a vacation periods which are not voluntarily accepted may be assigned in reverse order of seniority

(provided you're given at least 45 days notice prior to the start of the vacation period).

11. Pilot Instructors will receive expense reimbursement according to the provisions of Section 4-E-1 of the Agreement when conducting training assignments at any location other than Denver.

12. The parties will be guided by the terms of the PI guidelines, and these guidelines will be changed only by mutual agreement of the parties.

13. This Letter of Agreement shall be effective upon signing and shall run concurrently with the current Basic Pilot Agreement.

IN WITNESS WHEREOF, the parties have signed this Letter of Agreement this

20th day of November, 1989.
FOR UNITED AIR LINES, INC.
WITNESS: /s/ G.L. Andrews /s/ T.A. McClone	/s/ J.R. Samolis John R. Samolis Vice President Employee Relations

WITNESS:
/s/ T.P. Austin /s/ C.A. Rine	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.

/s/ L.J. Balestra /s/ H.E. Stepinsky	/s/ Henry A. Duffy Henry A. Duffy, President Air Line Pilots Association, International
Revised as of July 12, 1994.
/s/ John R. Samolis John R. Samolis Vice President Employee Relations

/s/ Roger D. Hall Roger D. Hall, Chairman UAL/ALPA Master Executive Council

Further revised as of this 26th day of October, 2000.

/s/ William P. Hobgood

William P. Hobgood Senior Vice President People

/s/ F.C. Dubinsky

Captain F.C. Dubinsky
Chairman
UAL/ALPA Master Executive Council

Drug and Alcohol Testing

UNITED AIRLINES

January 3, 1990

Captain F. C. Dubinsky, Chairman

UA/ALPA MAster Executive Council

Air Line Pilots Association, International

10700 West Higgins Road, Suite 200

Rosemont, Illinois 60018

Dear Captain Dubinsky:

As the result of discussions between the parties, it has been agreed that:

When a pilot is required to provide a urine or breath specimen at the conclusion of his assigned trip sequence in order to comply with the Federally mandated random drug testing program, his duty period just completed shall be extended by 15 minutes beyond the duty time provided by the application of Section 5-G of the Agreement or of Section 3-N of the International Supplement, whichever is applicable.

Such duty time credit shall be included in the computation of each pilot's pay credit for that trip sequence; however, this 15 minutes credit shall not preclude a pilot from being tested.

It is understood that the 15 minutes of duty time credit provided above shall

Constitute full compensation for participation in the drug testing program regardless of variations in the actual amount of time spent by each pilot in accomplishing this procedure.

                                                Sincerely,

                                                /s/ J. R. Samolis

                                                John R. Samolis

                                                Vice President Employee Relations

Accepted and agreed to this

3rd day of January, 1990.

/s/ F. C. Dubinsky

Captain F. C. Dubinsky, Chairman

UA/ALPA Master Executive Council

Revised as of this 26th day of October, 2000.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

/s/ F.C. Dubinsky

Captain F.C. Dubinsky

Chairman

UAL/ALPA Master Executive Council

International

PREAMBLE

WHEREAS, the Company and the Association desire to supplement their Pilots'

Employment Agreement, signed October 26, 2000 (hereinafter referred to as the

''Agreement'') by providing certain rules and working conditions with respect to the Company's international flying to and within the Pacific Basin, Europe and the

British Isles, Central and South America and India.

NOW, THEREFORE, it is mutually agreed and understood by and between the

Parties to this Supplemental Agreement that the rules and working conditions stipulated herein shall be in full force and effect on the Company's international flying to and within the Pacific Basin, Europe, and the British Isles, Mexico,

Central and South America and India provided that all provisions of the

Agreement, except as specifically modified or excepted by this Supplemental

Agreement, shall be applicable also to this flying.

SECTION 1- DEFINITIONS

A. International Flight Segments

    A-1- International Atlantic flight segment for the purpose of this Supplemental

    Agreement means (1) any flight segment which is operated between any point

    In the United States or Canada on the one hand and any point in Europe or the British Isles on the other hand, and (2) any flight segment which is operated between points within Europe and/or the British Isles.

    A-2- International Pacific flight segment for the purpose of this Supplemental

    Agreement means (1) any flight segment which is operated between any point

    In the United States or Canada on the one hand and any point in the Pacific

    Basin on the other hand, and (2) any flight segment which is operated between points within the Pacific Basin.

    A-3- International Central and South American flight segments for the purpose of this Supplemental Agreement means (1) any flight segment which is operated between any point in the United States or Canada on the one hand and any point in Central America, Mexico and South America on the other hand, and (2) any flight segment which is operated between points within

    Central America, Mexico and South America.

B. An international trip pairing is any trip pairing which contains an international segment.

Basic Crew

C-1- Three Pilot Aircraft:

    A ''Basic Crew'' on a three (3) pilot aircraft shall consist of a Captain, a First

    Officer, and a Second Officer.

    C-2- Two Pilot Aircraft:

    A ''Basic Crew'' on a two (2) pilot aircraft shall consist of a Captain and a First

    Officer.

D. Augmented Crew

    D-1- Three Pilot Aircraft

    An ''Augmented Crew'' shall consist of a Captain, a First Officer with an ATP and type rating in the aircraft, a Second Officer, and an International relief

    Pilot.

    D-2- Two Pilot Aircraft

    An ''Augmented Crew'' shall consist of a Captain, and (2) First Officers with

    AT's and type ratings in the aircraft.

E. Double Augmented Crew

    Two Pilot Aircraft

    A ''Double Augmented Crew'' shall consist of a Captain and three (3) First

    Officers with ATP's and type ratings in the aircraft.

F. Augmented Trip

An ''Augmented Trip'' shall mean any trip sequence which includes at least one duty period scheduled with an augmented or double augmented crew.

G. International Relief Pilot (IRP)

An International relief Pilot shall be qualified to provide relief, on those flights on which he is required, at the Captain, First Officer and Second Officer stations.

Such qualifications shall be established by the Company to permit him to accomplish:

    G-1- Pre-flight, post-flight and enroute First Officer duties, not including take-

    off or landing of the aircraft.

    G-2- All Second Officer duties.

    G-3- Any other duties assigned to him by the Company or the pilot in command.

H. Flight Deck Duty

''Flight Deck Duty'' shall mean the flight time spent at an FAA required or contractually required operating station in the cockpit, which does not include any time spent in a cockpit observer seat(s) below FL 180.

I. Pacific Crossing

A "Pacific Crossing" is any flight segment across the Pacific Ocean that exceeds

Eight (8) hours scheduled flight time.

J. Atlantic Crossing

An ''Atlantic Crossing'' is any international flight segment operated across the North Atlantic to or from Europe or the British Isles.  Additionally, any flight segment to or from Anchorage into the Pacific Basin is considered an Atlantic

Crossing.

K. Pacific Basin

All current and future route authority, including all of the PAA acquisition, used or unused, served by United Airlines in the Pacific; not to include route authority between mainland United States and Hawaii.

SECTION 2- EXPENSES AND TRANSPORTATION

A. Expenses for International flying will be as provided in Section 4-A of the

Agreement, except that pilots assigned to International flying shall receive, in addition to the expenses provided for in Section 4-A, fifty cents ($0.50) for each hour away from home.

B.

    B-1- Transportation of pilots on United Airlines will be booked in First Class, if available. If First Class is unavailable, Business Class will be booked. If both

    First and Business Class are unavailable, coach may be booked.  Regardless of class of service reserved, pilots may be upgraded to First Class, if available at departure time.

    B-2- All NRPS pilot reservations will be booked as non-smoking. Upon check-

    in a pilot who requests smoking will be accommodated in the smoking section on the same basis as revenue passengers.

    B-3- Transportation of pilots on any airline other than United Airlines will be booked in Business Class, if available. If Business Class is unavailable, First

    Class will be booked. If both First and Business Class are unavailable, coach may be booked for any single segment which is scheduled for three (3) hours or more, non-stop.  All other offline transportation shall be Coach.

    B-4- Upon request, the parties will meet to consider information and recommendations which ALPA may have regarding the suitability of a foreign carrier for deadheading crews.

    B-5- The Company will provide ground transportation to layover hotels at all international layover locations. Transportation to and from the hotel will be provided in a full sized air-conditioned vehicle exclusively for cabin and cockpit crew use. Additionally, if the cockpit crew is at the pickup location,

    transportation will leave no later than thirty (30) minutes after actual arrival of the trip unless a later departure is agreed to. Hotel pickup times will be arranged to have the pilots arrive at the airport in sufficient time to report for duty at their assigned report time.  Upon request, the parties will meet to consider information and recommendations which ALPA may have regarding the suitability of ground transportation at specific international layover locations.

    B-6- If a room at the scheduled layover hotel is not available within thirty (30)

    minutes of scheduled check-in time, the affected pilots may seek other accommodations and will be reimbursed by the Company.

C. Should isolated cases of unusual expenses be encountered by a pilot which the expense allowance will not normally cover, the Company will reimburse the pilot for such expenses upon receipt of a documented Company expense form.

SECTION 3- HOURS OF SERVICE

Notwithstanding the provisions of Section 5-B-7, 5-B-8, 5-B-9 and 5-B-10, 5-D-4,

5-G-1-a, 5-G-1-b-(1) and 5-G-1-b-(2), 5-G-1-c-(1), 5-G-1-c-(2), 5-G-1-c-(3), 5-G-

1-c-(4) and 5-G-1-c-(5), 5-G-2-a, 5-G-2-b-(1), 5-G-2-b-(2) and 5-G-2-b-(3), 5-G-2-

c-(1), 5-G-2-c-(2) and ) of the Agreement, the following shall apply to international trip pairings:

A. Pacific Operations

    A-1- Two Pilot Aircraft, Basic Crew

        A-1-a- Duty time limits of Section 5-G-1-a-(1)-(a) and 5-G-1-a-(1)-(b), 5-G-

        1-b-(3), 5-G-2-a-(1), 5-G-2-a-(2) and 5-G-2-a-(3) shall apply to all duty periods that do not contain a Pacific crossing.

        A-1-b- Maximum flight time shall not exceed eight (8) hours of scheduled flight time in any single duty period.

    A-2- Two Pilot Aircraft, Augmented Crew, Single Segment

        A-2-a- Maximum scheduled duty time shall not exceed thirteen and one half (13 1/2) hours. Actual duty time shall not exceed fifteen and one half

        (15 1/2) hours.

        A-2-b- Maximum flight time shall not exceed twelve (12) hours of scheduled flight time in any single duty period and no pilot will be required to exceed eight (8) hours flight deck duty in any single duty period.

    A-3- Two Pilot Aircraft, Double Augmented Crew Single Segment

        A-3-a- Maximum scheduled duty time shall be seventeen and one half (17

        1/2) hours. Actual duty time shall not exceed nineteen and one half (19 1/2)

        hours.

        A-3-b- Maximum flight time shall not exceed sixteen (16) hours of scheduled flight time in any single duty period and no pilot will be required to exceed eight (8) hours flight deck duty in any single duty period.

    A-4- Two Pilot Aircraft, Double Augmented Crew, Two (2) Segments

        A-4-a- Maximum scheduled duty time shall be fifteen and one half (15 1/2)

        hours. Actual duty time shall not exceed seventeen and one half (17 1/2)

        hours.

        A-4-b - Maximum flight time shall not exceed twelve and one-half (12 1/2)

        hours of scheduled flight time in any two (2) flight segment duty periods and no pilot will be required to exceed eight (8) hours flight deck duty in any single duty period.

        A-4-c- In the application of 3-A-4-a and 3-A-4-b above, the first segment must be scheduled to depart between 0800 and 1500 per 3-A-8 below.  In the event the Company desires to schedule departures outside this 0800-

        1500 window, Association concurrence will be required.

    A-5- Three Pilot Aircraft, Basic Crew

        A-5-a- Duty limits of Section 5-G-1-a-(1)-(a) and 5-G-1-a-(1)-(b), 5-G-1-b-

        (3),5-G-2-a-(1), 5-G-2-a-(2) and 5-G-2-a-(3) shall apply to all duty periods that do not contain a Pacific Crossing.

        A-5-b- Maximum flight time shall not exceed eight (8) hours of scheduled flight time in any single duty period.

    A-6- Three Pilot Aircraft, Basic Crew, Single Segment, Pacific Crossing:

        A-6-a- Maximum scheduled duty time shall be twelve (12) hours. Actual duty time shall not exceed fourteen (14) hours.

        A-6-b- Maximum Flight Time

A single flight segment of up to ten and one-half (10 1/2) hours may be scheduled.

        A-6-c- Notwithstanding the limits of sub-paragraphs a and b above, if a

Single flight segment consisting of a Pacific crossing of up to twelve (12)

Hours maximum flight time is scheduled in a duty period, that duty period may be scheduled for one and one-half (1 1/2) hours more than the scheduled actual flight time of the segment, but will not be scheduled to exceed thirteen and one-half (13 1/2) hours. The actual duty time limits in these instances will be two (2) hours more than the scheduled duty time.

        A-6-d- Notwithstanding the crew complement requirements above, if a segment in a pairing is scheduled to depart after 1500 and before 0800, as defined in paragraph 3-A-8 below, and contains more than 10 hours of flight time, an augmenting crew member will be required and the operation will become subject to the provisions of 3-A-7 below. Further, no augmenting crew member will be required on the last Pacific crossing in a pairing as a result of the application of this sub-paragraph.

    A-7- Three Pilot Aircraft, Augmented Crew, Pacific Crossing, Single Segment

        A-7-a- Maximum scheduled duty time shall not exceed sixteen (16) hours.

        A-7-b- Maximum actual duty time shall not exceed eighteen (18) hours.

        A-7-c- Notwithstanding the limits of sub-paragraphs a & b above, if a single flight segment consisting of a Pacific Crossing of up to sixteen (16) hours maximum flight time is scheduled in a duty period that duty period may be scheduled for one and one-half (1 1/2) hours more than the scheduled actual flight time of the segment, but will not be scheduled to exceed seventeen and.one-half (17 1/2) hours. The actual duty time in these instances will be two (2) hours more than the scheduled limit.

        A-7-d- Notwithstanding the single segment limitation above, two (2) flight segments may be scheduled in excess of eight (8) hours and up to twelve and one-half (12 1/2) flight hours. In the event the Company intends to schedule flying under this provision which exceeds eight (8) hours,

Association concurrence will be required.

    A-8- The first two (2) duty periods in an international Pacific trip pairing which include international flying shall be based on the pilot's home domicile time.

Subsequent duty periods in an International trip pairing shall be based on the local time which is in effect at the point of origin of the duty period.

Applicability of duty period length and on-duty credit provisions shall be based on the time which is in effect at the point of origin of the duty period as defined above.

B. Atlantic Operations

    B-1- Two Pilot Aircraft, Basic Crew

        B-1-a- Maximum duty time

Duty time limits of Section 5-G-1-a-(1)-(a) and

5-G-1-a-(1)-(b), 5-G-1-b-(3), 5-G- 2-a-(1), 5-G-2-a-(2) and 5-G-2-a-(3) shall apply to all duty periods that do not contain an Atlantic crossing.

        B-1-b- Maximum flight time

Eight (8) hours of scheduled flight time shall be the maximum scheduled in any single duty period.

    B-2- Two Pilot Aircraft, Augmented Crew, Single Segment Atlantic Crossing:

        B-2-a- Maximum scheduled duty time shall not exceed thirteen and one

Half (13 1/2) hours. Actual duty time shall not exceed fifteen and one half

(15 1/2) hours.

        B-2-b- Maximum flight time shall not exceed twelve (12) hours of

Scheduled flight time in any single duty period and no pilot will be required to exceed eight (8) hours flight deck duty in any single duty period.

        B-2-c- A pilot may be scheduled, in the final duty period of a trip pairing, to operate a one (1) stop westbound flight scheduled to depart at or after 0800 local time from points in Europe and scheduled to arrive by 1700 local time at a point in North America.

        B-2-d- Notwithstanding the single segment limitation above, a pilot may be scheduled to fly one additional segment in a duty period after an Eastbound

Atlantic crossing which is scheduled to depart from his domicile after 0800,

provided the scheduled arrival time of that second segment is not later than

2100 home domicile time.

    B-3- Two Pilot Aircraft, Double Augmented Crew, Single Segment, Atlantic

Crossing.

        B-3-a- Maximum duty time

Fifteen (15) hours scheduled, seventeen (17) hours actual.

        B-3-b- Maximum flight time

Thirteen and one-half (13 1/2) hours scheduled and no pilot will be required to exceed eight (8) hours of flight deck duty in any single duty period.

    B-4- Three Pilot Aircraft, Basic Crew

        B-4-a- Duty time limits of Section 5-G-1-a-(1)-(a) and 5-G-1-a-(1)-(b), 5-G

-1-b-(3), 5-G-2-a-(1), 5-G-2-a-(2) and 5-G-2-a-(3) shall apply to all duty periods that do not contain an Atlantic Crossing.

        B-4-b- Maximum flight time shall not exceed eight (8) hours of scheduled

Flight time in any single duty period.

    B-5- Three Pilot Aircraft, Basic Crew, Single Segment, Atlantic Crossing:

        B-5-a- Maximum scheduled duty time shall be twelve and one half (12 1/2)

hours, actual duty time shall not exceed fourteen and one half (14 1/2)

hours.

        B-5-b- Maximum Flight Time: A single flight segment of up to eleven (11)

Hours may be scheduled.

        B-5-c- Notwithstanding the limits of Paragraphs 3-B-5-a and 3-A-5-b above, if a single flight segment of more than eleven (11) hours and up to twelve (12) hours is scheduled in a duty period, that duty period may be scheduled for one and one-half (1 1/2) hours more than the scheduled actual flight time of the segment, but will not be scheduled to exceed thirteen and one-half (13 1/2) hours. The actual duty time in these instances will be two (2) hours more than the scheduled duty time.

        B-5-d- Notwithstanding the crew complement requirements above, if a segment in a pairing is scheduled to depart after 1500 and before 0800, as defined in paragraph 3-B-11 below, and contains more than ten (10) hours of flight time, an augmenting crew member will be required and the operation will become subject to the provisions of 3-B-6 below. Further, no augmenting crew member will be required on the last Atlantic crossing in a pairing as a result of the application of this sub-paragraph.

    B-6- Three Pilot Aircraft, Augmented Crew, Single Segment, Atlantic

Crossing:

        B-6-a- Maximum scheduled duty time shall be fourteen and one half (14

1/2) hours, actual duty time shall not exceed sixteen and one half (16 1/2)

hours.

        B-6-b- Maximum Flight Time: A single flight segment of up to twelve (12)

Hours may be scheduled.

        B-6-c- Notwithstanding the limits of Paragraphs 3-B-6-a and 3-B-6-b above, if a single flight segment consisting of an Atlantic Crossing is scheduled in a duty period that duty period may be scheduled for one and one-half (1 1/2) hours more than the scheduled actual flight time of the segment, but will not be scheduled to exceed fifteen and one-half (15 1/2)

hours. The actual duty time in these instances will be two (2) hours more than the scheduled duty time.

    B-7- Three Pilot Aircraft, Augmented Crew, Atlantic Crossing, Two Segments:

        B-7-a- Maximum scheduled duty time shall be thirteen and one half (13

1/2) hours, actual duty time shall not exceed fifteen and one half (15 1/2)

hours.

        B-7-b- Maximum flight time shall not exceed twelve (12) hours of

Scheduled flight time in any single duty period.

        B-7-c- A pilot may be scheduled, in the final trip pairing, to operate a one

(1) stop westbound flight scheduled to depart at or after 0800 local time from points in Europe and scheduled to arrive by 1700 local time at a point in North America.

        B-7-d- A pilot may be scheduled to fly one additional segment in a duty

Period after an Eastbound Atlantic crossing which is scheduled to depart from his domicile after 0800, provided the scheduled arrival time of that second segment is not later than 2100 home domicile time.

    B-8- For the purpose of schedule preparation no other flying will be scheduled in a duty period which contains an Atlantic crossing except as provided in Section 3-B-2-c, and 3-B-2-d, and 3-B-7-c and 3-B-7-d, above.

Notwithstanding the segment limitations above, an additional segment may be assigned in the actual operation as a result of diversions due to fuel,

mechanical, or weather as long as the assignment conforms to the flight time and duty time limits of the original assignment.

    B-9- A pilot shall not be scheduled to fly an Atlantic crossing scheduled in

Excess of eight (8) hours, in either direction, within sixteen (16) hours of completing such a crossing.

    B-10- International Atlantic trip pairings shall not be scheduled in excess of

Six (6) duty periods nor include more than four (4) Atlantic crossings.

    B-11- The first two (2) duty periods in an international Atlantic trip pairing

Which include international flying shall be based on the pilot's home domicile time.  Subsequent duty periods in an international trip pairing shall be based on the local time which is in effect at the point of origin of the duty period.

Applicability of duty period length and on-duty credit provisions shall be based on the time which is in effect at the point of origin of the duty period as defined above.

C. Central and South America

    C-1- Service to and from Central and South America will be scheduled and

Flown under the provisions of this International Supplemental Agreement whenever the trip pairing contains any segment which exceeds eight hour flight time and/or any segment which operates south of 15 degrees south latitude.  All other flying will be done under the basic agreement. Further, all operations conducted to or within Central and/or South America in all series of

B-737, B-727, A319/A320 and B-757 aircraft will be conducted exclusively under the terms of the ''basic'' Agreement.

    C-2- When operated under this International Supplement, the flight and duty time limitations contained in Section 3-B (ATLANTIC OPERATIONS) of the

International Supplement shall be considered applicable to Central and South

American. operations and all other provisions of the International Supplement

Currently applicable to Atlantic (or European) operations shall also be considered applicable to Central and South America. No pairing shall operate between cities outside of North, Central and South America; including the

Caribbean Islands.

    C-3- The term ''Atlantic Crossing'' when applied to South American service as described above, shall be understood to mean any flight segment over eight hours operated between the North American and the South American continents.  Further, ''eastbound'' and ''westbound'' shall be understood to mean ''away from the U.S.'' and ''returning toward the U.S.'', respectively.

Other references, if any, intended to differentiate between the U.S. and Europe in the International Supplement shall be understood to mean the U.S. and

South America in the same context.

    C-4- In addition to the provisions of Section 3-K-6 of this International

Supplement, upon completion of a trip sequence which includes more than four (4) duty periods, but which does not also include a South American crossing (''an Atlantic Crossing'', as described above), a pilot shall receive a rest at his home domicile of not less than 36 hours. Further, whenever the last segment in a trip sequence is scheduled to originate in one of the following listed cities in South America and terminate at any point in the United States,

the pilot will be scheduled to receive no less than twenty (20) hours free from duty upon completion of the sequence: Rio de Janeiro, Brazil; Sao Paulo,

Brazil; Montevideo, Uruguay; Buenos Aires, Argentina; Santiago, Chile. With

SSC concurrence on a monthly basis, this scheduled twenty (20) hour minimum may be reduced to eighteen (18) hours. (18 hours is to be considered the actual minimum.)

    C-5- Notwithstanding the provisions of Section 5-G-1-e-(8), 5-G-2-c-(2) and

20-G-8, upon completion of any trip sequence which operates through Central or South America, all pilots will be scheduled for not less than 14 hours and 45 minutes free from duty. With SSC concurrence on a monthly basis, this scheduled 14 hours and 45 minutes minimum may be reduced to 12 hours and

45 minutes. (12 hours 45 minutes is to be considered the actual minimum.)

D. Other Regions

For new routes or flying to new markets, the crew make-up and duty limits shall be the same as for existing international flying of comparable flight segments. At least ninety (90) days prior to initiating such new flying, representatives of the

Company and the Association will meet to resolve operational issues. If the representatives are unable to reach agreement on any operational issue (s), the issue (s) will be referred to the Senior Vice-President of Flight Operations and the

MEC Chairman for resolution.

E. Reserve Coverage

The reserve provisions of Section 5 and 20 of the Agreement apply to

International reserve assignments unless excepted in this International

Supplement. Section 5-G-1- e-(1) and Section 5-G-1-e-(2) are specifically excepted. The following international reserve system options will be available to a pilot on reserve status:

    E-1- Traditional Option

A reserve who does not contact OPBCM to elect one of the other options

Available under this Paragraph 1 will be a Traditional reserve. A Traditional reserve will progress normally through the first-in first-out list ("FIFO") until he receives an assignment in accordance with the provisions of sub-

paragraph 1-a or 1-b below.

        E-1-a- Assign to first available reserve on FIFO who can perform the assignment as scheduled without interference with any scheduled days off.

        E-1-b- If unable to make the assignment under "a" above, assign to the

First available reserve on FIFO who requires the fewest number of days off changed. In the application of this provision, assignments may not begin on a scheduled day off.

    E-2- Active Option

        E-2-a- A reserve may volunteer to go to the top of the FIFO list. A reserve

Who elects this option will be given an assignment just as though he had

Progressed through the FIFO list in accordance with paragraph 3-E-1-a and

3-E-1-b above.

       E-2-b- A reserve's position on the FIFO list under this option will be determined by the time the reserve blocked in from his last assignment, i.e.,

a reserve who blocked in at 1700 will go ahead of a reserve who blocked in at 1800 regardless of when the individual pilots volunteer to go to the top of the FIFO list. This block in time rule (block in time of last flight assignment)

also applies to a reserve coming off days off.

        E-2-c- A reserve who volunteers to go to the top of the FIFO list under this provision and who subsequently does not receive an assignment by 2359 of the day before his last day of availability shall revert to the position on the

FIFO list he would have been if he had not volunteered to go to the top of the list.

    E-3- Aggressive Option: A reserve may volunteer for an assignment on a first-come first-served basis pursuant to the following provisions:

        E-3-a- All flying that is known to be open more than forty-eight (48) hours before the scheduled departure time of the trip will be available for pick-up between forty-eight (48) hours and forty-four (44) hours before the scheduled departure time of the trip.

        E-3-b- Flying that becomes open between forty-eight (48) hours and twelve

(12) hours before the scheduled departure time of the trip will be available for pick-up for a period of four (4) hours after the trip opened up or until twelve (12) hours before scheduled departure time, whichever is earlier.

        E-3-c- Trips that become open as a result of short term sick leave will be available for pick-up as follows:

        E-3-c-(1)- The initial trip for which a lineholder places himself on sick leave will be available for pick-up for a period of up to four (4) hours beginning at the time the trip becomes open but ending not later than twelve (12) hours before the scheduled departure time of the trip.

        E-3-c-(2)- Any subsequent trip(s) for which the lineholder remains on sick leave will be available for pick-up not earlier than fourteen (14) hours and not later than twelve (12) hours before the scheduled departure time of the trip.

        E-3-d- A reserve may pick up a trip equal to or less than his number of days of availability including Non-Holy Days off before his next scheduled unavailable days. However, the length of the assigned ID must be not less than his total days of availability minus one unless he receives OPBCM concurrence.

        E-3-e- A reserve may pick up a trip for which he is projected to be legal

While he is flying a current assignment. If he subsequently is projected to

Become illegal for the trip that he picked up, the trip will be placed back in open flying and will be picked up by or assigned to another pilot in accordance with the provisions of this Paragraph E.

    E-4- Voluntary Short Call Out Option

        E-4-a- A reserve may volunteer to go on a Short Call Out List, on a duty

Period by duty period basis, for assignment to trips that become open five

(5) hours or less before the scheduled departure time of the trip.

        E-4-b- Notwithstanding their relative positions on the FIFO list, a reserve

On the Voluntary Short Call Out list will be assigned to a trip that opens up five  (5) hours or less before the scheduled departure time of the trip ahead of pilots who have elected the Active or Traditional options.

        E-4-c- A reserve who volunteers to be on the Short Call Out list will remain

On that list until midnight of the day on which he volunteered at which time he will revert to the Traditional option.

        E-4-d- A reserve will remain in his original position on the FIFO list during

The time he is a Short Call Out reserve and after he falls off the Short Call

Out list unless he has elected the Active option.

        E-4-e- Notwithstanding the provisions of this sub-paragraph E-4, the

Company may assign a trip to a Short Call Out reserve more than five (5)

hours before the scheduled departure time of the trip in accordance with the provisions of sub-paragraph 3-E-1 above.

    E-5- Reserve Assignments

Reserves shall be assigned known open flying in accordance with the following with the understanding that the term "available for assignment" is that time following the aggressive pick-up window under paragraph 3-E-3.

        E-5-a- Trips that become available for assignment between the hours of

0700 and 2300:

        E-5-a-(1)- A trip that becomes available for assignment forty-four (44)

Hours before the scheduled departure time of the trip will be assigned at that time.

        E-5-a-(2)- A trip that becomes available for assignment between forty-four

(44) and twelve (12) hours before the scheduled departure time of the trip will be assigned as soon as it is available.

        E-5-a-(3)- A trip that becomes open less than twelve (12) hours before the scheduled departure time of the trip will be assigned as soon as it is known to be open.

        E-5-b- Trips that become available for assignment between the hours of

2301 and 0659:

        E-5-b-(1)- A trip that becomes available for assignment forty-four (44)

Hours before the scheduled departure time of the trip will be assigned at that time but the reserve will not be notified of the assignment until 0700.

        E-5-b-(2)- A trip that becomes available for assignment between forty-four

(44) hours and twelve (12) hours before the scheduled departure time of the trip will be assigned twelve (12) hours before the scheduled departure time of the trip or at 0700, whichever is earlier.

        E-5-b-(3)- A trip that becomes open less than twelve (12) hours before the scheduled departure time of the trip will be assigned so as to provide the reserve with a reasonable amount of time to report for the trip or at 0700,

whichever is earlier, unless waiting to make the assignment would cause an otherwise available reserve to become illegal for the assignment.

        E-5-c- In the application of sub-paragraphs 3-E-5-a and 3-E-5-b above the following shall apply:

        E-5-c-(1)- Assignments will be made to the first reserve, in first-in, first-out order,

who is legal for the assignment notwithstanding the fact that waiting to make the assignment would result in assigning the trip to a reserve who is closer to the top of the list.

        E-5-c-(2)- If no reserves are legal for an assignment at the time a trip becomes open or available for assignment, the Company may wait to make the assignment to a reserve who subsequently will become legal for the assignment.

    E-6- All non-augmented international flying operated under domestic contract rules of the Agreement, will, for the purposes of the required rest rule, be treated as domestic flying.

    E-7- Reserve Days Off

At equipment domiciles where scheduled international flying is assigned, all international reserve lines available for monthly preferencing shall include one period of six (6) consecutive days off in a 30 day month and seven (7)

consecutive days off in a 31 day month which may not be disrupted without pilot concurrence by an assignment made under the provisions of sub-

paragraph 3-E-1 above. If in the actual operation, a pilot is worked into one or more of these day(s), such day(s) shall be restored to the pilot in conjunction with the remaining days off and will not be disrupted without his concurrence. In addition to this period of six (6) or seven (7) days off, these international reserve lines will contain either two (2) periods of three (3)

days off or three (3) periods of two (2) days off. Except for the one six (6)

or seven (7) day off period, all other day off periods may be disrupted only by an international assignment under sub-paragraph 3-E-1 above, or to correct a month-end legality problem. When such disruption occurs, the days off lost will be restored in the current month, if possible, but may be restored in the following month, if necessary. Restoration of days off will not be deferred beyond the following month unless further deferral is required due to a conflict with (1) scheduled vacation, (2) training, (3) other schedule unavailability or (4) the inability to restore the days off owed without splitting scheduled trip sequences. Days off will be in minimum groups of two days provided the Company owes the pilot two or more days off. Single days off may be restored or added to the pilot's vacation with his concurrence.

    E-8- At domiciles where no international flying is assigned, a reserve will not

Be assigned an involuntary 8-L-6 assignment to perform international flying at another domicile. When a new international domicile is established, the parties will meet to determine the scheduling process necessary to insure that the pilots who are assigned international flying meet the required qualifications and necessary experience levels.

    E-9- In the event the scheduled pilot becomes available after a reserve is assigned and the reserve is no longer needed, the reserve assignment may be canceled. When assigned to cover for a pilot on sick leave, reserves shall call OPBCM within eight (8) hours of departure to verify the assignment.

    E-10- When released from duty upon completion of an international assignment, a reserve will receive a minimum of twenty-four (24) hours free from duty unless a greater rest is required by other provisions of this

Agreement.

    E-11- In those international equipment domiciles that have both scheduled

Pacific and Atlantic DSL flying no reserve pilot will be assigned a trip pairing containing an international Pacific flight segment within forty-eight (48)

hours of completion of a trip pairing containing an international Atlantic flight segment. No reserve pilot will be assigned a trip pairing containing an international Atlantic flight segment within sixty (60) hours of completion of a trip pairing containing an international Pacific flight segment. No reserve will be assigned or reassigned to fly in the European and Pacific operation in any single trip pairing.

F. The Company will not construct lines of flying which contain both one or more international Atlantic flight segments and one or more international Pacific flight segments except where full lines of flying cannot be constructed using exclusively Atlantic or Pacific flying. In the event that both Atlantic and Pacific flying is scheduled in the same line of flying the time between pairings will not be less than sixty (60) hours between a pairing containing an international Atlantic flight segment and a pairing containing an international Pacific flight segment,

and seventy-two (72) hours between a pairing containing an international Pacific flight segment and a pairing containing an international Atlantic flight segment.

G. The actual duty time limits of Paragraph A & B above may be extended with

Pilot concurrence.

H. On Basic and Augmented Crews, a Captain may be assigned as a First

Officer subject to the provisions of paragraph of the Agreement.

I. If an augmenting crew member is required on any flight segment in a duty period, he shall be required on all flight segments in that duty period. If the scheduled flight time between any two (2) stations is such as to require augmentation in one direction, then augmentation at the same level shall be required on that segment when flown in the opposite direction. Notwithstanding, if a flight requires augmentation due only to the application of 3-A-6-d, or 3-B-5-d,

the augmenting pilot shall be initially assigned to fly a comparable return flight,

but may be reassigned if required by the operation. The augmenting First Officer who is displaced for any reason will not be assigned to another First officer position on the trip from which he was displaced, or any other trip, without his concurrence.

J. Fuel Stops

A fuel stop required for operational reasons on any international trip segment,

Even though pre-planned on a recurring basis, shall not be considered as a scheduled stop for any reason.

Should a fuel stop occur on any international segment, all pilots assigned to fly

That segment will receive an additional one (1) hour pay in addition to all other compensation provided upon completion of fueling the crew continues flying toward their original destination. Fuel stops will not be planned for less than forty

(40) minutes block-to-block. Further, when Dispatch forecasts a fuel stop on any unaugmented Pacific crossing which was initially scheduled in excess of ten and one-half (10 1/2) hours flight time, an augmenting crew member will be assigned provided OPBCM receives at least six (6) hours notice.

K. All flight time, duty time and segment limitations which are applicable to flying under this Supplemental Agreement shall also apply to deadheading on the same basis as if it were flying. In the actual operation, assignments which include a duty period which consists solely of deadheading shall contain no more than three (3) deadhead segments in that deadhead duty period.

L. International lines of flying may be constructed which contain up to eighty-five

(85) credit hours. Additionally, no pilot will be scheduled or reassigned to perform more than 4 Pacific or Atlantic crossings in a single trip pairing, or more than 2

Pacific or Atlantic crossings of more than 10 hours in a single trip pairing. The

Local Schedule Committee, with the concurrence of the SSC and the Company,

may authorize the construction of lines of flying in any equipment domicile to exceed the applicable monthly schedule limit by up to one (1) hour, provided the extended monthly schedule limit improves the quality of the affected lines.

(Should the monthly schedule limits be increased the actual performance limits will be increased by an equal amount).

M. Legal Rest Minimums.

M-1- Duty periods which contain eight (8) or fewer hours of flight time shall provide rest breaks in accordance with Section 5-G-1-c and 5-G-2-c of the

Agreement. Further, in the application of this provision, the occurrence of rest breaks of 11:30 or less immediately following duty periods in excess of 12:00 will be limited to one per pairing.

M-2- Duty periods which contain more than eight (8) hours but twelve (12) hours or less of scheduled flight time shall provide at least eighteen (18) hours free from duty.  With SSC concurrence on a monthly basis, this scheduled eighteen

(18) hour minimum may be reduced to sixteen (16) hours. (16:00 is to be considered an actual minimum).

M-3- Duty periods which contain more than twelve (12) hours of scheduled flight time shall provide at least twenty (20) hours free from duty. With SSC concurrence on a monthly basis, this scheduled twenty (20) hour minimum may be reduced to eighteen (18) hours. (18:00 is to be considered an actual minimum).

M-4- If a trip pairing includes duty periods which are scheduled to contain more than eight (8) hours of actual flight time for a basic crew or more than twelve (12)

hours of actual flight time for an augmented crew, there must be scheduled within the pairing a crew layover of at least twenty-four (24) hours, block-to-block, at or before the end of each second long duty period as defined herein.

M-5- In addition to the above, at least sixteen (16) hours free from duty will be scheduled prior to any duty period which is scheduled to contain more than eight

(8) hours of flight time or deadhead. With SSC concurrence on a monthly basis,

this scheduled sixteen (16) hour minimum may reduced to fourteen (14) hours.

(14:00 is to be considered an actual minimum).

M-6- Upon completion of a trip pairing containing an Atlantic crossing(s) a pilot shall receive a rest at home scheduled for no less than 24 hours (22 hours shall be considered an actual minimum which may be further decreased to 21 hours with pilot concurrence) which shall increase to 36 hours if the trip pairing contains more than two duty periods.  Further, after completing a pairing containing a

    Pacific crossing, a pilot will receive a rest at home of no less than 48 hours,

    which shall be extended to 72 hours after a trip pairing containing more than 6 duty periods.  Additionally, upon completion of a Pacific trip sequence which originates and terminates on the mainland and which includes four (4) or more duty periods, but which does not include a ''Pacific Crossing'', a pilot shall receive a rest at his home domicile of no less than 48 hours, which shall be extended to 72 hours after a trip pairing containing more than six (6) duty periods.

    M-7- Pilots flying international trip pairings shall be scheduled for one (1)

    twenty-four (24) hour period off in each seven (7) twenty-four (24) hour period on duty.  This time off, if given at an away from domicile point, shall not count toward minimum days off.

N. Report and Debrief Times

    N-1- In order to assist in giving longer notice to reserves and to improve

    Schedule integrity, each scheduled pilot shall be required to verify his intention to fly his next scheduled trip by: (1) following the trip verification procedure in

    CMS, which is accessible through Unimatic terminals and may be available through private PCs via MODEM; or (2) by calling OPBCM on a toll free number provided by the Company. One of these two actions must be accomplished not later than 24 hours before the scheduled departure of each international trip, or upon termination of the pilot's prior trip, if later.

    N-2- When the originating segment of a trip sequence is known to be delayed, the Company will advise the scheduled crew prior to their check in.  If such contact is attempted four (4) or more hours before the original scheduled departure (or before the last planned departure time of which the pilot(s) was aware), the pilots on-duty period will not begin until one and one half (1 1/2)

    hour before the revised departure. Further, if a delay develops within four (4)

    hours of scheduled departure and the pilot(s) is advised of the planned delay prior to his checking in at the airport, the start of his on duty period may also be adjusted as above.  In the application of this provision, OPBCM will maintain alternate phone numbers and will follow all reasonable instructions provided by the pilot to facilitate reaching him.

    N-3- Duty time, on a scheduled or actual basis, shall include flight and ground time. A pilot shall be considered to be on duty one and one-half (1 1/2) hour before the scheduled departure of his trip until thirty (30) minutes after the scheduled or actual termination of his trip, whichever is later. If the required reporting time exceeds one and one-half (1 1/2) hours, such time shall be considered as duty time.  This paragraph shall not apply in the application of

    Paragraph 5-G-1-b-(3) of the Agreement. If in the actual operation at certain airport locations the thirty (30) minutes debrief time is continually less than required, the parties agree to meet to discuss increasing the thirty (30) minutes to a more reasonable amount of time.  The schedule and actual duty limits specified in 3-A, 3-B, 3-C and 3-D above may be increased up to thirty (30)

    minutes to accommodate the increased report time under this sub-paragraph when necessary to accommodate the scheduled flight time of the trip in that duty period.

O. Minimum Scheduling Provisions and Actual Credit Provisions

Pilots flying international trip pairings shall be covered by the flight time credit provisions and actual credit provisions of Section 5-G-3 of the Agreement.

Section 5- G-3-g of the Agreement shall not apply.

P. Construction of International Lines & Pairings

    P-1- An international trip pairing ID may contain a domestic segment(s).

    P-2- An international line of flying may contain no more than two (2) domestic trip pairings.  However, if the total time in the domestic pairings exceeds that of the international pairings, the total line value will be limited to the applicable domestic maximum line value. A domestic line of flying may contain international trip pairings.

    P-3- For the purpose of this agreement, the international domicile airports are: SFO, LAX, IAD, JFK, ORD, HNL, MIA, ANC and SEA. If in the future, DSL scheduled international flying is assigned to domestic domicile airports other than listed here, those domiciles shall also be considered international domicile airports for the purposes of this paragraph 3-P-3. In the event a pilot is assigned an international pairing which originates at an airport listed in )

    which is not also an international domicile airport listed in this sub-paragraph

    3, the Company shall provide round trip transportation at the pilot's option between the international domicile airport and the airport at which the assignment originates.

SECTION 4- INTERNATIONAL RELIEF PILOT

A. For the purpose of staffing the Pacific operation, IRP's shall be assigned as follows:

    A-1- The position of IRP shall be established as a fourth pilot status on a three (3) pilot aircraft and shall be bid according to the provisions of Section 8 of the Agreement.

    A-2- Eligibility to be Awarded Vacancies

Notwithstanding Section 8-D of the Agreement, the following requirements must be met for a pilot to be awarded an IRP vacancy.

        A-2-a- He must hold a valid flight engineer's certificate and a valid commercial pilot's license which he is qualified to use under FAR 121.

        A-2-b- He must hold an activated Second Officer assignment.

        A-2-c- The provisions of Section 8-B-5 shall apply to any Second Officer who bids and is awarded an IRP vacancy, except for a Second Officer who is currently assigned to the same equipment type as the IRP assignment.  In this situation, the Second Officer will carry over any remaining freeze to the

        IRP assignment.

       A-2-d- Notwithstanding Paragraph A-2-b above, a pilot who holds an

       Activated assignment as a B-767/757, B-727, B-737, or B-737-300/400/500

       First Officer shall also be eligible to be awarded an IRP assignment.

       Further, a pilot holding an activated assignment as a DC-10 First Officer or

       DC-10 IRP shall be eligible to be awarded a B-747 IRP assignment.  A First

       Officer awarded an IRP vacancy or a DC-10 IRP awarded a B-747 IRP vacancy may be required to fill such assignment for a period of twenty-four

      (24) months from the first day of the month following the month he was awarded his bid.

    A-3- Lines of flying available for preference and awarded to IRP's shall be constructed solely of IRP flying.

    A-4- IRP's assigned to reserve shall be available for assignment to either IRP flying or Second Officer positions.

    A-5- The IRP's monthly salary will be equal to the basic Second Officer's salary for the equipment and year of longevity plus twenty-five percent (25%)

    of the difference between the First Officer's salary and the Second Officer's salary for that equipment at twelfth (12th) year rates.

    A-6- At B-747 domiciles where no flying is assigned which requires IRP augmentation, the Company may offer training to Second Officers who volunteer for the training as IRP's.  These IRP-trained B-747 Second Officers will be used to augment B-747 crews in irregular operations or whenever occasional, unscheduled IRP coverage is required. When an IRP qualified

    Second Officer is assigned to augment a B-747 crew, he shall perform as an

    IRP and receive IRP pay for that assignment unless the scheduled Second

    Officer is both senior and IRP qualified.  In this case, the scheduled Second

    Officer shall have his choice of functioning as an IRP or as a Second Officer.

SECTION 5- FIRST OFFICER ON AUGMENTED CREWS

A. First Officers in equipment domiciles where flying is scheduled which requires staffing with First Officers who require an ATP and type rating under the provisions of this Supplemental Agreement and First Officers at all B-747 and B-

747-400 domiciles shall be required to have an ATP rating in the equipment to which assigned and will be provided training by the Company as follows:

    A-1- Incumbent First Officers shall be provided the training normally required to obtain an ATP rating including, if necessary the training associated with the written portion.

    A-2- In a domicile that becomes an International equipment domicile, all First

    Officers who meet the FAR requirements for an ATP will be provided the required training to fly international trips.

    A-3- Notwithstanding the provisions of paragraphs A-1 and 2 above, a pilot will not be denied a B-767 First Officer bid at a domicile where such flying exists because he has insufficient flight time to qualify for an ATP and type rating.  Further, during the first eighteen (18) months after the start of international flying requiring an augmented crew at that equipment domicile, a non-rated internationally qualified B-767 First Officer may serve as augmenting pilot until he accumulates sufficient flight time to qualify for an ATP and type rating.

During any month in which a First Officer flies a trip with an augmented or double augmented crew, he shall receive, in addition to his regular salary, the appropriate First Officer Override or International Override in Section 3 of the

Agreement, whichever is greater.

SECTION 6- FOREIGN TEMPORARY DUTY ASSIGNMENTS

A. The Company may designate TDY assignments at Tokyo, Osaka, Sydney,

Auckland, Frankfurt, Paris, London, and Dublin. Prior to the Company

Implementing any temporary duty assignments in the above locations or at any other mutually agreed to location, the parties will meet to discuss any problems associated with the filling of the vacancies required for the TDY domicile,

adequate lodging, expenses, and any other relevant issues.

B. Temporary duty assignments will be filled by a preferencing procedure at the domicile(s) designated by the Company. The number of TDY assignments available from each domestic domicile shall be posted prior to preferencing. Volunteers from any domicile may be considered, should insufficient pilots preference at the designated domicile(s).

C. Temporary duty assignments will be posted, preferenced and awarded prior to the posting of monthly lines of flying for domestic domiciles.  All pilots assigned to a temporary duty domicile shall preference monthly schedules for that temporary domicile.

D. Should there be insufficient bidders for the TDY assignment, pilots will be assigned in inverse order of seniority from those pilots at the designated domicile who have spent the fewest number of months in TDY assignments in the last twelve (12) months.  Under this provision, no pilot will be involuntarily assigned to a TDY assignment more than two (2) months in any twelve (12) consecutive months, nor will a pilot be involuntarily assigned to a TDY assignment in consecutive months without his concurrence.

E. Pilots who have been awarded or involuntarily assigned a temporary duty assignment will have the option to remain at the TDY assignment for an additional one (1) or two (2) months if the assignment is still available.

F. Pilots who indicate a desire to remain at the assignment for two (2) months or more will be entitled to:

    F-1- Have his spouse and dependents accompany him to the assignment.

    Dependents eligible for pass travel under this provision will be those

    Dependents eligible for any pass travel as defined under Company policy regulation Series 15-9.  Dependents of college age who have limited pass travel eligibility will be eligible for pass travel under this Section.

    F-2- Positive space transportation to and from the assignment for his spouse and dependents.

    F-3- When the pilot remains at a TDY assignment in excess of two (2)

    months as defined in Section 2-O, the Company will provide one (1) additional

    BP-3 transportation for a pilot's spouse and eligible dependents.

G. Pilots who have been awarded a TDY assignment will receive expenses as provided in Section 4-E of the Agreement and Section 2-A of this Supplemental

Agreement.

H. A pilot will be provided suitable hotel accommodations as specified in the

Agreement. Additionally, if a pilot qualifies for a spouse and/or dependents to be at the TDY location and he does transport two (2) or more members of his family to the TDY location, he shall be provided, at a cost to him not to exceed the rate paid by the Company, an additional bedroom.

I. The following provisions will be applicable to pilots assigned to temporary duty

(TDY):

    I-1- Pilots volunteering for and being awarded a full month or months of TDY must position themselves to fly the first trip or to be available for the first reserve availability day in their TDY line.

    I-2- To accomplish this, lineholders may have to travel to and from the TDY assignment outside of their TDY month on days that have previously been scheduled as vacation days and/or regular days off and Reserves may have to travel on their vacation days. Further, if a lineholder has a trip in the month prior to the initial TDY month that would prevent him from positioning himself for his first scheduled assignment in his TDY line, he shall have his prior month's line repaired in order to provide the necessary time. In that event, he will be "pay protected" in that month if the repair would otherwise reduce his pay in that month. A Reserve who has days off in the prior month that would prevent him from traveling to and from the TDY assignment to be in position for his first TDY assignment will have his days off moved so that the necessary travel day(s) will be reserve work (available) days instead of days off, unless he volunteers to travel on his days off, in which case he shall have all such lost days off restored under the provisions of I-4, below. Every reasonable effort will be made to comply with the reserve pilot's request regarding the rescheduling of his reserve days off.

    I-3- The pilot's travel to and from the TDY assignment shall be subject to the following:

        I-3-a- In order to travel to an initial month's TDY assignment, if the time is

Not already available in the pilot's schedule, he shall be provided enough time so that he has the opportunity to schedule himself for (1) rest between any duty at his domestic domicile and the departure time of his flight from his domicile to the TDY assignment equal to that required by Section 3-M-1 of this International

Supplement, (2) online transportation from his domicile to the TDY assignment and (3) at least 18 hours off between his scheduled arrival at the TDY assignment and his first duty. In satisfying the requirements of this sub paragraph "a" and sub paragraph "b", below, the pilot may be required to travel on a continuous multi-segment itinerary so long as the en route time of these flights is not scheduled to exceed eighteen and one-half (18-1/2) hours. If the pilot schedules himself to arrive at the TDY assignment on a flight that would provide at least 18 hours off; then, in the actual operation, 16 hours off will be the applicable minimum.

        I-3-b- If the time is not already available in the pilot's schedule to travel to

His home domicile from the final month of the TDY assignment, he shall have his following month's schedule modified under the month-end conflict provisions of

    Section 5 of the Agreement in order to have enough time to schedule himself for (1) rest between his last TDY flight assignment and the start of his travel to his home domicile equal to that required by Section 3-M-1 of this International

    Supplement, (2) online transportation to his domicile from the TDY assignment and (3) at least 36 hours off between his scheduled arrival at his domicile and his first duty at his domicile. If the pilot has scheduled himself to arrive at his.

    domicile on a flight that is scheduled to provide him with at least thirty-six (36)

    hours off, 24 hours off shall be the minimum requirement in the actual operation prior to any assignment at his home domicile.

    I-3-c- It is understood that the provisions of "I-3-a" and "I-3-b", above, when applied in conjunction with the Company's current passenger timetable, will produce a schedule of rest periods and fight itineraries which may not reflect the actual arrangements that the pilot elects to use; nonetheless these rests and flight itineraries will be used (1) to determine what, if any, adjustments are required to the pilot's line or reserve days off in the months adjoining his TDY assignment and (2) to determine how many, if any, vacation days or regular days off need to be restored under paragraph I-4, below. In determining the number of days lost due to positioning, the departure time of the flight established in "I-3-a", above, and the arrival time of the flight established in

    "I-3-b", above, shall be used to define which days have been lost.

    I-3-d- It is further understood that each pilot is required to make his own travel arrangements and is free to travel during any time that is available to him without impacting his schedule, after any adjustments that are required above.  If the pilot chooses to travel from or return to a US point other than his domicile, he will be responsible for his own domestic transportation to and from the gateway city.

    I-3-e- The pilot shall be entitled to expense reimbursement for the period of

    TDY under the provisions of Section 4-E-1 of the Agreement and Section 2-A of this International Supplement, and for the travel time necessary between the pilots domicile and the TDY assignment and any required en route stopover during positioning travel between his domicile and the TDY assignment.

    Further, if the pilot actually arrives at the TDY assignment early, the Company will reimburse expenses for up to two (2) calendar days prior to his first flight assignment or from the first day of the TDY month, whichever is earlier.

I-4- Restoration of days off and vacation days lost due to positioning will be subject to the following:

    I-4-a- Should the pilot lose a vacation day or days outside his TDY period as a result of positioning himself, the Company will restore the lost vacation day(s) to the pilot.

    I-4-b- If a lineholder pilot loses no more than one day off outside the TDY month due to outbound positioning and/or one day off outside the TDY month due to return positioning, there will be no restoration of that (those) lost day(s)

    off.  Any additional days off lost due to positioning will be restored to the pilot,

    as described below.

    I-4-c- Lost vacation and regular days off will be added to either the pilot's vacation in the following year or to any remaining subsequent vacation in the current year, at the pilot's option.

    I-4-d- Any restoration of vacation days or regular days off will not entitle the pilot to any additional vacation splits beyond what the pilot was originally entitled to under the provisions of Section and 11-G-2-b of the agreement.

    I-4-e- If a pilot volunteers for the TDY assignment for two or more

    Consecutive months, restoration of any lost vacation days or regular days off will be provided only for those days necessarily lost as a result of positioning immediately prior to the first month of the TDY period and immediately subsequent to the last month of the TDY period.

    I-4-f- The pilot will be required to advise the Company within 48 hours of the publication of any schedule which generates days owed if he has a preference regarding when those days owed will be restored.

I-5- Pilots who are involuntarily assigned to a TDY assignment will not be required to position themselves on either regular days off or on vacation days outside of the month of the TDY, but may do so voluntarily. If they lose vacation days or days off as a result of volunteering, they will be entitled to schedule adjustments and/or to restoration of lost days as provided above for volunteers.

SECTION 7- DELHI PROVISIONS

The following provisions will apply when operating to and from Delhi, India:

A. These provisions shall apply only to operations conducted in B-747-400, B-

777 and B-767 aircraft. Prior to implementing operations in another equipment type, or to any cities in India except Delhi, the parties will meet to review the experience gained in the operation and reach agreement on any changes, if necessary, to initiate such flying.

B. Section 3-B above (Atlantic Operations) shall apply to non-stop London-Delhi operations, except for paragraph 3-B-2-c and 3-B-2-d. "Atlantic Crossing", as it applies to operations conducted under this Section, will mean any operation between London and Delhi. Section 3-D above will apply to all non-stop operations between ORD, JFK, and IAD and Delhi.

C. Pilots assigned to a DEL pairing shall receive a period free from duty at the end of each trip pairing consisting of not less than two nights (2300 to 0700) rest at their domicile before being assigned other flying.

D. Operations between DEL and HKG are already permitted under the provisions of Section 3-A above (Pacific Operations), which shall continue to apply to the operation of the HKG-LHR and HKG-DEL segments.

E. No pilot scheduled into DEL will be scheduled or reassigned to fly or deadhead multiple segments in excess of eleven and one half (11 1/2) time zones away from his home domicile, without his concurrence. (A TDY domicile is considered the pilot's home domicile for the purposes of this paragraph).

F. Trip pairings involving operations to DEL scheduled under the provisions of

Section 3-B above will be limited to a maximum of 4 duty periods unless the pilot(s) involved agree to an exception.

G. No pilot will be scheduled or required to fly or deadhead from or through DEL in a direction away from his domicile, without his concurrence. (A TDY domicile is considered the pilot's domicile for the purposes of this paragraph).

H. B767 aircraft scheduled between LHR and DEL will provide a pilot rest seat consisting of a single International First Class seat in the non-smoking section of the First Class cabin.

I. When a pilot is required to deadhead (either on or off line) to or from DEL, the pilot will be seated in First Class or Business Class if First Class is not available.

In no case will the pilot be required to deadhead in Coach Class.  The

Association will provide the Company with a list of acceptable airlines for the scheduled deadheading of UAL pilots.

J. The layover hotel in Delhi will be selected by the Association from the Hyatt

Regency or the Welcomgroup Maurya Sheraton.  The Company will not change hotels as a result of a rate increase without providing the Association 60 days notice prior to the change.  The parties will begin the process of obtaining another mutually acceptable hotel(s) to serve as an available backup, in the event the current hotel becomes unavailable.  A crew lounge will be provided by the hotel for use by United crews. If technologically feasible, a Unimatic terminal will be provided at the hotel within a reasonable period of time and made available to United crews.

Page111

    J-1- If a room at the scheduled layover hotel is not available within 15 minutes of scheduled check-in time, the affected pilot may seek other accommodations and claim reasonable actual lodgings expense on the regular

    Company expense account form supported by the hotel receipt as provided in

    Section 4-B-1-c-(1) of the Agreement.

    J-2- In addition to the provisions of Section 2-B-5, transportation to and from the Hotel will be provided by full size air conditioned private vehicle

    (exclusively for crews) with normal safety equipment and qualified driver.  The size of the vehicle will be commensurate with the needs of an International flight crew with luggage.

K. The Company will explore the possibility of obtaining a corporate membership at a travelers or expatriate club which specializes in English-speaking membership in Delhi for the purpose of providing pilots on layover with membership services.  The Company is committed to providing this service if such services are available and can be acquired at a cost no greater than that paid by other international airlines that provide their crews with such services in

Delhi.

L. European or North American bottled drinking water meeting U.S. Health

Department standards for purity will be made available at the layover hotel to layover crew members in India. Bottled water will also be made available to pilots on flight segments operating to and from DEL.

M. Aircraft used on flights to, from, or within India will have a priority lavatory lock system (similar to the 747-400 system) installed within a reasonable period of time.

N. Agreement will be reached between UAL Flight Operations management and the MEC Chairman on operational issues associated with India service, including depressurization escape routes and aircraft routings.

SECTION 8- GENERAL

A. Reassignment under Section 20-F-2 and 20-I must return the pilot to his home domicile for a legal rest within thirty-six (36) hours of his originally scheduled arrival at his home domicile if reassigned while in the Atlantic operation and within forty-eight (48) hours of his originally scheduled arrival at his home domicile if reassigned while in the Pacific operation. If, however, the pilot's duties in his reassignment commence within the last forty-eight (48) hours in an Atlantic assignment or sixty (60) hours in a Pacific assignment prior to his originally scheduled arrival at his domicile, the reassignment as given will not delay his return to domicile for more than forty-eight (48) hours of his originally scheduled arrival at his home domicile if reassigned while in the Atlantic operation and for more than sixty (60) hours of his originally scheduled arrival at his home domicile if reassigned while in the Pacific operation.  In the event a pilot is reassigned and his arrival at his domicile will be later than originally scheduled, upon his request,

the Company shall notify the pilot's residence or contact number of the delay and expected arrival time.

B. The Association will be consulted and their recommendations will be given full consideration whenever a new aircraft type is ordered which requires on-board rest facilities as a result of this agreement or the FAR. The present B-747-400 rest facility is considered to be optimally suited for aircraft operating within the range of the B-747-400.

C. Should a situation arise, either in the country or city served, that could present a concern for the continued safety of the crew or aircraft, then representatives of the Association and the Company will meet immediately to determine the most appropriate action and/or modifications required, including the possibility that additional insurance may be appropriate. In no event will a pilot assigned to

United's international operations suffer any reduction to his Company insurance benefits.  Additionally, the Company agrees to protect a pilot from any reduction in his personal life insurance benefits which may result from his assignment to international operations at the time of his death up to a maximum of one million dollars of total personal coverage.

D. Notwithstanding the provisions of Section 13 and 20 of the Agreement, any lineholder who does not fly a scheduled international trip due to a sick leave absence, is subject to the following:

    D-1- Such pilot shall be eligible to restore all or part of his accrued sick leave used for the illness absence on an actual hour for actual hour basis.

    D-2- Restoration of sick leave accrual shall be accomplished by picking up open time under the provisions of Section 20-H-5 of the Agreement.

    D-3- Pick up under this provision shall be limited to the month in which the absence occurs.

E. Lost Luggage

If a crew member's luggage is lost by the Company while he is assigned an international trip pairing or assigned to an international TDY domicile, then he shall be subject to the policy regarding lost luggage applicable to revenue passengers.  An advance of Two Hundred and Fifty Dollars ($250.00) will be made available to a pilot under these circumstances. Such Two Hundred and

Fifty Dollars ($250.00) will be returned to the Company if his luggage is recovered.

F. While on layover at a foreign location, crew members shall advise the local

United Station Operations of their whereabouts, if not residing at the scheduled hotel.

G. Should a pilot incur any foreign income tax liability as a result of an involuntary

TDY assignment, that liability will be assumed by the Company.

H. Line preferencing information will be made available at one or more locations where crews layover who are flying trip pairings of five (5) or more days duration.

Schedule preferences will be accepted by telemeter from all such crews who will not return to their domicile before close of preferencing.

I. Should government action modify any existing United Airlines route, the parties will meet to discuss the possible need to make modifications to this

Supplemental Agreement.

J. The Company will consult with the Association Hotel Committee prior to changing any currently approved international layover facility. Whenever changes are contemplated, at the request of the ALPA Hotel Committee Chairman, a representative of Flight Operations will inspect the proposed facility prior to the change taking place.

K. The Company will provide the names of English speaking doctors and medical facilities which are available 24 hours. A priority will be placed on finding doctors and facilities which are convenient to the layover hotel and with whom arrangements can be made which will eliminate the possibility that the pilot will be required to provide immediate payment for treatment; including arrangements which would require the pilot to later reimburse the Company for advancing payment on his behalf.

L. The Company and the Association will conduct a second joint medical study regarding crew rest. The Company commits that scheduling practices and philosophies no less favorable to the pilots than those in effect January 15, 1991 shall remain in effect pending the results of this second crew rest study.

M. Should international scheduling problems occur, the parties will meet to attempt to resolve the problems.  Additionally, should the Federal Aviation

Administration modify the current FAR's, the parties will meet for the purpose of determining what changes, if any, should be made to this International

Supplemental Letter of Agreement to conform with the new regulations.

N. Whenever a new aircraft type is ordered which requires an on-board rest facility as a result of this Agreement or the FAR, a joint committee comprised of

ALPA and Company representatives will study and review all possible rest facilities currently in use or in development to determine what best meets the needs of United and the pilots. The joint committee will make their recommendation to the MEC Chairman and the Chief Operating Officer for a final resolution.

SECTION 9- DURATION

This Supplemental Agreement shall become effective upon signing and run concurrently with Section 22 of the 2000 Pilot Agreement.

IN WITNESS WHEREOF, the parties have signed this Supplemental Agreement this 9th day of May, 1991.
WITNESS:	FOR UNITED AIR LINES, INC.

/s/ G.L. Andrews	/s/ John R. Samolis
/s/ T.A. McClone /s/ R. W. Rosinia	John R. Samolis Vice President Employee Relations
WITNES: /s/ T.P. Austin	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.
/s/ C.A. Rine /s/ L.J. Balestra /s/ H.E. Stepinsky	/s/ J. Randolph Babbit J. Randolph Babbit, President Air Line Pilots Association, International

Revised as of July 12, 1994.

/s/ John R. Samolis

John R. Samolis

Vice President

Employee Relations

/s/ Roger D. Hall

Roger D. Hall, Chairman

UAL/ALPA Master Executive Council

Revised as of this 26th day of October, 2000.

/s/ Williams P. Hobgood

William P. Hobgood

Senior Vice President

People

/s/ F.C. Dubinsky

Captain F.C. Dubinsky

Chairman

UAL/ALPA Master Executive Council

Pacific ETOPS

UNITED AIRLINES

May 9, 1991

Captain J. R. Babbitt, President

Air Line Pilots Association

1625 Massachusetts Ave., N.W.

Washington, D.C. 20036

Dear Captain Babbitt:

This will confirm that in the negotiations leading to the 1991 Pilot Agreement, the

Company and the United Airlines' Master Executive Council Negotiating

Committee agreed that prior to implementing any twin engine ETOPS operations in the Pacific Basin, the parties will meet to review the ETOPS experience gained in the Atlantic Operation and reach agreement on any changes in the

International Supplemental Agreement necessary to initiate such flying.

It was further agreed that should the Company receive any new European route authority during the term of the 1991 agreement which could not be operated under the Atlantic provisions of the International Supplemental Agreement the parties will promptly meet and agree on such changes in the agreement necessary to implement such new service. (Such changes could include, but not be limited to, additional crew augmentation).

                                                Sincerely,

                                                /s/ John R. Samolis

                                                John R. Samolis

                                                Vice President

                                                Employee Relations

Meet and discuss medical /dental plan

UNITED AIRLINES

May 9, 1991

Captain Thomas P. Austin Chairman

UAL-MEC Negotiating Committee

Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, Illinois 60018

Dear Pat:

This letter will confirm the commitments made between the parties during the

1991 negotiations.

The parties agreed to meet on a quarterly basis to discuss, and make a good faith effort to resolve, any and all problems relative to the medical/dental plan.

Such discussion could include, but not be limited to, problems with managed health care, and individual claim issues.

                                             Sincerely,

                                             /s/ John R. Samolis

                                             John R. Samolis

                                             Vice President

                                             Employee Relations

Future Pension Amendments

LETTER OF AGREEMENT

between

UNITED AIR LINE PILOTS

in the service of

UNITED AIR LINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of the Railway Labor Act, as amended, by and between UNITED

AIR LINES, INC. (hereafter referred to as the "Company") and the AIR LINE

PILOTS in the service of UNITED AIR LINES, INC., as represented by the AIR

LINE PILOTS ASSOCIATION INTERNATIONAL (hereinafter referred to as the

"Association").

W I T N E S S E T H:

WHEREAS, the Company and the Association desire to clarify their respective rights with respect to future amendments to the United Air Lines, Inc. Pilots Fixed

Benefit Retirement Income Plan (Fixed Plan), the United Air Lines, Inc. Pilots'

Directed Account Retirement Income Plan (Directed Account Plan) and the

Welfare Benefit Plans (any of the above may be referred to herein as a "Plan").

NOW THEREFORE, it is mutually agreed:

1. The Company will provide the Association an opportunity to discuss and comment on all proposed amendments to any provision of the Fixed Plan,

Directed Account Plan, or a Welfare Benefit Plan at least thirty (30) days prior to implementation.  The Company will consider any such comments in good faith. If,

after proper notice by the Company, the Association objects to a proposed Plan amendment, the parties retain all their present rights and arguments under the

Agreement and Plans concerning the Company's ability to implement such an amendment without approval of the Association.

2. Notwithstanding the provisions of 1, above, the Company shall not amend any provision of the Fixed Plan, the Directed Account Plan, or the Welfare Benefit

Plans which changes negotiated benefits without the prior written consent of the

Association. This provision is without prejudice to any other rights of the

Association concerning other amendments to a Plan.

3. The Association may submit any dispute concerning any proposed Plan amendment, directly to the System Board or Pension Board, as applicable, within seven (7) days from the date the dispute is known to exist and will be decided within 60 days of submission.

IN WITNESS WHEREOF, the parties have executed this Letter of Agreement this 9th day of May, 1991.
WITNESS:	FOR UNITED AIR LINES, INC.

/s/ G.L. Andrews /s/ T.A. McClone /s/ R.W. Rosinia	/s/ John R. Samolis John R. Samolis Vice President Employee Reoations

WITNESS:
/s/ T.P. Austin	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.
/s/ C.A. Rine /s/ L.J. Balestra /s/ H. E. Stepinsky	/s/ J. Randolph Babbitt J. Randolph Babbitt, President Air Line Pilots Association, International

CRAF

SUPPLEMENTAL AGREEMENT

between

UNITED AIR LINES, INC.

and

THE AIR LINE PILOTS

in the service of

UNITED AIR LINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

THIS SUPPLEMENTAL AGREEMENT, is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended, by and between UNITED AIR LINES, INC. (hereinafter referred to as the "Company") and THE AIR LINE PILOTS in the service of UNITED AIR LINES, INC., as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL

(hereinafter referred to as the "Association").

W I T N E S S E T H:

WHEREAS, the Company and the Association desire to supplement their Pilots'

Employment Agreement signed May 9, 1991, (hereinafter referred to as the

"Agreement") by providing certain rates of compensation, rules and working conditions with respect to the Company's CRAF Operation (Civil Reserve Air

Fleet).

NOW, THEREFORE, it is mutually agreed and understood by and between the parties of this Supplemental Agreement that the rates of compensation, rules and working conditions stipulated herein shall be in full force and effect on the

Company's Civil Reserve Air Fleet Operation; provided that all provisions of the

Agreement, as herein defined, except as specifically modified or excepted by this

Supplemental Agreement, shall be applicable also to the Company's Civil

Reserve Air Fleet Operation.

SECTION 1

DEFINITIONS

A. The word "Agreement" when used in this Supplemental Agreement means the

Agreement between United Air Lines, Inc. and the Air Line Pilots in the service of

United Air Lines, Inc., as represented by the Air Line Pilots Association,

International, signed August 14, 1981, or as it may be amended or modified.

B. The term "CRAF Operation" for the purpose of this Supplemental Agreement means all flight operations conducted in accordance with the agreement between

United Air Lines and the Department of Defense but shall not include the

Company's certificated service or commercial charter service or any other government operation.

SECTION 2

COMPENSATION

Rates of Pay

    A-1- Pilots while assigned to the CRAF Operation shall be paid in accordance with the applicable rates of pay for the type of equipment flown as provided in

    Section 3 of the Agreement.

    A-2- In addition to the compensation specified in Paragraph A-1 above, pilots shall be paid the rate of Twelve Dollars and Fifty Cents ($12.50) for each hour flown.

Hourly Pay Computation

Actual time block-to-block shall be used in computing the override pay as specified in Paragraph A-2 above for flying performed on the CRAF Operation.

SECTION 3

EXPENSES

A. Pilots when on a CRAF Operation shall be entitled to expense reimbursement under the provisions of Section 4 of the Agreement. Accommodations provided by the Company, where available, will conform to the minimum standards set forth in Section 4 of the Agreement. In addition to the hourly expenses provided by Section 4-A-1 of the Agreement, pilots in a CRAF operation shall receive an additional $.50 an hour.

B. Travel expenses en route for the pilot while commuting to and from the

Operation shall be allowed in accordance with this Supplemental Agreement.

SECTION 4

MOVING EXPENSES

No pilot shall be required to move to the location of the CRAF assignment,

unless required by the government. No moving expenses shall be paid until a pilot has completed ninety (90) days from the date of the CRAF vacancy.  All moving shall be in accordance with Section 10 of the Agreement.

SECTION 5

FILLING OF VACANCIES

In anticipation of the emergency nature of the CRAF Operation, the Company shall keep on file a currently effective Preference List which shall include, in order of seniority, all pilots desiring to fly the CRAF Operation. Each pilot on the CRAF

Preference List shall indicate whether he is preferencing a Captain vacancy, a

First Officer vacancy or a Second Officer vacancy, and equipment type.  This List shall be kept up to date by repreferencing on June 1st of every year.  Any pilot preferencing a CRAF assignment must be currently status (Captain, First Officer or Second Officer) and equipment type qualified.  If the Company commits an entire fleet to the CRAF Agreement, then any vacancies posted for that fleet will be considered as CRAF vacancies also. Any pilot awarded an assignment under these circumstances will be considered as having also been awarded a CRAF assignment.  A pilot may remove his name from the CRAF Preference List at any time by giving thirty (30) days written notification to his Flight Manager, except when such pilot holds an assignment in an equipment type which has been totally committed to the CRAF Operation.

A. All pilot vacancies on the Company's CRAF Operation shall be filled in

Accordance with system seniority provided such pilot is status and equipment qualified.  In the event there are insufficient bidders, the Company will assign the most junior status and equipment qualified pilot on the system.

B. All CRAF vacancies shall be bulletined on a systemwide basis.

C. A pilot while assigned to the Company's CRAF Operation shall be permitted to bid on any vacancies. Every reasonable effort shall be made to advise all CRAF pilots of all bulletined vacancies.

D. In the event that there is a reduction in the number of personnel on the CRAF

Operation, the reduction shall be in the reverse order of seniority in the status and equipment affected at the domicile where the reduction occurs, unless a more senior pilot at such domicile in the status and equipment affected volunteers to return to line flying duty for United Air Lines, Inc.  All pilots referred to in this Paragraph shall have the rights specified in Paragraph F below.

E. Notwithstanding Paragraph 8-C of Section 8 of the Agreement, a pilot's assignment on the domestic operation shall not be considered as vacated and such assignment shall not be bid or filled for a period of ninety (90) days following the date of the award of his CRAF vacancy. In the event a pilot is relieved of his CRAF assignment during this ninety (90) day period, such pilot shall resume his last previously held domestic assignment.

F. A pilot returning to line flying duties on the domestic operation shall have the rights specified in the applicable provisions of Paragraph 8-D, 8-E, 8-G, 8-H, 8-I and 8-K-2 of Section 8 of the Agreement, but shall not be entitled to a Company paid move unless the move is required by the government. In addition, pilots reduced in accordance with Paragraph D above may bump the most junior pilot in any status or equipment at any CRAF domicile provided the pilot so bumping is status and equipment qualified.

G. A pilot's initial assignment to the CRAF Operation shall be in accordance with system seniority of those pilots on the Preference List. A pilot's assignment to the

Company's CRAF Operation will be effective on the date which appears on the award of such vacancy. Assignment to the CRAF Operation will be made on the basis of the chronological order of the award dates.

H. Any pilot assigned or awarded a bid on the CRAF Operation must take up such assignment or bid on the date specified by the Company.

I. Notwithstanding the provisions of Paragraph 8-K-2 of Section 8 of the

Agreement, a pilot on the domestic operation may not displace a pilot holding a

CRAF assignment.

J. During the period in which a pilot has been released from his CRAF assignment and pending the exercise of his bumping rights as provided in this

Supplemental Agreement, he shall, notwithstanding the provisions of Paragraph

8-K-1 and 8-K-3 of Section 8, take up duties of Captain, First Officer or Second

Officer at the United Air Lines, Inc. domicile having his equipment type nearest to his CRAF assignment domicile or his residence.

K. A pilot's release from assignment to the Company's CRAF Operation will be effective from the date he is assigned to the domestic operation, which shall be after a reasonable rest period after his last trip of not less than two (2) calendar days.  Such rest period shall be exclusive of travel time required to return to the pilot's domicile.

SECTION 6

VACATIONS

A. Notwithstanding the provisions of Section 11 of the Agreement, a pilot assigned to the Company's CRAF Operation shall receive three and two-thirds

(3-2/3) days vacation credit for each calendar month of service on such operation which shall be cumulative and carried over to the Company's domestic operation and made a part of the regular annual vacation credit due such pilot.  In computing vacation accrual, a pilot who was assigned to the Company's CRAF

Operation for one-half (1/2) or more of a calendar month will be credited with three and two-thirds (3-2/3) days vacation for that month. In determining the vacation credit of a pilot who was assigned to the CRAF Operation, such days shall be in addition to the prorated vacation credit earned in accordance with

Section 11 of the Agreement.

B. Vacation periods will be assigned by the Company taking the pilot's preference and seniority into consideration consistent with the needs of the

CRAF Operation.

SECTION 7

RETIREMENT BENEFITS

A pilot assigned to the Company's CRAF Operation will be eligible for continued

participation in the United Air Lines, Inc. Pension Plan for pilots. Contributions on behalf of a participant shall be based on his earnings while assigned to the

Company's CRAF Operation.

SECTION 8

DEATH BENEFITS

In the event of the death of any pilot while assigned to the CRAF Operation or in the event of death of any pilot resulting from injury or disease received while assigned to the CRAF Operation, the Company shall pay or cause to be paid,

subject to the conditions of Section 14 of this Supplemental Agreement,

$150,000.00 to the beneficiary or beneficiaries in the order and manner named in the last Group Life Insurance certificate issued for such pilot as a Company employee.  Such death benefit shall be paid either in a lump sum or in installments, as the respective pilot's may in writing direct. Such benefits shall be in addition to the benefits prescribed in the Company's Group Life Insurance and

Group Accident-Sickness Insurance Program as per the Basic Agreement.

SECTION 9

SICKNESS AND INJURY BENEFITS

A. A pilot assigned to the Company's CRAF Operation shall receive sickness and injury benefits in the same manner as any pilot as outlined in Section 13 of the

Agreement.

B. A pilot assigned to the Company's CRAF Operation will be eligible for continued participation and coverage in the Company's Accident and Sickness

Program as provided in the Basic Agreement.

SECTION 10

PERMANENT TOTAL DISABILITY

In lieu of death benefits described in Section 8, in the event of the permanent total disability of a pilot resulting from injury or disease received while assigned to the CRAF Operation, the Company shall pay or cause to be paid, subject to the conditions of Section 14 of this Supplemental Agreement, compensation in the sum of $150,000.00. Such compensation shall be paid either in a lump sum or in

installments, as the respective pilots may in writing direct.   The loss of, or the

loss of use of, both hands, or both arms, or both feet, or both legs, or both eyes,

or any two thereof, shall constitute permanent total disability for the purpose of this Section. In all other cases under this Section, permanent total disability shall be determined in accordance with the facts.  Such benefit shall be in addition to the benefits prescribed in the Company's Group Life Insurance and Cooperative

Group Life and Group Accident-Sickness Insurance Program as per the Basic

Agreement.

SECTION 11

INSURANCE AND WELFARE BENEFITS

A. Any pilot assigned to fly a CRAF flight shall continue to receive full benefits as provided in each applicable Plan. Further, the war limitation will be waived and benefits will be payable in the event of claims arising out of a declared or undeclared war. Benefits under all plans shall be paid on a per capita basis with no tartrate per accident limit.

    A-1- Life Insurance

        A-1-a- Company Paid Life - $80,000

        A-1-b- Supplemental Life up to $330,000 (Pilot Contributor)

        A-1-c- CRAF Life - $150,000

    A-2- Accidental Death and Dismemberment (AD&D)

        A-2-a- Company Paid - $4,000

        A-2-b- Company Paid (Pilot) - $35,000

        A-2-c- Supplemental (24 Hour High Limit Contributory) - Up to $300,000.

    A-3- CRAF Death and Dismemberment - $150,000

    A-4- Special Hazards Benefits - $100,000

    A-5- Invalidated Life Benefit - $50,000

    A-6- Personal Life Insurance Protection - Up to $1,000,000

    A-7- Pilots Disability Income Benefit - 55% of Considered Compensation.

    A-8- To the extent they are present in the Company's insurance programs, all exclusions and limitations in coverage, such as for job-related injury and criminal acts, are waived for pilots while participating in any operation conducted under the provisions of this Letter.  The limitation for self inflicted injury will remain in effect.

    A-9- The Company will protect a pilot from any reduction in his personal life insurance benefits which may result from his assignment to international

    CRAF operations at the time of his death up to a maximum of one million dollars of total personal coverage.

SECTION 12

WORKMEN'S COMPENSATION BENEFITS

The Workmen's Compensation Benefits provided for pilots by Section 15 of the

Agreement shall be provided for all pilots assigned to the Company's CRAF

Operation and all amounts paid under such Section shall be in addition to any amounts paid under Section 8 and 10 of this Supplemental Agreement.

SECTION 13

MISSING, INTERNMENT, PRISONER OF WAR - BENEFITS

A. Captains, First Officers and Second Officers who while engaged in the CRAF

Operation are interned or taken prisoner of war by a foreign government shall be entitled to compensation at the salary as specified in Section 2 of this

Supplemental Agreement for the periods during which they are interned or held prisoner of war; provided, however, that in the absence of knowledge on the part of the Company as to whether a pilot is alive or dead, compensation in such amounts will be allowed for a period of twelve (12) months after such Captain,

First Officer of Second Officer was last known to the Company to have been interned or held prisoner of war.

B. When after such twelve (12) month period it has still not been established whether

such pilots are alive or dead, Captains, First Officers and Second Officers shall be allowed compensation at the salary as specified in Section 2 of this

Supplemental Agreement from and after such twelve (12) month period until death is established or until there is a sufficient presumption of death to permit payment of the death benefit provided in Section 8.

C. In the event such Captain, First Officer or Second Officer is later found to be alive, he shall receive retroactively the difference in pay between the total compensation (including death benefit) paid by the Company under this Section and the monthly amounts which would have been paid under Paragraph A of this

Section and such monthly pay shall then be resumed for the duration of internment or imprisonment.

D. Captains, First Officers and Second Officers who while engaged in the CRAF

Operation become missing and whose whereabouts become unknown shall be allowed compensation at the salary as specified in Section 2 of this

Supplemental Agreement for a period of twelve (12) months after disappearance or until such date as death is established, whichever first occurs.  If upon the expiration of the twelve (12) month period, any such Captain, First Officer or

Second Officer is still missing and his whereabouts is unknown, or if prior to that time his death is established, the Company shall pay the death benefit provided for in Section 8.

E. The monthly compensation allowable under this Section to pilots interned,

held prisoner of war, or missing shall be credited to such pilot on the books of the

Company and shall be disbursed by the Company in accordance with written directions from such pilots.  The Company shall cause each pilot hereafter employed in or assigned to its CRAF Operation to execute and deliver to the

Company prior to such employment or assignment a written direction in the form set forth in Section 16 of the Agreement.

F. Any payments due to any pilots under this Section which are not covered by a written direction as above required shall be held by the Company for such pilot and in the event of his death shall be paid to the legal representative of his estate.

G. The monthly compensation allowable under this Section shall be in lieu of all compensation provided for by any law in respect to persons interned, held prisoner of war or missing and shall also be in lieu of all salary, expenses and subsistence during the period in which a pilot is interned, held prisoner of war or missing.

H. Pilots shall maintain and continue to accrue seniority and longevity for pay purposes during periods in which they are interned, held prisoner of war or missing.

SECTION 14

GENERAL CONDITIONS

A. The provisions for death benefits in Section 8 and for disability benefits in

Section 10 and 11 are intended to apply to Captains, First Officers and Second

Officers while assigned to the CRAF Operation, as follows:

    A-1- When outside the continental United States in connection with or as a result of said operations irrespective of whether they are actually engaged in active duty at the time of death or injury.

    A-2- When within the continental United States only if they are actually engaged in the course of employment at the time of death or injury, except that when not actually engaged in the course of employment at the time of death or injury, Captains, First Officers and Second Officers receive the group insurance benefits as per the Basic Agreement.

B. The obligation of the Company to make any payment provided for in Section

11 and 12 hereof is subject to the condition that the injury or disease resulting in the permanent total or partial disability shall not have been occasioned solely by his attempted suicide.

SECTION 15

MISCELLANEOUS PROVISIONS

A. Rules governing hours of service during the first thirty (30) days of the CRAF

Operation shall be those specified in the applicable FAR's. At the termination of the initial thirty (30) day period or as soon as feasible, the hours of service as specified in the Basic Agreement or Supplemental Agreements as applicable.

B. Other than as specifically provided in this Supplemental Agreement, the provisions of the Basic Agreement shall apply.

C. The assignment of all pilots to this Operation will be in writing to the pilot.

D. Pilots will continue to fly any CRAF flight deemed essential to the national defense provided such flights are solely military in nature and carry cargo composed entirely of military requirements even if at the time such military flights are necessary the pilots have withdrawn their air line service for any reason.

    D-1- To assure the movement of a particular flight under such circumstances,

    the Association will require certification by an appropriate Company official designated by the Company that such flight is in accordance with the specifications set forth in Paragraph D above.  This certification shall be provided prior to movement of the flight where feasible or, where not feasible,

    promptly thereafter.

    D-2- Pilots who fly such military traffic will not lose any benefits accruing to other pilots which they would otherwise have received upon settlement of an unresolved labor dispute.

SECTION 16

DURATION

This Supplemental Agreement shall become effective on the date of signing and shall remain in full force and effect and shall run concurrently with the Agreement signed August 14, 1981.

IN WITNESS WHEREOF, the parties have signed this Supplemental Agreement this 9th day of May, 1991.
WITNESS:	FOR UNITED AIR LINES, INC.

/s/ G.L. Andrews /s/ T.A. McClone /s/ R.W. Rosinia	/s/ J.R. Samolis John R. Samolis Vice President Employee Relations
WITNESS:	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC
/s/ T.P. Austin	/s/ J. Randolph Babbit J. Randolph Babbitt, President Air Line Pilots Association, International
/s/ C.A. Rine /s/ L.J. Balestra /s/ H.E. Stepinsky

MAC

MAC SUPPLEMENTAL AGREEMENT

between

UNITED AIR LINES, INC.

and

THE AIR LINE PILOTS

in the service of

UNITED AIR LINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

THIS SUPPLEMENTAL AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended, by and between UNITED AIR LINES, INC. (hereinafter referred to as the "Company")

and the AIR LINE PILOTS in the service of UNITED AIR LINES, INC. as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL

(hereinafter referred to as the "Association").

W I T N E S S E T H:

WHEREAS, the Company and the Association desire to supplement their Pilots'

Employment Agreement, signed May 9, 1991, (hereinafter referred to as the

"Agreement") by providing certain rates of compensation, rules and working conditions with respect to the Company's "MAC Operation" (Military Airlift

Command).

NOW, THEREFORE, it is mutually agreed and understood by and between the parties of this Supplemental Agreement that the rates of compensation, rules and working conditions stipulated herein shall be in full force and effect on the

Company's Military Airlift Command Operation provided that all provisions of the

Agreement, as herein defined, except as specifically modified or excepted by this

Supplemental Agreement shall be applicable also to the Company's Military Airlift

Command Operation.

SECTION 1

DEFINITIONS

A. The word "Agreement" when used in this Supplemental Agreement means the

Agreement between United Air Lines, Inc. and the Air Line Pilots in the service of United Air Lines, Inc., as represented by the Air Line Pilots Association,

International, signed June 15, 1985 or as it is amended or modified.

B. The term "MAC Operation" for the purpose of this Supplemental Agreement

Means any flights all or part of which are conducted in accordance with any contract made between United Air Lines, Inc. and the Military Airlift Command

into a non-conflict area.

The term "Critical MAC Operation" for the purpose of this Supplemental

Agreement means any flights, regardless of the nature of payload transported, all or part of which are conducted in accordance with any contract made between

United Air Lines, Inc. and the Military Airlift Command into an area of the world where an armed conflict is occurring or has occurred within the prior thirty (30)

days.

D. "MAC Operation Base" is the domicile or geographical location to which responsibility is assigned and pilot vacancies are bid for the conduct of the

Critical MAC Operations when the level of critical MAC flying is planned to be nine hundred and seventy-five (975) hours or more per month and is planned to exist for sixty (60) days or more.

SECTION 2

MAC FLYING

A. Critical MAC flying into non-conflict areas will be done by a domicile where

Pilots are currently assigned to the equipment used.

    A-1- MAC flying of a non-critical nature will be assigned under the applicable provisions of Section 20 of the Pilots Agreement and/or the Charter

Supplemental Agreement.

    A-2- MAC flying which is defined as "Critical MAC Operations" will be assigned to volunteer pilots from among the pilots assigned a reserve line.

Should insufficient pilots volunteer, reserve pilots may be assigned in inverse order of seniority.

Critical MAC flying, if planned for nine hundred and seventy-five (975) hours

Per month or more, and if planned to exist for sixty (60) days or more will be flown by a MAC Operation Base as defined in Paragraph 1-D above, provided at least ninety (90) days notice is available to the Company.

SECTION 3

FILLING OF VACANCIES

A. Bidding Of Critical MAC Vacancies

    A-1- All pilot vacancies on the Company's Critical MAC Operation shall be bulletined at all domiciles as far in advance as possible but not later than thirty

(30) days after such vacancy exists. If at the time of advertising a critical MAC vacancy, the Company plans to advertise a domestic vacancy in the same status and equipment type as the critical MAC vacancy and with an advertised effective date the same as or prior to the critical MAC vacancy, the domestic vacancy will be advertised and awarded prior to the awarding of the critical MAC vacancy.

    A-2- Vacancy bulletins for critical MAC assignments shall state the number and status of vacancies to be filled; the anticipated effective date of the assignment; the equipment type involved; the Critical MAC Operation Base; the anticipated general area of operation; and a reasonable deadline date, not less than ten (10) days, after which bids will not be considered.

    A-3- All critical MAC vacancies shall be filled in accordance with system

Seniority from among eligible bidders as stipulated in Paragraph F of this

Section.

B. Eligibility To Be Awarded Critical MAC Vacancies

A pilot's eligibility to be awarded a critical MAC vacancy shall be subject to the following conditions:

    B-1- He must be currently flying in the status and equipment type of the

Critical MAC assignment at the time of the closing of the critical MAC vacancy bulletin, or

    B-2- He must have been awarded a domestic vacancy in the status and equipment type of the critical MAC vacancy which had an advertised effective date the same as or prior to the advertised effective date of the critical MAC assignment.

C. Any pilot assigned to the Critical MAC Operation may bid and be awarded a domestic vacancy under the provisions of the Agreement and shall be considered to have vacated his former domestic assignment at the time the flying for such awarded assignment commences. Such pilot shall not be required to occupy his new domestic assignment until he vacates his critical MAC assignment, unless such new assignment involves a change in status or equipment type in which case he shall be required to occupy such new domicile assignment.

D. Whenever a pilot for any reason vacates his critical MAC assignment, he shall return to his current domestic assignment.

E. Section 8-K of the Agreement shall not apply to pilots in the Critical MAC

Operation in the event of a reduction in the number of assignments on critical

MAC. In the event of a reduction of domestic assignments affecting a critical

MAC pilot's domestic assignment, Section 8-K shall apply. Notwithstanding

Section 8-K, a domestic pilot who loses his assignment shall not be permitted to bump into the Critical MAC Operation.

F.

    F-1- A pilot may vacate an assignment on the Critical MAC Operation by

Giving notice in writing to the Company of his desire to return to his domestic assignment. The Company shall release such pilot as soon as possible but in any event he shall be returned to his domestic assignment on the first day of the calendar month following the completion of sixty (60) days from the date of receipt by the Company of the pilot's request for release.

    F-2- A pilot who has vacated his critical MAC assignment under the provisions of sub-paragraph 1 above may not be awarded a critical MAC assignment for a period of six (6) months following the date of his release from such critical MAC assignment, except that a pilot who has vacated his critical

MAC assignment to take up a new domestic assignment involving a change in status, as provided in Section 3-C of this Supplemental Agreement, who is subsequently reduced from such assignment and bumps into critical MAC equipment type shall, notwithstanding said six (6) months restriction, be eligible to bid a critical MAC vacancy.

G. When at the request of a pilot the Company adjudges that unusual conditions

Exist concerning his assignment to the Critical MAC Operation, such pilot shall be allowed to return to his domestic assignment within thirty (30) days of the acknowledgement of the unusual condition.

H. Standby Assignments To Critical MAC Operation

    H-1- In addition to the number of pilot assignments provided for under the provisions of Paragraph A and B above, the Company shall advertise and award critical MAC standby assignments in each pilot status to the extent necessary to provide adequate coverage of increases in the monthly level of flying on the

Critical MAC Operation.

    H-2- A pilot who holds a standby assignment shall acquire the necessary over water and immunization qualification in order to be available for short notice assignment to the Critical MAC Operation. A pilot holding said standby assignment shall continue to serve in his normal assignment in the domestic operation until such time as he is moved into the Critical MAC Operation to alleviate a temporary need contemplated to exist for less than sixty (60) days in the pilot status in which he holds a standby assignment.

    H-3- Pilots holding a standby assignment, when needed to fill a temporary requirement shall be assigned to the Critical MAC Operation in order of seniority among those pilots holding standby assignments in each pilot status. Upon termination of the temporary need on the Critical MAC Operation, pilots holding standby assignments shall be released from the Critical MAC Operation in reverse order of seniority and will return to their normal domestic assignment and critical MAC standby assignment.

    H-4- Pilots holding a standby assignment who are assigned to the Critical

MAC Operation for all or part of the month shall be required to state their preference under the provisions of Section 20-D of the Agreement in their domestic assignment for the following month. If more than one (1) standby pilot is assigned to the Critical MAC Operation for a portion of a given month, such standby pilots shall be assigned available lines of flying in accordance with their seniority and preference after all pilots holding regular critical MAC assignments have been awarded their schedule preference.

    H-5- A standby pilot assigned to fly a Critical MAC Operation trip shall, upon completion of his assignment and return to his domicile, be entitled to not less than. two (2) calendar days off if his domestic schedule does not provide such calendar days off. If providing such two (2) calendar days off does not provide him with a minimum twelve (12) calendar days off for the month, the additional calendar days off to provide such minimum will be added to the two (2) calendar days off period.

        H-5-a- A critical MAC standby pilot will be considered unavailable for assignment to the Critical MAC Operation trip if such assignment occurs at a time which precludes providing him with the above required minimum twelve

(12) days off in the month involved.

    H-6- A critical MAC standby pilot may vacate such assignment in the same manner as provided in Section 3-C and 3-G of this Supplemental Agreement.

    H-7- A critical MAC standby pilot will vacate such assignment whenever he is activated in a domestic assignment involving a different status or equipment type than that of his critical MAC standby assignment.

I. It is mutually agreed that regular and standby vacancies for critical MAC

Captains, First Officers and Second Officers shall be posted for bid and award at the Critical MAC Operation Base(s) as designated by the Company. Such bidding and awarding, including the determination of the level of regular critical

MAC vacancies, shall be in accordance with the provisions of this Section 3. It is understood that critical MAC standby vacancies may be bid prior to the time that regular vacancies are required to be bid in accordance with Section 3 and that a pilot may hold more than one Critical MAC Operation Base standby vacancy at the same time.

J. In the event there is a reduction in the number of critical MAC assignments,

The Company shall give not less than thirty (30) days notice to the affected pilots and they shall return to their domestic assignment, in inverse order of seniority.

SECTION 4

COMPENSATION

In addition to the compensation as provided in Section 3 of the Basic

Agreement, any pilot who flies a critical MAC trip will be paid an override of

Twelve Dollars and Fifty Cents ($12.50) for each hour flown.

SECTION 5

HOURS OF SERVICE

Due to the operational problems associated with the MAC Operation, such

Flights shall be operated in accordance with the applicable provisions of the

Charter Supplemental Agreement.

SECTION 6

EXPENSES

Pilots performing an international MAC assignment will be paid expenses according to Section 4-A of the Agreement, plus an additional $.50 per hour.

In addition to the expenses provided in A above, pilots on a MAC assignment shall be provided necessary lodging and related ground transportation; or, when not furnished by the Company, will be reimbursed for reasonable, actual expenses incurred for lodging and ground transportation.

C.

    C-1- Transportation to and from a pilot's home domicile to the point of departure of the MAC trip shall be furnished by the Company. Transportation over the Company's routes shall be as NRPS or OMC at the pilot's option.

    C-2- Transportation of the pilot on any airline other than United will be by First

Class accommodations if domestic or Business Class accommodations if international, when available.

D. Should isolated cases of unusual expenses be encountered by a pilot which

The expense allowance will not normally cover and which were not contemplated by the provisions of this Supplemental Agreement, the Company will reimburse the pilot for such expenses upon receipt of a documented Company expense form.

E. In the event a Critical MAC Operation Base is established, travel expenses en route for the pilot while commuting to and from the operation shall be allowed.

SECTION 7

DEATH BENEFITS

In the event of the death of any pilot while assigned to the MAC Operation or in the event of death of any pilot resulting from injury or disease received while assigned to the MAC Operation, the Company shall pay or cause to be paid,

subject to the conditions of Section 10 of this Supplemental Agreement,

$150,000 to the beneficiary or beneficiaries in the order and manner named in the last Group Life Insurance certificate issued for such pilot as a Company employee. Such death benefit shall be paid either in a lump sum or in installments, as the respective pilots' may in writing direct. Such benefits shall be in addition to the benefits prescribed in the Company's Group Life Insurance and

Group Accident-Sickness Insurance Program.

SECTION 8

INSURANCE AND WELFARE BENEFITS

A. Any pilot assigned to fly a MAC flight shall continue to receive full benefits as provided in each applicable Plan. Further, the war limitation will be waived and. benefits will be payable in the event of claims arising out of a declared or undeclared war. Benefits under all plans shall be paid on a per capita basis with no aggregate per accident limit.

    A-1- Life Insurance

        A-1-a- Company Paid Life - $80,000

        A-1-b- Supplemental Life up to $330,000 (Pilot Contributor)

        A-1-c- MAC Life - $150,000

    A-2- Accidental Death and Dismemberment (AD&D)

        A-2-a- Company Paid - $4,000

        A-2-b- Company Paid (Pilot) - $35,000

        A-2-c- Supplemental (24 Hour High Limit Contributory) - Up to $300,000

    A-3- MAC Death and Dismemberment - $150,000

    A-4- Special Hazards Benefits - $100,000

    A-5- Invalidated Life Benefit - $50,000

    A-6- Personal Life Insurance Protection - Up to $1,000,000

    A-7- Pilots Disability Income Benefit - 55% of Considered Compensation

    A-8- To the extent they are present in the Company's insurance programs, all exclusions and limitations in coverage, such as for job-related injury and criminal acts, are waived for pilots while participating in any operation conducted under the provisions of this Letter. the limitation for self inflicted injury will remain in effect.

    A-9- The Company will protect a pilot from any reduction in his personal life insurance benefits which may result from his assignment to international MAC operations at the time of his death up to a maximum of one million dollars of total personal coverage.

B. In lieu of death benefits described in Section 7 of this Supplemental

Agreement, in the event of the permanent total disability of a pilot resulting from injury or disease received while assigned to the MAC Operation, the Company shall pay or cause to be paid, subject to the conditions of Section 10 of this

Supplemental Agreement, compensation in the sum of $150,000. Such compensation shall be paid either in a lump sum or in installments, as the respective pilots may in writing direct. The loss of, or the loss of use of, both hands, or both arms, or both feet, or both legs, or both eyes, or any two thereof,

shall constitute permanent total disability for the purpose of this Section. In all other cases under this Section, permanent total disability shall be determined in accordance with the facts. Such benefit shall be in addition to the benefits prescribed in the Company's Group Life Insurance and Cooperative Group

Life and Group Accident-Sickness Insurance Program.

SECTION 9

MISSING, INTERNMENT, PRISONER OF WAR - BENEFITS

A. Captains, First Officers and Second Officers who while engaged in the MAC

Operation are interned or taken prisoner of war by a foreign government shall receive compensation at the salary specified in the Basic Agreement for the periods during which they are interned or held prisoner of war; provided,

however, that in the absence of knowledge on the part of the Company as to whether a pilot is alive or dead, compensation in such amounts will be allowed for a period of twelve (12) months after such Captain, First Officer or Second

Officer was last known to the Company to have been interned or held prisoner of war.

When after such twelve (12) month period it has still not been established whether such pilots are alive or dead, Captains, First Officers and Second

Officers shall be allowed compensation at the salary specified in the Basic

Agreement from and after such twelve (12) month period until death is established or until there is a sufficient presumption of death to permit payment of the death benefit provided in Section 7 of this Supplemental Agreement.

In the event such Captain, First Officer or Second Officer is later found to be alive, he shall receive retroactively the difference in pay between the total compensation (including death benefit) paid by the Company under this Section and the monthly amounts which would have been paid under Paragraph A of this

Section and such monthly pay shall then be resumed for the duration of internment or imprisonment.

D. Captains, First Officers and Second Officers who while engaged in the MAC

Operation become missing and whose whereabouts become unknown shall be allowed compensation at the salary specified in the Basic Agreement for a period of twelve (12) months after disappearance or until such date as death is established, whichever first occurs. If upon the expiration of the twelve (12)

month period any such Captain, First Officer or Second Officer is still missing and his whereabouts are unknown, or if prior to that time his death is established, the

Company shall pay the death benefit provided for in Section 7 of this

Supplemental Agreement.

The monthly compensation allowable under this Section to pilots interned,

held prisoner of war or missing shall be credited to such pilot on the books of the

Company and shall be disbursed by the Company in accordance with written directions from such pilots.

F. Any payments due to any pilot under this Section which are not covered by a written direction as above required shall be held by the Company for such pilot and in the event of his death shall be paid to the legal representative of his estate.

G. The monthly compensation allowable under this Section shall be in lieu of all compensation provided for by any law in respect to persons interned, held prisoner of war or missing and shall also be in lieu of all salary, expenses and subsistence during the period in which a pilot is interned, held prisoner of war or missing.

H. Pilots shall maintain and continue to accrue seniority and longevity for pay purposes during periods in which they are interned, held prisoner of war or missing.

SECTION 10

GENERAL CONDITIONS

The provisions for death benefits in Section 7 and for disability benefits in

Section 8 are intended to apply to Captains, First Officers and Second Officers while assigned to the MAC Operation, as follows:

    A-1- When outside the continental United States, in connection with or as a result of said operations irrespective of whether they are actually engaged in active duty at the time of death or injury.

    A-2- When within the continental United States, only if they are actually engaged in the course of employment at the time of death or injury, except that when not actually engaged in the course of employment at the time of death or injury, Captains, First Officers and Second Officers shall receive the group insurance benefits normally in effect under the Agreement.

The obligation of the Company to make any payment is subject to the condition that the injury or disease resulting in the permanent total or partial disability shall not have been occasioned solely by his attempted suicide.

SECTION 11

MISCELLANEOUS PROVISIONS

All provisions of the 1985 Pilot Agreement not specifically amended or excepted by this Supplemental Agreement shall remain in full force and effect and applicable to the Company's MAC Operation.

B. In the event the MAC Operation requires passports and inoculations for pilots,

any actual necessary expenses shall be borne by the Company. Inoculations will be given at Company designated places.

C. Pilots will continue to fly any MAC flight deemed necessary to the national defense provided such flights are solely military in nature and carry cargo composed entirely of military requirements even if at the time such military flights are necessary the pilots have withdrawn their airline service.

    C-1- To assure the movement of a particular flight under such circumstances,

the Association will require certification by an appropriate Company official designated by the Company that such flight is in accordance with specifications set forth above. This certification shall be provided prior to movement of the flight where feasible or, where not feasible, promptly thereafter.

    C-2- Pilots who fly such military traffic will not lose any benefits accruing to other pilots which they would otherwise have received upon settlement of an unresolved labor dispute.

D. No pilot shall be required to move to the location of a critical MAC assignment,

unless required by the government. Moving expenses will not be authorized until ninety (90) days after the date of the MAC vacancy. All moving shall be in accordance with Section 10 of the Basic Agreement.

E. This MAC Supplemental Agreement shall become effective June 15, 1985 and shall run concurrently with the 1985 Pilot Agreement.

IN WITNESS WHEREOF, the parties have signed this Supplemental Agreement this 9th day of May, 1991.

WITNESS:	FOR UNITED AIR LINES, INC.

/s/ G.L. Andrews /s/ T.A. McClone /s/ R.W. Rosinia	/s/ J.R. Samolis John R. Samolis Vice President Employee Relations
WITNESS:	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.
/s/ T.P. Austin
/s/ C.A. Rine /s/ L.J. Balestra /s/ H.E. Stepinsky	/s/ J. Randolph Babbit J. Randolph Babbitt, President Air Line Pilots Association, International

Cessation of work

LETTER OF AGREEMENT

between

UNITED AIR LINES, INC.

and THE AIR LINE PILOTS

in the service of

UNITED AIR LINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended, by and between

UNITED AIR LINES, INC. (hereinafter referred to as the "Company") and the AIR

LINE PILOTS in the service of UNITED AIR LINES, INC. as represented by the

AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as the "Association").

W I T N E S S E T H:

WHEREAS, there are occasions when the Company is confronted with the cessation of work by other Company employees of indefinite duration, and

WHEREAS, it is to the mutual interest of the parties to discuss and review the alternatives available and problems generated by such cessation of work.

NOW, THEREFORE, it is mutually agreed that:

The Association will be advised as events develop that could lead to a cessation of work by other employees of the Company.

The Association will be apprised of the Company's plan of action as it affects pilots in the event of such cessation of work.

The Company will afford the Association the opportunity to consult with and make recommendations as to any pilot problems associated with such cessation of work, other than those specifically agreed to in the attached Notice.

This Letter of Agreement shall be effective as of the date of signing and shall

Run concurrently with the duration of the 1991 Pilot Agreement.

IN WITNESS WHEREOF, the parties have signed this Letter of Agreement this

9th day of May, 1991.

WITNESS:	FOR UNITED AIR LINES, INC.

/s/ G.L. Andrews /s/ T.A. McClone /s/ R.W. Rosinia	/s/ J.R. Samolis John R. Samolis Vice President Employee Relations
WITNESS:	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.
/s/ T.P. Austin
/s/ C.A. Rine /s/ L.J. Balestra /s/ H.E. Stepinsky	/s/ J. Randolph Babbit J. Randolph Babbitt, President Air Line Pilots Association, International

TO: ALL FLIGHT OFFICERS AFFECTED BY TEMPORARY CESSATION OF

WORK

The purpose of this notice is to outline your status with regard to compensation and benefits during this period of work cessation. You will be returned to service as soon as possible after our services have been restored and work becomes available.

If the____________________________strikes, you will be continued on pay status through the___________day after the cessation of work. This period of pay status may be extended if, after discussion with the Association, it is determined that a longer period is operationally necessary. Pilots will be returned to their home domicile or UA station nearest their home at no expense to themselves. Pilots may be required to fly crew ferries to accomplish this requirement. It is understood that a pilot who is not returned to his domicile will continue to be on pay status until he is actually returned to his domicile or on the basis of planned arrival time at this domicile, if the pilot requests to remain at an outer station for personal reasons.

1. Address and Telephone Number

You should be sure your Flight Office has your present address and telephone number and you should keep them advised of any change during this period.

2. Company and Classification Seniority

Your Company seniority, pilot seniority and pilot longevity will continue to accrue.

3. Compensation

Each pilot will be paid the portion of his salary based on the application of

Section 3-C-1 and 3-C-2 of the Agreement.

4. Bids and Preferencing

Although the strike may require changes in the planned activations, activations

Will continue for pilots who are qualified to assume their new assignment and who possess a notice of activation which has not been cancelled. All other pilots will be retained in their equipment, status and domicile assignment as of the date of the cessation of work. For the purpose of line assignment upon resumption of service, the Company shall continue to post schedules, comprised of the

Company's planned operation, for pilot preferencing during the period of the strike. Pilots will not be required to cross a picket line in order to preference schedules.

5. Vacation Status

All pilots who were on vacation status at the commencement of the strike will remain on that status through the duration of the scheduled vacation period.

Pilots scheduled for a vacation during the work stoppage, will be certified for vacation pay as scheduled. Vacations may not be deferred.

6. Sick Leave

Our sick leave pay policy is to compensate employees for potential lost earnings due to illness during their normal working hours. If you are ill during the cessation of work, you are not entitled to either occupational or non-occupational sick leave pay. However, pilots exhausting sick leave prior to permanent grounding will continue to receive the remainder of their accrued sick leave during the cessation of work. Also, continuation of occupational or non-occupational sick leave pay for hardship cases will be considered jointly by the Company and the Association on an individual basis.

7. Insurance

    7-a- United realizes that your Group Insurance protection will afford you considerable peace of mind during this emergency. Consequently, your Basic

Group Life Insurance, Supplemental Contributory Life Insurance, Accidental

Death and Dismemberment Insurance, the Accident-Sickness and Dental Plan

and the Health Maintenance Organization Plan will remain in effect until:

        7-a-1- Notice of termination of insurance is mailed to you at your last known address.

        7-a-2- You resign or begin permanent active employment with a company other than United.

    7-b- The contribution you would have been required to pay to maintain the

Supplemental Contributory Life Insurance and 24-Hour Personal Accident

Insurance protection will be deducted from your pay following your resumption of active employment.

    7-c- Accident-Sickness-Dental Insurance claims can be filed in the normal manner during this emergency.

    7-d- In the event you do not wish to have your insurance continued, contact your Flight Office for the form letter which you must complete, sign and return to

EXOIN within ten (10) days following the date of the work stoppage.

8. Retirement Income Plan

Participation and contributions are discontinued during any period in which no pay is received. Any monthly earnings, at less than full compensation due to the strike, will be excluded from consideration in final earnings for pension or disability benefits under the Fixed Plan. In determining the annual average of the participant's earnings, the denominator shall not include those months for which earnings have been disregarded in accordance with this provision.

9. Unemployment Compensation

You are eligible to apply for unemployment compensation. Eligibility for benefits

Is determined by the particular State Unemployment Compensation Bureau.

10. Credit Union

    10-a- Existing Loans

Employees are expected to continue making loan repayments, unless the

Credit Union declares a general suspension of loan repayments. Hardship cases are reviewable on an individual basis.

    10-b- Savings

Withdrawal by mail will be permitted.

    10-c- New Loans

New loans will be considered on an emergency basis only.

11. All time periods set forth in Section 6-C, 8, 17 and 18 of the Pilot Agreement will be extended to reflect the period of cessation of work, except as specified in

Paragraph 5 above.

12. Return To Service

When the cessation of work is over and work again becomes available, your

Flight Office or OPBCM will get in touch with you as quickly as possible. All pilots will return to service simultaneously on a date determined by the Company.

We hope for an early resumption of service.

/s/ John R. Samolis

John R. Samolis

Vice President

Employee Relations

Accepted and agreed to this

9th day of May, 1991.

/s/ F. C. Dubinsky

F. C. Dubinsky, Chairman.

UA/ALPA Master Executive Council.

UP-PAC

LETTER OF AGREEMENT

between

UNITED AIRLINES, INC.

and THE AIR LINE PILOTS

in the service of

UNITED AIR LINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of the Railway Labor Act, as amended, by and between UNITED

AIR LINES, INC. (hereinafter referred to as the "Company") and the AIR LINE

PILOTS in the service of UNITED AIR LINES, INC. as represented by the AIR

LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as the

"Association").

W I T N E S S E T H:

It is mutually agreed:

The Company agrees to deduct a monthly contribution to the United Pilots

Political Action Committee (referred to herein as "UP-PAC") from the pay of each pilot who voluntarily authorizes such contributions on the forms provided for that purpose by UP-PAC (referred to herein as "Check-Off Forms").

B. The language of those forms shall be as follows:

TO: United Air Lines, Inc.

I hereby authorize and direct the Company named above to deduct

$__________ of my gross earnings per month and to remit that amount to the

United Pilots Political Action Committee, Air Line Pilots Association (UP-PAC,

ALPA).

This authorization is made based on my specific understanding that:

The signing of this authorization card and the making of these voluntary contributions are not conditions of membership in the Union or of my employment by my employer;

Any guideline amount suggest by UP-PAC, ALPA or its representatives is only a suggestion and I may contribute more or less and will not be favored or disadvantaged by the Union for doing so; I may refuse to contribute without reprisal; and. UP-PAC, ALPA, which is connected with the United Pilots

Master Executive Council of the Air Line Pilots Association, International, and

which is affiliated with the Air Line Pilots Association Political Action

Committee, may use the money it receives solely for making contributions to and expenditure for candidates for elected offices and for other political activities at the federal, state, and/or local level consistent with applicable laws relating to such activities.

This authorization shall remain in full force and effect

until revoked in writing by me, pursuant to the provisions of the Agreement between United Air Lines, Inc. and the Air Line Pilots Association,

International.

I further certify that I am either a United States citizen or a foreign national

Lawfully admitted to the United States for permanent residence as defined by section 101(s) (20) of the Immigration and Nationality Act (8 U.S.C. 1101(s)

(20)).

Name:__________________________________________________

File Number:_____________________________________________

Residence:______________________________________________

Address:________________________________________________

Signature:_______________________________________________

Date:___________________________________________________

Authorized by the United Pilots Master Executive Council of the Air Line Pilots

Association, International on behalf of a fundraising effort for United Pilots

Political Action Committee.

C. All Check-Off Forms will be submitted through the Chairman of the Master

Executive Council of the Association who will forward the original signed copy to the Payroll Accounting Manager, Executive Offices, Chicago, Illinois. A properly executed Check-Off Form, filed before the 15th of any month, will become effective the 1st of the month following its receipt by the Payroll Section of the

Accounting Department, Chicago, Illinois. Illegible or improperly executed forms will be returned to the Chairman of the Master Executive Council of the

Association.

D. Any notice of revocation as set forth in the Check-Off Form must be in writing,

signed by the employee, and delivered by certified mail, addressed to the Payroll

Accounting Manager, United Air Lines, Inc., P. O. Box 66100, Chicago, Illinois

60666, with a copy to the Chairman of the Master Executive Council as soon as processed through Company payroll procedures. Check-Off Form and notices so received by the Company will be stamp-dated on the date received and will constitute notice to the Company of the date received and not when mailed.

E. Deduction of a pilot's contributions shall be made each month provided there is a sufficient balance due the pilot at the time after all other deductions authorized by the pilot or required by law (including money claims of the

Company and the Credit Union) have been satisfied. Within a reasonable time after the second regular paycheck issued each month, the Company will remit to the UP-PAC a check in payment of contributions collected for that month pursuant to outstanding and unrevoked Check-Off Forms, together with a list of the names of those pilots for whom contributions were deducted and the amount deducted for each such pilot.

A pilot who has executed a Check-Off Form and (1) who resigns from the

Company; (2) who is laid off; or is (3) otherwise terminated from the employ of the Company shall be deemed to have automatically revoked his assignment as of the date of such action and if he (1) is rehired; (2) is recalled; or (3)

reemployed, further deductions of UP-PAC contributions will be made only upon execution and receipt of another Check-Off Form.

It will be the Association's responsibility to verify apparent errors in deduction of UP-PAC contributions before contacting the Company Payroll Accounting

Manager.

United Air Lines, Inc. shall be held harmless and indemnified by the

Association for any claims which may be made by the pilot or pilots by virtue of the wrongful application and misapplication of any of the terms of this Section.

The Company shall also be held harmless and indemnified by the Association for any claims, expenses, and judgements (including reasonable attorney fees)

which may arise out of the use of the Company's payroll deduction process for funds transmitted to UP-PAC for making contributions to and expenditures for candidates for state and local offices.

The Association shall pay the Company the reasonable costs incurred in implementing and maintaining this Section.

J. The Association hereby certifies to the Company that:

     J-1- No assignment and authorization will be transmitted to the Company hereunder which was obtained by the Association under the twice-yearly solicitation provisions of Section 441b.(b) (4) (B) of Title 2 of the United States

Code;

    J-2- All funds transmitted to the UP-PAC hereunder shall be used solely in connection with federal, state and local elections.

IN WITNESS WHEREOF, the parties have signed this Agreement this 9th day of

May, 1991.

WITNESS:	FOR UNITED AIR LINES, INC.

/s/ G.L. Andrews /s/ T.A. McClone /s/ R.W. Rosinia	/s/ J.R. Samolis John R. Samolis Vice President Employee Relations
WITNESS:	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.
/s/ T.P. Austin
/s/ C.A. Rine /s/ L.J. Balestra /s/ H.E. Stepinsky	/s/ J. Randolph Babbit J. Randolph Babbitt, President Air Line Pilots Association, International

CLR

UNITED AIRLINES

May 9, 1991

Captain F. C. Dubinsky, Chairman

UA/ALPA Master Executive Council

Air Line Pilots Association, International

10700 W. Higgins Road, Suite 200

Rosemont, IL 60018

Dear Captain Dubinsky:

Because the Command/Leadership/Resource Management Seminar Training

Program is a new concept in the airline industry, it is necessary to have an understanding of the application of some provisions of the Agreement. This

Letter of Understanding outlines these provisions and other stipulations as they apply to pilots involved in C/L/ R seminar training.

1. Compensation - Compensation will be paid in accordance with Section 9 of the

Agreement.

2. Expenses - Meal expense in accordance with Section 4-A-1 of the Agreement will be paid, minus the actual expense incurred by the Company for meals provided during the training session. Reasonable actual ground transportation expenses will be paid between the airport and the location of the C/L/R seminar training. Lodging will be provided by the Company.

3. Duty Day - In order for training to be effective, long duty days are a basic requirement for the C/L/R seminar program. The normal contractual training schedule requirements of the Basic and Supplemental Agreements will not apply.

In any event, no duty day shall exceed 14:15 hours except by consent of the participants.

4. Assignment to Training - Notification and assignment to seminar training will be prior to pilot schedule preferencing whenever practical, but in no case less than seven (7) days prior to commencement of Command/Leadership/Resource

Management Seminar Training. Short notice scheduling will be limited to cases where a previously scheduled pilot has had to cancel his/her training for any reason.

5. Completion of Training - Upon completion of C/L/R seminar training, a pilot will be given not less than one (1) calendar day free of all duty at his home domicile,

provided he is not scheduled for such time off in his line of flying or as a reserve.

The pilot will be given pay and flight time credit for any trip(s) he must drop to provide such calendar day off.

6. Alternates for Seminars - Alternates will be scheduled for each seminar. Pilots who are designated as alternates will be scheduled for two seminars,

approximately two weeks apart. Designated alternates will stand by for the first of these seminars, and if they are released to return to their domicile, will attend and participate as a scheduled attendee in the second seminar approximately two weeks later. Alternates will be given pay and flight time credit for any trip(s)

they must drop for their regularly scheduled seminar and for the preceding seminar for which they are designated as an alternate. Pilots who are scheduled but do not attend, and are replaced by an alternate, will be scheduled approximately two weeks later in the seminar for which the alternate was scheduled as a regular participant

7. Modifications to C/L/R Seminar Training - to retain ALPA support for the program, the Company and ALPA must agree on any subsequent modifications.

8. Disciplinary Action - No information resulting from a pilot's participation in a

C/L/R seminar may be used in any disciplinary action nor may be used in any way to the detriment of any United pilot.

9. Record Keeping - No records of pilot performance during C/L/R seminar training will be kept by anyone inside or outside the Company.

10. Additional Phases of C/L/R Training - Development of any additional phases of C/L/R training will be with full participation by ALPA representatives and will not be implemented without review by the United MEC, or its Officers.

Sincerely,

/s/ H. A. Langer

Hart A. Langer

Senior Vice President

Flight Operations

Accepted and agreed to this

9th day of May, 1991.

/s/ F. C. Dubinsky

F. C. Dubinsky, Chairman

UA/ALPA Master Executive Council

Dues Check-Off

AGREEMENT

between

UNITED AIR LINES, INC.

and

THE AIR LINE PILOTS

in the service of

UNITED AIR LINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

THIS AGREEMENT is made and entered into in accordance with the provisions of the Railway Labor Act, as amended, by and between UNITED AIR LINES,

INC. (hereinafter referred to as the "Company") and the AIR LINE PILOTS

ASSOCIATION, INTERNATIONAL (hereinafter referred to as the "Association").

W I T N E S S E T H:

It is mutually agreed:

During the life of the 1991 Pilot Agreement, the Company will deduct from the pay of the members of the Association the appropriate amounts described in sub-paragraph A-1 and A-2 below provided such member of the Association voluntarily executes one of the following agreed upon forms which will be prepared and furnished by the Association as a "Check-Off Form."

    A-1- ASSIGNMENT AND AUTHORIZATION FOR VOLUNTARY CHECK-

OFF OF ASSOCIATION DUES

I, _____________________________, hereby authorize and direct United Air

Lines, Inc. to deduct 1.35% of my gross earnings as standard membership dues (or such standard monthly membership dues as may hereafter be established by the Association). Such amount so deducted is hereby assigned to the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL, subject to all the terms and provisions of the applicable collective bargaining agreement. This assignment and authorization may be revoked by me in writing after the expiration of one (1) year from the date hereof, or the time this is signed,

whichever occurs sooner. A copy of any such revocation will be sent to the

Chairman of the Master Executive Council.

Signature of Employees _____________________________________

Street Address ____________________________________________

City _____________________________________________________

File Number_________________

Domicile________________________

    A-2- ASSIGNMENT AND AUTHORIZATION FOR VOLUNTARY CHECK-

OFF OF PAST ASSOCIATION DUES OBLIGATIONS

I,______________________________, hereby authorize and direct United Air

Lines, Inc. to deduct $_________ of my monthly gross earnings up to a total dollar amount of $_______, to pay for back dues owed to the Association.

Such amount so deducted is hereby assigned to the AIR LINE PILOTS

ASSOCIATION, INTERNATIONAL, subject to all the terms and conditions of the Railway Labor Act, as amended, and the provisions of the applicable collective bargaining agreement. This assignment and authorization may be revoked by me in writing after the expiration of one (1) year from the date hereof, or upon the renewable date of the Pilots' Agreement in effect at the time this is signed, whichever occurs sooner. A copy of any such revocation will be sent to the Chairman of the Master Executive Council.

Signature of Employees _____________________________________

Street Address ____________________________________________

City _____________________________________________________

File Number_________________ Domicile_______________________

B. All Check-Off Forms will be submitted through the Chairman of the Master

Executive Council who will forward the original signed copy to the Payroll

Accounting Manager, Executive Offices, Chicago, Illinois. A properly executed

Check-Off Form, filed before the 15th of any month, will become effective the 1st of the month following its receipt by the Payroll Section of the Accounting

Department, Chicago, Illinois. Illegible or improperly executed forms will be returned to the Chairman of the Master Executive Council of the Association.

C. Any notice of revocation as set forth in the Check-Off Form must be in writing,

signed by the employee and delivered by certified mail, addressed to the Payroll

Accounting Manager, United Air Lines, Inc., P. O. Box 66100, Chicago, Illinois

60666, with a copy to the Chairman of the Master Executive Council as soon as processed through Company payroll procedures. Check-Off Form and notices so received by the Company will be stamp-dated on the date received and will constitute notice to the Company of the date received and not when mailed.

D. Deduction of total members' total obligations shall be made from all paychecks issued each month provided there is a sufficient balance due the employee at the time after all other deductions authorized by the employee or required by law (including money claims of the Company and the Credit Union)

have been satisfied. Within a reasonable time after the second regular paycheck issued each month, the Company will remit to the Association a check in payment of all dues collected for that month pursuant to outstanding and unrevoked Check-Off Forms.

E. An employee who has executed a Check-Off Form and who has been (1)

transferred or promoted to a job outside of the Flight Operations Division; (2) who resigns from the Company; (3) who is laid off; or is (4) otherwise terminated from the employ of the Company shall be deemed to have automatically revoked his assignment as of the date of such action and if he (1) transfers back or returns to a job covered by the Agreement; (2) is rehired; (3) is recalled; or (4) reemployed,

further deductions of Association dues will be made only upon execution and receipt of another Check-Off Form.

F. It will be the Association's responsibility to verify apparent errors or back dues owed by an individual Association member before contacting the Company

Payroll Accounting Manager or payroll deduction of such missed collections.

G. In cases where a deduction is made which duplicates a payment already made to the Association by an employee and where a deduction is not in conformity with the provisions of the Association Constitution and Bylaws,

refunds to the employee will be made by the Association.

H. United Air Lines, Inc. shall be held harmless and indemnified by the

Association for any claims which may be made by the employee or employees by virtue of the wrongful application and misapplication of any of the terms of this

Agreement.

I. This Agreement shall become effective as of the date of signing and shall be subject to changes in the same manner as specified in Section 22 of the 1991

Pilots' Employment Agreement.

J. The terms of this Letter of Agreement 91-27 do not provide for the automatic revocation of the pilot's assignment under such circumstances. The Company will therefore make the appropriate changes to the payroll process that recognize the revocation of the pilot's dues check-off assignment only under the circumstances expressly stated in Letter of Agreement 91-27 Section A-1,

Section A-2 and Section E.

IN WITNESS WHEREOF, the parties have signed this Agreement this 9th day of

May, 1991.

WITNESS:	FOR UNITED AIR LINES, INC.

/s/ G.L. Andrews /s/ T.A. McClone /s/ R.W. Rosinia	/s/ J.R. Samolis John R. Samolis Vice President Employee Relations
WITNESS:	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.
/s/ T.P. Austin
/s/ C.A. Rine /s/ L.J. Balestra /s/ H.E. Stepinsky	/s/ J. Randolph Babbit J. Randolph Babbitt, President Air Line Pilots Association, International

Revised as of this 26th day of October, 2000.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

/s/ F.C. Dubinsky

Captain F.C. Dubinsky

Chairman

UAL/ALPA Master Executive Council.

MEC Officer displacement

LETTER OF AGREEMENT

between

UNITED AIRLINES, INC.

and

THE AIR LINE PILOTS

in the service of

UNITED AIRLINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of the Railway Labor Act, as amended, by and between UNITED

AIRLINES, INC. (hereinafter referred to as the "Company") and the AIR LINE

PILOTS in the service of UNITED AIRLINES, INC., as represented by the AIR

LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as the

"Association").

W I T N E S S E T H:

NOW, THEREFORE, it is mutually agreed:

1. The MEC Officers shall be paid, at the appropriate hourly pay rates, for eighty-

one (81) hours, or eighty-five (85) hours if holding an international assignment,

plus the value of any legal inbound each month during their terms. During such term of office, the Company will not assign specific vacation periods to the

Officers with the understanding that it is the responsibility of each MEC Officer to arrange for the vacation time off which he is due. At the beginning of each vacation year, Officers will be provided written notification of their responsibilities under this provision. Upon returning to line flying at the end of his term of office,

all vacation due to each Officer in the current and prior vacation years will be considered to have been assigned and taken. Full time National Officers also shall be subject to this vacation procedure.

2. The pilot members of the ALPA Negotiating Committee shall be displaced from their scheduled trips when meeting with the Company during the term of this

Agreement. During Section 6 negotiations, or during other negotiations that are anticipated to cover a monthly bid period, the pilot members of the Negotiating

Committee shall be paid, at the appropriate hourly pay rates, for eighty-one (81)

hours, or eighty-five (85) hours if holding an international assignment, plus the value of any legal inbound for the duration of those negotiations.

3. When required to attend formal meetings with the Company in their capacity as MEC Committee Members, the pilot members of the System Schedule

Committee, the Central Air Safety Committee, the Retirement and Insurance

Committee, the Hotel Committee (not including hotel inspections) and the

Employee Assistance Committee shall be displaced from their schedules in order to attend such meetings.

4. Notwithstanding the provisions of Section 20-H, any LEC Officer shall be permitted to trade a trip from his line of flying for any other trip which is in "open flying" in order to make himself available to conduct ALPA business.

5. Any LEC Officer may request to be displaced from his trip(s) for the purpose of conducting Association business. His Flight Manager will determine if such displacement(s) is possible, based upon the availability of management pilots who have a need to perform such flying. Trips which are not covered by management pilots on a displacement basis are subject to the existing procedure covering dropped trips for Association business.

6. When pilots are removed from schedule at ALPA request, except when displacement is provided by this Letter of Agreement, the Company shall pay each such pilot as if he had performed his scheduled duties and will then bill

ALPA for the amount of flight pay associated with those dropped trips, including the actual cost of fringe benefits.

7. When a special MEC meeting is held for the purpose of conducting business at the Company's request, the Company will pay all flight pay loss incurred as a result of that meeting.

IN WITNESS WHEREOF, the parties have signed this Letter of Agreement this

9th day of May, 1991.

WITNESS:	FOR UNITED AIR LINES, INC.

/s/ G.L. Andrews /s/ T.A. McClone /s/ R.W. Rosinia	/s/ J.R. Samolis John R. Samolis Vice President Employee Relations
WITNESS:	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.
/s/ T.P. Austin
/s/ C.A. Rine /s/ L.J. Balestra /s/ H.E. Stepinsky	/s/ J. Randolph Babbit J. Randolph Babbitt, President Air Line Pilots Association, International

Revised as of this 26th day of October, 2000.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

/s/ F.C. Dubinsky

Captain F.C. Dubinsky

Chairman

UAL/ALPA Master Executive Council.

Age 59 By Pass

SUPPLEMENTAL

LETTER OF AGREEMENT

between

UNITED AIR LINES, INC.

and

THE AIR LINE PILOTS

in the service of

UNITED AIR LINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

THIS SUPPLEMENTAL LETTER OF AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended,

by and between UNITED AIR LINES, INC. (hereinafter referred to as the

"Company") and the AIR LINE PILOTS in the service of UNITED AIR LINES,

INC. as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL

(hereinafter referred to as the "Association").

W I T N E S S E T H:

WHEREAS, the Company and the Association desire to supplement the 1991

Pilot Agreement, dated May 9, 1991, as it relates to the B-747-400, B-747, B777 and DC-10 Captain vacancies;

NOW, THEREFORE, it is mutually agreed and understood as follows:

A. Notwithstanding the provisions of Section 8-D, any pilot who is awarded a B-

747- 400, B-747. B-777 or DC-10 Captain vacancy shall not be assigned to B-

747-400, B-747, B-777 or DC-10 transition training (training which, if performed as scheduled, would produce a twenty-four (24) month freeze), if the planned activation date of the vacancy is within one (1) year prior to his normal retirement date.

    A-1- Such pilot shall be paid based on B-747-400, B-747, B-777 or DC-10

Captain rates of pay, as applicable, from the date he would have assumed the awarded vacancy on a "man-for-man" systemwide seniority basis, until his actual retirement, provided he continues to remain qualified in his regular assignment.

    A-2- The period of entitlement for "man-for-man passover" pay to the applicable pilot shall be determined on the awarding of each affected vacancy.

                                    Age at Planned

         For Example                    Activation Date                             Entitlement

         Captain A                        59 yrs. 10 mos.                             2 months

         Captain B                        59 yrs. 6 mos.                              4 months

         Captain C                        59 yrs. 2 mos.                              4 months

         Captain D                        58 yrs. 1 mo.                               Trained

B. A pilot receiving Captain pay under the provisions of Paragraph A-1 above,

may not bid and be awarded a higher paying Captain vacancy under this provision which has an advertised effective date prior to twelve (12) months following the date he commenced receiving passover pay.

C. The fact that a pilot is receiving DC-10, B-747 or B-747-400 pay under the provisions of Paragraph A above, does not prevent him from exercising bidding rights under Section 8-D to other than DC-10, B-747 or B-747-400 assignments.

D. It shall be the responsibility of a pilot who receives an "alternate" vacancy under the provisions of Paragraph A-1 and A-2 above to keep his BIDREQ updated if he wants to be considered for the awarding of subsequent pay-only vacancies.

E. Notwithstanding any bid restriction ("freeze") which a pilot may have incurred by the application of paragraph 8-D-6-a resulting from his bidding and being awarded a vacancy that is not subject to the provisions of this letter, the pilot shall not be restricted from bidding and being awarded an assignment for which he will receive by-pass pay under the terms of this Letter.

F. This Supplemental Letter of Agreement shall continue in full force and effect concurrently with Section 22-C of the Pilot Agreement.

IN WITNESS WHEREOF, the parties have signed this Supplemental Letter of

Agreement this 9th day of May, 1991.

WITNESS:	FOR UNITED AIR LINES, INC.

/s/ G.L. Andrews /s/ T.A. McClone /s/ R.W. Rosinia	/s/ J.R. Samolis John R. Samolis Vice President Employee Relations
WITNESS:	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.
/s/ T.P. Austin
/s/ C.A. Rine /s/ L.J. Balestra /s/ H.E. Stepinsky	/s/ J. Randolph Babbit J. Randolph Babbitt, President Air Line Pilots Association, International

Revised as of July 12, 1994.

/s/ John R. Samolis

John R. Samolis

Vice President

Employee Relations

/s/ Roger D. Hall

Roger D. Hall, Chairman

UAL/ALPA Master Executive Council

Revised as of this 26th day of October, 2000.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

/s/ F.C. Dubinsky

Captain F.C. Dubinsky

Chairman

UAL/ALPA Master Executive Council

Agency Shop

SUPPLEMENTAL AGREEMENT

between

UNITED AIR LINES, INC.

and

THE AIR LINE PILOTS

in the service of

UNITED AIR LINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

THIS SUPPLEMENTAL AGREEMENT is made and entered into in accordance with the Railway Labor Act, as amended, by and between UNITED AIR LINES,

INC. (hereinafter referred to as the "Company") and the AIR LINE PILOTS in the service of UNITED AIR LINES, INC. as represented by the AIR LINE PILOTS

ASSOCIATION, INTERNATIONAL (hereinafter referred to as the "Association").

W I T N E S S E T H:

It is hereby mutually agreed:

A. Each pilot of the Company on the United Air Lines Pilots' System Seniority List

or the Second Officer Eligibility Seniority List shall be required, as a condition of employment, beginning sixty (60) days after the completion of his probationary period: (1) to be or become a member of the Association; or (2) to pay to the

Association a monthly service charge for the administration of this Agreement and representation of the pilot. Such monthly service charge shall be equal to the

Association's regular monthly dues, initiation fee and periodic assessments,

including MEC assessments, which would be required to be paid by such pilot if a member; provided that neither membership nor the payment of a service charge shall be required in respect to any such pilot: (a) for whom membership is not available upon the same terms and conditions generally applicable to any other member; or (b) as to whom membership was denied or terminated for any reason other than the failure to tender periodic dues, initiation fees and assessments uniformly required by the Association or the United

Air Lines MEC as a condition of acquiring or retaining membership. The

Association shall treat members and non-members alike in calculating the amounts due, in establishing the due date of payments and in determining whether a pilot's account is delinquent.

B. If any pilot of the Company on the United Air Lines Pilots' System Seniority

List or the Second Officer Eligibility Seniority List who is required under this

Agreement to make payment of a service charge, [and/or membership dues,

and/or initiation fees, and/or periodic assessments (as defined in Paragraph A)]

becomes delinquent in accordance with the Association's Constitution and By-

Laws in the making of such payments, the Association shall notify such pilot by

Registered Mail, Return Receipt Requested, copy to the Senior Vice President-

Human Resources of the Company, his successor or designee, that he is delinquent in the payments specified above, and the total amount of money due and the period for which he is delinquent and that he is subject to discharge as an employee of the Company. Such letter shall also notify the pilot that he must remit the required payment within a period of fifteen (15) days or be discharged. The notice of delinquency required under this Paragraph shall be deemed to be received by the pilot, whether or not it is personally received by him, when mailed by the Treasurer of the Association by Registered Mail, Return

Receipt Requested, postage prepaid to the pilot's last known address or to any other address which has been designated by the pilot. It shall be the duty of every pilot covered by this Agreement to notify the Association's Membership

Services Department of every change in his home address or of an address where the notice required by this paragraph can be sent and received by the pilot, if the pilot's home address is at any time unacceptable for this purpose.

C. .If, upon the expiration of the fifteen (15) day period provided in Paragraph B above, the pilot still remains delinquent, the Association shall certify in writing to the Senior Vice President - Human Resources of the Company, his successor or designee, copy to the pilot, both by Registered Mail, Return Receipt Requested,

that the pilot has failed to make payment within the grace period allowed and is,

therefore, to be discharged. The Senior Vice President - Human Resources, his successor or designee, shall thereupon take proper steps to discharge such pilot from the service of the Company as soon as possible and in any event within twenty-one (21) days after receipt of the notice provided for herein, shall advise the pilot of his termination.

D. A protest by a pilot who is to be discharged as the result of an interpretation or application of the provisions of this Agreement shall be subject to the following procedures:

    D-1- A pilot who believes that the said provisions have not been properly interpreted or applied as they pertain to him, may submit his request for review in writing within ten (10) days after receipt of the notification from the Senior

Vice President - Human Resources, as provided in Paragraph C above. The request must be sent by Registered Mail, Return Receipt Requested, to the

Senior Vice President - Human Resources or his designee, who will review the protest and render a decision in writing, not later than ten (10) days following receipt of the protest.

    D-2- The Senior Vice President - Human Resources or his designee shall forward his decision to the pilot, with a copy to the Association, both by

Registered Mail, Return Receipt Requested. Said decision shall be final and binding on all interested parties, unless appealed as hereinafter provided. If the decision is not satisfactory to either the pilot or the Association, then either may appeal within ten (10) days from the receipt of the decision, by filing a notice of appeal. Such notice shall be sent to the other party and to the

Company, by Registered Mail, Return Receipt Requested. Appeal shall be directed to a Neutral Referee who shall be agreed upon by the pilot and the

Association within ten (10) days after receipt of the notice of appeal. In the event the parties fail to agree upon a Neutral Referee within the specified period, either the pilot or the Association may request the National Mediation

Board to name such Neutral Referee. The hearing before the Neutral Referee shall be held as soon as possible and the decision of the Neutral

Referee shall be requested within thirty (30) days after the hearing. The decision of the Neutral Referee shall be final and binding on all parties to the dispute. The fees and charges of such Neutral Referee shall be borne equally by the pilot and the Association.

E. During the period a protest is being handled, as herein provided, and until final decision is rendered by the Senior Vice President - Human Resources, his designee or the Neutral Referee, the pilot shall not be discharged from the

Company nor lose any seniority rights because of non-compliance with the terms and provisions herein.

F. A pilot discharged by the Company under the provisions herein shall be deemed to have been "discharged for cause" within the meaning of the terms and provisions of the Pilot Employment Agreement.

G. The Company shall be held harmless and indemnified by the Association for any and all claims, awards or judgments, including court costs, which may result from action by any pilot or pilots by virtue of the wrongful application or misinterpretation of any of the terms of this Agreement.

H. It is understood that the requirements of Paragraph A above shall not apply to any pilot during periods of time he holds a management position.

I. This Supplemental Agreement shall become effective as of the date of signing and shall be subject to changes in the same manner as specified in Section 22 of the Pilots Employment Agreement.

IN WITNESS WHEREOF, the parties have signed this Supplemental Agreement this 9th day of May, 1991.
WITNESS:	FOR UNITED AIR LINES, INC.

/s/ G.L. Andrews /s/ T.A. McClone /s/ R.W. Rosinia	/s/ J.R. Samolis John R. Samolis Vice President Employee Relations
WITNESS:	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.
/s/ T.P. Austin
/s/ C.A. Rine /s/ L.J. Balestra /s/ H.E. Stepinsky	/s/ J. Randolph Babbit J. Randolph Babbitt, President Air Line Pilots Association, International

LAX 737-300 and 757/767 domicile

UNITED AIRLINES

May 9, 1991

Captain F. C. Dubinsky, Chairman

UA/ALPA Master Executive Council

Air Line Pilots Association, International

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Captain Dubinsky:

During the current negotiations pursuant to Section 6 of the Railway Labor Act,

the parties agreed to execute this Agreement and immediately implement the following provisions in conjunction with the Company announced opening of a new B-737-300 equipment domicile at LAX.

Effective upon the opening of the LAX B-737-300 equipment domicile the SNA and LGB airports shall be considered "airports serving" the LAX domicile only for

LAX B-737- 300 pilots. The following stations and times are to be considered as added to Section 5-G-1-b-(3) of the Agreement and shall only be applicable in the scheduling of LAX B-737-300 pilots:

LAX - SNA                 2:00

LAX - LGB                  1:00

BUR - SNA                 2:15

BUR - LGB                 1:30

ONT - SNA                 2:00

ONT - LGB                 2:00

LGB - SNA                 1:00

It is further agreed that the provisions of Section 4-D-3 of the Agreement shall apply to LAX B-737-300 pilots scheduled in and out of LGB or SNA.

Additionally, for the scheduling of LAX based B-757/767 pilots the SNA airport shall be considered as an airport "serving" the LAX B-757/767 equipment domicile. The following station and time are to be considered as added to Section

5-G-1-b-(3) of the Agreement and shall be applicable in the scheduling of LAX B-

757/767 pilots:

LAX - SNA                 2:00

LAX - LGB                  1:00

BUR - SNA                 2:15

BUR - LGB                 1:30

ONT - SNA                 2:00

ONT - LGB                 2:00

LGB - SNA                 1:00

The provisions of Section 4-D-3 of the Agreement shall apply to LAX B-757/767 pilots scheduled into and out of SNA. B-757/767 pilots assigned to domiciles other than LAX shall not be scheduled to cross-town between SNA and L.A.

basin airports.

Sincerely,

/s/ J. R. Samolis

John R. Samolis

Vice President

Employee Relations

Accepted and agreed to this

9th day of May, 1991.

/s/ F. C. Dubinsky

Captain F. C. Dubinsky, Chairman

UAL/ALPA Master Executive Council

Revised as of this 26th day of October, 2000.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

/s/ F.C. Dubinsky

Captain F.C. Dubinsky

Chairman

UAL/ALPA Master Executive Council

Company Personnel Policies

UNITED AIRLINES

May 9, 1991

Captain T. P. Austin, Chairman

UA/ALPA Negotiating Committee

Air Line Pilots Association, Int'l.

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Captain Austin:

During the negotiations leading to the 1991 Agreement, the Company committed that company personnel policy which affect pilots would not be changed without giving advance notice to the Association and affording them the opportunity to comment.

Further, no change will be made to any Company personnel policy which is contrary to any of the terms of the collective bargaining agreement between the parties.

Sincerely,

/s/ J. R. Samolis

John R. Samolis

Vice President

Employee Relations

Notice of Pending Furlough

SUPPLEMENTAL

LETTER OF AGREEMENT

between

UNITED AIRLINES, INC.

and

THE AIR LINE PILOTS

in the service of

UNITED AIR LINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

THIS SUPPLEMENTAL LETTER OF AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended,

by and between UNITED AIR LINES, INC. (hereinafter referred to as the

"Company") and the AIR LINE PILOTS in the service of UNITED AIR LINES,

INC. as represented by the AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL.

W I T N E S S E T H:

WHEREAS, there are occasions when the Company may find it necessary to implement the provisions of Section 7, Reduction in Personnel, of the

Agreement, and

WHEREAS, it is mutually beneficial to discuss creative and mutually advantageous solutions to meet the above circumstances.

NOW, THEREFORE, it is mutually agreed:

    1. The Association will be advised of a pending furlough.

    2. The parties will attempt to achieve solutions consistent with the Company's needs and the interest of the pilot group.

    3. Should these efforts fail to produce results, the provisions of the Agreement shall prevail.

IN WITNESS WHEREOF, the parties have signed this Supplemental Letter of

Agreement this 9th day of May, 1991.
WITNESS:	FOR UNITED AIR LINES, INC.

/s/ G.L. Andrews /s/ T.A. McClone /s/ R.W. Rosinia	/s/ J.R. Samolis John R. Samolis Vice President Employee Relations
WITNESS:	FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.
/s/ T.P. Austin
/s/ C.A. Rine /s/ L.J. Balestra /s/ H.E. Stepinsky	/s/ J. Randolph Babbit J. Randolph Babbitt, President Air Line Pilots Association, International

Definition of Activation Date

UNITED AIRLINES

October 8, 1991

Captain F.C. Dubinsky, Chairman

UAL-ALPA Master Executive Council

Air Line Pilots Association, International

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Rick:

As a result of a recent grievance, the parties were made aware that it would be useful to have a mutually agreed-to definition of the activation date of a pilot who changes equipment and/or status. In discussions between the ALPA and

Company Negotiating Committees, it has been agreed that, for all purposes related to the administration of the Collective Bargaining Agreement, a pilot shall be considered activated in his new assignment at the beginning of the first segment of his IOE. It is recognized that the pilot's pay may be changed prior to activation as the result of the application of other provisions of the Agreement.

If the pilot's activation is delayed and he becomes entitled to a bump, his

Entitlement to bump shall expire if his bump is not received by the Company prior to his first segment of IOE. In the event the pilot does not successfully complete his IOE, his activation shall be cancelled; however any expired bump entitlement will not be reinstated.

Sincerely,

/s/ G. L. Andrews

Gerald L. Andrews

Director of

Employee Relations - Flight

Accepted and agreed to this

6th day of November, 1991.

/s/ F. C. Dubinsky

F. C. Dubinsky, Chairman

UAL/ALPA Master Executive Council

PAA Retiree Medical

UNITED AIRLINES

May 14, 1992

Mr. Roger D. Hall

UAL/MEC Chairman

Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Roger:

This is to confirm the agreement reached between United Airlines, Inc. ("United")

and the Air Line Pilots Association, International (the "Association") regarding post-retirement medical insurance for former Pan American World Airways ("Pan

Am") pilots hired in connection with the Pacific and London route acquisitions,

Including such pilots who have already retired (the "Former Pan Am Pilots").

In lieu of any contrary provisions in the purchase agreements between United and Pan Am or in other agreements between United and the Association, the following rules shall apply to the Former Pan Am Pilots effective as of date of signing.

    1. Former Pan Am Pilots who have or had ten or more years of active service with United at the time of actual retirement shall be eligible for retiree medical insurance coverage in the same manner as all other United pilots who have also satisfied the normal ten year service requirement, provided that, for the sole purpose of determining the percentage of annual cost to be paid by the retiree, as set forth in Letter 91-1 at paragraph A-2-I, such Former Pan Am

Pilots will be deemed to have length of service equal to their combined Pan

Am and United active service.

    2. Former Pan Am Pilots who have or had less than ten years of active service with United at the time of actual retirement shall be eligible to purchase retiree medical insurance coverage at the actual cost of the insurance, as determined by

United's average cost of providing the same benefit to other pilots who have satisfied the service requirement.

Kindly indicate your agreement with the foregoing by signing in the space

Provided below.

Sincerely,

/s/ J. R. Samolis

John R. Samolis

Vice President

Employee Relations

Accepted and agreed to this

20th day of May, 1992.

/s/ R. D. Hall

Roger D. Hall, Chairman

UA/ALPA Master Executive Council

REVISED MIAMI "GRANDFATHER" FLIGHT OFFICERS

SEN
#				CLS
CAP				COD		FUTURE
T	SPN	NAME	FILE#	E	CURRENT ASGN	ASGN
						RETIRE 3/31/
95	228	CARTER, JK	89705	MD	ORD B727 CAP	92
	116	SMITH,JJ	61360		MIA B727CAP (AGE 60)
						JFK747S/O
						SFO747S/
					ORD B727CAP (AGE 60 2/	O (ACT 7/
122	267	WHEELER, EF	89796		6/92)	92)
	198	GROSJEA N, JW	89640	IL	MIA B727 CAP(AGE 60)
	221	VANKLEEF,J	89694		MIA B727 CAP (AGE 60)
	234	BAKLEY, CJ	89716	MD	MIA B727 CAP (AGE 60)
						RETIRE 9/30/
150	310	FOSS,RG	89827		DCA B727 CAP(400P)	92
290	459	LIVINGWAY,PA	89885		ORD DC10 CAP
312	481	LLEWLLYNTE	02194	MD
409	578	PALMER JT	14666		JFK B747 CAP
628	802	MCCRAY,WF	19611		ORD B727 CAP

						RETIRE
705	881	LADD,JR	20403	SL	DCA B727 CAP	92
851	1034	GOOD- NIGHT, CA	21569		JFK B747 CAP
108
0	1270	WILEY,RW	24267		DCA B767 CAP
						SFO 747
108						CAP
8	1278	PETROVICH, EA	25523		ORD DC10 CAP	(ACT 7/92)
109
2	1282	LEWIS,TA	24744		DCA B767 CAP
130
1	1496	YON,TP	64089		DCA B767 CAP
137
1	1568	HUBBS, DW	31016		DCA B767 CAP
140
9	1606	MOYES,JM	61051		DCA B767 CAP
141
7	1614	HITT,RA	31020		DCA B767 CAP
142
9	1626	PEARSON,DA	31400		ORD DC10 CAP

REVISED MIAMI "GRANDFATHER" FLIGHT OFFICERS
SEN				CLS	CURRENT	FUTURE
CAPT	SPN	NAME	FILE #	CODE	ASGN	ASGN

23	1106	SPRINGER, WA	22370	MD
						OFF LIST 4/30/
559	1772	LONG,RS	33917		ORD B727 CAP	92
933	2167	DUNNE,PA	32907		ORD B727
						F/O JFK 767
						CAP (ACT 6/
474	2716	HEIN,RN	51820		JFK B747 F/O	92)
031	3274	OSTRANDER, JH	64017	MD
215	3458	BURLEIGH,RK	03877		ORD B727 CAP
461	3704	EKHOLM, RA	05119		LAX B400 F/O
695	3938	LANGEVIN, RE	19049		ORD B727 CAP
748	3993	WALLACE, JD	28242		DCA B737 CAP
843	4088	VOGT, DL	35560		DCA B737 CAP
930	4175	KURT, DL	36272		ORD B727 CAP
997	4242	FARMER, RC	49618		DCA B300 CAP
194	4439	RODRIGUEZ, RM	22091		JFK B747 F/O
405	4650	HAGAN, JO	60576		ORD B727 F/O
463	4708	KLUKOFSKY, HE	21639		JFK B747 F/O
464	4709	MANY,JF	21669		SFO B400 F/O

REVISED MIAMI "GRANDFATHER" FLIGHT OFFICERS

SEN*				CLS	CURRENT	FUTURE
CAPT	SPN	NAME	FILE #	CODE	ASGN	ASGN

122	3365	MARRON, RH	74707	MD		OFFLIST 3/1/92
568	3811	STEELE, EH	05526		JFK B747 IRP
630	3873	PAULSON, DL	18816		DCA B727 F/O
549	4794	POULIN, AR	21915		JFK B747 F/O
571	4816	WOODS,PA	20771		DCA B727 F/O
						JFK747 F/O
640	4887	WYATT,WW	19637		DEN B727 F/O	(ACT 8/92
664	4911	BOKLAN, WA	19800		LAX DC10 F/O
913	5160	HUTCHINS,WT	53095		JFK B747 S/O
235	5482	WARDE,MA	40791		ORD B727 F/O
526	5781	PERERA, NB	79997		DCA B300 F/O
661	5916	RATHGEB, PM	99940		JFK B767 F/O
674	5929	MUSSER, DJ	99959		JFK B767 F/O
						DCA 767
724	5979	RAMDIAL, PA	10826		JFK B727 F/O	F/O
857	6112	BAHR, WR	77158		ORD B727 F/O	(ACT 8/92)
						Failedtrng.
						functioning
						As ORD 727
984	6239	FIGUEROA, CH	83195		ORD B727 F/O	S/O
154	6409	WEITHERS, CO	104606		DCA B767 F/O	JFK 767 F/O
186	6441	DIAZ, WR	104623		JFK B767 F/O	FAILED TRNG JFK 727 S/O
187	6442	LAVORE, JM	104634		DCA B767 F/O
219	6474	REGELMANN, K	104644		ORD B727 F/O
341	6596	HARRISON,SW	106492		DCA B737 F/O

Grievance Mediation

LETTER OF AGREEMENT

between

UNITED AIR LINES, INC.

and

THE AIR LINE PILOTS

Letter 92-5 Page 70

Letter 92-5

Grievance Mediation

                                                    LETTER OF AGREEMENT

                                                                    Between

                                                    UNITED AIR LINES, IN

                                                                       And

                                                    THE AIR LINE PILOTS

                                                            in the service of

                                                     UNITED AIR LINES, INC

                                                            as represented by

                                        THE AIR LINE PILOTS ASSOCIATION,

                                                          INTERNATIONAL

THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended, by and between

UNITED AIRLINES, INC. (hereinafter referred to as the "Company") and the AIR

LINE PILOTS in the service of UNITED AIRLINES, INC., as represented by the

AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as the "Association").

                                                    W I T N E S S E T H:

WHEREAS, there currently exists a substantial backlog of grievances pending a hearing before the Five Member System Board of Adjustment, pursuant to

Section 18 of the current Basic Pilot Agreement, and;

WHEREAS, the Association and the Company are desirous of implementing an alternate method of dispute resolution which will afford the parties an opportunity to more expeditiously and efficiently resolve pending grievances;

NOW THEREFORE, it is mutually agreed that voluntary grievance mediation, as

An alternate method of dispute resolution, will be established on the following basis:

1. The grievance mediation process, hereinafter referred to as the "Mediation

Conference" will be scheduled by mutual agreement of parties. The "Mediation

Conference" will be scheduled for three consecutive days of a single week.

2. The Association of the Company agree that only grievances which have been submitted to the System Board of Adjustment in accordance with Section 18 of the Basic Pilot Agreement, will be scheduled for a Mediation Conference.

Grievances will be selected for mediation only on a voluntary and mutual basis between the representatives of both parties.

Page 71 Letter 92-5

3. The grievant shall have the right to be present at the Mediation Conference.

Attendance at the Mediation Conference will be limited to those people actually involved in the Mediation Conference.

4. The Company and the Association shall each appoint a principal spokesperson, who may be an attorney, for the Mediation Conference.

5. The representative of the parties will, no later than five days prior to the scheduled date of Mediation Conference, present the mediator with a brief written statement of the facts, the issue, and the arguments in support of their position. If such a statement is not presented in written form, it may be presented orally at the beginning of the Mediation Conference. However, such oral statements will be limited to twenty (20) minutes in duration.

6. Proceeding before the mediator will be informal in nature and the rules of evidence will not apply. The presentation of evidence will not be limited to that which was presented at the prior stages of the grievance procedure.

7. No record of the Mediation Conference will be made. Any written material that is presented to the mediator will be returned to the party presenting that material at the termination of the Mediation Conference.

8. The mediator will have the authority to meet separately with either the

Association or the Company in the Mediation Conference, but will not have the authority to compel the resolution of the grievance.

9. If no settlement is reached during the Mediation Conference, the mediator will provide the parties with an immediate oral advisory decision, unless the

Association and the Company mutually agree that no decision will be provided.

When rendering an oral advisory decision, the mediator will state the grounds for such decision.

10. Grievances settled during a Mediation Conference will not constitute a precedent, unless the Association and the Company otherwise mutually agree;

in which case the parties will document the precedents understanding.

11. If no settlement is reached during the Mediation Conference, the grievance may be heard by the System Board of Adjustment pursuant to Section 18 of the

Basic Pilot Agreement and in the normal course of the System Board's schedule.

12. In the event a grievance which has been the subject of a Mediation

Conference, is subsequently heard before the System Board of Adjustment, no

Letter 92-5 Page 72

mediator may serve as the arbitrator. During the System Board proceeding on such a grievance, no reference will be made to the fact that the grievance was the subject of a Mediation Conference; nor will there be any reference to statements made, documents provided, or actions taken by either the mediator or the participants during the course of a Mediation Conference, unless the party offering such statements, documents or actions would have had access or entitlement to them outside of the Mediation Conference.

13. The Association and the Company agree to schedule no more than three grievances for Mediation Conference per day. The mediation day will commence at 9:30 a.m. and it is anticipated that each mediation conference will last no more than two and one-half hours.

14. The selection of the mediator will be by mutual agreement between parties.

The fee and expenses for the mediator and conference facilities will be shared equally by the Association and the Company.

15. This Letter of Agreement will become effective as of the date of signing and will remain in full force and effect and shall run concurrently with the Agreement signed May 9, 1991.

IN WITNESSETH WHEREOF, the parties have signed this Letter of Agreement this 12th day of August, 1992.

WITNESS: FOR UNITED AIR LINES, INC.

/s/ G. L. Andrews /s/ J. R. Samolis

/s/ Richard Rosinia John R. Samolis

/s/ Peter R. Davis Vice President

Employee Relations

WITNESS: FOR THE AIR LINE PILOTS IN THE

/S/ C. R. Waxlax SERVICE OF UNITED AIR LINES, INC.

/s/ J. S. Smith

/s/ R. D. Hall /s/ J. R. Babbitt

/s/ Hal Stepinsky J. Randolph Babbitt, President

Air Line Pilots Association, International.

Page 73                                                                                                               Letter 92-7

Reserve Standby Lines

                                                          UNITED AIRLINES

Captain Roger D. Hall

UAL-MEC Chairman

Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Roger,

The Company and the Association engaged in a cooperative experiment to find a way to assign field standby assignments more often to the reserve pilots who desired such assignments. The parties have now successfully concluded that experiment and herein agree to the following provisions to formalize the process.

1. Reserve standby lines will be identified and posted at the regular preferencing time, showing day on / day off patterns (minimum 12 days off). The number of standby lines will be determined by the Company and may be between zero and a maximum of three for each status, equipment and domicile. The standby lines will not be counted as part of the number of reserve lines referred to in 5-G-1-e.

2. Awards to standby lines will be strictly voluntary and will occur after all other preferencing activity. Reserves who are available for the full month will have priority, by seniority, for standby lines. Volunteer reserve pilots with absences will be awarded an unfilled standby reserve line for the period of the month for which they are available. The portion of the standby reserve line for which the reserve is unavailable due to his absence will remain unassigned.

3. A scheduled standby assignment will be subject to the provisions of 5-G-5 and shall be treated as a scheduled reserve day for the purpose of absence accounting; specifically:

3-a- Five hours actual time and pay credit will be credited, if no trip is assigned.

3-b- If a standby pilot is assigned a trip, the actual flight time of the completed trip will be credited.

3-c- Four hours ten minutes (4:10) will be reduced from the pilot's available monthly maximum flight time for each scheduled standby day for which the pilot is absent (sick, vacation, military, etc.)

Page 75                                                                                                               Letter 92-7

4. Standby times following a day off will start at 16:00 local time. Standby times for the day preceding a scheduled day off will be at 07:00, except if legalities require a later start time. If the pilot cannot start before 12:00, he will be free from duty for that last day.

5. Standby reserves can be "converted" to regular reserves if no other reserve is available for an assignment. The Company can make a trip assignment which begins prior to a field standby period with pilot concurrence. The Company has the right to make an assignment which begins later than the scheduled field standby period, if the pilot is contacted prior to reporting for the standby period.

6. Fourteen hours will be scheduled between standby assignments. A twelve hour minimum from block in to standby report time will be provided in the actual operation. If one flight assignment makes a pilot illegal for the next scheduled field standby assignment, that next standby time can be delayed to provide a legal rest.

7. Up to five days of open flying can be added to each standby line after preferencing on scheduled standby days only. Such assignments will be offered in seniority order, taking into consideration each pilot's available standby days. Preassigned open flying under this paragraph will normally be conducted during the first period of available days in the month and no standby pilot will be required to perform a preassinged trip which departs prior to 16:00 on his first scheduled available day of the month.

8. The assignment of open flying under 7, above, and the publication of the field standby times will be completed by the 28th of the prior month. The CMS

"DSPREC" display will not indicate times for field standbys until the 28th of the prior month.

9. A standby reserve assignment can be converted into an additional day off,

provided the Company provides notice to the pilot at or prior to the end of the immediately preceding assignment. At the end of each assignment, each pilot will be obligated to check his "CALREC" display to determine if he has been released from his next standby assignment.

10. Regular reserves can continue to be called out at any time for standby assignments, as provided by the Agreement.

11. If this letter is ratified prior to November 1, 1992, it is anticipated that this system can be implemented as part of the regular preferencing system by

January, 1993, for the schedule month of February, 1993.

Letter 92-7                                                                                                             Page 76

If this accurately reflects our understanding, please sign and return 2 copies for our files.

Sincerely,

/s/ J. R. Samolis

John R. Samolis

Vice President

Employee Relations

Accepted and agreed to this

21st day of September, 1992.

/s/ R. D. Hall

Roger D. Hall, Chairman.

Page 77 Letter 92-7

UAL-ALPA Master Executive Council.

Letter 93-2 Page 78

Trip Trade with Open Flying

                                                            UNITED AIRLINES

Captain Roger D. Hall

UAL-MEC Chairman

Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Roger,

As a result of discussions between the ALPA and Company Negotiating

Committees, it has been agreed that a pilot will be permitted to trade trips from his awarded schedule with trips which are in "open flying", as follows:

1. A pilot will be permitted to trade a trip(s), for which he is available in his awarded schedule, with a trip(s) from open flying once per month. That single trade transaction can include a single trip or multiple trip pairings from his line, so long as they are contiguous (i.e., include no intervening days off). He may trade that trip or series of "back-to-back" trips from his line with open flying for a single trip or multiple trips.

2. A pilot will not be permitted to trade for a trip which would create an illegality in his remaining scheduled line in any month for which the schedule has been awarded. Further, a trade will not be permitted if it projects a pilot above

81/83/85 actual flight hours (whichever is applicable to him under the

Agreement) or above 85 pay credit hours, unless he is already projected above

85 pay credit hours due to the month-end operation of a legal inbound trip from the prior month. If the pilot is projected for more than 85 pay credit hours, he may make a trade which will also project him to that established higher value.

3. Automated trades can be processed through any Unimatic terminal or through

Unimatic access by home computers. Automated trades will be accepted only for transactions which are outside of the "current period", i.e., for trips which are scheduled to depart more than 28 hours in the future.

4. Automated trades will be accepted or rejected by the CMS system at the time the request is made and, if accepted, the pilot will be considered to be on notice that his schedule has been changed and he has accepted responsibility for his revised schedule.

Page 78 Letter 93-2

5. A pilot will not be permitted to trade out of any trip in his awarded line (1) which is scheduled to depart within the first five days of the schedule month or, (2)

which is scheduled to operate during any of the holidays recognized by the

Agreement or, (3) which is scheduled to operate during any of the other days which may be "embargoed" by the Company. Embargoes may be declared by the Company for specific days by status, domicile and equipment type and notice of such embargoes will be noted on designated CMS "Display Pages". As coverage availability changes during theoperating month, embargo changes may also be made by the Company - both to impose additional embargoes and to lift existing embargoes. None of the restrictions in this paragraph 5 will limit which trips, scheduled on an embargoed day, a pilot will be permitted to trade into.

6. A pilot will not be permitted to trade out of any trip in his OE line, nor out of any trip on which he is scheduled for an en route check or for any training.

7. A "first come, first served" trip trade process, described in Paragraph 3 & 4 above will be implemented no later than September 1, 1993. This "first come,

first served" system will cease when the "Seniority Concept" trip trade system is implemented.

The Company will, immediately upon MEC ratification of this

Agreement, begin the computer programming necessary to implement the ALPA

"Seniority Concept". This seniority based trip trade process, described in alternate paragraphs paragraph 3 & 4 below, will be implemented no later than

February 1, 1994 (at which time paragraph 3 and 4 above, will cease).

3. Trade requests will be processed through any Unimatic terminal or through

Unimatic access by home computers. Trades will be accepted only for

Transactions which affect trips that are scheduled to depart more than 48 hours after the next daily "rundown" is conducted. A pilot will not be permitted to trade out of a trip which is scheduled to depart less than 48 hours after the next daily

"rundown" is conducted.

4.a. A "rundown" is the daily process during which trip trades on file are programmatically processed. A "rundown" of trade requests will be conducted daily at a fixed time; currently planned to be 1300 Central Time. All trade requests not awarded will remain in the computer until awarded or removed by the pilot.

Letter 93-2 Page 79

4.b. Trade requests must include the specific I.D.(s) and date(s) the pilot wishes to trade out of. Requests may include any of the following criteria for

I.D.(s) the pilot wishes to trade into:

"Any" available I.D. on a specific date.

A specified I.D. on a specific date.

Any legal I.D. on any date.

4.c. Pilots must use "VERID" within 23 hours after the "rundown" time to confirm knowledge of the trade and to "lock" it in. If a pilot fails to "VERID", the trade will be canceled and that pilot's single trade transaction will be considered used for that month. When a pilot transmits "VERID" the I.D. he is trading out of will.

immediately be listed in "OPNID". Each pilot who requests a trade will bear full responsibility for knowing his/her schedule.

8. This letter shall become effective for the schedule month of September, 1993. It will remain in effect for the duration of the 1991 Agreement. This letter may be suspended or cancelled with 30 days notice by either party.If this accurately reflects our understanding, please sign and return 2 copies for our files.

Sincerely,

/s/ John R. Samolis

John R. Samolis

Vice President

Employee Relations

Accepted and agreed to this

29th day of April, 1993.

/s/ R. D. Hall

R. D. Hall, Chairman

UAL/ALPA Master Executive Council.

Letter 93-2 Page 80

Non-Disclosure Letter

                                                       UNITED AIRLINES

August 23, 1993

Captain Roger D. Hall

UAL-MEC Chairman

Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Re: Non-Disclosure Letter

Dear Roger:

By this letter ("Non-Disclosure Letter"), United and ALPA hereby agree that any information provided to ALPA ("Confidential Insider Information"), pursuant to

Paragraph 4 (a) of Letter 91-14, shall be treated, for all purposes and at all times,

asconfidential, and shall not be disclosed or communicated except in accordance with the terms hereof. Said Confidential Insider Information includes, but shall not be limited to, all information regarding plans, schedules, and decisions concerning flying by United or United Express carriers on particular routes, and all economic data or other data which explains, reveals, describes or substantiates any and all such plans, schedules, and decisions.

As a precondition to receiving Confidential Information pursuant to Paragraph 4 of Letter 91-14, a pilot designed by ALPA in accordance with Paragraph 4 (a)

of Letter 91-14 (a "Designated Pilot"), shall sign a confidentiality statement in the form attached hereto. A designated Pilot may disclose the Confidential

Insider Information only to the elected officers and members of the United

Airlines-ALPA Master Executive Council and to legal and financial advisors who need to know the Confidential Insider Information for purposes of providing professional advise to ALPA with respect to the subject of the

Confidential Insider Information ("Recipients"); prior to such disclosure, the

Recipients shall also be required to sign the confidentiality statement attached hereto. ALPA shall not be required to treat as confidential any information or data which (i) is or becomes generally available to the public other than as a result of disclosure by ALPA or its representatives in violation of this Non-Disclosure Letter, or (ii) was available to ALPA or any of its representatives on a non-confidential basis prior to its disclosure to them by United, or (iii) is or becomes known or available to ALPA or its representatives on a non-confidential basis from a source (other than United) who, insofar as is

Letter 93-4 Page 81

known to ALPA or its representatives after due inquiry (including to the Senior

Vice President - Human Resources at United), is not prohibited from transmitting the information to ALPA or its representatives by a contractual, legal or fiduciary duty.

If ALPA, a Designated Pilot, or any Recipient is served with a subpoena or other process requiring the production or disclosure of Confidential Insider Information,

before complying with such subpoena or other process, ALPA, the Designated

Pilot, or the Recipient shall immediately notify United of same in writing and permit United a reasonable period of time to intervene and contest disclosure or production. The duration of this Non-Disclosure Letter shall run concurrently with the 1994 United-ALPA collective bargaining agreement.

Please indicate your agreement with each and every term of this letter by signing in the space provided below.

                                                                         Sincerely,

                                                                         /s/ J. R. Samolis

                                                                         John R. Samolis

                                                                         Vice President Employee Relations

Accepted and agreed to this

23th day of August, 1993.

/s/ R. D. Hall

Roger D. Hall,

UAL-MEC Chairman

Air Line Pilots Association, International.

Letter 94-1 Page 82

CONFIDENTIALITY STATEMENT

1.I have read and am familiar with the terms of the Non-Disclosure Letter between United and the Air Line Pilots Association, International ("ALPA"), a

copy of which is attached hereto and incorporated herein by reference.

2.I agreed to be bound by and to comply with all provisions contained in such

Non-Disclosure

Letter.

3. In particular, without limiting the generality of the foregoing, I agree that I shall not disclose Confidential Insider Information to anyone who is not authorized to receive such information by the terms of the Non-Disclosure Letter and who has not himself/herself signed a Confidential Statement

_______

Signature
Dated:

Print Name

Address

Telephone

Letter 94-1                                                                                                              Page 83

Job Security Protection

                                                                UAL CORP.

                                                         UNITED AIRLINES

July 12, 1994

J. Randolph Babbitt, President

Air Line Pilots Association

1625 Massachusetts Avenue, N.W.

Washington, D. C. 20036

Re: Job Security Protection

Dear Captain Babbitt:

We write to confirm the following agreement made between the Air Line Pilots

Association, International ("ALPA") and the UAL Corporation ("UAL") and

Between ALPA and United Air Lines, Inc. ("United") in the negotiations leading to the 1994 ALPA-United collective bargaining agreement (the "Agreement").

Unless otherwise specified, all capitalized terms in this letter are defined in

Section 1 of the Agreement.

UAL agrees that it is an Affiliate of United and that it is bound by Section 1 of the

Agreement in the same manner as United so that every reference to the

"Company" in Section 1 expressly refers to and binds UAL. United and UAL further agree that they will not conclude, facilitate or permit any agreement or arrangement that establishes any Affiliate, other than a Feeder Carrier, that is, Controls or is under the Control of an air carrier unless the Affiliate agrees in writing to be bound by Section 1 of the Agreement in the same manner as UAL and United.

Any disputes among ALPA, United and/or UAL that arise out of grievances or that concern the interpretation or application of this letter or Section 1 of the

Page 84 Letter 94-1

Agreement will be determined through final and binding arbitration before the

ALPA-United System Board of Adjustment pursuant to Section 1-K of the

Agreement. UAL expressly agrees to be subject to Section 1-K in all respects.

                                                                                      Very truly yours,

                                                                                     UAL CORP.

                                                                                     /s/ P. G. George

                                                                                      Paul G. George

                                                                                      Senior Vice President

                                                                                      Human Resources

                                                                                    UNITED AIR LINES, INC.

                                                                                    /s/ J. R. Samolis

                                                                                    John P. Samolis

                                                                                    Vice President

                                                                                    Employee Relations

Accepted and agreed to this

12th day of July, 1994.

/s/ J. R. Babbitt

J. Randolph Babbitt, President

Air Line Pilots Association, International

/s/ R. D. Hall

Roger D. Hall, Chairman

UAL/ALPA Master Executive Council

Revised as of this 26th day of October, 2000.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

/s/ F.C. Dubinsky

Captain F.C. Dubinsky

Chairman

UAL/ALPA Master Executive Council

Page 85 Letter 94-9

Dispute Resolution and Hiring Standards

                                                            UNITED AIRLINES

July 12, 1994

J. Randolph Babbitt, President

Air Line Pilots Association

1625 Massachusetts Avenue, N. W.

Washington, D. C. 20036

Dear Captain Babbitt:

I write to confirm the following agreement made between the Air Line Pilots

Association, International ("ALPA") and United Air Lines, Inc. ("United") in the

negotiations leading to the 1994 ALPA-United collective bargaining agreement

(the "Agreement"). Unless otherwise specified, all capitalized terms in this letter are defined in Section 1 of the Agreement.

1. Subject to the corporate governance provisions established in the Company's

Charter and By-Laws, a process or means will be established that will permit

ALPA and the new management to resolve issues creating disharmony between pilots and management on a basis that will not reduce the value of the pilot investment in the 1994 Employee Stock Ownership Transaction.

2. Subject to other legal obligations, the Company will make reasonable efforts to fill pilot vacancies with the individuals who satisfy United's hiring standards, who have, previously worked for carriers represented by ALPA, and who are no longer working for those carriers for economic reasons such as lay-offs or the shutdown of that carrier.

                                                                                Very truly yours,

                                                                                UNITED AIR LINES, INC.

                                                                                /s/ J. R. Samolis

                                                                               John R. Samolis

                                                                         Vice President

                                                                                Employee Relations

Accepted and agreed to this

12th day of July, 1994.

/s/ J. R. Babbitt

J. Randolph Babbitt, President

Air Line Pilots Association, International.

Page 86 Letter 94-11

Shuttle

                                              LETTER OF AGREEMENT

                                                             between

                                                     UNITED AIR LINES, INC.

                                                                 and

                                                  THE AIR LINE PILOTS

                                                        in the service of

                                                UNITED AIR LINES, INC.

                                                      as represented by

                                     THE AIR LINE PILOTS ASSOCIATION ,

                                                     INTERNATIONAL

THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended, by and between

UNITED AIR LINES, INC. (hereinafter referred to as the ''Company'') and the

AIR LINE PILOTS in the service of UNITED AIR LINES, INC. as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as the ''Association'').

W I T N E S SE T H:

NOW, THEREFORE, it is mutually agreed that the Company may conduct a separate Shuttle-type operation subject to the following terms and conditions:

The Company is authorized to establish the Shuttle Operation, and it may, at the Company's option, operate Shuttle as a distinct corporate division of

United Airlines provided that the Company, including both the Shuttle

Operation and the Company's other (''Mainline'') operations, remains a single carrier for all purposes of both the Federal Aviation Act and the Railway

Labor Act.

2. All pilots who perform services in the Shuttle Operation will be United pilot employees pursuant to Section 2-A or 2-X of the Agreement and will be represented by the Association as part of a single craft or class of United flight crew members that includes all United pilots.

3. All pilots in the employ of the Company, including pilots in the Shuttle

Operation, shall be included on the Pilots' Eligibility Seniority List and/or the

Second Officer Eligibility Seniority List pursuant to the applicable seniority provisions of the Agreement.

Page 87 Letter 94-11

4. All pilots who hold or are awarded Shuttle assignments pursuant to Section 8 of the Agreement will receive the same benefits as pilots in the Mainline

Operation (including without limitation the same retirement (A-Plan and PDAP),

medical/dental, insurance, long-term disability, sick leave, vacation accrual,

workers compensation and other welfare benefits) and will be governed by the

Agreement in all respects except as the Agreement is specifically modified in this Shuttle Supplement.

5. The Company may operate the aircraft identified in Paragraph 11 below in both shuttle and non-shuttle-type operations.

5-a- Those aircraft utilized in a shuttle-type operation will be operated in a SWA type style, which may include but is not limited to quick turns, high frequency,

highaircraft utilization, few crew changes, minimal aircraft changes, and pairings that keep the pilots and flight attendants together.

5-b- The operation of all other aircraft not utilized in a shuttle-type operation shall be referred to herein as Mainline.

6. The monthly schedule and actual caps for shuttle pilots shall be the same as the Mainline caps.

7. Mainline bank concepts shall apply to the shuttle fleet(s).

8. There will be separate bid positions for Captains and First Officers in the shuttle operation. All pilots holding shuttle bids will receive enculturization training in the shuttle-type operation prior to operating on the shuttle.

9. The shuttle and Mainline minimum guarantee will be the same.

10. Work rules for the shuttle operation shall be as follows:

10-a- Schedules shall contain a minimum of five and one-half (1/2) hours of flight time credit, averaged, for each on-duty period in multiple duty period trip sequences or five and one-half (51/2) hours for one (1) duty period.

10-b- Each schedule line for a full month that is submitted for the schedule selection procedure, as provided in Section 20-B and 20-C shall contain a minimum of fourteen (14) days free of all duty at the home domicile.

Page 89 Letter 94-11

10-c- Pilots functioning as reserves shall be scheduled for a minimum of fourteen (14) calendar days free of duty with the Company each month.

10-d- Reserve pilots who are awarded shuttle bid positions may be assigned to fly trips in Mainline operations and vice-versa. Mainline reserves may be assigned to fly shuttle trips only if there are no shuttle reserves available and they have received the appropriate enculturization training. If a Shuttle trip would be canceled because there is no reserve available who has received enculturization training, the reserve will receive an interim enculturization briefing prior to departure.

11. Rules for determining shuttle DSL quality are as follows:

11-a- The pairings will be ranked on a scale of 1 to 4 as described below. Not more than 30% of the pairings at any shuttle domicile, weighted on a duty period/

month basis, can be ranked as 3 or 4. Not more than 25% of the pairings on the shuttle system, weighted on a duty period/month basis, can be ranked as 3 or 4.

Not more than 10% of the pairings at any shuttle domicile, weighted on a duty period/month basis, can be ranked 4.

11-b- At least 30% of the system pairings, on an occurrence/month basis will be composed of 1 and 2 duty periods, unless this obligation prevents compliance with this paragraph 11 and/or Paragraph 12 below.

11-c- Pairings will be ranked from 1 - 4 based on the following:

A pairing having no deficiencies will be ranked a 1,

A pairing having 1 deficiency will be ranked a 2,

A pairing having 2 deficiencies will be ranked a 3, and

A pairing having 3 or more deficiencies will be ranked a 4.

11-d- The deficiencies will be cumulative and each occurrence will count as a deficiency.

11-e- The following items are deficiencies for the purpose of ranking the pairings.

11-e-1- Cross-town (Arriving at an airport different from the departure airport at the end of a pairing or following a layover).

Page 90 Letter 94-11

11-e-2- Deadhead.

11-e-3- A layover of more than 22 hours.

11-e-4- Any break of more than 2 hours, or more than one break of more than

1 hour in a single duty period.

11-e-5- An aircraft change during a duty period

11-e-6- A field layover before or after a duty period of 7:00 actual or greater.

11-e-7- A duty period in excess of 12:00 on duty.

12. Rules for shuttle line construction.

The following rules shall govern the construction of the monthly lines of flying for shuttle pilots.

12-a- All lines will be constructed on a 7 day pattern, i.e. the base pairing will originate on the same day(s) of the week. The lines will have the same days off each week to the extent possible.

12-b- Filler pairings will be tacked to the base pairing. The filler pairings should be arranged to make a 5 day work pattern to the maximum extent possible.

13. Shuttle lines will not be published for preferencing in any domicile if they are not in compliance with the provisions of Paragraph 11 and Paragraph 12 above.

14. The Company will construct secondary lines in the shuttle operation to the extent possible.

15. Trip Trade With Open Flying on the Shuttle will be conducted under the same rules as Trip Trade With Open Flying on the Mainline. Notwithstanding the

foregoing, on a domicile basis, three (3) additional trades each day Monday through Thursday and one (1) additional trade each day Friday through Sunday will be allowed.

16. The Company is authorized to utilize A-320 "family" aircraft or smaller in the shuttle operation. The Company may operate such aircraft as a separate shuttle fleet(s) or as part of the Mainline fleet. Any fleet operated in the shuttle will be a separate bid position. No aircraft will be operated in shuttle unless at least ten

Page 91 Letter 94-11

(10) such aircraft are so utilized. Prior to the Company initiating use of a new fleet in shuttle operations, the parties will agree upon procedures for transition staffing.

17. Shuttle IOE

Shuttle IOE will be conducted in accordance with the following provisions:

17-a- OE lines will not be designated in the Shuttle operation. The following rules for initial pilots will apply:

17-a-1- A pilot can bid and be awarded a line of flying using his own

seniority.A F/O may have a potential line denied if it is already held by an initial or transition captain.

17-a-2- An initial or transition pilot will be prevented from trading into flying that is already assigned to another initial or transition pilot.

17-a-3- An initial pilot who is not senior enough to hold a line will be assigned trips as a reserve and always be placed at the top of the FIFO list after returning from a trip or days off. Such pilot shall receive 15 hours free of duty after each assignment, unless the pilot is the only reserve available,

in which case the normal provisions of the Agreement shall apply. If multiple initial pilots are on reserve, they will return to the top of the FIFO list in FIFO order. A pilot may be passed over on the FIFO list to avoid an assignment with another initial or transition crew member.

17-b- A pilot holding a Captain or a First Officer Shuttle bid will initially be assigned to a Mainline trip(s) in order to accomplish the majority of his

IOE; however, in no case will a Shuttle pilot receive less than 7 Shuttle landings during his IOE. A pilot holding a Captain or a First Officer Mainline bid will never be assigned to a Shuttle trip(s) for IOE.

17-c- A Shuttle pilot's IOE shall consist of no less than twenty-five (25)

hard hours except for transitioning B737-200 pilots who will require a minimum of segments.

17-d- When a Shuttle pilot's IOE is completed prior to the conclusion of a multi-day duty period trip, the pilot may be removed from the I.D. only at the end of a duty period.

Page 92 Letter 94-11

 17-e- A pilot who is qualified as a B737-300/500 or A320/319 LCA may perform IOE for Shuttle pilots on both the Mainline and Shuttle.

17-f- In order to provide maximum continuity for a Shuttle pilot during his IOE,

the Company will make every reasonable effort to keep the same LCA with the pilot during his entire IOE, including both the Mainline and Shuttle  portions of the IOE. It is recognized that it may become necessary to substitute LCA's during an IOE, but in no case will a Shuttle pilot have more than two LCA's for the duration of an IOE, without the concurrence of the ALPA Training

Committee.

17-g- Shuttle IOE will be performed by LCA's no less qualified than current

LCA's providing IOE for Mainline pilots. Additionally, Shuttle IOE will be performed predominately by line LCA's.

17-h- The Company will solicit LCAs in an effort to maintain a balance between Shuttle and Mainline LCAs consistent with the forecast activations in each category on a semi annual basis. Shuttle LCAs will be permitted to perform Mainline IOE if no Mainline LCA is available, up to a maximum of one

Mainline IOE per month per Shuttle LCA.

18. The Company will conduct a new analysis of the value of a Shuttle vacation day. The value determined by this analysis will be applied to the Preferential

Bidding System.

19. The Company may operate all other aircraft types on markets served by shuttle.

20. The Company will maintain a Shuttle specific crew desk.

21. The Company and ALPA will maintain and update the Shuttle play book.

22. Except as otherwise provided, Mainline contract provisions apply to Shuttle operations.

IN WITNESS WHEREOF, the parties have signed this Letter of Agreement this

19th day of August, 1994.

Page 92 Letter 94-11

FOR UNITED AIR LINES, INC.

WITNESS:                                                          /s/ J.R. Samolis

/s/ G.L. Andrews                                                                John R. Samolis

/s/ Joyce A. Craven                                            Vice President

WITNESS:

/s/ Joyce A. Craven

                                                                                                FOR THE AIR LINE PILOTS IN THE SERVICE

WITNESS:

Stephen Smith                                        OF UNITED AIR LINES, INC.

WITNESS:                                                        /S/ J.R. Babbitt

                                                                        J. Randolph Babbitt, President

                                                                        Air Line Pilots Association, International.

/s/ M.J. Severson

/s/ Larry D. Schulte

/s/ W.J. Arscott

/s/ H.E. Stepinsky

/s/ Harlow B. Osteboe

Revised as of this 26th day of October, 2000

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

/s/ F.C. Dubinsky

Captain F.C. Dubinsky

Chairman

UAL/ALPA Master Executive Council

Letter 94-12                                                                     Page 92

Flight/Data Recorders

                                                            LETTER OF AGREEMENT

                                                                  between

                                                     UNITED AIR LINES, INC.

                                                                     and

                                                      THE AIR LINE PILOTS

                                                            in the service of

                                                      UNITED AIR LINES, INC.

                                                            as represented by

                         THE AIR LINE PILOTS ASSOCIATION, INTERNATIONAL

THIS LETTER OF AGREEMENT is made and entered into in accordance wit the provisions of Title II of the Railway Labor Act, as amended, by and betweet

UNITED AIR LINES, INC. (hereinafter referred to as "the Company" or "United"

and the AIR LINE PILOTS in the service of UNITED AIR LINES, INC. a represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL

(hereinafter referred to as "the Association" or "ALPA").

                                                       WITNESSETH:

WHEREAS technological advancements in the aircraft data collection systems present new problems and concerns for both ALPA and the Company,

NOW, THEREFORE, it is mutually agreed that the 1994 AGREEMENT between

UNITED AIR LINES, INC. and THE AIR LINE PILOTS in the service of UNITED

AIR LINES, INC. as represented by the AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL is amended as follows:

DEFINITIONS:

A. "Flight data recorder" shall include any device, equipment or system which transmits and/or records and/or collects inflight data, whether installed to monitor pilot, aircraft component, or aircraft performance.

B. "Cockpit voice recorder" shall include any device, equipment or system which monitors or records a pilot's voice while he is on an aircraft.

C. "Information" shall include any data transmitted, recorded or collected by using a flight data recorder, cockpit voice recorder or any other recording device. The term "information" shall further include tapes, transcripts, reports, papers,

memos, statements, studies, charts, graphs or any other description, analysis or compilation of data collected by a cockpit voice recorder or flight data recorder.

Page 93 Letter 94-12

                                    II. COCKPIT VOICE RECORDERS

A. Cockpit voice recorder information will not be used for any purpose except accident/incident investigation and only in those instances where the legal criteria of an NTSB definable accident/incident have been met.

B. No later than twenty-four hours after removal, the Company will notify the flight crew involved or, if unable, an MEC officer that the voice recorder was removed for analysis by the Company, a government agency or other third party.

C. The pilot shall be allowed to review a cockpit voice recording removed from his trip which is in the possession of the Company after a formal request has been filed with the Director of Safety and Security.

D. Voice recordings which have been removed from the aircraft and transcriptions thereof shall not be retained in an identifiable form for more than seven days unless (1) required by statute, (2) by mutual consent of the parties or

(3) an active safety investigation is in progress.

E. Only the Senior Vice President Flight Operations, Vice President of Flight

Standards and Training, Director of Flight Domicile Operations or, if a pilot, the

Director of Corporate Safety and Security may authorize the removal and/or review of the cockpit voice recorder.

F. The Company will not provide copies of transcripts or actual cockpit recorder

Audio recordings to the Association, its members or any third parties, except as required by law or by mutual consent of (1) the Director of Corporate Safety and

Security (if a pilot) or the Senior Vice President of Flight Operations, (2) the MEC

Chairman and (3) all pilots directly involved in the incident.

                                III. DIGITAL FLIGHT DATA RECORDERS

A. Operational data recorded or transmitted during flight operations shall be used strictly (1) for engineering analysis, (2) in conjunction with an accident or incident investigation or (3) as authorized by the Flight Operations Quality Assurance

Agreement.

B. Digital flight data recorder information may only be collected at the direction of the Senior Vice President of Flight Operations, the Vice President of Flight

Standards and Training, the Director of Flight Domicile Operations, the Director

Page 94 Letter 94-12

of Corporate Safety and Security (if a pilot), or for engineering analysis at the direction of a Vice President of Maintenance or General Manager of Engineering.

The authority to authorize the collection of data shall not be delegated.

C. The Company will notify the Captain involved or, if he is unavailable, an MEC officer within forty-eight hours, if flight data recorder information has been retrieved from his flight for any reason diner man routine engineering analysis or as part of a Flight Operations Quality Assurance Program.

D. A pilot, and/or his representative, if desired, shall be allowed to review data retrieved by the Company from his flight unless restricted by statute. The

Company shall provide a Flight Safety staff member with appropriate expertise to explain the meaning of the recorded data.

E. Flight data information retrieved will not be used in favor of or against a pilot in the grievance process or a system board hearing if the pilot has filed a detailed

Flight Safety Awareness Report of the incident within twenty-four hours after the completion of the pilot's ID in which the event occurred and the event was not the result of a deliberate violation of FAR or negligent disregard of Standard

Operating Procedure.

F. All flight data information retrieved for engineering analysis or investigation will be de-identified or destroyed within seven days unless prohibited by statute, mutual agreement of the parties, or part of a current safety investigation.

                                                           IV. GENERAL

A. The Company shall notify the Association within 90 days of the signing of this letter of all known data acquisition and recording devices presently known to be installed in their aircraft and no later than 90 days prior to any future installations.

B. Except as required by foreign, federal or state government regulation, neither the Company nor the Association shall release any information derived from flight data or cockpit voice acquisition units to a third party without the express written consent of the other party.

C. Information obtained from a flight data recorder or cockpit voice recorder shall not be used for individual Pilot Enroute Checks.

D. All protective provisions of this agreement shall apply to all data collection devices installed in Flight Simulators.

Page 95 Letter 94-12

E. This letter shall become effective and will be applicable to all United aircraft upon tentative agreement by the parties to adopt a mutually agreeable "Flight Operations Quality Assurance Program" developed by the Air Line Pilots Association and the Company. Upon implementation, this letter will run concurrent with the 1994

Agreement.

Page 96 Letter 94-12

IN WITNESS WHEREOF, the parties have signed this Agreement this 1st day of

November, 1994.

/s/ G. L. Andrews                                  /s/ John R. Samolis

/s/ Richard Rosinia                               John R. Samolis

/s/ Joyce Craven                                   Vice President Labor Relations

                                                                 FOR THE AIR LINE PILOTS IN THE

                                                                 SERVICE OF UNITED AIR LINES, INC.

WITNESS:

/s/ J. Stephen Smith

/s/ H. E. Stepinsky                                /s/ J. R. Babbitt

/s/ Harlow B. Ostebboe                       J. Randolph Babbitt, President

                                                                 Air Line Pilots Association, International

Revised as of this 26th day of October, 2000

William P. Hobgood

Senior Vice President

People

/s/ F.C. Dubinsky

Captain F.C. Dubinsky

Chairman

UAL/ALPA Master Executive Council

WITNESS:

Letter 94-12                                                                       Page 97

Month End Absence Rule

                                                        UNITED AIRLINES

Hal Stepinsky

Contract Administrator

UAL/MEC

Air Line Pilots Association

6400 Shafer Court - Suite 700

Rosemont, Illinois 60018

Dear Hal,

Attached is a document that the parties have agreed accurately explains the

November 22, 1994 Letter of Agreement regarding the "Month-End Absence

Rule."

In accordance with our mutual commitment to give wide distribution to this information, it will be included with the Letters of Agreement to be published as an addendum to the current Collective Bargaining Agreement booklet.

Sincerely,

/s/ G. L. Andrews

Gerald L. Andrews

Director of

Flight Contract Administration

                                                     Month-End Absence Rule

Since the 1981 Agreement, the Company has had the right to unilaterally adjust pilot schedules in order to make them legal from month to month. Once this month end adjustment is made, any absence over the month end that develops thereafter is paid on the basis of the adjusted, legal schedules, as they occur in both months. Shortly after this provision became effective with the 1981

Agreement, ALPA and the Company agreed to an interpretation of this provision

Intended to deal with concerns both parties had about schedule repairs that might be made under the new provision when the affected pilot was planned to be absent (vacation, training, etc.) at the beginning of a month. In order to avoid having changes occur to an absent pilot's schedule that he couldn't control and might not even have an opportunity to know about (e.g.; in the case of long term sick leave), it was decided that for most planned absences in a pilot's schedule that spanned a month-end or began on the first of a month, the pay for both the old month (month "A") and new month (month "B") would be based entirely

Page 98 Letter 94-12

on what the pilot's published schedule included in these two months, as awarded, without giving any consideration to the usual effect of month-end carry overs or conflicts - if and when any conflicts existed. This means that the pay forany carry-over trip from month "A" to month "B" is cut off at midnight at month end; however, all trips at the beginning of month "B" are paid, even if the carry-over trip normally would have been in conflict.

The basic rule is: If, at the time the Company reconciles month-end schedule conflicts created by carryover trips from the current month (month "A"), a pilot has a known absence either over the upcoming month end or beginning on the first day of the following month (month "B', then the Company will not repair that pilot's month end schedule conflict, if one exists. In this case, the pilot's pay for both months will be based on the pay value of the trips or portions of trips which appear in his awarded schedules as published for both months. All that is necessary for this rule to apply is for there to be a qualifying absence when month-end conflicts are being worked on; when there is, this process always will be followed and the pay will be split at midnight

at month end, whether or not the two months' schedules would have been in conflict. Some special cases:

a. This above general rule also applies when the absence in month "B" does not begin on the very first day of the month, provided the carry-over trip from month "A" projects into the absence.

b. It is possible, though rare, for a very long trip at the end of month "A" to satisfy the circumstances described in "a", above, and also to entirely transcend a shorter trip at the beginning of month "B" that does not touch the absence. (E.g.,

an 8 day trip beginning on the 31st of month "A", a 4 day trip beginning on the

1st of month "B" and a vacation beginning on the 6th of month "B".) In this case,

this month-end pay rule continues to apply, however the pilot would be legal, in position and expected to fly the 4 day trip on the 1st.

c. Another variation on "a.", above that bears mentioning is created when the carryover trip from month "A" does not project into the absence, but the carryover trip conflicts with a trip at the beginning of month "B" that does project into the absence. (E.g., a 3 day trip beginning on the 31st of month "A", a 4 day trip beginning on the 2nd of month "B" and a vacation beginning on the 5th of month

"B".) This is not really a special case; since, in this situation, there is no application of this month-end absence rule because neither of the required conditions is met: There is no absence beginning on the first of month "B" nor does the carry-over trip project into the vacation period. In this case, the carryover trip and the first trip in the pilots line for month "B" require regular month-end repair since the pilot will fly the carryover trip and cannot also get

Letter 94-17                                                                 Page 99

paid for the conflicting trip in month "B"- even though he would not have flown the trip in month "B" because it projects into the absence.

d. In the event a pilot is on sick leave at the beginning of an outbound trip at the end of month "A" that qualified him for the application of this "month-end absence rule" due to having a vacation beginning early in month "B" the pay for the outbound portion of any carryover trip that appears in month "A" that projects into the vacation shall be paid as vacation instead of sick leave.

e. This "month-end absence" rule will not be applied to pilots whose planned absences are due to an ALPA drop (such as attendance at a System Schedule

Committee meeting) or to a Company business drop (such as a special assignment). For those two types of planned absences only, month-end conflict resolution will take place as if the pilot were expected to perform the month-end flying.

3. The Association will co-sponsor the distribution of the above rules, acknowledging ALPA's agreement with this month-end application and, thereafter, both ALPA and the Company will continue to publicize these rules so that pilots with month-end absences will have accurate information about how to preference schedules when they have such absences. The Company will include a reminder with each month's schedule preferencing package to alert pilots to these special month end absence rules.

Page 100 Letter 94-12

                                                             EXAMPLES

                                               "Month-End Absence Rule"

The following illustrations are intended to provide additional examples of the situations cited in the attached Settlement Letter. The first two examples below illustrate the "normal" application of the "Month-End Absence Rule". Thereafter, the small letters "a" through "e", correspond to the letters which identify each "special case" situation. For some of these situations, more than one example is provided, as noted. (For further reference, all examples in this document are numbered consecutively.)

Example #1 (Normal application)
Month "A"-------------><---------------Month "B" -----------------
28	29	30	31	1	2	3	4	5	6	7	8
		ID X	>>>>	>>>> ID Y	>>>> >>>>	>>>>	ID Y	>>>>
<------------vacation----------------------------------------------

In the above case, the pilot is paid for the value of ID "X' only for the 30th and 31st of Month "A" (not for the carry-over value in Month "B") and for all of ID on the 1st, 2nd and 3rd of Month "B".

Example #2 (Normal application)
Month "A"-------------><---------------Month "B" -----------------
28	29	30	31	1	2	3	4	5	6	7	8
		ID X	>>>>	>>>>	>>>>		ID Y	>>>>	>>>>
<---------------VACATION-----------------------------------

Even though the above pilot could have legally flown all of ID "X" on the 30th, 31st, 1st and 2nd (were he not on vacation), the pay works the same as in Example 1; i.e., the "Month-End Absence rule still applies. Specifically, the pilot is paid for the value of ID "X" only for the 30th and 31st of Month "At, (not the carry-over value) and for all of ID "Y" on the 4th, 5th and 6th of Month "B".

Letter 94-12                                                                     Page 101

Example #3 (Special Case "a".)
Month "A"-------------><---------------Month "B" -----------------
28	29	30	31	1	2	3	4	5	6	7	8
		ID X	>>>>	>>>>	>>>>		ID Y	>>>>	>>>>
<------------vacation------------------------------------

Here, again, the "Month-End Absence Rule" applies because the carry-over pairing projects into the absence, even though the absence does not begin on the 1st of Month "B".

Example #4 (Variation on Special Case "a.")
Month "A"-------------><---------------Month "B" -----------------
28	29	30	31	1	2	3	4	5	6	7	8
		ID X	>>>>	>>>>	>>>>		ID Y	>>>>	>>>>
<--------vacation-----------------------------

In the above case, the "Month-End Absence Rule" does not apply because the carry-over trip does not protect into the absence. The pilot would fly and be paid for ID "X" since it does not project into his vacation. ID "Y" would be dropped because of a normal month-end conflict with ID "X'. (ID "Y" would not be paid as overlap because, even in a vacation, a pilot cannot be paid for a trip that his schedule shows he wouldn't have been legal to fly.)

Example #5 (Special Case "b.")
Month "A"-------------><---------------Month "B" -----------------
28	29	30	31	1	2	3	4	5	6	7	8
		ID X	>>>>	>>>>	>>>>		ID Y	>>>>	>>>>
<-------vacation---------------------

Letter 94-12                                                                     Page 102

In the above case, the carryover trip projects into the vacation, which makes it subject to the "Month-End Absence Rule"; that is, ID "X" is paid only for the 30th and 31st of Month "A". Also, in this case, the pilot is legal and in position to fly ID "Y" on the 1st of Month "B"

Example #6 (Special Case "b.")
Month "A"-------------><---------------Month "B" -----------------
28	29	30	31	1	2	3	4	5	6	7	8
		ID X	>>>>	>>>> ID Y	>>>> >>>>	>>>> >>>>	>>>>

<---------vacation----------------------------

The difference between Example #6 and Example #5 is that, in Example #6, both ID "X" and ID "Y" project into the vacation. In this situation, the "Month-End Absence Rule" applies to I D "X' so that it is paid only for the 30th and 31st of Month "A", however ID "Y" is dropped for vacation overlap and is paid as vacation.

Example #7 (Special Case "c.")
Month "A"-------------><---------------Month "B" -----------------
28	29	30	31	1	2	3	4	5	6	7	8
		ID X	>>>>	>>>> ID Y	>>>> >>>>	>>>>	>>>>

<------vacation-------------------

In the above case, there is no application of-the "Month-End Absence Rule" because there is no month-end absence nor is there a carry-over trip that protects into an absence. In this situation, a regular month-end conflict exists and is subject to normal repair. The pilot would fly ID "X" and drop ID "Y" due: to the conflict.

Page 103                                                                      Letter 94-18

Example #8 (Special Case "d.")
Month "A"-------------><---------------Month "B" -----------------
28	29	30	31	1	2	3	4	5	6	7	8
		ID X	>>>>	>>>> ID Y	>>>> >>>>	>>>>	>>>>

Long Term Sick Leave---- --><-------------------vacation-----------------------------------------

The above is another variation on Example #1, showing the effect of two "end-to-end", absences. There is no difference from Example #1 in the amount of pay. here is, however, a difference in accounting, since in this case the pilot's pay for ID "X" on the 30th and 31st of Month "A" is paid as vacation time and is not charged as sick leave. This is an example of the only new application, which is being implemented as a result of this settlement.

Example #9 (Special Case "e.")
Month "A"-------------><---------------Month "B" -----------------
28	29	30	31	1	2	3	4	5	6	7	8
		ID X	>>>>	>>>> ID Y	>>>> >>>>	>>>>

<SSC Meeting------->

In the above situation, although there is a month-end absence, this is one of the exceptions to which wPPe have agreed the "Month-End Absence Rule" does not apply. In this case, the lines would be repaired just as if the pilot were expected to fly all trips in both months.

Page                                                                          Letter 94-18

Contribut ions to DAP

                                                  LETTER OF AGREEMENT

                                                                  between

                                                    UNITED AIR LINES, INC.

                                                                      and

                                                      THE AIR LINE PILOTS

                                                            in the service of

                                                     UNITED AIR LINES, INC.

                                                           as represented by

                        THE AIR LINE PILOTS ASSOCIATION, INTERNATIONAL

THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended, by and between

UNITED AIR LINES, INC. (hereinafter referred to as the "Company") and the

AIR LINE PILOTS in the service of UNITED AIR LINES, INC., as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as the "Association")

                                                         WITNESSETH:

WHEREAS, the Internal Revenue Code places limits on the amounts which may be contributed annually to the qualified defined contribution plans maintained by the Company on behalf of the pilots; and WHEREAS, these limits apply to the sum of the Company's contributions to the UAL Corporation Employee Stock

Ownership Plan (hereinafter referred to as the "ESOP"), the Company's contributions to the United Air Lines, Inc. Pilots' Directed Account Retirement

Income Plan (hereinafter referred to as the "DAP"), and the pilots' pre-tax and after-tax contributions to the DAP; and

WHEREAS, the Company's consultants have advised the Company that, due to these limits, in 1995 it is likely that most pilots will be allowed to make pre-tax contributions up to the federal limit of $9,240); and

WHEREAS, after the additional ESOP tranche purchase to be made in July of each year during the Wage Investment Period, the Company's consultants will be able to make a more precise projection of the pilots/ability to make pre-tax and aftertax contributions during that year; and

WHEREAS, the Company and the Association wish to state the agreement they have reached regarding the ability of pilots to make pre- tax and after-tax contributions to the DAP during the Wage Investment Period of the ESOP;

Letter 94-18

NOW, THEREFORE, it is mutually agreed as follows:

1. The ability of participants in the DAP to make after-tax contributions to the

DAP during 1995 is suspended effective January 1, 1995. (The ability of participants in the DAP to make pre-tax contributions to the DAP during 1995 is not affected as of January 1, 1995, but will be reviewed, as provided in paragraph 2 below, in August 1995.)

2. After the ESOP tranche purchase occurring in July 1995, the Company will obtain the advice of its consultants regarding the DAP participants' ability to make both pre-tax and after-tax contributions to the DAP during 1995, up to the limits permitted under the Internal Revenue Code. The Company will provide the

Association with a report covering the advice received from its consultants. The

Company and the Association will meet during August 1995 to determine jointly,

based on the consultants' advice; (a) whether or not to revoke the suspension of after-tax contributions effective January 1, 1995 in whole or in part, for the remainder of 1995, with respect to some or all of the participants in the DAP;

and (b) whether or not to refund, in whole or in part, pre-tax contributions already made in 1995, and earnings thereon as required by law; and (c) whether to suspend pre-tax contributions in whole or in part for the remainder of 1995.

Based upon the consultants' advice, any such actions may apply to some or all participants. If the Company and the Association are unable to make such a joint determination, then the Company shall take such action consistent with the terms of the DAP and applicable law as the Company determines in good faith is necessary to maintain the tax-qualified status of the DAP and to avoid penalties imposed upon the Company.

3. By November of each year after 1994 during the Wage Investment Period, the

Company will obtain the advice of its consultants regarding the DAP participants'

ability to make both pre-tax and after-tax contributions to the DAP in the following year, up to the limits permitted under the Internal Revenue Code. The Company will provide the Association with a report covering the advice received from its consultants. The Company and the Association will meet during each such

November to determine jointly, based on the consultants' advice, whether or no to impose a suspension of the DAP participants' ability to make pre-tax and/or after-tax contributions to the DAP to be effective January 1 of the following year.

Based on the consultants/advice, any such suspension may be partial or total,

and may apply to some or all participants. If the Company and the Association are unable to make such a joint determination, then the Company shall take such action consistent with the terms of the DAP and applicable law as the

Company determines in good faith is necessary to maintain the tax-qualified status of the DAP and to avoid penalties (including loss of tax deductions) which

                                                                               Letter 94-18

might otherwise be imposed upon the Company.

4. After the ESOP tranche purchase occurring in July of each year during the

Wage Investment Period after 1995, the Company will obtain the advice of its consultants regarding the contributions to the DAP during that year, up to the limits permitted under the Internal Revenue Code. The Company will provide the

Association with a report covering the advice received from its consultants. The

Company and the Association will meet during August of each such year to determine jointly, based on the consultants' advice; (a) whether or not to modify or revoke their decision (of the. previous November) regarding the DAP participants' ability to make pre-tax and/or after-tax contributions during that year, and (b) whether or not to refund contributions already made during such year, and earnings thereon, as required by law. Based on the consultants"

advice, any such modification or revocation may be partial or total, and may apply to some or all participants. If the Company and the Association are unable to make such a joint determination, then the Company shall take such action consistent with the terms of the DAP and applicable law as the Company etermines in good faith is necessary to maintain the tax- qualified status of the

DAP and to avoid penalties (including loss of tax deductions) which might otherwise be imposed upon the Company.

5. Unless otherwise explicitly modified in this Letter of Agreement, the agreement between the Company and the Association regarding the pilots' ability to make pretax and after-tax contributions to the DAP remains unchanged.

IN WITNESS WHEREOF, the parties have signed this Letter of Agreement this 15th day of December 1994.

WITNESS:                              FOR UNITED AIRLINES, INC.

/s/ G. L. Andrews                   /s/ John R. Samolis

/s/ J. A. Craven                      John R. Samolis

                                                  Vice President

                                                   Labor Relations

WITNESS:                               FOR THE AIR LINE PILOTS IN THE

                                                   SERVICE OF UNITED AIR LINES, INC.

/s/ J. Stephen Smith

/s/ M. J. Severson                  /s/ J. R. Babbitt

/s /W. J. Arscott                     J. Randolph Babbitt, President

 /s/ Larry D. Schulte              Air Line Pilots Association, International.

/s/ H. E. Stepinsky

ESOP Revisions

                                                   UNITED AIRLINES

                                           December 22, 1994

Captain Harlow B. Osteboe, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Captain Osteboe:

It is agreed that United will cause UAL Corporation to amend the ESOP and

Supplemental ESOP in accordance with our discussions, including the following revisions:

1. Notwithstanding the fact that ALPA does not represent student flight officers, those students will be included in the ALPA Employee Group under these plans.

2. Compensation included in a participants first and second regular January (or May, 2000) paychecks which relates to services performed in the prior year will be included in ESOP compensation for the prior year.

If the terms of this settlement are acceptable, please sign and date the original and return for our files.

Sincerely,

/s/ John R. Samolis

John R. Samolis

Vice President

Labor Relations

Accepted and agreed to this

23rd day of December, 1994.

/s/ Harlow B. Osteboe

Captain Harlow B. Osteboe, Chairman

UAL-MEC Air Line Pilots Association.

Page 107                                                                  Letter 9-10

Letter 9-10

75 Hour FAR

                                       UNITED AIRLINES

Captain Harlow Osteboe, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Harlow,

The parties have mutually agreed to the following provisions as an addition to Section 20-E of the Agreement in order to accommodate the effect of the new FAR that imposes new limitations on crew composition involving Captains and First Officers who have less than seventy-five (75) flight hours of PIC or SIC time in that equipment type after completing transition training. The fallowing provisions apply only to Captains and First Officers who are not "initial" Captains and First Officers; the provisions of Section 20-E continue to apply to "operating experience" for initial Captains and First Officers.

Notwithstanding the provisions of Section 6-A-2 and Section 20-B-1-f, Captains and First Officers shall be subject to the following schedule and reserve assignment provisions if, at the time the line or trip assignment is made, the Captain or First Officer has not yet performed seventy-five (75) hours of flying as Pilot in Command or as Second in Command in his current aircraft type.

1.

1-a- If a Captain is senior enough to be awarded a primary line of flying through preferencing upon his activation into his new Captain assignment, and if he does preference and is awarded such a line, that line shall become his "OE" line.

1-b- If a First Officer is senior enough to be awarded a primary line of flying through preferencing upon his activation into a new First Officer assignment, and if he does preference and is awarded such a line, that line shall become his "OE" line providing that the Captain holding the same line has completed seventy-five (75) hours as PIC or SIC in that equipment type at the time the monthly schedule assignment is being made. In the event the First Officers preference would normally result in his being awarded a line with a Captain who has not fulfilled the above seventy five (75) hour requirement, the First Officer will be awarded the next available line, according to his preference, to which the assigned Captain has satisfied the seventy five (75) hour requirement.

2. Lineholder Captains and First Officers who have not accumulated seventy-five (75) hours in their current assignment shall not be eligible to trip trade into an assignment which dines not comply with the above requirement, nor into an assignment in which the other pilot position is "open".

Letter 9-10                                                                    Page 108

3. If the newly transitioned Captain or First Officer does not have sufficient seniority to be awarded a line of flying under "1.", above, the Captain or First Officer will be awarded the reserve line to which his seniority entitles him.

4. Newly transitioned Captains and First Officers who have not accumulated seventy-five (75) hours as PIC or SIC in their current type at the time the assignment is made will not be eligible to be awarded secondary lines.

5. A newly transitioned Captain or First Officer who is a reserve and who has not accumulated seventy-five (75) hours in his current equipment type may be bypassed in the FIFO assignment rotation in order to be assigned flying which does not violate the seventy-five (75) hour requirement. Further, such Captain or First Officer may, at his request, be placed at the top of the FIFO list until he has acquired seventy-five (75) hours in his current assignment. Each pilot who requests to be placed at the top of the list will be placed just below all other pilots who previously requested such placement.

6. Newly transitioned Captains and First Officers who have not accumulated seventy-five (75) hours in their current equipment type and who do not have a line or reserve assignment for the current month at the time they complete JOE, may be assigned to reserve or to an existing partial line or to a partial line created for them from open flying that does not violate the seventy-five (75) hour requirement. All trip pairings assigned to pilots who have not completed the seventy-five (75) hour requirement must, at the time of assignment, fall into one of the following groups: (1) a complete DSL published sequence, (2) a portion of a single published sequence or (3) any sequence to which a complete crew is assigned as a unit.

If this accurately reflects our understanding, please sign and return 2 copies our files.

Sincerely,

/s/ John R. Samolis

John R. Samolis

Vice President

Labor Relations

Accepted and agreed to this

24th day of July, 1995.

/s/ Harlow B. Osteboe

Harlow Osteboe, Chairman

UAL-MEC Air Line Pilots Association.

Page 109                                                                         Letter 9-1

Letter 9-1

Schedule Flexibility

                                          UNITED AIRLINES

Captain Michael H. Glawe

UAL-MEC Chairman

Air Line Pilots Association

6400 Shafer Court Suite 700

Rosemont, IL 60018

Dear Mike,

As a result of the recommendations that were compiled by the Dependability Task Team, the parties have agreed to consider modifying the Agreement to allow pilots to have greater control over their schedules. Since most of the following modifications require considerable computer support in order to be administered reliably and some of the concepts are untried and intended to be experimental, this Letter of Agreement constitutes a mutual commitment to pursue development of the necessary processes and computer support in order to initiate trials of the concepts listed below and then to implement each provision when the panics agree that appropriate computer support is in place. Once implemented, any or all of these provisions can be discontinued by notice being given to the other party at least 90 days prior to the month in which the provision is to be discontinued.

1. Unlimited Trip Trading with Open Flying

Automated trip trading with open flying will include the following concepts:

1-a- The automated open flying trip trade system will use (1) a single monthly "run down", prior to the beginning of the subject month, during which trades will be awarded based on relative seniority and (2) an ongoing "first come, first served" system; both similar to the current Shuttle system.

1-b- No pilot will be permitted to drop a trip if it reduces the projected value of his line below fifty (50) credit hours, without Company concurrence.

1-c- Rules for establishing blackout and embargo days will be published and available to pilots. It is intended that these two identifiers will be applied and removed on a dynamic basis as coverage circumstances change; as such, it is important that each pilot be aware of the factors that may cause his trading/

dropping opportunities to change as time passes.

1-d- New mutually agreed upon rules will be established and published to clearly define the opportunities regarding a trade that touches an embargo day or that departs on a blackout day. These rules will provide greater access than provided by the current Trip Trade Letter (93-2).

Letter 9-1                                                                    Page 110

1-e- Depending upon the size of the domicile, up to 3% of the credit time in any equipment, status and domicile may be left as open time to facilitate trip trading with open flying.

1-f- A pilot will be permitted to trip trade with or pick up open flying which results in his projection exceeding the applicable actual flight time limit by up to two (2)

hours, if the trade involves flying on a blackout or embargo day. Once a pilot becomes projected above the normal monthly flight time limit as a result of this provision, he will not be required to drop a trip or portion of a trip if he later becomes further over projected for any reason, unless he becomes projected more than one hour above the projection he had just prior to the assignment that produced the additional hour.

1-g- A pilot may trip trade with another pilot as long as the resulting trade is legal under the provisions of Section 5.

2. Overprojection Protection

The provisions of Section 5-B-2-a, 5-B-3 and the related provisions of the

International Supplement shall be modified as follows:

2-a- If a pilot initially becomes projected over the actual limit applicable to him under Section 5-B-2-a (and related provisions of the International Supplement) and such overprojection is entirely (1) the result of flying a carryover trip from the prior month or (2) the result of his flying trips that did not project him to exceed the applicable limit at the time the assignment was made (including trips assigned under the provisions of Section Section 20-H or 20-I); then such pilot may, at his discretion, fly the remainder of his schedule without being required to drop any flying in order to comply with the 5-B-2-a limits.

2-b- A pilot may indicate his willingness to fly his complete schedule under this provision even if his projection should exceed the allowable actual monthly flight time due to month-end carry overs or operational increases in flight time. A mainline pilot may make this election at any time including during the line award process, in which case any adjustment made necessary by an inbound carry-over conflict can be repaired up to 83 actual flight hours (85 actual hours for international lines). A pilot may contact OPBCM via phone or computer during the operating month to rescind his willingness to further exceed his actual projection. The Company will then be required to make the appropriate adjustment to prevent the pilot's actual projection from exceeding by more than one hour his actual projection at the time he contacted OPBCM.

2-c- If a pilot initially acquired a high flight time projection under the provisions of "2-a." above, he shall not be required to drop a trip due to funkier overprojection, except under the conditions described in "1-f", above,

3. Make Up of Sick Leave

The provisions of Section 7-D of the International Supplement (voluntary makeup of sick leave) shall apply to all pilots, including Shuttle pilots as follows:.

Page 111                                                                     Letter 9-1

3-a- Such pilot shall be eligible to restore all or part of his accrued sick leave used for the illness absence on an actual hour for actual hour basis.

3-b- Restoration of sick leave accrual shall be accomplished by picking up open time under the provisions of Section 20-H-5 of the Agreement.

3-c- Pick up under this provision shall be limited to the month in which the absence occurs.

4. Language Conflicts

It is understood that, should there be language within the Agreement that appeal to be in conflict with the provisions of this Letter, this Letter shall prevail. If this accurately reflects our understanding, please sign and return 2 copies for our files.

Sincerely,

/s/ John R. Samolis

John R. Samolis

Vice President Labor

Relations

Accepted and agreed to this

12th day of February, 1996.

/s/ Michael H. Glawe

Michael H. Glawe, Chairman

UAL-ALPA Master Executive Council

Revised as of this 26th day of October, 2000.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

/s/ F.C. Dubinsky

Captain F.C. Dubinsky

Chairman

UAL/ALPA Master Executive Council.

Letter 96-10 Page                                                                     112

Letter 96-10

International Training

                                               UNITED AIRLINES

Captain Michael Glawe, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018-7180

Dear Michael,

As a result of the new requirement that some newly trained Captains on equipment that performs international flying be assigned only domestic flying before receiving additional international training, the parties have agreed to the following:

1. Any pilot who is awaiting international training and/or who requires domestic flying due to the application of the "International Training Matrix" will be paid the value of his awarded line or the value of the flying he actually performs, whichever is greater.

2. In those domiciles where both international and domestic flying are available, a pilot awaiting international training who is awarded a line with international flying in the line will be removed from those international trips and be available to be assigned to domestic flying on the days he was originally scheduled to fly. He will be considered to be at the top of the FIFO list for this provision.

3. In those domiciles where no or insufficient domestic flying is scheduled, a pilot requiring domestic flying may, at his option, choose to be sent TDY, if TDY is available at a domestic domicile. Such TDY assignments will be made in seniority order from those pilots who volunteer for TDY. Otherwise, these pilots will be eligible to be assigned individual domestic trip pairing originating from domestic domiciles. Such assignments will be constructed by incorporating legal deadhead segments at the start and end of the pairings; however, these pairings are not subject to the provisions of Section 8-L-6. Pilots eligible for single trip domestic assignments will be considered to be at the top of the FIFO list for this purpose.

If this accurately reflects our understanding, please sign and return 2 copies for our files.

Sincerely,

/s/ John R. Samolis

John R. Samolis

Vice President

Labor Relations

Accepted and agreed to this

31st day of July, 1996.

Page 113                                                                  Letter 96-10

/s/ Michael H. Glawe

Captain Michael Glawe, Chairman

UAL-MEC Air Line Pilots Association.

Letter 97-4                                                                    Page 114

Letter 97-4

Allocation of Flying Protocol

                UAL-ALPA

   AGREEMENT ON A PROTOCOL

  FOR A CONSULTATIVE PROCESS

FOR ALLOCATION OF FLYING ISSUES

                                               BACKGROUND

The 1963 Pilot Agreement was the first to contain the provision which subsequently caused more System Board disputes between the Company and ALPA than any other provision of the contract. The provision appears in Section 20, titled allocation, assignment and scheduling of flying, and reads:

It is the intent of the parties to this Agreement that this System Scheduling

Committee shall provide pilots with the opportunity to consult with and make recommendations to the Company on the allocation of flying, assignment and reduction of flying to pilot domiciles in accordance with the "equipment to seniority" concept:

"Equipment to seniority" shall mean that within the limits of flying hours available to a domicile by equipment type, the more senior pilots shall be given the opportunity to fly equipment in the following order:...

The System Board heard grievances submitted by ALPA alleging the Company was not complying with these provisions in 1967, 1970, 1971, 1973, 1984 and 1993. Each System Board decision, in addition to determining the contractual rights of the parties, stands for the proposition that the Company and ALPA have had significant difficulty determining how to effectively implement ALPA's opportunity to consult with and make recommendations to the Company on the allocation of flying, assignment and reduction of flying to pilot domiciles in accordance with the equipment to seniority concept.

Each System Board decision permitted the Company to make the final decision on allocation of flying issues. In these disputes, ALPA consistently maintained the Company failed to provide a meaningful opportunity to consult or that the Company failed to comply with the equipment to seniority concept. In making decisions on allocating, assigning and scheduling of flying, the Company maintained that it could modify a literal application of seniority due to various factors, such as:

                        HUMAN/CONTRACTUAL FACTORS

- Relative seniority of the equipment domicile

- Current equipment domicile size

- Other equipment types at the domicile

- Number of pilots with future bids

- Domicile stability.

Page 115                                                                        Letter 97-4

- Impact of additional commuters

                                  ECONOMIC FACTORS

- Best flown flight time credit

- FTC with and w/o domicile

- Impact on other domiciles

- Efficient line construction

- Varied ID's EOM conflicts

- Stability

- Future of equipment type

- Training impact - retaining vs. closing base

- Adequate reserve utilization

- Administrative costs

Pursuant to the ESOP established in 1994, the parties adopted a Statement of

Principles which defined the basic ESOP expectations of the Company and ALPA. Two of those principles are:

It shall be our goal to encourage and embrace employee input into the decision making process in order to stimulate a feeling of personal      ownership.

                                           and

We will recognize and respect the managerial and representational roles      and responsibilities of each organization.

The parties have noted that the allocation of flying provision of the contract and these two Statements of Principle are remarkably consistent with each other. The parties also recognize their recent experience with the DC10 equipment domicile closing demonstrates continuing difficulties with implementing the provisions of Section 20-A-2

Therefore, the parties desire to establish a protocol which recognizes, respects and implements both the Contract and the Statement of Principles regarding this most vital element of the Company - Pilot relationship, that is, the allocation of flying, assignment and reduction of flying in accordance with the equipment to seniority concept.

To that end, the Company must recognize its responsibility to give ALPA the opportunity to provide meaningful input to the allocation and assignment of flying process and ALPA must be confident that it has been given a legitimate opportunity to be consulted and to make recommendations before Company decisions are made on allocation of flying issues. The parties believe that ALPA's seat on the Board of Directors, its Officers' regularly scheduled monthly meetings with the CEO and President, and the SSC's participation in the Company's strategic planning process significantly enhance this level of confidence. Accordingly, the following protocol,

Letter 97-4                                                                      Page 116

which is intended to assist the Director of Flight Crew Resources and the System

Scheduling Committee, establishes the rights and obligations of each party whenever the Company must extend to ALPA the right to be consulted and to make recommendations on allocation and assignment of flying issues.

                  PROTOCOL FOR CONSULTATIVE PROCESS

1. The Parties agree that the following subject matters are within the concept of allocation, assignment and scheduling of flying as described in Section 20 of the Pilot Agreement:

1-a- opening new or closing existing domiciles,

1-b- opening new equipment domiciles or closing equipment domiciles,

1-c- changing the size of domiciles in accordance with standards to be agreed upon.

2. When the need for a decision on an above referenced subject is identified, the Director of Flight Crew Resources (the Director) has the responsibility to give ALPA notice that it will be given the opportunity to be consulted and to make recommendations prior to the time the Company makes its decision. The Director will give this notice by issuing to the System Scheduling Committee (SSC) a Notice of Proposed Decision Making (NPDM). The Director has a good faith responsibility to issue the NPDM as soon as possible after the need arises to allow ALPA as much time as possible to respond.

3. The NPDM shall contain:

3-a- a statement of the issue the Company needs to decide,

3-b- an estimate of the time frame within which the Company must make a decision,

3-c- specific information, if any, the Company may require from ALPA, and

3-d- the date by which ALPA's recommendations are required to be submitted to the Director.

4. The NPDM shall be delivered to the System Schedule Committee members by US Mail or by a more expeditious method, such as hand delivered or by FAX, except that it shall also be sent certified mail to the ALPA Master Chairman.

5. The SSC will respond to the NPDM by certified mail as quickly as possible given the time frame within which a decision must be made. The response to the Director shall indicate the following:

5-a- whether the SSC wishes to be consulted and given the opportunity to make a recommendation on the issue, and if it does, its initial impression about how and when it wants to address the issue, such as by conference call, at an immediate meeting or at the next SSC meeting,

Page 117                                                                Letter 97-4

5-b- any preliminary information it desires for its preparation and evaluation of the issue prior to discussions with the Company,

5-c- an initial estimate of the time period the SSC believes will be required before it can make recommendations.

6. The Director will provide all requested pertinent information in accordance with

Section 20-A-2-f of the Pilot Agreement. If the Director is unable to provide the requested information, the Director will inform ALPA of the reasons therefore.

7. When the parties discuss the issue, they will endeavor to identify the options available to them at each stage of the decision making process and whether additional information or time is required to evaluate the options. The parties will consider, evaluate and apply the human, contractual and economic factors applicable to allocation of flying issues as appropriate to each stage of the decision making process. When the SSC is satisfied that the parties have fully explored their reasonable options, the SSC will advise the Director when the SSC will be able to make its recommendations to the Company. The SSC acknowledges that its recommendations must be submitted within the Company's time frame for decision.

8. ALPA's internal protocol will identify the process by which the SSC will develop its recommendations before they are submitted to the Company.

9. The SSC will submit its recommendation(s) in writing to the Director within the time limits specified in the NPDM, unless the parties have mutually agreed to a different deadline.

10. If the SSC is unable to comply with the time limits, it may request additional time from the Director. The Director will advise the SSC whether additional time can be granted, and if not, the reasons therefore. If additional time cannot be granted, the Director will advise the SSC when the decision will be made and when it will be announced.

11. Before making his decision, the Director will consider and evaluate the recommendations made by the SSC, if any, and will communicate in writing to the SSC the reasons for accepting or rejecting their recommendations.

12. The SSC and the Director will provide feedback to each other on how well the consultative process worked on each issue covered by a NPDM and the improvements, if any, which they believe should be made to the process before the next NPDM is issued.

The parties agree this 24th day of February, 1997.

/s/ Michael H. Glawe

Captain Michael H. Glawe, Chairman

UAL-MEC Air Line Pilots Association

/s/ Hart A. Langer

Hart A. Langer, Senior Vice President

Flight Operations, United Airlines.

Letter 97-8                                                                         Page 118

Letter 97-8

777 Crew Rest

                                            UNITED AIRLINES

Captain Michael H. Glawe, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Michael,

All B-777 aircraft serving international destinations will be re-equipped with the

"Genesis" first class seat system. On all B-777 international flights of twelve (12)

hours scheduled flight time or less, one such seat will be reserved as a dedicated pilot rest facility. Until the "Genesis" seat installation process is completed, however, ALPA and Company negotiating committees have agreed to the following changes in the B-777 crew rest policy.

1. Seat 1E is the exclusive crew rest seat on all B-777 aircraft, and Seat 1F is to be assigned or occupied only if it is the last available seat in the first class cabin.

2. Both Seat 1E and Seat 1F shall be marked with appropriate seat coverings which identify the seats as reserved for crew rest. Additionally, a Customer Service Representative must advise the Captain of the status of Seat 1F at the time of departure and hand the Captain the seat cover if it was necessary to assign Seat 1F.

3. A Customer Service Representative will under no circumstances solicit the Captain or other crew members to relinquish Seat 1E.

4. Provisions 1 through 3 above shall be incorporated into the Flight Attendant

Handbook and the Flight Operations Manual.

5. A letter from John Edwardson which discusses provisions 1 through 3 above shall be sent to all Customer Service Representatives.

6. The Company agrees it will discuss with the Association all future planned changes to the "Genesis" first class seating configuration prior to their implementation.

If this accurately reflects our understanding, please sign and return 2 copies for our files.

Sincerely,

/s/ Chuck Vanderheiden

Chuck Vanderheiden

Director - Labor Relations

Flight Employees

Accepted and agreed to this.

Page 119                                                                     Letter 97-8

2nd day of May, 1997.

/s/ Michael H. Glawe

Captain Michael Glawe, Chairman

UAL-MEC Air Line Pilots Association.

Letter 97-9                                                                    Page 120

Letter 97-9

Open Flying for Flight Management

                                         UNITED AIRLINES

Captain Michael H. Glawe

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018-7180

Dear Michael,

As a result of changes made to the open flying pick-up procedures for line pilots by the "trip-trade with open flying" Letter of Agreement, the parties have agreed to add the following companion changes to the pick up process for flight-qualified management:

Flight qualified managers may use the "zero trade" provision of the trip trade with open flying process to pick up open flying, with the following limitations:

The availability of trips which are eligible for pick up by a manager will be limited to those trips that have been placed into open flying as a result of a line pilot having already performed a trade with open flying; except that a manager may pick up any trip that has been listed in open flying and available for pick up for at least 6 hours, or after 12 noon, local domicile time, whichever is later.

If this accurately reflects our understanding, please sign and return 2 copies for our files.

Sincerely,

/s/ Chuck Vanderheiden

Chuck Vanderheiden

Director - Labor Relations

Flight Employees

Accepted and agreed to this

16th day of May, 1997.

/s/ Michael H. Glawe

Michael H. Glawe, Chairman

UAL-MEC Air Line Pilots Association.

Page 121                                                                   Letter 9-13

Letter 9-13

FOQA Update

                                LETTER OF AGREEMENT

                                            between

                                 UNITED AIR LINES, INC.

                                              and

                                  THE AIR LINE PILOTS

                                      in the service of

                                   UNITED AIR LINES

                                    as represented by

                         THE AIR LINE PILOTS ASSOCIATION,

                                    INTERNATIONAL

THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of Title 11 of the Railway Labor Act, as amended, by and between UNITED AIR LINES, INC. (hereinafter referred to as "the Company" or "United") and the AIR LINE PILOTS in the service of UNITED AIRLINES, INC. as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as "the Association" or "ALPA").

                                    W I T N E S S E T H:

WHEREAS, it is the intent of the parties to implement a Flight Operations Quality

Assurance Program (FOQA) to analyze data for the sole purpose of enhancing safety and efficiency of flight operations,

WHEREAS, a Flight Operations Quality Assurance Program (FOQA) requires specific pilot protective provisions which are not currently included in the FAR's, and the Company and ALPA agree that the implementation of any Flight Operations Quality Assurance Program (FOQA) will be held in abeyance until the required FAR protective provisions are effective or a waiver to United Air Lines is granted from the FM providing these protective provisions,

WHEREAS, the parties have successfully implemented a FOQA program per the

Letter of Agreement dated November 10, 1994,

WHEREAS, the Letter of Agreement was subsequently modified by an amendment.

Now, therefore, it is mutually agreed that this FOQA Letter of Agreement,

incorporating the changes per the Amendment, replace the FOQA Letter of Agreement dated November 10, 1994 contained within the 1994 Agreement between United Air Lines, Inc. and the Air Line Pilots in the service of United Air Lines, Inc. as represented by the Air Line Pilots Association, International is amended as follows:

A. DEFINITIONS:.

Letter 9-13                                                                  Page 122

A-1- "FOQA Program" - A program designed to enhance flight safety through controlled analysis of recorded flight date information.

A-2- "Identifying Data" is any data or combination of data which allows collected data to be associated with a specific crew member.

A-3- "Identified Data" is any collected data prior to removal of all identifying data.

A-4- "Flight Data Recorder" is any device, equipment or system which collects, transmits or records in-flight data, whether installed to monitor pilot, aircraft component, or aircraft performance, or as consequence of performance of some other function.

A-5- "Cockpit voice recorder" is any device, equipment or system which monitors or records a pilot's voice while he or she is on an aircraft.

A-6- "Information," is any data transmitted, recorded or collected by use of a flight data recorder, cockpit voice recorder or any other recording device. The term "Information" shall further include tapes, transcripts, reports, papers, memos, statements, studies, charts, graphs or any other description, analysis or compilation of data collected by any such equipment.

A-7- "FOQA Monitoring Team" - A committee of three management pilots appointed by the company: one from Safety, one from Domicile Operation and one from the Flight Center and three ALPA pilots selected by the MEC.

A-8- "Operational Excedence Event"- An event described by recorded data values indicating the aircraft was outside the normal operation envelope.

A-9- "Operational Routine Event"- An event in routine operation of statistical interest such as time into operation when flaps are retracted.

A-10- "Designated Excedence Guidance Team Member" - a designated member of the ALPA Excedence Guidance Team who is conducting a specific event resolution and has the capability, if required, to identify the crew or crew members associated with collected data. This ALPA Excedence Guidance Team member will be the only person capable of identifying the flight crew associated with this collected data.

A-11- "ALPA Excedence Guidance Team" - MEC appointed pilots, designated to analyze operational events, and if necessary, identify, interview, exchange information with and provide guidance to the pilots involved. The Excedence Guidance Team members are the only persons capable of identifying a crew associated with the event.

B. FOQA PROGRAM:

B-1- The design, implementation, and operation of a FOQA program shall be by mutual agreement between the Company and the Air Line Pilots' Association. Any variation from the agreed upon FOQA program shall require the mutual agreement of the parties prior to implementation.

Page 123                                                                   Letter 9-13

B-2- The FOQA Monitoring Team shall oversee the day to day operations of the FOQA Program and establish necessary policies and procedures to ensure compliance with the provisions of this agreement.

B-3- The design of the FOQA program shall ensure the initial confidentiality and ultimate anonymity of individual crew members

B-4- Flight data collected from any recording device installed on a Flight simulator will be an integral part of the FOQA program and be administered by the FOQA program personnel. This data will be considered FOQA data and comply with all the provisions of the FOQA Agreement.

B-5- The letter of Agreement dated 11/11/94, regarding aircraft data collection systems, is incorporated herein by reference.

B-6- Any violation of the requirements of this agreed-upon FOQA program, or the terms herein, shall cause the FOQA program to be held in abeyance until the infraction is resolved to the mutual satisfaction of both parties.

C. SCOPE:

C-1- Sufficient de-identified data shall be maintained to fulfill the requirements of the agreed-upon FOQA program. All de-identified data, and analyses of such data, shall be made available to the parties.

C-2- There shall be continual evaluation of excedence values by the parties.

C-3- Any special studies or evaluations require mutual agreement by Company and Association members of the FOQA Monitoring Team.

C-4- Government agencies may be given access to de-identified data on

Company property with approval of the FOQA Monitoring ream.

D. DATA RETENTION:

D-1- Identifying data shall be removed from identified data as soon as possible, but no later than seven (7) days from the date of acquisition of the data by the Company.

D-2- Any employee/agent who has contact with any identified data used in a

FOQA program shall be prohibited from divulging any identifying data to any individual other than an ALPA FOQA Monitoring Team member representative except as prescribed by statute or regulation.

E. DATA USE:

E-1- The sole contact with any flight crew member associated with a specific excedence event shall be the "ALPA Excedence Guidance ream." (See diagram attached)

E-2- Only the specific designated FOQA Excedence Guidance Team member shall be able to identify the individual crew members associated with any specific data. (See amended diagram attached).

Letter 9-13                                                                    Page 124

E-3- Any notes, memoranda, or other documents used by the designated "ALPA Excedence Guidance Team" in any contact with any flight crew member concerning a specific FOQA event shall be considered "identified data" for purposes of this agreement and shall be "de-identified" in accordance with paragraph D-1 above.

E-4- At a minimum, the FOQA program may be used for evaluation of the following areas:

Aircraft performance

Aircraft system performance

Crew performance

Company procedures

Training programs

Training effectiveness

Aircraft design

ATC system

Airport issues

Meteorological issues

Any additional areas of evaluation which the parties may desire to include in the FOQA program must be mutually agreed upon by the Company and the

Association prior to implementation.

F. DATA USE FOR TRAINING;

F-1- Collected FOQA data may be used to enhance individual training when the Technological capabilities are available. The FOQA Monitoring Team must approve procedures and use of FOQA data for this purpose.

F-2- Collected data may be used by an instructor, Standards Captain or Line

Check Airman to enhance the training.

F-3- Collected data used for individualized training must be reviewed at the completion of the training period, either simulator or aircraft, and destroyed after such review.

F-4- Collected data cannot be used to evaluate the individual performance of the Pilot, the Instructor, the Line Check Airman or the Standards Captain.

F-5- Provisions must be incorporated assuring that aircraft or simulator data used to enhance training is incorporated in the de-identified FOQA trend data.

G. The pilot representatives involved in the Flight Operations Quality Assurance

(FOQA) Program shall be displaced from all or a portion of their scheduled trips in a cost effective manner while functioning in this capacity.

Page 125                                                                     Letter 9-13

IN WITNESS WHEREOF, the parties have signed this Agreement this 24th day of September, 1997.

WITNESS:

FOR UNITED AIR LINES, INC.

/s/ E.L. Soliday

E. L. Soliday, Vice President

Corporate Safety & Security

WITNESS:

FOR THE AIR LINE PILOTS IN THE SERVICE OF UNITED AIR LINES, INC.

/s/ J. R. Babbitt

J. Randolph Babbitt, President

Air Line Pilots Association, International

FOR THE UNITED AIRLINES MASTER EXECUTIVE COUNCIL

/s/ Michael H. Glawe

Michael H. Glawe, Chairman UAL-MEC

Ratified by the UAL -MEC 10/17/97.

Revised as of this 26th day of October, 2000.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

/s/ F.C. Dubinsky

Captain F.C. Dubinsky

Chairman

UAL/ALPA Master Executive Council

Letter 9-1                                                                       Page 126

Letter 9-1

DENTK Contract Training

                                              UNITED AIRLINES

January 6, 1998

Captain Michael Glawe, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Mike:

The purpose of this letter is to inform you of how the Company will address some specific issues relative to how contract training is conducted and to the use of revenue sharing simulators.

1. Contract Training

There are seven key areas that need to be properly managed: instruction, programs, simulator maintenance, facilities, scheduling, customer service and sales an marketing. The responsibility of each of these areas falls on either Flight Operations, UAL Services (Flight Training Services), or both as set forth below:

Instruction is the responsibility of Flight Operations "Wet" contract training for aircraft types United operates will be accomplished by Pilot Instructors on the UAL Pilot Seniority List in accordance with the Pilot Instructor Letter of Agreement (89-2) and under virtually identical working conditions.

Necessary training will be provided to Pilot Instructors when required to conduct non-UAL syllabus programs.

Program development is the responsibility of Flight Operations with coordination support provided by FTS.

Simulator maintenance is the responsibility of Flight Operations.

Facilities provision and maintenance is the responsibility of Flight Operations.

Scheduling is the responsibility of Flight Operations. FTS has responsibility for scheduling of contract customers and to demonstrate "operational control" in accordance with FAR Part 142 certification.

Customer Service is the primary responsibility of FTS, but is also the responsibility of all United personnel who support contract training. FTS must coordinate each customer's entire training experience including: travel, hotel, scheduling, contracts, payment, and changes to training, while accommodating cultural differences and any other special circumstances that may arise.

Page 127                                                                   Letter 9-1

Sales and marketing is the responsibility of FTS. It is the responsibility of FTS to sell excess simulator and training capacity for United Airlines.

2. Revenue Share Simulators/Flight Training Devices

The Company is very supportive of the revenue share concept to the extent that it improves our flexibility to provide United pilot training and can generate revenues and profits for United Airlines when excess training capacity is available or sale by United. Therefore, we would like to see its successful implementation by the following:

2-a- Revenue Share simulators and flight training devices will be configured to meet existing UAL standards and maintained to those standards.

2-b- The contract agreement with the revenue share partner states, among other things, that United Airlines can purchase the device at any time from the commencement of the contract and has first right to purchase if the partner elects to remove the simulator

2-c- United Airlines will purchase a revenue share device when it can be justified in accordance with corporate capital budgeting processes.

2-d- In the event that United's pilot training needs exceed existing United owned or leased simulator capacity, United's pilot group will be given first priority when planning training times in the revenue share simulators.

Recognizing that this is a new concept, the Company will maintain a collaborative relationship with ALPA in further developing these opportunities.

Sincerely,

/s/ Hart A. Langer

Hart Langer

Senior Vice President

Flight Operations

/s/ Stephan G. Regulinski

Stephan G. Regulinski

President

Services.

Letter 9-2                                                                            Page 128

Letter 9-2

Standards Captain Job Share

U                                         NITED AIRLINES

Captain Michael Glawe, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Mike:

The parties have agreed to the establishment of a voluntary Standards Captain Job Share program in which two pilots who hold a Captain bid on the same equipment, in the same domicile, will share the duties of a Standards Captain and a line pilot. ALPA and the Company have jointly defined the procedures to administer this program as described in a letter to Captain Michael Glawe dated January 20, 1998. Additionally, the following provisions will apply to volunteers while participating in this program:

1. During the months in which the pilot is functioning in his line assignment, he may volunteer to perform LCA duties if he so desires. There is no implied obligation. if the pilot does volunteer, he will be governed by the provisions of Section 9.

2. For the month in which he will be functioning as a line pilot, the Job Share Special Assignment (JS) pilot will participate in the preferencing and awarding process at his domicile in order to have a line and/or reserve assignment.

3. ESOP contributions and the allocation of ESOP stock will be governed by the appropriate ESOP documents.

4. Month End Conflicts

4-a- Pilots shall have the option to fly their inbound during the first days of special assignment at DENTK. The Company may request the pilot be removed from any portion of the inbound in order to be in position to begin his Standard Captain's duties and he will be pay protected for the portion of the trip in the outbound month. All contractual rest provisions will be applied prior to the pilot beginning his Standard Captain's duties at DENTK.

4-b- Pilots shall have the option to continue the DENTK duties of the JS pilot into the following month, the "line month". The Company may request the pilot be removed from any portion of his initial trip in the following month, if necessary, in order to continue Standard Captain's duties and he will be pay protected for the portion of the trip in the following month. If, as a result of performing Standard Captain activities in the following month, "the line month", the pilot has less days off than originally scheduled in his awarded line, these lost days will be restored to him in a following month in which he is assigned to DENTK or given to him as vacation credit days with his concurrence. All contractual rest provisions will be applied prior to the pilot beginning his line and/or reserve assignment.

Page 129                                                               Letter 9-2

5. Vacation

5-a- Each volunteer pilot functioning as a Job Share Standards Captain will maintain any annual vacation awarded to him for the 1998/99 vacation year. If the awarded vacation split is scheduled for a month in which the pilot is on special assignment as a Job Share Standards Captain to the Fleet at DENTK, the appropriate vacation day adjustment described in the Letter to Captain Michael Glawe dated January 20, 1998, will be applied. Remaining unawarded vacation may be taken by the Job Share Standards Captain either while functioning on the line or DENTK depending on where he is assigned for the particular month. This monthly vacation will be awarded under Section 11-E of the Pilot Agreement or UAL Series 15 policy as appropriate. The above procedures will apply prospectively to any pilot who enters the Standards Captains Job Share program after the awarding of the annual vacation.

5-b- Beginning with the next full vacation year (1999/2000), volunteer pilots on special assignment functioning as Job Share Standards Captains, will have half of their accrued vacation allocated to be taken while flying their line assignment and the remaining half adjusted, per the Letter to Captain Glawe dated January 20, 1998, to be taken while performing as a Job Share Standards Captain at DENTK. The appropriate previsions of Section 11 of the Pilot Agreement will apply for the bidding and awarding of annual and monthly vacation while the pilot is flying his line assignment at the domicile and UAL. Series 15 policy will apply to the bidding and awarding of both annual and monthly vacation while the pilot is on special assignment as a volunteer Standards Captain at DENTK.

If this properly represents our understanding, please sign and return (2) copies of this letter for our files.

Sincerely,

/s/ Charles H. Vanderheiden

Charles H. Vanderheiden

Director Labor Relations, Flight Employees

Accepted and agreed to this

23rd day of January 1998.

/s/ Michael H. Glawe

Captain Michael Glawe, Chairman

UAL-MEC Air Line Pilots Association.

Letter 9-3                                                                      Page 130

Letter 9-3

Management Pilot Definition

                                           UNITED AIRLINES

Captain Michael Glawe, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, II 60018

Re: Standards Captain Job Share Special Assignment Agreement

Dear Mike:

This letter will confirm our agreement that during any period when a pilot is in fact functioning for United as a Standards Captain under the terms of Letter of Agreement 9-2, he is, insofar as pay, working conditions, performance of his actual job duties and the responsibilities relating thereto, a management employee. Accordingly, ALPA shall have no representational rights or obligations to any such pilot with respect to any issue relating to that pilot's employment as a Standards Captain. ALPA will continue, of course, to represent any such pilot as to other matters governed by the terms of the Agreement and for all purposes during those periods when the pilot is functioning as a line pilot.

If this properly represents our understanding, please sign and return (2) copies of this letter for our files.

Sincerely,

/s/ Hart A. Langer Captain

Hart A. Langer

Senior Vice President

Flight Operations

Accepted and agreed to this

23rd day of January 1998.

/s/ Michael H. Glawe

Captain Michael Glawe, Chairman

UAL-MEC Air Line Pilots Association.

Page 131                                                                      Letter 9-6

Letter 9-6

Domicile Swap Enhancement

                                             UNITED AIRLINES

Captain Michael Glawe, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018-7180

Dear Michael,

As it is not the intent of the Company or the Association to limit a pilot to one domicile trade in his probationary year, the parties agree that this letter shall amend and replace Letter of Agreement 91-22.

Effective February I, 1998, any pilot in his probationary year, while occupying the assignment which he received upon initial employment as a pilot, shall be eligible to enter into voluntary domicile trades, as follows:

1. Any pilot desiring to change domiciles under this provision must locate another eligible pilot at the desired domicile with whom to trade. To be eligible to enter into a domicile trade, both pilots must hold assignments in the same status and equipment that they were initially trained for at DENTK as described above.

2. Both pilots involved must approve the trade. All pilots on the Pilot Eligibility

Seniority List whose seniority falls between these two pilots have thirty (30) days from posting of the notice to object to such trade. The Association will collect and maintain the necessary records of approvals.

3. Upon written notification to the Company by the Association that a trade has been agreed upon, without objection as provided under 2 above, the mutual transfer will be made effective on the first day of the next month for which schedules have not been posted for preferencing.

4. Pilots who make domicile changes under this provision will not receive Company paid moves nor be covered by any of the other provisions of Section 10. Such pilots will also accomplish necessary travel on their own time and will not receive Company paid time off for "travel days".

5. Bidding restrictions ("freezes") already in place will be unaffected by a domicile trade. A trade will not generate a new freeze nor add to an existing one.

6. Any awarded vacation will be unaffected by a domicile trade.

7. There will not be a limit on the number of domicile trades, as long as the pilots involved meet all of the requirements of this Letter. If this accurately reflects our understanding, please sign and return 2 copies for our files.

Letter 9-6                                                                      Page 132

Sincerely,

/s/ Charles H. Vanderheiden

Charles H. Vanderheiden

Director Labor Relations - Flight

Employees

Accepted and agreed to this

2nd day of February 1998.

/s/ Michael H. Glawe

Captain Michael Glawe, Chairman

UAL-MEC Air Line Pilots Association.

Letter 9-8                                                                       Page 403

Letter 9-8

Simulator Scheduling Protocol

                                       UNITED AIRLINES

                                           April 30, 1998

United Airlines DENTK Simulator Scheduling Protocol

The attached Scheduling Protocol document has been developed in a cooperative spirit by representatives of ALPA, Flight Operations, and UAL Services (Flight Training Services). The purpose of this document is to provide a protocol to all trainees (United Airlines and Contract), instructors (United Airlines and Contract), management employees, and customers as to the use and prioritization of assets at the Flight Center.

It is the intent of all responsible parties to provide a quality training environment for all trainees who come to the Flight Center. To that end, the Scheduling Protocol document contains language which addresses the scheduling of simulators (and other flight training devices), classrooms, and instructors. The document also addresses the use of Revenue Sharing simulators, sale of guarantee simulator times, and prioritization of assets during operational changes.

This document is intended to be a living document which will be reviewed and modified by mutual agreement to reflect the needs of all trainees who come to the Flight Center. By signing this document each party gives their support to abide by and support the implementation of the scheduling protocols.

/s/ Michael H. Glawe

Michael H. Glawe

Chairman, UAL-MEC Air

Line Pilots Association

/s/ Hart A. Langer

Hart A. Langer

Sr. Vice-President Flight

Operations

/s/ Andy Studdert

Andrew R Studdert

Sr. Vice-President Fleet.

Page 404                                                                  Letter 9-8

              DENTK SIMULATOR SCHEDULING PROTOCOL

                                           Prologue

The purpose of accurate planning/scheduling for Flight Center activities is to ensure adequate resources are available to accomplish UAL training on the scheduled day as planned. There are three timelines in scheduling training events: Long-range Sale of Guaranteed Simulator Time, Long-range Planning and Scheduling Phase, and the Daily Planning and Scheduling Phase. This Protocol only applies to the current UAL Fleets.

                                   Chapter 1: Definitions

1. C.B.A.: Collective Bargaining Agreement between United Airlines and the Air line Pilots Association.

2. Daily Planning and Scheduling Phase: from the 16th of the month prior to the Operational Month throughout the Operational Day.

3. Dry Contract Training: Contract Training that is sold only with a Simulator (or

FBS).

4. FBS: A Fixed Base Simulator which has no motion or visual capability. Also referred to as FMAST or CPT.

5. Fleet Captain: Fleet Captain or his designee.

6. FTS: Flight Training Services, a business unit of UAL Services which is charged with the sale and marketing of Wet and Dry Contract Training.

7. Guaranteed Simulator Time: Simulator (or FBS) time that is sold to an FTS customer (Wet or Dry) that cannot be canceled or changed without incurring a financial cancellation penalty for United Airlines. This guarantee implies day of week or time of day.

8. Long-range Planning and Scheduling Phase: any time period prior to the 16th of the month prior to the Operational Month.

9. MRI Team: Mutual Resolutions of Issues Team consisting of FTS, UAL Flight

Operations, and ALPA participants.

Letter 9-8                                                                     Page 405

10. Nonguaranteed Simulator Time: Simulator (or FBS) time that is sold to an FTS customer (Wet or Dry) that can be canceled or moved any time (except as listed in this Protocol).

11. Off Campus Training: Simulator Training that is performed at a non-United

Airlines Facility.

12. Operational Month: (as defined in Section 2-O of C.B.A.) The Scheduling Month (for example, the Operational Month of February is defined as the 31st January through 1 March).

13. Operational Day: For Simulator periods starting at 06:00 on the date till 05:59 Local Time the next day (for example, the Operational Day of the 2nd of March runs from 06:00 the 2nd until 05:59 of the 3rd).

14. Overflow Training: All planned training that exceeds available UAL simulator time (approximately 80% of the Planned Capacity) in an Operational Month, in a given Fleet.

15. Planned Capacity: Total Simulator Time available for use from 06:00 to 02:00.

16. Reserve Buffer: a block of Simulator (or FSS) time in a given Fleet that is allocated in the Long-range Planning and Scheduling Phase to be used during unplanned events.

17. Reserve "M" Buffer: Maintenance time from 02:00 to 06:00 that can potentially be used, with Simulator Services, Fleet Captain, Instructor, and FTS crew concurrence, as a Reserve Buffer for FTS activities.

18. Revenue Sharing Simulator: a Simulator owned by a Simulator Manufacturer and used at DENTK for increased flexibility, Overflow Training, and additional revenue.

19. Simulator Services: A Flight Operations division which performs maintenance for Simulators and FBS's.

20. Sold Simulator Time: Simulator (or FBS) time in a given Fleet that has been sold to a FTS customer (Wet or Dry) for the purpose of a planned (new) activity, as compared to recouping lost Simulator time due to maintenance problems, UAL higher priority requirements, and/or FTS crew additional training requirements.

21. Surplus Capacity: All Simulator time leftover for sale, after UAL Flight

Operations, Maintenance needs, and Reserve Buffers are planned for in the Long-range Planning and Scheduling Phase.

22. UAL Simulator: a Simulator owned or leased by UAL Flight Operations.

23. Wet Contract Training: Contract Training that is sold with a Simulator (or FBS) and a United Airlines instructor.

Page 406                                                                      Letter 9-8

                      Chapter 2: Sale of Guaranteed Simulator Time

1. FTS may guarantee Surplus Capacity simulator time on a day specific basis, with exceptions only to be approved by the Fleet Captain, with the following restrictions:

1-a- Based upon the latest Training Plan supplied by WHQ, historical data,

DENTK Scheduling, Fleet planning, arid Simulator Services, the Fleet Captain will determine the total amount of Surplus Capacity in his Fleet. The Fleet Captain, with input from FTS, will determine the amount of simulator time, in that Fleet, that can be sold as Guaranteed Simulator Time.

1-b- In a Fleet with a Revenue Sharing Simulator, the Fleet Captain and FTS, in a collaborative fashion, will determine the amount of simulator time that can be sold as Guaranteed Simulator Time.

2. Guaranteed Simulator time can be sold no further out than 90 days from the

Operational Day, with the exception to be approved by the Fleet Captain and the MRI Team.

3. AFTER UAL scheduling needs in a particular Fleet are met, FTS can schedule

Guaranteed Simulator Time for a specific time of day after approximately the 1st of the month prior to the Operational Month. For example: the 1st of March for the Operational Month of April.

4. In NO case will the sale of Guaranteed Simulator Time generate the need for UAL pilots in training to go Off Campus for flight training.

5. In NO case will the sale of Guaranteed Simulator Time impact the ability for

Simulator Services to be able to perform routine and non- routing Simulator

Maintenance.

         Chapter 3: Revenue Sharing Simulator Access & Scheduling

1. TRIGGER 1: The Revenue Sharing Simulators will be utilized when Overflow

Training, in a given Fleet, is projected during an Operational Month. UAI Flight

Operations will have first priority in scheduling this Overflow Training into the

Revenue Sharing Simulator.

2. TRIGGER 2: During the Long-range Planning and Scheduling Phase, if UAL Flight Operations needs are projected to use 25% or more of the 24:00 to 02:00 time slot in an Operational Month in a given Fleet, those incremental UAL crews will then be scheduled into the Revenue Sharing Simulator. Every effort will he made to sell enough simulator time to make this a cost neutral transaction.

3. During the Daily Planning and Scheduling Phase, if a Scheduling Disruption occurs, the Revenue Sharing Simulators should be used to accommodate crews according to Chapter 5: Daily Planning and Scheduling Phase of this Protocol

4. In NO case will the sale of Revenue Sharing Simulator Time by FTS, generate the need for UAL pilots in training to go Off Campus for flight training.

Letter 9-8                                                                    Page 407

5. United Airlines will purchase all Simulator Time scheduled in a Revenue Sharing Simulator at the agreed upon rate.

                Chapter 4: Long-range Planning and Scheduling Phase

The purpose of accurate planning is to ensure that United Airlines personnel are given first choice to meet their training and maintenance requirements in accordance with the C.B.A. The Long-range Planning Phase has many key events which require coordination between the Fleets, Simulator Services, Scheduling, and Flight Training Services.

1. Priority of scheduling resources (Simulators, flight training devices, classrooms, Learning Center, etc.) for training and Simulator maintenance will be given to all UAL Flight Operations requirements. Classes will be built for all known UAL training requirements including:

1-a- Proficiency Checks

1-b- Initial, Transition, Upgrade, Requalification courses, and other Specialty courses

1-c- Instructor/Evaluator training courses

1-d- Fleet development projects (as determined by the Fleet Captain)

2. Simulator maintenance will be scheduled in a manner which best accommodates the needs of the Fleet and Simulator Services, as determined by the Fleet Captain. This need can also include FTS. For example: in order to sell a particular FTS Contract, a simulator might require a modification or update.

3. Adequate Reserve Buffers (for UAL Flight Operations, Wet and Dry Contract

Training) will be established to provide reasonable unplanned capacity to accommodate schedule disruptions which occur after the Long-range Planning Phase, including the following parameters:

3-a- Unplanned Simulator Maintenance

3-b- Additional training requirements

3-c- Rechecks

3-d- Any other subjective buffers deemed prudent (i.e. weather, holiday etc.) as determined by the Fleet Captain.

4. The scheduling for UAL pilots in training for the most desirable time will be as provided in the C.B.A. Section 9-G-9.

5. After completion of the Long-range Planning process (UAL Flight Operations training and Maintenance requirements and all Reserve Buffers have been planned) all remaining Surplus Capacity can be released for sale by FTS.

6. NO Reserve Buffer time will be sold by FTS without Fleet Captain approval, and then only on a "non-guaranteed" basis.

Page 408                                                                    Letter 9-8

7. NO Reserve "M" Buffer will be sold by FTS without Fleet Captain and Simulator Services approval, and then only on a "non-guaranteed" basis.

8. Surplus Capacity that has been released to FTS, but has not been sold, may be reclaimed by Flight Operations, if needed, as determined by the Fleet Captain

                      Chapter 5: Daily Planning and Scheduling Phase

The purpose of Daily Planning and Scheduling is to administer the Long-range Plan and make adjustments as necessary to minimize disruptions and establish a priority system when disruptions occur.

1. Reserve Buffers will be allocated on a priority basis, as needed. The scheduling for UAL pilots in training for the most desirable time will be as provided in the C.B.A. Section 9-G-9.

2. NO Reserve Buffer time will be sold by FTS without Fleet Captain approval, and then only on a "non-guaranteed" basis.

3. NO Reserve "M" Buffer will be sold by FTS without Fleet Captain and Simulator Services approval, and then only on a "nonguaranteed" basis.

4. Once ANY actual Simulator/FBS training session has started (not including the briefing), the training session shall not be canceled and/or delayed substantially without permission from the Instructor involved unless the Fleet Captain, with appropriate coordination, authorizes the interruption (the session will still have to end at its regular scheduled time period, as per priority 7 below).

5. In the event that a UAL crew's training period is disrupted and in the judgment of the Instructor involved that training is negatively impacted, then the training event will be rescheduled in its entirety and the period that was disrupted will not count toward the completion of that course.

6. If the Reserve "M" Buffer is needed in the Daily Planning and Scheduling Phase, and Simulator Services approval is given, the following priority will be adhered to:

6-a- All priority will be given to moving Dry Contract Training in that time slot.

6-b- If no Dry Contract Training can be moved into the Reserve "M" Buffer, and extra simulator time is still needed, FTS will attempt to delay the Wet Contract Class to the next possible slot, probably the next day.

6-c- If no other alternatives are viable, Wet Contract Training can be moved into the Reserve "M" Buffer, with Instructor and Crew concurrence. The rest and duty requirements for the Pl's associated with these assignments are addressed separately by the Company and ALPA in the Pl Guidelines.

Letter 9-8                                                                    Page 409

7. For the Operational Day during a disruption with no sufficient Reserve Buffers available, the following priority list indicates the highest to the lowest priority. Events A, B, C, and D are expected to complete their full scheduled event, all other events should reduce their Simulator time to get back on schedule. When a training event needs to be canceled or moved, the priority list will be applied in reverse order:

7-a- Any UAL Operational Currency event (i.e. Landing Currency)

7-b- UAL PC's & CQP Day 1, 2, & 3 (Annual Training Events)

7-c- UAL and FTS (Wet or Dry) Transition course check rides, LOE's, and

Validations

7-d- UAL Transition training periods within two periods of a Check or LOE, and within one period of a Validation event

7-e- Any UAL Scheduled Training

7-f- Fleet Projects, as determined by the Fleet Captain

7-g- Any Guaranteed FTS Scheduled Events

7-h- Any nonguaranteed FTS previously Scheduled Events

7-i- FTS Events (i.e. sold Reserve Buffer time)

7-j- All other events

8. If a UAL and FTS event fall within the same priority category, UAL events will take priority over FTS events.

9. The Daily Scheduler must manage the schedule disruptions so as to minimize the effects of that disruption on as few crews as is possible. In the event of a mechanical disruption and/or a Simulator period running over its normally scheduled time, the next scheduled period will normally absorb the overage, as determined by the priority list above, unless the Daily Scheduler, in conjunction with the Fleet Captain, and if possible, the involved Instructors, determines an alternative plan would be more advantageous.

                                        Chapter 6: General

1. Because of the unique nature of the Simulator Scheduling Protocol, the MRI Team will on a monthly basis review, monitor, report, and if necessary, make recommendations and changes in the following areas:

1-a- The sale of Guaranteed Simulator Time.

1-b- The use of the Revenue Sharing Simulators. A periodic study will be performed on the entire Revenue Sharing Simulator concept, including the potential purchase.

1-c- The concept of Reserve Buffers, utilizing such measures as:

1-c-1- All Planned versus Actually used Reserve Buffer time slots in the previous month.

Page 410                                                                     Letter 9-8

1-c-2- What kind of activity was scheduled and who used the Reserve Buffers

1-d- A Simulator (or FBS) usage report of the Reserve "M" Buffers. A study will be performed anytime the usage of the Reserve "M" Buffer exceeds 5% per month in a given fleet. The report of this study will include the following:

1-d-1- Reasons for the high Reserve "M" Buffer usage

1-d-2- If this is just an anomaly or whether this is an upward trend

1-d-3- Necessary Reserve Buffer adjustments

1-d-4- Additional simulator capacity justification

1-d-5- Other relevant facts, as determined by the MRI Team

1-e- Long-range and Daily Planning and Scheduling Phase.

1-f- Other relevant facts, as determined by the MRI Team.

2. In either case, approximately 6 months after the start of the full implementation of the Simulator Scheduling Protocol, all appropriate parties involved will perform a thorough review and publish a report.

3. In case of a dispute over access to any UAL Simulator or Device, the Fleet Captain will make the final determination.

4. In case of dispute over access to a Revenue Sharing Simulator, the Fleet Captain and FTS, in a collaborative fashion, will make the final determination. In the event no satisfactory resolution can be reached in a timely fashion, the Fleet Captain will make the final determination.

5. In keeping with the spirit of cooperation between the Company and ALPA, all current and future matters regarding the DENTK Simulator Scheduling Protocol topic will be resolved in a collaborative fashion.

                                   Chapter 7: Some examples

Example (A):

The Long-range Schedule reflects the following in Simulator 1:

- FTS Transition Check ride from 06:00 to 10:00

- UAL PC Day 3 from 10:00 to 14:00

- UAL PC Day 2 from 14:00 to 18:00

- UAL Transition Period 3 from 18:00 to 22:00

- FTS "Dry" Transition Period 8 from 22:00 to 02:00

The Simulator is running 1 hour late due to mechanical problems. The Schedule will now reflect the minimizing of scheduling disruptions, with no Reserve Buffers available, on the Operational Day:

- FTS Transition Check ride from 07:00 to 11:00

- UAL PC Day 3 from 11:00 to 15:00

- UAL PC Day 2 from 15:00 to 19:00.

Letter 9-8                                                                      Page 411

- UAL Transition Period 3 from 19:00 to 22:00 (this crew "eats" it) **

- FTS "Dry" Transition Period 8 from 22:00 to 02:00

* *unless the Daily Scheduler determines it would be more feasible for the UAL crew to continue

Example (B):

The Long-range Schedule reflects the following in Simulator 1:

- FTS Transition Check ride from 06:00 to 10:00

- UAL PC Day 3 from 10:00 to 14:00

- UAL Transition Period 6 from 14:00 to 18:00

- Reserve Buffer from 18:00 to 20:00

- UAL Transition Period 3 from 20:00 to 00:00

The Simulator is running 1 hour late due to mechanical problems. The Schedule will now reflect the minimizing of scheduling disruptions, with Reserve Buffers available, on the Operational Day:

- FTS Transition Check ride from 07:00 to 11:00

- UAL PC Day 3 from 11:00 to 15:00

- UAL Transition Period 6 from 15:00 to 19:00 (this crew does not have to eat

it)

- Reserve Buffer from 19:00 to 20:00

- UAL Transition Period 3 from 20:00 to 00:00

Example (C):

The Long-range Schedule reflects the following in Simulator 1:

- FTS Guaranteed Dry Transition Period 6 from 06:00 to 10:00

- UAL PC Day 3 from 10:00 to 14:00

- UAL PC Day 2 from 14:00 to 18:00

- UAL Transition Period 7 from 18:00 to 22:00

- FTS Nonguaranteed Transition Period 3 from 22:00 to 02:00

UAL needs one additional simulator period for a Check ride, and no Reserve Buffer is available:

- FTS Guaranteed Dry Transition Period 6 from 06:00 to 07:00 **

- UAL Transition Check ride from 07:00 to 10:00

- UAL PC Day 3 from 10:00 to 14:00

- UAL PC Day 2 from 14:00 to 18:00

- UAL Transition Period 7 from 18:00 to 22:00.

Page 412                                                                    Letter 9-8

- FTS Nonguaranteed Transition Period 3 from 22:00 to 02:00

** If Reserve "M" Buffer available, this FTS simulator period could possibly move up earlier

Example (D):

The Long-range Schedule reflects the following in Simulator 1:

- UAL Transition Period 3 from 06:00 to 10:00

- UAL Transition Period 8 from 10:00 to 14:00

- FTS Transition Period 8 from14:00 to 18:00

- UAL PC Day 1 from 18:00 to 20:00

- FTS Transition Period 3 from 20:00 to 00:00

- Maintenance upgrade from 00:00 to 06:00

UAL Transition Period 8 experiences a mechanical problem and is now 2 hours late. The Schedule will now reflect the minimizing of scheduling disruptions on the Operational Day:

- UAL Transition Period 3 from 06:00 to 10:00

- UAL Transition Period 8 from 10:00 to 16:00 FTS

- Transition Period 8 from 16:00 to 18:00 (this crew "eats" it)

- UAL PC Day 1 from 18:00 to 20:00 FTS

- Transition Period 3 from 20:00 to 00:00

- Maintenance upgrade from 00:00 to 06.00.

Letter 98-13                                                                     Page 413

Letter 98-13

777 Crew Rest

                                             UNITED AIRLINES

Captain Michael H. Glawe, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Mike:

The Company has indicated a desire to introduce the B777 model aircraft into the Pacific operation. This strategy will likely prevent market fragmentation and sustain the efficient operation of current routes that no longer support the use of the B747- 400. Additionally, the introduction of the B777-B model aircraft on such routes will provide long-term growth opportunities including increased B747-400 operations into the Pacific. Therefore, to facilitate the Company's operation of Pacific ETOPS flight segments with B777 model aircraft, the parties have agreed to install an ALPA approved rest facility as follows:

1. The Company will equip all current and future B777-B model aircraft with a crew bunk facility similar to the B747-400 aircraft. Until the crew bunk facility is installed on B777-B model aircraft, the Genesis seat will serve as the pilot crew rest facility. The Company will retrofit all current B777-B model aircraft with a crew bunk according to the agreed upon schedule, provided all of the variables pertaining to the retrofit occur as planned.

2. The Company will retrofit all three class B777-B and B777-A model aircraft with a Genesis seat. The Company will complete the installation of Genesis seats on all B777-B and B777-A model aircraft according to the agreed upon schedules, provided all of the variables pertaining to this retrofit occur as planned. The Company, however, is not obligated to equip B777 model aircraft dedicated to the domestic operation with crew bunks or Genesis seats and these aircraft will not be scheduled nor substituted into the international operation.

3. A joint committee comprised of Company and ALPA representatives will monitor the development and installation of the crew bunk facility and the Genesis seat to ensure compliance with this agreement.

4. Prior to the installation of the crew bunks on the B777-B model aircraft, the

Company may only schedule Pacific ETOPS flight segments with aircraft equipped with the Genesis seat. The Company may, however, substitute a B777 model aircraft equipped without Genesis seats to avoid a cancellation. This substitution provision will remain in effect until March 1, 2000, or until 12 B777 model aircraft are equipped with the Genesis seat, whichever occurs first. Additionally, the Company will provide the Association with documentation indicating the flight segments on which any.

Page 414                                                                    Letter 98-13

substitution was necessary and the reasons for the substitution. Completion of the installation of crew bunks and Genesis seats as set forth above resolves the crew rest issue on the B777 model aircraft utilized in the international operation and, thereafter, the Company may continue to operate such aircraft in accordance with the terms of the Agreement.

5. The Company will not operate augmented B767 flying in the Pacific until such aircraft are fitted with an ALPA approved crew rest facility.

If this accurately reflects our understanding, please sign and return 2 copies for our files.

Sincerely,

/s/ William P. Hobgood

William P. Hobgood

Sr. Vice President- People

Accepted and agreed to this

18th day of December, 1998.

/s/ Michael H. Glawe

Captain Michael H. Glawe, Chairman

UAL-MEC Air Line Pilots Association.

Letter 98-14                                                                        Page 415

Letter 98-14

HNL Domicile

UNITED AIRLINES

LETTER OF AGREEMENT

Between

UNITED AIRLINES, INC.

And

THE AIR LINE PILOTS

in the service of

UNITED AIRLINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

     THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act by and between UNITED AIRLINES, INC. (hereinafter referred to as "United" or the "Company"), and the AIR LINE PILOTS in the service of UNITED AIRLINES, INC. as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as "ALPA" or the "Association").

W I T N E S S E T H:

It is hereby mutually agreed:

1.    The current Honolulu domicile established during the term of the 1991 Agreement will be limited to the B-747 except that short range equipment such as the B-737 and/or B-727 may also be introduced for inter-island service only. Such inter-island equipment domicile may be established as either a permanent or TDY domicile. The Company will consult with the Association prior to establishing such inter-island Honolulu domicile. Additionally, the Company agrees to use Letter of Agreement 97-4 (Allocation of Flying Protocol) prior to the introduction of any other equipment in the Honolulu domicile.

2.    As long as the B-747 flying supporting the Honolulu domicile is sufficient to maintain a minimum line level, the domicile will remain open. As the system-wide B-747 flying is reduced due to the phasing out of the equipment, the reduction will be accomplished under the provisions of Section 8 of the Agreement. The Company and the SSC shall monitor the B-747 flying on a monthly basis to assure compliance with this provision.

Page 416                                                                      Letter 98-14

3.    In construction of DSL pairings for the Honolulu B-747 equipment domicile, the Company will observe the scheduling philosophies required by Letter 91-7

(Scheduling Practices Letter). All Section 20 scheduling dispute resolution procedures will be available to address any problems associated with these parings, up to and including a review by the Senior Vice-President, Flight Operations.

4.    A paid move from the Hawaiian Islands to any point in the contiguous 48 states will be available to any pilot who (1) retires (including early or medical retirement) while based in Honolulu and (2) who has an established residence in Hawaii. Notwithstanding the provisions of Section 10-C-3 of the Agreement, this move entitlement shall apply only to a move from the Hawaiian Islands to the Mainland.

5.    Bid but unfilled vacancies in Honolulu shall not be subject to involuntary assignment under the provisions of Section 8-F of the Agreement, except the

Honolulu assignments may be given as initial assignments to newly hired pilots. In the event the Company is unable to fill vacancies at Honolulu, required manpower may be filled through the use of temporary duty under the provisions of Section 8-L of the Agreement. For this purpose and notwithstanding the provisions of Section 8-L-3-b, a pilot may be involuntarily assigned up to 60 days of TDY per year, in addition to any voluntary TDY which he also may have performed. Further, notwithstanding the provisions of Section 8-L-3-c, the normal minimum TDY assignment on Honolulu will be for a full schedule month.

6.    This Letter of Agreement shall become effective upon signing and run concurrently with Section 22 of the 1994 Pilot Agreement. The parties have signed this Letter of Agreement this 18th day of December, 1998.

FOR THE AIR LINE PILOTS

IN THE SERVICE OF

UNITED AIRLINES, INC.                          FOR UNITED AIRLINES, INC.

/s/ Michael H. Glawe, Chairman                 /s/ William P. Hobgood

UAL-MEC Air Line Pilots Association           Senior Vice President

                                                       People Division

Letter 99-6                                                                      Page 417

B747-400 Currency

UNITED AIRLINES

Captain Michael H. Glawe, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Captain Glawe:

The Association and the Company have jointly agreed to review the staffing and the currency requirements for augmented flying. This review has been separated into two distinct parts. One discusses temporary modifications to address currency requirements. The other studies various methods of staffing augmented flights. The following procedures will apply until the staffing study is completed:

The B747-400 crews will, in addition to the PC/CQP, be scheduled for a PT as follows:

The PT will be scheduled in the same manner as a PC/CQP, using a base six (6)

months from the PC/CQP base month. The PT will comply with the PC/CQP scheduling rules of the Agreement. Travel to and from a PT will be the same as the PC/CQP.

In addition to the present landing currency requirements, all B747-400 first officers will be required to accomplish one (1) landing and take off in the aircraft within 180 consecutive days.

A new training opportunity will be implemented, an Operating Experience Refresher ("OER"). The OER will consist of at least two (2) segments in the aircraft. A minimum of one (1) segment will be flown with the pilot receiving the OER as the pilot flying ("PF"). A check airman will conduct the OER. The check airman may extend the OER beyond the minimum two (2) legs if necessary. The Company may assign an OER to a pilot during his last 30 calendar days of availability prior to the expiration of the 180-day landing/takeoff currency limit. During any time other than this last 30 calendar day period, the Company may assign an OER only with pilot concurrence.

Page 418                                                                      Letter 99-6

Lineholders who are subject to an OER as described in the above paragraph may be assigned up to the actual domestic limits of FAR 121.471. With pilot concurrence, The OER may be scheduled on days off in conjunction with vacation. If the pilot refuses an OER on his vacation days off, any flying lost due to not qualified status ("NQ") will be pay protected to the 78-hour guarantee.

A first officer requiring an OER may be assigned an open flying ID or displace a first officer in a flying ID.

Letter 91-28 will apply to OER's for reserve pilots in the same manner as IOE's.

Over-projection protection contained within Letter of Agreement 9-1 will apply to OER assignments. Consistent with 3-B-4-c-2, the pilot will be paid his line value or his line value after the OER modification, whichever is greater.

The following modifications will be implemented for the B747-400 schedules.

Commencing with the March 1999 schedule, lines of flying will be constructed to include a combination of flying and non-flying ID's when possible. Specifically, one (1) flying ID will be traded for a non-flying ID provided it has the same schedule legs and pay value. First officer ID's with all domestic flying may be redistributed to relief pilot lines' whenever possible.

First officers who have repeated two (2) training/checking events within twenty-four (24) months, or first officers with less than 75 hours in the aircraft, will not be permitted to bid a line or be assigned an ID with a captain who has repeated two

(2) training/checking events within twenty-four (24) months or a captain with less than 75 hours in the aircraft. If a first officer is paired with a captain who has not fulfilled the initial requirement of ten (10) landings, OPBCM may provide other flying that would maintain the first officer's landing currency. This modification will require the first officer's concurrence. If the replacement flying is of a lesser value, the first officer will be pay protected for the greater. With his concurrence, a flight officer that could lapse landing currency may be removed from an ID and assigned other flying to maintain his currency. If the replacement flying is of a lesser value, the flight officer will be pay protected for the greater.

Letter 99-6                                                                      Page 419

Pilots will be prohibited from trading out of a flying ID when they have exceeded

120 days without an actual landing and take off in the aircraft by freezing the ID.

Once a pilot has been assigned an OER, all flying ID's will no longer be frozen.

OPBCM may effect the trade, providing the pilot is attempting to trade into another flying ID and allowing the trade will not negatively influence the outcome of the pilot's currency.

The following flight assignment restrictions will apply to the B747-400: A first officer who is not landing/take off current (180 day currency) in the aircraft can only be given an OER assignment to regain currency. OPBCM may alter FIFO order to make a flying ID assignment to a captain or first officer who is within 30 days of lapsing currency. The parties encourage pilots to assist in maintaining currency requirements by exchanging roles within an ID whenever possible.

A "Safety Awareness" program will be scheduled and all pilots will be required to attend a presentation of this program or revert to NQ, non-pay status. This program will be approximately one (1) hour long. The pilot will receive one (1) hour of pay for attending in addition to all other pay for the month. A schedule will be posted of the viewing times available at each domicile and DENTK for the entire presentation period. A pilot may view the Safety Awareness program at any location.

The provisions contained within this Letter will initially apply to the B747-400 fleet but may be expanded to other augmented fleets. The parties agree to monitor the results of the above provisions and will immediately meet to address any necessary modifications. The provisions of this Letter will remain in effect until the completion and implementation of the Augmentation Study or December 1, 1999, whichever occurs first, unless both parties agree to an extension.

This Letter of understanding reflects the changes necessary to comply with the FAA requirements in place for the time period required to complete the Augmentation Study. Provisions contained within this Letter are non-precedent setting and will not be cited by either party in any manner.

If this accurately reflects our understanding, please sign and return two (2) copies for our files.

Sincerely,

/s/ Hart A. Langer.

Captain Hart A. Langer

Senior Vice President

Flight Operations

Page 420                                                                          Letter 99-6

Accepted and agreed to this 31st day of March, 1999.

/s/ Michael H. Glawe

Captain Michael H. Glawe, Chairman

UAL-MEC Air Line Pilots Association.

Letter 99-7                                                                     Page 421

LCA Work Rules and Compensation

Captain Michael H. Glawe, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Mike,

The parties have agreed to the following work rules and compensation for those line pilots functioning as Line Check Airmen:

1.    Line Check Airmen (LCAs) will be limited to no more than ten (10) duty periods per month, unless more periods are necessary to complete an OE. In no event will an LCA exceed 83 hours actual (75/81 hours actual for reserves in accordance with Section 5-B-2-b) projected domestically, or 85 hours actual (75/81 hours actual for reserves in accordance with Section 5-B-2-b) projected internationally. Paragraph 2 (Overprojection Protection) of Letter of Agreement 9-1 will apply to these monthly limitations.

2.    When a pilot's ID is utilized to Accommodate an OE construction, the following priorities shall be preferred for displacement:

            a) Complete ID's.

            b) Turn arounds at the beginning or end of an ID.

            c) Segments as necessary within an ID.

3.    An LCA who holds a higher paying bid may be retained by the Company in his current equipment for up to 180 days after his pay is triggered in the new assignment with the LCA's concurrence.

4.    Initial Operating Experience (IOE) for Captains and First Officers may be conducted by designated Captain Line Check Airmen functioning on their assigned trips. In any month that the Check Airman is utilized in this capacity, he shall receive his normal salary plus a Four Hundred Dollar ($400.00) override to cover up to three (3) duty periods in which he so functions. For each subsequent duty period in such capacity, he shall receive an additional One Hundred Dollars ($100.00) override. In no case will his pay as an LCA be less than nine percent (9%) of his hourly pay for the monthly hours performed as an LCA..

Page 422                                                                     Letter 99-7

5.    Initial Operating Experience (IOE) for Second Officers may be conducted by designated Second Officer Check Airmen functioning on their assigned trips. In any month that the Check Airman is utilized in this capacity, he shall receive his normal salary plus a Three Hundred Dollar ($300.00) override to cover up to three (3) duty periods in which he so functions. For each subsequent duty period in such capacity, he shall receive an additional Seventy-five ($75.00) override. In no case will his pay as an LCA be less than nine percent (9%) of his hourly pay for the monthly hours performed as an LCA.

6.    An LCA will be paid for his highest projection for the month, unless a lower projection results from loss of flying due to operational irregularities or the LCA's actions.

7.    All the required forms necessary for a line pilot to apply for the position of Line Check Airman (LCA) along with the agreed to LCA Guidelines will be available in the Flight Office at each domicile.

8.    This agreement shall become effective May 1, 1999. Until automation is completed, computation and payment of the nine percent (9%) as set forth in paragraph 4 and 5 above will be made on a retroactive basis. If this accurately reflects our understanding, please sign and return two (2) copies for our files.

Sincerely,

/s/ Hart A. Langer

Captain Hart A. Langer

Senior Vice President

Flight Operations

Accepted and agreed to this 27th day of April, 1999.

/s/ Michael H. Glawe

Captain Michael H. Glawe, Chairman

UAL-MEC Air Line Pilots Association

Revised as of this 26th day of October, 2000.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

/s/ F.C. Dubinsky.

Letter 99-7                                                                      Page 423

Captain F.C. Dubinsky

Chairman

UAL/ALPA Master Executive Council.

Page 424                                                                       Letter 99-8

Wide-Body New-Hire

UNITED AIRLINES

Captain Michael H. Glawe, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Captain Glawe:

On March 29, 1999, we discussed our previously unwritten agreement of not assigning new-hire pilots for their initial assignment to wide-body First Officer positions in an international operation. Flight Operations agrees this is a wise approach in helping maintain the highest safety standards in our international operation.

To this end, I am reaffirming my direction to Flight Crew Resources and to the Denver Flight Center to continue this policy and ensure that all new-hire pilots receiving their initial assignment not be assigned to any wide-body First Officer position in an international operation. If this accurately reflects our discussion and our agreement, please sign and return two (2) copies to me for our files.

Sincerely,

/s/ Hart A. Langer

Captain Hart A. Langer

Senior Vice President

Flight Operations

Accepted and agreed to this 27th day of April, 1999.

/s/ Michael H. Glawe

Captain Michael H. Glawe, Chairman

UAL-MEC Air Line Pilots Association.

Letter 99-9 Job Share Standards Captain Guideline Change           Page 425

UNITED AIRLINES

June 30, 1999

Captain Michael Glawe, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court. Suite 700

Rosemont, II. 60018-7180

Dear Mike,

This letter is to inform you of a change to the Job Share Standards Captain guidelines. Based on the recommendations of a team studying the issue, effective July 1, 1999, the Company will alter the manner in which it pays Job Share Standards Captains. The following provision will replace the pay paragraph in the original letter of January 20, 1999, as well as the addendum dated March 19, 1999:

PAY. During a month in which the pilot is assigned to DENTK, the Company will pay the pilot at the individual's current rate for the greater of 81 hours or the individual's awarded line value. In addition to this monthly rate, the Company will pay the pilot $100 for each day the individual performs Standards Captain duties at DENTK.

Please advise if the Association has any questions regarding this process change.

Sincerely,

/s/ Steve

Captain Steve Forte.

Captain Development Course

Page 426                                                                      Letter 99-10

UNITED AIRLINES

July 28, 1999

Captain Michael H. Glawe, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018-7180

Dear Michael,

As a result of discussions between the ALPA and Company Negotiating Committees, the parties have agreed that the following provisions will apply to the recently developed Captain Development Course (CDC):

1.    Attendance - CDC training is mandatory.

2.    Compensation - Compensation will be paid in accordance with Section 9 of the Agreement.

3.    Expenses - Meals, lodging, and ground transportation will be provided by the

Company during all CDC seminars. Any other expenses incurred by a pilot will be reimbursed on a reasonable and actual basis.

4.    Scheduled Classroom Time - In order to enhance the quality of training and to maximize the benefits to the pilot, and notwithstanding the provisions of Section 9-F-2-f of the Agreement, a pilot may be scheduled up to a maximum of eight (8) hours of classroom instruction per day.

5.    Notification and Assignment to Training - Notification and assignment to seminar training will be made after pilot schedule preferencing but in no case less than fifteen (15) days prior to the start of the CDC seminar training without pilot concurrence. Pilots eligible for assignment to a CDC seminar may request "holy days" in accordance with Section 9-B-1-b of the Agreement (For the purposes of this provision the phrase "...cause him to lose his qualification" shall mean "...cause him to lose the opportunity to be scheduled within the scheduling windows contained in Paragraph 6 of this Letter").

6.    Scheduling Windows - Scheduling windows for CDC seminars will be as follows:

-     Flying the Line Seminar is required prior to initial Captain technical training at DENTK. Before 1/1/00 exceptions to this provision will require approval from the Vice President - Flight Standards and Training. After 1/1/00 exceptions will not be permitted. The Company will make every effort to schedule pilots for Flying the Line as soon as practicable after their final bid awards.

Letter 99-10                                                                   Page 427

-     Command Seminar will be conducted ASAP after "consolidation" as Captain (i.e.100 hours) but not later than the end of the fourth month after completion of initial Captain OE.

-     Home Base will be conducted not earlier than the beginning of the fifth month and not later than the end of the eighth month after completion of initial Captain OE.

7.    Initial Captain OE - Report time for initial Captains on the first day of the first OE ID will be two (2) hours prior to scheduled trip departure instead of the normal one (1) hour report time. The scheduled duty time for the first day of the published ID to be used for the initial Captain's first OE ID shall be limited to the Section 5-G-1-a-(1) limitations less one (1) hour.

8.    Pilot Performance and Conduct - Pilot performance and conduct during attendance at any CDC seminar will not be used as a basis for evaluating or grading the attendee during, or at any time following, the event. Additionally, no information resulting from a pilot's curriculum participation in a CDC seminar may be used in any disciplinary action nor may be used in any way to the detriment of any United pilot.

9.    Record Keeping - No records of pilot performance during CDC seminar training will be kept by anyone inside or outside the Company.

10.    Modifications to CDC Seminar Training - To retain ALPA support for the program, the Company and ALPA must agree on any subsequent modifications.

11.    Additional Phases of CDC Training - Development of any additional phases of CDC training will be with full participation by ALPA representatives and will not be implemented without approval by the United MEC, or its officers .

If the above accurately reflects our understanding, please sign and return three (3) copies for our files.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 16th day of August, 1999

/s/ Michael H. Glawe

Captain Michael H. Glawe, Chairman

UAL-MEC Air Line Pilots Association.

Page 428                                                                                             Letter 99-11

Protection of Strategic Interests in Canada

UNITED AIRLINES

LETTER OF AGREEMENT

Between

UNITED AIR LINES, INC.,

UAL CORPORATION

And

THE AIR LINE PILOTS

in the Service of

UNITED AIR LINES, INC.

as Represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

     THIS LETTER OF AGREEMENT is entered in accordance with the Railway Labor Act by and between UNITED AIR LINES, INC., UAL CORPORATION (together ''United'' or the "Company'') and the AIR LINE PILOTS in the service of UNITED AIR LINES, INC. as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL ("ALPA" or the "Association").

WITNESSETH:

     WHEREAS the Company is a member of an international alliance, the Star

Alliance, which includes significant Canadian code-share relationships that provide important marketing benefits to the Company, and

     WHEREAS the Company has advised the Association that its strategic interests in these Canadian code sharing alliance relationships have been threatened by international financial developments, and

     WHEREAS the Company has advised the Association that in response to these developments it is considering a proposed transaction (the "Transaction") in which a limited partnership formed pursuant to a partnership agreement (the ''Partnership Agreement'') between the Company and Deutsche Lufthansa AG, a corporation organized under the laws of Germany ("L") with L as a general partner (the "Joint Venture"), would purchase preferred stock of Air Canada, Inc. ("C"), that is convertible into nonvoting common stock of C (the "Preferred Stock''), and.

Letter 99-11                                                                                               Page 429

     WHEREAS, the Partnership Agreement provides that the purposes of the Joint Venture are to acquire, hold, convert and exchange the Preferred Stock and securities issuable upon conversion thereof and to engage in certain activities related thereto;

     WHEREAS, the Company has further advised the Association that (1) according to the terms of the Partnership Agreement, the Company would have a 40 percent interest in the Joint Venture, which itself would conduct no flight operations of any sort whatsoever; (2) as it relates to the issue of whether the Joint Venture is an ''Affiliate'', in the Partnership Agreement the Company would expressly disavow the right or power to conduct those activities that are set forth in the pilot collective bargaining agreement (the ''Agreement'') as constituting ''Control''; (3) as part of the Transaction, the Company would also acquire interests as a lessor or equity holder in an aircraft sale-leaseback and as the provider of a guarantee of certain indebtedness of C; however, the sale/leaseback lease will contain a provision which prohibits C from using such aircraft to provide or receive passenger feed from the Company pursuant to an agreement or an arrangement with the Company or an Affiliate other than an industry standard interline agreement; and (4) the Transaction may provide that each investor in the Joint Venture will have the right at any time after December 31, 2001 to require the Joint Venture to (i) make a distribution to such investor of Preferred Stock or (ii) sell Preferred Stock on behalf of such investor and to distribute the proceeds from such sale to such investor, subject to certain limitations, but in such event the Company will agree in such Transaction to exercise the right under clause (i), above, only with the consent of the Association or if such exercise is no longer prohibited by the Agreement, and

     WHEREAS, while the Association believes that the potential Transaction could violate Section 1-B and related sections of the Agreement, the Company has advised the Association that it believes that the proposed Transaction would not violate the Agreement and is not seeking the Association's approval, and

     WHEREAS the Association has determined, in light of the strategic importance of the Canadian aviation relationship, that it does not wish to object at this time to the Transaction as it presently understands the Company's plans, and

     WHEREAS the Company has advised the Association that it is developing plans for additional Company flying to the Canadian market and will brief the Association on such plans no later than the regularly scheduled January 2000 UAL-MEC meeting, and

     WHEREAS, the Company acknowledges the Association's desire to reserve its rights under the Agreement while the Company proceeds with the potential transaction,

Page 430                                                                                               Letter 99-11

     NOW, THEREFORE, the Company and the Association hereby agree as follows:

1.    Reservation of Rights. The Association hereby advises the Company that it does not intend to object to the proposed Transaction at this time based on its present understanding of the Transaction. Nonetheless, the Association reserves the right to object to the Transaction in the future under Section 1-B or any other relevant provision of the Agreement. Nothing in this letter shall constitute or be construed as an endorsement or approval of the Transaction by the Association.

2.    Tolling Agreement and Time Limits. A grievance under Section 1-J of the

Agreement objecting to the Transaction will be considered timely if filed by the

Association within one year following the date of the initial public announcement of the Transaction (the "Public Announcement''). Commencing six months following the Public Announcement, if the Association becomes aware of material facts regarding the Transaction (i) that were not previously known by it and (ii) of which it could not reasonably have had knowledge, a grievance under Section 1-J of the Agreement objecting to the Transaction based on these material facts will be timely if filed by the Association within the contractual time limits established in Section 17 of the Agreement.

3.    Non-prejudice. Except as limited by Paragraph 2, above, neither this Letter of Agreement, nor any decision by the Association not to object to the Transaction, will act in any way to prejudice the right of the Association to object to the Transaction or to any other future action by the Company with respect to investment in aviation. The Association agrees that neither this Letter of Agreement nor the Company's decision to pursue the Transaction as described, to pursue it in another form, or to withdraw from pursuing it, will act in any way to prejudice the Company's rights with respect to this or other such transactions.

4. Duration. This Letter of Agreement will take effect upon its execution by the parties and will remain in effect concurrent with the Agreement.

Letter 99-11                                                                                               Page 431

IN WITNESS WHEREOF, the parties have signed this Letter of Agreement this 22nd day October, 1999.

FOR UNITED AIR LINES, INC.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President, People

FOR UAL CORPORATION

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

FOR THE AIR LINE PILOTS

ASSOCIATION, INTERNATIONAL

/s/ Duane E. Woerth

Duane E. Woerth, President

Air Line Pilots Association, International

/s/ Michael H. Glawe

Michael H. Glawe, Chairman

UAL-ALPA Master Executive Council.

Page 432                                                                                               Letter 99-12

PWM Downtown Hotel

UNITED AIRLINES

October 21, 1999

Captain Michael H. Glawe, Chairman

UAI,-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018-7180

Re: ALPA Case No.: 98-U-MEC-38R/99-4

Dear Mike:

As it is the parties intent to address the lack of a downtown layover hotel in Portland, Maine, the above captioned grievance is settled on the following terms which will be effective upon signing.

1.    At Company expense, pilots on layovers in Portland, Maine, may secure a taxicab ride to downtown Portland and back to the layover hotel. One such cab ride is approved per pilot per calendar day of the layover.

2. The Company will contract with an approved Cab company to provide the above transportation on a voucher system. Vouchers for crew members will be available from the taxi driver.

3. This agreement will remain in effect until a suitable Portland downtown layover hotel is secured. Acceptance of this agreement does not prejudice the Association's position with respect to downtown layover hotels. The parties will continue effort to secure a downtown hotel in Portland, Maine.

4.    This agreement arises from the unique circumstances identified in the grievance. This agreement is non-precedental and will not be cited by either party other than to enforce the terms herein. If this accurately reflects our understanding, please sign and return original for our files.

Sincerely,

/s/ Ed Del Genio

Ed Del Genio

Director People Services.

Flight Operations

Letter 99-12                                                                                               Page 433

Accepted and agreed to this 15th day of November, 1999.

/s/ Michael H. Glawe

Michael H. Glawe, Chairman

UAL-MEC Air Line Pilots Association.

Page 434                                                                                               Letter 99-13

Crew Meal Expense Clarification

Captain Michael Glawe, Chairman

UAL-MEC Air Line Pilot's Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Captain Glawe:

The parties agree to modify the November 10, 1999 letter regarding the treatment of meal expenses incurred by pilots in line operations as follows:

1.    If an on board crew meal is unavailable, reimbursement of reasonable actual expenses associated with obtaining a meal will be paid to the pilot upon submission of a company expense form and receipt.

2.    If the unavailable crew meal was ALPA requested, the reimbursement will be offset by the meal cost specified in Section 4-A-2 of the Agreement, which will be charged to the pilot. If the pilot obtains no meal, or requests no reimbursement, the meal cost specified in Section 4-A-2 will not be charged to the pilot.

3.    A meal is "unavailable" if it is not on board the aircraft, incomplete, or spoiled.

4.    "Unavailable" does not include meals that meet the SPCMEL request but are deemed not appetizing or tasty.

5.    If this Letter of Understanding accurately reflects our agreement, please sign and return two (2) copies for our files.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 10th day of December, 1999.

/s/ Michael H. Glawe

Captain Michael Glawe, Chairman

.Letter 99-13                                                                                              Page 435

UA/ALPA Master Executive Council.

Page 436                                                                                               Letter 99-14

P.I. Compensation and Days Off

United Airlines

Captain Michael H. Glawe

UAL-MEC System Schedule Committee

6400 Shafer Court, Suite 700

Rosemont, IL 60018-7180

Dear Mike,

As a result of discussions between the ALPA and Company Negotiating Committees, the parties have agreed to make the following adjustments to the Pilot Instructor Letter of Agreement (89-2):

1.    Modify Paragraph 5 of Letter of Agreement 89-2 to read as follows:

"The rate of pay for a pilot who is permanently assigned as a Pilot Instructor shall be not less than the 81 hour salary for the line assignment which he holds plus 15%. However, the monthly Pilot Instructor rate of pay shall not exceed the 85 hour salary for a B747-400 First Officer at the sixth year longevity plus 7%."

2.    Modify Paragraph 6 of Letter 89-2 to read as follows: "Pilot Instructor schedules shall have a minimum of twelve (12) calendar days free of duty per month. For trainee/instructor continuity, Pilot Instructors shall be allowed, at their option, to trade their days off. Additionally, Pilot Instructor's may volunteer to work up to two (2) additional days per month. The Pilot Instructor will make his willingness to volunteer known prior to the closing date for instructor "days off"

requests. Pilot Instructors will be selected in seniority order within each fleet to work additional days. The pay for the additional days of work will be over and above all other monthly compensation (not limited to the monthly cap) and will be calculated by dividing the Pilot Instructor's monthly salary by eighteen (18) to determine the daily value."

3.    The modifications of Letter of Agreement 89-2 in paragraphs 1 and 2 above shall take effect on November 1, 1999, and shall remain in effect for a period of twelve (12) months. During this twelve month period, a committee of management and ALPA representatives will jointly develop a comprehensive proposal setting forth a plan for the permanent restructuring of the instructor workforce at DENTK with a time line for implementation. If the parties are successful in developing a restructuring plan, the twelve (12) month period referenced above may be extended for up to an additional six (6) months to complete the transition of instructors at DENTK.

Letter 99-14                                                                                               Page 437

If this accurately reflects our understanding, please sign and return two copies for our files.

Sincerely,

/s/ Ed Del Genio

Ed Del Genio

Director-Labor Relations

Flight Employees

ACCEPTED and AGREED to this 29th day of December, 1999.

/s/ Michael H. Glawe

Michael H. Glawe, Chairman

UAL-MEC Air Line Pilots Association.

Page 438                                                                                                     Letter -1

Natural Disaster Absence Policy

UNITED AIRLINES

January 7, 2000

Captain F.C. Dubinsky

UAL MEC Chairman

AIR LINE PILOTS ASSOCIATION

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Rick,

The following policy will apply to pilots who are unable to report to work due to a

"natural disaster", i.e., weather or other event as determined by the Chief Pilot or

Flight Manager.

- Pilots will be placed on a "without pay" (ANP) status for the pairing(s) missed, according to the normal UAL "no work, no pay" policy.

- Pilots holding a line and placed on "without pay" status may make up lost credit time through the trip trade system or requesting to be placed on the 20-H-3 list for assignment to open time.

- For reserve pilots, Chief Pilots or Flight Managers may, with the concurrence of the pilot, move remaining RDO's to cover the absence.

- If there is insufficient time remaining in the month to make up lost credit time or if the pilot so chooses, the pilot may request that his/her Chief Pilot or Flight Manager restore pay up to the original value of the pilot's line from any unassigned future or current vacation due to the pilot, without splitting any covered pairings. Note that using future or current vacation to cover the missed pairing(s) may result in reducing the number of "splits" available to the pilot in that vacation year. In the event the "natural disaster" prevents a significant number of United employees from reporting to work, the COO will determine whether that time will be treated as paid time off.

Best regards,

/s/ Rick Maloney

Captain Rick Maloney

Senior Vice President

Flight Operations.

Letter 00-2                                                                                                 Page 439

Pay for ORD DC-10 Freighter/HazMat Training

United Airlines

Captain F.C. Dubinsky, Chairman

UAL-MEC

6400 Shafer Court, Suite 700

Rosemont, Illinois 60018

Dear Captain Dubinsky,

This is to confirm that due to unique circumstances the parties have agreed that the Company will provide (1) training credit day to all ORD baed DC10 Captains and First Officers who attend the combined DC10 Freighter and Hazardous Material training. The training is specific to ORD DC10 pilots who had not received it in transition training but completed the training between November 1, 1999 and February 29, 2000. Pilots who receive this training after those dates will be compensated as follows:

- lineholders will be assigned on a day off and will receive (1) training credit day as compensation;

- reserves will be assigned on a reserve day of availability and his allowable monthly flight time will be reduced by four hours and twenty minutes (4:20) for the day missed as shown in his assigned reserve line. This compensation will be provided for this specific training even though the requirement of a four-hour training program referenced in Letter of Agreement 91-37 is not fulfilled. The parties agree that the provisions of this letter are non-precedent setting and will not be cited by either party.

If this accurately reflects our understanding, please sign and return two (2) copies for our files.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 9th day of March, 2000.

Page 440                                                                                                 Letter 00-2

/s/ F.C. Dubinsky

Captain F.C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association.

Letter 00-3                                                                                                 Page 441

Re-award of 2000, 2001 Annual Vacation

UNITED AIRLINES

Captain F.C. Dubinsky, Chairman

UAL Master Executive Council

Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont IL. 60018

Dear Rick,

During discussions between ALPA and the Company, the parties have agreed that the following is full and final resolution to the 2000-2001 annual vacation award issue:

The company will re-award the 2000-2001 Annual vacations for pilots domiciled in Anchorage. Those affected Anchorage pilots will be given the option of retaining their original award or accepting the new award. For all other domiciles, the award of the minimum vacation allocation for the 2000 - 2001 annual vacation process will be examined to determine the number of vacation days that were bid but unassigned. In the months where the 2000 - 2001 annual vacation days were bid but unassigned, the company will allocate a minimum of those bid but unassigned annual vacation days in the respective 60-day monthly vacation process.

The minimum monthly allocation will be awarded in each status for all future annual vacation preferencing.

If this accurately reflects our understanding, please sign and return two copies for our files.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 27 day of March, 2000.

/s/ F.C. Dubinsky

Captain F.C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association.

Page 442                                                                                                 Letter 00-4

Pre and Post Snap-Back

UNITED AIRLINES

LETTER OF AGREEMENT

Between

UNITED AIR LINES, INC.

And

THE AIR LINE PILOTS

In the service of

UNITED AIR LINES, INC.

As represented by

THE AIR LINE PILOTS ASSOCIATION, INTERNATIONAL

     THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended, by and between UNITED AIR LINES, INC. (hereinafter referred to as the "Company") and the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as "ALPA" or "the Association").

W I T N E S S E T H:

It is mutually agreed that the 1994 AGREEMENT between UNITED AIR LINES,

INC. and THE AIR LINE PILOTS ASSOCIATION, INTERNATIONAL is amended as follows:

A.   Pay for April 2000 flying (paid in May 2000) will be paid at a rate that reflects

63.333% of the post-ESOP pay increase. This is an 11/30 reduction in the post-ESOP increase for the month of April 2000.

B.   After the May 2000 paychecks have been processed, ISD will, to the extent the information is available in the Payroll system, begin to calculate the differential pay for Pilots who should receive additional pay for post-ESOP actual flying, as follows:

B-1- Lineholders shall be entitled to be paid at ESOP rates for the amount of actual flying performed on or prior to April 11, 2000, and at post-ESOP rates for the flying thereafter, unless the amount provided in "A", above, provides a higher amount.

B-2- Reserves shall be entitled to be paid for their ESOP activity either (1) for four hours and twenty minutes at ESOP rates for each reserve available day performed

Letter 00-4                                                                                                 Page 443

on or prior to April 11, 2000; or (2) if greater, for actual hours flown on or prior to April 11,2000. Reserves will be paid at post-ESOP rates for the remainder of April (not to exceed 78 hours of pay, unless the reserve is entitled to additional pay due to having exceeded 78 flight hours or due to normal application of the deadhead credit rule.) Reserves will be entitled to be paid according to this computation unless the amount provided in "A", above, provides a higher amount.

B-3- This pay verification process will begin not more than 30 days after the second paycheck is issued in May 2000. In the event the Company is unable to accurately recreate ESOP earnings from Payroll data or if any pilot disagrees with the Company's calculation of his ESOP pay for any reason, the pilot may submit his CMS record for April 2000 and the Company will, if necessary, recalculate his pay and make any corrections.

C.   ESOP Earnings from May 1 and May 16, 2000 paychecks will be based upon

38.405% of the gross pay for the month. This is 12/30 of the month.

D.   The increase in the PDAP contribution from 1% to 9% will be handled as follows:

D-1- 11 days of April 2000 are at 1% and 19 days of April 2000 are at 9%, which results in the average percentage for the month being 6.202%. This percentage will be used for line pilots on both the May 1 and May 16, 2000 paychecks and will be subject to the same adjustment, if any under "B" above.

D-2- For the Pilot Instructors for the first half of the month of April 2000 the first 11 days are at 1% and the next 4 days of the month are at 9%, which results in the average percentage for the Friday, April 14, 2000 paycheck being 3.250%.

E.   Pilot pension ("A Plan") earnings for April 2000 flying will be based upon the book rates of pay.

F.   The Pilot Bank will not be paid out. Pilot Bank payouts after May 2000 will receive the 9% PDAP payment.

     IN WITNESS WHEREOF, the parties have signed this Agreement this 14th day of April, 2000.

FOR UNITED AIR LINES, INC.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

FOR THE AIR LINE PILOTS IN THE.

Page 444                                                                                                 Letter 00-4

SERVICE OF UNITED AIR LINES, INC.

/s/ Duane E. Woerth

Duane E. Woerth, President

Air Line Pilots Association

International

/s/ F.C. Dubinsky

Frederick C. Dubinsky,

Chairman United Airlines

Pilots Master Executive Council.

Letter 00-5                                                                                                 Page 445

Separate Vacation Bidding for HNL B747-400

United Airlines

January 21, 2000

Captain F.C. Dubinsky, Chairman

UAL-MEC

6400 Shafer Court, Suite 700

Rosemont, Illinois 60018

Dear Rick,

As a result of discussions between representatives of the ALPA and Company, the parties have agreed to the following:

Due to circumstances unique to the opening of a B-747-400 domicile in HNL, the company will conduct a separate vacation bid process for all B-747-200 pilots on the HNL domicile roster as of May 1, 2000. This exception to the vacation bidding process relative to a new domicile opening is non-precedent setting and will not be cited by either party.

If this accurately reflects our understanding, please sign and return two (2) copies for our files.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 18 day of April, 2000.

/s/ F.C. Dubinsky

Captain F.C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association.

Page 446                                                                                                 Letter 00-6

Professional Standards Letter

UNITED AIRLINES

Captain Frederick C. Dubinsky

UAL-MEC

Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Rick,

1.   The Association through its Professional Standards Committee has undertaken training of its designated representatives, and is committed to ensuring that all designated Professional Standards representatives are trained to competently assist any pilot who asks for help in resolving workplace-related problems with other pilots based on gender and/or minority issues. As with all issues undertaken by Professional Standards, voluntary participation of the affected pilots will be essential to that process. Since the key to their success is rooted in the fact that Professional Standards' efforts are confidential, any pilot who becomes aware of a gender or minority complaint as a result of his or her official role in Professional Standards activities will not be required to report that event to the Company. The goal of Professional Standards in handling these complaints will be to achieve behavior and attitude changes that will eliminate recurrence of the reported problems. No changes will be made to the present Professional Standards operating rules in order to accommodate this new activity.

2.   When the Company receives a complaint, Flight Operations managers will have the option of initiating an investigation as specified in the Company's harassment/discrimination policy or of offering the pilot who makes a report the option of first attempting to achieve resolution by taking the matter to ALPA Professional Standards. When offered, the decision to use or not use Professional Standards will be made entirely by the complaining pilot. In no case will the manager make a recommendation to the pilot about which option to choose; however the manager will be free to answer all questions and to explain both processes, to the best of his or her understanding. If the complaining pilot chooses to use Professional Standards, the responding pilot's concurrence will be required before the matter is referred to Professional Standards for resolution. If the complaining pilot chooses not to use Professional Standards, the Company will immediately take action as specified in its harassment/discrimination policy. If a pilot chooses to use Professional Standards, he/she nonetheless may, at any time, report to the Company that he/she is not satisfied with the Professional.

Letter 00-6                                                                                                 Page 447

Standards progress and the Company will immediately initiate an investigation. In the event the pilots decide to use Professional Standards, the referral by the Company will be subject to all of the provisions of Letter of Agreement 87-1. If the Company receives notice that Professional Standards is unable to reach a solution satisfactory to the complaining pilot, the Company will be responsible for taking any and all steps specified in its harassment and discrimination policy in an effort to resolve the problem.

3.   If, after reporting to the Company a complaint based on gender or minority issues, a pilot then chooses to use Professional Standards, he/she will be required to sign a document saying that he/she received and read this Letter of Agreement, which contains information relevant to his/her decision.

4.   This agreement shall not be construed to limit, expand or otherwise modify the previous existing statutory responsibilities of either party. The activities that the Association will engage in under the provisions of this Letter are activities that it will conduct on its own behalf and at its discretion, with neither influence nor control by the Company. In no respect will the Association function or serve as an agent of the Company in the handling of these matters.

5.   The Agreement may be terminated by either party with 30 days advance notice.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 15th day of May, 2000

/s/ F.C. Dubinsky

Captain Frederick C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association.

Page 448                                                                                                 Letter 00-7

3 Month Reduction of Freezes

UNITED AIRLINES

Captain F.C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Rick,

The parties have discussed and agreed to the following one-time exception regarding bid restriction periods:

- All bid restriction dates on file as of May 2000 will be permanently reduced by a maximum of 3 months. If current bid restriction period remaining is less than 3 months the bid restriction period will be reduced to zero.

- The pilot bid restriction dates shown on Unimatic page PSN2 will be updated in June 2000 prior to the awarding of vacancy bids with an effective date of

December 2000.

- Awards resulting from this and future vacancies will carry the normal contractual bid restriction periods as specified in the Agreement.

If this accurately reflects our understanding, please sign and return 2 copies for our files.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 31st Day of May, 2000

/s/ F.C. Dubinsky

Captain F. C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association.

Letter 00-8                                                                                                 Page 449

Human Factors LAHSO Simulator Study

UNITED AIRLINES

June 12, 2000

Captain Frederick C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court - Suite 700

Rosemont, IL 60018

Re: Memorandum of Understanding - Human Factors Land and Hold Short       Operations Simulator Study (LAHSO Study)

Dear Rick,

Pursuant to our June 7 and 8, 2000 discussions, regarding the above-referenced

LAHSO study, the terms and conditions under which pilots will participate in the program are as follows:

- The LAHSO Study will be conducted for the sole purpose of data collection.

Therefore, no records, documents or notes produced during or as a result of the LAHSO Study will be placed in any pilot's personnel training record. Any records, documents or notes produced during or as a result of the LAHSO Study will be de-identified. Moreover, no participating pilot (line holders and/or reserve) will be subject to any instruction, checking, discipline, discharge or enforcement action by the company during or as a result of their participation in the LAHSO Study.

- It is agreed that the pilot briefing statement contained on page 19 of the FAA

Test Plan, dated June 6, 2000, will suffice as a statement from the FAA that no participating pilot (line holders and/or reserve) will be subject to any instruction, checking, discipline, enforcement action or certificate action by the FAA.

- Participating line pilots will be paid and credited for the full value of any missed trips.

- Available lineholders can be used and if a lineholder volunteers on a day off,

he will receive a vacation day for each day of participation.

- Participating reserve pilots will receive a reserve day of pay, presently four (4) hours and ten (10) minutes.

Page 450                                                                                                 Letter 00-8

- All participating pilots will be compensated for any and all expenses, lodging and transportation as provided for in Section 4 of the Collective Bargaining

Agreement.

- Any and all pertinent company personnel must be appraised of and comply with the provisions of this Memorandum.

- Duty day limits will be in accordance with Section 9 of the pilot agreement.

If this Memorandum accurately and adequately reflects our discussions and agreement then please sign and return two copies to me for our files.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 14th day of June, 2000

/s/ F.C. Dubinsky

Captain Frederick C. Dubinsky

Chairman - UALMEC.

Letter 00-9                                                                                                 Page 451

Contribution Account Lump Sum

UNITED AIRLINES

June 15, 2000

Captain Frederick C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Rick,

As a result of discussions between ALPA and Company Negotiations Committees, the parties have agreed to amend the Pilot's Fixed Benefit Retirement Income Plan ("plan") as follows:

Effective as soon as practicable, but no earlier than August 1, 2000, a pilot will be permitted to withdraw his or her Contribution Account Lump Sum Amount on or before his or her Annuity Start Date.

If this accurately reflects our understanding, please sign and return two (2) copies for our files.

Sincerely,

Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 13th day of July, 2000

F.C. Dubinsky

Captain F.C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association.

Page 452                                                                                               Letter 00-10

Recapitalizat ion Agreement

Air Line Pilots Association, International

October 11, 2000.

James Godwin, CEO

UAL Corporation

1200 East Algonquin Road

Elk Grove Village, IL 60007

DearMr. Goodwin:

By this letter, the Air Line Pilots Association, International ("ALPA") waives further compliance by UAL Corporation ("UAL") with the provisions of Section 5.8(b) and Schedule 5.8(iii) of that certain Recapitalization Agreement dated as of March 25, 1994, as amended, among ALPA, UAL and the International Association of Machinists and Aerospace Workers (the "Recapitalization Agreement"). As a result, United Airlines, Inc. ("United") and UAL shall have no further obligations to ALPA regarding compensation, benefits and work rules for salaried and Management Employees (as defined in Section 5.8(b) of the Recapitalization Agreement) of United or UAL hired on or after February 1, 1994. ALPA further agrees, if requested by UAL, to enter into an amendment to the Recapitalization Agreement to the effect of the foregoing.

This letter shall take effect upon the execution following ratification of the 2000 collective bargaining agreement between ALPA and United.

Sincerely,

/s/ Duane E. Woerth

Duane E. Woerth

President

Air Line Pilots Association, International

/s/ F.C. Dubinsky

F.C. Dubinsky

Chairman

UA/ALPA Master Executive Council.

Letter 00-11                                                                                          Page 453

International Medical Study

UNITED AIRLINES

Captain F. C. Dubinsky, Chairman

UAL-MEC

Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Captain Dubinsky:

This is to confirm that during the negotiations which led up to the 2000 Agreement, the Company and the Association agreed to establish a team of doctors composed of a representative of United, ALPA, and a third independent doctor highly qualified in the field of crew rest and fatigue. This team shall be tasked to review and evaluate United's international scheduling practices and to develop recommendations of scheduling principles which recognize and address crew rest and fatigue.

The parties are committed, upon receipt of the final recommendations of the team of doctors, to meet forthwith to negotiate any and all changes in scheduling practices which, in light of the doctors' recommendations and other relevant factors, the parties agree are appropriate.

If this accurately reflects our understanding, please sign and return two (2) copies for our files.

Sincerely,

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

Accepted and agreed to this 26th day of October, 2000

/s/ F.C. Dubinsky

Captain F. C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association.

Page 454                                                                                               Letter 00-12

PBS Study

UNITED AIRLINES

Captain F. C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Captain Dubinsky:

This is to confirm that during the negotiations which led to the 2000 Agreement, the Company and the Association agreed to establish a joint task team, including such expert assistants as required, to develop, evaluate, test and make recommendations for a Mainline Preferential Bid System of potential usefulness and applicability to United pilots.

The parties are committed, upon receipt of the final recommendations of the joint task team, to meet forthwith to negotiate any and all changes in bidding, scheduling, or other practices which, in light of the task team recommendations and other relevant factors, the parties agree are appropriate.

If this accurately reflects our understanding, please sign and return two (2) copies for our files.

Sincerely,

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

Accepted and agreed to this 26th day of October, 2000

/s/ F.C. Dubinsky

Captain F. C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association.

Letter 00-13                                                                                               Page 455

New Equipment formula

UNITED AIRLINES

Captain F.C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Captain Dubinsky:

During the negotiations which led to the 2000 Agreement, the parties agreed to the following provisions pertaining to the introduction of new equipment:

1.   The provisions of the Agreement apply only to the aircraft types and aircraft series which are currently operated by United or on order by United, which include:

B-747-400 B-757-200

B-747-200 A-320

B-777-200 A-319

DC-10 B-727-200

DC-10F B-737-500

B-767-300 B-737-300

B-767-200 B-737-200.

2.   In the event United intends to operate any equipment type or series with a speed of .95M or below, and with a UAL certificated maximum takeoff weight (MTW) of less than one million pounds which is not included above, the Association and the Company will begin negotiating rates of pay and working conditions for such new equipment as soon as orders have been placed and delivery dates have been established, or earlier by mutual agreement.

Page 456                                                                                               Letter 00-13

3.   During these new equipment negotiations, United will be free to bid vacancies, train pilots and prepare, in accordance with the terms of the Agreement, for orderly introduction of the new equipment into service. If the parties are not successful in reaching an agreement by the date United plans to introduce the new equipment, the new equipment will be flown in revenue service under Section 5 of the Agreement or under Section 3 of the International Supplement, whichever is applicable.

4.   Until final agreement is reached, pilots will fly the new equipment under the following interim hourly rates. The new equipment pay rates will be established as follows:

4-a- If the maximum takeoff weight (MTW) of the new equipment is less than

590,000 pounds, the hourly rate for captains and first officers will be:

(P1 - P0) (MTW-117) / 473 + P0. Where MTW is the maximum takeoff weight (MTW) of the new equipment, P0 is the B-737-200 hourly rate corresponding to the pilot's position and year of longevity, and P1 is the B-777 hourly rate for the pilot's position and year of longevity; provided, however, no pilot who flies a B-737 aircraft not listed above will maintain an hourly rate less than the hourly rate established by the Agreement for B-737-200 aircraft.

4-b- If the MTW of the new equipment is 590,000 pounds or greater, the hourly rate for captains and first officers will be: (P2 - P1) (MTW-590) / 285 + P1. Where MTW is the maximum takeoff weight (MTW) of the new equipment, P1 is the B-777 hourly rate for the pilot's position and year of longevity, and P2 is the B-747-400 hourly rate for the pilot's position and year of longevity.

4-c- If the new equipment requires a minimum crew of 3 pilots, the hourly new equipment rate for any second officer on that equipment will be equal to the following: 1st year equals 1st year first officer rate for that equipment.

Thereafter the second officer rate will be equal to a percentage of the rate for captains on that equipment according to the following:

2nd year = 32.0 percent of 2nd year captain rate

3rd year = 42.1 percent of 3rd year captain rate

4th year = 52.1 percent of 4th year captain rate

5th year = 53.1 percent of 5th year captain rate

6th year = 54.0 percent of 6th year captain rate

7th year = 54.6 percent of 7th year captain rate

8th year = 54.7 percent of 8th year captain rate

9th year = 54.8 percent of 9th year captain rate

10th year = 54.8 percent of 10th year captain rate

11th year = 54.8 percent of 11th year captain rate

12th year = 54.8 percent of 12th year captain rate.

Letter 00-13                                                                                               Page 457

5.   In the event, any Company aircraft listed above is re-certified resulting in an increased MTW of 10,000 pounds or more, the appropriate new equipment formula above will be applied to establish new hourly rates for that aircraft. The new rates will become effective the first of the month following the re-certification of the MTW.

If this accurately reflects our understanding, please sign and return two (2) copies for our files.

Sincerely,

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

Accepted and agreed to this 26th day of October, 2000

/s/ F.C. Dubinsky

Captain F. C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association

Page 458                                                                                               Letter 00-14

Labor Disputes

LETTER OF AGREEMENT

Between

UNITED AIR LINES, INC.

And

THE AIR LINE PILOTS

in the service of

UNITED AIR LINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION, INTERNATIONAL

     THIS LETTER OF AGREEMENT is made and entered into in accordance with the provision of the Railway Labor Act, as amended, by and between UNITED AIR LINES, INC. (hereinafter referred to as the "Company") and the AIR LINE PILOTS in the service of UNITED AIR LINES, INC. as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as "Association").

W I T N E S S E T H:

The Company and Association agree as follows:

1.   During a lawful strike by the pilots on the United Pilots' System Seniority List

("United Pilots"), the Company will not conduct commercial flight operations or train United Pilots or pilots for any air carrier.

2.   This Letter of Agreement shall become effective on the date of signing of the 2000 Agreement between the Company and Association and shall continue in full force and effect through the effective date of the first general collective bargaining agreement between the Association and Company that immediately succeeds the 2000 Agreement whether or not the parties have previously served notices of intended change under Section 6 of the Railway Labor Act, as amended. The parties waive any claim that this Letter of Agreement does not remain in full force and effect as provided herein.

     IN WITNESS WHEREOF, the parties have signed this Letter of Agreement this 26th day of October, 2000.

Letter 00-14                                                                                               Page 459

WITNESS:

/s/ Ed Del Genio

/s/ Charles H. Vanderheiden

/s/ Peter R. Davis

/s/ Robert C. Sannwald

/s/ Thomas M. Sullivan

FOR UNITED AIR LINES, INC.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President- People

WITNESS:

/s/ J. Stephen Smith

/s/ Larry D. Schulte

/s/ Steven L. Senegal

/s/ Hal E. Stepinsky

/s/ Wendy J. Morse

FOR THE AIR LINE PILOTS IN THE SERVICE

OF UNITED AIR LINES, INC.

/s/ Duane E. Woerth

Duane E. Woerth, President

Air Line Pilots Association, International

/s/ F.C. Dubinsky

F.C. Dubinsky, Chairman

UAL-MEC.

Page 460                                                                                               Letter 00-15

Cabotage

UNITED AIRLINES

Duane Woerth, President

Air Line Pilots Association, International

1625 Massachusetts Avenue, N.W.

Washington, D.C. 20036

Re: Cabotage

Dear Captain Woerth:

I write to confirm the following agreement made between the Air Line Pilots

Association, International ("ALPA") and United Airlines, Inc. ("United") in the

negotiations leading to the 2000 ALPA-United collective bargaining agreement (the "Agreement").

The parties agree that a change in U.S. law to permit foreign air carriers to engage in cabotage would be contrary to the long term commercial interests of the Company and the career security interests of the United pilots. The parties will work together cooperatively to oppose strongly any such change in the law and inform members of Congress, the U.S. Administration, applicable foreign governments and international trade bodies, and other U.S. and foreign air carriers of such opposition. The parties further agree that if there is such a change in the law, despite their efforts, they will meet to develop measures to protect against negative results to the Company and pilots' commercial and career interests.

Very truly yours,

UNITED AIRLINES, INC.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice-President-People

Accepted and Agreed to this 26th day of October, 2000.

/s/ Duane Woerth

Duane Woerth, President

Air Line Pilots Association, International

/s/ Rick Dubinsky

Rick Dubinsky, UAL-MEC

Letter 00-16                                                                                               Page 461

New Uniform

UNITED AIRLINES

October 26, 2000

Captain F. C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court Suite 700

Rosemont, IL. 60018

Dear Rick,

This letter will confirm my commitment to provide a new uniform to all United Airlines pilots. The process of coordinating this change in uniform will begin as soon as the vendor is prepared to deliver the new product (approximately 6 months from the date of this letter). Details of this change will be communicated to our pilots as information becomes available.

Sincerely,

/s/ Stephen A. Forte

Stephen A. Forte

Senior Vice-President

Flight Operations.

Page 462                                                                                               Letter 00-17

Life Event

UNITED AIRLINES

October 26, 2000

Captain F.C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court Suite 700

Rosemont, IL 60018

Dear Rick,

This shall confirm our commitment to address a pilot's infrequent need to be relieved from flight duty in order to attend what we have termed a "life event" when he cannot secure relief using other provisions of the Agreement or Company Policy.

Understanding that we anticipate this procedure to be used for significant personal obligations such as a pilot's own wedding, the wedding of his child, religious right of passage of his child, his child's graduation or other qualitatively similar events, and further understanding that we do not intend it to include his child's ball game, little league pictures, driving his child to camp and other qualitatively similar events, we venture into this agreement knowing ahead of time we will be mutually obliged to exercise reasonable judgement. The foregoing being our best effort to describe our intent, it is agreed that a pilot who

1) gives the company notice of a life event prior to bidding, 2) tries to bid around it, but is unsuccessful and 3) tries to trade around it but is unsuccessful will be relieved of no more than one trip that conflicts with such life event barring the most extraordinary circumstances.

A pilot whose request is honored will make-up the trip during the current month. If the pilot can demonstrate that making-up the trip is not possible during the month, he may take Authorized No Pay (ANP) or use his unassigned current vacation or his next year's vacation to provide pay for the absence.

A pilot whose request is denied due to extraordinary circumstances shall be entitled to reconsideration of his request by his chief pilot within 48 hours of its denial. If the application of this letter should result in any unforeseen situations which could produce a potential disruption in service, the parties agree to immediately seek to reach a mutual resolution of the problem prior to the Company taking any unilateral action.

Sincerely,

/s/ Stephen A. Forte.

Letter 00-17                                                                                               Page 463

Stephen A. Forte

Senior Vice President

Flight Operations.

Page 464                                                                                               Letter 00-18

Pension Modifications

LETTER OF AGREEMENT

between

UNITED AIRLINES, INC.

and

THE AIR LINE PILOTS

in the service of

UNITED AIRLINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

     THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended, by and between UNITED AIR LINES, INC. (hereinafter referred to as the "Company") and the AIR LINE PILOTS in the service of UNITED AIR LINES, INC. as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as "ALPA" or the "Association")

WITNESSETH:

     WHEREAS, the Company and the Association wish to state the Agreement they have reached with respect to the Pilots' Pension Program and the Employee Stock Ownership Plan,

     THEREFORE, it is mutually agreed that: The following changes to the Pilots' Pension Program and the Employee Stock Ownership Plan will apply to an employee employed by the Company as a pilot on April 12, 2000, who is either receiving pay as a pilot in active service, or is receiving sick pay as a pilot, or is on medical leave of absence, or is disabled per the Pilots' Disability Income Plan.

A.   Pilots' Defined Benefit Pension Plan (the "Fixed Plan")

A-1- The following modifications to the Fixed Plan will take effect on April 12,

2000.

A-2- The multiplier used to determine the accrued benefit will be 1.50%.

Letter 00-18                                                                                               Page 465

A-3- Earnings in the Fixed Plan will be computed using book rates for work performed through April 11, 2000, and actual monthly earnings thereafter.

A-4- The benefit adjustment on account of early retirement will be 3% per year for any retirement before age 60. Such benefit adjustment will be prorated for partial years.

A-5- A pilot will be credited with a month of participation for each calendar month the pilot is on a Company approved unpaid maternity, paternity or adoption leave of absence (including such leaves occurring before or after April 12, 2000), provided the pilot returns to work from such leave of absence. Leaves of absence must be granted pursuant to and in accordance with uniform rules applicable to all similarly situated employees of the Company. No earnings will be deemed for such months. In no event will a pilot receive more participation credit than the pilot would have received if the pilot had not been on such leave.

A-6- A pilot will be credited with a month of participation for each calendar month the pilot is on furlough (including all furloughs before or after the effective date of the Agreement). In no event will a pilot receive more participation credit than the pilot would have received if the pilot had not been furloughed.

A-7- If the annuity starting date of a pilot who has terminated employment occurs after his normal retirement date, the pilot's accrued benefit will be actuarially increased from the later of the pilot's normal retirement date or the date the pilot terminated employment to the pilot's annuity starting date.

A-8- The amount of the annual pre-retirement survivor benefit payable to a pilot's Eligible Spouse or Eligible Children will be modified to be equal to 25% of the pilot's Final Average Earnings or, if greater, 50% of the pilot's vested accrued benefit with years of participation projected to the pilot's age 60 or, if later, the pilot's date of death.

B.   Pilots' Directed Account Retirement Income Plan (the "PDAP").

B-1- The following modifications to the PDAP will take effect April 12, 2000.

B-2- The Company's contribution to the PDAP will be 11% of actual earnings. Earnings for the month of April, 2000 will be calculated as set out in the Letter of Agreement 00-4 signed April 14, 2000.

B-3- The one year of service eligibility requirement is eliminated and pilots will be eligible for the Company contribution to the PDAP effective on the later of April 12, 2000 or the pilot's date of employment as a pilot with the Company.

C.   Employee Stock Ownership Plan (ESOP) and Pilots' Directed Account Plan (PDAP)

C-1- The following modification to the ESOP will take effect January 1, 2000.

Page 466                                                                                               Letter 00-18

C-2- For purposes of Internal Revenue Code Section 415(c), any pilot after-tax contributions to the PDAP shall be the first adjustment followed by contributions to the ESOP due to flow back, pilot salary deferral contributions to the 401(k) portion of the PDAP, Company contributions to the ESOP, and finally Company contributions to the PDAP.

D.   Miscellaneous. The parties are committed to maintain current practices encouraging open access to information and ALPA input on a regular and timely basis with respect to retirement plan issues.

     IN WITNESS WHEREOF, the parties have signed this Letter of Agreement this 26th day of October, 2000.

WITNESS:

/s/ Ed Del Genio

/s/ Charles H. Vanderheiden

/s/ Peter R. Davis

/s/ Robert C. Sannwald

/s/ Thomas M. Sullivan

FOR UNITED AIR LINES, INC.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President- People

WITNESS:

/s/ J. Stephen Smith

/s/ Larry D. Schulte

/s/ Steven L. Senegal

/s/ Hal E. Stepinsky

/s/ Wendy J. Morse

FOR THE AIR LINE PILOTS IN THE SERVICE

OF UNITED AIR LINES, INC.

/s/ Duane E. Woerth

Duane E. Woerth, President

Air Line Pilots Association, International

/s/ F.C. Dubinsky

F.C. Dubinsky, Chairman

UAL-MEC.

Letter 00-19                                                                                                 Page 54

Life, Medical and Dental Insurance Modifications

LETTER OF AGREEMENT

between

UNITED AIRLINES, INC.

and

THE AIR LINE PILOTS

in the service of

UNITED AIRLINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

     THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended, by and between UNITED AIR LINES, INC. (hereinafter referred to as the "Company") and the AIR LINE PILOTS in the service of UNITED AIR LINES, INC. as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as "ALPA" or the "Association")

WITNESSETH:

     WHEREAS, the Company and the Association wish to state the Agreement they have reached with respect to the Welfare Benefit Plan,

     THEREFORE, it is mutually agreed that: The following changes to the Pilots' Welfare Benefit Plan will take effect upon ratification for an employee employed by the Company as a pilot who is either receiving pay as a pilot in active service, or is receiving sick pay as a pilot, or is on medical leave of absence, or is disabled per the Pilots' Disability Income Plan.

Medical and Dental Plan

A.   Traditional Medical Option

A-1- The Copayment Limit will be $1,500 per person with a family limit of $3,000.

A-2- Effective 60 days following the Date of Ratification of the 2000 Agreement a wellness program as described in Attachment A to this Letter of Agreement will be a covered expense under the Traditional Medical Option and the expenses will be payable at 80% after the deductible is satisfied..

Page 55                                                                                                 Letter 00-19

A-3- Hearing examinations, hearing aids and batteries for hearing aids will be covered expenses under the Plan and will be reimbursed at 80% after the deductible has been satisfied up to a maximum payment of $5,000 per person per lifetime.

A-4- An annual cervical cytology screening (which includes a pelvic examination, the collection and preparation of pap smear, and the associated lab and diagnostic services) will be a covered expense under the Plan, reimbursed at 80% up to a maximum payment of $150 per year and the expense will be reimbursed regardless of whether the covered person has met the deductible.

A-5- An annual PSA test for men age 50 and over will be a covered expense under the Plan, reimbursed at 80%, and the expense will be reimbursed regardless of whether the covered person has met the deductible.

A-6- The copayment for the Mail Order Prescription Drug Program shall be as follows:

A-6-a- $10 per 90 day supply of generic drugs

A-6-b- $20 per 90 day supply of brand name drugs

A-7- A right to reimbursement provision will be added to the Plan as follows:

"The Traditional Medical Option will have a right of reimbursement when the Plan has paid the medical expenses of a Plan participant, and the Participant later receives an award or settlement from a third party who caused the medical expenses. Reimbursement is limited to (a) minus (b) where (a) is the amount specified in the award or settlement for the Participant's medical expenses paid by the Plan, and (b) is the amount determined under (a) multiplied by a fraction. The fraction is equal to the Participant's total attorney's fees, costs and other expenses incurred in obtaining the award or settlement divided by the total award or settlement."

B.   Retiree Medical. The service requirement for eligibility for retiree medical shall be 5 years of continuous service. All other eligibility requirements shall remain the same.

C.   Traditional Dental Option

C-1- The non-orthodontia annual maximum benefit is $2,000 per person per calendar year.

C-2- The orthodontia maximum benefit is $2,000 per person per lifetime.

D.   Company Paid Life Insurance Benefit

D-1- The amount of Company Paid Life Insurance will be the greatest of the following:

D-1-a- $80,000,

D-1-b- One times the pilot's actual prior calendar year pay, rounded to the nearest $1,000, or.

Letter 00-19                                                                                                 Page 56

D-1-c- One times the pilot's monthly guarantee in effect on May 1 times 12, rounded to the nearest $1,000. The amount of Company Paid Life Insurance shall be adjusted effective November 1, 2000 based on the greatest of a or b above or the pilot's monthly guarantee in effect on November 1, 2000. Effective each March 1 thereafter, the life insurance benefit shall be based on the greatest of a and b above or the pilot's monthly guarantee in effect on the preceding January 1. The amount of

Company Paid Life Insurance payable with respect to a pilot shall be the amount determined as of the adjustment date immediately preceding the date of the pilot's death, or if the death occurs on the adjustment date the amount determined as of that adjustment date.

D-2- The amount of Company Paid Life Insurance provided to a grounded pilot who has attained age 60 shall be recalculated based on the appropriate second officer rates of pay then in effect on the date of recalculation and each year thereafter.

D-3- Earnings for Life Insurance will be computed using book rates for work performed through April 11, 2000, and actual monthly earnings thereafter.

E.   Pilot Disability Income Plan (PDI)

E-1- If a pilot is permanently grounded after reaching age 55 but prior to reaching age 60, the pilot's PDI benefit will be adjusted at age 60. The Company will determine the second officer assignment that the pilot could hold based upon the pilot's seniority, and the PDI benefit will be adjusted based upon the appropriate second officer rate of pay. Additionally, if a pilot is permanently grounded after age 60, the PDI benefit will be based on the greater of either the pilot's current rate of pay or any higher second officer rate of pay the pilot received in the preceding five (5) years. The formula presently used to calculate PDI benefits will remain the same. This provision is effective the date of signing of this Agreement, but, it will not apply to any pilot then currently receiving PDI benefits or to any pilot then currently on long-term sick leave leading toward approval for PDI benefits.

E-2- Earnings for PDI will be computed using book rates for work performed through April 11, 2000, and actual monthly earnings thereafter.

F.   Miscellaneous. The parties are committed to maintain current practices encouraging open access to information and ALPA input on a regular and timely basis with respect to Welfare Benefit Plan issues.

     IN WITNESS WHEREOF, the parties have signed this Letter of Agreement this 26th day of October, 2000.

Page 57                                                                                                 Letter 00-19

WITNESS:

/s/ Ed Del Genio

/s/ Charles H. Vanderheiden

/s/ Peter R. Davis

/s/ Robert C. Sannwald

/s/ Thomas M. Sullivan

FOR UNITED AIR LINES, INC.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President- People

WITNESS:

/s/ J. Stephen Smith

/s/ Larry D. Schulte

/s/ Steven L. Senegal

/s/ Hal E. Stepinsky

/s/ Wendy J. Morse

FOR THE AIR LINE PILOTS IN THE SERVICE

OF UNITED AIR LINES, INC.

/s/ Duane E. Woerth

Duane E. Woerth, President

Air Line Pilots Association, International

/s/ F.C. Dubinsky

F.C. Dubinsky, Chairman

UAL-MEC.

Letter 00-19                                                                                                 Page 58

ATTACHMENT A

Preventive Health Care and Immunization Guide for Children Birth - 18 Years
Schedule of Office Preventive Visits	- Within first 2 weeks - 2 months - 4 months - Between 6-9 months	- 15 months - 2 years - Once between 3-4 years	- 5 years - Once between 7-9 years - 12 years	- Once between 13 - 18 years
Components of Preventive Visits

- Physical &

medical history

- Height & weight

- Head circumference

- Ocular prophylaxis (typic

- Hemoglobin blood test

- Preventive health counseling and

education

- Dental health

- Subjective assessment of vision and hearing

- Developmental screening

- injury prevention

- Physical & medical history

- Height & weight

- Preventive health

Counseling and education

- Dental health

- Vision screen 3-4 years

- Subjective assessment of hearing

- Developmental screening

- Blood pressure

- Injury prevention

			- Physical & medical history - Height & weight - Preventive health counseling and education - Dental health - Vision screen - Hearing screen - Blood pressure - Injury prevention	- Physical & medical history - Height & weight - Preventive health counseling and education - Dental health - Blood pressure - Injury prevention.

Page 59                                                                     Letter00-19

ATTACHMENT A

Preventive Health Care and Immunization Guide for Children Birth - 18 Years

DtaP (Diphtheria, Tetanus,Ac ellular Pertussis)		X	X	X	X	X	Adult Td (Tetanus, Diphtheria)
OPV (OralPolio Vaccine)		X	X	6-15 months		X
Hib (Haemophl Usinfluenza b)		X	X	X	12-15 months
MMR (Measles, Mumps, Rubella)					12-15 months		Booster Between 11th - 12th year
Varicella (Chicken Pox)					12-18 months		Booster Between 11th - 12th year
HV (Hepatitis B)	X	2-4 months			6-18 months		X

Letter 00-19                                                                     Page 60

Preventive Health Care Guide for Adults

Adult Physical Examination	Every 5 years	Every 5 years	Every 2 years	Every 2 years	1 per calendar year	1 per calendar year
Blood Pressure Check	Every 2 years		Every 2 years		1 per calendar year
Blood cholesterol (Total and HDL)	Every 5 years		Every 2years		1 per calendar year
Hemoccult			Every year beginning at age 50		Every year
Flexible siClientoidoscopy or colonoscopy			Every year beginning at age 50		Every 5 years
Vision Screening					Every 1-2 years beginning at age 75
Tetanus-diptheria (Td) vaccine	Every 10 years	Every 10 years	Every 10 years	Every 10 years	Every 10 years	Every 10 years
Influenza vaccine					1 per calendar year
Pneumococcal vaccine					Once after age 65
Rubella
		Once in lifetime		Once in lifetime.

Page 61                                                                     Letter 00-20

Scheduling Commitment

UNITED AIRLINES

Captain F.C. Dubinsky, Chairman

UA/ALPA Master Executive Council

Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Re: UAL Pilot Scheduling Philosophy: Continual Improvement

Dear Captain Dubinsky:

This will confirm that, in section 6 negotiations leading up to the 2000 Contract, United and ALPA have committed to the following:

An explicit "UAL Pilot scheduling philosophy"

System Quality of Work Life (QWL) standards for domestic mainline pilot schedules

Enforceable plan for continued improvements in schedules and QWL Standards.

UAL Pilot Scheduling Philosophy - United and ALPA will strive to continually create less fatiguing, more reliable and more productive days of flying. In immediate support of this philosophy, within 60 days of ratification of the 2000 contract. United will implement the following:

-   Build night flying to specific standards to address fatigue and quality issues

-   Minimize excessive short or long layovers which cause reliability, quality and human factor issues

-   Build lines of flying with improved pairing purity and improved days on/off patterns. Demonstrated improvement in days off will be incorporated in these enhancements. These lines recognize seniority with an emphasis on concentrating high quality flying to the maximum number of senior lines.

Letter 00-20                                                                                                 Page 62

System Quality of Work Life Standards - The following standards will apply after ratification unless different standards are agreed upon by both the Company and

ALPA. These standards are contingent upon the elimination of the two for one rest provisions of the pilot working agreement, and based upon the daily 7 day domestic schedule:

-   No more than 55% of turns 1 in the same aircraft (System Average)

-   No more than 55% of the lines of flying will have 270 or more hours Time Away From Base, unless both the SSC and the Company determine this limit has an adverse impact on purity and quality.

Provide contractual trip and duty RIGs in the actual operation so as to create an economic incentive for the Company to minimize Time Away from base as well as providing an economic benefit to the pilot when Time Away From

Base becomes higher than scheduled. Schedules that do not meet these standards will not be published without agreement with ALPA. The techniques used to achieve these standards will be applied across all domestic mainline fleets consistently unless excepted by agreement with the SSC or by external events such as major ATC system disruption, government action affecting a fleet type, concerted labor activity, or a long term disruption of service due to a natural disaster.

Plan for Continual Improvement - The Company and ALPA will sponsor a Joint

Committee to monitor and evaluate how well the above standards serve both the pilots and the Company. Additionally, the Joint Committee will continue to explore methods to improve pilot schedules and quality of work life.

  The Joint Committee will convene immediately and will, within two (2) weeks, submit a working plan and schedule to the MEC Chairman and UAL's Chief Operating Officer for their approval. United will assign a full time analyst to this project for a period of at least six (6) months. The subcommittee will explore additional computer programming and other opportunities to implement changes to modify, improve and maintain schedule quality consistent with a changing airline. Reduction in Time Away from Home will be a high priority of the Committee's study. It will submit written progress

System Average a

a. System average (excluding charters) = Domestic B777, B767, A320,

B727, B300 and B737.

Standard

- Sits b > 2:00

b. Sits = Any ground time that is contained between flights within a duty period

4.0% Maximum

- Duty Periods >

12:00

6.0% Maximum

1.Turn = Any aircraft turn contained within a duty period.

Page 63                                                                                                 Letter 00-20

reports to the MEC Chairman and UAL's Chief Operating Officer at least once per month. No less than two weeks prior to the end of the six (6) month period, the subcommittee will submit written recommendations to the MEC Chairman and UAL's Chief Operating Officer for implementation of any such agreed to scheduling improvements and modifications. Upon approval by the MEC Chairman and UAL's Chief operating Officer, the recommendations will be implemented.

To the extent that the subcommittee is unable to reach agreement on any or all recommendations, the MEC Chairman or his designee and UAL's Chief

Operating Officer or his designee will convene a face-to-face meeting with the subcommittee to resolve any and all remaining issues.

If this accurately reflects our understanding, please sign and return two (2) copies for our files.

Sincerely,

/s/ Andy Studdert

Andy Studdert

Chief Operating Officer

United Airlines

Accepted and agreed to this 26th day of October, 2000.

/s/ F.C. Dubinsky

Captain F.C. Dubinsky

UAL-MEC Air Line Pilots Association.

Letter 00-21                                                                                                 Page 64

Flights Scheduled in Excess of 16 Hours

UNITED AIRLINES

Captain F.C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, Illinois 60018

Dear Captain Dubinsky,

This is to confirm that during the negotiations leading to the 2000 Agreement the parties agreed that the Company would be allowed to schedule non-stop flights in excess of sixteen (16) hours in two pilot aircraft under the following conditions:

1.  The maximum scheduled duty time shall be two (2) hours more than the scheduled flight time. Actual duty time shall not exceed the scheduled duty time by more than two (2) hours.

2.  The crew complement on flights scheduled in excess of sixteen (16) flight hours will be agreed upon by the parties with due consideration given to the recommendations of the "Joint Augmentation Study Committee''.

These rules will apply to non-stop flights in excess of sixteen (16) hours scheduled to geographic regions not specifically addressed in the current International Supplemental Agreement and new markets to geographic regions already addressed. At least ninety (90) days prior to initiating such new flying, representatives of the Company and the Association will meet to resolve operational issues relevant to the flying. If the representatives are unable to reach agreement on any operational issue(s), the unresolved issue(s) will be referred to the Senior Vice President of Flight Operations and the Master Chairman for resolution.

lf this accurately reflects our agreement. please sign and return two (2) copies for our files.

Sincerely,

/s/ William P. Hobgood

William P. Hobgood

Sr. Vice President- People

Accepted and Agreed to this 26th day of October, 2000

/s/ F.C. Dubinsky

Captain F. C. Dubinsky

UAL-MEC Chairman - Air Line Pilots Association.

Page 65                                                                                                 Letter 00-22

Short-term Disability

LETTER OF AGREEMENT

between

UNITED AIRLINES, INC.

and

THE AIR LINE PILOTS

in the service of

UNITED AIRLINES, INC.

as represented by

THE AIR LINE PILOTS ASSOCIATION,

INTERNATIONAL

     THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended, by and between UNITED AIR LINES, INC. (hereinafter referred to as the "Company") and the AIR LINE PILOTS in the service of UNITED AIR LINES, INC. as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as "ALPA" or the "Association")

WITNESSETH:

     WHEREAS, the Company and the Association wish to state the Agreement they have reached with respect to Short Term Disability

     THEREFORE, it is mutually agreed that the following provisions shall apply in the administration of a Short Term Disability policy: A pilot who is disabled due to illness, non-occupational injury or pregnancy, but whose disability does not qualify the pilot to receive Pilot Disability Income Benefits, will be eligible for Short Term Disability ("STD") benefits subject to the following:

a.   A pilot is eligible for STD from date of hire.

b.   Upon exhaustion of the pilot's non-occupational sick leave bank the company will pay the pilot an amount equal to 55% of pay based upon the minimum monthly guarantee for up to a maximum of 90 days. Partial months will be prorated on a calendar day basis (number of days disabled divided by the number of days in the bid month). Such benefit will be considered earnings for the Fixed Benefit Plan but will not be considered earnings for the purpose of any other employee benefit plan including, but not limited to, PDAP and Pilot Disability Benefits.

c.   To qualify for the benefit, the pilot must be under a doctor's care for treatment of the condition and the pilot must be medically unable to work. In the case of pregnancy, a pilot who requests STD will be considered medically unable to work. during the period of pregnancy and for a period of up to 90 days following the date of delivery.

Letter 00-22                                                                                                 Page 66

d.   If there are questions regarding the extent to which the pilot is disabled, the Company's Regional Medical Offices will be responsible for reviewing the medical documentation, requesting any additional information deemed appropriate, and approving the request. If there is disagreement between the Company physician and the pilot's physician, the pilot may request Medical Arbitration by a disinterested third party. If the pilot requests medical arbitration, the Company's doctor and the pilot's doctor will mutually agree upon a third physician to examine the pilot. The Medical Department will arrange for the consultation, and the decision of the majority will be binding on the Company and the pilot. The pilot and the Company will each be responsible for one half the fee of the mutually agreed upon examiner. A pilot who initiates medical arbitration will be provided with compensation pursuant to STD. This compensation will be refunded to the Company if the Company prevails in medical arbitration.

e.   This benefit is not payable (i) for any illness or injury arising out of or in the course of employment with UA for which the pilot is receiving Worker's

Compensation benefits, (ii) after termination of the pilot's employment with United, and (iii) for any disability that begins while a pilot is on an unpaid leave of absence.

f.   The STD benefit will be restored upon return to active employment as a line pilot for a period of 12 months which need not be consecutive (active employment is any month in which the pilot receives at least fifty (50) credit hours flight time credit and/or vacation credit).

     IN WITNESS WHEREOF, the parties have signed this Letter of Agreement this 26th day of October, 2000.

/s/ William P. Hobgood

William P. Hobgood

Senior Vice President

People

/s/ F.C. Dubinsky

Captain F. C. Dubinsky, Chairman

UA/ALPA Master Executive Council.

Page 67                                                                                                 Letter 00-23

"570" Seniori ty Dates

UNITED AIRLINES

September 27, 2000

Captain Frederick C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Re: Pilot Seniority Dates for ''the 570'' Pilot Group

Dear Captain Dubinsky,

This will confirm the parties agreement to change both the pilot and second officer seniority dates (the classification dates) and the company hire dates for the group of pilots commonly known as ''the 570'' from the date of May 17, 1985 to the date upon which each of these pilots actually commenced training. Those dates occurred during the period commencing on December l 1, 1984 and continuing through May 16, 1985.

This change will bring these dates of this group into conformity with the rest of

United's pilots. Attached hereto as Exhibit A is a list reflecting the date upon which members of the 570 commenced training, which date will become the new pilot and second officer seniority date and company hire date for each such pilot. The only exception to this is if the pilot's company hire date is earlier than the date displayed, in which case the earlier date will be retained.

The parties further agree that these new dates will affect the contractual rights and benefits of those pilots on a prospective basis only.

If this letter accurately reflects our agreement, please sign and return three (3) copies for our files.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President/Flight Operations

Accepted and agreed to this 26 day of October, 2000.

/s/ F.C. Dubinsky

Captain F.C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association.

Letter 00-24                                                                                                 Page 68

Year 2000 Training Commitments

October 26, 2000

Captain F. C. Dubinsky, Chairman

UAL-MEC Airline Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018-7180

Dear Rick,

During the negotiations leading to the 2000 Agreement, the parties agreed to the following:

-   The parties have jointly developed a display page to provide the means for a pilot to request a particular Pilot Instructor or Standards Captain prior to reporting to DENTK. The Company will honor such requests when doing so will not disrupt a Pilot Instructor's or Standards Captain's previously arranged schedule.

-   PI's acting as fill-in crew members will participate in PC/CQP/PT's to the same extent as that required of normal line pilots. Additionally, the Company will publish PC/CQP/PT fill-in guidelines in relevant Fleet and Flight Center documents. These fill-in guidelines will be distributed to each PI prior to serving as a fill-in on a checking assignment.

-  The parties have jointly developed a handout for type rated First Officers acting as Captains during training and PC/CQP/PT's. These handouts will be distributed to type rated First Officers prior to acting as a Captain during training and PC/CQP/PT's.

-   Probationary pilots taking their nine month PC/CQP will not be graded to different standards than those required to successfully complete the initial transition course.

-   With respect to Flight Operations Policy regarding home study prior to DENTK transition study, all transition course curricula are established independent of any home study considerations and, therefore, home study is not required prior to reporting to DENTK. All pilots will be treated fairly and consistently under this policy.

-   The parties will jointly develop a display page to provide the means for a pilot to request a hotel room for the night before reporting to DENTK for a PC/CQP. When requested, the Company will provide a hotel room the night before a PC/CQP.

This letter is intended to memorialize the above agreements.

Sincerely,

/s/ Stephen A. Forte.

Page 69                                                                                                 Letter 00-24

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Letter 00-25                                                                                                 Page 70

Trip Trade and Secondary Lines Modif icat ion Test

October 26, 2000

Captain F. C. Dubinsky, Chairman

UAL-MEC Airline Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018-7180

Dear Rick,

During the negotiations leading to the 2000 Agreement, the parties agreed to the following:

-   The Company will initiate a test to determine the feasibility of completing the "Big Pick" after the awarding and repairs of primary lines. Based upon the results of this test, the appropriate modifications, if any, will be made to Letter of Agreement 9-1.

-   The Company will initiate a test to determine the feasibility of posting and awarding or PBS selection of secondary lines.

-   Unlimited (first come, first served) active trip trading will open at noon local domicile time. If, after one hundred and twenty (120) days, the SSC reports continued difficulty accessing trip trading then unlimited trip trading will be opened on separate days or additional access to UNIMATIC will be provided.

This letter is intended to memorialize the above agreements.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations.

Page 71                                                                                                Letter 00-26

Electronic Communication

October 26, 2000

Captain F. C. Dubinsky, Chairman

UAL-MEC Airline Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018-7180

Dear Rick,

During the negotiations leading up to the 2000 Agreement, the parties agreed that the Company will consult with ALPA in the development of a system and procedures for communicating electronically with pilots.

This letter is intended to memorialize that agreement.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations.

Letter 00-27                                                                                                 Page 72

New Hire OMC Eligibilit y

November 28, 2000

Captain F.C. Dubinsky, Chairman

UAL-MEC AIr LIne PIlots Association

6400 Shafer Court, Suite 700

Rosemont, Illinois 60018

Dear Rick,

This letter is to confirm our recent conversation in which we agreed that upon report to DENTK for initial training a new hire pilot will be eligible to travel OMC as outlined in the Flight Operations Manual. This eligibility remains throughout his/her probationary period and is only discontinued if the pilot's employment is terminated from United Airlines.

/s/ Stephen A. Forte

Stephen A. Forte

Senior Vice President

Flight Operations.

Page 73                                                                                                 Letter 00-28

Anchorage Closing

United Airlines

December 15, 2000

Captain F.C. Dubinsky, Chairman

UAL-MEC AIr LIne PIlots Association

6400 Shafer Court, Suite 700

Rosemont, Illinois 60018

Dear Rick:

Due to the closing of the Anchorage domicile, and recognizing the unique geographic circumstances associated with this domicile, a pilot who holds an Anchorage bid and exercises a bump under Section 8-O of the 2000 Agreement ("the Agreement") will be eligible for the following provisions:

1.   A pilot will be entitled to a paid move under the provisions of Section 10 of the Agreement. However, if the pilot is moving his primary residence from Alaska, the pilot will have up to thirty-six (36) months from the date of activation in his new assignment to complete his household move.

2.   If a pilot who holds an Anchorage bid never exercised his paid move entitlement as stated in Section 10-A-3-g of the Agreement, the Company will pay to move his household goods from Alaska, even if he bumps back to the domicile at which he was based prior to receiving his Anchorage bid. However, the Company will only pay to move household goods after the pilot has first exhausted the 1000-pound NRSA COMAT limits.

3.   The three (3) transfer days addressed in Section 10-A-2-a and 10-A-3 of the Agreement will be increased to five (5) days.

4.   A pilot will be eligible for up to four (4) house hunting days to be used consecutively; with the understanding that the Company will only reimburse house hunting expenses for up to four (4) days and three (3) nights.

Letter 00-28                                                                                                 Page 74

5.   An Anchorage pilot covered by this letter, and who maintains his primary residence in Alaska, shall be provided BP-3 NRPS transport between Anchorage and his domicile for each scheduled trip pairing or for each consecutive series of reserve days until the day the pilot completes his household move from Alaska or December 23, 2002, whichever occurs earlier. Provided the pilot has not relocated his primary residence from Alaska prior to December 23, 2002, he will be eligible for BP-7 NRSA transportation between Anchorage and his domicile for each scheduled trip pairing or for each consecutive series of reserve days until the day the pilot completes his household move from Alaska or December 23, 2002, whichever occurs earlier.

6.   A pilot and his eligible dependents will be entitled to a one-way BP-3 NRPS ticket from Anchorage for the purpose of relocating to a new primary residence.

7.   If a pilot exercised a paid move entitlement after receiving his Anchorage bid and moved more than 25,000 pounds to Alaska (as reflected in Company records), the pilot will, as a result of exercising his bump, be eligible to move up to the same amount of household goods from his Alaska primary residence to his new residence.

8.   Should a pilot choose to drive a vehicle from Alaska to his new domicile/residence, the pilot will be eligible for a number of travel days equal to the distance between Anchorage and and the pilots new domicile divided by 400. These travel days must be used consecutively, and the pilot must furnish receipts (e.g. gas, meals, lodging, etc.) to document that he did drive during the travel day period.

9.   A pilot who maintains his primary residence in Alaska will retain parking privileges at Anchorage International Airport until he completes his household move.

10.   Until November 22, 2001, a pilot who maintains his primary residence in

Anchorage and who travels from Anchorage to Denver for a PC/CQP/PT will be eligible for a travel day immediately prior to and immediately following the training event.

11.   A pilot will not be scheduled for training over the 2000 Christmas holiday.

12.   The Company will make every effort to allow a pilot to move a training date for the purpose of avoiding a planned vacation, unless such an action results in a lost training slot or adversely impacts the needs of the operation.

13.   As a clarification, the provisions of Section 11-E-3 will apply to a pilot's vacation assignments.

14.   The Company will continue to provide support for ANCFO until the Anchorage domicile is closed.

Page 75                                                                                                 Letter 00-28

15.   Any pilot who bumps from Anchorage as a result of the domicile closing will be entitled to "grandfather" rights back to Anchorage should the Company reopen an Anchorage domicile prior to November 22, 2005. A pilot returning to the Anchorage domicile under this provision will be entitled to activation into the assignment that he has seniority to hold systemwide. A pilot's "grandfather" rights will expire on November 22, 2005, or on the date the Company offers the pilot an Anchorage domicile assignment, if earlier, regardless of whether the pilot accepts or rejects the assignment.

16.   Except as specifically modified by this letter, the provisions of Section 8 and Section 10 of the Agreement will apply to the Anchorage domicile closing.

17.   The Company and the Association agree that this letter of agreement encompasses the complete and final entitlement available to pilots bumping from Anchorage as a result of the domicile closing.

18.   The parties agree that this letter of agreement is entered into on a no precedent basis and will not be used by either party in any similar future situation.

If this accurately reflects our understanding, please sign and return two copies of this letter for our files.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 28th day of November, 2000.

/s/ F.C. Dubinsky

Captain F.C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association.

Letter 00-29                                                                                                 Page 76

Navigating Change Workshop

United Airlines/ALPA

December 2000

To all United Pilots,

You may have heard that a committee of four ALPA and four Company appointees has been working for many months on an educational project about minority and gender issues that are relevant to our United pilot group. A letter of Agreement signed by the Association and the Company directed this project. As a result of this joint initiative, some permanent changes will be made, most notably to our instructor training and to our new-hire curriculum.

The initial activity is a seminar called the "Navigating Change Workshop." This workshop is directed to pilots who are in leadership positions: primarily LCA's, DENTK personnel, ALPA officials and Flight Operations management. The purpose of the workshop is to give these leaders enough understanding of diversity related issues to provide relevant and guidance to fellow pilots who have had problems or difficulties working with pilots of a different race, gender or other minority status.

We believe this goal has been achieved. The workshop will provide useful information and techniques to recognize and avoid participating in inappropriate behavior and also to constructively respond to inappropriate behavior should it occur, either as an individual or with ALPA and Company support. It is far more comprehensive than previous efforts to address this subject.

Many of you will not be required to attend the workshop; however, you may be affected by it. We want you to have factual information about what it is. These workshop issues are an easy "lightening rod" for criticism, usually not based on program content, but rather on the point of view of the observer. The joint development committee has succeeded in developing a program based entirely on common sense and maturity -- and it requires only these two values be used when viewing or commenting on its content. We believe this program will prove to be of great value to all of our pilots.

/s/ Steve

Steve Forte

Senior Vice President

Flight Operations

/s/ Rick

Rick Dubinsky

Chairman

UAL-MEC.

Page 77                                                                                                 Letter 00-30

Modifications to the Flight Safety Awareness Program

United Airlines

Captain F.C. Dubinsky, Chairman

UAL-MEC AIr LIne PIlots Association

6400 Shafer Court, Suite 700

Rosemont, Illinois 60018

Dear Rick:

This letter confirms our agreement concerning the following ancillary issues related to the administration of the Flight Safety Awareness Program (FSAP):

1.   The ALPA representative on the Event Review Committee (ERC) shall be compensated by United Airlines for all flight pay loss, including all applicable overrides, resulting form the time lost for duties performed for the ERC.

2.   Any pilot participating in the FSAP who is removed from a schedule shall be compensated by United Airlines for all flight pay loss, provided the pilot continues to participate in the program

3.   In the event that United Airlines fails to satisfy its obligation under the FSAP to prepare and file a NASA report for an incident reported by a pilot to the FSAP, and a resulting FAA enforcement action over that incident results in the pilot suffering a loss of income, United shall make the pilot whole for all loss of income.

4.   The steering committee for the FSAP and the Flight Operations Quality Assurance (FOQA) program shall be composed of the same individuals.

If this letter accurately reflects our understanding on the above four points, please sign and return two copies of this letter.

Best regards,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 14 day of December, 2000.

Letter 00-30                                                                                                 Page 78

/s/ F.C. Dubinsky

Captain F.C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association.

Page 79                                                                                                 Letter 00-31

Implementation of New Contract Provisions

United Airlines

December 15, 2000

Captain F.C. Dubinsky, Chairman

UAL-MEC

6400 Shafer Court, Suite 700

Rosemont, Illinois 60018

Dear Rick:

We have concluded our evaluation and analysis regarding the timing of the implementation of the new provisions of the Pilot Agreement. After extensive discussion by the Company and ALPA negotiating committees, we have agreed to the following:

1.   The 78 hour guarantee will remain in effect for the month of January.

2.   The 75 hour guarantee will become effective with February schedules provided the following provisions are implemented:

2-a- The Aggressive and Active reserve provisions will be effective February 1, 2001. However, the procedure for short calls for reserves will be effective 4/1/01.

2-b- Pay protection on the 20th of the month will be effective on November 1, 2000 and paid for the months of November and December as soon as possible. For January through March, any pay resulting from this provision will be paid on the 15th of the month following the month in which a pilot would normally receive his actual performance pay. This provision will be programmed no later than April 1, 2001.

2-c- The Senior/Junior manning concept will be programmed no later than May 1, 2001. In the interim period, the provision of the 1994 Pilot Agreement will remain in effect (Junior manning).

2-d- All of the additional provisions of Sections 5 and 20 will be effective and implemented with the January 2001 schedules, except as follows:

2-d-1- 5.B.2.b - Reserve Cap - will be effective 2/1/01

2-d-2- 5.G.1.e and 5.G.2.b.5 - Crosstown Duty Time - will be effective 3/1/01.

If this accurately reflects our understanding, please sign and return three (3) copies for our files.

Sincerely,

/s/ Ed Del Genio

Ed Del Denio

Director, People Services - Flight

Letter 00-31                                                                                                 Page 80

United Airlines 2000 ALPA

Accepted and agreed to this 12 day of December, 2000.

/s/ F.C. Dubinsky

Captain F.C. Dubinsky, Chairman

UAL/ALPA Master Executive Council.

Page 81                                                                                                   Letter 01-1

777 over 12-hour Flights

United Airlines

Captain F.C. Dubinsky

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Rick,

As a result of discussions between the parties, it has been agreed that the Company may operate B777 two (2) pilot aircraft on a single segment consisting of a Pacific Crossing of more than twelve (12) and less than sixteen (16) hours.

The crew complement will consist of a Captain and three (3) First Officers who hold an ATP certificate with a type rating in the operating aircraft.

The duty time limitations of Section 3-A-7 and Section 3-N-3 and the legal rest minimums of Section 3-M of the International Agreement shall apply. The designated pilot rest facility will be as follows:

B777 (with First class Suite) 2 First Class Suites (3A and 3J)

B777 (with the cockpit crew bunk and no First Class Suite)

Crew Bunk Facility and 2 Business class seats (Left bulkhead window and aisle)

The Company may not substitute any other B777 aircraft to accomplish this flying which does not have the required rest facility outlined above. The new overhead bunk facility once available from Boeing will be installed during each aircraft's heavy maintenance visit.

Flight Operations will work with the Onboard Division to seek opportunities to minimize flight attendant activity in the area of door 1L during periods of pilot crew rest. Should these arrangements prove unsatisfactory, either ALPA or the Company may terminate this agreement with sixty (60) days notice prior to the awarding of pilot monthly schedules in the B777 domicile in which the scheduled flying described above is assigned.

If this accurately reflects our understanding, please sign and return two copies for our files.

Sincerely,

/s/ Stephen A. Forte

Letter 01-1                                                                                                   Page 82

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 5th day of January, 2001.

F.C. Dubinsky

F.C. Dubinsky, Chairman

UAL-ALPA MAster Executive Council.

Page 83                                                                                                   Letter 01-2

Chicago Honolulu Augmentation

United Airlines

Captain F.C. Dubinsky

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Rick,

As a result of discussions between the parties, it has been agreed that the Company may operate on a scheduled or substituted basis B747-400 and/or B777 two (2) pilot aircraft on a single segment scheduled for more than eight (8) hours in the Chicago Honolulu Market.

The crew complement will consist of a Captain and two (2) First Officers who hold an ATP certificate with a type rating in the operating aircraft. The flight will be the only segment scheduled in the duty period. The duty period will not be scheduled for more than 13 1/2 hours and the pilot will not be required to remain on duty in excess of 15 1/2 hours. With his concurrence, he may remain on duty up to a maximum of sixteen (16) hours. The pilots shall have at least 18 hours scheduled free from duty with sixteen (16) hours considered to be actual minimum. With the concurrence of the SSC, the scheduled eighteen (18) hour minimum may be reduced to sixteen (16) hours.

The designated pilot rest facility will be as follows:

B747-400 Crew Bunk Facility

B777 (with the First Class Suite) 1 First Class Suite (3A or 3J)

B777 (with the cockpit crew bunk and no First Class Suite)

Crew Bunk Facility and 1 Business Class Seat (Left Bulkhead aisle)

The Business Class Seat will be for the exclusive use of the crew and the seat next to this seat will be assigned or occupied only if it is the last available seat in the Business class cabin.

The Company may not substitute an aircraft to accomplish this flying that does not have the required rest facilities outlined above.

Flight Operations will work with the Onboard Division to seek opportunities to minimize flight attendant activity in the area of door 1L during periods of pilot crew rest. Should these arrangements prove unsatisfactory, either ALPA or the Company

Letter 01-2                                                                                                   Page 84

may terminate this agreement with 60 days notice prior to the awarding of pilot monthly schedules in the equipment domicile in which the scheduled flying described above is assigned.

If this accurately reflects our understanding, please sign and return two copies for our files.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 5th day of January, 2001.

F.C. Dubinsky

F.C. Dubinsky, Chairman

UAL-ALPA MAster Executive Council

Page 85                                                                                                   Letter 01-3

New Hire First Officer

United Airlines

January 12, 2001

Captain F.C. Dubinsky, Chairman

UAL-MEC

6400 Shafer Court, Suite 700

Rosemont, Illinois 60018

Dear Captain Dubinsky,

On March 29, 1995, the parties agreed to not assign new-hire pilots for their initial assignment to wide-body First Officer positions in an international operation. After discussions with ALPA regarding this agreement, the parties have agreed to modify this restriction in Letter 99-8 (Wide-Body First Officer) to the following extent to allow a new hire to be initially assigned to a B-757/767 First Officer position under the following conditions:

1.   The new-hire pilot will be assigned to domestic flying until he has performed a minimum of 250 actual hours of flying.

2.   The new-hire pilot will not be awarded a lateral to another international B-757/767 domicile until he has completed the required 250 actual hours of domestic flying.

If this adequately reflects our discussion and our agreement, please sign and return two (2) copies to me for our files.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 21st day of January, 2001.

/s/ F.C. Dubinsky

Captain F.C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association

Letter 01-4                                                                                                   Page 86

Bump Notification and Training Notification Changes

United Airlines

Captain F. C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer court, Suite 700

Rosemont, IL 60018

Dear Rick,

The parties have agreed to amend the 2000 pilot Agreement as follows:

1.  Revise the second sentence in Section 8-K-1 to read: "Such notice shall be given not less than thirty (30) days nor more than one hundred twenty-five (125) days prior to the date of displacement."

2.   Revise Section 9-B-1-a to read: "All pilots shall be notified as far in advance as possible but in no case less than fourteen (14) days prior to being scheduled to receive transition or extended training of five (5) days or more. However, if a pilot is returning to work from an absence and he needs requalification or transition training, this fourteen (14) day minimum notification may be reduced to seven (7) days. These minimum notification requirements may be further reduced only with pilot concurrence. Official notice of training assignments will be conveyed through the pilot's Company mail box and by electronic notification. If, however, a pilot's schedule shows that he does not have any duty following the initiation of the notice, or that the pilot has not checked the electronic notification, the company will make an effort to contact him by telephone within seven (7) days of the original notification. If this attempt is unsuccessful, a letter will be sent by U.S. mail to his home of record. If a pilot volunteers for training with less than fourteen (14) days notice of a training assignment of this type and does not have a scheduled calendar day off between the time of notification and the time he is required to depart his domicile, he will be provided with a calendar day off within seven (7) days from departing his domicile."

Since these changes were agreed to prior to the publication of the 2000 pilot

Agreement, these amendments will be incorporated into the body of the Agreement and this letter will be referenced in Section 22.

Page 87                                                                                                   Letter 01-4

If this accurately reflects our understanding, please sign and return two copies of this letter for our files.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 17th day of January, 2001

/s/ F.C. Dubinsky

Captain F. C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association

Letter 01-5                                                                                                   Page 88

Annual Vacat ion Bidding for Pilots Surplussed out of a Closing Domicile

Captain F. C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association

6400 Shafer Court, Suite 700

Rosemont, IL 60018

Dear Rick,

Notwithstanding the provisions of Section 11-D of the Agreement, the parties have agreed that pilots surplussed as a result of an equipment domicile closing who are awarded a bump but are not on the domicile roster at their new assignment as of January 1, will be permitted to bid their annual vacation during the annual vacation bidding period at their bump assignment.

Since this change was agreed to prior to the publication of the 2000 pilot Agreement, this amendment will be incorporated into the body of the Agreement and this letter will be referenced in Section 22.

If this accurately reflects our understanding, please sign and return two copies of this letter for our files.

Sincerely,

/s/ Stephen A. Forte

Captain Stephen A. Forte

Senior Vice President

Flight Operations

Accepted and agreed to this 17th day of January, 2001

/s/ F.C. Dubinsky

Captain F. C. Dubinsky, Chairman

UAL-MEC Air Line Pilots Association